Exhibit 10.15

PARTIAL REQUIREMENTS SERVICE AGREEMENT

BETWEEN

DUKE POWER COMPANY LLC

d/b/a DUKE ENERGY CAROLINAS, LLC

AND

PIEDMONT ELECTRIC MEMBERSHIP CORPORATION

DATED AS OF MAY 12, 2006

6.2	Curtailments of Load.	45

6.3	Emergency Load Curtailment Program.	45

6.4	Substitute Energy.	46

6.5	Substitute Energy Costs.	46

Article 7 Capacity and Energy Charges		46

7.1	Charges During Commencement Date - December 31, 2006.	46

7.2	Charges During January 1, 2007 – December 31, 2010.	51

7.3	Charges Commencing January 1, 2011.	55

7.4	Monthly Reserve Capacity Charges.	57

7.5	Payment.	58

7.6	Determination of EMC Capacity and Energy Demands.	58

Article 8 Scheduling Agent Services		59

8.1	Appointment of Duke as Scheduling Agent.	59

8.2	Scheduling Policies.	59

8.3	Protocols.	59

8.4	Scheduling Agent Services (Commencement Date through December 31, 2010).	59

8.5	Scheduling Agent Services (January 1, 2011 through Termination).	60

8.6	New EMC Resources.	61

8.7	Errors in Schedules.	61

8.8	EMC Responsibilities.	61

8.9	Duke’s Liability.	62

8.10	Termination Assistance Service.	62

Article 9 Transmission and Ancillary Services		62

9.1	Delivery Obligations.	62

9.2	Transmission Arrangements.	62

9.3	Ancillary Services.	62

9.4	Regional Transmission Organization.	63

Article 10 Operating Committee		64

10.1	Operating Committee.	64

10.2	Duties of the Operating Committee.	64

Article 11 Demand Side Management		64

11.1	Availability of Demand Side Management Resource Programs.	64

11.2	Changes to Demand Side Management Resource Programs.	64

11.3	Credits.	64

11.4	Necessary Arrangements.	65

11.5	Start-Up Conditions.	65

11.6	Periodic Testing.	65

11.7	EMC Demand Side Management.	66

Article 12 Modification of This Agreement		67

12.1	Unilateral Modification.	67

12.2	Mobile-Sierra Public Interest Standard.	67

12.3	Changes To Certain Charge Components.	67

12.4	Standard of Review for Permitted Changes.	68

12.5	Scope of Waiver.	68

Article 13 Billing and Payment		68

13.1	Billing Period.	68

13.2	Billing Statements.	68

13.3	Timeliness of Payment.	69

13.4	Netting of Payments.	69

13.5	Disputes and Adjustments of Statements.	69

13.6	Records and Audits.	70

Article 14 Dispute Resolution		72

14.1	Arbitration.	72

14.2	Negotiation and Notice of Arbitration.	72

14.3	Individual, Joint or Consolidated Arbitration.	72

14.4	Selection of Arbitration Process.	73

14.5	Initiation of Arbitration.	74

14.6	Arbitration Processes.	74

14.7	Decision.	77

14.8	Expenses.	78

14.9	Effect of Dispute Resolution Procedures.	78

14.10	Confidentiality.	78

Article 15 Credit and Collateral Requirements		78

15.1	Posting of Collateral.	78

15.2	Material Adverse Changes.	78

15.3	Continuing Nature of Collateral Requirement.	79

15.4	Interest on Cash Used as Collateral.	79

15.5	Grant of Security Interest/Remedies.	79

15.6	Notice, Information.	80

15.7	Definitions.	80

Article 16 Additional Terms		82

16.1	Representations Warranties and Covenants.	82

16.2	Assignment.	85

16.3	Liability and Indemnification.	86

16.4	Force Majeure.	87

16.5	Events of Default and Remedies.	88

16.6	Confidential Information.	90

16.7	Governmental Liabilities.	91

16.8	Choice of Law.	92

16.9	Survival of Obligations.	92

16.10	Entire Agreement.	92

16.11	Cost Projections.	92

16.12	Unique Agreement.	93

16.13	No Transfer of Rights.	93

16.14	No Partnership.	93

16.15	Third Parties.	93

16.16	Waiver.	93

16.17	Time of Essence.	93

16.18	Headings.	94

16.19	Severability.	94

16.20	Counterparts.	94

16.21	No Public Announcement.	94

16.22	Notices.	94

16.23	No Dedication of the System.	95

16.24	Stranded Costs.	95

16.25	Electric Peak Load and Energy Information to be provided by EMC.	96

16.26	Demand and Energy Charge and Rate Information to be Provided by Duke.	96

16.27	Further Assurances.	96

16.28	Applicable Laws and Regulations.	96

16.29	Equitable Relief	96

16.30	PURPA Assistance.	96

16.31	SERC and NERC Data Reporting and Compliance Assistance.	96

SCHEDULES

1	Annual Production Capacity and Energy Rates

ATTACHMENTS
3-1	Calculation of the Excess Annual Capacity Charges in the Duke-Blue Ridge Agreement, Duke-Piedmont Agreement and Duke-Rutherford Agreement

4-1	EMC’s Base Obligation and Fixed Forward Resource

4-2	Calculation of Reduction to EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods

4-3	Partial Requirements Resources

7-2	Calculation of the Monthly Demand Charges in the Duke-Blue Ridge Agreement, Duke-Piedmont Agreement and Duke-Rutherford Agreement

7-3	Calculation of Piedmont Allocated Share of Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

7-4	Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

7-5	Example showing Calculations of Piedmont Energy Purchase Amounts and Piedmont Energy Credit Amount

7-6	Example showing Calculations of EMC Group Energy Purchase Amounts and EMC Group Energy Credit Amount

7-7	Example showing the calculation of Monthly Billing Demand under Section 7.2.6.3.2

7-8	Examples showing the calculation of Monthly Billing Demand under Section 7.3.2.2

7-9	Demand Rate Adjustment Percentage and Annual Percentage

7-10	Example of Demand Rate Adjustment Percentage and Annual Percentage

8-1 I	Terms and Conditions for the Scheduling of Power Supplied by North Carolina Electric Membership Corporation to its Independent Members

8-1 II	Terms and Conditions for Obtaining Transmission Services Adequate to Deliver from the Interface Points Established under the Wholesale Power Supply Agreement of NCEMC for Sales to its Independent Members

PARTIAL REQUIREMENTS SERVICE AGREEMENT

BETWEEN

DUKE POWER COMPANY LLC

d/b/a DUKE ENERGY CAROLINAS, LLC

AND

PIEDMONT ELECTRIC MEMBERSHIP CORPORATION

THIS PARTIAL REQUIREMENTS SERVICE AGREEMENT, dated as of May 12, 2006, is entered into by and between Piedmont Electric Membership Corporation, a corporation organized and existing under Article 2 of Chapter 117 of the General Statutes of North Carolina, together with any permitted successor or assignee (“EMC” or “Piedmont”), and Duke Power Company LLC, d/b/a Duke Energy Carolinas, LLC, a limited liability company organized and existing under the laws of North Carolina, together with any permitted successor or assignee (“Duke”). Hereinafter, Duke and EMC are sometimes also referred to individually as a “Party” or collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, Duke is engaged in the business of generating, transmitting, and distributing electric capacity and energy in portions of the States of North Carolina and South Carolina, and provides electric service to retail and wholesale customers; and

WHEREAS, EMC is an electric membership corporation that provides retail electric service to its members in the State of North Carolina, and is authorized to purchase electric energy at wholesale for resale; and

WHEREAS, EMC is a member of North Carolina Electric Membership Corporation (“NCEMC”) and is a party to the WPSA; and

WHEREAS, EMC is a party to the PPA; and

WHEREAS, EMC has elected to arrange independently from NCEMC for its future requirements for electric capacity and energy in addition to those to which EMC has entitlements under existing contractual arrangements; and

WHEREAS, EMC has reviewed its future needs for electric capacity and energy and Scheduling Agent Services and has determined that in order for EMC to provide for a portion of EMC’s Native Load, EMC is willing to purchase electric capacity and energy from Duke and is also willing to purchase Scheduling Agent Services from Duke for the duration of, and subject to the terms of, this Agreement; and

WHEREAS, Duke is willing to plan and provide for the electric capacity and energy requirements needed to meet a portion of EMC’s Native Load and to provide Scheduling Agent Services for the duration of, and subject to the terms of, this Agreement; and

WHEREAS, Duke and EMC have agreed to the terms and conditions upon which the sale of electric capacity and energy and provision of Scheduling Agent Services may be conducted between the Parties.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1

Definitions

1.1	Definitions.

Defined terms in this Agreement are capitalized. The defined terms used in this Agreement have the following meanings:

“Accounting Requirements” shall have the meaning specified in Section 15.7.

“Administrator” shall mean the RUS Administrator.

“Adverse Ruling” shall have the meaning specified in Section 3.1(c).

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Partial Requirements Service Agreement, together with each Schedule and Attachment, each as amended from time to time.

“Ancillary Services” means any and all ancillary services provided by the Transmission Provider in connection with any Transmission Service arranged by EMC for the delivery of electric energy provided under this Agreement from the Delivery Point.

“Annual Capacity Factor” shall have the meaning specified in Section 4.3.3.1.

“Annual Capacity Price” shall have the meaning specified in Section 3.5.2.3.1, 3.5.2.3.2, 3.5.2.3.3 or 7.2.2, as applicable.

“Annual Capacity Quantity” shall have the meaning specified in Sections 3.5.2.3.1, 3.5.2.3.2, 3.5.2.3.3 or 7.2.2, as applicable.

“Annual Percentage” shall be calculated as shown on Attachment 7-9.

“Annual Planning Period” means, the period (as of the Commencement Date either May through September or October through April) designated in the then most recent Duke Annual Plan (or the successor thereto) that Duke files with the NCUC as the period during which Duke’s annual peak load is projected to occur; provided, that in the event that NCUC ceases to require Duke to file or filing becomes voluntary and Duke ceases to file the Duke Annual Plan (or a successor thereto) with the NCUC, “Annual Planning Period” shall mean the period (either May through September or October through April) in which Duke’s annual peak load is projected to occur under the generation planning criteria for Duke’s Generation System used by Duke to meet Duke’s Native Load.

“Assignment for Security” shall have the meaning specified in Section 16.2.2.

“Bankrupt” means that the Defaulting Party or any guarantor of such Party:

(i) is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation;

(v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or substantially all of its assets;

(vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets;

(viii) causes or is subject to any event with respect to it which, under the applicable Laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) inclusive; or

(ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Bankruptcy Code” means Title 11 of the United States Code or any successor thereto.

“Base Annual Capacity Charge” means the charge set forth in Section 3.5.2.3.4 or 7.2.2, as applicable.

“Baseload Resources” means the Partial Requirements Resources identified as Baseload Resources in Attachment 4-3.

“Billing Dispute Notice” shall have the meaning specified in Section 13.5.

“Billing Period” means the period beginning on the Commencement Date and ending on the last Day of the Month in which the Commencement Date occurred, and each succeeding Month thereafter.

“Blue Ridge” means Blue Ridge Electric Membership Corporation.

“Blue Ridge Energy Credit Amount” means the Blue Ridge Energy Credit Amount as determined in Section 7.1.5.9 of the Duke-Blue Ridge Agreement.

“Blue Ridge Energy Purchase Amount” means the Blue Ridge Energy Purchase Amount as determined in Section 7.1.5.9 of the Duke-Blue Ridge Agreement.

“Business Day” means any Day other than Saturday, Sunday, or any Day on which the Federal Reserve member banks are not open for business.

“Catawba Nuclear Station” means that certain nuclear power plant located near Rock Hill in York County, South Carolina.

“CFC” shall have the meaning specified in Section 15.7.

“Claiming Party” shall have the meaning specified in Section 16.4.

“Claims” means all third party claims or actions, threatened or filed, and whether groundless, false, or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys’ fees, and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

“CoBank” shall have the meaning specified in Section 15.7.

“Combined Cycle Resources” means the Partial Requirements Resources identified as Combined Cycle Resources in Attachment 4-3.

“Commencement Date” shall have the meaning specified in Section 2.1.1.

“Commercially Reasonable Efforts” means efforts which are reasonably within the contemplation of the Parties at the Effective Date; which require the performing Party that is acting in good faith to take action or expend funds reasonably in relation to the benefit to be obtained by the other Party; and that require a level of effort which would be devoted by an independent entity reasonably in the electric utility industry in light of all of the relevant circumstances.

“Confidential Information” means any documents, analyses, compilations, studies, or other materials prepared by a Party or its Representatives that contain or reflect either (a) any costs of Duke’s Generation System, including system average costs, System Incremental Costs, Territorial Incremental Costs, and Territorial Decremental Costs, or (b) written or oral data or information that is privileged, confidential, or proprietary and is marked as “Confidential.” “Confidential Information” shall also mean all subsequently prepared documents, analyses, compilations, studies, or other materials by a Party or its Representative that are derived from previously marked “Confidential” data or information. Notwithstanding the foregoing, information shall not be deemed Confidential Information if it:

(i) is a matter of public knowledge at the time of its disclosure or is thereafter published in or otherwise ascertainable from any source available to the public without breach of this Agreement,

(ii) constitutes information which is obtained from a third party (who or which is not an Affiliate of one of the Parties) other than by or as a result of unauthorized disclosure, or

(iii) prior to the time of disclosure had been independently developed by the receiving Party or its Affiliates not utilizing improper means.

“Control Area” means an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to match the power output of the generators within the electric power system and electric energy imported into the electric power system, with the load located within the electric power system.

“Cover Costs” shall have the meaning specified in Section 6.4.

“CP&L” means Carolina Power & Light Company (d/b/a Progress Energy Carolinas, Inc.).

“CPR” shall have the meaning specified in Section 14.1.

“Day” means a day, commencing at 00:00:00 Eastern Time of such calendar day and ending 23:59:59 Eastern Time of the same calendar day.

“Debt Service Coverage Ratio” shall have the meaning specified in Section 15.7.

“Defaulting Party” shall have the meaning specified in Section 16.5.1.

“Delivery Points” means any available points on the Transmission System where electric energy is delivered for Transmission Service.

“Demand Rate Adjustment Percentage” shall be calculated as shown on Attachment 7-9.

“Demand Side Management Resource Programs” means the demand side management resource programs that Duke makes available to Duke’s Native Load retail customers within the State of North Carolina under riders approved and on file with the NCUC, as such riders may be amended from time to time.

“Depreciation and Amortization Expense” shall have the meaning specified in Section 15.7.

“Dispatched Baseload Resources” means the Baseload Resources that Duke dispatches pursuant to Section 4.3.4.

“Dispatched Combined Cycle Resources” means the Combined Cycle Resources that Duke dispatches pursuant to Section 4.3.3.

“Disputed Amount” shall have the meaning specified in Section 13.5.

“Duke” shall have the meaning specified in the first paragraph hereof, provided that for purposes of this Agreement “Duke” shall not include Duke Transmission and provided further, Duke intends to effectuate a name change to Duke Energy Carolinas, LLC and upon the effectiveness of such name change, references to “Duke” shall mean Duke Energy Carolinas, LLC.

“Duke Annual Plan” means the Annual Report Duke is required to file with the NCUC in accordance with NCUC Rule R8-60 or successor thereto. In the event Duke is no longer required to file the Annual Report with the NCUC or filing becomes voluntary, “Duke Annual Plan” shall mean the generation planning criteria for Duke’s Generation System used by Duke to meet Duke’s Native Load.

“Duke-Blue Ridge Agreement” means the Partial Requirements Service Agreement between Duke and Blue Ridge Electric Membership Corporation, dated May 12, 2006.

“Duke Hourly Energy Charge” shall have the meaning specified in Section 7.1.5.1 or 7.2.5.2, as applicable.

“Duke Hourly Reconciliation Charge” shall have the meaning specified in Section 7.1.5.11.

“Duke Monthly Energy Charge” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the charge set forth in Section 7.1.5.1; with respect to the period January 1, 2007, through December 31, 2010, the charge set forth in Section 7.2.5.1 or 7.2.6.4, as applicable; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, the charge set forth in Section 7.3.3.

“Duke Monthly Reconciliation Charge” shall have the meaning specified in Section 7.1.5.11.

“Duke Native Load” or “Duke’s Native Load” means the electric capacity and energy demands imposed on Duke by its retail customers located within Duke’s Service Area, as such Service Area may be amended from time to time in accordance with Laws or pursuant to the requisite approvals of the Governmental Authorities that have jurisdiction to regulate retail electric service within such Service Area, including by merger or acquisition, plus the demands of Duke’s wholesale power sales customers served under contracts with a firmness of supply equal to such retail customers.

“Duke-Piedmont Agreement” means this Agreement.

“Duke-Rutherford Agreement” means the Partial Requirements Service Agreement between Duke and Rutherford Electric Membership Corporation, dated as of May 12, 2006.

“Duke Reconciliation Amount” shall have the meaning specified in Section 7.1.5.11.

“Duke’s Generation Planning Practices” means the then-current generation planning practices of Duke that are reflected in the Duke Annual Plan.

“Duke’s Generation System” means Duke’s owned or leased electric generating facilities and purchased power resources the output of which are used to serve Duke’s Native Load located within the State of North Carolina, as such system may be amended from time to time by any means including by merger or acquisition.

“Duke Schedule 1 Demands” shall have the meaning specified in Schedule 1, Section I.B.

“Duke Total Hourly Energy Charge” shall have the meaning specified in Section 7.1.5.2.

“Duke Transmission” means Duke Electric Transmission, a division of Duke, or any successor thereto.

“Eastern Time” means the time in effect in Charlotte, North Carolina, whether Eastern Standard Time or Eastern Daylight Saving Time.

“Effective Date” shall have the meaning specified in Section 2.1.1.

“EMC” or “Piedmont” shall have the meaning specified in the first paragraph of this Agreement.

“EMC Call Signal”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.5.9; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.5.5.

“EMC Coincident Peak Demand” shall have the meaning specified in Section 3.5.2.3.5.1 or 7.2.3.2, as applicable.

“EMC Contract Resources”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2010, shall have the meaning specified in Section 5.1.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 5.2.1.

“EMC Demand Side Management Resource Programs” means the demand side management resource programs that EMC makes available to EMC’s Native Load customers.

“EMC Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.1 or 7.2.3.2, as applicable.

“EMC Group” means collectively Piedmont, Blue Ridge, and Rutherford.

“EMC Group Annual Capacity Quantity” means the sum of: (i) the Annual Capacity Quantity set forth in Section 3.5.2.3 of this Agreement; (ii) the Annual Capacity Quantity set forth in Section 3.5.2.3 of the Duke-Blue Ridge Agreement; and (iii) the Annual Capacity Quantity set forth in Section 3.5.2.3 of the Duke-Rutherford Agreement.

“EMC Group Call Signal” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Coincident Peak Demand” shall have the meaning specified in Section 3.5.2.3.5.3.

“EMC Group Combined Energy Credit Amount” means the sum of (i) the Blue Ridge Energy Credit Amount, (ii) the Piedmont Energy Credit Amount, and (iii) the Rutherford Energy Credit Amount.

“EMC Group Combined Energy Purchase Amount” means the sum of (i) the Blue Ridge Energy Purchase Amount, (ii) the Piedmont Energy Purchase Amount, and (iii) the Rutherford Energy Purchase Amount.

“EMC Group Combined Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.2.

“EMC Group Combined Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.2.

“EMC Group Energy Credit Amount” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Energy Purchase Amount” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.3.

“EMC Group Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.3.

“EMC Group Native Load” means the sum of (i) the EMC Native Load under this Agreement, (ii) the EMC Native Load under the Duke-Blue Ridge Agreement, and (iii) the EMC Native Load under the Duke-Rutherford Agreement.

“EMC Group Put Signal” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Reconciliation Amount” shall have the meaning specified in Section 7.1.5.12.

“EMC Group Total Hourly Energy Credit” shall have the meaning specified in Section 7.1.5.6.

“EMC Group’s Base Obligation” means the sum of (i) EMC’s Base Obligation under Section 4.2.2 of this Agreement, (ii) EMC’s Base Obligation under Section 4.2.2 of the Duke-Blue Ridge Agreement, and (iii) EMC’s Base Obligation under Section 4.2.2 of the Duke-Rutherford Agreement.

“EMC Hourly Demand” shall have the meaning specified in Section 3.5.2.3.5.1 or 7.2.3.2, as applicable.

“EMC Hourly Energy Credit”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.5.5; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.5.4.

“EMC Monthly Demand Quantity”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.4.1; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.4.1.

“EMC Monthly Energy Credit”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall mean the credit set forth in Section 7.1.5.5; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall mean the credit set forth in Section 7.2.5.3.

“EMC Native Load” or “EMC’s Native Load” means the electric capacity and energy demands imposed on EMC by its retail customers located within EMC’s Service Area, excluding any such demands that constitute Non-Duke Control Area Load or Excepted Load.

“EMC Peak Hour Billing Demand”, with respect to the period January 1, 2007 through December 31, 2010, shall have the meaning specified in Section 7.2.6.3.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.2.

“EMC Put Signal”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.5.9; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.5.5.

“EMC Scheduled Amount” shall have the meaning specified in Section 4.2.3.

“EMC’s Base Obligation” shall have the meaning specified in Section 4.2.2.

“Energy Cost” shall have the meaning specified in Section 4.3.3.3.

“Energy Imbalance Service” means the service provided under Schedule 4 of the Transmission Provider’s OATT.

“Equitable Defenses” means, with respect to a proceeding involving this Agreement, the discretion of a Governmental Authority to make or enter an order of bankruptcy, insolvency, reorganization, or other ruling affecting creditors’ rights generally, or exercising other discretion committed to the court’s or agency’s equitable powers.

“Equity” shall have the meaning specified in Section 15.7.

“Event of Default” shall have the meaning specified in Section 16.5.1.

“Excepted Load” shall have the meaning specified in Section 4.4.

“Excess Annual Amount” means the quantity specified in Section 3.5.2.3.5.

“Excess Annual Capacity Charge” means the charge specified in Section 3.5.2.3.5 or 7.2.3, as applicable.

“Excess Annual Capacity Price” shall have the meaning specified in Section 3.5.2.3.1, 3.5.2.3.2, 3.5.2.3.3 or 7.2.3.1, as applicable.

“Extension Term” shall have the meaning specified in Section 2.2.2.

“Federal Power Act” means the Federal Power Act, 16 U.S.C. §§791a-828c, as amended from time to time.

“FERC” means the Federal Energy Regulatory Commission or any successor agency that administers the Federal Power Act.

“FFR Supplemental Service” shall have the meaning specified in Sections 4.1 and 4.2.

“Firm Energy” means: electric energy which meets the Transmission Provider’s (or successor Transmission Provider’s) standards related to character of service and firmness of supply, including standards that may require the designation of specific capacity sources, as such standards exist on the Effective Date or as they may be amended from time-to-time, such that EMC may: (i) designate the PPA as a Network Resource or successor service designation under its Network Integration Transmission Service Agreement with Transmission Provider, or successor Transmission Provider; and (ii) satisfy applicable requirements such that the Network Integration Transmission Service or successor service designation can be used to accept and deliver the electric energy pursuant to the highest firm transmission priority of such Transmission Provider; or (iii) satisfy the standards of any successor Transmission Provider that might have the right to determine the standards for character of service and firmness of supply, including standards that may require the designation of specific capacity sources, under which EMC may designate the PPA, such that the requirements of the highest firm transmission priority are met under its Network Integration Transmission Service Agreement (or as the nearest equivalent thereto remains available to EMC under the successor Transmission Provider’s requirements).

“Firm Sales” means wholesale electric sales other than Non-Firm Sales.

“Fitch Rating” means Fitch, Inc., a unit of Fimalac, S.A.

“Fixed Forward Resource” or “FFR Resource” means EMC’s contractual entitlements to electric capacity and energy under the PPA.

“Force Majeure” shall have the meaning specified in Section 16.4.

“Fuel Rate”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.6.4.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Government” means the United States government.

“Governmental Authority” means any federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body, government-owned corporation or other governmental authority or department thereof.

“Governmental Charges” means all taxes, fees, assessments and other charges imposed by any Governmental Authority.

“Hour” means one of the twenty-four (24) clock hours in a Day.

“Hourly Fuel Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.6.4.1, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Hourly Inter-EMC Transfer Reconciliation Charge” shall have the meaning specified in Section 7.1.5.13.

“Hourly Variable O&M Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.6.4.2, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Initial Term” shall have the meaning specified in Section 2.2.1.

“Impasse Notice” shall have the meaning specified in Section 14.2.

“Interest Expense” shall have the meaning specified in Section 15.7.

“Interest Rate” means either (i) the Prime Rate plus two (2%) percent, or (ii) the maximum lawful rate permitted by applicable Law, whichever is less.

“Interval”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.5.9 and 7.1.5.10, as applicable; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.5.5.

“ITC” means an independent transmission company.

“ISO” means an independent system operator.

“kWh” means kilowatt-hour, a unit of electric energy.

“kW” means kilowatt.

“Law” means any law, rule, regulation, order, writ, judgment, decree, or other legal or regulatory determination by a court, regulatory agency, or other Governmental Authority of competent jurisdiction.

“Legal Proceeding” means any suit, hearing, or proceeding by or before any court or any Governmental Authority.

“Light Load Periods” means any Hour during which EMC’s Base Obligation is reduced because certain of its entitlements to electric capacity and energy under the WPSA are reduced as a result of NCEMC’s Native Load in either of the CP&L east or west Control Areas or Duke Control Area being insufficient to permit NCEMC to have access to its full contractual entitlement to electric capacity and energy from certain generation or purchased power resources.

(i) For each Hour beginning with the Commencement Date and continuing through December 31, 2010, or any portion thereof in which this Agreement is in effect, Light Load Periods in the CP&L east and west Control Areas, only occur when NCEMC’s Native Load in such CP&L east and west Control Area is less than the contractual amount specified in the Service Obligation Resources (“SORs”). The amount of any reduction in NCEMC’s entitlement to electric capacity and energy under the SORs is allocated to EMC in accordance with the WPSA. In the Duke Control Area, Light Load Periods only occur when a generating unit at either the Catawba Nuclear Station or the McGuire Nuclear Station is off-line or de-rated and NCEMC’s Native Load in the Duke Control Area is less than 623.5 MWs. The amount of any reduction in NCEMC’s entitlement to electric capacity and energy is allocated to EMC in accordance with the WPSA.

(ii) For each Hour beginning January 1, 2011, and continuing through the termination of this Agreement, Light Load Periods only occur when a generating unit at either the Catawba Nuclear Station or the McGuire Nuclear Station is off-line or de-rated and NCEMC’s Native Load in the Duke Control Area is less than 623.5 MWs. The amount of any reduction in NCEMC’s entitlement to electric capacity and energy is allocated to EMC in accordance with the WPSA.

“Material Adverse Change” or “MAC” shall have the meaning specified in Section 15.2.

“Material Adverse Ruling” shall have the meaning specified in Section 2.3.2.2(c).

“Material Adverse Ruling Termination Date” shall have the meaning specified in Section 2.3.2.2.

“Maximum Demand Hour”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.4.3; and with respect to the period January 1, 2007 through December 31, 2010, shall have the meaning specified in Section 7.2.4.1.

“McGuire Nuclear Station” means that certain nuclear plant located in Huntersville, North Carolina.

“Month” means a calendar month, commencing at one (1) minute prior to 12:01 a.m. Eastern Time on one of January 1, February 1, March 1, April 1, May 1, June 1, July 1, August 1, September 1, October 1, November 1 or December 1 and ending at one (1) minute after 11:59 p.m. Eastern Time of the succeeding January 31, February 28 or 29 (during a leap year), March 31, April 30, May 31, June 30, July 31, August 31, September 30, October 31, November 30 or December 31.

“Monthly” shall have a meaning correlative to that of Month.

“Monthly Billing Demand”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.6.3.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.2.

“Monthly Demand Amount” means the quantity specified in Section 7.1.4.

“Monthly Demand Charge” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the charge set forth in Section 7.1.4; with respect to the period January 1, 2007, through December 31, 2010, the charge set forth in Section 7.2.4 or 7.2.6.3, as applicable; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, the charge set forth in Section 7.3.2.

“Monthly Demand Rate”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.4; with respect to the period January 1, 2007 through August 31, 2008, shall have the meaning specified in Section 7.2.4 or 7.2.6.3.1, as applicable, except as provided in Sections 3.5.2.3.1, 3.5.2.3.2 and 3.5.2.3.3; with respect to the period September 1, 2008, through December 31, 2010, shall have the meaning specified in Section 7.2.4 or 7.2.6.3.1, as applicable, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.1.

“Monthly Fuel Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.6.4.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Monthly Inter-EMC Energy Transfer Reconciliation Charge” shall have the meaning specified in Section 7.1.5.13.

“Monthly Replacement Energy Charge” shall have the meaning specified in Section 4.2.4.

“Monthly Reserve Capacity Charge” shall have the meaning specified in Section 7.4.

“Monthly Scheduling Agent Service Charge” shall have the meaning specified in Section 7.1.6.

“Monthly Variable O&M Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.6.4.2, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Moody’s” means Moody’s Investors Services, Inc.

“MSCG” means Morgan Stanley Capital Group Inc.

“MWh” means megawatt-hour, a unit of electric energy.

“MW” means megawatt.

“NCEMC” shall have the meaning specified in the Recitals of this Agreement.

“NCEMC Native Load” means the electric and energy demands imposed on NCEMC by its members for resale to such members’ retail customers, and shall include wholesale sales of electric capacity and energy by Blue Ridge to New River except wholesale sales of electric capacity and energy made in accordance with Section 4.4.1 of the Duke-Blue Ridge Agreement.

“NCEMC Policies” shall have the meaning specified in Section 8.2.

“NCUC” means the North Carolina Utilities Commission or any successor agency with jurisdiction to regulate retail electric service in the State of North Carolina.

“Negotiation Period” shall have the meaning specified in Section 14.2.

“NERC” means the North American Electric Reliability Council.

“Network Integration Transmission Service” means Network Integration Transmission Service provided under the OATT.

“Network Integration Transmission Service Agreement” or “NITSA” means that certain agreement for Network Integration Transmission Service, as amended from time to time, executed by EMC and Transmission Provider.

“Network Operating Agreement” or “NOA” means that certain agreement, as amended from time to time, executed by EMC and Transmission Provider in conjunction with the Network Integration Transmission Service Agreement.

“Network Resource” shall have the meaning specified in the OATT.

“Neutral Auditors” shall have the meaning specified in Section 2.3.2.2.2.

“New River” means Appalachian State University d/b/a New River Light & Power Company or any successor thereto.

“Nomination” means the notification provided by MSCG to the Scheduling Agent of the sources and specific amounts of electric energy under the WPSA that MSCG desires EMC to make available in accordance with the terms and conditions of the PPA.

“Non-Claiming Party” shall have the meaning specified in Section 16.4.

“Non-Conforming Load” shall have the meaning specified in Section 4.4.

“Non-Defaulting Party” shall have the meaning specified in Section 16.5.1.

“Non-Duke Control Area Load” means load that is located in a Control Area other than the Duke Control Area, including load that is physically located in the Duke Control Area but telemetered for Control Area purposes to another Control Area.

“Non-Firm Sales” means wholesale electric sales for which the delivery of electric energy may be interrupted, curtailed or terminated for any reason without any liability to Duke (other than charges imposed for changes to schedules for the sale of electric energy).

“Notice of Termination” means a written notice to terminate this Agreement under Sections 2.2 or 2.3 that conforms to the requirements set forth in Section 2.3.3.

“OATT” means the Open Access Transmission Tariff of the Transmission Provider on file with FERC, or the successor transmission tariff (including the Open Access Transmission Tariff of an RTO, ITC or ISO that is applicable to the Transmission System), as either may be amended from time to time.

“Operating Committee” shall have the meaning specified in Section 10.1.

“Option Notice” shall have the meaning specified in Section 3.5.2.3.

“Option Period” shall have the meaning specified in Section 3.5.2.3.

“Original Notice” shall have the meaning specified in Section 14.2.

“Partial Requirements Agreements” means the Duke-Rutherford Agreement, the Duke-Blue Ridge Agreement, and the Duke-Piedmont Agreement.

“Partial Requirements Resources” means EMC’s contractual entitlements to electric capacity and energy used to serve EMC’s Native Load during the period commencing January 1, 2011, and continuing through the termination of this Agreement, as specified in Section 5.2.

“Partial Requirements Service” shall have the meaning specified in Section 4.3.

“Party” and “Parties” shall have the meanings specified in the preamble of this Agreement.

“Patronage Capital or Margins” shall have the meaning specified in Section 15.7.

“Piedmont” shall have the meaning specified in the first paragraph of this Agreement.

“Piedmont Allocated Share of Duke Total Hourly Energy Charge” shall be as calculated in Attachment 7-3.

“Piedmont Allocated Share of EMC Group Total Hourly Energy Credit” shall be as calculated in Attachment 7-3.

“Piedmont Allocated Share of Inter-EMC Energy Charge” shall be as calculated in Attachment 7-3.

“Piedmont Allocated Share of Inter-EMC Energy Credit” shall be as calculated in Attachment 7-3.

“Piedmont Energy Credit Amount”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.5.9; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.5.5.

“Piedmont Energy Purchase Amount”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.5.9; and with respect to the period beginning January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.5.5.

“Piedmont Hourly Reconciliation Credit” shall have the meaning specified in Section 7.1.5.12.

“Piedmont Monthly Reconciliation Credit” shall have the meaning specified in Section 7.1.5.12.

“Point of Interconnection” means the point of interconnection between the Transmission Provider’s transmission and distribution facilities and EMC’s system.

“PPA” means that certain Power Purchase Agreement by and between EMC and Morgan Stanley Capital Group Inc. dated as of December 11, 2003, as amended from time to time.

“Prime Rate” means, for any date, the per annum rate of interest announced from time to time by Citibank, N.A. (or a suitable replacement agreed upon by the Parties) as its “prime” rate for commercial loans, effective on the date payment is due as established from time to time by such bank.

“Principal and Interest Expense” shall have the meaning specified in Section 15.7.

“Prudent Utility Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the electric utility industry.

“PSCSC” means the Public Service Commission of South Carolina, or any successor agency with jurisdiction to regulate retail electric service within the State of South Carolina.

“Purchasing - Selling Entity” means that entity designated to the Transmission Provider by EMC who, upon the effectiveness of such designation, is eligible to purchase and sell energy and/or capacity and reserve transmission services on behalf of EMC.

“PURPA” means the Public Utilities Regulatory Policies Act, 16 U.S.C. §2601 et seq. (2005), as amended, including amendments included in the Energy Policy Act of 2005.

“PURPA Resource” shall have the meaning specified in Section 5.4.1.

“Qualifying Facility” means a facility that meets the standards under 18 C.F.R. Part 292, Subpart B, as amended from time to time.

“Reconciliation Allocation Factor” shall be equal to the Reconciliation Allocation Number divided by the sum of the Reconciliation Allocation Numbers as set forth in this Agreement and in the Duke-Blue Ridge Agreement, and Duke-Rutherford Agreement.

“Reconciliation Allocation Number” shall be equal to 17.55.

“Replacement Energy” shall have the meaning specified in Section 4.2.4.

“Representatives” means, with respect to a Party, such Party’s officers, directors, employees, advisors, and representatives and such Party’s Affiliates and their respective officers, directors, employees, advisors, and representatives.

“Resolution Period” shall have the meaning specified in Section 2.3.2.2.2.

“Restricted Rentals” shall have the meaning specified in Section 15.7.

“RTO” means a regional transmission organization as that term is defined by FERC.

“RUS” means the Rural Utilities Service of the United States Department of Agriculture or any agency succeeding to the functions of RUS.

“Rutherford” means Rutherford Electric Membership Corporation.

“Rutherford Energy Credit Amount” means the Rutherford Energy Credit Amount as determined in Section 7.1.5.9 of the Duke-Rutherford Agreement.

“Rutherford Energy Purchase Amount” means the Rutherford Energy Purchase Amount as determined in Section 7.1.5.9 of the Duke-Rutherford Agreement.

“Scheduling Agent” means Duke acting as agent on behalf of EMC to perform Scheduling Agent Services.

“Scheduling Agent Services” shall have the meaning specified in Article 8.

“Scheduling Services Agreement” means that certain Scheduling Services Agreement by and between EMC and MSCG dated as of December 11, 2003, as amended.

“Scheduling Shortfall” shall have the meaning specified in Section 4.2.4.

“Scheduling Shortfall Amount” shall have the meaning specified in Section 4.2.4.

“Selection Date” shall have the meaning specified in Section 14.5.

“SERC” means the Southeastern Reliability Council.

“Service Area” means the area within a state or states within which an electric utility provides retail electric service as determined under the applicable Laws of such state or states.

“Service Obligation Resources” or “SORs” means those generation and purchased capacity resources used by NCEMC to serve NCEMC’s members for resale to such members’ retail customers, as such resources are specified in the Power Sales Agreement Between Carolina Power & Light Company and North Carolina Electric Membership Corporation dated as of November 2, 1998, as amended.

“Short Term Interest Expense” shall have the meaning specified in Section 15.7.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Rating Group, a division of McGraw Hill, Inc.

“Standard Arbitration Process” shall mean the arbitration process described in Section 14.6.1.

“Streamlined Arbitration Process” shall mean the arbitration process described in Section 14.6.2.

“Submission” or “Submissions” shall have the meaning specified in Section 14.6.1(5).

“Substitute Energy” shall have the meaning specified in Section 6.4.

“Substitute Energy Costs” shall have the meaning specified in Section 6.5.

“Summer Period” means the period (as of the Commencement Date May 1 – September 30) designated as the summer period in the then most recent Duke Annual Plan.

“System Average Pricing Option” shall have the meaning specified in Section 7.2.6.1.

“System Average Pricing Option Notice” shall have the meaning specified in Section 7.2.6.1.

“System Average Pricing Option Period” shall have the meaning specified in Section 7.2.6.1.

“System Incremental Cost” means the incremental expense, measured in dollars per megawatt hour ($/MWh), incurred by Duke to supply the next megawatt-hour (MWh) of electric energy, after serving Duke’s Native Load customers’ requirements, and all other opportunity sales, during any Hour in which electric energy is purchased by EMC. System Incremental Cost shall include the replacement cost of fuel, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate electric energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Term” means the term of this Agreement determined in accordance with Section 2.2.3.

“Termination Assistance Service” shall have the meaning specified in Section 8.10.

“Territorial Decremental Cost” means the decrease in Duke’s expenses, measured in dollars per megawatt hour ($/MWh), in supplying Duke’s Native Load customers’ requirements due to Duke’s purchase of electric energy supplied by EMC. Territorial Decremental Cost shall include the reduction in fuel expense, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Territorial Incremental Cost” means the incremental expense, measured in dollars per megawatt hour ($/MWh), incurred by Duke to supply the next megawatt-hour (MWh) of electric energy after serving Duke’s Native Load customers’ requirements, during any Hour in which electric energy is purchased by EMC. Territorial Incremental Cost shall include the replacement cost of fuel, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate electric energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Times Interest Earned Ratio” or “TIER” shall have the meaning specified in Section 15.7.

“Transmission Provider” means any entity transmitting electric energy provided by Duke under this Agreement to the EMC distribution system, and shall include any ISO, RTO, ITC, or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider.

“Transmission Service” means the service provided by a Transmission Provider to EMC pursuant to which electric energy provided under this Agreement is delivered from the Delivery Point to EMC’s distribution system.

“Transmission System” means the electric transmission system owned or leased and operated by Duke Transmission.

“Variable O&M Rate”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.6.4.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Weekday” means Monday, Tuesday, Wednesday, Thursday or Friday, excluding days recognized as holidays by NERC.

“Weekend Day” means Saturday or Sunday, and all days recognized as holidays by NERC.

“Winter Period” means the period (as of the Commencement Date October 1 – April 30) designated as the winter period in the then most recent Duke Power Annual Plan.

“WPSA” means the Wholesale Power Supply Agreement by and between North Carolina Electric Membership Corporation and EMC dated as of January 1, 2004, as amended from time to time. The Parties agree that, for the purposes of this Agreement, the WPSA as in effect on the date hereof is attached to a letter from EMC to Duke dated May 12, 2006.

“Year” means a calendar year.

1.2 Interpretation. In this Agreement, unless the context otherwise requires, the singular shall include the plural and any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this

Agreement as a whole and not to any particular provision of this Agreement. Whenever the terms “include,” “includes,” or “including” are used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference. Any reference in this Agreement to “Section,” “Article,” “Schedule,” or “Attachment” shall be references to this Agreement unless otherwise stated, and all such Sections, Articles, Schedules, and Attachments shall be incorporated in this Agreement by reference. In the event that any index or publication referenced in this Agreement ceases to be published, each such reference shall be deemed a reference to a successor or alternate index or publication reasonably agreed to by the Parties. Unless specified otherwise, a reference to a given agreement or instrument, and all schedules and attachments thereto, shall be a reference to that agreement or instrument as modified, amended, supplemented and restated, and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any entity shall include its permitted successors and assignees, and in the case of any Governmental Authority, any person succeeding to its functions and capacities. All dollar amounts referred to in this Agreement shall be in U.S. currency.

1.3 Construction. The Parties acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no Law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor of or against either Party because one is deemed to be the author thereof.

Article 2

Term

2.1	Effectiveness.

2.1.1 Effectiveness of this Agreement. This Agreement shall become effective upon execution and delivery by the Parties (“Effective Date”) provided that obligations of the Parties to purchase and sell electric capacity and energy and to provide Scheduling Agent Services shall commence, on the later to occur of (a) September 1, 2006 or (b) the date upon which service commences in accordance with Section 3.5.1.2 or Section 3.5.2.1 (the “Commencement Date”), provided that the Commencement Date shall be the first Day of the Month.

2.1.2 Governmental Approval.

2.1.2.1 Duke shall take appropriate steps within five (5) Business Days from the Effective Date to file this Agreement, together with supporting documents, with FERC pursuant to the requirements of the Federal Power Act. Thereafter, Duke shall diligently pursue acceptance of this Agreement as a rate schedule by FERC and shall keep EMC informed of the progress in such regard. If requested by Duke, EMC shall undertake Commercially Reasonable Efforts to cooperate with and assist Duke in Duke’s efforts to make this Agreement effective and, upon Duke’s request, shall make a timely submittal at FERC affirmatively supporting the acceptance or approval of this Agreement by FERC without modification, suspension, investigation, or other condition.

2.1.2.2 EMC shall take appropriate steps within five (5) Business Days from the Effective Date to submit this Agreement, together with supporting documents, to the RUS. Thereafter, EMC shall diligently pursue approval of this Agreement by the RUS and shall keep Duke informed of the progress in such regard. If requested by EMC, Duke shall undertake Commercially Reasonable Efforts to cooperate with and assist EMC in EMC’s efforts to obtain RUS approval of this Agreement and, upon EMC’s request, shall make a timely submittal at RUS affirmatively supporting the approval of this Agreement without modification or condition.

2.2	Term.

2.2.1 Initial Term. The initial term of this Agreement shall commence on the Effective Date and shall continue through 23:59:59, Eastern Time, on December 31, 2021 (“Initial Term”) unless this Agreement is terminated prior to December 31, 2021, in accordance with Sections 2.3.2, 3.5.2.2 or 3.5.3.

2.2.2 Extension. Unless terminated in accordance with Sections 2.3, 3.5.2.2 or 3.5.3, the Term of this Agreement shall automatically renew and extend for an additional term of ten (10) Years (each such extension being an “Extension Term”), so that unless either Party gives Notice of Termination in accordance with Section 2.3, the Term of this Agreement shall extend through 23:59:59 Eastern Time on December 31, 2031. Likewise, unless either Party gives Notice of Termination in accordance with Section 2.3, the Term of this Agreement shall extend through 23:59:59 Eastern Time on December 31, 2041; and so forth thereafter in ten (10) Year increments.

2.2.3 Term. The Initial Term of this Agreement together with each Extension Term, if any, shall constitute the “Term” of this Agreement during which Duke shall provide either FFR Supplemental Service or Partial Requirements Service, as applicable, and Scheduling Agent Services to EMC.

2.3	Termination.

2.3.1 Termination of the Initial or an Extension Term. Either Party may terminate this Agreement at the end of the Initial Term by giving Notice of Termination to the other Party as specified in Section 2.3.3 at least three (3) Years prior to the end of the Initial Term, so that such notice is given no later than December 31, 2018. If the Term is extended beyond the Initial Term pursuant to Section 2.2.2, either Party may terminate this Agreement at the end of the then-current Extension Term by providing Notice of Termination to the other Party as specified in Section 2.3.3 at least three (3) Years prior to the end of such Extension Term, so that such notice is given no later than December 31, 2028, for the Extension Term ending December 31, 2031, and so forth thereafter.

2.3.2 Early Termination. Notwithstanding the provisions of Section 2.3.1, early termination of this Agreement, including any Extension Term, shall only be permitted in the six (6) circumstances set out in Sections 2.3.2.1, 2.3.2.2, 2.3.2.3, 2.3.2.4, 2.3.2.5 and 2.3.2.6.

2.3.2.1 Early Termination for an Event of Default. In the event that an Event of Default occurs, and the Defaulting Party fails to cure such Event of Default within the time period(s) specified in Section 16.5.3, the Non-Defaulting Party may terminate this Agreement upon giving thirty (30) Days’ Notice of Termination, provided that the termination date shall be the last Day of a Month.

2.3.2.2 Early Termination for a Material Adverse Ruling. In the event that a Material Adverse Ruling occurs, the Party affected by such Material Adverse Ruling may, within twenty (20) Days after such Material Adverse Ruling occurs, give the other Party Notice of Termination, in accordance with Section 2.3.3, of its intent to terminate this Agreement effective on 23:59:59 of the last Day of the Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. Such termination date shall be referred to herein as the “Material Adverse Ruling Termination Date.” If a Party fails to give Notice of Termination within twenty (20) Days after a Material Adverse Ruling occurs, it shall have permanently waived its right to terminate this Agreement due to such Material Adverse Ruling pursuant to this Section 2.3.2.2. Termination pursuant to this Section 2.3.2.2 shall be subject to the following procedures:

(a) During the ninety (90) Days immediately following the giving of the Notice of Termination, the Parties shall attempt to negotiate amendments to this Agreement that would permit the Parties to restore the equivalent value of the economic bargain contemplated by this Agreement absent the Material Adverse Ruling. If the Parties reach agreement, such amendments will not become effective unless, within one hundred eighty (180) Days of the date that the Notice of Termination is given, the Parties have obtained the necessary approvals of Governmental Authorities to enable the amendments to become effective without change, condition or modification. In the event that the Parties fail (i) to reach agreement on such amendments, or (ii) to obtain the necessary approvals of Governmental Authorities, this Agreement shall terminate on the Material Adverse Ruling Termination Date, subject to the provisions of Section 2.3.2.2(b) and 2.3.2.2.2.

(b) In the event that the Parties are unable to reach agreement on the amendments provided in Section 2.3.2.2(a), either Party may, no later than ninety (90) Days after the date that the Notice of Termination is given (or, if earlier, the date that the Parties mutually agree that they are unable to reach agreement on such amendments), give notice to the other Party of its desire to extend this Agreement for a period of up to twelve (12) Months beyond the Material Adverse Ruling Termination Date. Such extension will be subject to the Parties (i) having first reached agreement upon the rates, terms and conditions of service for such twelve (12) Month period within one hundred twenty (120) Days of the date that the Notice of Termination is given and executing such agreement within such one hundred twenty (120) Day period, and (ii) having received from Governmental Authorities the necessary approvals for such rates, terms and conditions without change, condition or modification within one hundred eighty (180) Days of the date that the Notice of Termination is given.

(c) A “Material Adverse Ruling” is an order or action by a Governmental Authority or a change in Law that (i) either (A) modifies the rates, terms, or conditions of this Agreement, (B) disallows the recovery from EMC of costs that are included in this Agreement, (C) for retail ratemaking or regulatory accounting and reporting purposes, disallows costs related to this Agreement, including any disallowance of Duke’s costs related to investments in generating facilities or binding contracts to purchase electric capacity and energy to provide service to EMC under this Agreement, or (D) for retail ratemaking or regulatory accounting and reporting purposes, assigns, allocates or makes pro forma adjustments with respect to the revenues or costs related to this Agreement, and (ii) adversely affects the relative economic position of either Party in a material way. For purposes of this definition only,

(1) “material” for Duke means that the effect of the order or action by the Governmental Authority or change in Law is reasonably projected to decrease Duke’s net revenues under this Agreement, or, in the case of a disallowance, assignment, allocation, or pro forma adjustment of revenues or costs for retail ratemaking or regulatory accounting or reporting purposes, either (i) decrease Duke’s net costs or increase Duke’s net revenues assigned or allocated to Duke’s retail customer classes, or (ii) increase Duke’s net costs or decrease Duke’s net revenues assigned or allocated to Duke’s wholesale customer class, by an aggregate amount equal to five percent (5%) or more of the total revenues to be paid by EMC to Duke under this Agreement over the then-remaining Term;

(2) “material” for EMC means that the effect of the order or action by the Governmental Authority or change in Law is reasonably projected to increase EMC’s net costs under this Agreement by an amount equal to five percent (5%) or more of the total revenues to be paid by EMC to Duke under this Agreement over the then-remaining Term;

(3) an increase in a Party’s net costs is the increase in the Party’s costs as a result of the order or action by the Governmental Authority or change in Law, less the increase (if any) in the Party’s revenues as a result of the Material Adverse Ruling; and

(4) a decrease in a Party’s net revenues is the decrease in the Party’s revenues as a result of the order or action by the Governmental Authority or change in Law, less the decrease (if any) in the Party’s costs as a result of the Material Adverse Ruling.

(d) The foregoing amounts shall be calculated on a nominal rather than an inflation adjusted or present value basis. Without limitation of the foregoing, EMC acknowledges that, for retail ratemaking and regulatory accounting and reporting purposes, Duke shall calculate the costs of the electric capacity and energy used to serve EMC under this Agreement on a system average cost basis beginning January 1, 2011, or upon the commencement of the System Average Pricing Option Period, if earlier. EMC agrees that if the amount of costs that the NCUC or the PSCSC in effect assigns or allocates to, or requires Duke to assign or allocate to, this Agreement for ratemaking or regulatory accounting and reporting purposes exceeds Duke’s system average costs, such action shall constitute a Material Adverse Ruling if the five percent (5%) materiality standard set forth above is met.

2.3.2.2.1 A change in Duke’s net revenues or EMC’s net costs that results from a change in this Agreement that is permitted under Section 12.3, shall not constitute a Material Adverse Ruling regardless of the impact of such change on either Party’s net costs or net revenues.

2.3.2.2.2 In the event that either Party believes that a Material Adverse Ruling has occurred, the Party affected by such Material Adverse Ruling shall provide the other Party a good faith calculation together with information supporting the calculation of the projected effect of the Material Adverse Ruling and include such calculation and the cost information supporting the calculation with the Notice of Termination. If the non-terminating Party notifies the other Party, within twenty (20) Days following the date that such Notice of Termination is given, of its good faith objection to the calculation or the cost information supporting the calculation of the projected effect of the Material Adverse Ruling, then the Parties shall, within thirty (30) Days following the date that such Notice of Termination is given (the “Resolution Period”), attempt to resolve their differences with respect to the calculation or the cost information supporting such calculation. If, at the conclusion of the Resolution Period, the Parties are not in agreement with respect to the calculation or cost information supporting the calculation, then PriceWaterhouseCoopers, or such other nationally recognized accounting firm that is not then the independent auditor for either Party or any of its Affiliates or predecessors and is selected by mutual agreement of the Parties (the “Neutral Auditors”), shall be engaged within ten (10) Days after the expiration of the Resolution Period to review the calculation and the cost information supporting the calculation and to make an independent determination as to whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable. If the Neutral Auditors require any additional information, records, or internal analysis to make a determination as to whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, the Party in possession of such information, records or internal analysis will provide it to the Neutral Auditors. Each Party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. All fees and expenses relating to the work to be performed by the Neutral Auditors shall be borne one-half (1/2) by the terminating Party and one-half (1/2) by the non-terminating Party. The Neutral Auditors shall act as an arbitrator to determine, based upon its independent review, whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable. The Neutral Auditors’ determination shall be made within thirty (30) Days of their selection, shall be set forth in a written statement delivered to both Parties and shall be final, binding and conclusive. If the Neutral Auditors’ determine the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is not met, the Notice of Termination shall be null and void. If the Neutral Auditors’ determine the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is met, the Notice of Termination shall be effective in accordance with its terms. The initiation of the dispute resolution process described in this Section 2.3.2.2.2, shall not toll or otherwise delay running of the twenty-four (24) Month time period set forth in the Notice of Termination, unless the Neutral Auditors’ find that the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is not met. The procedure set forth in this Section 2.3.2.2.2 shall be the exclusive means for the Parties to resolve any dispute as to whether a Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2). If a Party gives a Notice of Termination based on its good faith contention of the occurrence of a Material Adverse Ruling that meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, and the Neutral Auditors subsequently determine that such materiality standard has not been met, such Party shall not be in default under this Agreement solely because it gave such Notice of Termination.

2.3.2.3 Early Termination for Failure of Condition Precedent. This Agreement may be terminated for failure of a condition precedent in accordance with Section 3.5.2.2 or Section 3.5.3.

2.3.2.4 Early Termination Due to Implementation of Retail Competition. Upon the date of enactment of a Law providing for implementation of retail electric service competition on a comprehensive basis in the State of North Carolina, the Parties shall enter into negotiations with the goal of reaching agreement on amendments to this Agreement to provide for the continuation of the purchase and sale of electric capacity and energy and the provision of Scheduling Agent Services provided for in this Agreement after the commencement of such retail electric service competition. If the Parties are not able to reach agreement by the latter to occur of (i) the date that is ninety (90) Days after the date of enactment of such Law or (ii) the date that is twenty-four (24) Months prior to the commencement of such retail electric service competition in the State of North Carolina, then this Agreement shall terminate automatically on the date such retail electric service competition commences in the State of North Carolina without the need for either Party to give notice.

2.3.2.5 Early Termination Due to Plant Calculation. In the event that the Annual Percentage calculated in Attachment 7-9 is positive for two (2) consecutive Years, and the absolute value of such percentage is greater than ten percent (10%) then EMC may, within twenty (20) Days after the date in such second (2nd) consecutive Year that Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4, give Duke Notice of Termination to terminate this Agreement effective on 23:59:59 of the last Day of Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. In the event that the Annual Percentage calculated in Attachment 7-9 is negative for two (2) consecutive Years, and the absolute value of such percentage is greater than ten percent (10%) for any two (2) consecutive Years, then Duke may, within twenty (20) Days after the date in such second (2nd) consecutive Year that Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4, give EMC Notice of Termination to terminate this Agreement effective on 23:59:59 of the last Day of Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. If a Party fails to give Notice of Termination within twenty (20) Days after Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4 for such second (2nd) consecutive Year, it shall have permanently waived its right to terminate this Agreement under this Section based on the Annual Percentage for such two (2) consecutive Years; provided, that nothing in this Section 2.3.2.5 shall affect any Party’s termination rights under Sections 2.3.2.1, 2.3.2.2, 2.3.2.3, 2.3.2.4 or 2.3.2.6.

2.3.2.6 Early Termination Due to Extended Force Majeure. If, as a result of an event of Force Majeure, a Party is unable to meet a material obligation hereunder for a period greater than ninety (90) Days, then the Non-Claiming Party shall have the right to terminate this Agreement upon giving a Notice of Termination within thirty (30) Days of the expiration of such ninety (90) Day period; provided, however, if the Claiming Party has used and continues to use all Commercially Reasonable Efforts to remedy, cure or mitigate the event of Force Majeure, then the Non-Claiming Party’s right to give Notice of Termination shall be suspended for so long as the Claiming Party continues to use Commercially Reasonable Efforts to remedy, cure or mitigate the event of Force Majeure.

2.3.3 Form of Notice of Termination. Notice of Termination made pursuant to Sections 2.2 or 2.3 shall be given in accordance with Section 16.22 and shall state (i) the date of termination being effectuated, and (ii) the provision of this Agreement under which termination is being effectuated and the basis for the termination. Except as otherwise provided in this Section 2.3.3, the Notice of Termination is effective when it is deemed given in accordance with Section 16.22. Once the Notice of Termination is given to a Party, it shall not be deemed amended, modified, or otherwise revoked for any reason (other than a determination by the Neutral Auditors pursuant to Section 2.3.2.2.2 that the materiality standard is not met) unless such amendment, modification, or revocation is mutually agreed to by both Parties in writing or unless the Parties reach agreement in accordance with Section 2.3.2.2(a). Upon receipt of the Notice of Termination, the non-terminating Party shall acknowledge receipt in writing sent in accordance with Section 16.22 within five (5) Business Days of the receipt of the Notice of Termination. Acknowledgment of a Notice of Termination is a courtesy and shall not influence the effectiveness of the termination. Failure to utilize a method specified in Section 16.22 shall not influence the effectiveness of the termination if the Notice of Termination is actually received by the Chief Executive Officer of the non-terminating Party within thirty (30) Days of the date of the Notice of Termination, in which case the Notice of Termination shall be effective on the date that the Notice of Termination is actually received by the Chief Executive Officer of the non-terminating Party.

2.4 Absolute Nature of Termination. Both Parties hereby acknowledge, warrant, and agree that TERMINATION OF THIS AGREEMENT FOR ANY REASON PROVIDED FOR AND PERMITTED UNDER THIS AGREEMENT IS ABSOLUTE AND FOREVER EXTINGUISHES ANY AND ALL OBLIGATIONS EXISTING UNDER THIS AGREEMENT FOR (A) DUKE TO PLAN OR PROCURE RESOURCES TO SERVE EMC, OR TO PROVIDE ANY SERVICE OR PRODUCT TO EMC, (B) EMC TO PURCHASE FROM AND PAY DUKE FOR ANY SERVICES OR PRODUCTS, (C) EMC TO PLAN OR PROCURE RESOURCES TO SERVE DUKE, OR TO PROVIDE ANY SERVICE OR PRODUCT TO DUKE, AND (D) DUKE TO PURCHASE FROM AND PAY EMC FOR ANY SERVICES OR PRODUCTS. Upon termination of this Agreement in accordance with Section 2.2, 2.3, 3.5.2.2, or 3.5.3, each and every obligation of Duke to provide electric energy and capacity and Scheduling Agent Services to EMC, and each and every right of EMC to purchase electric energy and capacity and Scheduling Agent Services from Duke shall cease as a matter of contract and neither Party shall claim or assert any continuing right to continued performance, whether by “rollover,” as an “evergreen” service, or in any other fashion based on this Agreement. By entering into this Agreement, Duke does not commit, and shall not be deemed to have committed, to plan its system to be able to provide any service to EMC beyond the Term, and EMC agrees that it has no claim to any service beyond the Term. EMC shall not at any time oppose any filing by Duke to cancel this Agreement as a rate schedule under the Federal Power Act concurrently with, or subsequently to, the termination of this Agreement as a contract in accordance with Section 2.2, 2.3, 3.5.2.2, or 3.5.3. The Parties acknowledge, warrant, and agree that it is the express intention of the Parties that no action by any Governmental Authority may override the terms of this Section 2.4 of this Agreement, and that should any Governmental Authority take any action purporting to, or that might be claimed to, override the terms of this Section 2.4, either directly or indirectly, EMC shall not make any claim or assert any right based on or relying on such Governmental Authority action in any manner that conflicts with or frustrates the terms of Section 2.4 of this Agreement.

Article 3

Conditions Precedent to the Commencement Date

3.1 Conditions Precedent to Duke’s Obligations. The obligation of Duke to commence sales of electric energy and capacity and purchases of electric energy and to provide Scheduling Agent Services under this Agreement is subject to the satisfaction or waiver at least thirty (30) Days prior to the Commencement Date (except that Duke may undertake certain preliminary activities in advance of the Commencement Date) of the following conditions:

(a) The representations and warranties of EMC set forth in Sections 16.1.1 and the covenants of EMC set forth in Section 16.1.2 shall be true and correct.

(b) FERC shall have issued an order accepting or approving this Agreement for filing and permitting it to become effective as filed without modification, suspension, investigation or other condition (including setting this Agreement, or part thereof, for hearing) unacceptable to Duke.

(c) Neither the NCUC nor the PSCSC shall have issued an Adverse Ruling. For purposes of this Section 3.1(c) only, “Adverse Ruling” means an order or ruling issued by the NCUC or PSCSC (i) which disapproves or rejects this Agreement, or (ii) generally applicable to electric utilities subject to the jurisdiction of the NCUC or PSCSC, as applicable, in which the NCUC or PSCSC disapproves or rejects the use of system average cost accounting for wholesale contracts.

(d) NCEMC shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(e) EMC shall have given notice to MSCG terminating the Scheduling Services Agreement.

(f) The systems and operational equipment required for Duke to provide and receive service under this Agreement have been installed or otherwise put in place, tested satisfactorily, and are fully functional.

(g) Transmission Provider shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(h) MSCG shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(i) The Parties shall have agreed upon procedures so that Duke may test whether the EMC Demand Side Management Resource Programs meet the standards and requirements specified for such programs under the rate schedule provisions or riders for Duke’s Demand Side Resource Management Programs then-currently approved and on file with the NCUC.

3.2 Conditions Precedent to EMC’s Obligations. The obligation of EMC to commence purchases of electric energy and capacity and Scheduling Agent Services and sales of electric energy under this Agreement is subject to the satisfaction or waiver at least thirty (30) Days prior to the Commencement Date (except that EMC may undertake certain preliminary activities in advance of the Commencement Date) of the following conditions:

(a) The representations and warranties of Duke set forth in Section 16.1.1 and the covenants of Duke set forth in Section 16.1.2 shall be true and correct.

(b) The RUS shall have approved this Agreement without modification, suspension, investigation or other condition unacceptable to EMC.

(c) NCEMC shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(d) The Transmission Provider shall have qualified this Agreement as a Network Resource.

(e) The systems and operational equipment required for EMC to provide and receive service under this Agreement have been installed or otherwise put in place, tested satisfactorily, and are fully functional.

(f) Transmission Provider shall have received and acknowledged EMC’s designation of Duke as Scheduling Agent and Purchasing - Selling Entity.

(g) MSCG shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(h) The Parties shall have agreed upon procedures so that Duke may test whether the EMC Demand Side Management Resource Programs meet the standards and requirements specified for such programs under the rate schedule provisions or riders for Duke’s Demand Side Resource Management Programs then-currently approved and on file with the NCUC.

(i) EMC and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“CP&L”) shall have each executed and delivered an agreement under which CP&L is obligated during the term to deliver electric capacity and energy and to provide scheduling agent services to meet the demands imposed on EMC by its retail customers that are located within EMC’s Service Area which constitute Non-Duke Control Area Load and each of the conditions precedent contained in such an agreement, whether applicable to EMC or CP&L, have either been satisfied or waived by the respective party.

3.3 Notice of Satisfaction of Conditions Precedent. Each Party shall use Commercially Reasonable Efforts to satisfy its conditions precedent (as described in Section 3.1 for Duke and Section 3.2 for EMC) on or before July 31, 2006, or as soon as reasonably practicable thereafter. EMC shall provide Duke with written notice promptly following the satisfaction or waiver of all of the conditions precedent to EMC’s obligations as described in Section 3.2. Duke shall provide EMC with written notice promptly following the satisfaction or waiver of all of the conditions precedent to Duke’s obligations as described in Section 3.1, other than the condition precedent specified in Section 3.1(e). In order for the condition precedent specified in Section 3.1(e) to be satisfied, subsequent to the later of the date of EMC’s receipt of Duke’s notice or the date of Duke’s receipt of EMC’s notice, EMC shall, no later than thirty (30) Days prior to the Commencement Date, give notice to MSCG that the Scheduling Services Agreement shall be terminated on the Commencement Date. A condition precedent shall not be deemed to have been satisfied or waived prior to the date that the notice provided for in this Section 3.3 is received by the other Party.

3.4 Waiver of Condition Precedent.

3.4.1 Waiver by Duke. In the event that any of the foregoing conditions to the obligations of Duke contained in Section 3.1 shall fail to be satisfied, Duke may elect, in its sole discretion, to consummate this Agreement despite such failure, in which event Duke shall be deemed to have waived any claim for damages, losses or other relief arising from or in connection with such failure, unless otherwise agreed in writing and executed by the Parties. Duke may not waive the condition of approvals set forth in Section 3.1(b).

3.4.2 Waiver by EMC. In the event that any of the foregoing conditions to the obligations of EMC contained in Section 3.2 shall fail to be satisfied, EMC may elect, in its sole discretion, to consummate this Agreement despite such failure, in which event EMC shall be deemed to have waived any claim for damages, losses or other relief arising from or in connection with such failure, unless otherwise agreed in writing and executed by the Parties. EMC may not waive the condition of approvals set forth in Section 3.2(b).

3.4.3 Waiver by other Party. Any waiver by a Party of the other Party’s conditions precedent shall be in writing, and shall identify the condition precedent that such Party is waiving.

3.5 Commencement of Service; Failure of Condition Precedent.

3.5.1 Commencement of Service.

3.5.1.1 If all of the conditions precedent specified in Sections 3.1 and 3.2 have been satisfied or waived on or before July 31, 2006, then the Commencement Date shall occur on September 1, 2006, without the need for either Party to provide notice.

3.5.1.2 If all of the conditions precedent specified in Sections 3.1 and 3.2 are satisfied or waived during the period between August 1, 2006, and November 30, 2006, and service under this Agreement has not commenced pursuant to Section 3.5.2.1, then service under this Agreement shall commence upon the next first Day of a Month which is at least thirty (30) Days after all such conditions have been satisfied.

3.5.2 EMC Options.

3.5.2.1 If all of the conditions precedent specified in Sections 3.1 and 3.2, with the exception of the conditions precedent specified in Section 3.1(b) and/or Section 3.2(b), have been satisfied or waived, then EMC may designate September 1, 2006, October 1, 2006, or November 1, 2006 as the Commencement Date by giving at least thirty (30) Days’ prior written notice to Duke.

3.5.2.2 If service has commenced pursuant to Section 3.5.2.1 prior to November 30, 2006, and the condition precedent specified in Section 3.1(b) and/or Section 3.2(b) has not been satisfied on or before November 30, 2006, then except as provided in Section 3.5.2.3 this Agreement will terminate automatically on December 31, 2006, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever.

3.5.2.3 If service has commenced pursuant to Section 3.5.2.1 prior to November 30, 2006, and the condition precedent specified in Section 3.1(b) and/or Section 3.2(b) has not been satisfied on or before November 30, 2006, then EMC shall have the option of continuing to receive service hereunder beyond December 31, 2006 until either August 31, 2007, February 28, 2008, or August 31, 2008. EMC may exercise such option by giving notice to Duke of its exercise of such option no later than December 1, 2006. Such notice shall be referred to herein as the “Option Notice”. EMC’s Option Notice shall specify whether EMC elects to receive service hereunder until August 31, 2007, February 28, 2008, or August 31, 2008. The period of such service that EMC elects pursuant to such option (whether January 1, 2007 - August 31, 2007; January 1, 2007 – February 28, 2008; or January 1, 2007 - August 31, 2008) shall be referred to herein as the “Option Period”. In the event that EMC exercises its option under this Section 3.5.2.3, then during the Option Period EMC shall be subject to the charges and credits set forth in Sections 3.5.2.3.1, 3.5.2.3.2, 3.5.2.3.3, 3.5.2.3.4, and 3.5.2.3.5, as applicable, and in Section 7.1 in lieu of the charges set forth in Section 7.2; provided, that during the Option Period the demand charges set forth in Section 7.1.4 shall be modified as set forth in Sections 3.5.2.3.1, 3.5.2.3.2, or 3.5.2.3.3, as applicable, depending upon the Option Period selected by EMC. In the event that EMC exercises its option under this Section 3.5.2.3, then notwithstanding the provisions of Section 3.5.2.2, this Agreement will terminate automatically on the last day of the Option Period, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever for service beyond such date. EMC’s exercise of such option shall not serve to modify any other provision of the Agreement.

3.5.2.3.1 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – August 31, 2007, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under Section 3.5.2.3.5 during the Option Period shall be as follows:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	23,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and EMC Monthly Energy Credit (and other charges and credits under Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

3.5.2.3.2 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – February 28, 2008, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under Section 3.5.2.3.5 during the Option Period shall be as follows:

January 1, 2007 - December 31, 2007:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	23,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

January 1, 2008 – February 28, 2008:

Annual Capacity Price	0
Annual Capacity Quantity	0
Excess Annual Capacity Price	0

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month during 2007 and $5.75/kW-Month during 2008, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

3.5.2.3.3 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – August 31, 2008, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under 3.5.2.3.5 during the Option Period shall be as follows:

January 1, 2007 - December 31, 2007:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	23,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

January 1, 2008 – August 31, 2008:

Annual Capacity Price	$40.00/kW-Year
Annual Capacity Quantity	24,000 kW
Excess Annual Capacity Price	$48.00/kW-Year

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month during 2007 and $5.75/kW-Month during 2008, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

3.5.2.3.4 Base Annual Capacity Charge. The Base Annual Capacity Charge for a Year shall be equal to the product of (i) the Annual Capacity Price for the Year ($/kW-Year) and (ii) the Annual Capacity Quantity for the Year (kW). The Base Annual Capacity Charge for the Option Period shall be billed in accordance with Article 13 in the July 2007 statement and the July 2008 statement, if applicable.

3.5.2.3.5 Excess Annual Capacity Charge. The Excess Annual Capacity Charge for a Year shall be equal to the product of (i) the Excess Annual Capacity Price for the Year ($/kW-Year) and (ii) the Excess Annual Amount for the Year (kW). The Excess Annual Amount for a Year shall be equal to the product of (i) the EMC Excess Annual Capacity Quantity for the Year divided by the EMC Group Combined Excess Annual Capacity Quantity for the Year and (ii) the EMC Group Excess Annual Capacity Quantity for the Year. The Excess Annual Capacity Charge for the Option Period shall be billed in accordance with Article 13 in the September 2007 and the September 2008 statements, if applicable, based on the actual Duke billing data during July and August 2007 and July and August 2008, respectively. A sample calculation is provided in Attachment 3-1.

3.5.2.3.5.1 EMC Excess Annual Capacity Quantity. The EMC Excess Annual Capacity Quantity for a Year shall be equal to the EMC Coincident Peak Demand for the Year minus EMC’s Base Obligation for the Hour in such Year in which the EMC Coincident Peak Demand occurs, minus the Annual Capacity Quantity for the Year. In no event shall the EMC Excess Annual Capacity Quantity be less than zero. The EMC Coincident Peak Demand for a Year shall be equal to the EMC Hourly Demand that is coincident with the maximum integrated sixty (60) minute Duke Schedule 1 Demands during July and August of the Year. The EMC Hourly Demand for an Hour shall be equal to the integrated sixty (60) minute demand of EMC’s Native Load during the Hour.

3.5.2.3.5.2. EMC Group Combined Excess Annual Capacity Quantity. The EMC Group Combined Excess Annual Capacity Quantity for a Year shall be equal to the sum of (i) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of this Agreement, (ii) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Blue Ridge Agreement, and (iii) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Rutherford Agreement.

3.5.2.3.5.3 EMC Group Excess Annual Capacity Quantity. The EMC Group Excess Annual Capacity Quantity for a Year shall be equal to the EMC Group Coincident Peak Demand for the Year, minus the EMC Group’s Base Obligation for the Hour in such Year in which the EMC Group Coincident Peak Demand occurs, minus the EMC Group Annual Capacity Quantity; but in no event shall the EMC Group Excess Annual Capacity Quantity be less than zero. The EMC Group Coincident Peak Demand shall for a Year be equal to the sum of (i) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of this Agreement, (ii) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Blue Ridge Agreement, and (iii) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Rutherford Agreement.

3.5.2.4 Any Option Notice given by EMC pursuant to Section 3.5.2.3 shall be given in accordance with Section 16.22 and shall state the Option Period elected. The Option Notice is effective when it is deemed given in accordance with Section 16.22. Once the Option Notice is given to Duke, it shall not be deemed amended, modified, or otherwise revoked for any reason unless such amendment, modification, or revocation is mutually agreed to by both Parties in writing.

3.5.3 Termination for Failure of Condition Precedent.

3.5.3.1 Subject to the options granted to EMC under Section 3.5.2.1 and 3.5.2.3, in the event that any of the conditions precedent set out in Sections 3.1(a) through (i) and Sections 3.2(a) through (i) are not satisfied or waived on or before November 30, 2006, then this Agreement will terminate automatically on December 31, 2006, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever.

Article 4

Sale of Electric Capacity and Energy

4.1 Classification of Services Provided. During the period beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, Duke shall provide to EMC “FFR Supplemental Service”, as described in Section 4.2. Beginning January 1, 2011, throughout the remainder of the Term of this Agreement, Duke shall provide to EMC “Partial Requirements Service”, as described in Section 4.3.

4.2 FFR Supplemental Service.

4.2.1 Character of FFR Supplemental Service. For each Hour during the period beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, Duke shall sell and deliver, and EMC shall purchase and receive, all of the electric capacity and energy that EMC requires to serve EMC’s Native Load in excess of EMC’s Base Obligation for such Hour. For example, if EMC’s Native Load during an Hour is 800 MWs, and EMC’s Base Obligation for such Hour is 600 MWs, Duke shall supply and deliver, and EMC shall purchase and receive, 200 MWs of FFR Supplemental Service for such Hour. Duke shall supply and deliver FFR Supplemental Service in a manner that is as firm as, and otherwise comparable with, the manner in which Duke supplies Duke’s Native Load. Duke shall be responsible for maintaining the generation reserves needed to meet its FFR Supplemental Service obligation. Notwithstanding anything in this Agreement to the contrary, Duke shall have no obligation to sell and deliver any electric capacity or energy to EMC that is not required to serve EMC’s Native Load.

4.2.2 Amount of EMC’s Base Obligation. EMC’s Base Obligation for each Hour beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall be as set forth in Attachment 4-1. Notwithstanding the preceding sentence, EMC’s Base Obligation shall be subject to modification (a) during Light Load Periods in accordance with the provisions of Attachment 4-2 or (b) in accordance with the provisions of Section 5.1.4 and 5.1.5. The amounts set forth on Attachment 4-1 reflect MWs delivered at a Delivery Point.

4.2.3 Scheduling To Meet EMC’s Base Obligation. In order to meet EMC’s Base Obligation, (a) MSCG shall be responsible for scheduling to the Transmission Provider electric energy under the PPA to serve EMC’s Native Load and (b) Duke, acting as Scheduling Agent, shall be responsible for scheduling to the Transmission Provider, in accordance with the provisions of Article 8, electric energy to serve EMC’s Native Load from EMC’s entitlements to the resources described in Section 5.1.3, 5.1.4 or 5.1.5. The total amount of electric energy so scheduled to the Transmission Provider in any Hour to serve EMC’s Native Load beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall be the EMC Scheduled Amount; provided that the EMC Scheduled Amount shall not exceed EMC’s Base Obligation for any such Hour.

4.2.4 Scheduling Shortfall. For each Hour beginning on the Commencement Date, and continuing through December 31, 2010, or any portion thereof in which this Agreement is in effect, if, for any reason, including a Force Majeure as that term is defined herein or a “force majeure”, “uncontrollable force”, or a similar term defined in a third-party agreement, but not including Duke’s unexcused failure to comply with the provisions of Article 8, the EMC Scheduled Amount is less than EMC’s Base Obligation for any Hour, there shall be a “Scheduling Shortfall” in the amount equal to the difference between EMC’s Base Obligation and the EMC Scheduled Amount in such Hour (“Scheduling Shortfall Amount”). For any Hour that Duke receives information or a notice pursuant to Section 8.4.8 that there will be or has been a Scheduling Shortfall, Duke shall use Commercially Reasonable Efforts to procure and supply electric energy in a quantity sufficient to supply the Scheduling Shortfall Amount for such Hour (“Replacement Energy”). In the event that, through the exercise of Commercially Reasonable Efforts, Duke procures Replacement Energy from a third party for resale to EMC, EMC shall pay Duke for the total cost incurred by Duke to purchase and deliver the Replacement Energy. Duke’s curtailment of a Non-Firm Sale shall constitute a procurement of Replacement Energy from a third party and the total cost incurred by Duke shall be (i) the foregone sales price for the Non-Firm Sale curtailed and (ii) if applicable, any charges imposed for changes to schedules for the sale of electric energy. In the event that Duke supplies Replacement Energy from its own resources, EMC shall pay Duke for such Replacement Energy an amount equal to one hundred ten percent (110%) of Duke’s System Incremental Cost in supplying such Replacement Energy. The total charges for Replacement Energy for a Month, as determined by this Section 4.2.4, shall constitute the Monthly Replacement Energy Charge.

4.2.4.1 It is expressly understood that Section 4.2.4 shall not be construed or interpreted to (i) require Duke to curtail any Firm Sales in order to supply Replacement Energy to EMC, (ii) to curtail any Non-Firm Sales except as set forth in Section 4.2.6 in order to supply such Replacement Energy to EMC, (iii) impose upon Duke any responsibility for providing Replacement Energy for a Scheduling Shortfall that occurs after the Transmission Provider’s deadline for scheduling transmission service required for the delivery of such Replacement Energy, or (iv) affect in any way EMC’s rights and obligations under its Network Integration Transmission Service Agreement.

4.2.4.2 In the event that there is or is expected to be a Scheduling Shortfall in connection with (a) EMC or its Scheduling Agent having received notice (and in the event EMC receives notice providing Duke with evidence of such notice) of, or (b) pursuant to Section 8.4.8 Scheduling Agent having received notice of either (i) the occurrence of a “force majeure” event under the PPA, as defined in Section 4.2.4.3, or (ii) the temporary impairment of generating resources underlying the WPSA or other resources to which EMC may have an entitlement pursuant to Section 5.1.3, 5.1.4 or 5.1.5, such that all or a portion of EMC’s entitlements to electric energy under such agreements are or will be temporarily unavailable to EMC, then EMC may request Duke to sell electric capacity and energy to EMC for the expected duration of such Scheduling Shortfall. In the event that EMC makes such a request, Duke shall exercise Commercially Reasonable Efforts to offer to supply electric capacity and energy to EMC under rates, terms, and conditions that Duke determines to be commercially reasonable. If the Parties reach agreement on such a sale, then Duke shall sell and deliver and EMC shall purchase and receive the electric energy and such electric energy shall be included in EMC Scheduled Amount.

4.2.4.3 For purposes of Section 4.2.4.2, the term “force majeure” means an event or circumstance that: (i) prevents the party claiming to be affected by it from performing its obligations in whole or in part; (ii) is not within the reasonable control of the claiming party, or the result of the negligence of the claiming party, and (iii) by the exercise of due diligence, the claiming party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or governmental authority or arbitration award (so long as the claiming party has not sought or has opposed, to the extent reasonable, such actions or restraints). It is expressly acknowledged that transmission service interruptions or curtailments imposed by a transmission provider in response to transmission capacity or availability shortages shall not be “force majeure” events or circumstances for purposes of this Section 4.2.4.3.

4.2.5 EMC PPA Obligation. EMC shall retain all of its rights and obligations under the PPA, including the obligation to pay all costs incurred under the PPA.

4.2.6 EMC Obligation to Curtail Load. During any Hour in which there is a Scheduling Shortfall, and either (i) Duke does not replace such electric energy in accordance with Section 4.2.4 or (ii) EMC has not made, or does not have in place, arrangements to replace such electric energy, EMC shall curtail an amount of EMC’s Native Load equal to the Scheduling Shortfall Amount; provided, however, Duke shall exercise Commercially Reasonable Efforts within the time constraints that exist to first call upon any available EMC Demand Side Management Resource Program that would not otherwise be called upon absent the Scheduling Shortfall and then if necessary curtail Non-Firm Sales to the extent of the Scheduling Shortfall before requiring EMC to curtail EMC’s Native Load pursuant to this Section 4.2.6. Any such EMC Native Load that has been curtailed shall be restored when the Scheduling Shortfall is no longer occurring or when the Scheduling Shortfall has been replaced either by electric energy supplied (a) by Duke in accordance with Section 4.2.4 or this Section 4.2.6 or (b) under arrangements made by EMC with third parties.

4.3 Partial Requirements Service.

4.3.1 Character of Partial Requirements Service. For each Hour during the period beginning on January 1, 2011, and continuing through the termination of this Agreement, Duke shall sell and deliver, and EMC shall purchase and receive, all of the electric capacity and energy that EMC requires to serve EMC’s Native Load in excess of the EMC Contract Resources. Duke shall be responsible for maintaining the generation reserves necessary to meet this obligation. Duke shall supply Partial Requirements Service in a manner that is as firm as, and otherwise comparable with, the manner in which Duke supplies Duke’s Native Load. Notwithstanding anything in this Agreement to the contrary, Duke shall have no obligation to sell and deliver any electric capacity or energy to EMC that is not required to serve EMC’s Native Load.

4.3.2 Scheduling of EMC Contract Resources To Serve EMC Native Load. For each Hour beginning on January 1, 2011, and continuing through the Term of this Agreement, EMC’s contractual entitlement to electric energy from the Dispatched Combined Cycle Resources and from the Baseload Resources shall be scheduled in accordance with the provisions of Sections 4.3.3 and 4.3.4, respectively.

4.3.3 Scheduling of the Combined Cycle Resources. Duke may schedule, in accordance with Attachment 4-3 and Article 8, each of the Combined Cycle Resources pursuant to Duke’s economic dispatch as necessary to serve Duke’s total electric energy obligations. Duke shall make no adverse distinction against the Combined Cycle Resources in determining the dispatch order of Duke’s Generation System and the Combined Cycle Resources. The Combined Cycle Resources that Duke schedules pursuant to economic dispatch shall be referred to as the “Dispatched Combined Cycle Resources”. Except as provided in Section 4.3.3.1 and Section 4.3.3.2, EMC shall be solely responsible for all costs associated with the Combined Cycle Resources.

4.3.3.1 Duke shall not be obligated to pay for any costs that EMC incurs as a result of Duke’s dispatch of the Combined Cycle Resources to the extent that Duke’s dispatch of such Combined Cycle Resources is for the purpose of serving Duke’s Native Load and, during any Year, Duke’s dispatch of a Combined Cycle Resource for that purpose does not exceed an Annual Capacity Factor of twenty percent (20%). In the event and at such time during a Year that Duke’s dispatch of a Combined Cycle Resource to serve Duke’s Native Load exceeds an Annual Capacity Factor of twenty percent (20%), Duke shall pay EMC, in the manner and time provided for in Article 13, the additional Energy Cost that EMC incurs as a result of Duke’s dispatch of such Combined Cycle Resource for the remainder of the Year. For example, if a Dispatched Combined Cycle Resource has a generating capacity of one hundred (100) MWs during a Year and, as of 11:59:59 p.m. on November 30 of such Year, Duke has dispatched such resource for 175,200 MWhs for the purpose of serving Duke’s Native Load, Duke shall reimburse EMC for the Energy Costs that EMC incurs in December of such Year as a result of Duke’s dispatch of such Dispatched Combined Cycle Resource. For the purpose of this Section 4.3.3.1, “Annual Capacity Factor” means the total amount of electric energy generated by a Dispatched Combined Cycle Resource for the purpose of serving Duke’s Native Load during a Year divided by the product of (a) the total generating capacity of such Dispatched Combined Cycle Resource and (b) 8,784 (during a leap year) or 8,760 (during a Year other than a leap year), multiplied by one hundred percent (100%).

4.3.3.2 In the event that Duke’s dispatch of one or more of the Combined Cycle Resources is for any purpose other than to serve Duke’s Native Load, Duke shall pay EMC, in the manner and time provided for in Article 13, the additional Energy Cost that EMC incurs as a result of Duke’s dispatch of such Combined Cycle Resource(s).

4.3.3.3 For purposes of Sections 4.3.3.1 and 4.3.3.2, “Energy Cost” means, with respect to any Dispatched Combined Cycle Resource, all variable costs incurred by EMC that are associated with the production of electric energy under the WPSA, including the cost of fuel, start charges, and any other variable charges incurred by EMC under the WPSA in connection with the electric energy dispatched by Duke from such Combined Cycle Resource regardless of NCEMC’s actual generating cost or NCEMC’s contractual source of the electric energy.

4.3.4 Scheduling of Baseload Resources. Duke shall schedule, in accordance with Article 8, all of the Baseload Resources to the full extent that EMC’s entitlement to such resources are available to EMC and such electric energy shall be used to serve EMC’s Native Load. EMC shall be solely responsible for all costs associated with the Baseload Resources. The Baseload Resources that Duke schedules pursuant to this Section 4.3.4 shall be referred to as “Dispatched Baseload Resources”.

4.4 Excepted Load. Notwithstanding anything to the contrary herein, Duke shall have no obligation to supply electric capacity or energy required by EMC to serve Excepted Load. Excepted Load shall consist of EMC load that is either (a) Non-Conforming Load or (b) Non-Duke Control Area Load. Non-Conforming Load shall consist of (i) EMC load resulting from the merger of EMC with another electric membership corporation or other entity (except to the extent such load was, at the time of the merger, already being served by Duke under an agreement substantially similar to this Agreement), and (ii) EMC wholesale load. Non-Conforming Load shall also consist of discrete EMC load (a) to which electric service from EMC shall have commenced after the Effective Date, (b) that has a projected peak demand in excess of twenty-five (25) MW for the Year in which electric service from the EMC commences, and (c) which is projected to change within a one-minute period by a significant quantity on a recurring basis due to the nature of the retail customer’s operations (e.g., without limitation, an arc furnace).

4.5 Good Title. Electric energy that is delivered by Duke to EMC shall be free and clear of all liens, Claims, and encumbrances at the Delivery Points, where title to electric energy provided by Duke hereunder shall transfer to EMC. Electric energy that is delivered by EMC to Duke shall be free and clear of all liens, Claims, and encumbrances at the point where title to the electric energy is transferred to Duke.

4.6 Power Quality. All electric energy provided hereunder at the point of delivery shall be three (3) phase, sixty (60) hertz, and at system nominal voltages.

Article 5

EMC Resources

5.1 EMC Contract Resources (Commencement Date - December 31, 2010).

5.1.1 Identification of Resources. Except as provided in Section 5.4.1, EMC’s Contract Resources during the period commencing on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall consist of EMC’s entitlement to electric capacity and energy under the PPA and such additional generation or purchased power resources or entitlements as EMC may acquire pursuant to Sections 5.1.3, 5.1.4 and 5.1.5. The FFR Resource is listed in Attachment 4-1. Except as provided in this Section 5.1.1, EMC shall not, without first obtaining Duke’s prior written consent, enter into any other contracts for, or acquire any ownership interest in or contractual entitlement to, any additional electric generating resources or electric capacity or energy under which electric capacity and energy would be used to serve EMC’s Native Load during the Term.

5.1.2 Changes to FFR Resources. During the period commencing on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, EMC shall not: (a) take any action that would materially affect the quantity or quality of MSCG’s service obligations under the PPA without first obtaining Duke’s prior written consent, or (b) agree to any modification to provisions of the PPA or the WPSA that would increase or decrease EMC’s entitlement to electric capacity or energy under such agreements and for which EMC’s consent is required (except as provided in Section 5.1.4) without first obtaining Duke’s consent to such modification.

5.1.3 Resource Impairment. In the event that all or a portion of the FFR Resource, or any other EMC Contract Resource, is terminated or becomes permanently impaired, EMC shall acquire, at EMC’s expense, a substitute resource (backed by reserves in an amount equal to that required under Duke’s Generation Planning Practices) that is of substantially equivalent size and comparable reliability to the EMC Contract Resource, or portion thereof, that such substitute is replacing.

5.1.4 New Catawba Resource. In the event that NCEMC acquires all or part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station, and sells, allocates or transfers a percentage of that entitlement with such entitlement being made available throughout the Year to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Base Obligation shall be increased by an amount equal to the amount of the entitlement so acquired by EMC. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that such entitlement in the Catawba Nuclear Station is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per Year; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system generating reserves backing EMC’s entitlement in the Catawba Nuclear Station may have changed since Duke’s last such request, this limitation shall not apply. In the event that EMC fails to demonstrate that its entitlement in the Catawba Nuclear Station is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation

Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC at the then-applicable Monthly Demand Charge. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of EMC’s Base Obligation. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13.

5.1.4.1 In the event that NCEMC purchases electric capacity and energy from Duke in lieu of NCEMC’s acquisition of all or a part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station as provided in Section 5.1.4, and NCEMC sells, allocates or transfers a portion of such electric capacity and energy to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Base Obligation shall be increased by an amount equal to the amount of the electric capacity and energy so acquired by EMC.

5.1.5 Non-Consent Modification of EMC’s Contract Resources. In the event that EMC’s entitlements to electric capacity and energy are reduced in accordance with Section 2.9(b) or Section 2.9(c) of the WPSA, the amount of the EMC’s Base Obligation shall not be affected and the provisions of Section 4.2.4.2 shall apply, except that if the Parties are unable to reach agreement as to the rates, terms and conditions under which Duke would sell electric capacity and energy to EMC, the provisions of Section 5.1.3 shall apply. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of any modification to EMC’s entitlement to electric capacity and energy under the WPSA pursuant to this Section 5.1.5. In the event that EMC’s entitlements to electric capacity and energy are increased in accordance with Section 2.9(b) or Section 2.9(c) of the WPSA, then, prior to the effective date of such increase, EMC may elect either to (a) increase EMC’s Base Obligation by the same amount and to the same extent as EMC’s entitlements to electric capacity and energy are increased, or (b) make arrangements for the sale of EMC’s entitlements to such electric capacity and energy to a third party or to Duke. If EMC fails to complete the arrangements described in (b) of the preceding sentence by the effective date of the increase in entitlements, then, as of the effective date of the increase in entitlements, the EMC’s Base Obligation automatically will be increased as described in (a) of the preceding sentence.

5.2 EMC Contract Resources (January 1, 2011 - Termination of Agreement).

5.2.1 Identification of Contract Resources. Except as provided in Section 5.4.1, EMC’s Contract Resources during the period January 1, 2011, through the termination of this Agreement shall consist of EMC’s entitlements to electric capacity and energy under the contracts listed in Attachment 4-3 and such additional generation or purchased power resources or entitlements as EMC may acquire pursuant to Sections 5.2.3, 5.2.4, and 5.2.5. EMC’s entitlements under the contracts that are listed in Attachment 4-3 shall be referred to as the Partial Requirements Resources. Partial Requirements Resources consist of two (2) categories of entitlements: Baseload Resources and Combined Cycle Resources. The amount and the material cost and operational terms and conditions of the Baseload Resources and Combined Cycle Resources shall be as set forth in Attachment 4-3, subject to modification in accordance with Sections 5.2.3 and 5.2.4. Except as provided in this Section 5.2.1, EMC shall not, without first obtaining

Duke’s prior written consent, enter into any other contracts for, or acquire any ownership interest in or contractual entitlement to, any additional electric generating resources or electric capacity or energy under which electric capacity and energy would be used to serve EMC’s Native Load during the Term.

5.2.1.1 Extension of WPSA. Consistent with the provisions of Section 5.2.2, EMC shall have the right, without the prior consent of Duke, to extend the term of the WPSA under substantially the same terms and conditions as exist at the time that EMC seeks to extend the term of the WPSA. If EMC extends the term of the WPSA in accordance with this Section 5.2.1.1, the EMC Contract Resources listed in Attachment 4-3 shall be deemed to be changed accordingly.

5.2.2 Changes To Partial Requirements Resources. Commencing January 1, 2011, through the termination of this Agreement, EMC shall not (a) take any action that would materially affect the quantity or quality of EMC’s entitlement to electric capacity and energy from the Partial Requirements Resources without first obtaining Duke’s prior written consent, or (b) agree to any modification to provisions of the WPSA that would increase or decrease EMC’s entitlement to electric capacity or energy under such agreement and for which EMC’s consent is required (except as provided in Section 5.2.4) without first obtaining Duke’s consent to such modification.

5.2.2.1 Modifications Effective After Termination. Notwithstanding the provisions of Section 5.2.2, EMC shall be permitted to agree to any resource modification under the WPSA without obtaining Duke’s consent to the extent that such resource modification will become effective after the Term; provided, that if such resource modification will become effective prior to the end of the Term, EMC’s Partial Requirements Resources and Duke’s obligation to provide Partial Requirements Service shall not be modified prior to the date that this Agreement is terminated unless Duke consents to such modification.

5.2.2.2 Sufficiency of Reserves. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that each of EMC’s Partial Requirements Resources is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per Year with respect to any Partial Requirements Resource; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system reserves backing any Partial Requirements Resource may have changed since Duke’s last such request, this limitation shall not apply with respect to that Partial Requirements Resource. In the event that EMC fails to demonstrate that its entitlement in a Partial Requirements Resource is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC and the then applicable Monthly Demand Charge. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of a material change to the seller’s service obligations under the contracts listed in Attachment 4-3; provided, that such notice shall be for information purposes only, and shall not affect any other obligations of either Party under this Agreement.

5.2.3 Non-Consent Partial Requirements Resource Modifications. In the event that EMC’s entitlements are modified pursuant to Section 2.9(b) or Section 2.9(c) of the WPSA, EMC’s Partial Requirements Resources shall be modified in the same amount and to the same extent. To the extent that a Partial Requirements Resource is modified pursuant to this Section 5.2.3, and the modification changes EMC’s entitlement in a resource listed as a Baseload Resource in Attachment 4-3, the amount of such Baseload Resource, as listed in Attachment 4-3, shall be deemed to be changed accordingly. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of any modification to EMC’s entitlement to electric capacity and energy under the WPSA pursuant to this Section 5.2.3. To the extent that a Partial Requirements Resource is modified pursuant to this Section 5.2.3, and the modification changes EMC’s entitlement in a resource listed as a Combined Cycle Resource in Attachment 4-3, the amount of such Combined Cycle Resource, as listed in Attachment 4-3, shall be deemed to be changed accordingly.

5.2.4 New Catawba Resource. In the event that NCEMC acquires all or part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station, and sells, allocates or transfers a percentage of that entitlement with such entitlement being made available throughout the Year to EMC (through modification of the WPSA or pursuant to a new contract), the entitlement or resource so acquired by EMC shall constitute an additional Partial Requirements Resource, and shall be deemed to be an additional Baseload Resource. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that such entitlement in the Catawba Nuclear Station is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per year; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system generating reserves backing EMC’s entitlement in the Catawba Nuclear Station may have changed since Duke’s last such request, this limitation shall not apply. In the event that EMC fails to demonstrate that its entitlement in the Catawba Nuclear Station is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC and the then-applicable Monthly Demand Charge. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources.

5.2.4.1 In the event that NCEMC purchases electric capacity and energy from Duke in lieu of NCEMC’s acquisition of all or a part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station as provided in Section 5.2.4, and NCEMC sells, allocates or transfers a portion of such capacity and energy to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Baseload Resources shall be increased by an amount equal to the amount of the electric capacity and energy so acquired by EMC.

5.2.5 Resource Impairment. In the event that all or a portion of an EMC Contract Resource is terminated or becomes permanently impaired, EMC shall acquire, at EMC’s cost, a substitute resource (backed by reserves in an amount equal to that required under Duke’s Generation Planning Practices) that is of substantially equivalent size and comparable reliability to the EMC Contract Resource, or portion thereof, that such substitute resource is replacing, and that Duke reasonably agrees is sufficiently reliable. EMC’s acquisition of such substitute resource shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources.

5.3 No Duke Obligation for Customer Resources. Unless otherwise explicitly provided in this Agreement, nothing herein shall be interpreted or construed as imposing upon Duke any obligations or liabilities, or for transferring to Duke any EMC obligations or liabilities, under or otherwise pertaining to any EMC Contract Resource, nor shall anything in this Agreement be interpreted or construed as creating or implying any contractual or other relationship between Duke and any other party as to a EMC Contract Resource.

5.4 New Customer Resources. Except as provided in Section 5.4.1, Duke shall have no obligation to amend this Agreement and EMC shall not make an application to FERC requesting that FERC require that any amendment be made to this Agreement, to accommodate any contractual entitlement to and/or ownership interest in or pertaining to any new electric capacity and/or energy resource that EMC may obtain after the Effective Date.

5.4.1 PURPA Resources. Nothing herein shall limit EMC’s right to purchase electric capacity and energy from a Qualifying Facility or other renewable resources pursuant to PURPA (“PURPA Resource”). If, during the Term, EMC purchases electric capacity and energy from a PURPA Resource with a nameplate capacity equal to or greater than one (1) MW, then, for each Month during the period of such purchase: (i) the average hourly integrated electric energy delivered to EMC by such PURPA Resource during the Hours used for determination of the EMC Monthly Demand Quantity determined in accordance with Section 7.1.4.1 or 7.2.4.1 as applicable or used for determination of the Monthly Billing Demand determined in accordance with Section 7.2.6.3.2 or Section 7.3.2.2 increased for losses between the point of measurement of EMC’s Native Load and the Duke generation level, shall be added to the EMC Monthly Demand Quantity determined in accordance with Section 7.1.4.1 or 7.2.4.1 as applicable or to the Monthly Billing Demand determined in accordance with Section 7.2.6.3.2 or Section 7.3.2.2 for such Month, as applicable; (ii) for purposes of calculating the electric energy charges under Sections 7.1.5, 7.2.5, 7.2.6.4 and 7.3.3, as applicable, the amount of electric energy provided to EMC by such PURPA Resource during an Hour, increased for losses between the point of measurement of EMC’s Native Load and the Duke generation level, shall be added to EMC’s Native Load and to the EMC Group Native Load for such Hour; and (iii) Duke shall credit EMC, on a Monthly basis, an amount equal to the electric capacity and energy credits to which EMC would be entitled as set forth in Duke’s retail electric tariff on file with the NCUC, Schedule PP-H or Schedule PP-N (as applicable), Interconnected to Distribution System or Transmission System (as applicable), or its successor tariff, if the capacity and electric energy provided to EMC by such PURPA Resource were provided to Duke pursuant to and in accordance with such schedules. The interconnection to Duke’s (rather than the EMC’s) Distribution System or Transmission System, as those terms are defined in the schedules, will determine whether the Distribution System or Transmission System rates apply. EMC will coordinate with Duke to determine the proper application of these schedules. If Schedule PP-H or Schedule PP-N do not apply to the PURPA Resource, then Duke shall credit EMC, on a Monthly basis, an amount equal to the electric capacity and energy credits to which EMC would be entitled under PURPA if the electric capacity and electric energy provided to EMC by such PURPA Resource were provided to Duke pursuant to PURPA. EMC’s purchase of the electric capacity and energy from a PURPA Resource shall not affect the determination of the Annual Capacity Quantity determined in accordance with Sections 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

Article 6

Priority of Service

6.1 Interruption of FFR Supplemental Service and Partial Requirements Service. FFR Supplemental Service and Partial Requirements Service shall have an interruption priority equivalent to Duke’s Native Load. It is expressly understood and agreed that, except for Duke’s failure to comply with Section 6.2 or as provided in Section 6.4, Duke shall not be liable to EMC for damages resulting from any such interruptions or impairment of FFR Supplemental Service or Partial Requirements Service. Duke shall use Commercially Reasonable Efforts to notify EMC by telephone of any scheduled interruption or scheduled impairment of service hereunder and shall use Commercially Reasonable Efforts to confirm such notice by facsimile, electronic mail, or letter on the same date such notice was given. Duke shall notify EMC by telephone of any unscheduled interruption or impairment of service hereunder as soon as reasonably practicable under the circumstances resulting in such unscheduled interruption or impairment of service. Duke shall use Commercially Reasonable Efforts to remove all causes of such interrupted or impaired service hereunder.

6.2 Curtailments of Load. Except as provided in Section 4.2.6, EMC’s Native Load shall be subject to curtailment only in accordance with this Section 6.2. In the event that Duke curtails Duke Native Load for any reason, including Force Majeure, EMC shall curtail its load as directed by Duke. Except as provided in Section 4.2.6, Duke shall not adversely distinguish against EMC’s Native Load in curtailing Duke’s Native Load and directing EMC to curtail EMC’s Native Load; provided, however, that Duke has sole responsibility to design all curtailments, and may order any manner of curtailment that Duke believes is appropriate so long as EMC’s Native Load and Duke’s Native Load present in the electrical area being curtailed are curtailed on a non-discriminatory basis. In permitting EMC to restore EMC’s Native Load and restoring Duke’s Native Load that was curtailed, Duke shall not adversely distinguish against EMC’s Native Load, except as provided in Section 4.2.6. The load curtailment and restoration provisions set forth in this Section 6.2 are in addition to, and without limitation of, the load curtailment and restoration provisions set forth in Section 4.2.6.

6.3 Emergency Load Curtailment Program. EMC agrees to implement an emergency load curtailment program for the curtailment of EMC’s Native Load in the event a load curtailment order is made by Duke. EMC shall comply with its obligation to implement and maintain an emergency load curtailment program and to curtail EMC’s Native Load in the manner specified by Section 6.2.

6.4 Substitute Energy. In the event that Duke fails to deliver a sufficient quantity of electric energy to meet its obligations to provide FFR Supplemental Service or Partial Requirements Service, as the case may be, and Duke’s failure to deliver such electric energy is not pursuant to a curtailment permitted under Section 4.2.6 or 6.2 of this Agreement, or is otherwise excused under this Agreement, Duke shall pay to EMC an amount equal to EMC’s Cover Costs, if any, incurred for the electric energy that EMC obtained to replace such electric energy (“Substitute Energy”) Duke failed to supply. EMC’s Cover Costs shall be equal to Substitute Energy Costs incurred by EMC for the Substitute Energy minus the costs that EMC would have incurred had Duke supplied the electric energy to EMC. EMC shall bill its Cover Costs to Duke in accordance with the provisions of Article 13. In the event that EMC incurs Cover Costs for Substitute Energy over a period that extends past the Month in which Duke’s failure to deliver electric energy occurs, then Duke shall pay the Cover Costs incurred in the following Month(s) in accordance with the billing and payment provisions of Article 13.

6.5 Substitute Energy Costs. Substitute Energy Costs shall be equal to (i) in the case in which EMC contracts with an energy supplier to provide Substitute Energy to EMC, the cost that EMC, acting in a commercially reasonable manner, incurs to purchase such Substitute Energy, or (ii) in the case in which Substitute Energy is provided to EMC by the Control Area operator, system operator, or similar entity providing such service on behalf of load (or load serving entities), the cost to EMC imposed on EMC by such Control Area operator, system operator, or other entity providing such Substitute Energy. In either case, Substitute Energy Costs shall include ancillary services charges, if any, reasonably incurred by EMC to the point where electric energy is delivered to the Transmission System or imposed to the point where electric energy is delivered to the Transmission System by the Control Area operator, system operator, or other entity providing Substitute Energy, including congestion charges, energy imbalance charges, backup capacity charges, replacement capacity charges, deficient capacity charges, commitment fees, ratcheted demand and similar charges incurred by EMC in obtaining such Substitute Energy.

Article 7

Capacity and Energy Charges

7.1 Charges During Commencement Date - December 31, 2006.

7.1.1 General. For FFR Supplemental Service provided during the period beginning on the Commencement Date, and continuing through December 31, 2006, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.1.4, the Duke Monthly Energy Charge set forth in Section 7.1.5.1, if applicable, the Monthly Scheduling Agent Service Charge set forth in Section 7.1.6 and, if applicable, the Monthly Reserve Capacity Charge set forth in Section 7.4, minus the EMC Monthly Energy Credit set forth in Section 7.1.5.5. In addition, the Duke Monthly Reconciliation Charge, Piedmont Monthly Reconciliation Credit, and the Monthly Inter-EMC Energy Transfer Reconciliation Charge shall be billed or credited as provided in Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13. The charges set forth in this Section 7.1 are in addition to the other charges set forth in other sections of this Agreement.

7.1.2 [intentionally omitted].

7.1.3 [intentionally omitted].

7.1.4 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Demand Rate for the Year ($/kW-Month) and (ii) the Monthly Demand Amount for the Month (kW). The Monthly Demand Rate for 2006 shall be $0.75/kW-Month. The Monthly Demand Amount for a Month shall be equal to the product of (i) the EMC Monthly Demand Quantity for the Month divided by the EMC Group Combined Monthly Demand Quantity for the Month and (ii) the EMC Group Monthly Demand Quantity for the Month. In no event shall the Monthly Demand Quantity be less than zero. A sample calculation is provided in Attachment 7-2.

7.1.4.1 EMC Monthly Demand Quantity. The EMC Monthly Demand Quantity for a Month shall be equal to the EMC Hourly Demand at the time of the Maximum Demand Hour for the Month minus EMC’s Base Obligation at the time of the Maximum Demand Hour. In no event shall the EMC Monthly Demand Quantity be less than zero.

7.1.4.2 EMC Group Combined Monthly Demand Quantity. The EMC Group Combined Monthly Demand Quantity for a Month shall be equal to the sum of (i) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of this Agreement, (ii) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of the Duke-Blue Ridge Agreement, and (iii) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of the Duke-Rutherford Agreement.

7.1.4.3 EMC Group Monthly Demand Quantity. The EMC Group Monthly Demand Quantity for a Month shall be equal to the difference between the EMC Group Hourly Demand and the EMC Group’s Base Obligation during the Maximum Demand Hour of the Month, but in no event shall the EMC Group Monthly Demand Quantity for a Month be less than zero. The EMC Group Hourly Demand for an Hour shall be equal to the integrated sixty (60) minute demand of the EMC Group Native Load during the Hour. The Maximum Demand Hour of a Month shall be the Hour in which the positive difference between the EMC Group Native Load and the EMC Group’s Base Obligation is the greatest (as determined by subtracting the EMC Group’s Base Obligation from the EMC Group Native Load in every Hour of the Month, to determine the Hour in which such maximum difference for the Month occurs).

7.1.5 Monthly Energy Charges.

7.1.5.1 Duke Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Duke Hourly Energy Charges for the Month. The Duke Hourly Energy Charge for an Hour shall be equal to the sum of the Piedmont Allocated Share of the Duke Total Hourly Energy Charge for the Hour plus the Piedmont Allocated Share of the Inter-EMC Energy Charge for the Hour.

7.1.5.2 Duke Total Hourly Energy Charge. The Duke Total Hourly Energy Charge for an Hour shall be equal to the product of (i) one hundred thirteen percent (113%) of Duke’s Territorial Incremental Cost for the Hour and (ii) the EMC Group Energy Purchase Amount for the Hour. The amount of electric energy delivered by Duke to the EMC Group during any Hour shall be calculated as set forth in Section 7.1.5.10.

7.1.5.3 Piedmont Allocated Share of Duke Total Hourly Energy Charge. The Piedmont Allocated Share of the Duke Total Hourly Energy Charge for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Piedmont Allocated Share of the Duke Total Hourly Energy Charge for an Hour is shown in Attachment 7-4.

7.1.5.4 Piedmont Allocated Share of Inter-EMC Energy Charge. The Piedmont Allocated Share of the Inter-EMC Energy Charge for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Piedmont Allocated Share of the Inter-EMC Energy Charge for an Hour is shown in Attachment 7-4.

7.1.5.5 EMC Monthly Energy Credit. The EMC Monthly Energy Credit for a Month shall be equal to the sum of the EMC Hourly Energy Credits for the Month. The EMC Hourly Energy Credit for an Hour shall be equal to the sum of the Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour plus the Piedmont Allocated Share of the Inter-EMC Energy Credit for the Hour.

7.1.5.6 EMC Group Total Hourly Energy Credit. The EMC Group Total Hourly Energy Credit for an Hour shall be equal to the product of (i) ninety percent (90%) of Duke’s Territorial Decremental Cost for the Hour and (ii) the EMC Group Energy Credit Amount for the Hour. The amount of electric energy delivered by the EMC Group to Duke during any Hour shall be calculated as set forth in Section 7.1.5.10.

7.1.5.7 Piedmont Allocated Share of EMC Group Total Hourly Energy Credit. The Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour is shown in Attachment 7-4.

7.1.5.8 Piedmont Allocated Share of Inter-EMC Energy Credit. The Piedmont Allocated Share of the Inter-EMC Energy Credit for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Piedmont Allocated Share of the Inter-EMC Energy Credit for an Hour is shown in Attachment 7-4.

7.1.5.9 Calculation of Piedmont Hourly Energy Amounts. The amount of electric energy delivered by Duke to Piedmont, and by Piedmont to Duke for an Hour, shall be calculated as follows: electric energy scheduled under this Agreement shall be scheduled using two (2) dynamic (instantaneous) signals representing the difference between EMC’s Native Load and EMC’s Base Obligation. At the time of this Agreement, these signals are sampled once every four (4) seconds; the time period between each sample as defined herein shall be referred to as an “Interval”. The time duration of the Intervals shall be subject to change based on Duke’s standard operating practices. A signal during an Interval in which EMC’s Native Load exceeds EMC’s Base Obligation shall be referred to herein as an EMC Call Signal, indicating electric energy supplied by Duke to Piedmont. A signal during an Interval in which EMC’s Base Obligation exceeds EMC’s Native Load shall be referred to herein as an EMC Put Signal, indicating electric energy being supplied by Piedmont to Duke. The integrated value of the EMC Call Signals (separate from and not combined with the EMC Put Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Duke to Piedmont for the Hour, and the integrated value of the EMC Put Signals (separate from and not combined with the EMC Call Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Piedmont to Duke for the Hour. The amount of electric energy supplied by Duke to Piedmont for the Hour, as calculated in this Section 7.1.5.9, shall be referred to herein as the Piedmont Energy Purchase Amount for the Hour. The amount of electric energy supplied by Piedmont to Duke for the Hour, as determined in this Section 7.1.5.9, shall be referred to herein as the Piedmont Energy Credit Amount for the Hour. An example showing the calculation of such amounts is shown in Attachment 7-5.

7.1.5.10 Calculation of EMC Group Energy Amounts. The amount of electric energy delivered by Duke to the EMC Group, and by the EMC Group to Duke, for the Hour shall be calculated as follows: Electric energy scheduled under the Partial Requirements Agreements shall be scheduled using two (2) dynamic (instantaneous) signals representing the differences between the EMC Group Native Load and the EMC Group’s Base Obligation. At the time of this Agreement, these signals are sampled once every four (4) seconds; the time period between each sample as defined herein shall be referred to as an “Interval”. The time duration of the Intervals shall be subject to change based on Duke’s standard operating practices. A signal during an Interval in which EMC Group’s Native Load exceeds EMC Group’s Base Obligation shall be referred to herein as an EMC Group Call Signal, indicating electric energy supplied by Duke to the EMC Group. A signal during an Interval in which EMC Group’s Base Obligation exceeds EMC Group’s Native Load shall be referred to herein as an EMC Group Put Signal, indicating electric energy being supplied by EMC Group to Duke. The integrated value of the EMC Group Call Signals (separate from and not combined with the EMC Group Put Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Duke to the EMC Group for the Hour, and the integrated value of the EMC Group Put Signals (separate from and not combined with the EMC Group Call Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by the EMC Group to Duke for the Hour. The amount of electric energy supplied by Duke to EMC Group for the Hour, as calculated in this Section 7.1.5.10, shall be referred to herein as EMC Group Energy Purchase Amount for the Hour. The amount of electric energy supplied by the EMC Group to Duke for the Hour, as determined in this Section 7.1.5.10, shall be referred to herein as the EMC Group Energy Credit Amount for the Hour. An example showing the calculation of such amounts is shown in Attachment 7-6.

7.1.5.11 Duke Monthly Reconciliation Charge. The Duke Monthly Reconciliation Charge for a Month shall be equal to the sum of the Duke Hourly Reconciliation Charges for the Month. The Duke Hourly Reconciliation Charge for an Hour shall be equal to the product of (a) the Duke Total Hourly Energy Charge for the Hour minus the Duke Reconciliation Amount for the Hour and (b) the Reconciliation Allocation Factor. The Duke Reconciliation Amount for an Hour shall be equal to the sum of (i) the Piedmont Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of this Agreement, (ii) the Rutherford Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of the Duke-Rutherford Agreement, and (iii) the Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of the Duke-Blue Ridge Agreement. If the Duke Monthly Reconciliation Charge is positive, EMC shall pay such amount to Duke; if the Duke Monthly Reconciliation Charge is negative, such amount shall be credited to EMC.

7.1.5.12 Piedmont Monthly Reconciliation Credit. The Piedmont Monthly Reconciliation Credit for a Month shall be equal to the sum of the Piedmont Hourly Reconciliation Credits for the Month. The Piedmont Hourly Reconciliation Credit for an Hour shall be equal to the product of (a) the EMC Group Total Hourly Energy Credit for the Hour minus the EMC Group Reconciliation Amount for the Hour and (b) the Reconciliation Allocation Factor. The EMC Group Reconciliation Amount for an Hour shall be equal to the sum of (i) the Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of this Agreement, (ii) the Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of the Duke-Rutherford Agreement, and (iii) the Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of the Duke-Blue Ridge Agreement. If the Piedmont Monthly Reconciliation Credit is negative, EMC shall pay such amount to Duke; if the Piedmont Monthly Reconciliation Credit is positive, such amount shall be credited to EMC.

7.1.5.13 Inter-EMC Energy Transfer Reconciliation Charge. The Monthly Inter-EMC Energy Transfer Reconciliation Charge for a Month shall be equal to the sum of the Hourly Inter-EMC Transfer Reconciliation Charges for the Month. The Hourly Inter-EMC Transfer Reconciliation Charge for an Hour shall be equal to the product of (a) the Reconciliation Allocation Factor and (b) (i) the sum of the Piedmont Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of this Agreement, the Rutherford Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of the Duke-Rutherford Agreement, and the Blue Ridge Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of the Duke-Blue Ridge Agreement, minus (ii) the sum of the Piedmont Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of this Agreement, the Rutherford Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of the Duke-Rutherford Agreement, and the Blue Ridge Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of the Duke-Blue Ridge Agreement. If the Monthly Inter-EMC Energy Transfer Reconciliation Charge is negative, EMC shall pay such amount to Duke. If the Monthly Inter-EMC Energy Transfer Reconciliation Charge is positive, such amount shall be credited to EMC.

7.1.6 Scheduling Agent Service Charge. In the event that this Agreement is terminated in accordance with the provisions of Section 3.5.2.2, EMC shall pay to Duke the Monthly Scheduling Agent Service Charge commencing on the date that Scheduling Agent Services commence. The Monthly Scheduling Agent Service Charge for a Month shall be equal to one thousand dollars ($1,000) per Month.

7.1.7 References to Other Agreements. For purposes of calculating the charges and credits under Sections 3.5.2.3 and 7.1 (including charges and credits calculated pursuant to Section 7.1 in the event that EMC exercises its option pursuant to Section 3.5.2.3), (i) all references in this Agreement to quantities under or as determined or set forth in the Duke-Blue Ridge Agreement shall be deemed to refer to such quantities during the period in which the

Duke-Blue Ridge Agreement is in effect, before which time and after which time such quantities shall be deemed to be equal to zero; and (ii) all references in this Agreement to quantities under or as determined or set forth in the Duke-Rutherford Agreement shall be deemed to refer to such quantities during the period in which the Duke-Rutherford Agreement is in effect, before which time and after which time such quantities shall be deemed to be equal to zero. For example, if this Agreement and the Duke-Blue Ridge Agreement terminate August 31, 2008, and the Duke-Rutherford Agreement terminates August 31, 2007, then during the period through August 31, 2007, EMC Group Native Load shall mean the sum of (i) the EMC Native Load under this Agreement, (ii) the EMC Native Load under the Duke-Blue Ridge Agreement, and (iii) the EMC Native Load under the Duke-Rutherford Agreement, and during the period September 1, 2007 through August 31, 2008, EMC Group Native Load shall mean the sum of (i) the EMC Native Load under this Agreement and (ii) the EMC Native Load under the Duke-Blue Ridge Agreement. In addition, for purposes of calculating the charges under Sections 3.5.2.3 and 7.1 (including charges and credits calculated pursuant to Section 7.1 in the event that EMC exercises its option pursuant to Section 3.5.2.3), all references to “EMC Group” shall refer collectively to the members of such group that are served under those of the above-referenced Agreements that are then in effect (e.g., in the above example, “EMC Group” would no longer include Rutherford effective September 1, 2007).

7.2 Charges During January 1, 2007 – December 31, 2010 .

7.2.1 For FFR Supplemental Service provided during the period beginning on January 1, 2007, and continuing through December 31, 2010, EMC shall pay to Duke the Base Annual Capacity Charge set forth in Section 7.2.2, the Excess Annual Capacity Charge set forth in Section 7.2.3, the Monthly Demand Charge set forth in Section 7.2.4, the Duke Monthly Energy Charge set forth in Section 7.2.5.1, and, if applicable, the Monthly Reserve Capacity Charge set forth in Section 7.4, minus the EMC Monthly Energy Credit set forth in Section 7.2.5.3. The charges set forth in this Section 7.2 are in addition to the other charges set forth in other sections of this Agreement.

7.2.2 Base Annual Capacity Charge. The Base Annual Capacity Charge for a Year shall be equal to the product of (i) the Annual Capacity Price for the Year ($/kW-Year) and (ii) the Annual Capacity Quantity for the Year (kW). The Annual Capacity Price for 2007 through 2010 shall be as follows:

2007 $38.00/kW-year

2008 $40.00 kW-year

2009 $57.00 kW-year

2010 $58.00 kW-year

and the Annual Capacity Quantity for 2007 through 2010 shall be as follows:

2007 23,000 kW

2008 24,000 kW

2009 23,000 kW

2010 24,000 kW

Provided, that the Annual Capacity Quantity amounts set forth in this Secton 7.2.2 for 2009 and 2010 shall be decreased, on a kW for kW basis, for any increase in EMC’s Base Obligation that occurs pursuant to Section 5.1.4. The Base Annual Capacity Charge shall be billed in accordance with Article 13 in the July statement each Year.

7.2.3 Excess Annual Capacity Charge. The Excess Annual Capacity Charge for a Year shall be equal to the product of (i) the Excess Annual Capacity Price for the Year ($/kW-Year) and (ii) the EMC Excess Annual Capacity Quantity for the Year (kW). The Excess Annual Capacity Charge for the Year shall be billed in accordance with Article 13 in the September statement based on the actual Duke billing data during July and August of such Year.

7.2.3.1 Excess Annual Capacity Price. The Excess Annual Capacity Price for each Year shall be equal to 120 percent of the Annual Capacity Price for that Year as identified in Section 7.2.2.

7.2.3.2 EMC Excess Annual Capacity Quantity. The EMC Excess Annual Capacity Quantity for a Year shall be equal to the EMC Coincident Peak Demand for the Year minus EMC’s Base Obligation for the Hour in such Year in which the EMC Coincident Peak Demand occurs, minus the Annual Capacity Quantity for the Year. In no event shall the EMC Excess Annual Capacity Quantity be less than zero. The EMC Coincident Peak Demand for a Year shall be equal to the EMC Hourly Demand that is coincident with the maximum integrated sixty (60) minute Duke Schedule 1 Demands during July and August of the Year. The EMC Hourly Demand for an Hour shall be equal to the integrated sixty (60) minute demand of EMC’s Native Load during the Hour.

7.2.4 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Demand Rate for the Year ($/kW-Month) and (ii) the EMC Monthly Demand Quantity for the Month (kW). The Monthly Demand Rate for 2007 through 2010 shall be as follows:

2007        $1.08/kW-month

2008        $1.25 kW-month

2009        $1.33 kW-month

2010        $1.42 kW-month

7.2.4.1 EMC Monthly Demand Quantity. The EMC Monthly Demand Quantity for a Month shall be equal to the EMC Hourly Demand at the time of the Maximum Demand Hour for the Month minus EMC’s Base Obligation at the time of the Maximum Demand Hour. In no event shall the EMC Monthly Demand Quantity be less than zero. The Maximum Demand Hour of a Month shall be the Hour in which the positive difference between EMC’s Native Load and EMC’s Base Obligation is the greatest (as determined by subtracting EMC’s Base Obligation from EMC’s Native Load in every Hour of the Month, to determine the Hour in which such maximum difference for the Month occurs).

7.2.5 Monthly Energy Charges.

7.2.5.1 Duke Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Duke Hourly Energy Charges for the Month.

7.2.5.2 Duke Hourly Energy Charge. The Duke Hourly Energy Charge for an Hour shall be equal to the product of (i) one hundred thirteen percent (113%) of Duke’s Territorial Incremental Cost for the Hour and (ii) the Piedmont Energy Purchase Amount for the Hour. The amount of electric energy delivered by Duke to EMC during any Hour shall be calculated as set forth in Section 7.2.5.5.

7.2.5.3 EMC Monthly Energy Credit. The EMC Monthly Energy Credit for a Month shall be equal to the sum of the EMC Hourly Energy Credits for the Month.

7.2.5.4 EMC Hourly Energy Credit. The EMC Hourly Energy Credit for an Hour shall be equal to the product of (i) ninety percent (90%) of Duke’s Territorial Decremental Cost for the Hour and (ii) the Piedmont Energy Credit Amount for the Hour. The amount of electric energy delivered by the EMC to Duke during any Hour shall be calculated as set forth in Section 7.2.5.5.

7.2.5.5 Calculation of Piedmont Hourly Energy Amounts. The amount of electric energy delivered by Duke to Piedmont, and by Piedmont to Duke for an Hour, shall be calculated as follows: electric energy scheduled under this Agreement shall be scheduled using two (2) dynamic (instantaneous) signals representing the difference between EMC’s Native Load and EMC’s Base Obligation. At the time of this Agreement, these signals are sampled once every four (4) seconds; the time period between each sample as defined herein shall be referred to as an “Interval”. The time duration of the Intervals shall be subject to change based on Duke’s standard operating practices. A signal during an Interval in which EMC’s Native Load exceeds EMC’s Base Obligation shall be referred to herein as an EMC Call Signal, indicating electric energy supplied by Duke to Piedmont. A signal during an Interval in which EMC’s Base Obligation exceeds EMC’s Native Load shall be referred to herein as an EMC Put Signal, indicating electric energy being supplied by Piedmont to Duke. The integrated value of the EMC Call Signals (separate from and not combined with the EMC Put Signals) summed across all Intervals during the Hour shall be used as the amount of energy supplied by Duke to Piedmont for the Hour, and the integrated value of the EMC Put Signals (separate from and not combined with the EMC Call Signals) summed across all Intervals during the Hour shall be used as the amount of energy supplied by Piedmont to Duke for the Hour. The amount of electric energy supplied by Duke to Piedmont for the Hour, as calculated in this Section 7.2.5.5, shall be referred to herein as the Piedmont Energy Purchase Amount for the Hour. The amount of electric energy supplied by Piedmont to Duke for the Hour, as determined in this Section 7.2.5.5, shall be referred to herein as the Piedmont Energy Credit Amount for the Hour. An example showing the calculation of such amounts is shown in Attachment 7-5.

7.2.6 System Average Pricing Option

7.2.6.1 Exercise of Option. During the period January 1, 2007 through December 31, 2010, EMC shall have the option of being subject to the pricing provisions set forth in Sections 7.2.6.2, 7.2.6.3, and 7.2.6.4 in lieu of the pricing provisions set forth in Sections 7.2.1, 7.2.2, 7.2.3, 7.2.4 and 7.2.5. EMC may exercise such option (referred to herein as the “System Average Pricing Option”) for the period beginning January 1, 2007, January 1, 2008, January 1, 2009, or January 1, 2010, and ending December 31, 2010. The period that EMC selects pursuant to this option (i.e., January 1, 2007 - December 31, 2010, January 1, 2008 - December 31, 2010, January 1, 2009 - December 31, 2010, or January 1, 2010 - December 31, 2010) shall be referred to herein as the “System Average Pricing Option Period.” EMC may exercise such option by giving notice (such notice referred to herein as the “System Average Pricing Option Notice”) to Duke no later than September 30 of the Year prior to the Year in which the System Average Pricing Option Period that EMC selects would commence. For example, if EMC wishes to exercise its option under this Section 7.2.6 effective January 1, 2008, it must provide its System Average Pricing Option Notice no later than September 30, 2007. The System Average Pricing Option Notice is effective when it is deemed given in accordance with Section 16.22. Once the System Average Pricing Option Notice is given to Duke, it shall not be amended, modified or otherwise revoked for any reasons unless such amendment, modification or revocation is mutually agreed to by both Parties in writing.

7.2.6.2 General. During the System Average Price Option Period, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.2.6.3 and the Duke Monthly Energy Charge set forth in Section 7.2.6.4, in lieu of the charges set forth in Sections 7.2.1, 7.2.2, 7.2.3, 7.2.4, and 7.2.5. The charges set forth in Section 7.2.6 are in addition to the other charges set forth in other sections of this Agreement (including, if applicable, the Monthly Reserve Capacity Charge set forth in Section 7.4).

7.2.6.3 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Billing Demand for the Month (kW) and (ii) the Monthly Demand Rate for the Year ($/kW-Month).

7.2.6.3.1 Monthly Demand Rate. The Monthly Demand Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Monthly Demand Rate initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.2.6.3.2 Monthly Billing Demand. The Monthly Billing Demand for each Month of the Year shall be equal to the average of the twenty (20) EMC Peak Hour Billing Demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during July and August of such Year. The EMC Peak Hour Billing Demand for an Hour shall be equal to the integrated sixty (60) minute EMC Native Load demand (kW) for the Hour minus EMC’s Base Obligation (kW) for such Hour, but in no event shall the EMC Peak Hour billing Demand for an Hour (or the Monthly Billing Demand) be less than zero. The Monthly Billing Demand initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. An example showing the calculation of this billing demand is shown in Attachment 7-7.

7.2.6.4. Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Monthly Fuel Charge and Monthly Variable O&M Charge for the Month. If the Duke Monthly Energy Charge is positive, EMC shall pay such amount to Duke. If the Duke Monthly Energy Charge is negative, Duke shall credit such amount to EMC.

7.2.6.4.1 Monthly Fuel Charge. The Monthly Fuel Charge for a Month shall be equal to the sum of the Hourly Fuel Charges for the Month. The Hourly Fuel Charge for an Hour shall be equal to the product (i) EMC’s Native Load demands during the Hour (kW) minus EMC’s Base Obligation for the Hour (kW) and (ii) the Fuel Rate for the Year ($/kWh). The Fuel Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Fuel Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Duke will keep EMC informed of the true-up subtotal on a semi-annual basis during a Year.

7.2.6.4.2 Monthly Variable O&M Charge. The Monthly Variable O&M Charge for a Month shall be equal to the sum of the Hourly Variable O&M Charges for the Month. The Hourly Variable O&M Charge for an Hour shall be equal to the product of (i) EMC’s Native Load demands during the Hour (kW) minus EMC’s Base Obligation for the Hour (kW), and (ii) the Variable O&M Rate for the Year ($/kWh). The Variable O&M Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Variable O&M Rate initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.3 Charges Commencing January 1, 2011.

7.3.1 General. For service provided commencing January 1, 2011 through the termination of this Agreement, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.3.2 and the Duke Monthly Energy Charge set forth in Section 7.3.3. The charges set forth in this Section 7.3 are in addition to the other charges set forth in other sections of this Agreement.

7.3.2 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Billing Demand for the Month (kW) and (ii) the Monthly Demand Rate for the Year ($/kW-Month).

7.3.2.1 Monthly Demand Rate. The Monthly Demand Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Monthly Demand Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.3.2.2 Monthly Billing Demand. The Monthly Billing Demand for each month of a Year shall be equal to the average of the twenty (20) EMC Peak Hour Billing Demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the Annual Planning Period for such Year (as determined in Section 7.3.2.3). The EMC Peak Hour Billing Demand for an Hour shall be equal to the integrated sixty (60) minute EMC Native Load demand (kW) for the Hour minus the Partial Requirements Resources (kW) for such Hour, but in no event shall the EMC Peak Hour Billing Demand (or the Monthly Billing Demand) be less than zero. The Monthly Billing Demand shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Examples showing the calculation of the Monthly Billing Demand are shown in Attachment 7-8.

7.3.2.3 Determination of Annual Planning Period. If the then-effective Annual Planning Period is the Summer Period, the Annual Planning Period for purposes of determining the Monthly Billing Demand for the Year under Section 7.3.2.2 shall be the Summer Period that occurs within such Year (for example, if the Annual Planning Period in 2012 is the Summer Period, and the Summer Period is May - September, the Annual Planning Period for purposes of determining the Monthly Billing Demand for 2012 under Section 7.3.2.2 is May 2012 - September 2012). If the then-effective Annual Planning Period is the Winter Period, the Annual Planning Period for purposes of determining the Monthly Billing Demand for the Year under Section 7.3.2.2 shall be the Winter Period that ends in such Year (for example, if the Annual Planning Period in 2012 is the Winter Period, and the Winter Period is October - April, the Annual Planning Period for purposes of determining the Monthly Billing Demand for 2012 under Section 7.3.2.2 is October 2011 - April 2012).

7.3.2.4 Annual Percentage. No later than June 30, 2012, and each June 30 thereafter during the Term, Duke shall calculate the Annual Percentage for the immediately preceding Year using the formula set forth in Attachment 7-9, and shall provide such calculation to EMC, together with supporting information. The Annual Percentage may be a positive or negative value. In the event that the Annual Percentage for such Year is greater than positive four percent (4%), the Monthly Demand Rate for such Year calculated pursuant to Section 7.3.2.1 shall be reduced by the percentage equal to the Demand Rate Adjustment Percentage. This reduction shall only apply to the Year for which it is calculated. This reduction shall be reflected in the true-up provided to EMC pursuant to Section 7.3.2.1. In the event that the Annual Percentage for such Year is a positive four percent (4%) or less, or is negative, there shall be no adjustments to the Monthly Demand Rate under this Section 7.3.2.4 for such Year. Illustrative examples showing the calculation of the Annual Percentage and Demand Rate Adjustment Percentage and the resulting reduction, if any, to the Monthly Demand Rate are set forth in Attachment 7-10.

7.3.3 Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Monthly Fuel Charge and Monthly Variable O&M Charge for the Month.

7.3.3.1 Monthly Fuel Charge. The Monthly Fuel Charge for a Month shall be equal to the sum of the Hourly Fuel Charges for the Month. The Hourly Fuel Charge for an Hour shall be equal to the product (i) EMC’s Native Load demand during the Hour (kW) minus the sum of (a) EMC’s Dispatched Baseload Resources for the Hour (kW) and (b) EMC’s Dispatched Combined Cycle Resources for the Hour for which EMC bears the Energy Cost pursuant to Section 4.3.3.1 (kW), and (ii) the Fuel Rate for the Year ($/kWh). The Fuel Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Fuel Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Duke will keep EMC informed of the true-up subtotal on a semi-annual basis during a Year.

7.3.3.2 Monthly Variable O&M Charge. The Monthly Variable O&M Charge for a Month shall be equal to the sum of the Hourly Variable O&M Charges for the Month. The Hourly Variable O&M Charge for an Hour shall be equal to the product of (i) EMC’s Native Load demands during the Hour (kW) minus the sum of (a) EMC’s Dispatched Baseload Resources for the Hour (kW) and (b) EMC’s Dispatched Combined Cycle Resources for the Hour for which EMC bears the Energy Cost pursuant to Section 4.3.3.1 (kW) and (ii) the Variable O&M Rate for the Year ($/kWh). The Variable O&M Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Variable O&M Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.4 Monthly Reserve Capacity Charges. In the event that Duke provides Replacement Energy to EMC pursuant to Section 4.2.4 in an amount of five thousand (5,000) kW or greater during any Hour of a Year, EMC shall pay a Monthly Reserve Capacity Charge equal to the product of (i) the Monthly Demand Rate as calculated in Section 7.3.2.1 and (ii) the amount (in kW) of reserves that would be required under Duke’s Generation Planning Practices for a generating resource of a size equivalent to the amount of Replacement Energy provided to EMC (the “Reserve Capacity Amount”). This charge shall commence on the Day following the Day on which Duke provided Replacement Energy to EMC, and shall terminate on December 31 of that Year. For example, if Duke provides a maximum amount of 100,000 kWh of Replacement Energy to EMC in any given Hour on July 15, 2007, and the reserves that would be required for a 100,000 kW generating resource under Duke’s Generation Planning Practices is 17,000 kW, EMC shall be responsible for a Monthly Reserve Capacity Charge for 17,000 kW from July 16, 2007, through December 31, 2007, subject to increase as provided in the next sentence. In the event that Duke provides Replacement Energy to EMC for any additional Hours during such Year, and the amount of Replacement Energy provided during any such Hours is greater than that previously provided during the Year, then the Reserve Capacity Amount shall be increased to reflect such greater amount of Replacement Energy, effective the Day after the Replacement Energy is provided. In the event that Duke provides Replacement Energy to EMC in a subsequent Year, the foregoing provisions shall apply, and EMC shall pay Monthly Reserve Capacity Charges with respect to such Replacement Energy as provided above. Notwithstanding anything in this Section 7.4 to the contrary, the Monthly Reserve Capacity Charges shall terminate no later than December 31, 2010. Any Monthly Reserve Capacity Charge, or increase in such charge, that begins on a Day other than the first Day of the Month shall be adjusted pro rata for that Month to reflect the number of Days during the Month in which the charge or charge increase was in effect.

7.4.1 Force Majeure Events. Notwithstanding the provisions of Section 7.4, in the event that Duke provides Replacement Energy to EMC due to the occurrence of a force majeure event, EMC shall not incur a Monthly Reserve Capacity Charge due to Duke’s provision of Replacement Energy for the first twenty-four (24) Hours following such occurrence. For purposes of this Section 7.4.1, the term “force majeure” means an event or circumstance that: (i) prevents the party claiming to be affected by it from performing its obligations in whole or in part; (ii) is not within the reasonable control of the claiming party, or the result of the negligence of the claiming party, and (iii) by the exercise of due diligence, the claiming party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or governmental authority or arbitration award (so long as the claiming party has not sought or has opposed, to the extent reasonable, such actions or restraints). It is expressly acknowledged that transmission service interruptions or curtailments imposed by a transmission provider in response to transmission capacity or availability shortages shall not be “force majeure” events or circumstances for purposes of this Section 7.4.1.

7.5 Payment. All charges or payments contemplated by this Article 7 shall be made in accordance with provisions of Article 13.

7.6 Determination of EMC Capacity and Energy Demands. For purposes of determining the electric capacity and energy charges under this Agreement, EMC’s Native Load demands shall be as determined under the NOA (which demands shall include the adjustments under the NOA for losses between the point of delivery under the NITSA and the point of measurement, and the corrections under the NOA for any metering failures or inaccuracies), and shall be increased by (1 / (1 - TLF ), in order to reflect such demands at the generation level (i.e., at the point at which power is available for transmission). Metered receipts used in billings and accounting hereunder will in all cases include adjustments for such losses. TLF shall be equal to the transmission loss factor set forth in the Transmission Provider’s OATT, and shall be expressed as a decimal. For example, if the transmission loss factor in the Transmission Provider’s OATT is three percent (3%), then ( 1 / (1 - TLF )) shall be equal to ( 1 / (1 -.03)), or ( 1 / .97 ). In the event that the NOA is terminated, or the electric capacity and energy demands measured under the NOA no longer include an adjustment for losses between the point of delivery under the NITSA and the point of measurement or provisions for correcting such demands for metering failures or inaccuracies, then, for purposes of determining the capacity and energy charges under this Agreement, EMC’s metered electric capacity and energy demands shall be adjusted for losses between the point of delivery under the NITSA and point of measurement and further increased by ( 1 / (1-TLF)), in order to reflect such demands at the generation level (i.e., at the point at which power is available for transmission), and suitable arrangements shall be made by the Parties for correcting such demands due to metering failures or inaccuracies.

Article 8

Scheduling Agent Services

8.1 Appointment of Duke as Scheduling Agent. EMC hereby appoints Duke as Scheduling Agent, effective on the Effective Date (or such earlier date as is required so that Scheduling Agent may begin rendering Scheduling Agent Services by the Commencement Date), as agent for EMC for the Term, for the limited purposes set forth in this Agreement, with full power and authority to render the Scheduling Agent Services, and Duke accepts such appointment.

8.1.1 Costs. The Parties acknowledge and agree that all costs and expenses incurred by Duke to provide Scheduling Agent Services are included in the charges set forth in Article 7 and, except as provided for in Section 7.1.6, EMC shall not be charged any additional rates, charges or fees in connection with Duke’s provision of Scheduling Agent Services.

8.2 Scheduling Policies. In providing Scheduling Agent Services hereunder, Duke shall comply with (i) the NCEMC policies set forth in Attachment 8-1 (“NCEMC Policies”) and (ii) the Transmission Provider’s OATT. To avoid uncertainty, for purposes of Section 8 of Attachment 8-1 (Part I of II), Piedmont’s “SEPA allocation” shall be zero.

8.3 Protocols. In advance of the Commencement Date, and from time to time thereafter as the Operating Committee may determine appropriate, the Operating Committee shall meet and make reasonable efforts to establish written protocols and procedures to implement the Scheduling Agent Services provided for hereunder, which shall be reviewed and agreed to by the Parties; provided however, that the Operating Committee’s failure to agree upon such protocols and procedures shall not affect in any way the Parties’ respective rights and obligations under this Article 8.

8.4 Scheduling Agent Services (Commencement Date through December 31, 2010). Beginning on the Commencement Date and continuing through December 31, 2010, Duke shall provide the following Scheduling Agent Services:

8.4.1 Duke shall develop next-Day and multi-Day forecasts of EMC’s Native Load.

8.4.2 Duke shall provide NCEMC with seven-Day and next-Day forecasts of EMC’s Native Load.

8.4.3 Duke shall receive each Day the Nominations from MSCG, and confirm such Nominations with MSCG in writing, facsimile, e-mail, or any other agreed-upon form of communication.

8.4.4 Duke shall provide to NCEMC the Nominations that Duke receives pursuant to Section 8.4.3.

8.4.5 Duke shall provide operational forecasts of EMC Native Load as may be requested by the Transmission Provider from time to time.

8.4.6 [intentionally omitted]

8.4.7 [intentionally imitted]

8.4.8 Duke shall receive any information or notices from NCEMC or MSCG relating to any changes in the schedules of electric energy to be delivered to serve EMC’s Native Load.

8.4.9 Duke shall provide daily and Monthly reconciliation and checkout services to EMC with respect to each of NCEMC, the Transmission Provider, and MSCG in connection with services provided by such entities to serve EMC’s Native Load.

8.4.10 Duke shall reasonably cooperate with EMC to enable EMC to address issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider in connection with the delivery of electric energy under the PPA, the WPSA, or EMC Contract Resources described in Sections 5.1.3, 5.1.4 and 5.1.5 to serve EMC’s Native Load. Such cooperation shall include providing EMC with data, records, and other information available to Duke and related to the invoices or bills at issue.

8.4.11 If Duke has information that MSCG was not informed of any transmission constraints or other impediments to deliveries under the PPA to the delivery points designated by MSCG, Duke shall, as promptly as reasonably practical, inform MSCG of any transmission constraints or other impediments to deliveries under the PPA to the delivery points designated by MSCG.

8.4.12 Duke shall serve as EMC’s Purchasing – Selling Entity.

8.4.13 Duke shall schedule to the Transmission Provider electric energy to be delivered from the EMC Contract Resources described in Sections 5.1.3, 5.1.4 and 5.1.5.

8.5 Scheduling Agent Services (January 1, 2011 through Termination). Beginning on January 1, 2011, and continuing through the date of termination of this Agreement, Duke shall provide the following Scheduling Agent Services:

8.5.1 Duke shall develop next-Day and multi-Day forecasts of EMC’s Native Load.

8.5.2 Duke shall provide NCEMC with seven-Day and next-Day forecasts of EMC’s Native Load.

8.5.3 Duke shall provide to NCEMC with the daily schedule of electric energy to be made available each Hour to serve EMC’s Native Load under the WPSA.

8.5.4 [intentionally omitted]

8.5.5 [intentionally omitted]

8.5.6 Duke shall provide operational forecasts of EMC Native Load as may be requested by the Transmission Provider from time to time.

8.5.7 Duke shall receive any information or notices from NCEMC relating to any changes in the schedules of electric energy to be delivered to serve EMC’s Native Load.

8.5.8 Duke shall provide daily and Monthly reconciliation and checkout services to EMC with respect to NCEMC and the Transmission Provider in connection with services provided by those entities to serve EMC’s Native Load.

8.5.9 Duke shall reasonably cooperate with EMC to enable EMC to address issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider in connection with the delivery of electric energy under the WPSA or EMC Contract Resources described in Section 5.2 to serve EMC’s Native Load. Such cooperation shall include, but is not limited to, providing EMC with data, records and other information available to Duke and related to the invoices or bills at issue.

8.5.10 Duke shall serve as EMC’s Purchasing – Selling Entity.

8.5.11 Duke shall schedule to the Transmission Provider electric energy to be delivered from the EMC Contract Resources described in Section 5.2.

8.6 New EMC Resources. If EMC obtains one or more new EMC Contract Resources in accordance with the provisions of Article 5 of this Agreement, the Parties shall negotiate appropriate revisions to this Agreement or the protocols and procedures developed under Section 8.3 as necessary for Duke to provide Scheduling Agent Services hereunder in connection with such new EMC Contract Resources; provided however, the failure of the Parties to agree on revisions to this Agreement or the protocols and procedures developed under Section 8.3 shall not relieve Duke of its obligation to schedule such new EMC Contract Resources.

8.7 Errors in Schedules. If Duke is notified by the Transmission Provider, NCEMC or a third party with respect to EMC Contract Resources described in Sections 5.1.3, 5.1.4, 5.1.5 or 5.2, that any schedule provided by Duke as Scheduling Agent has been rejected, Duke shall provide to the Transmission Provider, NCEMC or third party, as applicable, a substitute schedule for the Day in question taking into account the information provided by the Transmission Provider, NCEMC or third party, as applicable, in connection with such rejection.

8.8 EMC Responsibilities. In connection with Duke’s undertaking Scheduling Agent Services, EMC shall have the following obligations:

8.8.1 EMC shall provide Duke, as Scheduling Agent, with: (a) meter data such that Duke may calculate aggregate load in discrete locations or in aggregate load areas as determined by Transmission Provider; (b) five (5) years of the most recent historical load data; and (c) the Power Requirements Study (or such successor document) that EMC submits annually to the RUS.

8.8.2 EMC shall make arrangements with NCEMC, the Transmission Provider, and any third party responsible for providing for deliveries of new EMC Resources as provided for in Section 8.6, as are necessary for those parties to communicate with, and accept or receive schedules or other information submitted by or to Duke as Scheduling Agent.

8.8.3 During the period from the Commencement Date through December 31, 2010, EMC shall direct MSCG to communicate with, and provide Nominations to Duke as Scheduling Agent.

8.8.4 EMC shall reasonably cooperate with Duke as necessary for Duke to assist EMC in addressing issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider, as provided for in Sections 8.4.10 and 8.5.9.

8.9 Duke’s Liability. Duke shall be liable for any damages arising from Duke’s unexcused failure to comply with the provisions of this Article 8.

8.10 Termination Assistance Service. Commencing six (6) Months prior to the scheduled termination of this Agreement and continuing through the termination date of this Agreement (the “Termination Assistance Period”), Duke shall provide to EMC, or at EMC’s request to EMC’s designee, such reasonable cooperation, assistance and service to cause the orderly and timely transition and migration of Scheduling Agent Services provided under this Agreement to EMC’s new energy supplier and/or scheduling agent without interruption or adverse effect (“Termination Assistance Service”). EMC may shorten or terminate the Termination Assistance Period by providing written notice to Duke.

Article 9

Transmission and Ancillary Services

9.1 Delivery Obligations. Duke shall be responsible for making all arrangements necessary and paying for all costs incurred under contractual arrangements necessary to deliver the electric energy provided hereunder to the Delivery Points. EMC shall be responsible for making and paying for all contractual arrangements necessary for the delivery of the electric energy provided hereunder from the Delivery Points.

9.2 Transmission Arrangements. This Agreement does not obligate Duke to provide any Transmission Service or Ancillary Services, and does not confer upon EMC any rights to service over the Transmission System. EMC shall be responsible for making separate contractual arrangements with the Transmission Provider for all Transmission Service and Ancillary Services to be provided to EMC.

9.3 Ancillary Services. Duke shall make Commercially Reasonable Efforts to assist in any effort by EMC to have the Transmission Provider recognize that the electric capacity and energy provided hereunder satisfies one or more of such Transmission Provider’s Ancillary Services requirements; provided, however, that nothing in this Section 9.3 shall in any way obligate Duke to provide, make arrangements for, or pay for any Ancillary Services except as expressly provided for in Section 9.3.1.

9.3.1 Energy Imbalance Responsibility. Duke shall reimburse EMC in accordance with the provisions of Article 13 for any Hour in which, as a result of Duke’s unexcused failure to comply with the provisions of Article 8, Energy Imbalance Service charges are incurred by EMC in accordance with the Transmission Provider’s OATT. EMC shall reimburse Duke in accordance with the provisions of Article 13 for any Hour in which, as a result of Duke’s unexcused failure to comply with the provisions of Article 8, Energy Imbalance Service compensation is provided to EMC in accordance with the Transmission Provider’s OATT.

9.4 Regional Transmission Organization. If an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider, then Duke and EMC will reasonably cooperate to make or enter into arrangements with such entity to assist such entity with the implementation of this Agreement. It is expressly understood that neither the implementation of an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider nor the failure of the Parties to enter into the arrangements contemplated under this Section 9.4 shall relieve either Party of any obligations under this Agreement.

9.4.1 Cost Responsibility. Except as provided in Section 9.3.1, it is expressly understood that nothing herein shall be construed to in any way relieve EMC of, or impose upon Duke, the responsibility for any fees, costs, or charges (including but not limited to congestion costs, transmission losses, or the costs or charges to secure financial transmission rights or the equivalent thereof) that may be imposed on EMC by an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider in connection with the provision of Transmission Service or Ancillary Services. It is further expressly understood that Duke shall have no right or interest in any financial transmission rights or the equivalent thereof that are allocated, assigned, transferred or acquired by EMC.

9.4.2 Congestion Costs. In the event that the Transmission Provider implements a pricing methodology that allocates congestion costs on a locational basis, in determining the dispatch order of Duke’s Generation System, Duke shall make no adverse distinction between Duke’s Native Load and Duke’s obligations to supply FFR Supplemental Service or Partial Requirements Service, as applicable under this Agreement. Duke further agrees that, in the event it designates Delivery Points for Duke’s Generation System, Duke shall make no adverse distinction between Duke’s Native Load and Duke’s obligations to supply FFR Supplemental Service or Partial Requirements Service, as applicable under this Agreement. The Parties shall reasonably cooperate with each other in an effort to develop and implement congestion management strategies designed to minimize the incurrence of congestions costs associated with the delivery of electric energy under this Agreement. Duke will provide EMC with recommended strategies to manage such congestion costs, under terms that would not subject Duke’s Native Load to any costs that Duke would not otherwise incur, and if EMC agrees with such recommendation, Duke will use Commercially Reasonable Efforts to implement the recommended congestion management strategies. Duke shall also use Commercially Reasonable Efforts to comply with the congestion management rules that may be adopted by the Transmission Provider.

Article 10

Operating Committee

10.1 Operating Committee. The Parties shall establish an Operating Committee consisting of one (1) Representative each. The Operating Committee shall act only by unanimous agreement or consent. Duke and EMC shall designate their respective Representatives to the Operating Committee, plus any alternate, by written notice delivered in accordance with Section 16.22 within thirty (30) Days after the Effective Date. Each Party’s Representative on the Operating Committee is authorized to act on behalf of such Party with respect to any matter arising under this Agreement.

10.2 Duties of the Operating Committee. The Operating Committee shall facilitate the coordination and interaction between the Parties with respect to the performance of the duties and obligations imposed on the Parties hereunder, including development or revision of appropriate protocols and procedures therefor. The Operating Committee shall not, however, have any authority to modify or otherwise alter the Parties’ rights and obligations under this Agreement.

Article 11

Demand Side Management

11.1 Availability of Demand Side Management Resource Programs. EMC may make available to EMC’s Native Load customers EMC Demand Side Management Resource Programs to the same extent and under comparable terms and conditions as Duke’s Demand Side Management Resource Programs; provided, however, that EMC may not make available to EMC’s Native Load customers any demand side management resource programs or similar programs other than such EMC Demand Side Management Resource Programs unless EMC is otherwise required by RUS or by applicable Law to make other demand management side resource programs available to EMC’s Native Load customers or is otherwise permitted under Section 11.7. Except as set forth in Section 4.2.6, the terms and conditions of EMC Demand Side Management Resource Programs shall be applied to EMC’s Native Load customers and enforced by Duke in the same or comparable manner as they are applied to Duke’s Native Load retail customers and enforced by Duke. Except as set forth in Section 4.2.6, in implementing and operating such EMC Demand Side Management Resource Programs, Duke shall make no adverse distinction with respect to EMC’s Native Load.

11.2 Changes to Demand Side Management Resource Programs. Upon ninety (90) Days prior written notice, Duke shall advise EMC of any modifications, additions, or deletions that have been or will be made to the Demand Side Management Resource Programs, and the EMC Demand Side Management Resource Programs available hereunder to EMC’s Native Load customers shall be deemed to have been revised to reflect such modifications, additions, or deletions without any further action required by either Party.

11.3 Credits. Except for any EMC Demand Side Management Resource Program implemented pursuant to Section 11.7 of this Agreement, for each EMC Native Load customer that implements an EMC Demand Side Management Resource Program, EMC shall be entitled to a billing credit. Such billing credit shall be calculated in accordance with the credit applicable for the Demand Side Management Resource Program, as specified in the rider approved and on file with NCUC for such Demand Side Management Resource Program. Each Month, Duke shall aggregate the total billing credits to which EMC is entitled pursuant to this Section 11.3, and provide EMC a credit on the Monthly statement delivered in accordance with Section 13.2 equal to the total billing credits for such Month.

11.4 Necessary Arrangements. To the extent that an EMC Native Load customer agrees to implement an EMC Demand Side Management Resource Program, the Parties shall cooperate in preparing any detailed implementation procedures and arrangements required to implement such program, provided that, except for any EMC Demand Side Management Resource Program implemented pursuant to Section 11.7 of this Agreement, Duke shall retain sole operational control over such EMC Demand Side Management Resource Program implemented. The failure of the Parties to agree on detailed implementation procedures and obligations shall not affect Duke’s obligation to provide EMC with credits as determined by Section 11.3.

11.4.1 Audits. For each EMC Demand Side Management Resource Program whose credit depends upon the number of EMC Native Load customers, EMC shall be required to provide Duke written notice, by no later than January 31 of each Year, of the number of EMC Native Load customers with whom EMC has entered into arrangements pursuant to this Section 11.4 for such EMC Demand Side Management Resource Program. Duke shall have the right periodically to perform audits, in accordance with the terms of Section 13.6, to verify the accuracy of the notices concerning the number of EMC Native Load customers with whom EMC has entered into arrangements for each EMC Demand Side Management Resource Program. Based on the results of such audits, Duke shall be entitled, in accordance with the terms of Section 13.2.2, to revise or adjust the level of credits that Duke previously had provided EMC.

11.5 Start-Up Conditions. No later than sixty (60) Days after the Effective Date, Duke shall conduct a system-wide test of each EMC Demand Side Management Resource Program to determine its capability. Duke shall provide EMC with the results of such test no later than five (5) Business Days after the completion of the system-wide test. Duke shall not be required to provide credits for EMC Demand Side Management Resource Programs unless the applicable standards and requirements specified for Duke’s Demand Side Resource Management Programs under the riders approved and on file with the NCUC shall have been met, and the testing provided for in this Section 11.5 shall have been accomplished.

11.6 Periodic Testing. Duke shall have the right periodically, but no less than once per Year, to conduct a system-wide test of each EMC Demand Side Management Resource Program to determine whether the tested EMC Demand Side Management Resource Program is capable of providing a level of demand reduction equal to the level of the credit that EMC is, at the time of such system-wide test, receiving for such EMC Demand Side Management Resource Program. Subject to Section 11.6.1, if, at the time of such system-wide test, one or more EMC Demand Side Management Resource Program(s) do not provide the level of demand reduction equal to the level of the credit that EMC is receiving for such EMC Demand Side Management Resource Program(s), Duke shall have the right to (i) reduce the credit provided to EMC to the actual level of demand reduction provided at the time of the system-wide test and, in accordance with the terms of Section 13.2.2, to revise or adjust the level of credits that Duke previously had provided EMC, and (ii) provide written notice within ninety (90) Days of the system-wide test, to cancel such EMC Demand Side Management Resource Program(s).

11.6.1 Retesting. Within sixty (60) Days of any failure of a system-wide test for an EMC Demand Side Management Resource Program, EMC shall have the right to have Duke conduct a retest in order to demonstrate that such EMC Demand Side Management Resource Program is capable of providing the level of demand reduction equal to the level of the credit that EMC previously was receiving for such EMC Demand Side Management Resource Program. To the extent that any such system-wide retest demonstrates that the EMC Demand Side Management Resource Program is capable of providing demand reduction, the credit provided to EMC shall be restored to the prior level or such lesser level as demonstrated by the result of such rescheduled test and, to the extent applicable, Duke shall, in accordance with the terms of Section 13.2.2, revise or adjust the level of credits that Duke previously had provided EMC and any notice to terminate rendered by Duke pursuant to 11.6 shall be null and void.

11.7 EMC Demand Side Management. If Duke’s Annual Planning Period shifts from the Summer Period to the Winter Period, then EMC shall have the authority to implement and call upon EMC Demand Side Management Resource Programs to control EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the Winter Period to the level equal to but not below the average of (i) the average of EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the immediately preceding Summer Period and (ii) the average of EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the second preceding Summer Period. For example, if (i) the Annual Planning Period during May 2012 - April 2013 is the Summer Period (May 2012 - September 2012), and the average of EMC’s integrated sixty (60) minute EMC Native Load demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during such period is 100 MWs; and (ii) the Annual Planning Period during May 2013 - April 2014 is the Winter Period (October 2013 - April 2014), and the average of EMC’s integrated sixty (60) minute EMC Native Load demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during the Summer Period immediately preceding such Winter Period (i.e., May 2013 - September 2013) is 102 MWs; then EMC may call upon EMC Demand Side Management Resource Programs to control EMC’s integrated sixty (60) minute EMC Native Loads demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during October 2013 - April 2014 to the level equal to but not below 101 MWs. It is expressly acknowledged that (a) Duke shall also have the right to call upon any available EMC Demand Side Management Resource Program implemented pursuant to this Section 11.7, and (b) EMC shall not be entitled to a billing credit under Section 11.3 (or any other provision of this Agreement) in connection with any EMC Demand Side Management Resource Program implemented pursuant to this Section 11.7.

Article 12

Modification of This Agreement

12.1 Unilateral Modification. Except as provided in Section 12.3:

No unilateral modification, amendment or other change to the terms of this Agreement shall be permitted or deemed effective for any reason, and the rates, terms and conditions specified herein shall not be subject to change through application to FERC pursuant to the provisions of Sections 205 or 206 of the Federal Power Act absent the written agreement of both Parties. Any amendment or modification to this Agreement shall be deemed enforceable if and only if such amendment or modification (a) has been reduced to writing, (b) has been agreed to and duly executed by both Parties in writing, and (c) has received all requisite approvals of Governmental Authorities necessary for the effectiveness thereof. Each Party hereby irrevocably waives its rights, including any rights under Sections 205 and/or 206 of the Federal Power Act, to file a complaint, request an investigation, or make any unilateral rate-change request seeking: (a) an order from FERC finding that any rate or provision in this Agreement is unjust or unreasonable; (b) any refund with respect to this Agreement’s rates; or (c) any other unilateral modification to this Agreement. Each Party agrees not to make any such unilateral filing or request, and agrees and warrants that these covenants and waivers shall be binding notwithstanding any regulatory, market, or other change that may occur at any time during the Term.

12.2 Mobile-Sierra Public Interest Standard. Except as provided in Section 12.3, to the extent this Agreement is challenged by any person or its terms are subjected to review under the Federal Power Act or other Laws, the “just and reasonable” standard shall not apply. Instead, absent the agreement of both Parties to the proposed change, and except as provided in Section 12.3, the standard of review for changes to this Agreement proposed by a Party, a non-party, or FERC acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956); Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956).

12.3 Changes To Certain Charge Components. Notwithstanding anything else herein to the contrary, nothing contained herein shall be construed as affecting in any way the right of either Party to unilaterally make application to FERC under Sections 205 or 206 of the Federal Power Act (i) to change the depreciation rates and nuclear decommissioning accrual used in Schedule 1, (ii) to include additional cost items that are incurred in providing FFR Supplemental Service or Partial Requirements Service, as applicable, to EMC that are not included in Schedule 1, (iii) to exclude from Schedule 1 cost items that are no longer incurred in providing FFR Supplemental Service or Partial Requirements Service, as applicable to EMC, or (iv) to change Schedule 1 to reflect changes in Duke’s accounting consistent with the Accounting Requirements (including the addition of new accounts and the removal of obsolete accounts). In addition, in the event that (a) EMC implements new time-of-use rates or materially modifies its existing time-of-use rates, for some or all of EMC’s Native Load customers, (b) such rates result in a reduction of EMC’s Monthly Billing Demand under Sections 7.2.6.3.2 or 7.3.2.2, and (c) such Monthly Billing Demand reduction does not result in a commensurate reduction in the EMC demands that Duke utilizes in Duke’s Generation Planning Practices, Duke may make unilateral application to

FERC under Section 205 of the Federal Power Act to change the calculation of the Monthly Billing Demand set forth in Sections 7.2.6.3.2 or 7.3.2.2 to more appropriately reflect the costs that Duke incurs in providing service under this Agreement. In the event that Duke makes such a filing with FERC, EMC may oppose such filing, and, in addition, shall be free to propose any other method for calculating the Monthly Billing Demands set forth in Sections 7.2.6.3.2 or 7.3.2.2 to more appropriately reflect the costs that Duke incurs in providing service under this Agreement.

12.4 Standard of Review for Permitted Changes. The Parties acknowledge that, as of the Effective Date, FERC has issued a proposed rule that, if adopted, would specify the language for parties to include in future agreements where the parties intend that the “just and reasonable” standard of review apply to amendments to the agreements. Notwithstanding the language that ultimately may be adopted by FERC, it is the intent of the Parties that the standard of review that FERC shall apply when acting on proposed modifications to this Agreement that are permitted under Section 12.3, either on FERC’s own motion or on behalf of a signatory or non-signatory, shall be the “just and reasonable” standard of review rather than the “public interest” standard of review.

12.5 Scope of Waiver. Nothing in this Article 12 shall be construed to modify or limit any Party’s right to enforce the express terms of this Agreement as they are written in this Agreement.

Article 13

Billing and Payment

13.1 Billing Period. Unless otherwise specifically agreed upon by the Parties in the terms of this Agreement or otherwise in writing, the Month shall be the standard period for determining all billings and payments under this Agreement.

13.2 Billing Statements.

13.2.1 Initial Statements. After the end of each Billing Period, Duke shall deliver to EMC a statement setting forth for the Billing Period (i) the sum of the electric energy delivered and/or received for all Hours during that Billing Period, and (ii) Duke’s calculation of any amounts due from EMC under this Agreement for the Billing Period. In addition, in the event that there are amounts due from Duke to EMC under this Agreement for a Billing Period, EMC shall deliver to Duke, after the end of such Billing Period, a statement setting forth for the Billing Period EMC’s calculation of any amounts due from Duke under this Agreement for the Billing Period. Notwithstanding the foregoing, a Party’s failure to render a statement as set forth above shall not relieve the other Party from its obligation to make payment to the billing Party when such statement is rendered, provided such statement is rendered within one (1) year after the end of the Billing Period.

13.2.2 Subsequent Payment Adjustments. The Parties understand that in certain cases Monthly billings will need to be made on an estimated basis. In addition, the Parties understand that after-the-fact adjustments to amounts owed or revenues received may be made in order to reflect correctly the amounts payable by one Party to the other under this Agreement. Each Party shall cooperate in good faith with the other Party to obtain the requisite information and perform the necessary computations so as to true-up or otherwise adjust any estimated or adjusted billings promptly.

13.3 Timeliness of Payment. Unless otherwise agreed by the Parties, all statements rendered under this Agreement, whether by Duke or EMC, shall be due and payable in accordance with each Party’s statement instructions on or before the later of the twentieth (20th) Day of each Month, or the tenth (10th) Day after receipt of the statement or; if such Day is not a Business Day, then on the next Business Day. Each Party shall make payments in immediately available funds by electronic funds transfer, or by other mutually agreeable method, to the account designated in writing by the other Party. Any non-disputed amounts (other than amounts for which payment may be withheld pursuant to Section 13.5) not paid by the due date shall be deemed delinquent and shall accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

13.4 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date through netting, in which case all amounts owed by each Party to the other Party under this Agreement during the Billing Period, including any related interest, payments, and credits, shall be netted so that only the excess amount remaining shall be paid by the Party who owes it. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other Party during the Monthly Billing Period, including but not limited to any interest, payments, or credits, that Party shall pay such sum in full when due.

13.5 Disputes and Adjustments of Statements. A Party may, in good faith, dispute the correctness of any statement or any adjustment to a statement, rendered under this Agreement or adjust any statement for any arithmetic or computational error within twenty-four (24) Months of the date the statement, or adjustment to a statement, was rendered. If a statement or portion thereof, or any other claim or adjustment arising under this Agreement is disputed, the disputing Party shall provide written notice to the other Party (the “Billing Dispute Notice”) which (a) states the good faith basis for the dispute, (b) specifies the amount in dispute (the “Disputed Amount”), if any, and (c) provides documentation reasonably supporting the determination of the Disputed Amount. The disputing Party shall, at its option, (a) make payment to the other Party of the Disputed Amount under protest and thereafter shall be reimbursed by the other Party for any amount determined to be refundable after the resolution of such dispute or (b) withhold one half (1/2) of the Disputed Amount and make payment to the other Party of the other one half (1/2) of the Disputed Amount. Payment to the other Party of one half (1/2) of the Disputed Amount shall not relieve the disputing Party of the obligation to pay interest accrued at the Interest Rate from and including the date such payment was due to but excluding the date of such payment of any portion of such Disputed Amount withheld and determined to be due and payable after the resolution of such dispute. Likewise, the other Party shall not be relieved of the obligation to pay interest accrued at the Interest Rate from and including the date such payment was made to but excluding the date of reimbursement of any portion of such Disputed Amount paid and determined to be refundable after the resolution of such dispute.

In the event that a Party, by timely notice to the other Party, disputes the correctness of a statement or portion thereof or any other claim or adjustment arising under this Agreement, the other Party shall promptly review the disputed statement or adjustment and shall notify the disputing Party, within forty-five (45) Days following receipt of the Billing Dispute Notice, of the amount of any error or the amount of any payment or reimbursement that the disputing Party is required to make or is entitled to receive. Payments determined to be due by the disputing Party shall be included on the next Monthly statement, and shall include interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Reimbursements determined to be due from the other Party shall be included on the next Monthly statement, and shall include interest accrued at the Interest Rate from and including the due date to but excluding the date reimbursed. If the disputing Party disagrees with the other Party’s resolution of any dispute, then the Parties shall submit the dispute for resolution in accordance with Article 14.

Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to a statement is waived unless the other Party is notified in accordance with this Section 13.5 within twenty-four (24) Months after the statement is rendered or any adjustment to the statement is made. Neither Party shall have the right to challenge any statement, to invoke arbitration of the same or to bring any court or administrative action of any kind questioning the propriety or any other aspect of such statement after a period of twenty-four (24) Months from the date the statement was rendered; provided, however, that in the case of a statement containing estimates, such twenty-four (24) Month period shall run from the date the statement is adjusted to reflect the actual amounts due.

13.6 Records and Audits. Each Party shall keep such records and documents as may be needed to afford a clear and complete history of all transactions under this Agreement, and the cost information used to calculate the charges for such transactions, for twenty-four (24) Months following the Month in which such transaction occurs. In addition, during such twenty-four (24) Month period, EMC shall have the right to audit all records, including phone and computer records, related to Duke’s performance of its obligation not to adversely distinguish against EMC’s Native Load under Section 4.3.3, Section 6.2, and Section 9.4.2 of this Agreement. If a Party initiates an audit through a notice to the other Party within the time period provided herein, the records and documents related to such audit are required to be maintained under this Section 13.6, then the other Party will retain such records and documents until such audit is complete. If a Party issues an Original Notice pursuant to Article 14, then the Parties will retain the records and documents relating to such dispute until the resolution of such dispute. In maintaining such records and documents, EMC and Duke may rely upon the logs and other meter information routinely recorded by Transmission Providers or utilities responsible for coordination of the purchases and sales. During such twenty-four (24) Month period, either Party, or any Representatives of such Party, shall have the right, at its sole expense and during normal working Hours, to examine the records of the other Party, including documents and records held by third parties, to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to this Agreement. The Party requesting the audit shall pay the costs associated with any independent auditor. Upon the request of the auditing Party, the document custodian of the other Party shall certify to the auditing Party that, to the best of such person’s knowledge after reasonable investigation, the documents and records supplied are true and complete and, in the case of copies, are true, complete and correct copies of the original documents requested by the auditing Party.

13.6.1 Procedures. EMC may make a written request for Duke to provide access to documents and records to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. Within ten (10) Business Days of the receipt of a written request from EMC, Duke shall either provide EMC, or its Representative, with access to the documents and records which are the subject of the written request or provide EMC with copies of the original documents and records. If Duke elects to provide EMC, or its Representative, with access to the documents and records requested by EMC, EMC or its Representative shall be permitted to make, at its own expense, copies of the documents and records to which it or its Representative has been provided access. Any copies made by EMC or its Representative shall be subject to the confidentiality provisions set forth in Section 16.6. If Duke is unable to provide EMC with access or copies within ten (10) Business Days of the receipt of EMC’s written request because it is unable to locate or gain access to such documents and records after reasonable investigation, Duke shall, within ten (10) Business Days of the receipt of such written request, provide EMC with notice describing the reasons for its failure to provide access to or copies of the documents and records, its efforts to obtain such documents and records, and its best estimate of the time in which EMC will be permitted access to or provided copies of such documents and records. The twenty-four (24) Month period provided for in Section 13.5 shall be tolled from the date Duke gives notice describing the reasons for its failure to provide access to or copies of the documents and records until Duke shall have (i) provided EMC with copies or access to all documents and records specified in EMC’s written request or (ii) Duke’s document custodian shall have certified, that to the best of his knowledge after reasonable investigation that such document does not exist or Duke cannot locate or produce such document or records.

13.6.2 Adjustments Resulting from Audits. If any audit or examination under this Section 13.6 reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof shall be made promptly and shall accrue interest at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment shall be made unless objection to the accuracy thereof was made prior to the lapse of twenty-four (24) Months from the rendition thereof, and thereafter any objection shall be deemed waived.

13.6.3 Confidentiality. The auditing Party shall keep confidential any information obtained in the audit. If requested, a Party shall provide to the other Party statements evidencing the quantity of electric energy provided under this Agreement for up to the prior twenty-four (24) Months. If an audit is requested with respect to any records held by the a Party or a third party and those records cannot be disclosed to the requesting Party as a result of a confidentiality obligation, then to the extent legally permissible, the auditing Party shall select an independent auditor to perform the audit consistent with the Parties’ rights under this Agreement and with such confidentiality arrangements as may be required by the confidentiality obligation in question.

Article 14

Dispute Resolution

14.1 Arbitration. Except as otherwise provided below, any dispute arising out of or in connection with this Agreement or its performance that cannot be resolved after good faith discussions and negotiations between the Parties as set forth in Section 14.2 shall be submitted to binding arbitration. A dispute with respect to whether a Material Adverse Ruling meets the materiality standard specified in Section 2.3.2.2(c)(1) or (c)(2) shall be subject to dispute resolution pursuant to Section 2.3.2.2.2. A dispute with respect to an invoice shall first be subject to the procedures set forth in Section 13.5, and if such dispute is not resolved in accordance with such procedures, then such dispute shall be submitted to binding arbitration in accordance with this Article 14. Any arbitration commenced under this Article 14 shall be conducted in accordance with the North Carolina Arbitration Act, N.C.G.S. Section 1-567 et seq., and the non-administered arbitration rules and procedures of the CPR Institute for Dispute Resolution (“CPR”) in effect at the time arbitration is commenced, except where specifically modified by this Agreement.

14.2 Negotiation and Notice of Arbitration. Prior to initiating arbitration hereunder, a Party shall provide the other Party with written notice of the dispute, a proposed means for resolving the same, and support for the Party’s position (“Original Notice”). Thereafter, Representatives of the Parties shall meet in person to discuss the matter and attempt in good faith to reach a negotiated resolution of the dispute. The Parties agree to provide and exchange supporting facts, records and information regarding the dispute (including calculation and bases) as part of the good faith negotiations. If the Parties have not agreed upon a resolution of the dispute within thirty (30) Days after the provision of the Original Notice or such other time period as the Parties may agree in writing to allow for discussions and negotiation (“Negotiation Period”), then at any time after the end of the Negotiation Period, a Party may provide written notice to the other declaring an impasse (“Impasse Notice”) and initiating binding arbitration in accordance with the further provisions of this Article 14. A Party providing an Impasse Notice shall also contemporaneously notify all entities within the EMC Group of the provision of its Impasse Notice.

14.3 Individual, Joint or Consolidated Arbitration. If, within thirty (30) Business Days of EMC’s provision of an Impasse Notice, Blue Ridge and/or Rutherford also provides an Impasse Notice relating to substantially the same issue as raised by EMC’s Impasse Notice, or if Duke contemporaneously provides each of EMC, Blue Ridge and/or Rutherford an Impasse Notice relating to substantially the same issue, then each entity within the EMC Group shall have ten (10) Business Days following the expiration of such thirty (30) Business Day period to provide written notification to Duke stating whether or not such entity will voluntarily proceed in a joint or combined arbitration.

If EMC and one or more of the entities within the EMC Group that have provided or received Impasse Notices within the specified time period relating to substantially the same issue elect to proceed individually or in more than one arbitration proceeding, Duke shall have the right to file a motion to consolidate such Impasse Notices with EMC’s Impasse Notice in a single proceeding. The motion to consolidate such Impasse Notices shall be served within ten (10)

Business Days of the date when each entity within the EMC Group has provided notice as to whether or not it will voluntarily proceed in a consolidated arbitration. Duke’s motion to consolidate shall be decided in the first commenced arbitration by one arbitrator (if the Streamlined Arbitration Process is used) or one (1) arbitration panel (if the Standard Arbitration Process is used), provided that the arbitrator(s) shall satisfy the qualifications required pursuant to the third sentence of Section 14.6.1(1) or Section 14.6.2(2), as applicable, with respect to all entities in the arbitration proceedings that are the subject of the motion to consolidate. If Impasse Notices are simultaneously given by EMC and one or more other entities within the EMC Group, then Duke shall have sole discretion to designate which of the Impasse Notices shall be treated as the first given for purposes of determining which arbitrator(s) shall decide the motion to consolidate, and shall provide written notice of such designation in the motion to consolidate arbitrations. The procedures set forth in Sections 14.6.1 and 14.6.2 for each arbitration proceeding in which the motion to consolidate was not filed shall be held in abeyance pending the decision on the motion to consolidate by the arbitrator(s) in the arbitration proceeding in which the motion to consolidate was filed.

In determining whether consolidation of one or all is appropriate, the arbitrator(s) shall consider whether the same or substantially similar issue or issues will be subject to the arbitration(s); EMC’s reasons for opposing consolidation and Duke’s reasons for seeking consolidation; and the fundamental fairness and efficiency in proceeding individually, jointly or consolidated. The arbitrator(s) decision on the motion to consolidate shall be binding on the Parties and not subject to appeal.

In the event the motion to consolidate is denied (unless otherwise agreed by the Parties and the other entities of the EMC Group that have provided or received such Impasse Notices), the arbitrations shall each proceed, subject to resolution of scheduling issues, with no arbitration being stayed as a result of the denial of the motion. In the event the motion to consolidate is granted, each entity within the EMC Group, other than the entity which is a party to the proceeding in which the motion to consolidate was filed, shall move for dismissal of the respective arbitration actions in which it is a party.

14.3.1 Individual Treatment of EMC in Joint or Consolidated Arbitration. For purposes of joint or combined arbitration, all of the entities within the EMC Group participating in the proceeding shall be treated as one (1) Party for purposes of Article 14, with the following exceptions. First, EMC shall be treated as a separate Party for purposes of Selection of Arbitration Process set forth in Section 14.4. Second, EMC may reach its own independent, voluntary resolution with Duke and may pursue its own strategy and prosecute its case with its own legal counsel in the joint or combined arbitration. Third, EMC will be treated as a separate Party for purposes of discovery in Section 14.6.1(4) or 14.6.2(4). Fourth, EMC will be treated as a separate Party for purposes of a Submission and for the adoption of the resolution and the associated monetary amount with respect to the ultimate decision of the arbitrator(s). Fifth, EMC will be treated as a separate Party for purposes of the third sentence of Section 14.6.1(1) and Section 14.6.2(2).

14.4 Selection of Arbitration Process. No later than thirty (30) Days following receipt of the Impasse Notice, or any longer time period as agreed to by the Parties, the Parties shall agree on which arbitration process specified herein to use: either the Standard Arbitration Process or the

Streamlined Arbitration Process. Should the Parties fail to agree on the arbitration process within thirty (30) Days following receipt of the Impasse Notice, then the Standard Arbitration Process shall be used; provided however, that the Streamlined Arbitration Process shall be used for any dispute where the damages in dispute or other monetary value at stake is alleged to be two hundred fifty thousand dollars ($250,000) or less for EMC or Duke, or in a joint or combined proceeding two hundred and fifty thousand dollars ($250,000) or less for each entity within the EMC Group that is participating in the proceeding. If the damages in dispute or other monetary value at stake in a combined proceeding is alleged to be two hundred fifty thousand dollars ($250,000) or less for EMC and at least one (1) other of the entities within the EMC Group participating in a joint or combined proceeding, the Streamlined Arbitration Process shall be used upon the request of either Party (or any of the other entities within the EMC Group participating in the proceeding) made within thirty (30) Days following the receipt of the Impasse Notices.

14.5 Initiation of Arbitration. Unless otherwise agreed by the Parties and except as provided for in Section 14.3, arbitration shall be deemed to be initiated when the arbitration process is agreed upon or otherwise determined pursuant to Section 14.4 (“Selection Date”).

14.6 Arbitration Processes.

14.6.1 Standard Arbitration Process. The following shall be the process that is used, in accordance with this Article 14, as the Standard Arbitration Process under this Agreement. By mutual agreement, the Parties may in any given arbitration and for the purposes of that arbitration alone modify or forego any procedural requirement or rule specified hereunder as part of the Standard Arbitration Process:

(1) Selection of Arbitrators. The Party initiating arbitration shall nominate one (1) arbitrator no later than fifteen (15) Days following the Selection Date. The other Party shall nominate one (1) arbitrator no later than thirty (30) Days after the Selection Date. Each of the two Party-nominated arbitrators shall be unaffiliated with any of the Parties or their predecessors or Affiliates; shall not be current or former employees of the nominating Party or its predecessors or Affiliates and shall be without material financial alliance with the nominating Party or its predecessors or Affiliates such that said arbitrator is able to participate in the arbitration without evident partiality or actual bias in favor of the nominating Party; unless such pecuniary interest or affiliation is expressly acknowledged and waived by all Parties. The two (2) arbitrators shall jointly appoint a third (3rd), neutral arbitrator within thirty (30) Days after the nomination of the second (2nd) arbitrator. The neutral arbitrator shall be the chairperson of the tribunal. This thirty (30) Day period may be extended to sixty (60) Days by agreement of both Parties. If the two (2) arbitrators are unable to agree on a third (3rd) arbitrator within the specified time period, then a third (3rd) arbitrator shall be selected by the CPR with due regard given to the selection criteria herein and in the subsequent subsections of Article 14 and input from the Parties and other arbitrators. The Parties shall request CPR to complete selection of the third (3rd) arbitrator no later than thirty (30) Days following their request for selection of the arbitrator. Costs charged by CPR for this service shall be borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration. In the event CPR should fail to select the third (3rd) arbitrator within thirty (30) Days following the Parties’ request for selection of the arbitrator, then any Party may petition a court of competent jurisdiction in the State of North Carolina to select the third (3rd) arbitrator. Due regard shall be given to the selection criteria and input from the Parties and other arbitrators. Each of the arbitrators shall take an oath of neutrality.

(2) Additional Qualifications of Arbitrators. Unless otherwise agreed to by the Parties, each of the arbitrators shall be competent and experienced in matters involving the electricity business in the United States. Such experience shall be conclusively demonstrated by ten (10) years or more of electric industry experience as a practicing attorney or other experience or expertise as agreed to by the Parties.

(3) Replacement of Arbitrators. If prior to the conclusion of the arbitration any arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator with the qualifications specified herein shall be appointed in the manner and timeframe (such timeframe starting anew following the unavailability of the arbitrator to be replaced) described in Section 14.6.1(1) above.

(4) Discovery. Discovery and other pre-hearing procedures shall be conducted as set forth herein, as otherwise agreed by the Parties, or if they cannot agree, as determined by a majority of the arbitrators. Each Party shall have the right to propound up to ten (10) interrogatories, the right to request relevant documents and records, conduct depositions (including depositions of experts), designate experts, and obtain the opinion of opposing experts.

(5) Hearing. Within fifteen (15) Days after completion of discovery, each Party shall contemporaneously submit by overnight delivery and electronic mail to the arbitrators a precise statement of the dispute, a proposed resolution of the dispute, including a monetary amount and the supporting calculations if applicable, and the factual and/or legal support therefor (the “Submission”). The next Business Day the Parties shall exchange complete Submissions by overnight delivery and electronic mail. Within fifteen (15) Days after receiving the other Party’s Submission, each Party may submit by overnight delivery and electronic mail to the other Party and the arbitrators a reply statement to the other Party’s Submission. The Parties shall conduct a hearing in Charlotte, North Carolina no later than the later of (i) sixty (60) Days following selection of the third (3rd) arbitrator, (ii) forty-five (45) Days after all pre-hearing discovery has been completed, or (iii) forty-five (45) Days after the issuance of the arbitrators’ decision denying a motion to consolidate pursuant to Section 14.3, at which the Parties shall present such evidence, argument, and witnesses as they may choose. Prior to the beginning of the hearing, the Parties may submit a joint statement of undisputed facts and/or issues to be resolved, if the Parties so agree to submit such statement or if the arbitrators order submission of the statement. If the Parties agree, or if allowed by a majority of the arbitrators, the Parties each may submit a post-hearing brief to the arbitrators within ten (10) Business Days of completion of the hearing. No reply briefs shall be allowed unless otherwise permitted by a majority of the arbitrators.

14.6.2 Streamlined Arbitration Process. The following shall be the process that is used, in accordance with this Article, as the Streamlined Arbitration Process under this Agreement. By mutual agreement, the Parties may in any given arbitration and for the purposes of that arbitration alone modify or forego any procedural requirement or rule specified hereunder as part of the Streamlined Arbitration Process:

(1) Selection of Arbitrator. No later than thirty (30) Days following the Selection Date, the Parties shall agree upon a single arbitrator to conduct the arbitration. If the Parties are unable to agree on an arbitrator, then the arbitrator shall be selected by the CPR with due regard given to input from the Parties and in conformity with the qualifications specified herein. The Parties shall request CPR to complete selection of the arbitrator no later than thirty (30) Days following their request for selection of an arbitrator. Costs charged by CPR for this service shall be borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration. In the event CPR should fail to select the arbitrator within seventy-five (75) Days after the Selection Date, then any Party may petition a court of competent jurisdiction in the State of North Carolina to select the arbitrator. Due regard shall be given to the selection criteria and input from the Parties. The arbitrator shall take an oath of neutrality.

(2) Qualification of the Arbitrator. The arbitrator shall be unaffiliated with any of the Parties or their predecessors or Affiliates, such that the arbitrator:

(a) Shall not be a current or former employee, advisor, attorney or consultant;

(b) Shall be without material financial alliance, such that said arbitrator is able to participate in the arbitration without evident partiality or bias, unless such pecuniary interest or affiliation is expressly acknowledged and waived by all Parties;

(c) Shall be competent in matters involving the electricity business in the United States and shall have ten (10) years or more of electric industry experience as a practicing attorney or such other experience or expertise as agreed by the Parties; and

(d) Shall take an oath of neutrality.

(3) Replacement of Arbitrator. If prior to the conclusion of the arbitration the arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator with the qualifications specified herein, shall be appointed in the manner and timeframe (such timeframe starting anew following the unavailability of the arbitrator to be replaced) described in Section 14.6.2(1) above.

(4) Discovery. Discovery and other pre-hearing procedures shall be conducted as set forth herein, as otherwise agreed by the Parties, or if they cannot agree,

as determined by the arbitrator. Each Party shall have the right to propound up to ten (10) interrogatories, the right to request relevant documents and records, conduct at least three (3) depositions, in addition to obtaining discovery of the opinions of any experts and the right to depose any experts (which are not included in the three (3) depositions above). Additional discovery may be conducted only as allowed by the arbitrator or agreed by the Parties.

(5) Hearing. Within fifteen (15) Days after completion of discovery, each Party shall contemporaneously submit a Submission by overnight delivery and electronic mail to the arbitrator. The next Business Day, the Parties shall exchange complete Submissions by overnight delivery and electronic mail. Within fifteen (15) Days after receiving the other Party’s Submission, each Party may submit by overnight delivery and electronic mail to the other Party and the arbitrator a reply statement to the other Party’s Submission. The Parties shall conduct a hearing in Charlotte, North Carolina no later than the later of (i) forty-five (45) Days following selection of the arbitrator, (ii) forty-five (45) Days after all pre-hearing discovery has been completed, or (iii) forty-five (45) days after the issuance of the arbitrator(s)’ decision denying a motion to consolidate pursuant to Section 14.3, at which the Parties shall present such evidence, witnesses, and argument as they may choose. Unless otherwise ordered by the arbitrator, at least two (2) Days prior to the beginning of the hearing, the Parties may submit a joint statement of undisputed facts and/or issues to be resolved if the Parties so agree to submit such statement or if the arbitrator orders submission of the statement. If the Parties agree, or if allowed by the arbitrator, the Parties may each submit a post-hearing brief to the arbitrator within ten (10) Business Days of completion of the hearing. No reply briefs shall be allowed unless otherwise permitted by the arbitrator.

14.7 Decision. The arbitrator (if the Streamlined Arbitration Process is used) or a majority of the arbitrators (if the Standard Arbitration Process is used) shall render his or their decision in favor of one Party or the other by adopting the resolution and the associated monetary amount requested by the prevailing Party in its Submission. The arbitrator(s) must determine the prevailing Party by interpreting the meaning and intent of the language of this Agreement, applying the applicable Law to the relevant facts and selecting the arbitration ruling proposed by the Parties that most closely correlated to their decision based upon this Agreement, the applicable Law and the relevant facts. In rendering the decision, the arbitrator(s) shall interpret and apply the terms and conditions of this Agreement, and consider any relevant evidence and testimony, but shall not have the power to add to or modify any provision of this Agreement or to recommend any additions or modifications or to render a decision that does not adopt the resolution and the associated monetary amount requested by the prevailing Party in its Submission. The arbitrator(s) shall render a decision within thirty (30) Days following the later of the conclusion of the hearing or the submission of post-hearing briefs. The decision shall be rendered in writing and shall be final and binding upon the Parties. The decision may be filed in a court of competent jurisdiction, confirmed and may be enforced by any Party as a final judgment in such court, but shall have no precedential effect on future arbitrations under or arising out of this Agreement except for purposes of enforcement in a court of competent jurisdiction or for the assertion of collateral estoppel/issue preclusion or res judicata/claim preclusion in another proceeding. The Parties expressly acknowledge that no appeal of the arbitrator’s (or arbitrators’) decision shall be allowed. Except as provided in Section 16.6.4 of this Agreement, the arbitrator(s) shall have no authority to award special, exemplary, punitive, or consequential damages.

14.8 Expenses. The compensation and expenses of the arbitrator(s) shall be chargeable to and borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided, that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration; provided, however, that each Party shall bear the compensation and expenses of its own counsel and any retained or expert witnesses. Any costs incurred by a Party in seeking judicial enforcement of any final decision rendered by arbitration conducted under this Article 14 shall be chargeable to and borne exclusively by the Party against whom such court order is obtained. It is expressly acknowledged that the failure of the entities within the EMC Group that participate in a consolidated arbitration to reach agreement on the allocation of costs among such entities shall not increase Duke’s share of the costs incurred under this Section 14.8 or Sections 14.6.1(1) or 14.6.2(1) above one-half (1/2) of the total costs at issue.

14.9 Effect of Dispute Resolution Procedures. The initiation of the dispute resolution procedures under this Article 14 shall not affect the Parties’ respective obligations and rights under this Agreement during the pendency of any such procedures.

14.10 Confidentiality. The existence, contents, or results of any arbitration proceeding under this Article 14 shall be deemed to be Confidential Information and shall be subject to the confidentiality provisions set forth in Section 16.6.

Article 15

Credit and Collateral Requirements

15.1 Posting of Collateral. To protect either Party against potential default of payment or performance, any Party that experiences a Material Adverse Change (“MAC”) shall post as collateral an amount equal to the two (2) highest Months of Duke’s billings to EMC for the previous twelve (12) Months. Such collateral shall be provided by the Party experiencing the MAC in cash, depository agreements, or letters of credit from a financial institution reasonably acceptable to the Party not experiencing the MAC within three (3) Business Days after the date on which the MAC occurs. Any such depository agreement or letter of credit shall be in a form satisfactory to the Party not experiencing the MAC in its reasonable discretion. A financing institution participating in a depository agreement or providing a letter of credit entered into for purposes of this Section 15.1 shall be deemed reasonably acceptable by the Party not experiencing the MAC if it has and maintains a minimum long term credit rating of A- or better from S&P, A3 or better from Moody’s or A- or better from Fitch Ratings, or is with or from CFC and/or CoBank.

15.2 Material Adverse Change. Duke shall be deemed to have experienced a MAC if its unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated below BBB- by S & P and below Baa3 by Moody’s. EMC shall be deemed to have experienced a MAC (a) if it fails to meet the then-current Debt Service Coverage Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) Years, and (b) the then-current Times Interest Earned Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) Years. The failure by either Party to timely fulfill a payment or reimbursement obligation, including, in the case of Duke a failure to pay Cover Costs, under this Agreement also shall constitute a MAC by that Party.

15.3 Continuing Nature of Collateral Requirement. The Party experiencing the MAC must continue to post the collateral until the MAC is cured. The Party not experiencing the MAC shall have the right to draw upon, use, and dispose of all collateral that is posted under Section 15.1, if the Party experiencing the MAC fails to fulfill any of its payment or reimbursement obligations, including, in the case of Duke a failure to pay Cover Costs, under this Agreement, and such failure constitutes an Event of Default. In the event any collateral is drawn upon by the Party not experiencing the MAC in accordance with the provisions of Section 15.5, the Party experiencing the MAC shall within three (3) Business Days fully replenish the collateral to the monetary amount required by Section 15.1.

15.4 Interest on Cash Used as Collateral. Any interest earned on collateral held under a depository agreement with a financial institution shall be paid to the Party posting the collateral in accordance with the terms of the depository agreement. If cash collateral is posted, the Party holding the cash collateral shall pay interest to the Party posting the cash collateral at the Federal Funds Effective Rate. The Federal Funds Effective Rate is the rate for that Day opposite the caption “Federal Funds (Effective)” as set forth in the weekly statistical release designated as H.15(519), or any successor publication published by the Board of Governors of the Federal Reserve System. The Party posting the cash collateral shall invoice the Party holding the cash collateral for interest accrued during the previous Month and the Party holding the cash collateral shall pay such amount within ten (10) Days of receipt of such invoice.

15.5 Grant of Security Interest/Remedies. To secure their obligations under this Agreement, any Party posting collateral under Section 15.1 hereby grants to the Party not experiencing the MAC a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral, cash equivalents collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, that Party, and the posting Party agrees to take such action as the non-posting Party reasonably requires in order to perfect the non-posting Party’s first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of the rights and remedies of a secured party with respect to all collateral, including any such rights and remedies under Law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent; (iii) draw on any outstanding letter of credit issued for its benefit; and (iv) liquidate all collateral then held by or for the benefit of the Non-Defaulting Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Party drawing upon the collateral shall apply the collateral drawn upon or otherwise realized upon the exercise of any rights or remedies granted under this Section 15.5, to reduce the obligations of the Party posting the collateral under this Agreement (the posting Party remaining liable for any amounts owing after such application), and to return any surplus collateral or proceeds remaining after the posting Party’s obligations are satisfied in full.

15.6 Notice, Information. Each Party shall provide the other Party written notice within two (2) Business Days of the occurrence of an MAC affecting the notifying Party or of the occurrence of any event that may reasonably cause a MAC. Duke shall provide EMC a copy of Duke’s annual report, and any amendments thereto, within thirty (30) Days after the issuance/filing with the Securities and Exchange Commission of such report or amendment. EMC shall provide Duke with (a) a copy of EMC’s RUS Form 7 each Year, and any amendments to such Form 7, within thirty (30) Days after the filing of such report or amendment with RUS, and (b) the annual Debt Service Coverage Ratio and Times Interest Earned Ratio required of EMC by RUS for the Year in which the Effective Date occurs and for the two (2) immediately preceding Years.

15.7	Definitions.

“Accounting Requirements” means any system of accounts prescribed by a federal regulatory authority having jurisdiction over the applicable Party or, in the absence thereof, the requirements of generally accepted accounting principles applicable to businesses similar to that of the applicable Party; and provided, further, that EMC may use a uniform system of accounts prescribed from time-to-time by the RUS.

“CFC” means the National Rural Utilities Cooperative Finance Corporation.

“CoBank” means CoBank, ACB.

“Depreciation and Amortization Expense” shall mean an amount constituting the depreciation and amortization of EMC computed pursuant to Accounting Requirements. As used in the calculation of the Debt Service Coverage Ratio, Depreciation and Amortization Expense shall mean the amount reported on the RUS Form 7, Part A, Line 12(b), its successor, or the equivalent.

“Debt Service Coverage Ratio” means the ratio determined as follows: for any Year add (i) Patronage Capital or Margins (RUS Form 7, Part A, Line 28(b), or its successor), plus (ii) Interest Expense (RUS Form 7, Part A, Lines 15(b) and 16(b), or its successor), plus (iii) Depreciation and Amortization Expense for such year (RUS Form 7, Part A, Line 12 (b), or its successor), plus (iv) Short Term Interest Expense; and divide such total by the sum of all payments of Principal and Interest Expense during such year (RUS Form 7, Part N, Line 12(d), or its successor) plus Short Term Interest Expense; provided however, that in the event that any long-term debt has been refinanced during such Year the payments of Principal and Interest Expense required to be made during such Year on account of such long-term debt shall be based (in lieu of actual payments required to be made on such refinanced long-term debt) upon the larger of (a) an annualization of the payments required to be made with respect to the refinanced debt during the portion of such Year such refinancing debt is outstanding or (b) the payment of Principal and Interest Expense required to be made during the following Year on account of such refinancing debt.

“Equity” shall mean EMC’s equities (RUS Form 7, Part C, Line 35, its successor, or the equivalent) computed pursuant to the Accounting Requirements.

“Interest Expense” as used in the calculation of the Debt Service Coverage Ratio, Interest Expense shall mean the amount reported on the RUS Form 7, Part A, Lines 15(b) and 16(b), its successor, or the equivalent.

“Material Adverse Change” or “MAC” shall have the meaning specified in Section 15.2.

“Patronage Capital or Margins” as used in the calculation of the Debt Service Coverage Ratio or TIER, shall mean the amount currently reported in the RUS Form 7, Part A, Line 28(b), its successor, or the equivalent.

“Principal and Interest Expense” shall mean that amount of principal billed on account of total long-term debt of EMC as computed pursuant to the Accounting Requirements. As used in the calculation of the Debt Service Coverage Ratio, Principal and Interest Expense shall mean the amount currently reported on RUS Form 7, Part N, Line 12(d), or its equivalent.

“Restricted Rentals” shall mean all rentals required to be paid under finance leases and charged to income, exclusive of any amounts paid under such lease (whether or not designated therein as rental or additional rental) for maintenance or repairs, insurance, taxes, assessments, water rates or similar charges. For the purpose of this definition the term “finance lease” shall mean any lease having a rental term (including the term for which such lease may be renewed or extended at the option of the lessee) in excess of three (3) years and covering property having an initial cost in excess of two hundred fifty thousand dollars ($250,000) other than automobiles, trucks, trailers, other vehicles (including aircraft and ships), office, garage and warehouse space and office equipment (including computers).

“Short Term Interest Expense” shall mean an amount constituting the interest expense with respect to the total short-term debt of EMC, computed pursuant to Accounting Requirements, provided that all short-term debt obtained from either CFC or CoBank shall be excluded.

“Times Interest Earned Ratio” or “TIER” shall mean the ratio determined as follows for each year: add (i) Patronage Capital or Margins of EMC and (ii) Interest Expense of EMC, and divide the total so obtained by Interest Expense of EMC.

Article 16

Additional Terms

16.1 Representations Warranties and Covenants.

16.1.1 Representations and Warranties.

16.1.1.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party on the Effective Date, the Commencement Date and the first Day of any Extension Term that:

(1) There is not pending or, to its knowledge, threatened against it or any of its Affiliates any Legal Proceeding that could materially adversely affect its ability to perform its obligations under this Agreement;

(2) No event with respect to it has occurred or is continuing that would constitute an Event of Default, and no such event would occur as a result of its entering into or performing its obligations or circumstances under this Agreement;

(3) It is acting as principal for its own account and has made its own independent decision to enter into this Agreement;

(4) It has knowledge and experience in financial matters and in the electric industry that enables it to evaluate the merits and risks of this Agreement, and it is capable of assuming such risks. It is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate and proper for it based on its own judgment, is not relying upon the advice or recommendations of the other Party in doing so, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions, and risks of this Agreement;

(5) It has entered into this Agreement in connection with the conduct of its business, and it has the capacity or ability to make or take delivery of all products or services referred to in this Agreement;

(6) The other Party is not acting as a fiduciary or an advisor with respect to this Agreement;

(7) It is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it that could result in it being or becoming Bankrupt; and

(8) It is an entity subject to the procedures and substantive provisions of the United States Bankruptcy Code applicable to U.S. corporations generally.

16.1.1.2 Continuing Mutual Representations. Each Party represents, and warrants that on each of the Effective Date, the Commencement Date and throughout the Term, it will cause the following to be materially true and correct:

(1) It is duly organized, validly existing and in good standing under the Laws of the state of its incorporation;

(2) It has all requisite corporate power to own, operate and lease its properties and carry on its business as contemplated by this Agreement;

(3) Subject to the conditions provided for in Article 3, it has all lender authorizations and authorizations from Governmental Authorities necessary for it to legally perform its obligations under this Agreement;

(4) The execution, delivery and performance of this Agreement and any other documentation it is required to deliver under this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents, any contract or other agreement to which it is a party or any Law applicable to it;

(5) The individual(s) executing and delivering this Agreement and any other documentation required to be delivered under this Agreement are duly empowered and authorized to do so at the time of such execution and delivery; and

(6) This Agreement has been duly and validly executed and delivered by such Party and constitutes such Party’s legally valid and binding obligation enforceable against it in accordance with the terms thereof, subject to any Equitable Defenses.

16.1.1.3 Additional Representations and Warranties of Duke. Duke further represents and warrants that:

(1) Subject to the conditions provided for in Article 3, Duke is fully authorized to sell the electric capacity and energy and Scheduling Agent Services it is obligated to provide under this Agreement at the rates and terms contemplated by this Agreement;

(2) Nothing in Duke’s contracts with other parties prevents Duke from fully performing its obligations under this Agreement; and

(3)(a) As of the Effective Date, Duke is a wholly owned direct subsidiary of Duke Energy Corporation, a Delaware corporation; and

(b) The provisions of the NCUC Order dated March 24, 2006, issued in Docket No. E-7, Sub. 795, the merger between Duke Energy Corporation, a North Carolina corporation, and Cinergy Corp., which closed on April 3, 2006, and the conversion of Duke Energy Corporation, a North Carolina corporation, to Duke on April 3, 2006, did not adversely affect (1) the franchise granted to Duke by the NCUC to provide NCUC regulated electric power generation, transmission, distribution, delivery, or sales and other related services to the Duke Native Load customers located within the State of North Carolina, (2) the assets constituting Duke’s Generation System, or (3) Duke’s ability to perform its obligations under this Agreement.

16.1.1.4 Additional Representations and Warranties of EMC. EMC further represents and warrants that:

(1) Subject to the conditions provided for in Article 3, EMC is fully authorized to purchase the electric energy and capacity, and Scheduling Agent Services provided under this Agreement at the rates and terms contemplated by this Agreement; and

(2) Nothing in EMC’s contracts with other parties prevents EMC from fully performing its obligations under this Agreement.

16.1.2 Covenants.

16.1.2.1 Duke. Duke covenants that: (i) neither Duke nor any of its Affiliates or subsidiaries shall, during the Term, take any action that could reasonably be anticipated to cause Duke to lose its authority to make wholesale sales of power as contemplated under this Agreement; (ii) Duke shall not take any action during the Term that could reasonably be anticipated to cause EMC to lose its authority to purchase electric capacity and energy and Scheduling Agent Services, as contemplated by this Agreement and, as a result, EMC loses its authority to purchase electric capacity and energy and Scheduling Agent Services; and (iii) Duke shall perform its obligations under this Agreement in accordance with Prudent Utility Practice, including applicable NERC and SERC guidelines, and the Transmission Provider’s OATT.

16.1.2.2 EMC. EMC covenants that: (i) it shall not, during the Term, take any action that could reasonably be anticipated to cause it to lose its authority to purchase, or Duke to lose its authority to provide, the electric capacity and energy and Scheduling Agent Services as contemplated by this Agreement and, as a result, EMC loses its authority to purchase or Duke loses its authority to provide electric capacity and energy and Scheduling Agent Services; (ii) it shall, in the event one of the sellers under a contract pursuant to which EMC has acquired an EMC Contract Resource breaches the terms of the contract in a manner that materially affects the quality or quantity of deliveries under such contract, use Commercially Reasonable Efforts to pursue the enforcement of EMC’s contract rights; (iii) electric energy delivered by MSCG under the PPA qualifies as Firm Energy; and (iv) EMC shall perform its obligations under this Agreement in accordance with Prudent Utility Practice, including applicable NERC and SERC guidelines, and the Transmission Provider’s OATT.

16.2 Assignment.

16.2.1 General.

16.2.1.1 Duke shall not assign this Agreement or its rights hereunder without the prior written consent of EMC, which consent shall not be unreasonably withheld; provided, however, that Duke may, without the consent of EMC, (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (without relieving itself from liability hereunder), or (b) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of Duke’s Generation System, and whose unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the alternative, whose obligations under this Agreement are guaranteed by a guarantor that meets the foregoing credit standards, provided that the form of the guaranty shall be reasonably satisfactory to EMC). Duke shall be relieved of all liability under this Agreement arising on and after the effective date of an assignment that satisfies the requirements of subpart (b) above.

16.2.1.2 EMC shall not assign this Agreement or its rights hereunder without the prior written consent of Duke, which consent shall not be unreasonably withheld; provided, however, that EMC may, without the consent of Duke, (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (without relieving itself from liability hereunder), or (b) transfer or assign this Agreement to any person or entity (A) succeeding to substantially the same Service Area and retail load as the EMC Native Load and to EMC’s rights under the EMC Contract Resources, and (B):

(i) if the transferee or assignee is an electric membership corporation organized under Article 2 Chapter 117 of the North Carolina General Statutes, it meets both the then-current Debt Service Coverage Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) years, and the then-current Times Interest Earned Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) years, or

(ii) if the transferee or assignee is not an electric membership corporation organized under Article 2 Chapter 117 of the North Carolina General Statutes, then its unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the alternative, whose obligations under this Agreement are guaranteed by a guarantor that meets the foregoing credit standards, provided that the form of the guaranty shall be reasonably satisfactory to Duke). EMC shall be relieved of all liability under this Agreement arising on and after the effective date of an assignment that satisfies the requirements of this subpart (B)(ii).

16.2.1.3 This Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties. Any assignment made without a consent required hereunder shall be void and of no force or effect as against the non-consenting Party. No sale, assignment, transfer, or other disposition permitted by this Agreement shall affect, release, or discharge any Party from its rights or obligations under this Agreement, except as may be expressly provided by this Agreement or by written agreement of the Parties.

16.2.2 Assignment For Security. Notwithstanding any other provision of this Agreement, a Party, without the other Party’s consent but, if such assigning Party is then a borrower of the RUS, only with the consent of the Administrator, may assign, transfer, mortgage or pledge its interest in this Agreement as security (an “Assignment for Security”) for any obligation secured by any indenture, mortgage, or similar lien on its system assets without limitation on the right of the secured party to further assign this Agreement, including the assignment to create a security interest for the benefit of the Government, acting through the Administrator, or for the benefit of any third party.

16.2.3 Assignment By Administrator. After any Assignment for Security to the Administrator or other secured party (including any indenture trustee under any indenture securing the obligations of the Party), the Administrator or other secured party, without the approval of the other Party, may (i) cause the interest in this Agreement of the Party who made the Assignment for Security to be sold, assigned, transferred or otherwise disposed of to a third party pursuant to the terms governing such Assignment for Security, or (ii) if the Administrator or other secured party first acquires this Agreement, sell, assign, transfer or otherwise dispose of this Agreement to a third party; provided, however, that in either case the Party who made the Assignment for Security is in default of its obligations to the Administrator or other secured party that are secured by such security interest.

16.3	Liability and Indemnification.

16.3.1 Indemnity. Each Party shall indemnify, defend, and hold harmless the other Party from and against:

(1) Any Claims arising from or out of any event, circumstance, act, or incident first occurring or existing during the period when control and title to any electric energy is vested in such Party as provided in Section 4.5, and

(2) Any Governmental Charges for which such Party is responsible under Section 16.7.2.

Notwithstanding the foregoing, no Party will be required to indemnify, defend, or hold harmless any other Party from any losses or Claims under this Section 16.3.1 to the extent that such loss or Claim was caused by the other Party’s gross negligence or willful misconduct.

16.3.2 Liability Limitations.

16.3.2.1 Limitation of Remedies. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE RESPONSIBLE PARTY’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR

DAMAGES AT LAW OR IN EQUITY ARE WAIVED REGARDLESS OF THE FAULT, NEGLIGENCE, OR STRICT LIABILITY OF THE PARTY WHOSE LIABILITY IS RELEASED OR LIMITED THEREBY.

IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, AND EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN SECTION 16.6.4, THE RESPONSIBLE PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES (INCLUDING INTEREST AS PERMITTED BY APPLICABLE LAW) ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED (EXCEPT AS PROVIDED IN SECTION 16.29).

UNLESS EXPRESSLY HEREIN PROVIDED, (INCLUDING AS PROVIDED IN SECTION 16.6.4) NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, MULTIPLE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR IN CONTRACT UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE.

16.3.2.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY, WITH RESPECT TO THE SUPPLY OF ELECTRIC ENERGY AND CAPACITY TO THE OTHER, EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

16.3.2.3 Duty to Mitigate. Each Party agrees that is has a duty to mitigate damages, and each covenants that it shall use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party’s performance or nonperformance of this Agreement.

16.4 Force Majeure. Unless otherwise provided by this Agreement, the term “Force Majeure” means an event or circumstance that: (i) prevents the Party claiming to be affected by it (the “Claiming Party”) from performing its obligations in whole or in part under this Agreement; (ii) is not within the reasonable control of the Claiming Party, or the result of the negligence of the Claiming Party, and (iii) by the exercise of due diligence, the Claiming Party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or Governmental Authority or arbitration award (so long as the Claiming Party has not sought or has opposed, to the extent reasonable, such actions or restraints). To the extent that the Claiming Party is prevented by Force Majeure from carrying out, in whole or part, its obligations hereunder and such Party gives notice and details of the Force Majeure to the other Party (the “Non-Claiming Party”) as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations other than the obligation to make payments then due or becoming due in respect to performance prior to the Force Majeure, except as otherwise explicitly provided in this Agreement. The Claiming Party shall remedy the Force Majeure event with all reasonable dispatch. The Non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure during the period that such Force Majeure remains in effect. Duke shall not adversely distinguish between EMC’s Native Load and Duke’s Native Load in claiming an event of Force Majeure.

16.5 Events of Default and Remedies.

16.5.1 Events of Default. For the purposes of this Agreement, an “Event of Default” means, with respect to a Party (a “Defaulting Party”), the occurrence of any of the following:

(1) The failure to make, when due, any payment or reimbursement required by this Agreement (including any amounts to be credited by one Party to the other Party) or to post or maintain collateral required by this Agreement, if such failure is not remedied within three (3) Business Days after receipt of written notice of such failure is given to the Defaulting Party by the other Party (“Non-Defaulting Party”). For the purposes of this Section 16.5.1(1), withholding one half (1/2) of a Disputed Amount in accordance with Section 13.5 shall not constitute failure to make, when due, a payment;

(2) Any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

(3) The failure to perform any material covenant or material obligation set forth in this Agreement (except to the extent constituting a separate Event of Default under this Section 16.5), if such failure is not remedied within three (3) Business Days after receipt of written notice thereof to the Defaulting Party, provided, that a Party’s failure to perform its obligations under Section 16.1.2.1(iii) or Section 16.1.2.2(iv) shall not in and of itself constitute a material failure to perform a material covenant or material obligation unless such failure, in the case of Duke, results in a substantial and continuing degradation in reliability of service hereunder or, in the case of EMC, results in a substantial and continuing degradation in performance hereunder;

(4) Such Party becomes Bankrupt;

(5) The loss of any authorization from Governmental Authorities necessary to perform its obligations hereunder in accordance with the terms of this Agreement;

(6) Such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger, or transfer, the resulting, surviving, or transferee entity fails to assume all of the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

(7) The occurrence and continuation of a default, event of default, or other similar condition or event that under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than nine million dollars ($9,000,000) in the case of EMC or one hundred fifty million dollars ($150,000,000) in the case of Duke, that results in the Party’s indebtedness under such agreements or instruments to become immediately due and payable; and

(8) With respect to such Party’s guarantor, if any:

(a)	if any representation or warranty made by a guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

(b)	the failure of a guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after written notice;

(c)	a guarantor becomes Bankrupt;

(d)	the failure of a guarantor’s guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms); or

(e)	a guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

16.5.2 Notice of Event of Default. In the event a Party becomes aware of any event or circumstance that constitutes an Event of Default, such Party shall promptly notify the other Party in writing and by telephone.

16.5.3 Effect of Event of Default. If at any time an Event of Default with respect to a Defaulting Party has occurred and is continuing, the other Party (the “Non-Defaulting Party”) may do one or more of the following:

(1) If an Event of Default under Section 16.5.1(1) persists for ten (10) Days or longer, terminate this Agreement in accordance with the notification required pursuant to Sections 2.3.2.1 and 2.3.3 of this Agreement; or

(2) If an Event of Default (other than an Event of Default under Section 16.5.1(1)) persists for sixty (60) Days or longer, terminate this Agreement in accordance with Sections 2.3.2.1 and 2.3.3 of this Agreement, provided, however, that if the Defaulting Party is diligently pursuing cure, but such Event of Default is not capable of being cured within sixty (60) Days, then the period for the Defaulting Party to cure such Event of Default shall be extended from sixty (60) Days to one hundred eighty (180) Days before the Non-Defaulting Party may exercise its right to terminate this Agreement pursuant to this Section 16.5.3(2).

16.5.4 Enforcement of Remedies. The Non-Defaulting Party may exercise any rights or remedies available at law or equity, subject to the provisions of Article 14 and Sections 15.5 and 16.3 of this Agreement. No delay or failure on the part of a Non-Defaulting Party to exercise any right or remedy to which it may become entitled on account of an Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default notwithstanding any delay in enforcing such right. No waiver of any Event of Default shall constitute a waiver of any later Event of Default; all such waivers shall be in writing and shall in no circumstance be deemed effective unless such waiver is made in writing. All of the remedies and other provisions of this Section 16.5 shall be without prejudice and in addition to any right of setoff, recoupment, combination of accounts, lien, or other right to which any Party or any of its Affiliates is at any time otherwise entitled, whether by operation of law or in equity, under contract, or otherwise.

16.6	Confidential Information.

16.6.1 Prior Confidentiality Agreements Unaffected. Any preexisting confidentiality agreements entered into by the Parties pertaining to the negotiation and development of this Agreement shall survive by their terms and shall not be considered modified by this Agreement.

16.6.2 Authorized Disclosure. Each Party agrees to preserve, to the maximum extent permitted by Law, the confidentiality of Confidential Information supplied to it by the other Party either during the negotiations leading to this Agreement or during the course of implementing, performing or winding up this Agreement. A Party may disclose Confidential Information received from the other Party to the receiving Party’s Affiliates, auditors, attorneys, consultants, advisors, persons providing financing to the receiving Party, other entities in the EMC Group that have entered into substantially similar agreements, and to other third parties as may be necessary for the receiving Party to perform its obligations under this Agreement, provided that any such persons agree in writing to be bound by the confidentiality provisions of this Agreement. Notwithstanding anything contained in this Section 16.6, Confidential Information may be disclosed to any Governmental Authority requiring such Confidential Information, provided that: (i) such Confidential Information is submitted under applicable provisions, if any, for confidential treatment by such Governmental Authority; (ii) prior to such disclosure, the Party who supplied the information is given notice of the disclosure requirement (if time permits and the other Party’s counsel determines that such notice is permitted by Law) so that it may take at its own risk and expense whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; and (iii) the Party subject to the Governmental Authority endeavors to protect the confidentiality of any Confidential Information to the extent reasonable under the circumstances and to use its good faith efforts to prevent the further disclosure of any Confidential Information provided to any Governmental Authority. The Parties recognize that Duke is required to file periodic reports with FERC that disclose certain price, quantity, and related data, and such filings shall not be deemed a violation of this section.

16.6.3 Survival of Confidentiality Obligations. Confidential Information received from the other Party shall be kept confidential in accordance with the terms of this Agreement for at least five (5) Years after the termination of this Agreement.

16.6.4 Right to Remedies. In the event of an unauthorized disclosure to a third party, the limitations on remedies contained in Section 16.3.2.1 shall not apply, and, in the event of a breach, Parties shall not have an adequate remedy at law and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach without any requirement to post a bond as a condition of such relief.

16.7 Governmental Liabilities.

16.7.1 Minimization of Tax Liability. Each Party shall use reasonable efforts to implement the provisions of and to administer this Agreement in accordance with the intent of the Parties to minimize all taxes, so long as neither Party is materially adversely affected by such efforts.

16.7.2 Governmental Charges.

16.7.2.1 With respect to sales of electric energy made by Duke to EMC, Duke shall pay or cause to be paid all Governmental Charges imposed by any Government Authority on or with respect to such sales of electric energy to the extent such Governmental Charges arise prior to the Delivery Point. EMC shall pay or cause to be paid all Governmental Charges on or with respect to such sale of electric energy to the extent such Governmental Charges arise after the Delivery Point (other than ad valorem, franchise, or income taxes that are related to the sale of such product and are, therefore, the responsibility of Duke).

16.7.2.2 With respect to sales of electric energy by EMC to Duke, EMC shall pay or cause to be paid all Governmental Charges on or with respect to the sale of the electric energy to Duke.

16.7.2.3 In the event a Party is required by Law to remit or pay Governmental Charges that are the other Party’s responsibility hereunder, the Party ultimately liable for the Governmental Charge shall promptly reimburse the remitting Party for such Governmental Charges; provided further that tax liabilities may be netted pursuant to Section 13.4 of this Agreement. Nothing will obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the Law.

16.7.3 Records. If with respect to either Party, any purchase or sale of electric energy is exempt from Governmental Charges it shall, upon written request of the other Party, provide a certificate of exemption or other reasonably satisfactory evidence of exemption, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any Governmental Charges.

16.7.4 Cost of Obtaining FERC Approval. The Parties agree that all fees assessed by FERC, or expenses incurred in obtaining the approval of FERC for this Agreement, shall be the sole responsibility of Duke.

16.7.5 Cost of Obtaining RUS Approval. The Parties agree that all fees assessed by the RUS, or expenses incurred in obtaining the approval of RUS for this Agreement, shall be the sole responsibility of EMC.

16.8 Choice of Law. The validity, interpretation and performance of this Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the Laws of the State of North Carolina. No principle, doctrine, or rule of conflicts of law shall modify or alter the applicability of the Laws of the State of North Carolina to this Agreement.

16.9 Survival of Obligations. Upon the termination of the Parties’ delivery, sale, purchase, and related service obligations under this Agreement, any monies, penalties or other charges due and owing under this Agreement shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due shall be made, as soon as practicable but no later than sixty (60) Days after such termination. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement in accordance with their respective terms. Upon the effective date of any termination of this Agreement, each Party’s obligations provided for in this Agreement will survive termination and remain in effect solely for the purpose of complying with the provisions of this Section 16.9; OTHERWISE, AS PROVIDED IN ARTICLE 2, TERMINATION OF THIS AGREEMENT IS ABSOLUTE, AND NO OTHER OBLIGATIONS, DUTIES, OR RIGHTS WHATSOEVER ARISING UNDER THIS AGREEMENT SHALL REMAIN IN EFFECT FOLLOWING THE TERMINATION OF THIS AGREEMENT.

16.10 Entire Agreement. This Agreement, and the Schedules and Attachments attached hereto, constitute the entire and integrated agreement between the Parties relating to the rates, terms, and conditions set out in this Agreement as of the Effective Date. This Agreement supersedes all prior agreements (other than the Confidentiality Agreement which became fully executed on November 22, 2004) whether oral or written, related to the subject matter of this Agreement. The terms of this Agreement, including any Schedules and Attachments attached hereto, are controlling, and no parol or extrinsic evidence, including but not limited prior drafts or projections of future costs or rates, shall be used to vary, contradict, or interpret the express rates, terms, and conditions of this Agreement or as a basis for challenging the justness and reasonableness of any rate, term, or condition of this Agreement.

16.11 Cost Projections.

16.11.1 Duke Cost Projections. Duke makes no warranties or representations whatsoever concerning any cost or rate projections that it provided in connection with the negotiations leading up to the execution of this Agreement and any such projections provided by

Duke under Section 16.26 of this Agreement. EMC assumes the risk of reliance on any projected costs or rates provided by Duke in connection with the negotiations leading up to the execution of this Agreement or any projections provided by Duke under Section 16.26. Any differences between projected costs or rates provided by Duke and actual costs or rates will not limit or in any way affect the rates, terms, or conditions of this Agreement or any of the Parties’ rights and obligations hereunder.

16.11.2 EMC Cost Projections. EMC makes no warranties or representations whatsoever concerning any cost or rate projections that it provided in connection with the negotiations leading up to the execution of this Agreement and any such projections provided by EMC during the Term. Duke assumes the risk of reliance on any projected costs or rates provided by EMC in connection with the negotiations leading up to the execution of this Agreement or any projections provided by EMC during the Term. Any differences between projected costs or rates provided by EMC and actual costs or rates will not limit or in any way affect the rates, terms, or conditions of this Agreement or any of the Parties’ rights and obligations hereunder.

16.12 Unique Agreement. This Agreement shall not establish any precedent for any other services, or be relied upon by either Party for any purpose other than for the services and payments provided herein.

16.13 No Transfer of Rights. Except as explicitly provided herein, nothing in this Agreement shall be construed to transfer any rights or obligations that either Party has under any other agreement to the other Party.

16.14 No Partnership. The Parties are independent contractors. Nothing in this Agreement shall ever be deemed to create or constitute a partnership, joint venture, or association between the Parties, or to impose a trust or partnership duty, obligation, or liability on or with regard to either of the Parties.

16.15 Third Parties. The provisions of this Agreement shall not impart rights enforceable by any person or entity not a Party or not a permitted successor or assignee of a Party bound by this Agreement. This Agreement shall not be construed to create any third party beneficiary rights of any sort.

16.16 Waiver. No waiver of all or any part of this Agreement shall be valid unless it (a) is reduced to writing, (b) expressly states that the Parties agree to such waiver, and (c) is signed by the Parties. Except as specifically set forth herein, neither Duke’s nor EMC’s failure to enforce any provision or provisions of this Agreement shall in any way be construed as a waiver of any such provision or provisions as to any future violation thereof, nor prevent it from enforcing each and every provision of this Agreement at such time or at any time thereafter. The waiver by either Duke or EMC of any right or remedy shall not constitute a waiver of its right to assert said right or remedy, at any time thereafter, or any other rights or remedies available to it at the time of or any time after such waiver.

16.17 Time of Essence. Time is of the essence for, in, and throughout this Agreement.

16.18 Headings. The descriptive headings of the various Articles and Sections of this Agreement (or any Schedules and Attachments attached hereto) have been inserted for convenience of reference only and in no way shall be deemed to modify or restrict any of the terms or provisions hereof.

16.19 Severability. Wherever possible, each provision of this Agreement (including any Schedules or Attachments attached hereto) shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision contained herein shall be found or ruled to be invalid, illegal, or unenforceable in any respect and for any reason, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceable without invalidating the remainder of the provision or any provision of this Agreement, and in such event, the Parties shall attempt to negotiate amendments to this Agreement that would permit each Party to realize the equivalent value of the economic bargain contemplated by this Agreement absent such finding or ruling.

16.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

16.21 No Public Announcement. The Parties agree that no press release or public announcement concerning the transaction contemplated by this Agreement will be made unless mutually agreed to by the Parties in writing; provided, however, such mutual agreement will not be required if:

(a) The disclosing Party determines that disclosure is reasonably necessary to (i) comply with applicable Laws of a Governmental Authority having jurisdiction; or (ii) obtain financing for the transaction contemplated by this Agreement; or

(b) the disclosure is limited to the following information: (i) the names of the Parties; (ii) the type of service being provided; (iii) the Term; and (iv) the total load being served.

The disclosing Party shall provide the other Party with written notice of such disclosure at least five (5) Business Days prior to such disclosure.

16.22 Notices. Unless otherwise provided in this Agreement, any notice, consent, or other communication required to be made under this Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below. Any Party may from time to time change its address, designee or contact information for the purposes of notices, consents, or other communications to that Party by a similar notice specifying a new address, but no such change shall become effective until it is actually received by the Party to be charged with its contents. All notices, consents, or other communications required or permitted under this Agreement that are addressed as provided in this Section 16.22 shall be deemed to have been given upon delivery if delivered in person, or upon deposit if delivered by overnight courier or certified mail.

Duke:

Duke Power Company LLC

526 South Church Street

Charlotte, N.C. 28202

Attn: VP – Business Development and Origination

Phone: (704) 382-3114

Fax: (704) 382-4014

With a copy to:

Duke Power Company LLC

526 South Church Street

Charlotte, N.C. 28202

Attn: General Counsel

EMC:

Piedmont Electric Membership Corporation

2500 N.C. 86 South

Post Office Drawer 1179

Hillsborough, North Carolina 27278

Attn: R.G. Brecheisen, President and Chief Executive Officer

Phone: 919-732-2123

Fax: 919-644-1030

The Parties may agree on alternative methods of giving operational and scheduling notices, consistent with the requirements of the applicable Transmission Providers and/or generation scheduling providers.

16.23 No Dedication of the System. No undertaking by either Party to the other Party under any provision of this Agreement shall constitute the dedication of the system, or any portion thereof, of either Party to the public or to the other Party, and it is understood and agreed that any such undertaking by either of the Parties shall cease after the termination date of this Agreement. The sale by Duke to EMC of electric capacity and energy under this Agreement does not constitute a sale, lease, transfer, or conveyance of any kind of ownership interest in or to any of Duke’s facilities of any kind.

16.24 Stranded Costs.

16.24.1 If a Party or any of its Affiliates becomes entitled to receive compensation associated with stranded generation, transmission, distribution or other assets or costs, the other Party shall have no claim or entitlement to any such compensation.

16.24.2 Neither EMC nor Duke shall have the obligation or liability to the other Party for the payment of any amounts authorized by statute or ordered or approved by a Governmental Authority and that are attributable to or in any way arising from stranded generation, transmission, distribution, or other assets or costs or any liability associated therewith, whether such amounts are characterized as competitive transition charges, wire charges, or other costs or charges, provided that nothing herein shall limit the damages that may otherwise be recovered for an Event of Default. An order on stranded costs shall not be deemed a Material Adverse Ruling.

16.25 Electric Peak Load and Energy Information to be provided by EMC. Prior to October 1, 2006, and each October 1 thereafter during the Term, EMC shall provide Duke with forecast projections of (a) EMC’s Monthly electric peak load and electric energy requirements for the following Year and (b) EMC’s annual electric peak load and electric energy requirements for the following ten (10) years, to the extent EMC has such information available, except that, after a Notice of Termination has been given, EMC shall not be obligated to provide such information for the period after the termination date. To the extent such information is provided in a report to the RUS that is publicly available, EMC may satisfy this requirement by providing a copy of such report to Duke.

16.26 Demand and Energy Charge and Rate Information to be Provided by Duke. Prior to December 1, 2006, and each December 1 thereafter during the Term, Duke shall provide EMC with forecast projections of (a) the annual electric capacity and energy rates under Sections 7.2 or Section 7.3 (as applicable) for the following year, (b) Monthly demand and electric energy charges under Section 7.2 or Section 7.3 (as applicable) for the following year, and (c) annual demand and electric energy charges under Sections 7.2 or Section 7.3 (as applicable) for the lesser of the remainder of the Term or the following ten (10) Years, except that, after a Notice of Termination has been given, Duke shall not be obligated to provide such information for the period after the termination date.

16.27 Further Assurances. If either Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

16.28 Applicable Laws and Regulations. This Agreement is made subject to all existing and future applicable Laws and to all existing and future promulgated orders or other duly authorized actions of Governmental Authorities having jurisdiction over the matters set forth in this Agreement.

16.29 Equitable Relief. Nothing in this Agreement shall be construed to limit the injunctive or equitable powers of a court of competent jurisdiction.

16.30 PURPA Assistance. Duke shall provide assistance to EMC, as EMC reasonably requests, to support EMC’s compliance with the generation efficiency and fuel diversity standards under PURPA.

16.31 SERC and NERC Data Reporting and Compliance Assistance. Duke shall report EMC’s actual load, forecasted load (as provided by EMC to Duke), and resource information to SERC and NERC and their successors, in a manner similar to the manner in which Duke reports such information for other wholesale full or partial requirements customers with service as firm as Duke’s Native Load. In addition, Duke shall provide assistance and consultation to EMC, to the extent agreed to by the Parties, to support EMC’s compliance with such organizations’ data reporting requirements.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and copies delivered to each Party.

PIEDMONT ELECTRIC MEMBERSHIP CORPORATION

By:
Name:	Randolph G. Brecheisen
Title:	President and Chief Executive Officer

DUKE POWER COMPANY LLC d/b/a Duke Energy Carolinas, LLC

By:
Name:	Ellen T. Ruff
Title:	President

Schedule 1

Annual Production Capacity and Energy Rates

Schedule 1 Methodology:

This formula sets forth the method that Duke will use to determine its annual Demand Rates, Fuel Rates, and Variable O&M Rates (collectively, “Rates”) for use during the System Average Pricing Option Period, if any, and during the period January 1, 2011 through the termination of this Agreement. The Rates will be annual formula rate calculations. The Rates shall initially be estimated for the period January 1 - December 31 of the Year in which such Rates are first applicable, and shall be estimated continuing thereafter for successive twelve month periods. Beginning July 1 of the Year in which such Rates are first applicable, and each July 1 thereafter, the Rates will be trued-up based on actual costs and loads for the most recent calendar Year, using the formula rates set forth below. The calculations will be based on Duke’s FERC Form 1 data and Duke’s company records. The true-up will include interest on any refunds or surcharges calculated in accordance with the methodology set forth in 18 C.F.R. § 35.19a or its successor. The formulas for the Rates were designed to include all costs incurred by Duke to own, operate and maintain Duke’s Generation System. The formulas for the Rates may only be amended by the mutual agreement of the Parties or pursuant to Section 12.3 of the Agreement. Disallowance or any other treatment of any such costs by the NCUC or any other Governmental Authority other than FERC will not have any effect on the inclusion of such costs in the formulas for the Rates as set forth below.

I.	Definitions

Capitalized terms not otherwise defined in the Agreement and as used in this formula have the following definitions:

A.	Allocation Factors

1.	Production Wages and Salaries Allocation Factor shall equal the ratio of Duke’s production-related direct wages and salaries to Duke’s total direct wages and salaries excluding administrative and general wages and salaries.

2.	Production Plant Allocation Factor shall equal the ratio of the sum of Duke’s investments in Production Plant plus Production Related General Plant plus Production Related Intangible Plant to investment in Total Plant in Service.

B.	Terms

Accumulated Deferred Income Taxes shall equal the net of Duke’s electric deferred tax balances as recorded in FERC Account Nos. 281-283 and Duke’s electric deferred tax balance as recorded in FERC Account No. 190.

Administrative and General Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 920-935 excluding FERC Account Nos. 924, 928 and 930.1, and less EPRI dues as recorded in FERC Account No. 930.2.

Contra AFUDC shall equal the reduction in amount of AFUDC recorded in FERC Account No. 107 due to recovery of construction period financing costs from customers resulting from inclusion of construction work in progress in rate base in any of Duke Power’s retail or wholesale rate jurisdictions.

Demand Rate means the Demand Rate calculated in Part II below.

Depreciation Expense for Production Plant shall equal Duke’s production expense as recorded in FERC Account No. 403 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to production plant construction work in progress included in rate base.

Duke’s Average Peak Hour Load for a year, with respect to the System Average Pricing Option Period, if any, shall equal the average of the twenty highest hourly (integrated sixty minute) Duke Schedule 1 Demands during July and August of the year; and with respect to the period beginning January 1, 2011, and continuing through the termination of the Agreement, shall equal the average of the twenty highest hourly (integrated sixty minute) Duke Schedule 1 Demands during the Annual Planning Period of the year.

Duke Schedule 1 Demands means Duke’s Native Load demands: (i) compensated for losses to the point at which power is available for transmission, (ii) excluding (a) non-requirements wholesale sales, as listed in Duke’s FERC Form 1, and (b) wholesale sales with a duration of one year or less, (iii) served by Duke’s Generation System the cost of which is included in Schedule 1.

FAS 109 Regulatory Assets and Liabilities shall equal the net of Duke’s FAS 109 balance as recorded in FERC Account No. 182.3 and any Duke FAS 109 balance as recorded in FERC Account No. 254.

FAS 106 Regulatory Assets and Liabilities shall equal the net of Duke’s FAS 106 balance as recorded in FERC Account No. 182.3 and any Duke FAS 106 balance as recorded in FERC Account No. 254.

2

General Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No. 101, FERC Electric Plant Account Nos. 389-399, and amounts in FERC Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 389-399, plus an adjustment to add Contra AFUDC related to general plant construction work in progress included in rate base.

General Plant Depreciation Expense shall equal Duke’s general plant expenses as recorded in FERC Account No. 403 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to general plant construction work in progress included in rate base.

General Plant Depreciation Reserve shall equal Duke’s general plant reserve balance as recorded in FERC Account No. 108 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to production plant construction work in progress included in rate base.

General Tax Expense shall equal Duke’s expenses as recorded in FERC Account No. 408.1.

Intangible Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No.101, FERC Electric Plant Account Nos. 301-303, and amounts in FERC Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 301-303, plus an adjustment to add Contra AFUDC related to intangible plant construction work in progress included in rate base.

Intangible Plant Amortization Expense shall equal Duke’s intangible plant expenses as recorded in FERC Account No. 404 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to intangible plant construction work in progress included in rate base.

Intangible Plant Amortization Reserve shall equal Duke’s intangible plant reserve balance as recorded in FERC Account No. 111 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to intangible plant construction work in progress in rate base.

3

Net Asset Retirement Cost shall equal Duke’s asset retirement costs recorded in FERC Account No. 101, less the associated accumulated depreciation included in FERC Account No. 108.

Other Amortization shall equal Duke’s amortization expense recorded in FERC Account Nos. 406 and 407 that is related to production plant.

Other Regulatory Assets/Liabilities shall equal the net of Duke’s regulatory assets and liabilities in FERC Account Nos. 182, 228 and 254, excluding FAS 109 Regulatory Assets and FAS 106 Regulatory Assets, that are production related.

Payroll Taxes shall equal those payroll tax expenses as recorded in Duke Power’s FERC Account No. 408.1.

Plant Held for Future Use shall equal Duke’s balance in FERC Account No. 105.

Prepayments shall equal Duke’s prepayment balance as recorded in FERC Account No. 165.

Property Insurance shall equal Duke’s expenses as recorded in FERC Account No. 924.

Production Related Amortization of Investment Tax Credits shall equal Duke’s credits as recorded in FERC Account No. 411.4 multiplied by the Production Plant Allocation Factor.

Production Depreciation Reserve shall equal Duke’s production reserve balance as recorded in FERC Account No. 108 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to production plant construction work in progress included in rate base.

Production Operation and Maintenance (O&M) Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 500-557.

Production Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No. 101, FERC Electric Plant Account Nos. 310-347 and Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 310-347, plus an adjustment to add Contra AFUDC related to production plant construction work in progress in included in rate base.

4

Production Plant Materials and Supplies shall equal Duke’s balance as assigned to production as recorded in FERC Account No. 154.

Revenue Tax Rate shall equal 1.0 minus the applicable revenue or gross receipts tax rate(s) to which Duke is subject for the revenues or gross receipts that Duke receives under this Agreement

Tax Deduction for Manufacturing Activities shall equal Duke’s annual amount of tax deduction under Section 102 of the American Jobs Creation Act of 2004.

Total Plant in Service shall equal Duke’s total gross plant balance as recorded in FERC Balance Sheet Account No. 101, Electric Plant Account Nos. 301-399, and amounts in FERC Balance Sheet Account Nos. 102 and 106, plus an adjustment to add Contra AFUDC related to construction work in progress included in rate base.

Unamortized Loss on Reacquired Debt shall equal Duke’s expenses as recorded in FERC Account No. 189.

Unamortized Gain on Reacquired Debt shall equal Duke’s amounts included in FERC Account No. 257.

Variable Non-Fuel Production Operation and Maintenance Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 510, 512, 513, 528, 530, 531, and 544.

II.	Demand Rate

The Demand Rate shall be the Production Capacity Revenue Requirement as determined in Part III below, divided by Duke’s Average Peak Hour Load, and further divided by the Revenue Tax Rate. The Monthly Demand Rate shall be equal to the Demand Rate divided by twelve (12).

III.	Production Capacity Revenue Requirement

The Production Capacity Revenue Requirement shall equal the sum of Duke’s (A) Return and Associated Income Taxes, (B) Production Depreciation Expense, (C) Decommissioning Expense, (D) Production Related General Taxes, (E) Fixed Production Operation and Maintenance Expense, (F) Purchased Power Capacity Expenses, (G) Production Related Administrative and General Expense, (H) Production Related Other Amortization Expense and (I) Capacity Credit for Revenue from Non-Associated Utility Sales.

5

A.	Return and Associated Income Taxes shall equal the product of the Production Investment Base and the Cost of Capital Rate.

1.	Production Investment Base

The Production Investment Base shall equal the average of the beginning and end-of-year balances of (a) Production Plant, plus (b) Production Related General and Intangible Plant, plus (c) Production Plant Held for Future Use, less (d) Production Related Depreciation Reserve, less (e) Production Related Net Asset Retirement Costs, plus (f) Nuclear Fuel Inventory, plus (g) Fossil Fuel Inventory, less (h) Production Related Accumulated Deferred Income Taxes, plus (i) Production Related Loss on Reacquired Debt, (j) less Production Related Gain on Reacquired Debt, plus (k) FAS 106 and FAS 109 Regulatory Assets/Liabilities, plus (l) Other Regulatory Assets/Liabilities, plus (m) Production Prepayments, plus (n) Production Materials and Supplies, plus (o) Production Related Cash Working Capital.

(a)	Production Plant shall equal Production Plant as defined above.

(b)	Production Related General and Intangible Plant shall equal the sum of General Plant plus Intangible Plant multiplied by the Production Wages and Salaries Allocation Factor.

(c)	Production Plant Held for Future Use shall equal Plant Held for Future Use multiplied by the Production Plant Allocation Factor.

(d)	Production Related Depreciation Reserve shall equal Production Depreciation Reserve plus Production Related General and Intangible Plant Depreciation Reserve; where Production Related General and Intangible Plant Depreciation Reserve shall equal the sum of General Plant Depreciation Reserve plus Intangible Plant Amortization Reserve, multiplied by the Production Wages and Salaries Allocation Factor.

(e)	Production Related Net Asset Retirement Costs shall equal Duke’s asset retirement cost balance as recorded in FERC Account No. 101 for Production Plant less the associated accumulated depreciation balance as recorded in FERC Account No. 108.

6

(f)	Nuclear Fuel Inventory shall equal Duke’s balance of investment in nuclear fuel as recorded in FERC Account Nos. 120.1 – 120.6.

(g)	Fossil Fuel Inventory shall equal Duke’s balance of investment in fossil fuel as recorded in FERC Account No. 151.

(h)	Production Related Accumulated Deferred Income Taxes shall equal Total Accumulated Deferred Income Taxes multiplied by the Production Plant Allocation Factor.

(i)	Production Related Loss on Reacquired Debt shall equal Unamortized Loss on Reacquired Debt multiplied by the Production Plant Allocation Factor.

(j)	Production Related Gain on Reacquired Debt shall equal Unamortized Gain on Reacquired Debt multiplied by the Production Plant Allocation Factor.

(k)	FAS 106 and FAS 109 Regulatory Assets/Liabilities shall equal Duke’s balance of FAS 106 related costs as recorded in FERC Account Nos. 182.3 and 254 multiplied by the Production Wages and Salaries Allocation Factor, plus Duke’s balance of FAS 109 related costs as recorded in FERC Account Nos. 182.3 and 254 multiplied by the Production Plant Allocation Factor.

(l)	Other Regulatory Assets/Liabilities shall equal Duke’s balance of Other Regulatory Assets/Liabilities as appropriate; provided, that in order to include any amounts in this item, Duke shall make a filing with FERC under Section 205 of the Federal Power Act.

(m)	Production Prepayments shall equal Duke’s Prepayments in FERC Account 165 multiplied by the Production Wages and Salaries Allocation Factor.

(n)	Production Materials and Supplies shall equal Production Plant Materials and Supplies as defined above.

(o)	Production Related Cash Working Capital shall be a 12.5% allowance (45 days/360 days) of Fixed Production Operation and Maintenance Expense,

7

Variable Production Non-Fuel Operation and Maintenance Expenses and Production Related Administrative and General Expense.

2.	Cost of Capital Rate

The Cost of Capital Rate will equal (a) Duke’s Weighted Cost of Capital, plus (b) Federal Income Tax plus (c) State Income Tax.

(a) The Weighted Cost of Capital shall be calculated based upon a proxy capital structure of 45% long term debt and 55% common equity and shall equal the sum of:

(i)	the long term debt component, which shall equal the product of 45% and Duke’s long term debt expenses recorded in FERC Account Nos. 427, 428, 428.1, 429, 429.1, and 430 divided by Duke’s long-term debt balance as recorded in FERC Account Nos. 221 through 227, and

(ii)	the return on equity component, which shall equal the product of 55% and Duke’s return on equity (ROE) of 11.0%.

(b)	Federal Income Tax shall equal

[A+(B+C+D)/E] x (FT) / (1-FT)

where FT is the Federal Income Tax Rate and A is the return on equity component, as determined in Sections III.A.2.(a)(ii) above, B is Production Related Amortization of Investment Tax Credits, , C is Duke’s annual amount of Tax Deduction for Manufacturing Activities, D is the Equity AFUDC component of Production Depreciation Expense as defined in Section III.B below, and E is Production Investment Base as Determined in III.A.1 above.

(c)	State Income Tax shall equal

[A+(B+C+ D)/E + Federal Income Tax]x(ST)/ (l -ST)

where ST is the State Income Tax Rate. A is the return on equity component determined in Sections lll.A.2.(a)(ii) above, B is the Amortization of Investment Tax Credits, C is Duke’s

8

annual amount of Tax Deduction for Manufacturing Activities, D is the equity AFUDC component of Production Depreciation Expense as defined in Section III.B. below, E is the Production Investment Base as determined in III.A.l above and Federal Income Tax is the rate determined in Section III.A.2.(b) above.

B.	Production Depreciation Expense shall equal the sum of Depreciation Expense for Production Plant, plus an allocation of General and Intangible Plant Deprecation Expense calculated by multiplying the sum of General Plant Depreciation Expense and Intangible Plant Amortization Expense by the Production Wages and Salaries Allocation Factor, less Decommissioning Expense as defined in III.C. below.

C.	Decommissioning Expense shall equal $48,304,000 per year.

D.	Production Related General Taxes shall equal the sum of General Tax Expense less revenue related taxes and Payroll Taxes, multiplied by the Production Plant Allocation Factor, and Payroll Taxes multiplied by the Production Wages and Salaries Allocation Factor.

E.	Fixed Production Operation and Maintenance Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 500, 502, 505-507, 511, 514, 517, 519, 520, 523-525, 529, 532, 535-543, 545, 546, 548-554, 556, and 557.

F.	Purchased Power Expenses shall equal Duke’s expenses for purchased power recorded in FERC Account No. 555 less purchased power fuel costs included in the Fuel Rate determined in Section IV below.

G.	Production Related Administrative and General Expenses shall equal the sum of (1) Administrative and General Expense multiplied by the Production Wages and Salaries Allocation Factor, (2) Property Insurance multiplied by the Production Plant Allocation Factor, (3) Expenses included in FERC Account 928 related to FERC Assessments multiplied by the Production Plant Allocation Factor, and (4) any other Production related expenses or assessments in FERC Account Nos. 928 or 930.1.

H.	Production Related Other Amortization Expense shall equal Duke’s amortization expense recorded in FERC Account Nos. 406 and 407 either directly assigned to production or allocated to production using the Production Plant Allocation Factor or the Production Wages and Salaries Allocation Factor.

9

I.	Credit for Revenue from Non-Associated Utility Sales shall equal Duke’s revenues from inter-system sales from Duke’s Generation System recorded in FERC Account 447 to the extent such sales are not included in the determination of Duke’s Average Peak Hour Load, less fuel recovered from such sales as determined in the Fuel Rate below, multiplied by 2/3.

IV.	Fuel Rate

The Fuel Rate shall equal F/S, and further divided by the Revenue Tax Rate, where:

F is the expense of fossil and nuclear fuel and purchased economic power, as defined in 18 C.F.R. § 35.14(a)(2) (2005), for the calendar year period; provided that for purposes of this calculation described in 18 C.F.R. § 35.14(a)(2) (2005) the cost of fossil fuel shall include, in addition to those items set forth in 18 C.F.R. § 35.14(a)(6), expenses recorded in Account No. 509 for the calendar year period.

S is all kWh sold (compensated for losses to the point at which power is available for transmission ), excluding inter-system sales, for the calendar year period.

V.	Variable O&M Rate

The Variable O&M rate shall equal Variable Non-Fuel Production Operation and Maintenance Expense divided by S as determined in Section IV above, and further divided by the Revenue Tax Rate.

10

Attachment 3-1

Example showing the calculation of the Excess Annual Capacity Charges in the

Duke-Blue Ridge Agreement, Duke-Piedmont Agreement

and Duke-Rutherford Agreement

The purpose of this attachment is to provide an example showing the calculation of the Excess Annual Capacity Charges provided in Section 3.5.2.3.5 of the above-identified agreements. Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

Assumptions:

Hour of maximum integrated sixty minute Duke Schedule 1 Demands during July and August 2007: 4:00-5:00 pm, July 14, 2007.

	BR (kW)	P (kW)	R (kW)
EMC Coincident Peak Demand (7-14-07 4-5 pm)	225,000	150,000	425,000
EMC Base Obligation (7-14-07 4-5pm)	125,000	175,000	300,000

EMC Group Coincident Peak Demand (7-14-07, 4-5 pm): 800,000 kW

EMC Group Base Obligation (7-14-07, 4-5 pm): 600,000 kW

Annual Capacity Quantity = 148,000 kW

Step 1

Calculate EMC Group Excess Annual Capacity Quantity per Section 3.5.2.3.5.

EMC Group Coincident Peak Demand (7-14-07 4-5 pm)	800,000 kW
minus EMC Group Base Obligation (7-14-07 4-5 pm)	- 600,000 kW
minus Annual Capacity Quantity	- 148,000 kW
EMC Group Excess Annual Capacity Quantity	52,000 kW

Step 2

Calculate EMC Excess Annual Capacity Quantity per Section 3.5.2.3.5.1

	A EMC Coincident Peak Demand (7-14-07 4-5pm) (kW)	B minus EMC Base Obligation (7-14-07 4-5 pm) (kW)	C minus EMC Annual Capacity Quantity (kW)	D EMC Excess Annual Capacity Quantity[1] (kW)
BR	225,000	125,000	42,000	58,000
P	150,000	175,000	23,000	0
R	425,000	300,000	83,000	42,000

[1]	Cannot be less than zero.

Step 3

Calculate EMC Group Combined Excess Annual Capacity Quantity per Section 3.5.2.3.5.2.

BR Excess Annual Capacity Quantity	58,000 kW
P Excess Annual Capacity Quantity	0 kW
R Excess Annual Capacity Quantity	42,000 kW

EMC Group Combined Excess Annual Capacity Quantity	100,000 kW

2

Step 4

Calculate Excess Annual Amount per Section 3.5.2.3.5.

	A EMC Excess Annual Capacity Quantity (kW)	B EMC Group Combined Excess Annual Capacity Quantity (kW)	C EMC Group Excess Capacity Quantity (kW)	D EMC Excess Annual Amount ( ( A / B) * C) (kW)
BR	58,000	100,000	52,000	30,160
P	0	100,000	52,000	0
R	42,000	100,000	52,000	21,840

Step 5

Calculate Excess Annual Capacity Charge per Section 3.5.2.3.5.

	A EMC Excess Annual Amount (kW)	B Annual Capacity Price ($/kW-year)	C Excess Annual Capacity Charge
BR	30,160	45.60	$1,375,296
P	0	45.60	$0
R	21,840	45.60	$995,904

3

Attachment 4-1

Piedmont

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekday
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Sep-06	39	37	37	37	37	39	44	43	41	41	41	42	43	44	45	46	48	50	51	51	52	50	46	41
Oct-06	30	29	28	28	30	37	48	46	39	36	34	33	32	32	33	34	37	43	48	52	51	48	41	35
Nov-06	40	39	40	41	42	48	55	52	48	44	41	39	37	37	36	37	40	48	52	52	52	50	46	42
Dec-06	45	44	44	45	48	55	66	65	59	54	49	46	43	41	40	41	47	59	66	66	66	63	58	51
Jan-07	54	55	57	60	62	73	84	78	74	73	66	60	55	52	51	52	58	69	78	78	78	76	73	68
Feb-07	41	41	42	44	46	55	69	67	58	55	53	51	48	48	49	54	63	74	78	80	80	73	65	56
Mar-07	33	32	32	33	36	44	55	51	44	39	37	34	33	32	30	31	34	39	47	52	51	48	42	37
Apr-07	30	29	29	30	31	37	44	41	37	34	32	31	30	30	29	29	31	34	36	39	41	41	37	32
May-07	30	29	29	28	29	33	39	39	35	34	33	33	33	33	33	34	36	39	40	40	42	43	39	34
Jun-07	41	39	39	39	39	40	43	44	42	43	44	45	46	46	47	48	49	51	53	52	51	52	48	45
Jul-07	51	47	44	42	41	42	45	46	47	52	58	63	67	67	69	73	74	80	83	81	78	74	66	58
Aug-07	51	47	44	43	42	44	48	48	46	48	53	60	66	68	69	73	74	77	84	79	76	74	66	60
Sep-07	37	35	34	34	34	37	41	40	38	38	38	39	40	41	42	43	45	46	47	48	48	46	43	39
Oct-07	28	27	26	27	28	34	45	43	36	33	32	30	30	30	30	32	34	40	45	48	48	44	39	33
Nov-07	37	37	37	37	39	44	51	48	44	41	38	37	35	34	33	34	37	44	48	49	48	46	43	39
Dec-07	42	41	41	42	44	51	62	60	55	50	46	43	40	38	37	38	44	55	61	62	61	59	54	48
Jan-08	55	57	59	61	65	74	87	81	76	74	67	62	58	54	53	54	60	71	80	81	80	79	75	70
Feb-08	43	43	44	45	48	57	72	69	60	56	54	53	51	49	51	55	66	76	80	81	83	75	67	59
Mar-08	34	33	34	34	37	45	57	53	45	40	37	36	34	32	32	32	35	41	48	53	53	50	44	38
Apr-08	31	30	30	31	32	37	45	43	38	35	33	32	31	30	30	30	32	34	37	39	43	42	38	34
May-08	32	30	30	30	30	34	41	40	36	35	34	34	34	34	34	35	37	39	41	41	44	44	40	35
Jun-08	43	41	40	40	40	41	44	45	44	44	45	46	47	48	48	50	51	53	54	54	53	53	50	46
Jul-08	53	48	46	44	43	44	46	47	48	54	60	66	69	69	72	75	76	83	86	83	81	77	68	59
Aug-08	52	48	46	44	44	46	50	50	48	49	55	62	68	70	73	75	77	80	87	81	79	76	68	61
Sep-08	38	36	35	35	35	37	42	41	39	39	39	40	41	42	44	44	46	48	48	49	50	48	44	40
Oct-08	30	27	27	27	29	36	46	44	37	34	32	32	31	31	32	32	36	41	46	50	49	46	40	34
Nov-08	39	38	38	39	41	46	53	50	46	42	39	37	36	35	34	35	39	46	50	51	50	48	44	40
Dec-08	44	42	43	44	46	53	64	62	56	52	47	44	41	39	38	39	45	57	63	64	63	61	55	49

Note: Hour 1 refers to 12:00 a.m. - 12:59:59 a.m. Eastern Time, Hour 2 refers to 1:00 a.m. - 1:59:59 a.m. Eastern Time, etc.

Attachment 4-1 to Duke-Piedmont Agreement

Piedmont

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekday
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Jan-09	58	59	60	63	67	77	90	83	80	76	69	65	59	55	55	55	62	73	83	83	83	81	77	73
Feb-09	44	44	45	46	49	59	74	71	62	59	56	55	52	51	53	58	67	79	83	84	86	78	69	60
Mar-09	35	34	34	36	38	46	59	55	46	41	39	37	35	34	32	33	37	42	50	55	55	51	45	39
Apr-09	32	31	31	32	33	39	47	44	39	37	34	33	32	32	31	31	33	36	39	41	44	44	39	34
May-09	32	31	30	30	31	35	42	41	37	36	36	35	36	36	36	37	39	41	42	43	45	46	41	36
Jun-09	44	42	41	41	41	43	46	46	45	46	46	48	49	49	50	51	53	55	56	55	55	55	52	48
Jul-09	54	50	47	45	44	45	48	48	50	55	62	67	72	72	74	77	80	86	88	87	83	80	71	61
Aug-09	54	50	48	46	45	47	51	52	50	51	57	64	70	73	74	78	80	82	90	84	81	79	71	63
Sep-09	39	37	37	36	37	39	44	43	40	40	41	41	43	44	45	46	48	49	51	51	51	49	46	41
Oct-09	30	29	28	28	30	37	48	46	39	35	34	32	32	32	32	34	37	42	48	52	51	48	41	35
Nov-09	39	39	39	40	41	47	54	52	47	44	41	39	37	36	35	37	40	47	51	52	51	50	46	41
Dec-09	45	44	44	45	48	55	66	65	59	53	49	46	43	41	39	41	46	59	66	66	66	62	58	51
Jan-10	59	60	62	66	69	80	93	87	81	80	72	66	61	58	56	58	63	76	86	86	86	83	80	75
Feb-10	46	46	46	48	51	60	76	73	64	60	58	56	53	53	54	59	69	81	86	87	88	80	71	62
Mar-10	37	36	36	37	39	48	60	56	48	43	40	38	36	34	34	34	37	44	52	57	56	53	47	40
Apr-10	33	32	32	32	34	40	48	46	41	37	35	34	33	32	32	32	34	37	39	42	46	45	41	36
May-10	34	32	32	31	32	37	44	43	39	37	37	37	37	37	37	37	39	42	44	44	46	47	43	37
Jun-10	46	44	43	42	42	44	47	48	46	47	48	49	51	51	52	53	54	56	58	58	57	57	53	49
Jul-10	56	51	48	46	46	46	49	51	51	58	63	69	74	74	76	80	82	88	91	89	86	82	73	63
Aug-10	55	52	49	47	46	48	53	53	51	53	59	66	73	75	76	80	82	85	93	87	84	81	73	66
Sep-10	40	39	38	37	37	40	45	44	41	41	42	43	44	45	46	47	49	51	52	53	53	51	47	43
Oct-10	31	30	29	29	31	38	49	47	39	37	34	33	33	33	33	34	38	44	49	53	53	49	43	36
Nov-10	41	40	41	41	43	48	56	53	48	45	42	40	39	37	37	37	41	49	53	54	53	51	47	43
Dec-10	46	45	46	46	49	57	68	67	60	55	51	47	44	41	41	42	48	60	67	68	67	65	59	52

Attachment 4-1 to Duke-Piedmont Agreement

2

Piedmont

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekend
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Sep-06	40	38	37	37	37	37	37	39	42	44	44	46	47	48	49	50	51	51	51	51	51	49	45	42
Oct-06	30	27	26	25	26	27	30	34	40	43	43	42	43	43	42	43	44	45	47	49	48	44	39	34
Nov-06	35	34	34	34	34	35	37	41	45	46	44	42	41	39	38	38	40	45	48	48	46	44	41	38
Dec-06	49	48	47	48	49	51	55	62	69	67	63	58	55	51	49	49	54	64	68	68	67	66	61	55
Jan-07	73	73	73	74	75	77	80	83	88	87	81	73	67	62	59	56	60	69	74	73	72	68	62	57
Feb-07	48	48	49	51	54	58	61	68	73	69	60	53	45	41	38	36	39	44	55	60	60	59	53	48
Mar-07	32	30	30	30	32	34	37	43	48	48	46	43	41	39	37	36	37	39	45	50	49	46	42	37
Apr-07	30	28	26	27	27	29	31	34	37	39	38	37	36	35	34	34	34	35	36	37	39	39	35	32
May-07	31	30	29	29	30	30	32	34	38	39	39	39	39	39	39	39	39	40	41	41	42	43	39	36
Jun-07	42	40	39	39	38	39	39	41	44	46	47	48	49	49	50	51	51	51	51	51	50	50	48	44
Jul-07	46	42	39	38	37	37	37	41	48	55	60	64	69	73	74	76	78	79	77	75	73	73	66	57
Aug-07	59	54	54	50	48	48	47	50	58	66	71	76	81	84	86	87	88	88	87	84	83	80	73	66
Sep-07	37	36	34	34	34	34	35	37	39	41	41	43	44	45	46	46	47	48	47	47	48	46	42	39
Oct-07	28	25	24	24	24	25	27	32	37	40	40	39	39	40	39	40	41	42	44	46	44	41	36	31
Nov-07	32	32	31	31	32	33	35	39	42	43	41	39	38	37	35	36	37	42	44	44	43	41	39	36
Dec-07	46	44	44	44	46	48	51	58	64	62	59	54	51	48	46	46	51	60	63	63	62	60	57	51
Jan-08	74	75	76	76	78	80	82	87	91	89	83	76	69	65	60	59	62	71	76	74	74	70	65	59
Feb-08	50	49	51	53	55	59	63	70	75	71	62	54	47	42	39	37	39	45	57	62	62	60	55	49
Mar-08	33	32	31	32	32	35	38	44	49	50	47	44	42	40	38	37	39	41	46	51	51	48	44	39
Apr-08	30	29	27	28	29	30	32	34	39	39	39	38	37	36	35	35	35	37	37	39	41	40	37	32
May-08	32	31	30	30	30	31	33	36	39	41	41	40	40	40	40	40	41	41	42	42	44	44	41	37
Jun-08	44	41	41	40	39	39	40	42	45	48	48	50	51	51	52	52	53	53	53	52	51	52	49	46
Jul-08	48	44	41	39	38	38	39	42	49	56	62	66	71	75	76	79	80	81	80	77	76	74	67	59
Aug-08	60	56	55	52	50	49	48	51	59	67	74	79	83	87	88	90	90	90	90	87	87	83	75	67
Sep-08	38	37	36	35	35	35	37	38	41	42	43	44	45	46	47	48	48	49	48	49	49	47	44	41
Oct-08	29	26	25	25	25	26	28	32	39	41	41	41	41	41	41	41	42	44	45	48	46	43	37	32
Nov-08	34	32	32	32	33	34	37	40	44	44	43	41	39	38	37	37	39	44	46	46	44	43	40	37
Dec-08	48	46	46	46	47	49	53	59	66	65	61	55	53	49	47	48	52	62	66	66	65	62	59	53

Attachment 4-1 to Duke-Piedmont Agreement

3

Piedmont

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekend
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Jan-09	77	77	78	80	81	83	85	89	94	92	87	78	72	67	62	60	64	74	80	76	76	73	67	61
Feb-09	52	51	53	55	58	61	66	73	78	73	64	56	48	44	40	39	41	46	59	64	65	62	56	51
Mar-09	34	32	32	32	34	36	39	46	51	51	48	46	44	41	39	39	39	42	48	53	53	49	44	39
Apr-09	31	30	27	29	30	31	33	36	39	41	41	39	39	37	37	36	37	37	39	39	42	41	37	33
May-09	33	32	31	31	31	32	34	37	40	42	42	41	41	41	41	41	42	43	44	43	45	46	42	38
Jun-09	45	43	41	41	41	41	41	44	46	49	51	51	52	53	53	54	55	55	55	54	53	53	51	47
Jul-09	49	45	42	40	39	39	40	43	51	59	63	68	73	78	80	81	83	83	83	80	78	76	69	61
Aug-09	62	58	58	53	51	51	50	53	61	69	76	81	87	90	91	93	94	94	93	90	89	86	78	69
Sep-09	39	38	37	37	37	37	37	39	42	44	44	46	47	48	48	50	51	51	51	51	51	48	45	42
Oct-09	30	27	26	25	25	27	30	34	40	43	43	42	42	42	42	43	44	45	46	49	48	44	39	33
Nov-09	34	34	33	33	34	35	37	41	45	46	44	42	40	39	38	38	40	45	48	47	46	44	41	38
Dec-09	49	47	47	48	48	51	55	61	68	67	62	58	54	51	48	49	54	64	67	67	67	65	60	55
Jan-10	80	80	81	81	83	85	88	92	98	95	89	81	74	69	65	62	66	76	81	80	79	75	69	62
Feb-10	53	53	54	56	60	63	67	75	80	75	66	58	50	45	41	39	42	48	60	66	67	64	59	52
Mar-10	36	34	33	34	34	37	41	47	53	53	51	47	45	43	41	40	41	44	50	55	54	51	46	41
Apr-10	32	31	28	30	30	32	34	37	41	42	41	41	40	39	37	37	38	39	39	41	44	42	39	34
May-10	34	32	32	32	32	33	35	38	41	44	44	43	43	43	43	43	44	44	45	44	46	47	44	39
Jun-10	46	44	43	42	42	42	43	45	48	51	52	53	54	55	55	55	56	57	57	55	55	55	52	48
Jul-10	51	46	44	41	41	41	41	44	53	60	66	70	76	80	81	84	86	87	85	83	81	80	72	62
Aug-10	65	60	59	55	53	52	52	55	63	72	78	83	89	94	95	95	97	97	96	93	92	88	80	72
Sep-10	41	39	38	37	37	38	39	40	43	45	46	47	48	49	51	51	52	53	52	52	53	50	46	43
Oct-10	31	28	27	26	26	27	30	34	41	44	44	44	44	44	44	44	45	46	48	51	49	46	39	34
Nov-10	36	34	34	34	35	37	39	42	46	47	46	44	41	40	39	39	41	46	49	48	47	46	42	39
Dec-10	51	48	48	49	51	53	57	63	70	69	65	60	55	53	50	51	55	66	69	69	69	67	62	57
Attachment 4-1 to Duke-Piedmont Agreement

4

Attachment 4-2

Calculation of Reduction to EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods

I. Definitions

1. The “Carolina Power & Light Service Obligation Resources” or “SORs” means those generation and purchased capacity resources provided to NCEMC by CP&L and used by NCEMC to serve NCEMC load pursuant to the Power Supply Agreement.

2. The “Power Supply Agreement” means the Power Supply Agreement Dated November 2, 1998 Between North Carolina Electric Membership Corporation and Carolina Power & Light Company, d/b/a Progress Energy Carolinas, Inc., as amended, filed at FERC in Docket No. ER05-722-000 on June 30, 2005.

3. The “1996 SO” means the Service Obligation assumed by NCEMC on January 1, 1996 in the amount of 204.3 MW including losses.

4. “SOR A” means the 225 MW of electric capacity and energy that CP&L provides to NCEMC pursuant through December 31, 2015 pursuant to Section 2.1(a)(1) of the Power Supply Agreement.

5. “SOR E” means the 225 MW of electric capacity and energy that CP&L provides to NCEMC pursuant through December 31, 2013 pursuant to Section 2.1(a)(4) of the Power Supply Agreement.

6. “NCEMC Catawba Resource Entitlement” or “CRE” means NCEMC’s 623.5 MW ownership interest in the Catawba Nuclear Station.

7. “NCEMC’s CP&L Native Load” or “NCNL” means the electric capacity and energy demands (kW) imposed on NCEMC by its member cooperatives in CP&L’s existing Control Areas, and which are served by CP&L under the Power Supply Agreement (excluding the 1996 SO).

8. “NCEMC’s Duke Native Load” or “NDNL” means the electric capacity and energy demands (kW) imposed on NCEMC by its member cooperatives in Duke’s Control Area.

2

II. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods (through December 31, 2008)

EMC’s Base Obligation and EMC Group’s Base Obligation during an Hour shall be subject to reduction during the period commencing on the Commencement Date and continuing through December 31, 2008 in accordance with the following:

A. NCEMC’s contractual right to SO 1996, SOR A and SOR E (654.3 MW rounded to 655 MW) is subject to reduction based on a comparison between 655 MW and NCEMC’s CP&L Native Load (NCNL).

B. In the event that NCEMC’s CP&L Native Load during the Hour is less than 655 MW, EMC’s Base Obligation and EMC Group’s Base Obligation for the Hour shall be reduced as follows:

C. If 655 MW minus NCNL is equal to or less than 225 MW, the reduction in EMC’s Base Obligation shall be equal to the amount set forth in Equation 1 below:

Equation 1: ( ( 655 MW - NCNL ) / 225 ) * 5

D. If 655 MW minus NCNL is greater than 225 MW, the reduction in EMC’s Base Obligation shall be equal to 5 MW plus the amount set forth in Equation 2 below:

Equation 2: ( ( 430 MW - NCNL ) / 225 ) * 5

3

E. If 655 MW minus NCNL is equal to or less than 225 MW, the reduction in EMC Group’s Base Obligation shall be equal to the amount set forth in Equation 3 below:

Equation 3: ( ( 655 MW - NCNL ) / 225 ) * 33

F. If 655 MW minus NCNL is greater than 225 MW, the reduction in EMC Group’s Base Obligation shall be equal to 33 MW plus the amount set forth in Equation 4 below:

Equation 4: ( ( 430 MW - NCNL ) / 225 ) * 33

G. Example: If NCNL is equal to 565 MW during an Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( ( 655 MW – 565 MW ) / 225 ) * 5 or 2 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( (655 MW - 565 MW) / 225 ) * 33, or 13.2 MW.

III. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods (January 1, 2009 through December 31, 2010)

EMC’s Base Obligation and EMC Group’s Base Obligation during an Hour shall be subject to reduction during the period commencing on January 1, 2009 and continuing through December 31, 2010 in accordance with the following:

A. NCEMC’s contractual right to SO 1996 and SOR A (429.3 MW rounded to 430 MW) is subject to reduction based on a comparison between 430 MW and NCEMC’s CP&L Native Load (NCNL).

4

B. In the event that NCEMC’s CP&L Native Load during the Hour is less than 430 MW, EMC’s Base Obligation for the Hour shall be reduced as follows:

Equation 5: ( (430 MW - NCNL ) / 225 ) * 5

C. In the event that NCEMC’s CP&L Native Load during the Hour is less than 430 MW, EMC Group’s Base Obligation for the Hour shall be reduced as follows:

Equation 6: ( ( 430 MW - NCNL ) / 225 ) * 33

D. Example: If NCNL is equal to 340 MW during an Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( ( 430 MW – 340 MW ) / 225 ) * 5 MW, or 2 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( ( 430 MW – 340 MW ) / 225 ) * 33, or 13.2 MW.

IV. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods for the Catawba Resource Entitlement

In addition to the reductions to EMC’s Base Obligation and EMC Group’s Base Obligation set forth under Sections II and III above, EMC’s Base Obligation and EMC Group’s Base Obligation shall be subject to reduction as set forth in this Section IV.

5

A. In the event that NCEMC’s Duke Native Load during an Hour is less than 623.5 MW and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, EMC’s Base Obligation for the Hour shall be reduced as follows:

Equation 7: (1 - ( NDNL / 623.5 MW) ) * 16 MW

B. In the event that NCEMC’s Duke Native Load during an Hour is less than 623.5 MW and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, EMC Group’s Base Obligation for the Hour shall be reduced as follows:

Equation 8: (1 - ( NDNL / 623.5 MW ) ) * 95 MW

C. Example: If NDNL is equal to 561.15 MW during an Hour, and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( 1 -(561.15 MW / 623.5 MW) ) * 16 MW, which equals ( .1 ) * ( 16 MW ), or 1.6 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( 1 - (561.15 MW / 623.5 MW ) ) * 95 MW, which equals ( .1 ) * ( 95 MW ), or 9.5 MW.

6

Attachment 4-3

Partial Requirements Resources

(Page 1 of 6)

Resource Name: AEP Baseload

Type of Resource: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2012

Resource Capacity MW: 4

Must take resource: Yes, in the amount of MWs that NCEMC indicates is available in each hour.

Scheduling: A schedule must be submitted for each hour by Duke in the amount of MWs that NCEMC indicates is available.

Energy Pricing: NA

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss of failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff, provided however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Piedmont Agreement

Attachment 4-3

Partial Requirements Resources

(Page 2 of 6)

Resource Name: Catawba

Type of Resource: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2021

Resource Capacity MW: 16

Must take resource: Yes, in the amount of MWs that NCEMC indicates is available in each hour.

Scheduling: A schedule must be submitted for each hour by Duke in the amount of MWs that NCEMC indicates is available.

Energy Pricing: NA

Force Majeure: The term “Force Majeure” as used herein shall mean any cause beyond the control of the party affected and which by reasonable efforts the party affected is unable to overcome, including without limitation the following: Acts of God: fire, flood, landslide, lightning, earthquake, hurricane, tornado, storm, freeze, or drought; blight, famine, epidemic, or quarantine; strike, lockout or other labor difficulty; act or failure to act of any party (and such party so acting or failing to act shall not used such act or failure to act to excuse any other obligation which it has under this Agreement); act or failure to act of any regulatory agency or other governmental authority; changes in the work or delays caused by public bidding requirements; theft; casualty; accident; equipment breakdown, failure or shortage of, or inability to obtain from usual sources, goods, labor, equipment, information or drawings, machinery, supplies, energy, fuel or materials; embargo; injunction; litigation or arbitration with suppliers or vendors; shortage of rolling stock; arrest; war; civil disturbance; explosion; acts of public enemies; sabotage; or breach of contract by any supplier, contractor, sub-contractor, laborer or materialman. Any party rendered unable to fulfill any obligation under this Agreement by reason of Force Majeure shall make reasonable efforts to remove such inability within a reasonable time.

Attachment 4-3 to Duke-Piedmont Agreement

2

Attachment 4-3

Partial Requirements Resources

(Page 3 of 6)

Resource Name: Dominion PPA

Type of Resource: Combined Cycle Resource

Delivery period: January 1, 2011 through December 31, 2014

Resource Capacity MW: 5

Must take resource: No

Resource Availability: Duke has the right but not the obligation to schedule the amount of MWs that NCEMC has indicated is available from this resource.

Min run time (Hours): 8

Scheduling:

•	Day ahead schedule to be submitted, with intraday changes allowed

•	Nominations must be made in whole MWs

•	Day ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intraday Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intraday Schedule changes require 2 hours advance notice.

•	Day ahead scheduling: Unlimited changes up to the allocation MWs

•	Intraday scheduling: Limit of two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Energy Pricing: For each month of the Delivery Period, the price for energy will equal the sum of Day-Ahead Energy Charge, the Intra-day Energy Charge, the Incremental Variable Charge and the Variable O&M Charge:

•	Day-ahead Energy Charge = the sum of each day in the month’s Day-Ahead Energy Price x energy scheduled Day-Ahead

•	Day-Ahead Energy Price = (Day-Ahead Fuel Index + Fuel Adder) x Heat Rate

•	Day-Ahead Fuel Index: Gas Daily: Daily Price Survey, Midpoint of the Daily Ranges, Appalachia, Dominion South Point. Gas Index for each Sat. and Sun. shall be the price specified for the Mon. immediately following such Sat. and Sun. In the event that Gas Daily no longer publishes this index, NCEMC and Dominion will agree upon a replacement index which will be passed through to the IM.

•	Intra-Day Energy Charge = the sum of each day in the month’s Intra-Day Energy Price x energy scheduled Intra-Day

•	Intra-Day Energy Price = (Intra-Day Fuel Index + Fuel Adder) x Heat Rate

Attachment 4-3 to Duke-Piedmont Agreement

3

Attachment 4-3

Partial Requirements Resources

(Page 4 of 6)

•	Intra-Day Fuel Index: The higher of the price in $/MMBtu for such calendar day or the next calendar day of Gas Daily: Daily Price Survey, Absolute of the Daily Ranges, Appalachia, Dominion South Point. Gas Index for each Sat and Sun shall be the price specified for the higher of the Monday or Tuesday immediately following such Saturday and Sunday.

•	Fuel Adder: $0.25/MMBtu

•	Heat Rate:

•	2006 heat rate: 7.730 MMBtu/MWh

•	Heat Rate Adjustment: The heat rate will be recalculated annually to reflect the actual energy costs from the previous year. The new heat rate will go into effect on February 1 of each year.

•	Incremental Variable Charge: There may be additional charges due to making Intra-day schedule changes.

•	Variable O&M Charge:

2011 = $3.81/MWh

2012 = $3.91/MWh

2013 = $4.01/MWh

2014 = $4.11/MWh

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff; provided, however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Piedmont Agreement

4

Attachment 4-3

Partial Requirements Resources

(Page 5 of 6)

Resource Name: SCEG

Type of Resource: Combined Cycle Resource

Delivery period: January 1, 2011 through December 31, 2012

Resource Capacity MW: 7

Must take resource: No

Resource Availability: Duke has the right but not the obligation to schedule the amount of MWs that NCEMC has indicated is available from this resource.

Min run time (Hours): 4

Firm Gas Transportation: Firm gas transportation has been procured for up to 16 hours a day. Therefore, operation of this resource is limited to no more than 16 hours a day.

Scheduling:

•	Day ahead schedule to be submitted, with intraday changes allowed

•	Nominations must be made in whole MWs

•	Day ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intraday Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intraday Schedule changes require 2 hours advance notice.

•	Day ahead scheduling: Unlimited changes up to the allocation MWs

•	Intraday scheduling: Limit of two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Energy Pricing: For each month of the Delivery Period, the price for energy will equal the sum of Day-Ahead Energy Charge, the Intra-day Energy Charge and the Variable O&M Charge:

•	Day-ahead Energy Charge = the sum of each day in the month’s Day-Ahead Energy Price x energy scheduled Day-Ahead:

•	Day-Ahead Energy Price = (Day-Ahead Fuel Index + Fuel Adder) x Heat Rate

•	Day-Ahead Fuel Index: 102.6% of SONAT Mid-Point price as published in Gas Daily for Louisiana-OnShore South for gas to flow on such day

•	Intra-Day Energy Charge = the sum of each day in the month’s Intra-Day Energy Price x energy scheduled Intra-Day

•	Intra-Day Energy Price = (Intra-Day Fuel Index + Fuel Adder) x Heat Rate

Attachment 4-3 to Duke-Piedmont Agreement

5

Attachment 4-3

Partial Requirements Resources

(Page 6 of 6)

•	Intra-Day Fuel Index: 102.6% of the higher of the Gas Daily daily Mid-Point price for SONAT under the table for Louisiana-OnShore South for gas to flow such day or the Gas Daily daily Mid-Point price for SONAT under the table for Louisiana-OnShore South for gas to flow on the next trading day

•	Fuel Adder: $0.1/MMBtu

•	Heat Rate: 7.350 MMBtu/MWh

•	Variable O&M Charge:

2011 = $2.70/MWh

2012 = $2.76/MWh

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss of failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff; provided, however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Piedmont Agreement

6

Attachment 7-2

Example showing the calculation of the Monthly Demand Charges in the

Duke-Blue Ridge Agreement, Duke-Piedmont Agreement

and Duke-Rutherford Agreement

The purpose of this attachment is to provide an example showing the calculation of the Monthly Demand Charge provided in Section 7.1.4 of the above-identified agreements. Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

Assumptions:

Hour in October in which the positive difference between the EMC Group Native Load and EMC Group’s Base Obligation is the greatest: 4:00-5:00 pm, October 14, 2006.

	BR (kW)	P (kW)	R (kW)
EMC Hourly Demand (10-14-06 4-5 pm)	75,000	275,000	375,000
EMC Base Obligation (10-14-06 4-5pm)	100,000	200,000	250,000

EMC Group Hourly Demand (10-14-06, 4-5 pm):    725,000 kW

EMC Group Base Obligation (10-14-06, 4-5 pm):    550,000 kW

Step 1

Calculate EMC Group Monthly Demand Quantity per Section 7.1.4.3.

EMC Group Hourly Demand	725,000kW
minus EMC Group Base Obligation	-550,000kW

EMC Group Monthly Demand Quantity	175,000kW

Step 2

Calculate EMC Monthly Demand Quantity per Section 7.1.4.1.

	A EMC Hourly Demand (10-14-06 4-5pm) (kW)	B minus EMC Base Obligation (10-14-06 4-5 pm) (kW)	C EMC Monthly Demand Quantity[2] (kW)
BR	75,000	100,000	0
P	275,000	200,000	75,000
R	375,000	250,000	125,000

Step 3

Calculate EMC Group Combined Monthly Demand Quantity per Section 7.1.4.2.

BR Monthly Demand Quantity	0 kW
P Monthly Demand Quantity	75,000 kW
R Monthly Demand Quantity	125,000 kW

EMC Group Combined Monthly Demand Quantity	200,000 kW

2

Step 4

Calculate Monthly Demand Amount per Section 7.1.4.

	A EMC Monthly Demand Quantity (kW)	B EMC Group Combined Monthly Demand Quantity (kW)	C EMC Group Monthly Demand Quantity (kW)	D EMC Monthly Demand Amount ( ( A /B) * C) (kW)
BR	0	200,000	175,000	0
P	75,000	200,000	175,000	65,625
R	125,000	200,000	175,000	109,375

[2]	Cannot be less than zero.

Step 5

Calculate Monthly Demand Charge per Section 7.1.4.

	A EMC Monthly Demand Amount (kW)	B Monthly Demand Rate ($/kW-year)	C Monthly Demand Charge
BR	0	0.75	0
P	65,625	0.75	$49,218.75
R	109,375	0.75	$82,031.25

3

Attachment 7-3

Calculation of Piedmont Allocated Share of

Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit,

Inter-EMC Energy Charge and Inter-EMC Energy Credit

I. Definitions

1. The Inter-EMC Transfer Price for an Hour shall be equal to the simple average of the Duke Territorial Incremental Cost for the Hour and the Duke Territorial Decremental Cost for the Hour; provided, that for any Hour for which the EMC Group Energy Credit Amount is zero, the Inter-EMC Transfer Price for the Hour shall be equal to 101.5% of the Duke Territorial Incremental Cost for the Hour, and that for any Hour for which the EMC Group Energy Purchase Amount is zero, the EMC Transfer Price for the Hour shall be equal to 101.5% of the Duke Territorial Decremental Cost for the Hour.

2. All other capitalized terms shall have the meaning set forth in Section 1.1 of this Agreement.

II. Piedmont Allocated Share of the Duke Total Hourly Energy Charge

The Piedmont Allocated Share of the Duke Total Hourly Energy Charge for an Hour shall be equal to:

( C1 / A ) * D

Where:

A = EMC Group Combined Energy Purchase Amount

C1 = Piedmont Energy Purchase Amount

D = Duke Total Hourly Energy Charge

III. Piedmont Allocated Share of the Inter-EMC Energy Charge

The Piedmont Allocated Share of the Inter-EMC Energy Charge for an Hour shall be equal to:

( C1 / A ) * ( A—B ) * P

Where:

A = EMC Group Combined Energy Purchase Amount

B = EMC Group Energy Purchase Amount

C1 = Piedmont Energy Purchase Amount

P = Inter-EMC Transfer Price

IV. Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit

The Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour shall be equal to:

( G1 / E ) * H

Where:

E = EMC Group Combined Energy Credit Amount

G1 = Piedmont Energy Credit Amount

H = EMC Group Total Hourly Energy Credit

V. Piedmont Allocated Share of the Inter-EMC Energy Credit

The Piedmont Allocated Share of the Inter-EMC Energy Credit for an Hour shall be equal to:

( G1 / E ) * ( E – F ) * P

Where:

E = EMC Group Combined Energy Credit Amount

F = EMC Group Energy Credit Amount

G1 = Piedmont Energy Credit Amount

P = Inter-EMC Transfer Price

Attachment 7-4

Example 1

Showing the Calculation of Blue Ridge, Piedmont and

Rutherford Allocated Shares of the Duke Total Hourly Energy Charge,

EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

The purpose of this attachment is to provide an example showing the calculation of the charges and credits identified above for one Hour. For purposes of this example, Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

I. ASSUMPTIONS:

A. Call and Put Signals during the Hour

	BR	P	R	EMC Group
Intervals 1-225[1] - Call Signal during each Interval (kW):	6,000	0	10,000	6,000
Intervals 1-225 - Put Signal during each Interval (kW)	0	10,000	0	0
Intervals 226-450 - Call Signal during each Interval (kW)	6,000	0	10,000	6,000
Intervals 226-450 - Put Signal during each Interval (kW)	0	10,000	0	0
Intervals 451-675 - Call Signal during each Interval (kW)	0	4,000	0	0
Intervals 451-675 - Put Signal during each Interval (kW)	9,000	0	9,000	14,000
Intervals 676-900 - Call Signal during each Interval (kW)	0	4,000	0	0
Intervals 676-900 - Put Signal during each Interval (kW)	9,000	0	9,000	14,000

[3]	Interval numbers refer to the Intervals during the Hour (e.g., Interval 1 is the first four seconds of the Hour, Interval 2 is the next four seconds, etc.). The Call and Put Signals are shown as the same in each of the first 225 Intervals of the Hour, and then again as the same in the next 225 Intervals and so on. This is a simplifying assumption, to make this example less cumbersome. In actual operation, the Parties anticipate that these positions would change frequently within the Hour.

B. Energy deliveries during the Hour4

	BR	P	R	EMC Group
Hourly Energy Amount delivered from Duke - Intervals 1-225	1,500	0	2,500	1,500
Hourly Energy Amount delivered to Duke - Intervals 1-225	0	2,500	0	0
Hourly Energy Amount delivered from Duke - Intervals 226-450	1,500	0	2,500	1,500
Hourly Energy Amount delivered to Duke - Intervals 226-450	0	2,500	0	0
Hourly Energy Amount delivered from Duke - Intervals 451-675	0	1,000	0	0
Hourly Energy Amount delivered to Duke - Intervals 451-675	2,250	0	2,250	3,500
Hourly Energy Amount delivered from Duke - Intervals 676-900	0	1,000	0	0
Hourly Energy Amount delivered to Duke - Intervals 676-900	2,250	0	2,250	3,500

C. Incremental/Decremental Costs

Duke Territorial Incremental Cost: $0.10/kWh
Duke Territorial Decremental Cost: $0.10/kWh

[4]	These numbers sum the four-second Call and Put Signals from Part I.A. For example, 6,000 kW delivered by Duke in each of the 225 four-second Intervals (15 minutes) equal 1,500 kWh (6,000 KW * 225 Intervals / 900 Intervals / Hour = 1500 kWh).

II. CALCULATIONS

A. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge

Step 1

Sum the energy deliveries by Duke to BR for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by Duke to the EMC Group for all Intervals over the entire Hour (column 5).

Column number	1	2	3	4	5
	BR5	P6	R7	Sum[8]	Aggregate EMC Group[9]
Energy delivered by Duke (kW)	3,000	2,000	5,000	10,000	3,000

Step 2

Calculate the percentage that each Customer contributed to the energy deliveries by Duke (Customer Buy / Sum of Customer Buys)

	BR10	P11	R12	Sum
Energy delivered by Duke	30.00%	20.00%	50.00%	100.00%

[5]	Blue Ridge Energy Purchase Amount
[6]	Piedmont Energy Purchase Amount
[7]	Rutherford Energy Purchase Amount
[8]	EMC Group Combined Energy Purchase Amount
[9]	EMC Group Energy Purchase Amount
[10]	Blue Ridge Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[11]	Piedmont Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[12]	Rutherford Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.

Step 3

Calculate Duke Total Hourly Energy Charge = 113% of Duke Territorial Incremental Cost for electric energy delivered by Duke to the EMC Group for the Hour (3,000 kW * $0.10/kWh * 113% = $339.00)

Step 4

Calculate the individual EMC’s Allocated Share of the Duke Total Hourly Energy Charge.

Apply the percentages derived in Step 2 to the Duke Total Hourly Energy Charge.

	BR13	P14	R15	Sum[16]
$ for energy delivered by Duke	$101.70	$67.80	$169.50	$339.00

These amounts are included in the Duke Hourly Energy Charge.

[13]	Blue Ridge Allocated Share of Duke Total Hourly Energy Charge.
[14]	Piedmont Allocated Share of Duke Total Hourly Energy Charge
[15]	Rutherford Allocated Share of Duke Total Hourly Energy Charge
[16]	Duke Total Hourly Energy Charge

B. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the EMC Group Total Hourly Energy Credit

Step 5

Sum the energy deliveries by BR to Duke for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by EMC Group to Duke for all Intervals over the entire Hour (column 5).

Column number	1	2	3	4	5
	BR17	P18	R19	Sum[20]	EMC Group[21]
Energy delivered by Customer (kW)	4,500	5,000	4,500	14,000	7,000

Step 6

Calculate the percentage that each Customer contributed to the energy deliveries by Customers (Customer delivery / Sum of Customer deliveries)

	BR22	P23	R24	Sum
Energy delivered by Customer	32.14%	35.71%	32.14%	100.00%

[17]	Blue Ridge Energy Credit Amount
[18]	Piedmont Energy Credit Amount
[19]	Rutherford Energy Credit Amount
[20]	EMC Group Combined Energy Credit Amount
[21]	EMC Group Energy Credit Amount
[22]	Blue Ridge Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[23]	Piedmont Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[24]	Rutherford Energy Credit Amount / EMC Group Combined Energy Credit Amount.

Step 7

Calculate the EMC Group Total Hourly Energy Credit = 90% of Duke Territorial Decremental Cost for electric energy delivered by the EMC Group to Duke for the Hour (7,000 kW * $0.10/kWh * 90% = $630)

Step 8

Calculate the EMC Allocated Share of the EMC Group Total Hourly Energy Credit

Apply the percentages derived in Step 6 to the EMC Group Total Hourly Energy Credit.

	BR25	P26	R27	Sum[28]
$ for energy delivered by Customers	$202.50	$225.00	$202.50	$630.00

[25]	Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit.
[26]	Piedmont Allocated Share of EMC Group Total Hourly Energy Credit
[27]	Rutherford Allocated Share of EMC Group Total Hourly Energy Credit
[28]	EMC Group Total Hourly Energy Credit

C. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Charge

Step 9

Calculate the difference between the EMC Group Combined Energy Purchase Amount (sum determined in Step 1, column 4) and the EMC Group Energy Purchase Amount (aggregate calculated in Step 1, column 5).

Step 5, column 4[29]	10,000
Step 5, column 5[30]	-3,000

Difference	7,000

Step 10

Apply the percentages derived in Step 2 to the difference derived in Step 9.

	BR	P	R	Sum
Energy delivered by Duke	2,100	1,400	3,500	7,000

Step 11

Calculate Inter-EMC Transfer Price: Average of 113% of Duke Territorial Incremental Cost and 90% of Duke Territorial Decremental Cost, unless EMC Group Energy Purchase Amount or EMC Group Energy Credit Amount is zero. If EMC Group Energy Purchase Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Decremental Cost. If EMC Group Energy Credit Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Incremental Cost. In this example, Inter-EMC Transfer Price is average of $0.113/kWh and $0.09/kWh, or $0.1015/kWh.

[29]	EMC Group Combined Energy Purchase Amount
[30]	EMC Group Energy Purchase Amount

Step 12

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 10.

	BR31	P32	R33	Sum
$ for Inter-EMC Charge	$213.15	$142.10	$355.25	$710.50

These amounts are included in the Duke Hourly Energy Charge

D. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Credit

Step 13

Calculate the EMC Group Combined Energy Credit Amount (difference between the sum determined in Step 5, column 4) and the EMC Group Credit Amount (aggregate calculated in Step 5, column 5).

Step 5, column 4[34]	14,000
Step 5, column 5[35]	-7,000

Difference	7,000

[31]	Blue Ridge Allocated Share of Inter-EMC Energy Charge
[32]	Piedmont Allocated Share of Inter-EMC Energy Charge
[33]	Rutherford Allocated Share of Inter-EMC Energy Charge
[34]	EMC Group Combined Energy Credit Amount
[35]	EMC Group Energy Credit Amount

Step 14

Apply the percentages derived in Step 6 to the difference derived in Step 13.

	BR	P	R	Sum
Energy delivered by Customer	2,250	2,500	2,250	7,000

Step 15

Muliply the Inter-EMC Transfer Price times the amounts derived in Step 14

	BR36	P37	R38	Sum
$ for Inter-EMC Credit	$228.38	$253.75	$228.38	$710.50

III.	CHARGE/CREDIT SUMMATION FOR THE HOUR

		BR	P	R	Total
1.	Allocated Share of Duke Total Hourly Energy Ch. (Step 4)	$101.70	$67.80	$169.50	$339.00
2.	Allocated Share of Inter-EMC Energy Charge (Step 12)	$213.15	$142.10	$355.25	$710.50

3.	Subtotal (row 1 + row 2)	$314.85	$209.90	$524.75	$1,049.50

4.	Allocated Share of EMC Group Ttl Hourly En. Cr. (Step 8)	$202.50	$225.00	$202.50	$630.00
5.	Allocated Share of Inter-EMC Energy Credit (Step 15)	$228.38	$253.75	$228.38	$710.50

6.	Subtotal (row 4 + row 5)	$430.88	$478.75	$430.88	$1,340.50

7.	Total charge (credit) (row 3 – row 6)	$(116.03)	$(268.85)	$93.88	$(291.00)

[36]	Blue Ridge Allocated Share of Inter-EMC Energy Credit
[37]	Piedmont Allocated Share of Inter-EMC Energy Credit
[38]	Rutherford Allocated Share of Inter-EMC Energy Credit

Attachment 7-4

Example 2

Showing the Calculation of Blue Ridge, Piedmont and

Rutherford Allocated Shares of the Duke Total Hourly Energy Charge,

EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

The purpose of this attachment is to provide an example showing the calculation of the charges and credits identified above for one Hour. For purposes of this example, Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

I.	ASSUMPTIONS:

A.	Call and Put Signals during the Hour

	BR	P	R	EMC Group
Intervals 1-225[39] - Call Signal during each Interval (kW):	0	3,000	3,000	2,000
Intervals 1-225 - Put Signal during each Interval (kW)	4,000	0	0	0
Intervals 226-450 - Call Signal during each Interval (kW)	0	5,000	3,000	4,000
Intervals 226-450 - Put Signal during each Interval (kW)	4,000	0	0	0
Intervals 451-675 - Call Signal during each Interval (kW)	0	2,000	0	0
Intervals 451-675 - Put Signal during each Interval (kW)	2,000	0	0	0
Intervals 676-900 - Call Signal during each Interval (kW)	0	1,000	1,000	0
Intervals 676-900 - Put Signal during each Interval (kW)	4,000	0	0	2,000

[39]	Interval numbers refer to the Intervals during the Hour (e.g., Interval 1 is the first four seconds of the Hour, Interval 2 is the next four seconds, etc.). The Call and Put Signals are shown as the same in each of the first 225 Intervals of the Hour, and then again as the same in the next 225 Intervals and so on. This is a simplifying assumption, to make this example less cumbersome. In actual operation, the Parties anticipate that these positions would change frequently within the Hour.

B.	Energy deliveries during the Hour[40]

	BR	P	R	EMC Group
Hourly Energy Amount delivered from Duke - Intervals 1-225	0	750	750	500
Hourly Energy Amount delivered to Duke - Intervals 1-225	1,000	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 226-450	0	1,250	750	1,000
Hourly Energy Amount delivered to Duke - Intervals 226-450	1,000	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 451-675	0	500	0	0
Hourly Energy Amount delivered to Duke - Intervals 451-675	500	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 676-900	0	250	250	0
Hourly Energy Amount delivered to Duke - Intervals 676-900	1,000	0	0	500

C.	Incremental/Decremental Costs

Duke Territorial Incremental Cost: $0.10/kWh

Duke Territorial Decremental Cost: $0.10/kWh

II.	CALCULATIONS

A.	Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge

Step 1

Sum the energy deliveries by Duke to BR for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by Duke to the EMC Group for all Intervals over the entire Hour (column 5).

[40]	These numbers sum the four-second Call and Put Signals from Part I.A. For example, 3,000 kW delivered by Duke in each of the 225 four-second Intervals (15 minutes) equal 750 kWh (2,000 KW * 225 Intervals / 900 Intervals / Hour = 750 kWh).

Column number	1	2	3	4	5
	BR41	P42	R43	Sum[44]	Aggregate EMC Group[45]
Energy delivered by Duke (kW)	0	2,750	1,750	4,500	1,500

Step 2

Calculate the percentage that each Customer contributed to the energy deliveries by Duke (Customer Buy / Sum of Customer Buys)

	BR46	P47	R48	Sum
Energy delivered by Duke	0.00%	61.11%	38.89%	100.00%

[41]	Blue Ridge Energy Purchase Amount
[42]	Piedmont Energy Purchase Amount
[43]	Rutherford Energy Purchase Amount
[44]	EMC Group Combined Energy Purchase Amount
[45]	EMC Group Energy Purchase Amount
[46]	Blue Ridge Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[47]	Piedmont Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[48]	Rutherford Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.

Step 3

Calculate Duke Total Hourly Energy Charge = 113% of Duke Territorial Incremental Cost for electric energy delivered by Duke to the EMC Group for the Hour (1,500 kW * $0.10/kWh * 113% = $169.50)

Step 4

Calculate the individual EMC’s Allocated Share of the Duke Total Hourly Energy Charge.

Apply the percentages derived in Step 2 to the Duke Total Hourly Energy Charge.

	BR49	P50	R51	Sum[52]
$ for energy delivered by Duke	$0.00	$103.58	$65.92	$169.50

These amounts are included in the Duke Hourly Energy Charge.

[49]	Blue Ridge Allocated Share of Duke Total Hourly Energy Charge.
[50]	Piedmont Allocated Share of Duke Total Hourly Energy Charge
[51]	Rutherford Allocated Share of Duke Total Hourly Energy Charge
[52]	Duke Total Hourly Energy Charge

B.	Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the EMC Group Total Hourly Energy Credit

Step 5

Sum the energy deliveries by BR to Duke for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by EMC Group to Duke for all Intervals over the entire Hour (column 5).

Column number	1	3	4	5	6
	BR53	P54	R55	Sum[56]	EMC Group[57]
Energy delivered by Customer (kW)	3,500	0	0	3,500	500

Step 6

Calculate the percentage that each Customer contributed to the energy deliveries by Customers (Customer delivery / Sum of Customer deliveries)

[53]	Blue Ridge Energy Credit Amount
[54]	Piedmont Energy Credit Amount
[55]	Rutherford Energy Credit Amount
[56]	EMC Group Combined Energy Credit Amount
[57]	EMC Group Energy Credit Amount

	BR58	P59	R60	Sum
Energy delivered by Customer	100.00%	0.00%	0.00%	100.00%

Step 7

Calculate the EMC Group Total Hourly Energy Credit = 90% of Duke Territorial Decremental Cost for electric energy delivered by the EMC Group to Duke for the Hour (500 kW * $0.10/kWh * 90% = $45)

Step 8

Calculate the EMC Allocated Share of the EMC Group Total Hourly Energy Credit

Apply the percentages derived in Step 6 to the EMC Group Total Hourly Energy Credit.

	BR61	P62	R63	Sum[64]
$ for energy delivered by Customers	$45.00	$—	$—	$45.00

[58]	Blue Ridge Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[59]	Piedmont Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[60]	Rutherford Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[61]	Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit.
[62]	Piedmont Allocated Share of EMC Group Total Hourly Energy Credit
[63]	Rutherford Allocated Share of EMC Group Total Hourly Energy Credit
[64]	EMC Group Total Hourly Energy Credit

C.	Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Charge

Step 9

Calculate the difference between the EMC Group Combined Energy Purchase Amount (sum determined in Step 1, column 4) and the EMC Group Energy Purchase Amount (aggregate calculated in Step 1, column 5).

Step 1, column 4[65]	4,500
Step 1, column 5[66]	-1,500

Difference	3,000

Step 10

Apply the percentages derived in Step 2 to the difference derived in Step 9.

	BR	P	R	Sum
Energy delivered by Duke	0	1,833	1,167	3,000

Step 11

Calculate Inter-EMC Transfer Price: Average of 113% of Duke Territorial Incremental Cost and 90% of Duke Territorial Decremental Cost, unless EMC Group Energy Purchase Amount or EMC Group Energy Credit Amount is zero. If EMC Group Energy Purchase Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Decremental Cost. If EMC Group Energy

[65]	EMC Group Combined Energy Purchase Amount
[66]	EMC Group Energy Purchase Amount

Credit Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Incremental Cost. In this example, Inter-EMC Transfer Price is average of $0.113/kWh and $0.09/kWh, or $0.1015/kWh.

Step 12

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 10.

	BR67	P68	R69	Sum
$ for Inter-EMC Charge	$0.00	$186.08	$118.42	$304.50

D.	Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Credit

Step 13

Calculate the EMC Group Combined Energy Credit Amount (difference between the sum determined in Step 5, column 4) and the EMC Group Credit Amount (aggregate calculated in Step 5, column 5).

Step 5, column 4[70]	3,500
Step 5, column 5[71]	- 500

Difference	3,000

[67]	Blue Ridge Allocated Share of Inter-EMC Energy Charge
[68]	Piedmont Allocated Share of Inter-EMC Energy Charge
[69]	Rutherford Allocated Share of Inter-EMC Energy Charge

Step 14

Apply the percentages derived in Step 6 to the difference derived in Step 13.

	BR	P	R	Sum
Energy delivered by Customer	3,000	0	0	3,000

Step 15

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 14

	BR72	P73	R74	Sum
$ for Inter-EMC Credit	$304.50	$0.00	$0.00	$304.50

[70]	EMC Group Combined Energy Credit Amount
[71]	EMC Group Energy Credit Amount
[72]	Blue Ridge Allocated Share of Inter-EMC Energy Credit
[73]	Piedmont Allocated Share of Inter-EMC Energy Credit
[74]	Rutherford Allocated Share of Inter-EMC Energy Credit

- 18

III.	CHARGE/CREDIT SUMMATION FOR THE HOUR

		BR	P	R	Total
1.	Allocated Share of Duke Total Hourly Energy Ch. (Step 4)	$0.00	$103.58	$65.92	$169.50
2.	Allocated Share of Inter-EMC Energy Charge (Step 12)	$0.00	$186.08	$118.42	$304.50

3.	Subtotal (row 1 + row 2)	$0.00	$289.67	$184.33	$474.00

4.	Allocated Share of EMC Group Ttl Hourly En. Cr. (Step 8)	$45.00	$0.00	$0.00	$45.00
5.	Allocated Share of Inter-EMC Energy Credit (Step 15)	$304.50	$0.00	$0.00	$304.50

6.	Subtotal (row 4 + row 5)	$349.50	$0.00	$0.00	$349.50

7.	Total charge (credit) (row 3 – row 6)	$(349.50)	$289.67	$184.33	$124.50

Attachment 7-5

Example showing Calculations of

Piedmont Energy Purchase Amounts

and Piedmont Energy Credit Amount

This attachment provides an example showing the calculation of the Piedmont Energy Purchase Amount and Piedmont Energy Credit Amount for one Hour.

Four-second Interval Number*	A EMC’s Base Obligation (kW)	B EMC’s Native Load (kW)	C Call Signal (B-A where B>A) (kW)	D Call energy (C/900) (kWhs)		E Put Signal (A-B where A>B) (kW)	F Put energy (E/900) (kWhs)
1	100,000	102,000	2,000	2.2		—	—
2	100,000	101,000	1,000	1.1		—	—
3	100,000	100,000	—	—		—	—
4	100,000	99,000	—	—		1,000	1.1
5	100,000	98,000	—	—		2,000	2.2
6	100,000	97,000	—	—		3,000	3.3
7-895[75]	100,000	100,000	—	—		—	—
896	100,000	98,000	—	—		2,000	2.2
897	100,000	99,000	—	—		1,000	1.1
898	100,000	100,000	—	—		—	—
899	100,000	101,000	1,000	1.1		—	—
900	100,000	102,000	2,000	2.2		—	—

Total				6.6	[76]		9.9	[77]

*	Interval numbers refer to the Intervals during the hour (e.g., Interval 1 is the first four seconds of the hour, Interval 2 is the next four seconds, etc.)
[75]	To simplify this example, EMC’s Base Obligation and EMC’s Native Load are assumed to be equal during Intervals 6-895. In actual operation, the parties anticipate that these amounts will differ throughout the Hour.
[76]	Piedmont Energy Purchase Amount
[77]	Piedmont Energy Credit Amount

Attachment 7-6

Example showing Calculations of EMC Group Energy Purchase Amounts and EMC Group Energy Credit Amount

This attachment provides an example showing the calculation of the EMC Group Energy Purchase Amount and EMC Group Energy Credit Amount for one Hour.

Four-second Interval Number*	A EMC Group Base Obligation (kW)	B EMC Group Native Load (kW)	C Call Signal (B-A where B>A) (kW)	D Call energy (C/900) (kWhs)		E Put Signal (A-B where A>B) (kW)	F Put energy (E/900) (kWhs)
1	400,000	408,000	8,000	8.8		—	—
2	400,000	404,000	4,000	4.4		—	—
3	400,000	400,000	—	—		—	—
4	400,000	396,000	—	—		4,000	4.4
5	400,000	392,000	—	—		8,000	8.8
6	400,000	388,000	—	—		12,000	13.2
7-895[78]	400,000	400,000	—	—		—	—
896	400,000	392,000	—	—		8,000	8.8
897	400,000	396,000	—	—		4,000	4.4
898	400,000	400,000	—	—		—	—
899	400,000	404,000	4,000	4.4		—	—
900	400,000	408,000	8,000	8.8		—	—

Total				26.4	[79]		39.6	[80]

*	Interval numbers refer to the Intervals during the hour (e.g., Interval 1 is the first four seconds of the hour, Interval 2 is the next four seconds, etc.)
[78]	To simplify this example, the EMC Group’s Base Obligation and the EMC Group’s Native Load are assumed to be equal during Intervals 6-895. In actual operation, the Parties anticipate that these amounts will differ throughout the Hour.
[79]	EMC Group Energy Purchase Amount
[80]	EMC Group Energy Credit Amount

Attachment 7-7

Example showing the calculation of

Monthly Billing Demand under Section 7.2.6.3.2

The purpose of this attachment is to provide an example showing the calculation of the Monthly Billing Demand under Section 7.2.6.3.2 of the Agreement.

I. Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	5:00-6:00 p.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	6:00-7:00 p.m.	16,975
3.	3rd highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	4:00-5:00 p.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	3:00-4:00 p.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	5:00-6:00 p.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	6:00-7:00 p.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	4:00-5:00 p.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	3:00-4:00 p.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	5:00-6:00 p.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	6:00-7:00 p.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	4:00-5:00 p.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	3:00-4:00 p.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	5:00-6:00 p.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	6:00-7:00 p.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2007	6-26-07	4:00-5:00 p.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2007	1-18-07	9:00-10:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2007	1-18-07	10:00-11:00 a.m.	16,550
20.	20th highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	4:00-5:00 p.m.	16,525

		Day	Hour	Load (MW)
21.	21st highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	3:00-4:00 p.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	5:00-6:00 p.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	6:00-7:00 p.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	3:00-4:00 p.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	4:00-5:00 p.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	2:00-3:00 p.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	1:00-2:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	5:00-6:00 p.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	6:00-7:00 p.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	4:00-5:00 p.m.	16,325

II.	Calculation of Monthly Billing Demand for 2007:

The twenty (20) highest load hours during July-August are hours 1-14, 16-17 and 20-23.

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Base Obligation (kW)	EMC Native Load minus EMC Base Obligation (kW)
1.	7-25-07	5:00-6:00 p.m.	100,000	80,000	20,000
2.	7-25-07	6:00-7:00 p.m.	102,000	80,000	22,000
3.	7-25-07	4:00-5:00 p.m.	104,000	80,000	24,000
4.	7-25-07	3:00-4:00 p.m.	106,000	80,000	26,000
5.	7-24-07	5:00-6:00 p.m.	104,000	80,000	24,000
6.	7-24-07	6:00-7:00 p.m.	102,000	79,000	23,000
7.	7-24-07	4:00-5:00 p.m.	100,000	79,000	21,000
8.	7-24-07	3:00-4:00 p.m.	100,000	79,000	21,000
9.	8-1-07	5:00-6:00 p.m.	100,000	79,000	21,000
10.	8-1-07	6:00-7:00 p.m.	100,000	78,000	22,000
11.	8-1-07	4:00-5:00 p.m.	99,000	78,000	21,000

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Base Obligation (kW)	EMC Native Load minus EMC Base Obligation (kW)
12.	8-1-07	3:00-4:00 p.m.	99,000	78,000	21,000
13.	7-26-07	5:00-6:00 p.m.	99,000	100,000	0
14.	7-26-07	6:00-7:00 p.m.	99,000	100,000	0
16.	7-26-07	4:00-5:00 p.m.	98,000	100,000	0
17.	7-24-07	3:00-4:00 p.m.	98,000	100,000	0
20.	8-2-07	4:00-5:00 p.m.	98,000	100,000	0
21.	8-2-07	3:00-4:00 p.m.	98,000	100,000	0
22.	8-2-07	5:00-6:00 p.m.	98,000	100,000	0
23.	8-2-07	6:00-7:00 p.m.	98,000	100,000	0

	TOTAL				266,000

	AVERAGE				13,300[81]

[81]	Monthly Billing Demand for each Month during 2007.

Attachment 7-8

Examples showing the calculation of

Monthly Billing Demand under Section 7.3.2.2

The purpose of this attachment is to provide examples showing the calculation of the Monthly Billing Demand under Section 7.3.2.2 of the Agreement.

Example A

I. Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	5:00-6:00 p.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	6:00-7:00 p.m.	16,975
3.	3rd highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	4:00-5:00 p.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	3:00-4:00 p.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	5:00-6:00 p.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	6:00-7:00 p.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	4:00-5:00 p.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	5:00-6:00 p.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	6:00-7:00 p.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	4:00-5:00 p.m.	16,750
12.	12[t]h highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	3:00-4:00 p.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	5:00-6:00 p.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	6:00-7:00 p.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2012	6-26-12	4:00-5:00 p.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	9:00-10:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	10:00-11:00 a.m.	16,550

		Day	Hour	Load (MW)
20.	20th highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	4:00-5:00 p.m.	16,525
21.	21st highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	3:00-4:00 p.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	5:00-6:00 p.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	6:00-7:00 p.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	3:00-4:00 p.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	4:00-5:00 p.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	2:00-3:00 p.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	1:00-2:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	5:00-6:00 p.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	6:00-7:00 p.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	4:00-5:00 p.m.	16,325

Annual Planning Period is May through September

II. Calculation of Monthly Billing Demand for 2012:

The twenty (20) highest load hours during the Summer Period are hours 1-17 and 20-22

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
1.	7-25-12	5:00-6:00 p.m.	120,000	100,000	20,000
2.	7-25-12	6:00-7:00 p.m.	120,000	100,000	20,000
3.	7-25-12	4:00-5:00 p.m.	120,000	100,000	20,000
4.	7-25-12	3:00-4:00 p.m.	120,000	100,000	20,000
5.	7-24-12	5:00-6:00 p.m.	115,000	100,000	15,000
6.	7-24-12	6:00-7:00 p.m.	115,000	100,000	15,000
7.	7-24-12	4:00-5:00 p.m.	115,000	100,000	15,000

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
8.	7-24-12	3:00-4:00 p.m.	115,000	100,000	15,000
9.	8-1-12	5:00-6:00 p.m.	110,000	100,000	10,000
10.	8-1-12	6:00-7:00 p.m.	110,000	100,000	10,000
11.	8-1-12	4:00-5:00 p.m.	110,000	100,000	10,000
12.	8-1-12	3:00-4:00 p.m.	110,000	100,000	10,000
13.	7-26-12	5:00-6:00 p.m.	105,000	100,000	5,000
14.	7-26-12	6:00-7:00 p.m.	105,000	100,000	5,000
15.	6-26-12	4:00-5:00 p.m.	105,000	100,000	5,000
16.	7-26-12	4:00-5:00 p.m.	105,000	100,000	5,000
17.	7-24-12	3:00-4:00 p.m.	100,000	100,000	0
20.	8-2-12	4:00-5:00 p.m.	100,000	100,000	0
21.	8-2-12	3:00-4:00 p.m.	95,000	100,000	0
22.	8-2-12	5:00-6:00 p.m.	95,000	100,000	0

	TOTAL				200,000

	AVERAGE				10,000[82]

Example B

I. Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	7:00-8:00 a.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	8:00-9:00 a.m.	16,975

[82]	Monthly Billing Demand for each Month during 2012.

		Day	Hour	Load (MW)
3.	3rd highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	9:00-10:00 a.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	10:00-11:00 a.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	7:00-8:00 a.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	8:00-9:00 a.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	9:00-10:00 a.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	10:00-11:00 a.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	7:00-8:00 a.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	8:00-9:00 a.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	9:00-10:00 a.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	10:00-11:00 a.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	8:00-9:00 a.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	9:00-10:00 a.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	10:00-11:00 a.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	7:00-8:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	8:00-9:00 a.m.	16,550
20.	20th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	9:00-10:00 a.m.	16,525
21.	21st highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	10:00-11:00 a.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	9:00-10:00 a.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	10:00-11:00 a.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	7:00-8:00 a.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	8:00-9:00 a.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	6:00-7:00 a.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	11:00 a.m.-12:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	8:00-9:00 a.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	9:00-10:00 a.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	10:00-11:00 a.m.	16,325
31.	Highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	7:00-8:00 a.m.	17,000

		Day	Hour	Load (MW)
32.	2nd highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	8:00-9:00 a.m.	16,975
33.	3rd highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	9:00-10:00 a.m.	16,950
34.	4th highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	10:00-11:00 a.m.	16,925
35.	5th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	7:00-8:00 a.m.	16,900
36.	6th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	8:00-9:00 a.m.	16,875
37.	7th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	9:00-10:00 a.m.	16,850
38.	8th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	10:00-11:00 a.m.	16,825
39.	9th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	7:00-8:00 a.m.	16,800
40.	10th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	8:00-9:00 a.m.	16,775
41.	11th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	9:00-10:00 a.m.	16,750
42.	12th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	10:00-11:00 a.m.	16,725
43.	13th highest Hourly Duke Schedule 1 Demand during 2011	1-28-11	8:00-9:00 a.m.	16,700
44.	14th highest Hourly Duke Schedule 1 Demand during 2011	1-28-11	9:00-10:00 a.m.	16,675
45.	15th highest Hourly Duke Schedule 1 Demand during 2011	12-15-11	9:00-10:00 a.m.	16,650
46.	16th highest Hourly Duke Schedule 1 Demand during 2011	12-16-11	9:00-10:00 a.m.	16,625
47.	17th highest Hourly Duke Schedule 1 Demand during 2011	12-15-11	10:00-11:00 a.m.	16,600
48.	18th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	5:00-6:00 p.m.	16,575
49.	19th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	6:00-7:00 p.m.	16,550
50.	20th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	4:00-5:00 p.m.	16,525
51.	21st highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	3:00-4:00 p.m.	16,500
52.	22nd highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	11:00 a.m.-12:00 p.m.	16,475
53.	23rd highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	6:00-7:00 a.m.	16,450
54.	24th highest Hourly Duke Schedule 1 Demand during 2011	2-5-11	8:00-9:00 a.m.	16,425
55.	25th highest Hourly Duke Schedule 1 Demand during 2011	2-5-11	9:00-10:00 a.m.	16,400
56.	26th highest Hourly Duke Schedule 1 Demand during 2011	1-20-11	8:00-9:00 a.m.	16,375
57.	27th highest Hourly Duke Schedule 1 Demand during 2011	1-20-11	9:00-10:00 a.m.	16,350
58.	28th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	7:00-8:00 a.m.	16,325
59.	29th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	8:00-9:00 a.m.	16,300
60.	30th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	9:00-10:00 a.m.	16,325

Annual Planning Period is October through April

The twenty (20) highest load hours during the Winter Period are hours 1-12 and 18-22 in 2012 and hours 45-47 in 2011.

II. Calculation of Monthly Billing Demand for 2012:

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
1.	1-25-12	7:00-8:00 a.m.	120,000	100,000	20,000
2.	1-25-12	8:00-9:00 a.m.	120,000	100,000	20,000
3.	1-25-12	9:00-10:00 a.m.	120,000	100,000	20,000
4.	1-25-12	10:00-11:00 a.m.	120,000	100,000	20,000
5.	1-24-12	7:00-8:00 a.m.	115,000	100,000	15,000
6.	1-24-12	8:00-9:00 a.m.	115,000	100,000	15,000
7.	1-24-12	9:00-10:00 a.m.	115,000	100,000	15,000
8.	1-24-12	10:00-11:00 a.m.	115,000	100,000	15,000
9.	2-1-12	7:00-8:00 a.m.	110,000	100,000	10,000
10.	2-1-12	8:00-9:00 a.m.	110,000	100,000	10,000
11.	2-1-12	9:00-10:00 a.m.	110,000	100,000	10,000
12.	2-1-12	10:00-11:00 a.m.	110,000	100,000	10,000
45.	12-15-11	9:00-10:00 a.m.	105,000	100,000	5,000
46.	12-16-11	9:00-10:00 a.m.	105,000	100,000	5,000
47.	12-15-11	9:00-10:00 a.m.	105,000	100,000	5,000
18.	2-2-12	7:00-8:00 a.m.	105,000	100,000	5,000
19.	2-2-12	8:00-9:00 a.m.	100,000	100,000	0
20.	2-2-12	9:00-10:00 a.m.	100,000	100,000	0
21.	2-2-12	10:00-11:00 a.m.	95,000	100,000	0
22.	1-18-12	9:00-10:00 a.m.	95,000	100,000	0

	TOTAL				200,000

	AVERAGE				10,000[83]

[83]	Monthly Billing Demand for each Month during 2012.

ATTACHMENT 7-9

Demand Rate Adjustment Percentage and Annual Percentage

This attachment provides the formulas to be used for calculating the Demand Rate Adjustment Percentage and Annual Percentage for each calendar year beginning January 1, 2011.

The Demand Rate Adjustment Percentage shall equal the Production Capacity Revenue Requirement Adjustment divided by the Original Production Capacity Revenue Requirement, but not less than zero.

Where

Production Capacity Revenue Requirement Adjustment = (Annual Percentage – 4%) * (Original Production Capacity Revenue Requirement + Original Energy Revenue Requirement)

And

Annual Percentage shall equal the product of the System Gross Plant Difference and the Fixed Charge Rate, divided by the sum of Original Production Capacity Revenue Requirement and Original Energy Revenue Requirement. For purposes of calculating the Production Capacity Revenue Requirement Adjustment, the Annual Percentage shall be a maximum of 10%.

System Gross Plant Difference shall equal EMC Plant in Service less NC Retail Plant in Service. (May be positive or negative.) System Gross Plant Difference shall be decreased as necessary to eliminate differences between EMC Plant in Service and NC Retail Plant in Service related to timing or method of recovery of plant costs (e.g., plant differences due to recovery of construction period financing costs through inclusion of construction work in progress in rate base).

Fixed Charge Rate shall equal 10%.

EMC Plant in Service shall equal the average of the total ending balance of Production Plant, General Plant and Intangible Plant according to Schedule 1 of this Agreement, for the calendar year for which the Production Capacity Revenue Requirement calculation is prepared and total ending balance of Production Plant, General Plant and Intangible Plant according to Schedule 1 of this Agreement for the previous calendar year calculation of the Production Capacity Revenue Requirement.

NC Retail Plant in Service shall equal the sum of Duke Power Retail Plant in Service and Nantahala Retail Plant in Service, which shall be determined from Company records supporting the total Electric Plant in Service amount on Schedule 3 of NCUC Form E.S.-1 for the 12 month calendar period corresponding to the Production Capacity Revenue Requirement calculation used for calculating the EMC Plant in Service.

Duke Power Retail Plant in Service shall equal the average of the two December balances for the total of Production, General and Intangible plant amounts included in the total Electric Plant in Service monthly amounts shown on Schedule 3 of NCUC Form E.S.-1 for Duke Power.

Nantahala Retail Plant in Service shall equal the average of the two December balances for the total of Production, General and Intangible plant amounts included in the total Electric Plant in Service monthly amounts shown on Schedule 3 of NCUC Form E.S.-1 for Nantahala Power & Light.

Original Production Capacity Revenue Requirement shall equal the Production Capacity Revenue Requirement before consideration of any adjustments pursuant to Section 7.3.2.3 of the Agreement.

Original Energy Revenue Requirement shall equal the sum of F for purposes of calculating the Fuel Rate in Schedule 1 and Variable Non-Fuel Production Operation and Maintenance Expense for purposes of calculating the Variable O&M Rate in Schedule 1.

Attachment 7-10

Example of Demand Rate Adjustment Percentage and Annual Percentage

Note: EMC and NC Retail Plant in Service values are actuals for 2004.

CASE WITH NO ADJUSTMENT WARRANTED—

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant (“timing” adjusted)	$11,509,514	$11,509,514	NC Retail = Attachment 7-10, Page 4, Line 10
5	System Gross Plant Difference		$—	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$—	(Line 6 x Line 5)
8	Annual Percentage		0.00%	(Line 7 / Line 3) No adjustment occurs since below 4% impact

Note: EMC Plant in Service values are actuals for 2004, but NC Retail Plant in Service values have been reduced for purpose of demonstration.

CASE WITH NO ADJUSTMENT WARRANTED—

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant (“timing” adjusted)	$10,618,079	$11,509,514	NC Retail = Attachment 7-10, Page 4, Line 10
5	System Gross Plant Difference		$891,435	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$89,143	(Line 6 x Line 5)
8	Annual Percentage		2.96%	(Line 7 / Line 3) No adjustment occurs since below 4% impact

ADJUSTMENT WARRANTED

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant	$9,729,655	$11,509,514
5	System Gross Plant Difference		$1,779,859	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$177,986	(Line 6 x Line 5)
8	Annual Percentage		5.91%	(Line 7 / Line 3) Since Annual Percentage is in excess of 4%, adjustment to Demand Rate is needed.
9	Demand Rate Adjustment Percentage		3.24%	[(Line 8 - 4%) x Line 3] / Line 1
10	Demand Rate per Section 7.3.2.1		$117.53
11	Demand Rate as adjusted per Section 7.3.2.3		$113.72	Line 10 x (100% - Line 9)

ADJUSTMENT WARRANTED (but limited)

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant	$8,368,409	$11,509,514
5	System Gross Plant Difference		$3,141,105	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$314,110	(Line 6 x Line 5)
8	Annual Percentage		10.44%	(Line 7 / Line 3) Since Annual Percentage is in excess of 4%, adjustment to Demand Rate is needed, but is limited to maximum of 6% of total unadjusted revenue requirements.
9	Demand Rate Adjustment Percentage		10.18%	[(Line 8* - 4%) x Line 3] / Line 1
10	Demand Rate per Section 7.3.2.1		$117.53
11	Demand Rate as adjusted per Section 7.3.2.3		$105.57	Line 10 x (100% - Line 9)

*	maximum of 10%

(Amounts from Quarterly NCUC Form E.S.-1, Schedule 3, for 12ME 2004)

	(Dollars in thousands)	System Gross Electric Plant in Service for Determination of NC Retail Plant in Service
		Duke Power		Nantahala		Total NC Retail
		Beginning	Ending	Beginning	Ending	Beginning	Ending	Average
1	Plant in Service	18,980,402	19,683,592	324,710	334,880	19,305,112	20,018,472	19,661,792
	Components (data from Company records):
2	Production Plant	9,257,448	9,666,832	39,399	39,263	9,296,847	9,706,095	9,501,471
3	Nuclear Fuel (gross)	816,874	769,178			816,874	769,178	793,026
4	Total Production Plant	10,074,322	10,436,010	39,399	39,263	10,113,721	10,475,273	10,294,497
5	Transmission Plant	1,745,408	1,819,243	92,489	91,335	1,837,897	1,910,578	1,874,238
6	Distribution Plant	5,978,416	6,312,889	168,040	181,129	6,146,456	6,494,018	6,320,237
7	General Plant	973,070	902,246	20,232	18,603	993,302	920,849	957,076
8	Intangible Plant	209,186	213,204	4,550	4,550	213,736	217,754	215,745
9	Total (ties to Line 1)	18,980,402	19,683,592	324,710	334,880	19,305,112	20,018,472	19,661,792

10	Total of Production/General/Intangible Plant for use in Annual Percentage calculation					11,320,759	11,613,876	11,467,318

	(Dollars in thousands)	NC Retail Plant in Service	EMC Plant in Service - Amounts from Schedule 1 for 2004			EMC Plant in Service	System Gross Plant Difference	Adjustment for Timing Difference	Adjusted System Gross Plant Difference
			Beginning	Ending	Average
1	Plant in Service
	Components (data from Company records):
2	Production Plant	9,501,471	9,339,044	9,748,291	9,543,668	9,543,668	42,197	42,197	—
3	Nuclear Fuel (gross)	793,026	816,874	769,178	793,026	793,026	—		—
4	Total Production Plant	10,294,497	10,155,918	10,517,469	10,336,694	10,336,694	42,197	42,197	—
5	Transmission Plant
6	Distribution Plant
7	General Plant	957,076	993,303	920,849	957,076	957,076	—		—
8	Intangible Plant	215,745	213,736	217,753	215,745	215,745	—		—
9	Total (ties to Line 1)
10	Total of Production/General/Intangible Plant for use in Annual Percentage calculation	11,467,318	11,362,957	11,656,071	11,509,517	11,509,515	42,197	42,197

Attachment 8-1

(Part I of II)

TERMS AND CONDITIONS

FOR THE SCHEDULING OF POWER

SUPPLIED BY NORTH CAROLINA

ELECTRIC MEMBERSHIP CORPORATION

TO ITS INDEPENDENT MEMBERS

All NCEMC Committed Resources associated with the Wholesale Power Supply Agreement between the Seller and the Buyer are governed by and subject to all of the terms and conditions in this Exhibit, unless a specific Resource Summary Attachment explicitly provides otherwise. Unless defined in this Exhibit, all capitalized terms used herein shall have the respective meanings set forth as Article One of the Wholesale Power Supply Agreement.

General Principles

1.	Buyer is responsible for planning the way it chooses to use any Capacity or Energy delivered pursuant to one of the Resource Summary Attachments governed by this Exhibit. As a part of the Wholesale Power Supply Agreement, the Parties have agreed to a set of Resource Summary Attachments that collectively are intended to represent a financial approximation of an allocation of the NCEMC Committed Resources on the Effective Date.

2.	For any hour of delivery, Seller will optimize resources around final dispatch for the combined load of all of Seller’s Participating Members, plus the schedules of the Buyer and other Independent Members.

3.	Buyer will pay Seller charges for Energy and the delivery of Energy to the Interface Point under terms specified in Resource Summary Attachments and terms specified elsewhere in this Agreement including but not limited to Sections 2.4, 2.12 and Article Five.

Delivery of Allocated Resources

4.	Energy Scheduled from Buyer’s Independent Member Allocation is delivered to the Interface Point. The cost and expense of all transmission services, including ancillary services and losses, from the Interface Point are the sole responsibility of Buyer.

5.	Seller will be deemed the provider of the resources needed for the purposes of tagging and for the designation of resources under the applicable tariffs of the Transmission Provider(s) selected by Buyer.

Scheduling by Buyer

6.	All Schedules from Buyer for each Independent Member Allocation will be in whole MWs and may not exceed the IM Allocation MW detailed on the Resource Summary Attachment.

7.	Buyer will submit a separate Schedule in conformance with this Exhibit S by System by resource up to the Maximum Scheduling Limit by System, as further described in Paragraph 23 of this Exhibit S.

8.	Buyer will be responsible for scheduling and arranging for the delivery of its SEPA allocation.

9.	For any Independent Member Allocation that is designated as producing Must-Take Energy, Buyer is required to Schedule for every hour of every day of the Delivery Period its full Must-Take Energy obligation from such a resource, and may not amend or reduce its Schedule for that Energy: provided, however, that to the extent that Seller’s obligation to purchase Must-Take Energy from a resource designated as producing Must-Take Energy is reduced in any hour, Buyer’s hourly Must-Take Energy obligation shall be adjusted by the ratio of Seller’s hourly Must-Take Energy obligation to the Resource Capacity, rounded to whole MWs. The Buyer shall not be entitled to Schedule Must-Take Energy in an hour in amounts, which exceed the Buyer’s adjusted Must-Take Energy obligation for that hour.

10.	Buyer is obligated to Schedule resources in accordance with the terms and conditions provided in the Resource Summary Attachments consistent with the minimum run times in the contracts pertaining to Seller’s purchased and/or owned resources, and Seller will use its good faith efforts to accommodate Buyer’s Schedules that do not meet the minimum run time requirements, but only so long as meeting such non-conforming Schedules would not likely result in additional costs to Seller or any of its Participating Members.

11.	Except with respect to Buyer’s Independent Member Allocations that supply Must-Take Energy, Buyer is not obligated to Schedule its Independent Member Allocations consistent with the minimum volumes in the power supply contracts of Seller that are in force on the Independent Member Effective Date.

12.	By 7:00 a.m. EPT each day Buyer must provide Seller with an hourly forecast of its load by System for the following day.

13.	The Buyer may Schedule its resources consistent with the table below. Day-ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intra-day Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intra-day Schedule changes require two (2) hours advance notice.

Scheduling Changes
Day Ahead	Intra-Day

Unlimited changes up to the IM Allocation MW identified in the Resource Summary Attachment for each resource in whole MWs.	Up to two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Scheduling by Seller

14.	Seller is not obligated to meet Buyer’s final Schedule using the NCEMC Committed Resources associated with the Independent Member Allocations Scheduled by Buyer.

15.	Seller will accept the risk and/or benefit resulting from differences in the cost of resources used to provide Buyer Energy in accordance with its Schedule(s), and the costs Seller would have incurred had it used NCEMC Committed Resources to meet Buyer’s Schedule of the Scheduled resource(s).

16.	Should Seller acquire an alternate resource, rather than use an NCEMC Committed Resource to serve Buyer’s Schedule, and that alternate resource is curtailed, Buyer’s Schedule will be maintained and any penalty, benefit or curtailment will be borne by Seller.

17.	Should all or any portion of NCEMC Committed Resources that have been Scheduled by Seller and Buyer to meet Buyer’s Schedule in any given hour be interrupted, then Seller shall try to identify available alternate resources which Seller, in its sole discretion, determines are reasonably priced and suitable to meet Seller’s needs. If Seller determines that such alternate resources are available, Seller may maintain the Scheduled deliveries to Buyer but at a price to be determined by Seller and communicated to Buyer. If no alternate resources are available to Seller, Buyer’s Schedule will be curtailed. All damages recovered by Seller from the Person responsible for the interruption in service will be shared with Buyer and every other Member similarly affected by such interruption in service.

Operations and Planning

18.	Buyer will provide Seller with a real time telemetered signal of Buyer’s load for Seller’s use, for purposes of determining when to start and stop the dynamic schedule, and to Schedule certain Must-Take Energy requirements of NCEMC Committed Resources.

19.	Seller shall provide and inform the Buyer on each Thursday by 1:00 p.m. EPT of the projected amount of Energy available hourly by Independent Member Allocation by System for Scheduling by Buyer for the following Saturday through Friday period, including the amount of Must-Take Energy that will be delivered and must be taken hourly.

20.	By 8:00 a.m. EPT each day, Buyer shall provide an hourly forecast of its Native Load by System for the next seven (7) days. For purposes of this Exhibit S, “Native Load” shall mean only the load of Buyer’s members. This load forecast will be used by Seller to calculate the hourly Energy available from the Independent Member Allocations that are available to be Scheduled for a given interval of time.

21.	Buyer shall provide Seller on each Thursday by 4:00 p.m. EPT, a projected hourly Schedule of all the Independent Member Allocations governed by this Agreement for the following Saturday through Friday period.

22.	Seller and Buyer agree on the following checkout and verification process:

As soon as practical after midnight, confirm hourly Schedules, energy flows and energy charges by resource and daily totals;

Provide a contact person each Business Day for the following:

Resolve issues that remain unresolved;

Perform month-to-date confirmations of hourly Schedules, energy flows and energy charges by resource and daily totals;

Finalize monthly checkouts by the second Business Day of the following month; and Coordinate any true-ups that may be required.

23.	For Buyers having loads in more than one System, Buyer will provide at the Independent Member Election Date and on July 1of each subsequent year, a forecast of the percentage of its retail load in each System. (The sum of the percentages must equal 100%). The Maximum Scheduling Limit by System for the following calendar year will be calculated by multiplying the percentage of Buyer’s retail load in each System times the total of Buyer’s Independent Member Allocations for the following calendar year.

Attachment 8-1

(Part II of II)

TERMS AND CONDITIONS

FOR OBTAINING TRANSMISSION

SERVICES ADEQUATE TO DELIVER

FROM THE INTERFACE POINTS

ESTABLISHED UNDER THE

WHOLESALE POWER SUPPLY AGREEMENT

OF NCEMC FOR SALES TO

ITS INDEPENDENT MEMBERS

General Principles and Responsibilities for Transmission: All Resource Summary Attachments associated with the Wholesale Power Supply Agreement between Seller and Buyer are governed by and subject to the terms and conditions in this Exhibit unless a specific Resource Summary Attachment explicitly provides otherwise. For purposes of this Exhibit, the Wholesale Power Supply Agreement and each Resource Summary Attachment governed by this Exhibit, the term “Acceptable Transmission Service” means the level of service available at any point in time that is equal to or better than that level of service currently defined as “Network Integration Transmission Service” under the Open Access Transmission Tariff of the System to which Buyer’s distribution system is physically interconnected, and if connected to more than one System, then Buyer must have Acceptable Transmission Service for each Interface Point.

The following terms for transmission service apply to each Resource Summary Attachment included as a part of this Agreement. All of these terms assume that the current Open Access Transmission Tariff environment in force on the Effective Date remains in force, without modification or amendment. The Parties hereto agree that any amendment, modification or change to that tariff or the regulatory environment for the wholesale electric industry, whether by regulation, regulatory action, statute, judicial action, executive decision or order, or otherwise, may require modification of this Exhibit to restore to Buyer and Seller the benefits that each intended. Such amendments, modifications or changes would include, without limitation, any changes or modifications of the wholesale electric industry environment based on the Standard Market Design, or the restructuring of the transmission systems or the regulatory oversight of same. If the Parties fail to reach agreement on modifications of this Exhibit, the dispute shall be subject to arbitration under the Wholesale Power Supply Agreement.

Buyer is responsible for planning for and scheduling the receipt of capacity and energy to be delivered to Buyer. Buyer will be responsible for negotiating, making and keeping in force one or more transmission agreements with the Transmission Provider(s) necessary to perform its obligations under the Wholesale Power Supply Agreement. At a minimum, Buyer will negotiate, make and keep in force its own Network Integration Service Agreement (“NITSA”) and its own Network Operating Agreement (“NOA”).

Subject to and contingent upon the concurrence and agreement of each affected Transmission Provider, the RUS, and the Federal Energy Regulatory Commission (“FERC”), the Parties further agree:

1.	Buyer is responsible for serving its own load. It will do so through contracts with Seller, along with other resources Buyer will acquire.

2.	Buyer will have its own transmission agreement(s) with each and any Transmission Provider(s) whose services are needed to move capacity or energy from any Interface Point of the System(s) to which Buyer’s distribution system is physically interconnected.

3.	Buyer will negotiate its own NITSA and NOA. Seller will provide assistance with these negotiations as requested. The cost for this assistance will be charged to Buyer separately from charges for Capacity and Energy billed under Article 5.1 of this Agreement.

4.	Seller will transfer the direct-assigned facilities used for that Buyer, if any, to Buyer’s NITSA once the same has become effective.

5.	Seller will provide Buyer with contractual rights that financially approximate the hypothetical assignment of a total amount of Seller’s owned and/or purchased resources, calculated in accordance with the NCEMC Member Power Supply Resource Policy, for purposes of Buyer’s NITSA and NOA designations for energy delivered to the System served by the Transmission Provider with which Buyer has entered its NITSA and NOA.

6.	If any need exists or arises to designate, in addition to the contracts with Seller, any other network resources in order to meet Buyer’s load in accordance with the tariffs or other requirements of the Transmission Provider(s), Buyer has the responsibility to locate, identify and designate such other network resources.

7.	Buyer will have the obligation to satisfy the requirements of the applicable OATT, and purchase or self-supply, as applicable, any ancillary or other services needed or required to serve its load.

8.	Buyer will coordinate with Seller or its scheduling agent under Exhibit S to this Wholesale Power Supply Agreement to assure that the proper schedule is in place each day for Buyer’s scheduled amount of Energy related to each of Buyer’s Resource Summary Attachments that are governed by this Exhibit.

9.	In addition to the other responsibilities arising under this Exhibit, Buyer shall be solely liable for any energy imbalance settlement and any other settlements or liabilities to which a Transmission Customer is exposed at and from the Interface Point(s). If Buyer causes Seller to incur energy imbalance charges, Buyer will reimburse Seller for any charges that Seller incurs.

PARTIAL REQUIREMENTS SERVICE AGREEMENT

BETWEEN

DUKE POWER COMPANY LLC

d/b/a DUKE ENERGY CAROLINAS, LLC

AND

RUTHERFORD ELECTRIC MEMBERSHIP CORPORATION

DATED AS OF MAY 12, 2006

6.1	Interruption of FFR Supplemental Service and Partial Requirements Service.	44

6.2	Curtailments of Load.	44

6.3	Emergency Load Curtailment Program.	44

6.4	Substitute Energy.	45

6.5	Substitute Energy Costs.	45

Article 7 Capacity and Energy Charges		45

7.1	Charges During Commencement Date - December 31, 2006.	45

7.2	Charges During January 1, 2007 – December 31, 2010.	50

7.3	Charges Commencing January 1, 2011.	51

7.4	Monthly Reserve Capacity Charges.	53

7.5	Payment.	54

7.6	Determination of EMC Capacity and Energy Demands.	54

Article 8 Scheduling Agent Services		55

8.1	Appointment of Duke as Scheduling Agent.	55

8.2	Scheduling Policies.	55

8.3	Protocols.	55

8.4	Scheduling Agent Services (Commencement Date through December 31, 2010).	55

8.5	Scheduling Agent Services (January 1, 2011 through Termination).	56

8.6	New EMC Resources.	57

8.7	Errors in Schedules	57

8.8	EMC Responsibilities	57

8.9	Duke’s Liability	58

8.10	Termination Assistance Service	58

Article 9 Transmission and Ancillary Services		58

9.1	Delivery Obligations	58

9.2	Transmission Arrangements	58

9.3	Ancillary Services	58

9.4	Regional Transmission Organization	59

Article 10 Operating Committee		60

10.1	Operating Committee	60

10.2	Duties of the Operating Committee	60

Article 11 Demand Side Management		60

11.1	Availability of Demand Side Management Resource Programs	60

11.2	Changes to Demand Side Management Resource Programs	60

11.3	Credits	61

11.4	Necessary Arrangements	61

11.5	Start-Up Conditions	61

11.6	Periodic Testing	61

11.7	EMC Demand Side Management	62

Article 12 Modification of This Agreement		63

12.1	Unilateral Modification	63

12.2	Mobile-Sierra Public Interest Standard	63

12.3	Changes To Certain Charge Components	63

12.4	Standard of Review for Permitted Changes	64

12.5	Scope of Waiver	64

Article 13 Billing and Payment		64

13.1	Billing Period	64

13.2	Billing Statements.	64

13.3	Timeliness of Payment	65

13.4	Netting of Payments	65

13.5	Disputes and Adjustments of Statements	65

13.6	Records and Audits	66

Article 14 Dispute Resolution		68

14.1	Arbitration	68

14.2	Negotiation and Notice of Arbitration	68

14.3	Individual, Joint or Consolidated Arbitration	68

14.4	Selection of Arbitration Process	69

14.5	Initiation of Arbitration.	70

14.6	Arbitration Processes.	70

14.7	Decision	73

14.8	Expenses	74

14.9	Effect of Dispute Resolution Procedures	74

14.10	Confidentiality	74

Article 15 Credit and Collateral Requirements		74

15.1	Posting of Collateral	74

15.2	Material Adverse Changes	74

15.3	Continuing Nature of Collateral Requirement.	75

15.4	Interest on Cash Used as Collateral	75

15.5	Grant of Security Interest/Remedies	75

15.6	Notice, Information	76

15.7	Definitions.	76

Article 16 Additional Terms		78

16.1	Representations Warranties and Covenants.	78

16.2	Assignment.	81

16.3	Liability and Indemnification.	82

16.4	Force Majeure	83

16.5	Events of Default and Remedies.	84

16.6	Confidential Information.	86

16.7	Governmental Liabilities.	87

16.8	Choice of Law	88

16.9	Survival of Obligations	88

16.10	Entire Agreement	88

16.11	Cost Projections	88

16.12	Unique Agreement	89

16.13	No Transfer of Rights	89

16.14	No Partnership	89

16.15	Third Parties	89

16.16	Waiver	89

16.17	Time of Essence	89

16.18	Headings	90

16.19	Severability	90

16.20	Counterparts	90

16.21	No Public Announcement	90

16.22	Notices	90

16.23	No Dedication of the System	91

16.24	Stranded Costs	91

16.25	Electric Peak Load and Energy Information to be provided by EMC	92

16.26	Demand and Energy Charge and Rate Information to be Provided by Duke	92

16.27	Further Assurances	92

16.28	Applicable Laws and Regulations	92

16.29	Equitable Relief	92

16.30	PURPA Assistance	92

16.31	SERC and NERC Data Reporting and Compliance Assistance	92

SCHEDULES

1	Annual Production Capacity and Energy Rates

ATTACHMENTS

3-1	Calculation of the Excess Annual Capacity Charges in the Duke-Blue Ridge Agreement, Duke-Piedmont Agreement and Duke-Rutherford Agreement

4-1	EMC’s Base Obligation and Fixed Forward Resource

4-2	Calculation of Reduction to EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods

4-3	Partial Reqirements Resources

7-2	Calculation of the Monthly Demand Charges in the Duke-Blue Ridge Agreement, Duke-Piedmont Agreement and Duke-Rutherford Agreement

7-3	Calculation of Rutherford Allocated Share of Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

7-4	Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

7-5	Example showing Calculations of Rutherford Energy Purchase Amounts and Rutherford Energy Credit Amount

7-6	Example showing Calculations of EMC Group Energy Purchase Amounts and EMC Group Energy Credit Amount

7-7	Example showing the calculation of Monthly Billing Demand under Section 7.2.2.2

7-8	Examples showing the calculation of Monthly Billing Demand under Section 7.3.2.2

7-9	Demand Rate Adjustment Percentage and Annual Percentage

7-10	Example of Demand Rate Adjustment Percentage and Annual Percentage

8-1I	Terms and Conditions for the Scheduling of Power Supplied by North Carolina Electric Membership Corporation to its Independent Members

8-1II	Terms and Conditions for Obtaining Transmission Services Adequate to Deliver from the Interface Points Established under the Wholesale Power Supply Agreement of NCEMC for Sales to its Independent Members

8-2	SEPA Policies

PARTIAL REQUIREMENTS SERVICE AGREEMENT

BETWEEN

DUKE POWER COMPANY LLC

d/b/a DUKE ENERGY CAROLINAS, LLC

AND

RUTHERFORD ELECTRIC MEMBERSHIP CORPORATION

THIS PARTIAL REQUIREMENTS SERVICE AGREEMENT, dated as of May 12, 2006, is entered into by and between Rutherford Electric Membership Corporation, a corporation organized and existing under Article 2 of Chapter 117 of the General Statutes of North Carolina, together with any permitted successor or assignee (“EMC” or “Rutherford”), and Duke Power Company LLC, d/b/a Duke Energy Carolinas, LLC, a limited liability company organized and existing under the laws of North Carolina, together with any permitted successor or assignee (“Duke”). Hereinafter, Duke and EMC are sometimes also referred to individually as a “Party” or collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, Duke is engaged in the business of generating, transmitting, and distributing electric capacity and energy in portions of the States of North Carolina and South Carolina, and provides electric service to retail and wholesale customers; and

WHEREAS, EMC is an electric membership corporation that provides retail electric service to its members in the State of North Carolina, and is authorized to purchase electric energy at wholesale for resale; and

WHEREAS, EMC is a member of North Carolina Electric Membership Corporation (“NCEMC”) and is a party to the WPSA; and

WHEREAS, EMC is a party to the SEPA Contract; and

WHEREAS, EMC is a party to the PPA; and

WHEREAS, EMC has elected to arrange independently from NCEMC for its future requirements for electric capacity and energy in addition to those to which EMC has entitlements under existing contractual arrangements; and

WHEREAS, EMC has reviewed its future needs for electric capacity and energy and Scheduling Agent Services and has determined that in order for EMC to provide for a portion of EMC’s Native Load, EMC is willing to purchase electric capacity and energy from Duke and is also willing to purchase Scheduling Agent Services from Duke for the duration of, and subject to the terms of, this Agreement; and

WHEREAS, Duke is willing to plan and provide for the electric capacity and energy requirements needed to meet a portion of EMC’s Native Load and to provide Scheduling Agent Services for the duration of, and subject to the terms of, this Agreement; and

WHEREAS, Duke and EMC have agreed to the terms and conditions upon which the sale of electric capacity and energy and provision of Scheduling Agent Services may be conducted between the Parties.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1

Definitions

1.1 Definitions.

Defined terms in this Agreement are capitalized. The defined terms used in this Agreement have the following meanings:

“Accounting Requirements” shall have the meaning specified in Section 15.7.

“Administrator” shall mean the RUS Administrator.

“Adverse Ruling” shall have the meaning specified in Section 3.1(c).

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Partial Requirements Service Agreement, together with each Schedule and Attachment, each as amended from time to time.

“Ancillary Services” means any and all ancillary services provided by the Transmission Provider in connection with any Transmission Service arranged by EMC for the delivery of electric energy provided under this Agreement from the Delivery Point.

“Annual Capacity Factor” shall have the meaning specified in Section 4.3.3.1.

“Annual Capacity Price” shall have the meaning specified in Section 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

2

“Annual Capacity Quantity” shall have the meaning specified in Sections 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

“Annual Percentage” shall be calculated as shown on Attachment 7-9.

“Annual Planning Period” means, the period (as of the Commencement Date either May through September or October through April) designated in the then most recent Duke Annual Plan (or the successor thereto) that Duke files with the NCUC as the period during which Duke’s annual peak load is projected to occur; provided, that in the event that NCUC ceases to require Duke to file or filing becomes voluntary and Duke ceases to file the Duke Annual Plan (or a successor thereto) with the NCUC, “Annual Planning Period” shall mean the period (either May through September or October through April) in which Duke’s annual peak load is projected to occur under the generation planning criteria for Duke’s Generation System used by Duke to meet Duke’s Native Load.

“Assignment for Security” shall have the meaning specified in Section 16.2.2.

“Bankrupt” means that the Defaulting Party or any guarantor of such Party:

(i) is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation;

(v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or substantially all of its assets;

(vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets;

(viii) causes or is subject to any event with respect to it which, under the applicable Laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) inclusive; or

3

(ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Bankruptcy Code” means Title 11 of the United States Code or any successor thereto.

“Base Annual Capacity Charge” means the charge set forth in Section 3.5.2.3.4.

“Baseload Resources” means the Partial Requirements Resources identified as Baseload Resources in Attachment 4-3.

“Billing Dispute Notice” shall have the meaning specified in Section 13.5.

“Billing Period” means the period beginning on the Commencement Date and ending on the last Day of the Month in which the Commencement Date occurred, and each succeeding Month thereafter.

“Blue Ridge” means Blue Ridge Electric Membership Corporation.

“Blue Ridge Energy Credit Amount” means the Blue Ridge Energy Credit Amount as determined in Section 7.1.5.9 of the Duke-Blue Ridge Agreement.

“Blue Ridge Energy Purchase Amount” means the Blue Ridge Energy Purchase Amount as determined in Section 7.1.5.9 of the Duke-Blue Ridge Agreement.

“Business Day” means any Day other than Saturday, Sunday, or any Day on which the Federal Reserve member banks are not open for business.

“Catawba Nuclear Station” means that certain nuclear power plant located near Rock Hill in York County, South Carolina.

“CFC” shall have the meaning specified in Section 15.7.

“Claiming Party” shall have the meaning specified in Section 16.4.

“Claims” means all third party claims or actions, threatened or filed, and whether groundless, false, or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys’ fees, and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

“CoBank” shall have the meaning specified in Section 15.7.

“Combined Cycle Resources” means the Partial Requirements Resources identified as Combined Cycle Resources in Attachment 4-3.

“Commencement Date” shall have the meaning specified in Section 2.1.1.

“Commercially Reasonable Efforts” means efforts which are reasonably within the contemplation of the Parties at the Effective Date; which require the performing Party that is

4

acting in good faith to take action or expend funds reasonably in relation to the benefit to be obtained by the other Party; and that require a level of effort which would be devoted by an independent entity reasonably in the electric utility industry in light of all of the relevant circumstances.

“Confidential Information” means any documents, analyses, compilations, studies, or other materials prepared by a Party or its Representatives that contain or reflect either (a) any costs of Duke’s Generation System, including system average costs, System Incremental Costs, Territorial Incremental Costs, and Territorial Decremental Costs, or (b) written or oral data or information that is privileged, confidential, or proprietary and is marked as “Confidential.” “Confidential Information” shall also mean all subsequently prepared documents, analyses, compilations, studies, or other materials by a Party or its Representative that are derived from previously marked “Confidential” data or information. Notwithstanding the foregoing, information shall not be deemed Confidential Information if it:

(i) is a matter of public knowledge at the time of its disclosure or is thereafter published in or otherwise ascertainable from any source available to the public without breach of this Agreement,

(ii) constitutes information which is obtained from a third party (who or which is not an Affiliate of one of the Parties) other than by or as a result of unauthorized disclosure, or

(iii) prior to the time of disclosure had been independently developed by the receiving Party or its Affiliates not utilizing improper means.

“Control Area” means an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to match the power output of the generators within the electric power system and electric energy imported into the electric power system, with the load located within the electric power system.

“Cover Costs” shall have the meaning specified in Section 6.4.

“CP&L” means Carolina Power & Light Company (d/b/a Progress Energy Carolinas, Inc.).

“CPR” shall have the meaning specified in Section 14.1.

“Day” means a day, commencing at 00:00:00 Eastern Time of such calendar day and ending 23:59:59 Eastern Time of the same calendar day.

“Debt Service Coverage Ratio” shall have the meaning specified in Section 15.7.

“Defaulting Party” shall have the meaning specified in Section 16.5.1.

“Delivery Points” means any available points on the Transmission System where electric energy is delivered for Transmission Service.

5

“Demand Rate Adjustment Percentage” shall be calculated as shown on Attachment 7-9.

“Demand Side Management Resource Programs” means the demand side management resource programs that Duke makes available to Duke’s Native Load retail customers within the State of North Carolina under riders approved and on file with the NCUC, as such riders may be amended from time to time.

“Depreciation and Amortization Expense” shall have the meaning specified in Section 15.7.

“Dispatched Baseload Resources” means the Baseload Resources that Duke dispatches pursuant to Section 4.3.4.

“Dispatched Combined Cycle Resources” means the Combined Cycle Resources that Duke dispatches pursuant to Section 4.3.3.

“Disputed Amount” shall have the meaning specified in Section 13.5.

“Duke” shall have the meaning specified in the first paragraph hereof, provided that for purposes of this Agreement “Duke” shall not include Duke Transmission and provided further, Duke intends to effectuate a name change to Duke Energy Carolinas, LLC and upon the effectiveness of such name change, references to “Duke” shall mean Duke Energy Carolinas, LLC.

“Duke Annual Plan” means the Annual Report Duke is required to file with the NCUC in accordance with NCUC Rule R8-60 or successor thereto. In the event Duke is no longer required to file the Annual Report with the NCUC or filing becomes voluntary, “Duke Annual Plan” shall mean the generation planning criteria for Duke’s Generation System used by Duke to meet Duke’s Native Load.

“Duke-Blue Ridge Agreement” means the Partial Requirements Service Agreement between Duke and Blue Ridge Electric Membership Corporation, dated as of May 12, 2006.

“Duke Hourly Energy Charge” shall have the meaning specified in Section 7.1.5.1.

“Duke Hourly Reconciliation Charge” shall have the meaning specified in Section 7.1.5.11.

“Duke Monthly Energy Charge” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the charge set forth in Section 7.1.5.1; with respect to the period January 1, 2007, through December 31, 2010, the charge set forth in Section 7.2.3; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, the charge set forth in Section 7.3.3.

“Duke Monthly Reconciliation Charge” shall have the meaning specified in Section 7.1.5.11.

6

“Duke Native Load” or “Duke’s Native Load” means the electric capacity and energy demands imposed on Duke by its retail customers located within Duke’s Service Area, as such Service Area may be amended from time to time in accordance with Laws or pursuant to the requisite approvals of the Governmental Authorities that have jurisdiction to regulate retail electric service within such Service Area, including by merger or acquisition, plus the demands of Duke’s wholesale power sales customers served under contracts with a firmness of supply equal to such retail customers.

“Duke-Piedmont Agreement” means the Partial Requirements Service Agreement between Duke and Piedmont Electric Membership Corporation, dated as of May 12, 2006.

“Duke-Rutherford Agreement” means this Agreement.

“Duke Reconciliation Amount” shall have the meaning specified in Section 7.1.5.11.

“Duke’s Generation Planning Practices” means the then-current generation planning practices of Duke that are reflected in the Duke Annual Plan.

“Duke’s Generation System” means Duke’s owned or leased electric generating facilities and purchased power resources the output of which are used to serve Duke’s Native Load located within the State of North Carolina, as such system may be amended from time to time by any means including by merger or acquisition.

“Duke Schedule 1 Demands” shall have the meaning specified in Schedule 1, Section I.B.

“Duke Total Hourly Energy Charge” shall have the meaning specified in Section 7.1.5.2.

“Duke Transmission” means Duke Electric Transmission, a division of Duke, or any successor thereto.

“Eastern Time” means the time in effect in Charlotte, North Carolina, whether Eastern Standard Time or Eastern Daylight Saving Time.

“Effective Date” shall have the meaning specified in Section 2.1.1.

“EMC” or “Rutherford” shall have the meaning specified in the first paragraph of this Agreement.

“EMC Call Signal” shall have the meaning specified in Section 7.1.5.9.

“EMC Coincident Peak Demand” shall have the meaning specified in Section 3.5.2.3.5.1.

“EMC Contract Resources”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2010, shall have the meaning specified in Section 5.1.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 5.2.1.

7

“EMC Demand Side Management Resource Programs” means the demand side management resource programs that EMC makes available to EMC’s Native Load customers.

“EMC Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.1.

“EMC Group” means collectively Piedmont, Blue Ridge, and Rutherford.

“EMC Group Annual Capacity Quantity” means the sum of: (i) the Annual Capacity Quantity set forth in Section 3.5.2.3 of this Agreement; (ii) the Annual Capacity Quantity set forth in Section 3.5.2.3 of the Duke-Blue Ridge Agreement; and (iii) the Annual Capacity Quantity set forth in Section 3.5.2.3 of the Duke-Piedmont Agreement.

“EMC Group Call Signal” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Coincident Peak Demand” shall have the meaning specified in Section 3.5.2.3.5.3.

“EMC Group Combined Energy Credit Amount” means the sum of (i) the Blue Ridge Energy Credit Amount, (ii) the Piedmont Energy Credit Amount, and (iii) the Rutherford Energy Credit Amount.

“EMC Group Combined Energy Purchase Amount” means the sum of (i) the Blue Ridge Energy Purchase Amount, (ii) the Piedmont Energy Purchase Amount, and (iii) the Rutherford Energy Purchase Amount.

“EMC Group Combined Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.2.

“EMC Group Combined Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.2.

“EMC Group Energy Credit Amount” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Energy Purchase Amount” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.3.

“EMC Group Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.3.

“EMC Group Native Load” means the sum of (i) the EMC Native Load under this Agreement, (ii) the EMC Native Load under the Duke-Blue Ridge Agreement, and (iii) the EMC Native Load under the Duke-Piedmont Agreement.

8

“EMC Group Put Signal” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Reconciliation Amount” shall have the meaning specified in Section 7.1.5.12.

“EMC Group Total Hourly Energy Credit” shall have the meaning specified in Section 7.1.5.6.

“EMC Group’s Base Obligation” means the sum of (i) EMC’s Base Obligation under Section 4.2.2 of this Agreement, (ii) EMC’s Base Obligation under Section 4.2.2 of the Duke-Blue Ridge Agreement, and (iii) EMC’s Base Obligation under Section 4.2.2 of the Duke-Piedmont Agreement.

“EMC Hourly Demand” shall have the meaning specified in Section 3.5.2.3.5.1.

“EMC Hourly Energy Credit” shall have the meaning specified in Section 7.1.5.5.

“EMC Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.1

“EMC Monthly Energy Credit” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the credit set forth in Section 7.1.5.5.

“EMC Native Load” or “EMC’s Native Load” means the electric capacity and energy demands imposed on EMC by its retail customers located within EMC’s Service Area, excluding any such demands that constitute Non-Duke Control Area Load or Excepted Load.

“EMC Peak Hour Billing Demand”, with respect to the period January 1, 2007 through December 31, 2010, shall have the meaning specified in Section 7.2.2.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.2.

“EMC Put Signal” shall have the meaning specified in Section 7.1.5.9.

“EMC Scheduled Amount” shall have the meaning specified in Section 4.2.3.

“EMC’s Base Obligation” shall have the meaning specified in Section 4.2.2.

“Energy Cost” shall have the meaning specified in Section 4.3.3.3.

“Energy Imbalance Service” means the service provided under Schedule 4 of the Transmission Provider’s OATT.

“Equitable Defenses” means, with respect to a proceeding involving this Agreement, the discretion of a Governmental Authority to make or enter an order of bankruptcy, insolvency, reorganization, or other ruling affecting creditors’ rights generally, or exercising other discretion committed to the court’s or agency’s equitable powers.

“Equity” shall have the meaning specified in Section 15.7.

9

“Event of Default” shall have the meaning specified in Section 16.5.1.

“Excepted Load” shall have the meaning specified in Section 4.4.

“Excess Annual Amount” means the quantity specified in Section 3.5.2.3.5.

“Excess Annual Capacity Charge” means the charge specified in Section 3.5.2.3.5.

“Excess Annual Capacity Price” shall have the meaning specified in Section 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

“Extension Term” shall have the meaning specified in Section 2.2.2.

“Federal Power Act” means the Federal Power Act, 16 U.S.C. §§791a-828c, as amended from time to time.

“FERC” means the Federal Energy Regulatory Commission or any successor agency that administers the Federal Power Act.

“FFR Supplemental Service” shall have the meaning specified in Sections 4.1 and 4.2.

“Firm Energy” means: electric energy which meets the Transmission Provider’s (or successor Transmission Provider’s) standards related to character of service and firmness of supply, including standards that may require the designation of specific capacity sources, as such standards exist on the Effective Date or as they may be amended from time-to-time, such that EMC may: (i) designate the PPA as a Network Resource or successor service designation under its Network Integration Transmission Service Agreement with Transmission Provider, or successor Transmission Provider; and (ii) satisfy applicable requirements such that the Network Integration Transmission Service or successor service designation can be used to accept and deliver the electric energy pursuant to the highest firm transmission priority of such Transmission Provider; or (iii) satisfy the standards of any successor Transmission Provider that might have the right to determine the standards for character of service and firmness of supply, including standards that may require the designation of specific capacity sources, under which EMC may designate the PPA, such that the requirements of the highest firm transmission priority are met under its Network Integration Transmission Service Agreement (or as the nearest equivalent thereto remains available to EMC under the successor Transmission Provider’s requirements).

“Firm Sales” means wholesale electric sales other than Non-Firm Sales.

“Fitch Rating” means Fitch, Inc., a unit of Fimalac, S.A.

“Fixed Forward Resource” or “FFR Resource” means EMC’s contractual entitlements to electric capacity and energy under the PPA.

“Force Majeure” shall have the meaning specified in Section 16.4.

10

“Fuel Rate”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Government” means the United States government.

“Governmental Authority” means any federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body, government-owned corporation or other governmental authority or department thereof.

“Governmental Charges” means all taxes, fees, assessments and other charges imposed by any Governmental Authority.

“Hour” means one of the twenty-four (24) clock hours in a Day.

“Hourly Fuel Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.1, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Hourly Inter-EMC Transfer Reconciliation Charge” shall have the meaning specified in Section 7.1.5.13.

“Hourly Variable O&M Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.2, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Initial Term” shall have the meaning specified in Section 2.2.1.

“Impasse Notice” shall have the meaning specified in Section 14.2.

“Interest Expense” shall have the meaning specified in Section 15.7.

“Interest Rate” means either (i) the Prime Rate plus two (2%) percent, or (ii) the maximum lawful rate permitted by applicable Law, whichever is less.

“Interval” shall have the meaning specified in Sections 7.1.5.9 and 7.1.5.10, as applicable.

“ITC” means an independent transmission company.

“ISO” means an independent system operator.

“kWh” means kilowatt-hour, a unit of electric energy.

“kW” mean kilowatt.

11

“Law” means any law, rule, regulation, order, writ, judgment, decree, or other legal or regulatory determination by a court, regulatory agency, or other Governmental Authority of competent jurisdiction.

“Legal Proceeding” means any suit, hearing, or proceeding by or before any court or any Governmental Authority.

“Light Load Periods” means any Hour during which EMC’s Base Obligation is reduced because certain of its entitlements to electric capacity and energy under the WPSA are reduced as a result of NCEMC’s Native Load in either of the CP&L east or west Control Areas or Duke Control Area being insufficient to permit NCEMC to have access to its full contractual entitlement to electric capacity and energy from certain generation or purchased power resources.

(i) For each Hour beginning with the Commencement Date and continuing through December 31, 2010, or any portion thereof in which this Agreement is in effect, Light Load Periods in the CP&L east and west Control Areas, only occur when NCEMC’s Native Load in such CP&L east and west Control Area is less than the contractual amount specified in the Service Obligation Resources (“SORs”). The amount of any reduction in NCEMC’s entitlement to electric capacity and energy under the SORs is allocated to EMC in accordance with the WPSA. In the Duke Control Area, Light Load Periods only occur when a generating unit at either the Catawba Nuclear Station or the McGuire Nuclear Station is off-line or de-rated and NCEMC’s Native Load in the Duke Control Area is less than 623.5 MWs. The amount of any reduction in NCEMC’s entitlement to electric capacity and energy is allocated to EMC in accordance with the WPSA.

(ii) For each Hour beginning January 1, 2011, and continuing through the termination of this Agreement, Light Load Periods only occur when a generating unit at either the Catawba Nuclear Station or the McGuire Nuclear Station is off-line or de-rated and NCEMC’s Native Load in the Duke Control Area is less than 623.5 MWs. The amount of any reduction in NCEMC’s entitlement to electric capacity and energy is allocated to EMC in accordance with the WPSA.

“Material Adverse Change” or “MAC” shall have the meaning specified in Section 15.2.

“Material Adverse Ruling” shall have the meaning specified in Section 2.3.2.2(c).

“Material Adverse Ruling Termination Date” shall have the meaning specified in Section 2.3.2.2.

“Maximum Demand Hour” shall have the meaning specified in Section 7.1.4.3.

“McGuire Nuclear Station” means that certain nuclear plant located in Huntersville, North Carolina.

“Month” means a calendar month, commencing at one (1) minute prior to 12:01 a.m. Eastern Time on one of January 1, February 1, March 1, April 1, May 1, June 1, July 1,

12

August 1, September 1, October 1, November 1 or December 1 and ending at one (1) minute after 11:59 p.m. Eastern Time of the succeeding January 31, February 28 or 29 (during a leap year), March 31, April 30, May 31, June 30, July 31, August 31, September 30, October 31, November 30 or December 31.

“Monthly” shall have a meaning correlative to that of Month.

“Monthly Billing Demand”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.2.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.2.

“Monthly Demand Amount” means the quantity specified in Section 7.1.4.

“Monthly Demand Charge” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the charge set forth in Section 7.1.4; with respect to the period January 1, 2007, through December 31, 2010, the charge set forth in Section 7.2.2; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, the charge set forth in Section 7.3.2.

“Monthly Demand Rate”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.4; with respect to the period January 1, 2007 through August 31, 2008, shall have the meaning specified in Section 7.2.2.1, except as provided in Sections 3.5.2.3.1, 3.5.2.3.2 and 3.5.2.3.3; with respect to the period September 1, 2008, through December 31, 2010, shall have the meaning specified in Section 7.2.2.1; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.1.

“Monthly Fuel Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Monthly Inter-EMC Energy Transfer Reconciliation Charge” shall have the meaning specified in Section 7.1.5.13.

“Monthly Replacement Energy Charge” shall have the meaning specified in Section 4.2.4.

“Monthly Reserve Capacity Charge” shall have the meaning specified in Section 7.4.

“Monthly Scheduling Agent Service Charge” shall have the meaning specified in Section 7.1.6.

“Monthly Variable O&M Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.2, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

13

“Moody’s” means Moody’s Investors Services, Inc.

“MSCG” means Morgan Stanley Capital Group Inc.

“MWh” means megawatt-hour, a unit of electric energy.

“MW” means megawatt.

“NCEMC” shall have the meaning specified in the Recitals of this Agreement.

“NCEMC Native Load” means the electric and energy demands imposed on NCEMC by its members for resale to such members’ retail customers, and shall include wholesale sales of electric capacity and energy by Blue Ridge to New River except wholesale sales of electric capacity and energy made in accordance with Section 4.4.1 of the Duke-Blue Ridge Agreement.

“NCEMC Policies” shall have the meaning specified in Section 8.2.

“NCUC” means the North Carolina Utilities Commission or any successor agency with jurisdiction to regulate retail electric service in the State of North Carolina.

“Negotiation Period” shall have the meaning specified in Section 14.2.

“NERC” means the North American Electric Reliability Council.

“Network Integration Transmission Service” means Network Integration Transmission Service provided under the OATT.

“Network Integration Transmission Service Agreement” or “NITSA” means that certain agreement for Network Integration Transmission Service, as amended from time to time, executed by EMC and Transmission Provider.

“Network Operating Agreement” or “NOA” means that certain agreement, as amended from time to time, executed by EMC and Transmission Provider in conjunction with the Network Integration Transmission Service Agreement.

“Network Resource” shall have the meaning specified in the OATT.

“Neutral Auditors” shall have the meaning specified in Section 2.3.2.2.2.

“New River” means Appalachian State University d/b/a New River Light & Power Company or any successor thereto.

“Nomination” means the notification provided by MSCG to the Scheduling Agent of the sources and specific amounts of electric energy under the WPSA and SEPA Contract that MSCG desires EMC to make available in accordance with the terms and conditions of the PPA.

14

“Non-Claiming Party” shall have the meaning specified in Section 16.4.

“Non-Conforming Load” shall have the meaning specified in Section 4.4.

“Non-Defaulting Party” shall have the meaning specified in Section 16.5.1.

“Non-Duke Control Area Load” means load that is located in a Control Area other than the Duke Control Area, including load that is physically located in the Duke Control Area but telemetered for Control Area purposes to another Control Area.

“Non-Firm Sales” means wholesale electric sales for which the delivery of electric energy may be interrupted, curtailed or terminated for any reason without any liability to Duke (other than charges imposed for changes to schedules for the sale of electric energy).

“Notice of Termination” means a written notice to terminate this Agreement under Sections 2.2 or 2.3 that conforms to the requirements set forth in Section 2.3.3.

“OATT” means the Open Access Transmission Tariff of the Transmission Provider on file with FERC, or the successor transmission tariff (including the Open Access Transmission Tariff of an RTO, ITC or ISO that is applicable to the Transmission System), as either may be amended from time to time.

“Operating Committee” shall have the meaning specified in Section 10.1.

“Option Notice” shall have the meaning specified in Section 3.5.2.3.

“Option Period” shall have the meaning specified in Section 3.5.2.3.

“Original Notice” shall have the meaning specified in Section 14.2.

“Partial Requirements Agreements” means the Duke-Rutherford Agreement, the Duke-Blue Ridge Agreement, and the Duke-Piedmont Agreement.

“Partial Requirements Resources” means EMC’s contractual entitlements to electric capacity and energy used to serve EMC’s Native Load during the period commencing January 1, 2011, and continuing through the termination of this Agreement, as specified in Section 5.2.

“Partial Requirements Service” shall have the meaning specified in Section 4.3.

“Party” and “Parties” shall have the meanings specified in the preamble of this Agreement.

“Patronage Capital or Margins” shall have the meaning specified in Section 15.7.

“Piedmont” means Piedmont Electric Membership Corporation.

“Piedmont Energy Credit Amount” means the Piedmont Energy Credit Amount as determined in Section 7.1.5.9 of the Duke-Piedmont Agreement.

15

“Piedmont Energy Purchase Amount” means the Piedmont Energy Purchase Amount as determined in Section 7.1.5.9 of the Duke-Piedmont Agreement.

“Point of Interconnection” means the point of interconnection between the Transmission Provider’s transmission and distribution facilities and EMC’s system.

“PPA” means that certain Power Purchase Agreement by and between EMC and Morgan Stanley Capital Group Inc. dated as of December 11, 2003, as amended from time to time.

“Prime Rate” means, for any date, the per annum rate of interest announced from time to time by Citibank, N.A. (or a suitable replacement agreed upon by the Parties) as its “prime” rate for commercial loans, effective on the date payment is due as established from time to time by such bank.

“Principal and Interest Expense” shall have the meaning specified in Section 15.7.

“Prudent Utility Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the electric utility industry.

“PSCSC” means the Public Service Commission of South Carolina, or any successor agency with jurisdiction to regulate retail electric service within the State of South Carolina.

“Purchasing - Selling Entity” means that entity designated to the Transmission Provider by EMC who, upon the effectiveness of such designation, is eligible to purchase and sell energy and/or capacity and reserve transmission services on behalf of EMC.

“PURPA” means the Public Utilities Regulatory Policies Act, 16 U.S.C. §2601 et seq. (2005), as amended, including amendments included in the Energy Policy Act of 2005.

“PURPA Resource” shall have the meaning specified in Section 5.4.1.

“Qualifying Facility” means a facility that meets the standards under 18 C.F.R. Part 292, Subpart B, as amended from time to time.

“Reconciliation Allocation Factor” shall be equal to the Reconciliation Allocation Number divided by the sum of the Reconciliation Allocation Numbers as set forth in this Agreement and in the Duke-Blue Ridge Agreement, and Duke-Piedmont Agreement.

“Reconciliation Allocation Number” shall be equal to 42.60.

“Replacement Energy” shall have the meaning specified in Section 4.2.4.

16

“Representatives” means, with respect to a Party, such Party’s officers, directors, employees, advisors, and representatives and such Party’s Affiliates and their respective officers, directors, employees, advisors, and representatives.

“Resolution Period” shall have the meaning specified in Section 2.3.2.2.2.

“Restricted Rentals” shall have the meaning specified in Section 15.7.

“RTO” means a regional transmission organization as that term is defined by FERC.

“RUS” means the Rural Utilities Service of the United States Department of Agriculture or any agency succeeding to the functions of RUS.

“Rutherford” shall have the meaning specified in the first paragraph of this Agreement.

“Rutherford Allocated Share of Duke Total Hourly Energy Charge” shall be as calculated in Attachment 7-3.

“Rutherford Allocated Share of EMC Group Total Hourly Energy Credit” shall be as calculated in Attachment 7-3.

“Rutherford Allocated Share of Inter-EMC Energy Charge” shall be as calculated in Attachment 7-3.

“Rutherford Allocated Share of Inter-EMC Energy Credit” shall be as calculated in Attachment 7-3.

“Rutherford Energy Credit Amount” means the Rutherford Energy Credit Amount as determined in Section 7.1.5.9.

“Rutherford Energy Purchase Amount” means the Rutherford Energy Purchase Amount as determined in Section 7.1.5.9.

“Rutherford Hourly Reconciliation Credit” shall have the meaning specified in Section 7.1.5.12.

“Rutherford Monthly Reconciliation Credit” shall have the meaning specified in Section 7.1.5.12.

“Scheduling Agent” means Duke acting as agent on behalf of EMC to perform Scheduling Agent Services.

“Scheduling Agent Services” shall have the meaning specified in Article 8.

“Scheduling Services Agreement” means that certain Scheduling Services Agreement by and between EMC and MSCG dated as of December 11, 2003, as amended.

“Scheduling Shortfall” shall have the meaning specified in Section 4.2.4.

17

“Scheduling Shortfall Amount” shall have the meaning specified in Section 4.2.4.

“Selection Date” shall have the meaning specified in Section 14.5.

“SEPA” means the Southeastern Power Administration.

“SEPA Contract” means the Contract Executed by Rutherford and the United States of America acting by and through the Southeastern Power Administration dated as of May 2, 1997, as amended from time to time. The Parties agree that, for the purposes of this Agreement, the SEPA Contract as in effect on the date hereof is attached to a letter from EMC to Duke dated May 12, 2006.

“SEPA Entitlement” shall mean EMC’s entitlement to electric capacity and energy under the SEPA Contract.

“SEPA Policies” shall have the meaning specified in Section 8.2.

“SERC” means the Southeastern Reliability Council.

“Service Area” means the area within a state or states within which an electric utility provides retail electric service as determined under the applicable Laws of such state or states.

“Service Obligation Resources” or “SORs” means those generation and purchased capacity resources used by NCEMC to serve NCEMC’s members for resale to such members’ retail customers, as such resources are specified in the Power Sales Agreement Between Carolina Power & Light Company and North Carolina Electric Membership Corporation dated as of November 2, 1998, as amended.

“Short Term Interest Expense” shall have the meaning specified in Section 15.7.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Rating Group, a division of McGraw Hill, Inc.

“Standard Arbitration Process” shall mean the arbitration process described in Section 14.6.1.

“Streamlined Arbitration Process” shall mean the arbitration process described in Section 14.6.2.

“Submission” or “Submissions” shall have the meaning specified in Section 14.6.1(5).

“Substitute Energy” shall have the meaning specified in Section 6.4.

“Substitute Energy Costs” shall have the meaning specified in Section 6.5.

“Summer Period” means the period (as of the Commencement Date May 1 – September 30) designated as the summer period in the then most recent Duke Annual Plan.

18

“System Incremental Cost” means the incremental expense, measured in dollars per megawatt hour ($/MWh), incurred by Duke to supply the next megawatt-hour (MWh) of electric energy, after serving Duke’s Native Load customers’ requirements, and all other opportunity sales, during any Hour in which electric energy is purchased by EMC. System Incremental Cost shall include the replacement cost of fuel, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate electric energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Term” means the term of this Agreement determined in accordance with Section 2.2.3.

“Termination Assistance Service” shall have the meaning specified in Section 8.10.

“Territorial Decremental Cost” means the decrease in Duke’s expenses, measured in dollars per megawatt hour ($/MWh), in supplying Duke’s Native Load customers’ requirements due to Duke’s purchase of electric energy supplied by EMC. Territorial Decremental Cost shall include the reduction in fuel expense, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Territorial Incremental Cost” means the incremental expense, measured in dollars per megawatt hour ($/MWh), incurred by Duke to supply the next megawatt-hour (MWh) of electric energy after serving Duke’s Native Load customers’ requirements, during any Hour in which electric energy is purchased by EMC. Territorial Incremental Cost shall include the replacement cost of fuel, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate electric energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Times Interest Earned Ratio” or “TIER” shall have the meaning specified in Section 15.7.

“Transmission Provider” means any entity transmitting electric energy provided by Duke under this Agreement to the EMC distribution system, and shall include any ISO, RTO, ITC, or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider.

“Transmission Service” means the service provided by a Transmission Provider to EMC pursuant to which electric energy provided under this Agreement is delivered from the Delivery Point to EMC’s distribution system.

19

“Transmission System” means the electric transmission system owned or leased and operated by Duke Transmission.

“Variable O&M Rate”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Weekday” means Monday, Tuesday, Wednesday, Thursday or Friday, excluding days recognized as holidays by NERC.

“Weekend Day” means Saturday or Sunday, and all days recognized as holidays by NERC.

“Winter Period” means the period (as of the Commencement Date October 1 – April 30) designated as the winter period in the then most recent Duke Power Annual Plan.

“WPSA” means the Wholesale Power Supply Agreement by and between North Carolina Electric Membership Corporation and EMC dated as of January 1, 2004, as amended from time to time. The Parties agree that, for the purposes of this Agreement, the WPSA as in effect on the date hereof is attached to a letter from EMC to Duke dated May 12, 2006.

“Year” means a calendar year.

1.2 Interpretation. In this Agreement, unless the context otherwise requires, the singular shall include the plural and any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the terms “include,” “includes,” or “including” are used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference. Any reference in this Agreement to “Section,” “Article,” “Schedule,” or “Attachment” shall be references to this Agreement unless otherwise stated, and all such Sections, Articles, Schedules, and Attachments shall be incorporated in this Agreement by reference. In the event that any index or publication referenced in this Agreement ceases to be published, each such reference shall be deemed a reference to a successor or alternate index or publication reasonably agreed to by the Parties. Unless specified otherwise, a reference to a given agreement or instrument, and all schedules and attachments thereto, shall be a reference to that agreement or instrument as modified, amended, supplemented and restated, and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any entity shall include its permitted successors and assignees, and in the case of any Governmental Authority, any person succeeding to its functions and capacities. All dollar amounts referred to in this Agreement shall be in U.S. currency.

1.3 Construction. The Parties acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no Law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor of or against either Party because one is deemed to be the author thereof.

20

Article 2

Term

2.1 Effectiveness.

2.1.1 Effectiveness of this Agreement. This Agreement shall become effective upon execution and delivery by the Parties (“Effective Date”) provided that obligations of the Parties to purchase and sell electric capacity and energy and to provide Scheduling Agent Services shall commence, on the later to occur of (a) September 1, 2006 or (b) the date upon which service commences in accordance with Section 3.5.1.2 or Section 3.5.2.1 (the “Commencement Date”), provided that the Commencement Date shall be the first Day of the Month.

2.1.2 Governmental Approval.

2.1.2.1 Duke shall take appropriate steps within five (5) Business Days from the Effective Date to file this Agreement, together with supporting documents, with FERC pursuant to the requirements of the Federal Power Act. Thereafter, Duke shall diligently pursue acceptance of this Agreement as a rate schedule by FERC and shall keep EMC informed of the progress in such regard. If requested by Duke, EMC shall undertake Commercially Reasonable Efforts to cooperate with and assist Duke in Duke’s efforts to make this Agreement effective and, upon Duke’s request, shall make a timely submittal at FERC affirmatively supporting the acceptance or approval of this Agreement by FERC without modification, suspension, investigation, or other condition.

2.1.2.2 EMC shall take appropriate steps within five (5) Business Days from the Effective Date to submit this Agreement, together with supporting documents, to the RUS. Thereafter, EMC shall diligently pursue approval of this Agreement by the RUS and shall keep Duke informed of the progress in such regard. If requested by EMC, Duke shall undertake Commercially Reasonable Efforts to cooperate with and assist EMC in EMC’s efforts to obtain RUS approval of this Agreement and, upon EMC’s request, shall make a timely submittal at RUS affirmatively supporting the approval of this Agreement without modification or condition.

2.2 Term.

2.2.1 Initial Term. The initial term of this Agreement shall commence on the Effective Date and shall continue through 23:59:59, Eastern Time, on December 31, 2021 (“Initial Term”) unless this Agreement is terminated prior to December 31, 2021, in accordance with Sections 2.3.2, 3.5.2.2 or 3.5.3.

2.2.2 Extension. Unless terminated in accordance with Sections 2.3, 3.5.2.2 or 3.5.3, the Term of this Agreement shall automatically renew and extend for an additional term of ten (10) Years (each such extension being an “Extension Term”), so that unless either Party gives Notice of Termination in accordance with Section 2.3, the Term of this Agreement shall extend

21

through 23:59:59 Eastern Time on December 31, 2031. Likewise, unless either Party gives Notice of Termination in accordance with Section 2.3, the Term of this Agreement shall extend through 23:59:59 Eastern Time on December 31, 2041; and so forth thereafter in ten (10) Year increments.

2.2.3 Term. The Initial Term of this Agreement together with each Extension Term, if any, shall constitute the “Term” of this Agreement during which Duke shall provide either FFR Supplemental Service or Partial Requirements Service, as applicable, and Scheduling Agent Services to EMC.

2.3 Termination.

2.3.1 Termination of the Initial or an Extension Term. Either Party may terminate this Agreement at the end of the Initial Term by giving Notice of Termination to the other Party as specified in Section 2.3.3 at least three (3) Years prior to the end of the Initial Term, so that such notice is given no later than December 31, 2018. If the Term is extended beyond the Initial Term pursuant to Section 2.2.2, either Party may terminate this Agreement at the end of the then-current Extension Term by providing Notice of Termination to the other Party as specified in Section 2.3.3 at least three (3) Years prior to the end of such Extension Term, so that such notice is given no later than December 31, 2028, for the Extension Term ending December 31, 2031, and so forth thereafter.

2.3.2 Early Termination. Notwithstanding the provisions of Section 2.3.1, early termination of this Agreement, including any Extension Term, shall only be permitted in the six (6) circumstances set out in Sections 2.3.2.1, 2.3.2.2, 2.3.2.3, 2.3.2.4, 2.3.2.5 and 2.3.2.6.

2.3.2.1 Early Termination for an Event of Default. In the event that an Event of Default occurs, and the Defaulting Party fails to cure such Event of Default within the time period(s) specified in Section 16.5.3, the Non-Defaulting Party may terminate this Agreement upon giving thirty (30) Days’ Notice of Termination, provided that the termination date shall be the last Day of a Month.

2.3.2.2 Early Termination for a Material Adverse Ruling. In the event that a Material Adverse Ruling occurs, the Party affected by such Material Adverse Ruling may, within twenty (20) Days after such Material Adverse Ruling occurs, give the other Party Notice of Termination, in accordance with Section 2.3.3, of its intent to terminate this Agreement effective on 23:59:59 of the last Day of the Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. Such termination date shall be referred to herein as the “Material Adverse Ruling Termination Date.” If a Party fails to give Notice of Termination within twenty (20) Days after a Material Adverse Ruling occurs, it shall have permanently waived its right to terminate this Agreement due to such Material Adverse Ruling pursuant to this Section 2.3.2.2. Termination pursuant to this Section 2.3.2.2 shall be subject to the following procedures:

(a) During the ninety (90) Days immediately following the giving of the Notice of Termination, the Parties shall attempt to negotiate amendments to this Agreement that would permit the Parties to restore the equivalent value of the economic

22

bargain contemplated by this Agreement absent the Material Adverse Ruling. If the Parties reach agreement, such amendments will not become effective unless, within one hundred eighty (180) Days of the date that the Notice of Termination is given, the Parties have obtained the necessary approvals of Governmental Authorities to enable the amendments to become effective without change, condition or modification. In the event that the Parties fail (i) to reach agreement on such amendments, or (ii) to obtain the necessary approvals of Governmental Authorities, this Agreement shall terminate on the Material Adverse Ruling Termination Date, subject to the provisions of Section 2.3.2.2(b) and 2.3.2.2.2.

(b) In the event that the Parties are unable to reach agreement on the amendments provided in Section 2.3.2.2(a), either Party may, no later than ninety (90) Days after the date that the Notice of Termination is given (or, if earlier, the date that the Parties mutually agree that they are unable to reach agreement on such amendments), give notice to the other Party of its desire to extend this Agreement for a period of up to twelve (12) Months beyond the Material Adverse Ruling Termination Date. Such extension will be subject to the Parties (i) having first reached agreement upon the rates, terms and conditions of service for such twelve (12) Month period within one hundred twenty (120) Days of the date that the Notice of Termination is given and executing such agreement within such one hundred twenty (120) Day period, and (ii) having received from Governmental Authorities the necessary approvals for such rates, terms and conditions without change, condition or modification within one hundred eighty (180) Days of the date that the Notice of Termination is given.

(c) A “Material Adverse Ruling” is an order or action by a Governmental Authority or a change in Law that (i) either (A) modifies the rates, terms, or conditions of this Agreement, (B) disallows the recovery from EMC of costs that are included in this Agreement, (C) for retail ratemaking or regulatory accounting and reporting purposes, disallows costs related to this Agreement, including any disallowance of Duke’s costs related to investments in generating facilities or binding contracts to purchase electric capacity and energy to provide service to EMC under this Agreement, or (D) for retail ratemaking or regulatory accounting and reporting purposes, assigns, allocates or makes pro forma adjustments with respect to the revenues or costs related to this Agreement, and (ii) adversely affects the relative economic position of either Party in a material way. For purposes of this definition only,

(1) “material” for Duke means that the effect of the order or action by the Governmental Authority or change in Law is reasonably projected to decrease Duke’s net revenues under this Agreement, or, in the case of a disallowance, assignment, allocation, or pro forma adjustment of revenues or costs for retail ratemaking or regulatory accounting or reporting purposes, either (i) decrease Duke’s net costs or increase Duke’s net revenues assigned or allocated to Duke’s retail customer classes, or (ii) increase Duke’s net costs or decrease Duke’s net revenues assigned or allocated to Duke’s wholesale customer class, by an aggregate amount equal to five percent (5%) or more of the total revenues to be paid by EMC to Duke under this Agreement over the then-remaining Term;

23

(2) “material” for EMC means that the effect of the order or action by the Governmental Authority or change in Law is reasonably projected to increase EMC’s net costs under this Agreement by an amount equal to five percent (5%) or more of the total revenues to be paid by EMC to Duke under this Agreement over the then-remaining Term;

(3) an increase in a Party’s net costs is the increase in the Party’s costs as a result of the order or action by the Governmental Authority or change in Law, less the increase (if any) in the Party’s revenues as a result of the Material Adverse Ruling; and

(4) a decrease in a Party’s net revenues is the decrease in the Party’s revenues as a result of the order or action by the Governmental Authority or change in Law, less the decrease (if any) in the Party’s costs as a result of the Material Adverse Ruling.

(d) The foregoing amounts shall be calculated on a nominal rather than an inflation adjusted or present value basis. Without limitation of the foregoing, EMC acknowledges that, for retail ratemaking and regulatory accounting and reporting purposes, Duke shall calculate the costs of the electric capacity and energy used to serve EMC under this Agreement on a system average cost basis beginning January 1, 2007. EMC agrees that if the amount of costs that the NCUC or the PSCSC in effect assigns or allocates to, or requires Duke to assign or allocate to, this Agreement for ratemaking or regulatory accounting and reporting purposes exceeds Duke’s system average costs, such action shall constitute a Material Adverse Ruling if the five percent (5%) materiality standard set forth above is met.

2.3.2.2.1 A change in Duke’s net revenues or EMC’s net costs that results from a change in this Agreement that is permitted under Section 12.3, shall not constitute a Material Adverse Ruling regardless of the impact of such change on either Party’s net costs or net revenues.

2.3.2.2.2 In the event that either Party believes that a Material Adverse Ruling has occurred, the Party affected by such Material Adverse Ruling shall provide the other Party a good faith calculation together with information supporting the calculation of the projected effect of the Material Adverse Ruling and include such calculation and the cost information supporting the calculation with the Notice of Termination. If the non-terminating Party notifies the other Party, within twenty (20) Days following the date that such Notice of Termination is given, of its good faith objection to the calculation or the cost information supporting the calculation of the projected effect of the Material Adverse Ruling, then the Parties shall, within thirty (30) Days following the date that such Notice of Termination is given (the “Resolution Period”), attempt to resolve their differences with respect to the calculation or the cost information supporting such calculation. If, at the conclusion of the Resolution Period, the Parties are not in agreement with respect to the calculation or cost information supporting the calculation, then PriceWaterhouseCoopers, or such other nationally recognized accounting firm that is not then the independent auditor for either Party or any of its Affiliates or predecessors and is selected by mutual agreement of the Parties (the “Neutral Auditors”), shall be engaged

24

within ten (10) Days after the expiration of the Resolution Period to review the calculation and the cost information supporting the calculation and to make an independent determination as to whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable. If the Neutral Auditors require any additional information, records, or internal analysis to make a determination as to whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, the Party in possession of such information, records or internal analysis will provide it to the Neutral Auditors. Each Party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. All fees and expenses relating to the work to be performed by the Neutral Auditors shall be borne one-half (1/2) by the terminating Party and one-half (1/2) by the non-terminating Party. The Neutral Auditors shall act as an arbitrator to determine, based upon its independent review, whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable. The Neutral Auditors’ determination shall be made within thirty (30) Days of their selection, shall be set forth in a written statement delivered to both Parties and shall be final, binding and conclusive. If the Neutral Auditors’ determine the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is not met, the Notice of Termination shall be null and void. If the Neutral Auditors’ determine the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is met, the Notice of Termination shall be effective in accordance with its terms. The initiation of the dispute resolution process described in this Section 2.3.2.2.2, shall not toll or otherwise delay running of the twenty-four (24) Month time period set forth in the Notice of Termination, unless the Neutral Auditors’ find that the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is not met. The procedure set forth in this Section 2.3.2.2.2 shall be the exclusive means for the Parties to resolve any dispute as to whether a Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2). If a Party gives a Notice of Termination based on its good faith contention of the occurrence of a Material Adverse Ruling that meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, and the Neutral Auditors subsequently determine that such materiality standard has not been met, such Party shall not be in default under this Agreement solely because it gave such Notice of Termination.

2.3.2.3 Early Termination for Failure of Condition Precedent. This Agreement may be terminated for failure of a condition precedent in accordance with Section 3.5.2.2 or Section 3.5.3.

2.3.2.4 Early Termination Due to Implementation of Retail Competition. Upon the date of enactment of a Law providing for implementation of retail electric service competition on a comprehensive basis in the State of North Carolina, the Parties shall enter into negotiations with the goal of reaching agreement on amendments to this Agreement to provide for the continuation of the purchase and sale of electric capacity and energy and the provision of Scheduling Agent Services provided for in this Agreement after the commencement of such retail electric service competition. If the Parties are not able to reach agreement by the latter to occur of (i) the date that is ninety (90) Days after the date of enactment of such Law or (ii) the date that is twenty-four (24) Months prior to the commencement of such retail electric service competition in the State of North Carolina, then this Agreement shall terminate automatically on the date such retail electric service competition commences in the State of North Carolina without the need for either Party to give notice.

25

2.3.2.5 Early Termination Due to Plant Calculation. In the event that the Annual Percentage calculated in Attachment 7-9 is positive for two (2) consecutive Years, and the absolute value of such percentage is greater than ten percent (10%) then EMC may, within twenty (20) Days after the date in such second (2nd) consecutive Year that Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4, give Duke Notice of Termination to terminate this Agreement effective on 23:59:59 of the last Day of Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. In the event that the Annual Percentage calculated in Attachment 7-9 is negative for two (2) consecutive Years, and the absolute value of such percentage is greater than ten percent (10%) for any two (2) consecutive Years, then Duke may, within twenty (20) Days after the date in such second (2nd) consecutive Year that Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4, give EMC Notice of Termination to terminate this Agreement effective on 23:59:59 of the last Day of Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. If a Party fails to give Notice of Termination within twenty (20) Days after Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4 for such second (2nd) consecutive Year, it shall have permanently waived its right to terminate this Agreement under this Section based on the Annual Percentage for such two (2) consecutive Years; provided, that nothing in this Section 2.3.2.5 shall affect any Party’s termination rights under Sections 2.3.2.1, 2.3.2.2, 2.3.2.3, 2.3.2.4 or 2.3.2.6.

2.3.2.6 Early Termination Due to Extended Force Majeure. If, as a result of an event of Force Majeure, a Party is unable to meet a material obligation hereunder for a period greater than ninety (90) Days, then the Non-Claiming Party shall have the right to terminate this Agreement upon giving a Notice of Termination within thirty (30) Days of the expiration of such ninety (90) Day period; provided, however, if the Claiming Party has used and continues to use all Commercially Reasonable Efforts to remedy, cure or mitigate the event of Force Majeure, then the Non-Claiming Party’s right to give Notice of Termination shall be suspended for so long as the Claiming Party continues to use Commercially Reasonable Efforts to remedy, cure or mitigate the event of Force Majeure.

2.3.3 Form of Notice of Termination. Notice of Termination made pursuant to Sections 2.2 or 2.3 shall be given in accordance with Section 16.22 and shall state (i) the date of termination being effectuated, and (ii) the provision of this Agreement under which termination is being effectuated and the basis for the termination. Except as otherwise provided in this Section 2.3.3, the Notice of Termination is effective when it is deemed given in accordance with Section 16.22. Once the Notice of Termination is given to a Party, it shall not be deemed amended, modified, or otherwise revoked for any reason (other than a determination by the Neutral Auditors pursuant to Section 2.3.2.2.2 that the materiality standard is not met) unless such amendment, modification, or revocation is mutually agreed to by both Parties in writing or unless the Parties reach agreement in accordance with Section 2.3.2.2(a). Upon receipt of the Notice of Termination, the non-terminating Party shall acknowledge receipt in writing sent in accordance with Section 16.22 within five (5) Business Days of the receipt of the Notice of Termination. Acknowledgment of a Notice of Termination is a courtesy and shall not influence the effectiveness of the termination. Failure to utilize a method specified in Section 16.22 shall not influence the effectiveness of the termination if the Notice of Termination is actually received by the General Manager of the non-terminating Party within thirty (30) Days of the date

26

of the Notice of Termination, in which case the Notice of Termination shall be effective on the date that the Notice of Termination is actually received by the General Manager of the non-terminating Party.

2.4 Absolute Nature of Termination. Both Parties hereby acknowledge, warrant, and agree that TERMINATION OF THIS AGREEMENT FOR ANY REASON PROVIDED FOR AND PERMITTED UNDER THIS AGREEMENT IS ABSOLUTE AND FOREVER EXTINGUISHES ANY AND ALL OBLIGATIONS EXISTING UNDER THIS AGREEMENT FOR (A) DUKE TO PLAN OR PROCURE RESOURCES TO SERVE EMC, OR TO PROVIDE ANY SERVICE OR PRODUCT TO EMC, (B) EMC TO PURCHASE FROM AND PAY DUKE FOR ANY SERVICES OR PRODUCTS, (C) EMC TO PLAN OR PROCURE RESOURCES TO SERVE DUKE, OR TO PROVIDE ANY SERVICE OR PRODUCT TO DUKE, AND (D) DUKE TO PURCHASE FROM AND PAY EMC FOR ANY SERVICES OR PRODUCTS. Upon termination of this Agreement in accordance with Section 2.2, 2.3, 3.5.2.2, or 3.5.3, each and every obligation of Duke to provide electric energy and capacity and Scheduling Agent Services to EMC, and each and every right of EMC to purchase electric energy and capacity and Scheduling Agent Services from Duke shall cease as a matter of contract and neither Party shall claim or assert any continuing right to continued performance, whether by “rollover,” as an “evergreen” service, or in any other fashion based on this Agreement. By entering into this Agreement, Duke does not commit, and shall not be deemed to have committed, to plan its system to be able to provide any service to EMC beyond the Term, and EMC agrees that it has no claim to any service beyond the Term. EMC shall not at any time oppose any filing by Duke to cancel this Agreement as a rate schedule under the Federal Power Act concurrently with, or subsequently to, the termination of this Agreement as a contract in accordance with Section 2.2, 2.3, 3.5.2.2, or 3.5.3. The Parties acknowledge, warrant, and agree that it is the express intention of the Parties that no action by any Governmental Authority may override the terms of this Section 2.4 of this Agreement, and that should any Governmental Authority take any action purporting to, or that might be claimed to, override the terms of this Section 2.4, either directly or indirectly, EMC shall not make any claim or assert any right based on or relying on such Governmental Authority action in any manner that conflicts with or frustrates the terms of Section 2.4 of this Agreement.

Article 3

Conditions Precedent to the Commencement Date

3.1 Conditions Precedent to Duke’s Obligations. The obligation of Duke to commence sales of electric energy and capacity and purchases of electric energy and to provide Scheduling Agent Services under this Agreement is subject to the satisfaction or waiver at least thirty (30) Days prior to the Commencement Date (except that Duke may undertake certain preliminary activities in advance of the Commencement Date) of the following conditions:

(a) The representations and warranties of EMC set forth in Sections 16.1.1 and the covenants of EMC set forth in Section 16.1.2 shall be true and correct.

(b) FERC shall have issued an order accepting or approving this Agreement for filing and permitting it to become effective as filed without modification, suspension, investigation or other condition (including setting this Agreement, or part thereof, for hearing) unacceptable to Duke.

27

(c) Neither the NCUC nor the PSCSC shall have issued an Adverse Ruling. For purposes of this Section 3.1(c) only, “Adverse Ruling” means an order or ruling issued by the NCUC or PSCSC (i) which disapproves or rejects this Agreement, or (ii) generally applicable to electric utilities subject to the jurisdiction of the NCUC or PSCSC, as applicable, in which the NCUC or PSCSC disapproves or rejects the use of system average cost accounting for wholesale contracts.

(d) SEPA shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(e) NCEMC shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(f) EMC shall have given notice to MSCG terminating the Scheduling Services Agreement.

(g) The systems and operational equipment required for Duke to provide and receive service under this Agreement have been installed or otherwise put in place, tested satisfactorily, and are fully functional.

(h) Transmission Provider shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(i) MSCG shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(j) The Parties shall have agreed upon procedures so that Duke may test whether the EMC Demand Side Management Resource Programs meet the standards and requirements specified for such programs under the rate schedule provisions or riders for Duke’s Demand Side Resource Management Programs then-currently approved and on file with the NCUC.

3.2 Conditions Precedent to EMC’s Obligations. The obligation of EMC to commence purchases of electric energy and capacity and Scheduling Agent Services and sales of electric energy under this Agreement is subject to the satisfaction or waiver at least thirty (30) Days prior to the Commencement Date (except that EMC may undertake certain preliminary activities in advance of the Commencement Date) of the following conditions:

(a) The representations and warranties of Duke set forth in Section 16.1.1 and the covenants of Duke set forth in Section 16.1.2 shall be true and correct.

(b) The RUS shall have approved this Agreement without modification, suspension, investigation or other condition unacceptable to EMC.

28

(c) SEPA shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(d) NCEMC shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(e) The Transmission Provider shall have qualified this Agreement as a Network Resource.

(f) The systems and operational equipment required for EMC to provide and receive service under this Agreement have been installed or otherwise put in place, tested satisfactorily, and are fully functional.

(g) Transmission Provider shall have received and acknowledged EMC’s designation of Duke as Scheduling Agent and Purchasing - Selling Entity.

(h) MSCG shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(i) The Parties shall have agreed upon procedures so that Duke may test whether the EMC Demand Side Management Resource Programs meet the standards and requirements specified for such programs under the rate schedule provisions or riders for Duke’s Demand Side Resource Management Programs then-currently approved and on file with the NCUC.

3.3 Notice of Satisfaction of Conditions Precedent. Each Party shall use Commercially Reasonable Efforts to satisfy its conditions precedent (as described in Section 3.1 for Duke and Section 3.2 for EMC) on or before July 31, 2006, or as soon as reasonably practicable thereafter. EMC shall provide Duke with written notice promptly following the satisfaction or waiver of all of the conditions precedent to EMC’s obligations as described in Section 3.2. Duke shall provide EMC with written notice promptly following the satisfaction or waiver of all of the conditions precedent to Duke’s obligations as described in Section 3.1, other than the condition precedent specified in Section 3.1(f). In order for the condition precedent specified in Section 3.1(f) to be satisfied, subsequent to the later of the date of EMC’s receipt of Duke’s notice or the date of Duke’s receipt of EMC’s notice, EMC shall, no later than thirty (30) Days prior to the Commencement Date, give notice to MSCG that the Scheduling Services Agreement shall be terminated on the Commencement Date. A condition precedent shall not be deemed to have been satisfied or waived prior to the date that the notice provided for in this Section 3.3 is received by the other Party.

3.4 Waiver of Condition Precedent.

3.4.1 Waiver by Duke. In the event that any of the foregoing conditions to the obligations of Duke contained in Section 3.1 shall fail to be satisfied, Duke may elect, in its sole discretion, to consummate this Agreement despite such failure, in which event Duke shall be deemed to have waived any claim for damages, losses or other relief arising from or in connection with such failure, unless otherwise agreed in writing and executed by the Parties. Duke may not waive the condition of approvals set forth in Section 3.1(b).

29

3.4.2 Waiver by EMC. In the event that any of the foregoing conditions to the obligations of EMC contained in Section 3.2 shall fail to be satisfied, EMC may elect, in its sole discretion, to consummate this Agreement despite such failure, in which event EMC shall be deemed to have waived any claim for damages, losses or other relief arising from or in connection with such failure, unless otherwise agreed in writing and executed by the Parties. EMC may not waive the condition of approvals set forth in Section 3.2(b).

3.4.3 Waiver by other Party. Any waiver by a Party of the other Party’s conditions precedent shall be in writing, and shall identify the condition precedent that such Party is waiving.

3.5 Commencement of Service; Failure of Condition Precedent.

3.5.1 Commencement of Service.

3.5.1.1 If all of the conditions precedent specified in Sections 3.1 and 3.2 have been satisfied or waived on or before July 31, 2006, then the Commencement Date shall occur on September 1, 2006, without the need for either Party to provide notice.

3.5.1.2 If all of the conditions precedent specified in Sections 3.1 and 3.2 are satisfied or waived during the period between August 1, 2006, and November 30, 2006, and service under this Agreement has not commenced pursuant to Section 3.5.2.1, then service under this Agreement shall commence upon the next first Day of a Month which is at least thirty (30) Days after all such conditions have been satisfied.

3.5.2 EMC Options.

3.5.2.1 If all of the conditions precedent specified in Sections 3.1 and 3.2, with the exception of the conditions precedent specified in Section 3.1(b) and/or Section 3.2(b), have been satisfied or waived, then EMC may designate September 1, 2006, October 1, 2006, or November 1, 2006 as the Commencement Date by giving at least thirty (30) Days’ prior written notice to Duke.

3.5.2.2 If service has commenced pursuant to Section 3.5.2.1 prior to November 30, 2006, and the condition precedent specified in Section 3.1(b) and/or Section 3.2(b) has not been satisfied on or before November 30, 2006, then except as provided in Section 3.5.2.3 this Agreement will terminate automatically on December 31, 2006, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever.

3.5.2.3 If service has commenced pursuant to Section 3.5.2.1 prior to November 30, 2006, and the condition precedent specified in Section 3.1(b) and/or Section 3.2(b) has not been satisfied on or before November 30, 2006, then EMC shall have the option of continuing to receive service hereunder beyond December 31, 2006 until either August 31, 2007, February 28, 2008, or August 31, 2008. EMC may exercise such option by giving notice to Duke of its exercise of such option no later than December 1, 2006. Such notice shall be referred to herein as the “Option Notice”. EMC’s Option Notice shall specify

30

whether EMC elects to receive service hereunder until August 31, 2007, February 28, 2008, or August 31, 2008. The period of such service that EMC elects pursuant to such option (whether January 1, 2007—August 31, 2007; January 1, 2007 – February 28, 2008; or January 1, 2007—August 31, 2008) shall be referred to herein as the “Option Period”. In the event that EMC exercises its option under this Section 3.5.2.3, then during the Option Period EMC shall be subject to the charges and credits set forth in Sections 3.5.2.3.1, 3.5.2.3.2, 3.5.2.3.3, 3.5.2.3.4, and 3.5.2.3.5, as applicable, and in Section 7.1 in lieu of the charges set forth in Section 7.2; provided, that during the Option Period the demand charges set forth in Section 7.1.4 shall be modified as set forth in Sections 3.5.2.3.1, 3.5.2.3.2, or 3.5.2.3.3, as applicable, depending upon the Option Period selected by EMC. In the event that EMC exercises its option under this Section 3.5.2.3, then notwithstanding the provisions of Section 3.5.2.2, this Agreement will terminate automatically on the last day of the Option Period, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever for service beyond such date. EMC’s exercise of such option shall not serve to modify any other provision of the Agreement.

3.5.2.3.1 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – August 31, 2007, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under Section 3.5.2.3.5 during the Option Period shall be as follows:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	83,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

3.5.2.3.2 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – February 28, 2008, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under Section 3.5.2.3.5 during the Option Period shall be as follows:

January 1, 2007 - December 31, 2007:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	83,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

January 1, 2008 – February 28, 2008:

Annual Capacity Price	0
Annual Capacity Quantity	0
Excess Annual Capacity Price	0

31

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month during 2007 and $5.75/kW-Month during 2008, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

3.5.2.3.3 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – August 31, 2008, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under 3.5.2.3.5 during the Option Period shall be as follows:

January 1, 2007 - December 31, 2007:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	83,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

January 1, 2008 – August 31, 2008:

Annual Capacity Price	$40.00/kW-Year
Annual Capacity Quantity	86,000 kW
Excess Annual Capacity Price	$48.00/kW-Year

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month during 2007 and $5.75/kW-Month during 2008, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

32

3.5.2.3.4 Base Annual Capacity Charge. The Base Annual Capacity Charge for a Year shall be equal to the product of (i) the Annual Capacity Price for the Year ($/kW-Year) and (ii) the Annual Capacity Quantity for the Year (kW). The Base Annual Capacity Charge for the Option Period shall be billed in accordance with Article 13 in the July 2007 statement and the July 2008 statement, if applicable.

3.5.2.3.5 Excess Annual Capacity Charge. The Excess Annual Capacity Charge for a Year shall be equal to the product of (i) the Excess Annual Capacity Price for the Year ($/kW-Year) and (ii) the Excess Annual Amount for the Year (kW). The Excess Annual Amount for a Year shall be equal to the product of (i) the EMC Excess Annual Capacity Quantity for the Year divided by the EMC Group Combined Excess Annual Capacity Quantity for the Year and (ii) the EMC Group Excess Annual Capacity Quantity for the Year. The Excess Annual Capacity Charge for the Option Period shall be billed in accordance with Article 13 in the September 2007 and the September 2008 statement, if applicable, based on the actual Duke billing data during July and August 2007 and July and August 2008, respectively. A sample calculation is provided in Attachment 3-1.

3.5.2.3.5.1 EMC Excess Annual Capacity Quantity. The EMC Excess Annual Capacity Quantity for a Year shall be equal to the EMC Coincident Peak Demand for the Year minus EMC’s Base Obligation for the Hour in such Year in which the EMC Coincident Peak Demand occurs, minus the Annual Capacity Quantity for the Year. In no event shall the EMC Excess Annual Capacity Quantity be less than zero. The EMC Coincident Peak Demand for a Year shall be equal to the EMC Hourly Demand that is coincident with the maximum integrated sixty (60) minute Duke Schedule 1 Demands during July and August of the Year. The EMC Hourly Demand for an Hour shall be equal to the integrated sixty (60) minute demand of EMC’s Native Load during the Hour.

3.5.2.3.5.2. EMC Group Combined Excess Annual Capacity Quantity. The EMC Group Combined Excess Annual Capacity Quantity for a Year shall be equal to the sum of (i) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of this Agreement, (ii) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Blue Ridge Agreement, and (iii) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Piedmont Agreement.

3.5.2.3.5.3 EMC Group Excess Annual Capacity Quantity. The EMC Group Excess Annual Capacity Quantity for a Year shall be equal to the EMC Group Coincident Peak Demand for the Year, minus the EMC Group’s Base Obligation for the Hour in such Year in which the EMC Group Coincident Peak Demand occurs, minus the EMC Group Annual Capacity Quantity; but in no event shall the EMC Group Excess Annual Capacity Quantity be less than zero. The EMC Group Coincident Peak Demand shall for a Year be equal to the sum of (i) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of this Agreement, (ii) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Blue Ridge Agreement, and (iii) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Piedmont Agreement.

33

3.5.2.4 Any Option Notice given by EMC pursuant to Section 3.5.2.3 shall be given in accordance with Section 16.22 and shall state the Option Period elected. The Option Notice is effective when it is deemed given in accordance with Section 16.22. Once the Option Notice is given to Duke, it shall not be deemed amended, modified, or otherwise revoked for any reason unless such amendment, modification, or revocation is mutually agreed to by both Parties in writing.

3.5.3 Termination for Failure of Condition Precedent.

3.5.3.1 Subject to the options granted to EMC under Section 3.5.2.1 and 3.5.2.3, in the event that any of the conditions precedent set out in Sections 3.1(a) through (j) and Sections 3.2(a) through (i) are not satisfied or waived on or before November 30, 2006, then this Agreement will terminate automatically on December 31, 2006, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever.

Article 4

Sale of Electric Capacity and Energy

4.1 Classification of Services Provided. During the period beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, Duke shall provide to EMC “FFR Supplemental Service”, as described in Section 4.2. Beginning January 1, 2011, throughout the remainder of the Term of this Agreement, Duke shall provide to EMC “Partial Requirements Service”, as described in Section 4.3.

4.2 FFR Supplemental Service.

4.2.1 Character of FFR Supplemental Service. For each Hour during the period beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, Duke shall sell and deliver, and EMC shall purchase and receive, all of the electric capacity and energy that EMC requires to serve EMC’s Native Load in excess of EMC’s Base Obligation for such Hour. For example, if EMC’s Native Load during an Hour is 800 MWs, and EMC’s Base Obligation for such Hour is 600 MWs, Duke shall supply and deliver, and EMC shall purchase and receive, 200 MWs of FFR Supplemental Service for such Hour. Duke shall supply and deliver FFR Supplemental Service in a manner that is as firm as, and otherwise comparable with, the manner in which Duke supplies Duke’s Native Load. Duke shall be responsible for maintaining the generation reserves needed to meet its FFR Supplemental Service obligation. Notwithstanding anything in this Agreement to the contrary, Duke shall have no obligation to sell and deliver any electric capacity or energy to EMC that is not required to serve EMC’s Native Load.

4.2.2 Amount of EMC’s Base Obligation. EMC’s Base Obligation for each Hour beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall be as set forth in Attachment 4-1. Notwithstanding the preceding sentence, EMC’s Base Obligation shall be subject to modification (a) during Light Load Periods in accordance with the provisions of Attachment 4-2 or (b) in accordance with the provisions of Section 5.1.4 and 5.1.5. The amounts set forth on Attachment 4-1 reflect MWs delivered at a Delivery Point.

34

4.2.3 Scheduling To Meet EMC’s Base Obligation. In order to meet EMC’s Base Obligation, (a) MSCG shall be responsible for scheduling to the Transmission Provider electric energy under the PPA to serve EMC’s Native Load and (b) Duke, acting as Scheduling Agent, shall be responsible for scheduling to the Transmission Provider, in accordance with the provisions of Article 8, electric energy to serve EMC’s Native Load from EMC’s entitlements to the resources described in Section 5.1.3, 5.1.4 or 5.1.5. The total amount of electric energy so scheduled to the Transmission Provider in any Hour to serve EMC’s Native Load beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall be the EMC Scheduled Amount; provided that the EMC Scheduled Amount shall not exceed EMC’s Base Obligation for any such Hour.

4.2.4 Scheduling Shortfall. For each Hour beginning on the Commencement Date, and continuing through December 31, 2010, or any portion thereof in which this Agreement is in effect, if, for any reason, including a Force Majeure as that term is defined herein or a “force majeure”, “uncontrollable force” or a similar term defined in a third-party agreement, but not including Duke’s unexcused failure to comply with the provisions of Article 8, the EMC Scheduled Amount is less than EMC’s Base Obligation for any Hour, there shall be a “Scheduling Shortfall” in the amount equal to the difference between EMC’s Base Obligation and the EMC Scheduled Amount in such Hour (“Scheduling Shortfall Amount”). For any Hour that Duke receives information or a notice pursuant to Section 8.4.8 that there will be or has been a Scheduling Shortfall, Duke shall use Commercially Reasonable Efforts to procure and supply electric energy in a quantity sufficient to supply the Scheduling Shortfall Amount for such Hour (“Replacement Energy”). In the event that, through the exercise of Commercially Reasonable Efforts, Duke procures Replacement Energy from a third party for resale to EMC, EMC shall pay Duke for the total cost incurred by Duke to purchase and deliver the Replacement Energy. Duke’s curtailment of a Non-Firm Sale shall constitute a procurement of Replacement Energy from a third party and the total cost incurred by Duke shall be (i) the foregone sales price for the Non-Firm Sale curtailed and (ii) if applicable, any charges imposed for changes to schedules for the sale of electric energy. In the event that Duke supplies Replacement Energy from its own resources, EMC shall pay Duke for such Replacement Energy an amount equal to one hundred ten percent (110%) of Duke’s System Incremental Cost in supplying such Replacement Energy. The total charges for Replacement Energy for a Month, as determined by this Section 4.2.4, shall constitute the Monthly Replacement Energy Charge.

4.2.4.1 It is expressly understood that Section 4.2.4 shall not be construed or interpreted to (i) require Duke to curtail any Firm Sales in order to supply Replacement Energy to EMC, (ii) to curtail any Non-Firm Sales except as set forth in Section 4.2.6 in order to supply such Replacement Energy to EMC, (iii) impose upon Duke any responsibility for providing Replacement Energy for a Scheduling Shortfall that occurs after the Transmission Provider’s deadline for scheduling transmission service required for the delivery of such Replacement Energy, or (iv) affect in any way EMC’s rights and obligations under its Network Integration Transmission Service Agreement.

35

4.2.4.2 In the event that there is or is expected to be a Scheduling Shortfall in connection with (a) EMC or its Scheduling Agent having received notice (and in the event EMC receives notice providing Duke with evidence of such notice) of, or (b) pursuant to Section 8.4.8 Scheduling Agent having received notice of either (i) the occurrence of a “force majeure” event under the PPA, as defined in Section 4.2.4.3, or (ii) the temporary impairment of generating resources underlying the WPSA, the SEPA Contract, or other resources to which EMC may have an entitlement pursuant to Section 5.1.3, 5.1.4 or 5.1.5, such that all or a portion of EMC’s entitlements to electric energy under such agreements are or will be temporarily unavailable to EMC, then EMC may request Duke to sell electric capacity and energy to EMC for the expected duration of such Scheduling Shortfall. In the event that EMC makes such a request, Duke shall exercise Commercially Reasonable Efforts to offer to supply electric capacity and energy to EMC under rates, terms, and conditions that Duke determines to be commercially reasonable. If the Parties reach agreement on such a sale, then Duke shall sell and deliver and EMC shall purchase and receive the electric energy and such electric energy shall be included in EMC Scheduled Amount.

4.2.4.3 For purposes of Section 4.2.4.2, the term “force majeure” means an event or circumstance that: (i) prevents the party claiming to be affected by it from performing its obligations in whole or in part; (ii) is not within the reasonable control of the claiming party, or the result of the negligence of the claiming party, and (iii) by the exercise of due diligence, the claiming party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or governmental authority or arbitration award (so long as the claiming party has not sought or has opposed, to the extent reasonable, such actions or restraints). It is expressly acknowledged that transmission service interruptions or curtailments imposed by a transmission provider in response to transmission capacity or availability shortages shall not be “force majeure” events or circumstances for purposes of this Section 4.2.4.3.

4.2.5 EMC PPA Obligation. EMC shall retain all of its rights and obligations under the PPA, including the obligation to pay all costs incurred under the PPA.

4.2.6 EMC Obligation to Curtail Load. During any Hour in which there is a Scheduling Shortfall, and either (i) Duke does not replace such electric energy in accordance with Section 4.2.4 or (ii) EMC has not made, or does not have in place, arrangements to replace such electric energy, EMC shall curtail an amount of EMC’s Native Load equal to the Scheduling Shortfall Amount; provided, however, Duke shall exercise Commercially Reasonable Efforts within the time constraints that exist to first call upon any available EMC Demand Side Management Resource Program that would not otherwise be called upon absent the Scheduling Shortfall and then if necessary curtail Non-Firm Sales to the extent of the Scheduling Shortfall before requiring EMC to curtail EMC’s Native Load pursuant to this Section 4.2.6. Any such EMC Native Load that has been curtailed shall be restored when the Scheduling Shortfall is no longer occurring or when the Scheduling Shortfall has been replaced either by electric energy supplied (a) by Duke in accordance with Section 4.2.4 or this Section 4.2.6 or (b) under arrangements made by EMC with third parties.

36

4.3 Partial Requirements Service.

4.3.1 Character of Partial Requirements Service. For each Hour during the period beginning on January 1, 2011, and continuing through the termination of this Agreement, Duke shall sell and deliver, and EMC shall purchase and receive, all of the electric capacity and energy that EMC requires to serve EMC’s Native Load in excess of the EMC Contract Resources. Duke shall be responsible for maintaining the generation reserves necessary to meet this obligation. Duke shall supply Partial Requirements Service in a manner that is as firm as, and otherwise comparable with, the manner in which Duke supplies Duke’s Native Load. Notwithstanding anything in this Agreement to the contrary, Duke shall have no obligation to sell and deliver any electric capacity or energy to EMC that is not required to serve EMC’s Native Load.

4.3.2 Scheduling of EMC Contract Resources To Serve EMC Native Load. For each Hour beginning on January 1, 2011, and continuing through the Term of this Agreement, EMC’s contractual entitlement to electric energy from the Dispatched Combined Cycle Resources and from the Baseload Resources shall be scheduled in accordance with the provisions of Sections 4.3.3 and 4.3.4, respectively.

4.3.3 Scheduling of the Combined Cycle Resources. Duke may schedule, in accordance with Attachment 4-3 and Article 8, each of the Combined Cycle Resources pursuant to Duke’s economic dispatch as necessary to serve Duke’s total electric energy obligations. Duke shall make no adverse distinction against the Combined Cycle Resources in determining the dispatch order of Duke’s Generation System and the Combined Cycle Resources. The Combined Cycle Resources that Duke schedules pursuant to economic dispatch shall be referred to as the “Dispatched Combined Cycle Resources”. Except as provided in Section 4.3.3.1 and Section 4.3.3.2, EMC shall be solely responsible for all costs associated with the Combined Cycle Resources.

4.3.3.1 Duke shall not be obligated to pay for any costs that EMC incurs as a result of Duke’s dispatch of the Combined Cycle Resources to the extent that Duke’s dispatch of such Combined Cycle Resources is for the purpose of serving Duke’s Native Load and, during any Year, Duke’s dispatch of a Combined Cycle Resource for that purpose does not exceed an Annual Capacity Factor of twenty percent (20%). In the event and at such time during a Year that Duke’s dispatch of a Combined Cycle Resource to serve Duke’s Native Load exceeds an Annual Capacity Factor of twenty percent (20%), Duke shall pay EMC, in the manner and time provided for in Article 13, the additional Energy Cost that EMC incurs as a result of Duke’s dispatch of such Combined Cycle Resource for the remainder of the Year. For example, if a Dispatched Combined Cycle Resource has a generating capacity of one hundred (100) MWs during a Year and, as of 11:59:59 p.m. on November 30 of such Year, Duke has dispatched such resource for 175,200 MWhs for the purpose of serving Duke’s Native Load, Duke shall reimburse EMC for the Energy Costs that EMC incurs in December of such Year as a result of Duke’s dispatch of such Dispatched Combined Cycle Resource. For the purpose of this Section 4.3.3.1, “Annual Capacity Factor” means the total amount of electric energy generated by a Dispatched Combined Cycle Resource for the purpose of serving Duke’s Native Load during a Year divided by the product of (a) the total generating capacity of such Dispatched Combined Cycle Resource and (b) 8,784 (during a leap year) or 8,760 (during a Year other than a leap year), multiplied by one hundred percent (100%).

37

4.3.3.2 In the event that Duke’s dispatch of one or more of the Combined Cycle Resources is for any purpose other than to serve Duke’s Native Load, Duke shall pay EMC, in the manner and time provided for in Article 13, the additional Energy Cost that EMC incurs as a result of Duke’s dispatch of such Combined Cycle Resource(s).

4.3.3.3 For purposes of Sections 4.3.3.1 and 4.3.3.2, “Energy Cost” means, with respect to any Dispatched Combined Cycle Resource, all variable costs incurred by EMC that are associated with the production of electric energy under the WPSA, including the cost of fuel, start charges, and any other variable charges incurred by EMC under the WPSA in connection with the electric energy dispatched by Duke from such Combined Cycle Resource regardless of NCEMC’s actual generating cost or NCEMC’s contractual source of the electric energy.

4.3.4 Scheduling of Baseload Resources. Duke shall schedule, in accordance with Article 8, all of the Baseload Resources to the full extent that EMC’s entitlement to such resources are available to EMC and such electric energy shall be used to serve EMC’s Native Load. EMC shall be solely responsible for all costs associated with the Baseload Resources. The Baseload Resources that Duke schedules pursuant to this Section 4.3.4 shall be referred to as “Dispatched Baseload Resources”.

4.4 Excepted Load. Notwithstanding anything to the contrary herein, Duke shall have no obligation to supply electric capacity or energy required by EMC to serve Excepted Load. Excepted Load shall consist of EMC load that is either (a) Non-Conforming Load or (b) Non-Duke Control Area Load. Non-Conforming Load shall consist of (i) EMC load resulting from the merger of EMC with another electric membership corporation or other entity (except to the extent such load was, at the time of the merger, already being served by Duke under an agreement substantially similar to this Agreement), and (ii) EMC wholesale load. Non-Conforming Load shall also consist of discrete EMC load (a) to which electric service from EMC shall have commenced after the Effective Date, (b) that has a projected peak demand in excess of twenty-five (25) MW for the Year in which electric service from the EMC commences, and (c) which is projected to change within a one-minute period by a significant quantity on a recurring basis due to the nature of the retail customer’s operations (e.g., without limitation, an arc furnace).

4.5 Good Title. Electric energy that is delivered by Duke to EMC shall be free and clear of all liens, Claims, and encumbrances at the Delivery Points, where title to electric energy provided by Duke hereunder shall transfer to EMC. Electric energy that is delivered by EMC to Duke shall be free and clear of all liens, Claims, and encumbrances at the point where title to the electric energy is transferred to Duke.

4.6 Power Quality. All electric energy provided hereunder at the point of delivery shall be three (3) phase, sixty (60) hertz, and at system nominal voltages.

38

Article 5

EMC Resources

5.1 EMC Contract Resources (Commencement Date - December 31, 2010).

5.1.1 Identification of Resources. Except as provided in Section 5.4.1, EMC’s Contract Resources during the period commencing on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall consist of EMC’s entitlement to electric capacity and energy under the PPA and such additional generation or purchased power resources or entitlements as EMC may acquire pursuant to Sections 5.1.3, 5.1.4 and 5.1.5. The FFR Resource is listed in Attachment 4-1. Except as provided in this Section 5.1.1, EMC shall not, without first obtaining Duke’s prior written consent, enter into any other contracts for, or acquire any ownership interest in or contractual entitlement to, any additional electric generating resources or electric capacity or energy under which electric capacity and energy would be used to serve EMC’s Native Load during the Term.

5.1.2 Changes to FFR Resources. During the period commencing on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, EMC shall not: (a) take any action that would materially affect the quantity or quality of MSCG’s service obligations under the PPA without first obtaining Duke’s prior written consent, or (b) agree to any modification to provisions of the PPA, the WPSA, or the SEPA Contract that would increase or decrease EMC’s entitlement to electric capacity or energy under such agreements and for which EMC’s consent is required (except as provided in Section 5.1.4) without first obtaining Duke’s consent to such modification.

5.1.3 Resource Impairment. In the event that all or a portion of the FFR Resource, or any other EMC Contract Resource, is terminated or becomes permanently impaired, EMC shall acquire, at EMC’s expense, a substitute resource (backed by reserves in an amount equal to that required under Duke’s Generation Planning Practices) that is of substantially equivalent size and comparable reliability to the EMC Contract Resource, or portion thereof, that such substitute is replacing.

5.1.4 New Catawba Resource. In the event that NCEMC acquires all or part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station, and sells, allocates or transfers a percentage of that entitlement with such entitlement being made available throughout the Year to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Base Obligation shall be increased by an amount equal to the amount of the entitlement so acquired by EMC. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that such entitlement in the Catawba Nuclear Station is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per Year; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system generating reserves backing EMC’s entitlement in the Catawba Nuclear Station may have changed since Duke’s last such request, this limitation shall not apply. In the event that EMC fails to demonstrate that its entitlement in the Catawba Nuclear Station is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation

39

Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC at the then-applicable Monthly Demand Charge. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of EMC’s Base Obligation. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13.

5.1.4.1 In the event that NCEMC purchases electric capacity and energy from Duke in lieu of NCEMC’s acquisition of all or a part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station as provided in Section 5.1.4, and NCEMC sells, allocates or transfers a portion of such electric capacity and energy to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Base Obligation shall be increased by an amount equal to the amount of the electric capacity and energy so acquired by EMC.

5.1.5 Non-Consent Modification of EMC’s Contract Resources. In the event that EMC’s entitlements to electric capacity and energy are reduced in accordance with Section 2.9(b) or Section 2.9(c) of the WPSA or Sections 2.2, 2.3 and 2.4 of the SEPA Contract, the amount of the EMC’s Base Obligation shall not be affected and the provisions of Section 4.2.4.2 shall apply, except that if the Parties are unable to reach agreement as to the rates, terms and conditions under which Duke would sell electric capacity and energy to EMC, the provisions of Section 5.1.3 shall apply. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of any modificaton to EMC’s entitlement to electric capacity and energy under the WPSA or SEPA Contract pursuant to this Section 5.1.5. In the event that EMC’s entitlements to electric capacity and energy are increased in accordance with Section 2.9(b) or Section 2.9(c) of the WPSA or Sections 2.2, 2.3, 2.4 and 2.8 of the SEPA Contract, then, prior to the effective date of such increase, EMC may elect either to (a) increase EMC’s Base Obligation by the same amount and to the same extent as EMC’s entitlements to electric capacity and energy are increased, or (b) make arrangements for the sale of EMC’s entitlements to such electric capacity and energy to a third party or to Duke. If EMC fails to complete the arrangements described in (b) of the preceding sentence by the effective date of the increase in entitlements, then, as of the effective date of the increase in entitlements, the EMC’s Base Obligation automatically will be increased as described in (a) of the preceding sentence.

5.2 EMC Contract Resources (January 1, 2011 - Termination of Agreement).

5.2.1 Identification of Contract Resources. Except as provided in Section 5.4.1, EMC’s Contract Resources during the period January 1, 2011, through the termination of this Agreement shall consist of EMC’s entitlements to electric capacity and energy under the contracts listed in Attachment 4-3 and such additional generation or purchased power resources or entitlements as EMC may acquire pursuant to Sections 5.2.3, 5.2.4, and 5.2.5. EMC’s entitlements under the contracts that are listed in Attachment 4-3 shall be referred to as the Partial Requirements Resources. Partial Requirements Resources consist of two (2) categories of entitlements: Baseload Resources and Combined Cycle Resources. The amount and the material cost and operational terms and conditions of the Baseload Resources and Combined Cycle Resources shall be as set forth in Attachment 4-3, subject to modification in accordance with Sections 5.2.3 and 5.2.4. Except as provided in this Section 5.2.1, EMC shall not, without first obtaining Duke’s prior written consent, enter into any other contracts for, or acquire any ownership interest

40

in or contractual entitlement to, any additional electric generating resources or electric capacity or energy under which electric capacity and energy would be used to serve EMC’s Native Load during the Term.

5.2.1.1 Extension of WPSA and SEPA Contract. Consistent with the provisions of Section 5.2.2, EMC shall have the right, without the prior consent of Duke, to extend the term of the WPSA or the SEPA Contract under substantially the same terms and conditions as exist at the time that EMC seeks to extend the term of the WPSA or the SEPA Contract. If EMC extends the term of the WPSA or the SEPA Contract in accordance with this Section 5.2.1.1, the EMC Contract Resources listed in Attachment 4-3 shall be deemed to be changed accordingly.

5.2.2 Changes To Partial Requirements Resources. Commencing January 1, 2011, through the termination of this Agreement, EMC shall not (a) take any action that would materially affect the quantity or quality of EMC’s entitlement to electric capacity and energy from the Partial Requirements Resources without first obtaining Duke’s prior written consent, or (b) agree to any modification to provisions of the WPSA or the SEPA Contract that would increase or decrease EMC’s entitlement to electric capacity or energy under such agreements and for which EMC’s consent is required (except as provided in Section 5.2.4) without first obtaining Duke’s consent to such modification.

5.2.2.1 Modifications Effective After Termination. Notwithstanding the provisions of Section 5.2.2, EMC shall be permitted to agree to any resource modification under the WPSA or the SEPA Contract without obtaining Duke’s consent to the extent that such resource modification will become effective after the Term; provided, that if such resource modification will become effective prior to the end of the Term, EMC’s Partial Requirements Resources and Duke’s obligation to provide Partial Requirements Service shall not be modified prior to the date that this Agreement is terminated unless Duke consents to such modification.

5.2.2.2 Sufficiency of Reserves. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that each of EMC’s Partial Requirements Resources is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per Year with respect to any Partial Requirements Resource; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system reserves backing any Partial Requirements Resource may have changed since Duke’s last such request, this limitation shall not apply with respect to that Partial Requirements Resource. In the event that EMC fails to demonstrate that its entitlement in a Partial Requirements Resource is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC and the then applicable Monthly Demand Charge. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of a material change to the seller’s service obligations under the contracts listed in Attachment 4-3; provided, that such notice shall be for information purposes only, and shall not affect any other obligations of either Party under this Agreement.

41

5.2.3 Non-Consent Partial Requirements Resource Modifications. In the event that EMC’s entitlements are modified pursuant to Section 2.9(b) or Section 2.9(c) of the WPSA or Sections 2.2, 2.3, 2.4 and 2.8 of the SEPA Contract, EMC’s Partial Requirements Resources shall be modified in the same amount and to the same extent. To the extent that a Partial Requirements Resource is modified pursuant to this Section 5.2.3, and the modification changes EMC’s entitlement in a resource listed as a Baseload Resource in Attachment 4-3, the amount of such Baseload Resource, as listed in Attachment 4-3, shall be deemed to be changed accordingly. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of any modification to EMC’s entitlement to electric capacity and energy under the WPSA or SEPA Contract pursuant to this Section 5.2.3. To the extent that a Partial Requirements Resource is modified pursuant to this Section 5.2.3, and the modification changes EMC’s entitlement in a resource listed as a Combined Cycle Resource in Attachment 4-3, the amount of such Combined Cycle Resource, as listed in Attachment 4-3, shall be deemed to be changed accordingly.

5.2.4 New Catawba Resource. In the event that NCEMC acquires all or part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station, and sells, allocates or transfers a percentage of that entitlement with such entitlement being made available throughout the Year to EMC (through modification of the WPSA or pursuant to a new contract), the entitlement or resource so acquired by EMC shall constitute an additional Partial Requirements Resource, and shall be deemed to be an additional Baseload Resource. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that such entitlement in the Catawba Nuclear Station is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per year; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system generating reserves backing EMC’s entitlement in the Catawba Nuclear Station may have changed since Duke’s last such request, this limitation shall not apply. In the event that EMC fails to demonstrate that its entitlement in the Catawba Nuclear Station is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC and the then-applicable Monthly Demand Charge. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources.

5.2.4.1 In the event that NCEMC purchases electric capacity and energy from Duke in lieu of NCEMC’s acquisition of all or a part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station as provided in Section 5.2.4, and NCEMC sells, allocates or transfers a portion of such capacity and energy to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Baseload Resources shall be increased by an amount equal to the amount of the electric capacity and energy so acquired by EMC.

42

5.2.5 Resource Impairment. In the event that all or a portion of an EMC Contract Resource is terminated or becomes permanently impaired, EMC shall acquire, at EMC’s cost, a substitute resource (backed by reserves in an amount equal to that required under Duke’s Generation Planning Practices) that is of substantially equivalent size and comparable reliability to the EMC Contract Resource, or portion thereof, that such substitute resource is replacing, and that Duke reasonably agrees is sufficiently reliable. EMC’s acquisition of such substitute resource shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources.

5.3 No Duke Obligation for Customer Resources. Unless otherwise explicitly provided in this Agreement, nothing herein shall be interpreted or construed as imposing upon Duke any obligations or liabilities, or for transferring to Duke any EMC obligations or liabilities, under or otherwise pertaining to any EMC Contract Resource, nor shall anything in this Agreement be interpreted or construed as creating or implying any contractual or other relationship between Duke and any other party as to a EMC Contract Resource.

5.4 New Customer Resources. Except as provided in Section 5.4.1, Duke shall have no obligation to amend this Agreement and EMC shall not make an application to FERC requesting that FERC require that any amendment be made to this Agreement, to accommodate any contractual entitlement to and/or ownership interest in or pertaining to any new electric capacity and/or energy resource that EMC may obtain after the Effective Date.

5.4.1 PURPA Resources. Nothing herein shall limit EMC’s right to purchase electric capacity and energy from a Qualifying Facility or other renewable resources pursuant to PURPA (“PURPA Resource”). If, during the Term, EMC purchases electric capacity and energy from a PURPA Resource with a nameplate capacity equal to or greater than one (1) MW, then, for each Month during the period of such purchase: (i) the average hourly integrated electric energy delivered to EMC by such PURPA Resource during the Hours used for determination of the EMC Monthly Demand Quantity determined in accordance with Section 7.1.4.1 or used for determination of the Monthly Billing Demand determined in accordance with Section 7.2.2.2 or Section 7.3.2.2, increased for losses between the point of measurement of EMC’s Native Load and the Duke generation level, shall be added to the EMC Monthly Demand Quantity determined in accordance with Section 7.1.4.1 or to the Monthly Billing Demand determined in accordance with Section 7.2.2.2 or Section 7.3.2.2 for such Month, as applicable; (ii) for purposes of calculating the electric energy charges under Sections 7.1.5, 7.2.3 and 7.3.3, as applicable, the amount of electric energy provided to EMC by such PURPA Resource during an Hour, increased for losses between the point of measurement of EMC’s Native Load and the Duke generation level, shall be added to EMC’s Native Load and to the EMC Group Native Load for such Hour; and (iii) Duke shall credit EMC, on a Monthly basis, an amount equal to the electric capacity and energy credits to which EMC would be entitled as set forth in Duke’s NCUC retail electric tariff Schedule PP-H or Schedule PP-N (as applicable), Interconnected to Distribution System or Transmission System (as applicable), or its successor tariff, if the electric capacity and electric energy provided to EMC by such PURPA Resource were provided to Duke pursuant to and in accordance with such schedules. The interconnection to Duke’s (rather than the EMC’s) Distribution System or Transmission System, as those terms are defined in the schedules, will determine whether the Distribution System or Transmission System rates apply. EMC will coordinate with Duke to determine the proper application of these schedules. If Schedule PP-H

43

or Schedule PP-N do not apply to the PURPA Resource, then Duke shall credit EMC, on a Monthly basis, an amount equal to the electric capacity and energy credits to which EMC would be entitled under PURPA if the electric capacity and electric energy provided to EMC by such PURPA Resource were provided to Duke pursuant to PURPA. EMC’s purchase of the electric capacity and energy from a PURPA Resource shall not affect the determination of the Annual Capacity Quantity determined in accordance with Sections 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

Article 6

Priority of Service

6.1 Interruption of FFR Supplemental Service and Partial Requirements Service. FFR Supplemental Service and Partial Requirements Service shall have an interruption priority equivalent to Duke’s Native Load. It is expressly understood and agreed that, except for Duke’s failure to comply with Section 6.2 or as provided in Section 6.4, Duke shall not be liable to EMC for damages resulting from any such interruptions or impairment of FFR Supplemental Service or Partial Requirements Service. Duke shall use Commercially Reasonable Efforts to notify EMC by telephone of any scheduled interruption or scheduled impairment of service hereunder and shall use Commercially Reasonable Efforts to confirm such notice by facsimile, electronic mail, or letter on the same date such notice was given. Duke shall notify EMC by telephone of any unscheduled interruption or impairment of service hereunder as soon as reasonably practicable under the circumstances resulting in such unscheduled interruption or impairment of service. Duke shall use Commercially Reasonable Efforts to remove all causes of such interrupted or impaired service hereunder.

6.2 Curtailments of Load. Except as provided in Section 4.2.6, EMC’s Native Load shall be subject to curtailment only in accordance with this Section 6.2. In the event that Duke curtails Duke Native Load for any reason, including Force Majeure, EMC shall curtail its load as directed by Duke. Except as provided in Section 4.2.6, Duke shall not adversely distinguish against EMC’s Native Load in curtailing Duke’s Native Load and directing EMC to curtail EMC’s Native Load; provided, however, that Duke has sole responsibility to design all curtailments, and may order any manner of curtailment that Duke believes is appropriate so long as EMC’s Native Load and Duke’s Native Load present in the electrical area being curtailed are curtailed on a non-discriminatory basis. In permitting EMC to restore EMC’s Native Load and restoring Duke’s Native Load that was curtailed, Duke shall not adversely distinguish against EMC’s Native Load, except as provided in Section 4.2.6. The load curtailment and restoration provisions set forth in this Section 6.2 are in addition to, and without limitation of, the load curtailment and restoration provisions set forth in Section 4.2.6.

6.3 Emergency Load Curtailment Program. EMC agrees to implement an emergency load curtailment program for the curtailment of EMC’s Native Load in the event a load curtailment order is made by Duke. EMC shall comply with its obligation to implement and maintain an emergency load curtailment program and to curtail EMC’s Native Load in the manner specified by Section 6.2.

44

6.4 Substitute Energy. In the event that Duke fails to deliver a sufficient quantity of electric energy to meet its obligations to provide FFR Supplemental Service or Partial Requirements Service, as the case may be, and Duke’s failure to deliver such electric energy is not pursuant to a curtailment permitted under Section 4.2.6 or 6.2 of this Agreement, or is otherwise excused under this Agreement, Duke shall pay to EMC an amount equal to EMC’s Cover Costs, if any, incurred for the electric energy that EMC obtained to replace such electric energy (“Substitute Energy”) Duke failed to supply. EMC’s Cover Costs shall be equal to Substitute Energy Costs incurred by EMC for the Substitute Energy minus the costs that EMC would have incurred had Duke supplied the electric energy to EMC. EMC shall bill its Cover Costs to Duke in accordance with the provisions of Article 13. In the event that EMC incurs Cover Costs for Substitute Energy over a period that extends past the Month in which Duke’s failure to deliver electric energy occurs, then Duke shall pay the Cover Costs incurred in the following Month(s) in accordance with the billing and payment provisions of Article 13.

6.5 Substitute Energy Costs. Substitute Energy Costs shall be equal to (i) in the case in which EMC contracts with an energy supplier to provide Substitute Energy to EMC, the cost that EMC, acting in a commercially reasonable manner, incurs to purchase such Substitute Energy, or (ii) in the case in which Substitute Energy is provided to EMC by the Control Area operator, system operator, or similar entity providing such service on behalf of load (or load serving entities), the cost to EMC imposed on EMC by such Control Area operator, system operator, or other entity providing such Substitute Energy. In either case, Substitute Energy Costs shall include ancillary services charges, if any, reasonably incurred by EMC to the point where electric energy is delivered to the Transmission System or imposed to the point where electric energy is delivered to the Transmission System by the Control Area operator, system operator, or other entity providing Substitute Energy, including congestion charges, energy imbalance charges, backup capacity charges, replacement capacity charges, deficient capacity charges, commitment fees, ratcheted demand and similar charges incurred by EMC in obtaining such Substitute Energy.

Article 7

Capacity and Energy Charges

7.1 Charges During Commencement Date - December 31, 2006.

7.1.1 General. For FFR Supplemental Service provided during the period beginning on the Commencement Date, and continuing through December 31, 2006, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.1.4, the Duke Monthly Energy Charge set forth in Section 7.1.5.1, if applicable, the Monthly Scheduling Agent Service Charge set forth in Section 7.1.6 and, if applicable, the Monthly Reserve Capacity Charge set forth in Section 7.4, minus the EMC Monthly Energy Credit set forth in Section 7.1.5.5. In addition, the Duke Monthly Reconciliation Charge, Rutherford Monthly Reconciliation Credit, and the Monthly Inter-EMC Energy Transfer Reconciliation Charge shall be billed or credited as provided in Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13. The charges set forth in this Section 7.1 are in addition to the other charges set forth in other sections of this Agreement.

7.1.2 [intentionally omitted].

45

7.1.3 [intentionally omitted].

7.1.4 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Demand Rate for the Year ($/kW-Month) and (ii) the Monthly Demand Amount for the Month (kW). The Monthly Demand Rate for 2006 shall be $0.75/kW-Month. The Monthly Demand Amount for a Month shall be equal to the product of (i) the EMC Monthly Demand Quantity for the Month divided by the EMC Group Combined Monthly Demand Quantity for the Month and (ii) the EMC Group Monthly Demand Quantity for the Month. In no event shall the Monthly Demand Quantity be less than zero. A sample calculation is provided in Attachment 7-2.

7.1.4.1 EMC Monthly Demand Quantity. The EMC Monthly Demand Quantity for a Month shall be equal to the EMC Hourly Demand at the time of the Maximum Demand Hour for the Month minus EMC’s Base Obligation at the time of the Maximum Demand Hour. In no event shall the EMC Monthly Demand Quantity be less than zero.

7.1.4.2 EMC Group Combined Monthly Demand Quantity. The EMC Group Combined Monthly Demand Quantity for a Month shall be equal to the sum of (i) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of this Agreement, (ii) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of the Duke-Blue Ridge Agreement, and (iii) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of the Duke-Piedmont Agreement.

7.1.4.3 EMC Group Monthly Demand Quantity. The EMC Group Monthly Demand Quantity for a Month shall be equal to the difference between the EMC Group Hourly Demand and the EMC Group’s Base Obligation during the Maximum Demand Hour of the Month, but in no event shall the EMC Group Monthly Demand Quantity for a Month be less than zero. The EMC Group Hourly Demand for an Hour shall be equal to the integrated sixty (60) minute demand of the EMC Group Native Load during the Hour. The Maximum Demand Hour of a Month shall be the Hour in which the positive difference between the EMC Group Native Load and the EMC Group’s Base Obligation is the greatest (as determined by subtracting the EMC Group’s Base Obligation from the EMC Group Native Load in every Hour of the Month, to determine the Hour in which such maximum difference for the Month occurs).

7.1.5 Monthly Energy Charges.

7.1.5.1 Duke Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Duke Hourly Energy Charges for the Month. The Duke Hourly Energy Charge for an Hour shall be equal to the sum of the Rutherford Allocated Share of the Duke Total Hourly Energy Charge for the Hour plus the Rutherford Allocated Share of the Inter-EMC Energy Charge for the Hour.

7.1.5.2 Duke Total Hourly Energy Charge. The Duke Total Hourly Energy Charge for an Hour shall be equal to the product of (i) one hundred thirteen percent (113%) of Duke’s Territorial Incremental Cost for the Hour and (ii) the EMC Group Energy Purchase Amount for the Hour. The amount of electric energy delivered by Duke to the EMC Group during any Hour shall be calculated as set forth in Section 7.1.5.10.

46

7.1.5.3 Rutherford Allocated Share of Duke Total Hourly Energy Charge. The Rutherford Allocated Share of the Duke Total Hourly Energy Charge for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Rutherford Allocated Share of the Duke Total Hourly Energy Charge for an Hour is shown in Attachment 7-4.

7.1.5.4 Rutherford Allocated Share of Inter-EMC Energy Charge. The Rutherford Allocated Share of the Inter-EMC Energy Charge for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Rutherford Allocated Share of the Inter-EMC Energy Charge for an Hour is shown in Attachment 7-4.

7.1.5.5 EMC Monthly Energy Credit. The EMC Monthly Energy Credit for a Month shall be equal to the sum of the EMC Hourly Energy Credits for the Month. The EMC Hourly Energy Credit for an Hour shall be equal to the sum of the Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour plus the Rutherford Allocated Share of the Inter-EMC Energy Credit for the Hour.

7.1.5.6 EMC Group Total Hourly Energy Credit. The EMC Group Total Hourly Energy Credit for an Hour shall be equal to the product of (i) ninety percent (90%) of Duke’s Territorial Decremental Cost for the Hour and (ii) the EMC Group Energy Credit Amount for the Hour. The amount of electric energy delivered by the EMC Group to Duke during any Hour shall be calculated as set forth in Section 7.1.5.10.

7.1.5.7 Rutherford Allocated Share of EMC Group Total Hourly Energy Credit. The Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour is shown in Attachment 7-4.

7.1.5.8 Rutherford Allocated Share of Inter-EMC Energy Credit. The Rutherford Allocated Share of the Inter-EMC Energy Credit for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Rutherford Allocated Share of the Inter-EMC Energy Credit for an Hour is shown in Attachment 7-4.

7.1.5.9 Calculation of Rutherford Hourly Energy Amounts. The amount of electric energy delivered by Duke to Rutherford, and by Rutherford to Duke for an Hour, shall be calculated as follows: electric energy scheduled under this Agreement shall be scheduled using two (2) dynamic (instantaneous) signals representing the difference between EMC’s Native Load and EMC’s Base Obligation. At the time of this Agreement, these signals are sampled once every four (4) seconds; the time period between each sample as defined herein shall be referred to as an “Interval”. The time duration of the Intervals shall be subject to change based on Duke’s standard operating practices. A signal during an Interval in which EMC’s Native Load exceeds EMC’s Base Obligation shall be referred to herein as an EMC Call Signal, indicating electric energy supplied by Duke to Rutherford. A signal during an Interval in which EMC’s Base Obligation exceeds EMC’s Native Load shall be referred to herein as an EMC Put Signal, indicating electric energy being supplied by Rutherford to Duke. The integrated value of the EMC Call Signals (separate from and not combined with the EMC Put

47

Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Duke to Rutherford for the Hour, and the integrated value of the EMC Put Signals (separate from and not combined with the EMC Call Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Rutherford to Duke for the Hour. The amount of electric energy supplied by Duke to Rutherford for the Hour, as calculated in this Section 7.1.5.9, shall be referred to herein as the Rutherford Energy Purchase Amount for the Hour. The amount of electric energy supplied by Rutherford to Duke for the Hour, as determined in this Section 7.1.5.9, shall be referred to herein as the Rutherford Energy Credit Amount for the Hour. An example showing the calculation of such amounts is shown in Attachment 7-5.

7.1.5.10 Calculation of EMC Group Energy Amounts. The amount of electric energy delivered by Duke to the EMC Group, and by the EMC Group to Duke, for the Hour shall be calculated as follows: Electric energy scheduled under the Partial Requirements Agreements shall be scheduled using two (2) dynamic (instantaneous) signals representing the differences between the EMC Group Native Load and the EMC Group’s Base Obligation. At the time of this Agreement, these signals are sampled once every four (4) seconds; the time period between each sample as defined herein shall be referred to as an “Interval”. The time duration of the Intervals shall be subject to change based on Duke’s standard operating practices. A signal during an Interval in which EMC Group’s Native Load exceeds EMC Group’s Base Obligation shall be referred to herein as an EMC Group Call Signal, indicating electric energy supplied by Duke to the EMC Group. A signal during an Interval in which EMC Group’s Base Obligation exceeds EMC Group’s Native Load shall be referred to herein as an EMC Group Put Signal, indicating electric energy being supplied by EMC Group to Duke. The integrated value of the EMC Group Call Signals (separate from and not combined with the EMC Group Put Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Duke to the EMC Group for the Hour, and the integrated value of the EMC Group Put Signals (separate from and not combined with the EMC Group Call Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by the EMC Group to Duke for the Hour. The amount of electric energy supplied by Duke to EMC Group for the Hour, as calculated in this Section 7.1.5.10, shall be referred to herein as EMC Group Energy Purchase Amount for the Hour. The amount of electric energy supplied by the EMC Group to Duke for the Hour, as determined in this Section 7.1.5.10, shall be referred to herein as the EMC Group Energy Credit Amount for the Hour. An example showing the calculation of such amounts is shown in Attachment 7-6.

7.1.5.11 Duke Monthly Reconciliation Charge. The Duke Monthly Reconciliation Charge for a Month shall be equal to the sum of the Duke Hourly Reconciliation Charges for the Month. The Duke Hourly Reconciliation Charge for an Hour shall be equal to the product of (a) the Duke Total Hourly Energy Charge for the Hour minus the Duke Reconciliation Amount for the Hour and (b) the Reconciliation Allocation Factor. The Duke Reconciliation Amount for an Hour shall be equal to the sum of (i) the Rutherford Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of this Agreement, (ii) the Piedmont Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of the Duke-Piedmont Agreement, and (iii) the Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of the Duke-Blue Ridge Agreement. If the Duke Monthly Reconciliation Charge is positive, EMC shall pay such amount to Duke; if the Duke Monthly Reconciliation Charge is negative, such amount shall be credited to EMC.

48

7.1.5.12 Rutherford Monthly Reconciliation Credit. The Rutherford Monthly Reconciliation Credit for a Month shall be equal to the sum of the Rutherford Hourly Reconciliation Credits for the Month. The Rutherford Hourly Reconciliation Credit for an Hour shall be equal to the product of (a) the EMC Group Total Hourly Energy Credit for the Hour minus the EMC Group Reconciliation Amount for the Hour and (b) the Reconciliation Allocation Factor. The EMC Group Reconciliation Amount for an Hour shall be equal to the sum of (i) the Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of this Agreement, (ii) the Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of the Duke-Piedmont Agreement, and (iii) the Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of the Duke-Blue Ridge Agreement. If the Rutherford Monthly Reconciliation Credit is negative, EMC shall pay such amount to Duke; if the Rutherford Monthly Reconciliation Credit is positive, such amount shall be credited to EMC.

7.1.5.13 Inter-EMC Energy Transfer Reconciliation Charge. The Monthly Inter-EMC Energy Transfer Reconciliation Charge for a Month shall be equal to the sum of the Hourly Inter-EMC Transfer Reconciliation Charges for the Month. The Hourly Inter-EMC Transfer Reconciliation Charge for an Hour shall be equal to the product of (a) the Reconciliation Allocation Factor and (b) (i) the sum of the Rutherford Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of this Agreement, the Piedmont Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of the Duke-Piedmont Agreement, and the Blue Ridge Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of the Duke-Blue Ridge Agreement, minus (ii) the sum of the Rutherford Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of this Agreement, the Piedmont Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of the Duke-Piedmont Agreement, and the Blue Ridge Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of the Duke-Blue Ridge Agreement. If the Monthly Inter-EMC Energy Transfer Reconciliation Charge is negative, EMC shall pay such amount to Duke. If the Monthly Inter-EMC Energy Transfer Reconciliation Charge is positive, such amount shall be credited to EMC.

7.1.6 Scheduling Agent Service Charge. In the event that this Agreement is terminated in accordance with the provisions of Section 3.5.2.2, EMC shall pay to Duke the Monthly Scheduling Agent Service Charge commencing on the date that Scheduling Agent Services commence. The Monthly Scheduling Agent Service Charge for a Month shall be equal to two thousand five hundred dollars ($2,500) per Month.

7.1.7 References to Other Agreements. For purposes of calculating the charges and credits under Sections 3.5.2.3 and 7.1 (including charges and credits calculated pursuant to Section 7.1 in the event that EMC exercises its option pursuant to Section 3.5.2.3), (i) all references in this Agreement to quantities under or as determined or set forth in the Duke-Blue Ridge Agreement shall be deemed to refer to such quantities during the period in which the

49

Duke-Blue Ridge Agreement is in effect, before which time and after which time such quantities shall be deemed to be equal to zero; and (ii) all references in this Agreement to quantities under or as determined or set forth in the Duke-Piedmont Agreement shall be deemed to refer to such quantities during the period in which the Duke-Piedmont Agreement is in effect, before which time and after which time such quantities shall be deemed to be equal to zero. For example, if this Agreement and the Duke-Blue Ridge Agreement terminate August 31, 2008, and the Duke- Piedmont Agreement terminates August 31, 2007, then during the period through August 31, 2007, EMC Group Native Load shall mean the sum of (i) the EMC Native Load under this Agreement, (ii) the EMC Native Load under the Duke-Blue Ridge Agreement, and (iii) the EMC Native Load under the Duke-Piedmont Agreement, and during the period September 1, 2007 through August 31, 2008, EMC Group Native Load shall mean the sum of (i) the EMC Native Load under this Agreement and (ii) the EMC Native Load under the Duke-Blue Ridge Agreement. In addition, for purposes of calculating the charges under Sections 3.5.2.3 and 7.1 (including charges and credits calculated pursuant to Section 7.1 in the event that EMC exercises its option pursuant to Section 3.5.2.3), all references to “EMC Group” shall refer collectively to the members of such group that are served under those of the above-referenced Agreements that are then in effect (e.g., in the above example, “EMC Group” would no longer include Piedmont effective September 1, 2007).

7.2 Charges During January 1, 2007 – December 31, 2010.

7.2.1 General. For service provided during the period January 1, 2007 – December 31, 2010, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.2.2, the Duke Monthly Energy Charge set forth in Section 7.2.3 and, if applicable, the Monthly Reserve Capacity Charge set forth in Section 7.4. The charges set forth in this Section 7.2 are in addition to the other charges set forth in other sections of this Agreement.

7.2.2 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Billing Demand for the Month (kW) and (ii) the Monthly Demand Rate for the Year ($/kW-Month).

7.2.2.1 Monthly Demand Rate. The Monthly Demand Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Monthly Demand Rate initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.2.2.2 Monthly Billing Demand. The Monthly Billing Demand for each Month of the Year shall be equal to the average of the twenty (20) EMC Peak Hour Billing Demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during July and August of such Year. The EMC Peak Hour Billing Demand for an Hour shall be equal to the integrated sixty (60) minute EMC Native Load demand (kW) for the Hour minus EMC’s Base Obligation (kW) for such Hour, but in no event shall the EMC Peak Hour billing Demand for an Hour (or the Monthly Billing Demand) be less than zero. The Monthly Billing Demand initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided

50

to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. An example showing the calculation of this billing demand is shown in Attachment 7-7.

7.2.3 Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Monthly Fuel Charge and Monthly Variable O&M Charge for the Month. If the Duke Monthly Energy Charge is positive, EMC shall pay such amount to Duke. If the Duke Monthly Energy Charge is negative, Duke shall credit such amount to EMC.

7.2.3.1 Monthly Fuel Charge. The Monthly Fuel Charge for a Month shall be equal to the sum of the Hourly Fuel Charges for the Month. The Hourly Fuel Charge for an Hour shall be equal to the product (i) EMC’s Native Load demands during the Hour (kW) minus EMC’s Base Obligation for the Hour (kW) and (ii) the Fuel Rate for the Year ($/kWh). The Fuel Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Fuel Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Duke will keep EMC informed of the true-up subtotal on a semi-annual basis during a Year.

7.2.3.2 Monthly Variable O&M Charge. The Monthly Variable O&M Charge for a Month shall be equal to the sum of the Hourly Variable O&M Charges for the Month. The Hourly Variable O&M Charges for an Hour shall be equal to the product of (i) EMC’s Native Load demands during the Hour (kW) minus EMC’s Base Obligation for the Hour (kW), and (ii) the Variable O&M Rate for the Year ($/kWh). The Variable O&M Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Variable O&M Rate initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.3 Charges Commencing January 1, 2011.

7.3.1 General. For service provided commencing January 1, 2011 through the termination of this Agreement, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.3.2 and the Duke Monthly Energy Charge set forth in Section 7.3.3. The charges set forth in this Section 7.3 are in addition to the other charges set forth in other sections of this Agreement.

7.3.2 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Billing Demand for the Month (kW) and (ii) the Monthly Demand Rate for the Year ($/kW-Month).

7.3.2.1 Monthly Demand Rate. The Monthly Demand Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Monthly

51

Demand Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.3.2.2 Monthly Billing Demand. The Monthly Billing Demand for each month of a Year shall be equal to the average of the twenty (20) EMC Peak Hour Billing Demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the Annual Planning Period for such Year (as determined in Section 7.3.2.3). The EMC Peak Hour Billing Demand for an Hour shall be equal to the integrated sixty (60) minute EMC Native Load demand (kW) for the Hour minus the Partial Requirements Resources (kW) for such Hour, but in no event shall the EMC Peak Hour Billing Demand (or the Monthly Billing Demand) be less than zero. The Monthly Billing Demand shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Examples showing the calculation of the Monthly Billing Demand are shown in Attachment 7-8.

7.3.2.3 Determination of Annual Planning Period. If the then-effective Annual Planning Period is the Summer Period, the Annual Planning Period for purposes of determining the Monthly Billing Demand for the Year under Section 7.3.2.2 shall be the Summer Period that occurs within such Year (for example, if the Annual Planning Period in 2012 is the Summer Period, and the Summer Period is May - September, the Annual Planning Period for purposes of determining the Monthly Billing Demand for 2012 under Section 7.3.2.2 is May 2012 - September 2012). If the then-effective Annual Planning Period is the Winter Period, the Annual Planning Period for purposes of determining the Monthly Billing Demand for the Year under Section 7.3.2.2 shall be the Winter Period that ends in such Year (for example, if the Annual Planning Period in 2012 is the Winter Period, and the Winter Period is October - April, the Annual Planning Period for purposes of determining the Monthly Billing Demand for 2012 under Section 7.3.2.2 is October 2011 - April 2012).

7.3.2.4 Annual Percentage. No later than June 30, 2012, and each June 30 thereafter during the Term, Duke shall calculate the Annual Percentage for the immediately preceding Year using the formula set forth in Attachment 7-9, and shall provide such calculation to EMC, together with supporting information. The Annual Percentage may be a positive or negative value. In the event that the Annual Percentage for such Year is greater than positive four percent (4%), the Monthly Demand Rate for such Year calculated pursuant to Section 7.3.2.1 shall be reduced by the percentage equal to the Demand Rate Adjustment Percentage. This reduction shall only apply to the Year for which it is calculated. This reduction shall be reflected in the true-up provided to EMC pursuant to Section 7.3.2.1. In the event that the Annual Percentage for such Year is a positive four percent (4%) or less, or is negative, there shall be no adjustments to the Monthly Demand Rate under this Section 7.3.2.4 for such Year. Illustrative examples showing the calculation of the Annual Percentage and Demand Rate Adjustment Percentage and the resulting reduction, if any, to the Monthly Demand Rate are set forth in Attachment 7-10.

52

7.3.3 Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Monthly Fuel Charge and Monthly Variable O&M Charge for the Month.

7.3.3.1 Monthly Fuel Charge. The Monthly Fuel Charge for a Month shall be equal to the sum of the Hourly Fuel Charges for the Month. The Hourly Fuel Charge for an Hour shall be equal to the product (i) EMC’s Native Load demand during the Hour (kW) minus the sum of (a) EMC’s Dispatched Baseload Resources for the Hour (kW) and (b) EMC’s Dispatched Combined Cycle Resources for the Hour for which EMC bears the Energy Cost pursuant to Section 4.3.3.1 (kW), and (ii) the Fuel Rate for the Year ($/kWh). The Fuel Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Fuel Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Duke will keep EMC informed of the true-up subtotal on a semi-annual basis during a Year.

7.3.3.2 Monthly Variable O&M Charge. The Monthly Variable O&M Charge for a Month shall be equal to the sum of the Hourly Variable O&M Charges for the Month. The Hourly Variable O&M Charge for an Hour shall be equal to the product of (i) EMC’s Native Load demands during the Hour (kW) minus the sum of (a) EMC’s Dispatched Baseload Resources for the Hour (kW) and (b) EMC’s Dispatched Combined Cycle Resources for the Hour for which EMC bears the Energy Cost pursuant to Section 4.3.3.1 (kW) and (ii) the Variable O&M Rate for the Year ($/kWh). The Variable O&M Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Variable O&M Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.4 Monthly Reserve Capacity Charges. In the event that Duke provides Replacement Energy to EMC pursuant to Section 4.2.4 in an amount of five thousand (5,000) kW or greater during any Hour of a Year, EMC shall pay a Monthly Reserve Capacity Charge equal to the product of (i) the Monthly Demand Rate as calculated in Section 7.3.2.1 and (ii) the amount (in kW) of reserves that would be required under Duke’s Generation Planning Practices for a generating resource of a size equivalent to the amount of Replacement Energy provided to EMC (the “Reserve Capacity Amount”). This charge shall commence on the Day following the Day on which Duke provided Replacement Energy to EMC, and shall terminate on December 31 of that Year. For example, if Duke provides a maximum amount of 100,000 kWh of Replacement Energy to EMC in any given Hour on July 15, 2007, and the reserves that would be required for a 100,000 kW generating resource under Duke’s Generation Planning Practices is 17,000 kW, EMC shall be responsible for a Monthly Reserve Capacity Charge for 17,000 kW from July 16, 2007, through December 31, 2007, subject to increase as provided in the next sentence. In the event that Duke provides Replacement Energy to EMC for any additional Hours during such Year, and the amount of Replacement Energy provided during any such Hours is greater than that previously provided during the Year, then the Reserve Capacity Amount shall be increased to reflect such greater amount of Replacement Energy, effective the Day after the Replacement Energy is provided. In the event that Duke provides Replacement Energy to EMC in a

53

subsequent Year, the foregoing provisions shall apply, and EMC shall pay Monthly Reserve Capacity Charges with respect to such Replacement Energy as provided above. Notwithstanding anything in this Section 7.4 to the contrary, the Monthly Reserve Capacity Charges shall terminate no later than December 31, 2010. Any Monthly Reserve Capacity Charge, or increase in such charge, that begins on a Day other than the first Day of the Month shall be adjusted pro rata for that Month to reflect the number of Days during the Month in which the charge or charge increase was in effect.

7.4.1 Force Majeure Events. Notwithstanding the provisions of Section 7.4, in the event that Duke provides Replacement Energy to EMC due to the occurrence of a force majeure event, EMC shall not incur a Monthly Reserve Capacity Charge due to Duke’s provision of Replacement Energy for the first twenty-four (24) Hours following such occurrence. For purposes of this Section 7.4.1, the term “force majeure” means an event or circumstance that: (i) prevents the party claiming to be affected by it from performing its obligations in whole or in part; (ii) is not within the reasonable control of the claiming party, or the result of the negligence of the claiming party, and (iii) by the exercise of due diligence, the claiming party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or governmental authority or arbitration award (so long as the claiming party has not sought or has opposed, to the extent reasonable, such actions or restraints). It is expressly acknowledged that transmission service interruptions or curtailments imposed by a transmission provider in response to transmission capacity or availability shortages shall not be “force majeure” events or circumstances for purposes of this Section 7.4.1.

7.5 Payment. All charges or payments contemplated by this Article 7 shall be made in accordance with provisions of Article 13.

7.6 Determination of EMC Capacity and Energy Demands. For purposes of determining the electric capacity and energy charges under this Agreement, EMC’s Native Load demands shall be as determined under the NOA (which demands shall include the adjustments under the NOA for losses between the point of delivery under the NITSA and the point of measurement, and the corrections under the NOA for any metering failures or inaccuracies), and shall be increased by (1 / (1 - TLF ), in order to reflect such demands at the generation level (i.e., at the point at which power is available for transmission). Metered receipts used in billings and accounting hereunder will in all cases include adjustments for such losses. TLF shall be equal to the transmission loss factor set forth in the Transmission Provider’s OATT, and shall be expressed as a decimal. For example, if the transmission loss factor in the Transmission Provider’s OATT is three percent (3%), then ( 1 / (1 - TLF )) shall be equal to ( 1 / (1 -.03)), or ( 1 / .97 ). In the event that the NOA is terminated, or the electric capacity and energy demands measured under the NOA no longer include an adjustment for losses between the point of delivery under the NITSA and the point of measurement or provisions for correcting such demands for metering failures or inaccuracies, then, for purposes of determining the capacity and energy charges under this Agreement, EMC’s metered electric capacity and energy demands shall be adjusted for losses between the point of delivery under the NITSA and point of measurement and further increased by ( 1 / (1-TLF)), in order to reflect such demands at the generation level (i.e., at the point at which power is available for transmission), and suitable arrangements shall be made by the Parties for correcting such demands due to metering failures or inaccuracies.

54

Article 8

Scheduling Agent Services

8.1 Appointment of Duke as Scheduling Agent. EMC hereby appoints Duke as Scheduling Agent, effective on the Effective Date (or such earlier date as is required so that Scheduling Agent may begin rendering Scheduling Agent Services by the Commencement Date), as agent for EMC for the Term, for the limited purposes set forth in this Agreement, with full power and authority to render the Scheduling Agent Services, and Duke accepts such appointment.

8.1.1 Costs. The Parties acknowledge and agree that all costs and expenses incurred by Duke to provide Scheduling Agent Services are included in the charges set forth in Article 7 and, except as provided for in Section 7.1.6, EMC shall not be charged any additional rates, charges or fees in connection with Duke’s provision of Scheduling Agent Services.

8.2 Scheduling Policies. In providing Scheduling Agent Services hereunder, Duke shall comply with (i) the NCEMC policies set forth in Attachment 8-1 (“NCEMC Policies”), (ii) the SEPA policies set forth in Attachment 8-2 (“SEPA Policies”) and (iii) the Transmission Provider’s OATT.

8.3 Protocols. In advance of the Commencement Date, and from time to time thereafter as the Operating Committee may determine appropriate, the Operating Committee shall meet and make reasonable efforts to establish written protocols and procedures to implement the Scheduling Agent Services provided for hereunder, which shall be reviewed and agreed to by the Parties; provided however, that the Operating Committee’s failure to agree upon such protocols and procedures shall not affect in any way the Parties’ respective rights and obligations under this Article 8.

8.4 Scheduling Agent Services (Commencement Date through December 31, 2010). Beginning on the Commencement Date and continuing through December 31, 2010, Duke shall provide the following Scheduling Agent Services:

8.4.1 Duke shall develop next-Day and multi-Day forecasts of EMC’s Native Load.

8.4.2 Duke shall provide NCEMC with seven-Day and next-Day forecasts of EMC’s Native Load.

8.4.3 Duke shall receive each Day the Nominations from MSCG, and confirm such Nominations with MSCG in writing, facsimile, e-mail, or any other agreed-upon form of communication.

8.4.4 Duke shall provide to NCEMC the Nominations that Duke receives pursuant to Section 8.4.3.

55

8.4.5 Duke shall provide operational forecasts of EMC Native Load as may be requested by the Transmission Provider from time to time.

8.4.6 Duke shall receive weekly availability schedules from SEPA.

8.4.7 Duke shall provide to SEPA week-ahead schedules and real-time adjustments to the week-ahead schedules of EMC’s SEPA Entitlement.

8.4.8 Duke shall receive any information or notices from NCEMC, MSCG, or SEPA relating to any changes in the schedules of electric energy to be delivered to serve EMC’s Native Load.

8.4.9 Duke shall provide daily and Monthly reconciliation and checkout services to EMC with respect to each of NCEMC, SEPA, the Transmission Provider, and MSCG in connection with services provided by such entities to serve EMC’s Native Load.

8.4.10 Duke shall reasonably cooperate with EMC to enable EMC to address issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider in connection with the delivery of electric energy under the PPA, the WPSA, or EMC Contract Resources described in Sections 5.1.3, 5.1.4 and 5.1.5, the SEPA Contract to serve EMC’s Native Load. Such cooperation shall include providing EMC with data, records, and other information available to Duke and related to the invoices or bills at issue.

8.4.11 If Duke has information that MSCG was not informed of any transmission constraints or other impediments to deliveries under the PPA to the delivery points designated by MSCG, Duke shall, as promptly as reasonably practical, inform MSCG of any transmission constraints or other impediments to deliveries under the PPA to the delivery points designated by MSCG.

8.4.12 Duke shall serve as EMC’s Purchasing – Selling Entity.

8.4.13 Duke shall schedule to the Transmission Provider electric energy to be delivered from the EMC Contract Resources described in Sections 5.1.3, 5.1.4 and 5.1.5.

8.5 Scheduling Agent Services (January 1, 2011 through Termination). Beginning on January 1, 2011, and continuing through the date of termination of this Agreement, Duke shall provide the following Scheduling Agent Services:

8.5.1 Duke shall develop next-Day and multi-Day forecasts of EMC’s Native Load.

8.5.2 Duke shall provide NCEMC with seven-Day and next-Day forecasts of EMC’s Native Load.

8.5.3 Duke shall provide to NCEMC with the daily schedule of electric energy to be made available each Hour to serve EMC’s Native Load under the WPSA.

8.5.4 Duke shall receive weekly availability schedules from SEPA.

56

8.5.5 Duke shall provide to SEPA week-ahead schedules and real-time adjustments to the week-ahead schedules of EMC’s SEPA Entitlement.

8.5.6 Duke shall provide operational forecasts of EMC Native Load as may be requested by the Transmission Provider from time to time.

8.5.7 Duke shall receive any information or notices from NCEMC or SEPA relating to any changes in the schedules of electric energy to be delivered to serve EMC’s Native Load.

8.5.8 Duke shall provide daily and Monthly reconciliation and checkout services to EMC with respect to NCEMC, SEPA, and the Transmission Provider in connection with services provided by those entities to serve EMC’s Native Load.

8.5.9 Duke shall reasonably cooperate with EMC to enable EMC to address issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider in connection with the delivery of electric energy under the WPSA, EMC Contract Resources described in Section 5.2, or the SEPA Contract to serve EMC’s Native Load. Such cooperation shall include, but is not limited to, providing EMC with data, records and other information available to Duke and related to the invoices or bills at issue.

8.5.10 Duke shall serve as EMC’s Purchasing – Selling Entity.

8.5.11 Duke shall schedule to the Transmission Provider electric energy to be delivered from the EMC Contract Resources described in Section 5.2.

8.6 New EMC Resources. If EMC obtains one or more new EMC Contract Resources in accordance with the provisions of Article 5 of this Agreement, the Parties shall negotiate appropriate revisions to this Agreement or the protocols and procedures developed under Section 8.3 as necessary for Duke to provide Scheduling Agent Services hereunder in connection with such new EMC Contract Resources; provided however, the failure of the Parties to agree on revisions to this Agreement or the protocols and procedures developed under Section 8.3 shall not relieve Duke of its obligation to schedule such new EMC Contract Resources.

8.7 Errors in Schedules. If Duke is notified by the Transmission Provider, NCEMC, SEPA or a third party with respect to EMC Contract Resources described in Sections 5.1.3, 5.1.4, 5.1.5 or 5.2, that any schedule provided by Duke as Scheduling Agent has been rejected, Duke shall provide to the Transmission Provider, NCEMC, SEPA or third party, as applicable, a substitute schedule for the Day in question taking into account the information provided by the Transmission Provider, NCEMC, SEPA or third party, as applicable, in connection with such rejection.

8.8 EMC Responsibilities. In connection with Duke’s undertaking Scheduling Agent Services, EMC shall have the following obligations:

8.8.1 EMC shall provide Duke, as Scheduling Agent, with: (a) meter data such that Duke may calculate aggregate load in discrete locations or in aggregate load areas as determined by Transmission Provider; (b) five (5) years of the most recent historical load data; and (c) the Power Requirements Study (or such successor document) that EMC submits annually to the RUS.

57

8.8.2 EMC shall make arrangements with NCEMC, SEPA, the Transmission Provider, and any third party responsible for providing for deliveries of new EMC Resources as provided for in Section 8.6, as are necessary for those parties to communicate with, and accept or receive schedules or other information submitted by or to Duke as Scheduling Agent.

8.8.3 During the period from the Commencement Date through December 31, 2010, EMC shall direct MSCG to communicate with, and provide Nominations to Duke as Scheduling Agent.

8.8.4 EMC shall reasonably cooperate with Duke as necessary for Duke to assist EMC in addressing issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider, as provided for in Sections 8.4.10 and 8.5.9.

8.9 Duke’s Liability. Duke shall be liable for any damages arising from Duke’s unexcused failure to comply with the provisions of this Article 8.

8.10 Termination Assistance Service. Commencing six (6) Months prior to the scheduled termination of this Agreement and continuing through the termination date of this Agreement (the “Termination Assistance Period”), Duke shall provide to EMC, or at EMC’s request to EMC’s designee, such reasonable cooperation, assistance and service to cause the orderly and timely transition and migration of Scheduling Agent Services provided under this Agreement to EMC’s new energy supplier and/or scheduling agent without interruption or adverse effect (“Termination Assistance Service”). EMC may shorten or terminate the Termination Assistance Period by providing written notice to Duke.

Article 9

Transmission and Ancillary Services

9.1 Delivery Obligations. Duke shall be responsible for making all arrangements necessary and paying for all costs incurred under contractual arrangements necessary to deliver the electric energy provided hereunder to the Delivery Points. EMC shall be responsible for making and paying for all contractual arrangements necessary for the delivery of the electric energy provided hereunder from the Delivery Points.

9.2 Transmission Arrangements. This Agreement does not obligate Duke to provide any Transmission Service or Ancillary Services, and does not confer upon EMC any rights to service over the Transmission System. EMC shall be responsible for making separate contractual arrangements with the Transmission Provider for all Transmission Service and Ancillary Services to be provided to EMC.

9.3 Ancillary Services. Duke shall make Commercially Reasonable Efforts to assist in any effort by EMC to have the Transmission Provider recognize that the electric capacity and energy provided hereunder satisfies one or more of such Transmission Provider’s Ancillary Services requirements; provided, however, that nothing in this Section 9.3 shall in any way obligate Duke to provide, make arrangements for, or pay for any Ancillary Services except as expressly provided for in Section 9.3.1.

58

9.3.1 Energy Imbalance Responsibility. Duke shall reimburse EMC in accordance with the provisions of Article 13 for any Hour in which, as a result of Duke’s unexcused failure to comply with the provisions of Article 8, Energy Imbalance Service charges are incurred by EMC in accordance with the Transmission Provider’s OATT. EMC shall reimburse Duke in accordance with the provisions of Article 13 for any Hour in which, as a result of Duke’s unexcused failure to comply with the provisions of Article 8, Energy Imbalance Service compensation is provided to EMC in accordance with the Transmission Provider’s OATT.

9.4 Regional Transmission Organization. If an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider, then Duke and EMC will reasonably cooperate to make or enter into arrangements with such entity to assist such entity with the implementation of this Agreement. It is expressly understood that neither the implementation of an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider nor the failure of the Parties to enter into the arrangements contemplated under this Section 9.4 shall relieve either Party of any obligations under this Agreement.

9.4.1 Cost Responsibility. Except as provided in Section 9.3.1, it is expressly understood that nothing herein shall be construed to in any way relieve EMC of, or impose upon Duke, the responsibility for any fees, costs, or charges (including but not limited to congestion costs, transmission losses, or the costs or charges to secure financial transmission rights or the equivalent thereof) that may be imposed on EMC by an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider in connection with the provision of Transmission Service or Ancillary Services. It is further expressly understood that Duke shall have no right or interest in any financial transmission rights or the equivalent thereof that are allocated, assigned, transferred or acquired by EMC.

9.4.2 Congestion Costs. In the event that the Transmission Provider implements a pricing methodology that allocates congestion costs on a locational basis, in determining the dispatch order of Duke’s Generation System, Duke shall make no adverse distinction between Duke’s Native Load and Duke’s obligations to supply FFR Supplemental Service or Partial Requirements Service, as applicable under this Agreement. Duke further agrees that, in the event it designates Delivery Points for Duke’s Generation System, Duke shall make no adverse distinction between Duke’s Native Load and Duke’s obligations to supply FFR Supplemental Service or Partial Requirements Service, as applicable under this Agreement. The Parties shall reasonably cooperate with each other in an effort to develop and implement congestion management strategies designed to minimize the incurrence of congestions costs associated with the delivery of electric energy under this Agreement. Duke will provide EMC with recommended strategies to manage such congestion costs, under terms that would not subject Duke’s Native Load to any costs that Duke would not otherwise incur, and if EMC agrees with such recommendation, Duke will use Commercially Reasonable Efforts to implement the recommended congestion management strategies. Duke shall also use Commercially Reasonable Efforts to comply with the congestion management rules that may be adopted by the Transmission Provider.

59

Article 10

Operating Committee

10.1 Operating Committee. The Parties shall establish an Operating Committee consisting of one (1) Representative each. The Operating Committee shall act only by unanimous agreement or consent. Duke and EMC shall designate their respective Representatives to the Operating Committee, plus any alternate, by written notice delivered in accordance with Section 16.22 within thirty (30) Days after the Effective Date. Each Party’s Representative on the Operating Committee is authorized to act on behalf of such Party with respect to any matter arising under this Agreement.

10.2 Duties of the Operating Committee. The Operating Committee shall facilitate the coordination and interaction between the Parties with respect to the performance of the duties and obligations imposed on the Parties hereunder, including development or revision of appropriate protocols and procedures therefor. The Operating Committee shall not, however, have any authority to modify or otherwise alter the Parties’ rights and obligations under this Agreement.

Article 11

Demand Side Management

11.1 Availability of Demand Side Management Resource Programs. EMC may make available to EMC’s Native Load customers EMC Demand Side Management Resource Programs to the same extent and under comparable terms and conditions as Duke’s Demand Side Management Resource Programs; provided, however, that EMC may not make available to EMC’s Native Load customers any demand side management resource programs or similar programs other than such EMC Demand Side Management Resource Programs unless EMC is otherwise required by RUS or by applicable Law to make other demand management side resource programs available to EMC’s Native Load customers or is otherwise permitted under Section 11.7. Except as set forth in Section 4.2.6, the terms and conditions of EMC Demand Side Management Resource Programs shall be applied to EMC’s Native Load customers and enforced by Duke in the same or comparable manner as they are applied to Duke’s Native Load retail customers and enforced by Duke. Except as set forth in Section 4.2.6, in implementing and operating such EMC Demand Side Management Resource Programs, Duke shall make no adverse distinction with respect to EMC’s Native Load.

11.2 Changes to Demand Side Management Resource Programs. Upon ninety (90) Days prior written notice, Duke shall advise EMC of any modifications, additions, or deletions that have been or will be made to the Demand Side Management Resource Programs, and the EMC Demand Side Management Resource Programs available hereunder to EMC’s Native Load customers shall be deemed to have been revised to reflect such modifications, additions, or deletions without any further action required by either Party.

60

11.3 Credits. Except for any EMC Demand Side Management Resource Program implemented pursuant to Section 11.7 of this Agreement, for each EMC Native Load customer that implements an EMC Demand Side Management Resource Program, EMC shall be entitled to a billing credit. Such billing credit shall be calculated in accordance with the credit applicable for the Demand Side Management Resource Program, as specified in the rider approved and on file with NCUC for such Demand Side Management Resource Program. Each Month, Duke shall aggregate the total billing credits to which EMC is entitled pursuant to this Section 11.3, and provide EMC a credit on the Monthly statement delivered in accordance with Section 13.2 equal to the total billing credits for such Month.

11.4 Necessary Arrangements. To the extent that an EMC Native Load customer agrees to implement an EMC Demand Side Management Resource Program, the Parties shall cooperate in preparing any detailed implementation procedures and arrangements required to implement such program, provided that, except for any EMC Demand Side Management Resource Program implemented pursuant to Section 11.7 of this Agreement, Duke shall retain sole operational control over such EMC Demand Side Management Resource Program implemented. The failure of the Parties to agree on detailed implementation procedures and obligations shall not affect Duke’s obligation to provide EMC with credits as determined by Section 11.3.

11.4.1 Audits. For each EMC Demand Side Management Resource Program whose credit depends upon the number of EMC Native Load customers, EMC shall be required to provide Duke written notice, by no later than January 31 of each Year, of the number of EMC Native Load customers with whom EMC has entered into arrangements pursuant to this Section 11.4 for such EMC Demand Side Management Resource Program. Duke shall have the right periodically to perform audits, in accordance with the terms of Section 13.6, to verify the accuracy of the notices concerning the number of EMC Native Load customers with whom EMC has entered into arrangements for each EMC Demand Side Management Resource Program. Based on the results of such audits, Duke shall be entitled, in accordance with the terms of Section 13.2.2, to revise or adjust the level of credits that Duke previously had provided EMC.

11.5 Start-Up Conditions. No later than sixty (60) Days after the Effective Date, Duke shall conduct a system-wide test of each EMC Demand Side Management Resource Program to determine its capability. Duke shall provide EMC with the results of such test no later than five (5) Business Days after the completion of the system-wide test. Duke shall not be required to provide credits for EMC Demand Side Management Resource Programs unless the applicable standards and requirements specified for Duke’s Demand Side Resource Management Programs under the riders approved and on file with the NCUC shall have been met, and the testing provided for in this Section 11.5 shall have been accomplished.

11.6 Periodic Testing. Duke shall have the right periodically, but no less than once per Year, to conduct a system-wide test of each EMC Demand Side Management Resource Program to determine whether the tested EMC Demand Side Management Resource Program is capable of providing a level of demand reduction equal to the level of the credit that EMC is, at the time of such system-wide test, receiving for such EMC Demand Side Management Resource Program. Subject to Section 11.6.1, if, at the time of such system-wide test, one or more EMC Demand Side Management Resource Program(s) do not provide the level of demand reduction equal to the level of the credit that EMC is receiving for such EMC Demand Side Management Resource

61

Program(s), Duke shall have the right to (i) reduce the credit provided to EMC to the actual level of demand reduction provided at the time of the system-wide test and, in accordance with the terms of Section 13.2.2, to revise or adjust the level of credits that Duke previously had provided EMC, and (ii) provide written notice within ninety (90) Days of the system-wide test, to cancel such EMC Demand Side Management Resource Program(s).

11.6.1 Retesting. Within sixty (60) Days of any failure of a system-wide test for an EMC Demand Side Management Resource Program, EMC shall have the right to have Duke conduct a retest in order to demonstrate that such EMC Demand Side Management Resource Program is capable of providing the level of demand reduction equal to the level of the credit that EMC previously was receiving for such EMC Demand Side Management Resource Program. To the extent that any such system-wide retest demonstrates that the EMC Demand Side Management Resource Program is capable of providing demand reduction, the credit provided to EMC shall be restored to the prior level or such lesser level as demonstrated by the result of such rescheduled test and, to the extent applicable, Duke shall, in accordance with the terms of Section 13.2.2, revise or adjust the level of credits that Duke previously had provided EMC and any notice to terminate rendered by Duke pursuant to 11.6 shall be null and void.

11.7 EMC Demand Side Management. If Duke’s Annual Planning Period shifts from the Summer Period to the Winter Period, then EMC shall have the authority to implement and call upon EMC Demand Side Management Resource Programs to control EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the Winter Period to the level equal to but not below the average of (i) the average of EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the immediately preceding Summer Period and (ii) the average of EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the second preceding Summer Period. For example, if (i) the Annual Planning Period during May 2012 - April 2013 is the Summer Period (May 2012 - September 2012), and the average of EMC’s integrated sixty (60) minute EMC Native Load demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during such period is 100 MWs; and (ii) the Annual Planning Period during May 2013 - April 2014 is the Winter Period (October 2013 - April 2014), and the average of EMC’s integrated sixty (60) minute EMC Native Load demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during the Summer Period immediately preceding such Winter Period (i.e., May 2013 - September 2013) is 102 MWs; then EMC may call upon EMC Demand Side Management Resource Programs to control EMC’s integrated sixty (60) minute EMC Native Loads demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during October 2013 - April 2014 to the level equal to but not below 101 MWs. It is expressly acknowledged that (a) Duke shall also have the right to call upon any available EMC Demand Side Management Resource Program implemented pursuant to this Section 11.7, and (b) EMC shall not be entitled to a billing credit under Section 11.3 (or any other provision of this Agreement) in connection with any EMC Demand Side Management Resource Program implemented pursuant to this Section 11.7.

62

Article 12

Modification of This Agreement

12.1 Unilateral Modification. Except as provided in Section 12.3:

No unilateral modification, amendment or other change to the terms of this Agreement shall be permitted or deemed effective for any reason, and the rates, terms and conditions specified herein shall not be subject to change through application to FERC pursuant to the provisions of Sections 205 or 206 of the Federal Power Act absent the written agreement of both Parties. Any amendment or modification to this Agreement shall be deemed enforceable if and only if such amendment or modification (a) has been reduced to writing, (b) has been agreed to and duly executed by both Parties in writing, and (c) has received all requisite approvals of Governmental Authorities necessary for the effectiveness thereof. Each Party hereby irrevocably waives its rights, including any rights under Sections 205 and/or 206 of the Federal Power Act, to file a complaint, request an investigation, or make any unilateral rate-change request seeking: (a) an order from FERC finding that any rate or provision in this Agreement is unjust or unreasonable; (b) any refund with respect to this Agreement’s rates; or (c) any other unilateral modification to this Agreement. Each Party agrees not to make any such unilateral filing or request, and agrees and warrants that these covenants and waivers shall be binding notwithstanding any regulatory, market, or other change that may occur at any time during the Term.

12.2 Mobile-Sierra Public Interest Standard. Except as provided in Section 12.3, to the extent this Agreement is challenged by any person or its terms are subjected to review under the Federal Power Act or other Laws, the “just and reasonable” standard shall not apply. Instead, absent the agreement of both Parties to the proposed change, and except as provided in Section 12.3, the standard of review for changes to this Agreement proposed by a Party, a non-party, or FERC acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956); Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956).

12.3 Changes To Certain Charge Components. Notwithstanding anything else herein to the contrary, nothing contained herein shall be construed as affecting in any way the right of either Party to unilaterally make application to FERC under Sections 205 or 206 of the Federal Power Act (i) to change the depreciation rates and nuclear decommissioning accrual used in Schedule 1, (ii) to include additional cost items that are incurred in providing FFR Supplemental Service or Partial Requirements Service, as applicable, to EMC that are not included in Schedule 1, (iii) to exclude from Schedule 1 cost items that are no longer incurred in providing FFR Supplemental Service or Partial Requirements Service, as applicable to EMC, or (iv) to change Schedule 1 to reflect changes in Duke’s accounting consistent with the Accounting Requirements (including the addition of new accounts and the removal of obsolete accounts). In addition, in the event that (a) EMC implements new time-of-use rates or materially modifies its existing time-of-use rates, for some or all of EMC’s Native Load customers, (b) such rates result in a reduction of EMC’s Monthly Billing Demand under Sections 7.2.2.2 or 7.3.2.2, and (c) such Monthly Billing Demand reduction does not result in a commensurate reduction in the EMC demands that Duke utilizes in Duke’s Generation Planning Practices, Duke may make unilateral application to FERC

63

under Section 205 of the Federal Power Act to change the calculation of the Monthly Billing Demand set forth in Sections 7.2.2.2 or 7.3.2.2 to more appropriately reflect the costs that Duke incurs in providing service under this Agreement. In the event that Duke makes such a filing with FERC, EMC may oppose such filing, and, in addition, shall be free to propose any other method for calculating the Monthly Billing Demands set forth in Sections 7.2.2.2 or 7.3.2.2 to more appropriately reflect the costs that Duke incurs in providing service under this Agreement.

12.4 Standard of Review for Permitted Changes. The Parties acknowledge that, as of the Effective Date, FERC has issued a proposed rule that, if adopted, would specify the language for parties to include in future agreements where the parties intend that the “just and reasonable” standard of review apply to amendments to the agreements. Notwithstanding the language that ultimately may be adopted by FERC, it is the intent of the Parties that the standard of review that FERC shall apply when acting on proposed modifications to this Agreement that are permitted under Section 12.3, either on FERC’s own motion or on behalf of a signatory or non-signatory, shall be the “just and reasonable” standard of review rather than the “public interest” standard of review.

12.5 Scope of Waiver. Nothing in this Article 12 shall be construed to modify or limit any Party’s right to enforce the express terms of this Agreement as they are written in this Agreement.

Article 13

Billing and Payment

13.1 Billing Period. Unless otherwise specifically agreed upon by the Parties in the terms of this Agreement or otherwise in writing, the Month shall be the standard period for determining all billings and payments under this Agreement.

13.2 Billing Statements.

13.2.1 Initial Statements. After the end of each Billing Period, Duke shall deliver to EMC a statement setting forth for the Billing Period (i) the sum of the electric energy delivered and/or received for all Hours during that Billing Period, and (ii) Duke’s calculation of any amounts due from EMC under this Agreement for the Billing Period. In addition, in the event that there are amounts due from Duke to EMC under this Agreement for a Billing Period, EMC shall deliver to Duke, after the end of such Billing Period, a statement setting forth for the Billing Period EMC’s calculation of any amounts due from Duke under this Agreement for the Billing Period. Notwithstanding the foregoing, a Party’s failure to render a statement as set forth above shall not relieve the other Party from its obligation to make payment to the billing Party when such statement is rendered, provided such statement is rendered within one (1) year after the end of the Billing Period.

13.2.2 Subsequent Payment Adjustments. The Parties understand that in certain cases Monthly billings will need to be made on an estimated basis. In addition, the Parties understand that after-the-fact adjustments to amounts owed or revenues received may be made in order to reflect correctly the amounts payable by one Party to the other under this Agreement. Each Party

64

shall cooperate in good faith with the other Party to obtain the requisite information and perform the necessary computations so as to true-up or otherwise adjust any estimated or adjusted billings promptly.

13.3 Timeliness of Payment. Unless otherwise agreed by the Parties, all statements rendered under this Agreement, whether by Duke or EMC, shall be due and payable in accordance with each Party’s statement instructions on or before the later of the twentieth (20th) Day of each Month, or the tenth (10th) Day after receipt of the statement or; if such Day is not a Business Day, then on the next Business Day. Each Party shall make payments in immediately available funds by electronic funds transfer, or by other mutually agreeable method, to the account designated in writing by the other Party. Any non-disputed amounts (other than amounts for which payment may be withheld pursuant to Section 13.5) not paid by the due date shall be deemed delinquent and shall accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

13.4 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date through netting, in which case all amounts owed by each Party to the other Party under this Agreement during the Billing Period, including any related interest, payments, and credits, shall be netted so that only the excess amount remaining shall be paid by the Party who owes it. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other Party during the Monthly Billing Period, including but not limited to any interest, payments, or credits, that Party shall pay such sum in full when due.

13.5 Disputes and Adjustments of Statements. A Party may, in good faith, dispute the correctness of any statement or any adjustment to a statement, rendered under this Agreement or adjust any statement for any arithmetic or computational error within twenty-four (24) Months of the date the statement, or adjustment to a statement, was rendered. If a statement or portion thereof, or any other claim or adjustment arising under this Agreement is disputed, the disputing Party shall provide written notice to the other Party (the “Billing Dispute Notice”) which (a) states the good faith basis for the dispute, (b) specifies the amount in dispute (the “Disputed Amount”), if any, and (c) provides documentation reasonably supporting the determination of the Disputed Amount. The disputing Party shall, at its option, (a) make payment to the other Party of the Disputed Amount under protest and thereafter shall be reimbursed by the other Party for any amount determined to be refundable after the resolution of such dispute or (b) withhold one half (1/2) of the Disputed Amount and make payment to the other Party of the other one half (1/2) of the Disputed Amount. Payment to the other Party of one half (1/2) of the Disputed Amount shall not relieve the disputing Party of the obligation to pay interest accrued at the Interest Rate from and including the date such payment was due to but excluding the date of such payment of any portion of such Disputed Amount withheld and determined to be due and payable after the resolution of such dispute. Likewise, the other Party shall not be relieved of the obligation to pay interest accrued at the Interest Rate from and including the date such payment was made to but excluding the date of reimbursement of any portion of such Disputed Amount paid and determined to be refundable after the resolution of such dispute.

In the event that a Party, by timely notice to the other Party, disputes the correctness of a statement or portion thereof or any other claim or adjustment arising under this Agreement, the

65

other Party shall promptly review the disputed statement or adjustment and shall notify the disputing Party, within forty-five (45) Days following receipt of the Billing Dispute Notice, of the amount of any error or the amount of any payment or reimbursement that the disputing Party is required to make or is entitled to receive. Payments determined to be due by the disputing Party shall be included on the next Monthly statement, and shall include interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Reimbursements determined to be due from the other Party shall be included on the next Monthly statement, and shall include interest accrued at the Interest Rate from and including the due date to but excluding the date reimbursed. If the disputing Party disagrees with the other Party’s resolution of any dispute, then the Parties shall submit the dispute for resolution in accordance with Article 14.

Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to a statement is waived unless the other Party is notified in accordance with this Section 13.5 within twenty-four (24) Months after the statement is rendered or any adjustment to the statement is made. Neither Party shall have the right to challenge any statement, to invoke arbitration of the same or to bring any court or administrative action of any kind questioning the propriety or any other aspect of such statement after a period of twenty-four (24) Months from the date the statement was rendered; provided, however, that in the case of a statement containing estimates, such twenty-four (24) Month period shall run from the date the statement is adjusted to reflect the actual amounts due.

13.6 Records and Audits. Each Party shall keep such records and documents as may be needed to afford a clear and complete history of all transactions under this Agreement, and the cost information used to calculate the charges for such transactions, for twenty-four (24) Months following the Month in which such transaction occurs. In addition, during such twenty-four (24) Month period, EMC shall have the right to audit all records, including phone and computer records, related to Duke’s performance of its obligation not to adversely distinguish against EMC’s Native Load under Section 4.3.3, Section 6.2, and Section 9.4.2 of this Agreement. If a Party initiates an audit through a notice to the other Party within the time period provided herein, the records and documents related to such audit are required to be maintained under this Section 13.6, then the other Party will retain such records and documents until such audit is complete. If a Party issues an Original Notice pursuant to Article 14, then the Parties will retain the records and documents relating to such dispute until the resolution of such dispute. In maintaining such records and documents, EMC and Duke may rely upon the logs and other meter information routinely recorded by Transmission Providers or utilities responsible for coordination of the purchases and sales. During such twenty-four (24) Month period, either Party, or any Representatives of such Party, shall have the right, at its sole expense and during normal working Hours, to examine the records of the other Party, including documents and records held by third parties, to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to this Agreement. The Party requesting the audit shall pay the costs associated with any independent auditor. Upon the request of the auditing Party, the document custodian of the other Party shall certify to the auditing Party that, to the best of such person’s knowledge after reasonable investigation, the documents and records supplied are true and complete and, in the case of copies, are true, complete and correct copies of the original documents requested by the auditing Party.

66

13.6.1 Procedures. EMC may make a written request for Duke to provide access to documents and records to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. Within ten (10) Business Days of the receipt of a written request from EMC, Duke shall either provide EMC, or its Representative, with access to the documents and records which are the subject of the written request or provide EMC with copies of the original documents and records. If Duke elects to provide EMC, or its Representative, with access to the documents and records requested by EMC, EMC or its Representative shall be permitted to make, at its own expense, copies of the documents and records to which it or its Representative has been provided access. Any copies made by EMC or its Representative shall be subject to the confidentiality provisions set forth in Section 16.6. If Duke is unable to provide EMC with access or copies within ten (10) Business Days of the receipt of EMC’s written request because it is unable to locate or gain access to such documents and records after reasonable investigation, Duke shall, within ten (10) Business Days of the receipt of such written request, provide EMC with notice describing the reasons for its failure to provide access to or copies of the documents and records, its efforts to obtain such documents and records, and its best estimate of the time in which EMC will be permitted access to or provided copies of such documents and records. The twenty-four (24) Month period provided for in Section 13.5 shall be tolled from the date Duke gives notice describing the reasons for its failure to provide access to or copies of the documents and records until Duke shall have (i) provided EMC with copies or access to all documents and records specified in EMC’s written request or (ii) Duke’s document custodian shall have certified, that to the best of his knowledge after reasonable investigation that such document does not exist or Duke cannot locate or produce such document or records.

13.6.2 Adjustments Resulting from Audits. If any audit or examination under this Section 13.6 reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof shall be made promptly and shall accrue interest at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment shall be made unless objection to the accuracy thereof was made prior to the lapse of twenty-four (24) Months from the rendition thereof, and thereafter any objection shall be deemed waived.

13.6.3 Confidentiality. The auditing Party shall keep confidential any information obtained in the audit. If requested, a Party shall provide to the other Party statements evidencing the quantity of electric energy provided under this Agreement for up to the prior twenty-four (24) Months. If an audit is requested with respect to any records held by the a Party or a third party and those records cannot be disclosed to the requesting Party as a result of a confidentiality obligation, then to the extent legally permissible, the auditing Party shall select an independent auditor to perform the audit consistent with the Parties’ rights under this Agreement and with such confidentiality arrangements as may be required by the confidentiality obligation in question.

67

Article 14

Dispute Resolution

14.1 Arbitration. Except as otherwise provided below, any dispute arising out of or in connection with this Agreement or its performance that cannot be resolved after good faith discussions and negotiations between the Parties as set forth in Section 14.2 shall be submitted to binding arbitration. A dispute with respect to whether a Material Adverse Ruling meets the materiality standard specified in Section 2.3.2.2(c)(1) or (c)(2) shall be subject to dispute resolution pursuant to Section 2.3.2.2.2. A dispute with respect to an invoice shall first be subject to the procedures set forth in Section 13.5, and if such dispute is not resolved in accordance with such procedures, then such dispute shall be submitted to binding arbitration in accordance with this Article 14. Any arbitration commenced under this Article 14 shall be conducted in accordance with the North Carolina Arbitration Act, N.C.G.S. Section 1-567 et seq., and the non-administered arbitration rules and procedures of the CPR Institute for Dispute Resolution (“CPR”) in effect at the time arbitration is commenced, except where specifically modified by this Agreement.

14.2 Negotiation and Notice of Arbitration. Prior to initiating arbitration hereunder, a Party shall provide the other Party with written notice of the dispute, a proposed means for resolving the same, and support for the Party’s position (“Original Notice”). Thereafter, Representatives of the Parties shall meet in person to discuss the matter and attempt in good faith to reach a negotiated resolution of the dispute. The Parties agree to provide and exchange supporting facts, records and information regarding the dispute (including calculation and bases) as part of the good faith negotiations. If the Parties have not agreed upon a resolution of the dispute within thirty (30) Days after the provision of the Original Notice or such other time period as the Parties may agree in writing to allow for discussions and negotiation (“Negotiation Period”), then at any time after the end of the Negotiation Period, a Party may provide written notice to the other declaring an impasse (“Impasse Notice”) and initiating binding arbitration in accordance with the further provisions of this Article 14. A Party providing an Impasse Notice shall also contemporaneously notify all entities within the EMC Group of the provision of its Impasse Notice.

14.3 Individual, Joint or Consolidated Arbitration. If, within thirty (30) Business Days of EMC’s provision of an Impasse Notice, Blue Ridge and/or Piedmont also provides an Impasse Notice relating to substantially the same issue as raised by EMC’s Impasse Notice, or if Duke contemporaneously provides each of EMC, Blue Ridge and/or Piedmont an Impasse Notice relating to substantially the same issue, then each entity within the EMC Group shall have ten (10) Business Days following the expiration of such thirty (30) Business Day period to provide written notification to Duke stating whether or not such entity will voluntarily proceed in a joint or combined arbitration.

If EMC and one or more of the entities within the EMC Group that have provided or received Impasse Notices within the specified time period relating to substantially the same issue elect to proceed individually or in more than one arbitration proceeding, Duke shall have the right to file a motion to consolidate such Impasse Notices with EMC’s Impasse Notice in a single proceeding. The motion to consolidate such Impasse Notices shall be served within ten (10)

68

Business Days of the date when each entity within the EMC Group has provided notice as to whether or not it will voluntarily proceed in a consolidated arbitration. Duke’s motion to consolidate shall be decided in the first commenced arbitration by one arbitrator (if the Streamlined Arbitration Process is used) or one (1) arbitration panel (if the Standard Arbitration Process is used), provided that the arbitrator(s) shall satisfy the qualifications required pursuant to the third sentence of Section 14.6.1(1) or Section 14.6.2(2), as applicable, with respect to all entities in the arbitration proceedings that are the subject of the motion to consolidate. If Impasse Notices are simultaneously given by EMC and one or more other entities within the EMC Group, then Duke shall have sole discretion to designate which of the Impasse Notices shall be treated as the first given for purposes of determining which arbitrator(s) shall decide the motion to consolidate, and shall provide written notice of such designation in the motion to consolidate arbitrations. The procedures set forth in Sections 14.6.1 and 14.6.2 for each arbitration proceeding in which the motion to consolidate was not filed shall be held in abeyance pending the decision on the motion to consolidate by the arbitrator(s) in the arbitration proceeding in which the motion to consolidate was filed.

In determining whether consolidation of one or all is appropriate, the arbitrator(s) shall consider whether the same or substantially similar issue or issues will be subject to the arbitration(s); EMC’s reasons for opposing consolidation and Duke’s reasons for seeking consolidation; and the fundamental fairness and efficiency in proceeding individually, jointly or consolidated. The arbitrator(s) decision on the motion to consolidate shall be binding on the Parties and not subject to appeal.

In the event the motion to consolidate is denied (unless otherwise agreed by the Parties and the other entities of the EMC Group that have provided or received such Impasse Notices), the arbitrations shall each proceed, subject to resolution of scheduling issues, with no arbitration being stayed as a result of the denial of the motion. In the event the motion to consolidate is granted, each entity within the EMC Group, other than the entity which is a party to the proceeding in which the motion to consolidate was filed, shall move for dismissal of the respective arbitration actions in which it is a party.

14.3.1 Individual Treatment of EMC in Joint or Consolidated Arbitration. For purposes of joint or combined arbitration, all of the entities within the EMC Group participating in the proceeding shall be treated as one (1) Party for purposes of Article 14, with the following exceptions. First, EMC shall be treated as a separate Party for purposes of Selection of Arbitration Process set forth in Section 14.4. Second, EMC may reach its own independent, voluntary resolution with Duke and may pursue its own strategy and prosecute its case with its own legal counsel in the joint or combined arbitration. Third, EMC will be treated as a separate Party for purposes of discovery in Section 14.6.1(4) or 14.6.2(4). Fourth, EMC will be treated as a separate Party for purposes of a Submission and for the adoption of the resolution and the associated monetary amount with respect to the ultimate decision of the arbitrator(s). Fifth, EMC will be treated as a separate Party for purposes of the third sentence of Section 14.6.1(1) and Section 14.6.2(2).

14.4 Selection of Arbitration Process. No later than thirty (30) Days following receipt of the Impasse Notice, or any longer time period as agreed to by the Parties, the Parties shall agree on which arbitration process specified herein to use: either the Standard Arbitration Process or the

69

Streamlined Arbitration Process. Should the Parties fail to agree on the arbitration process within thirty (30) Days following receipt of the Impasse Notice, then the Standard Arbitration Process shall be used; provided however, that the Streamlined Arbitration Process shall be used for any dispute where the damages in dispute or other monetary value at stake is alleged to be two hundred fifty thousand dollars ($250,000) or less for EMC or Duke, or in a joint or combined proceeding two hundred and fifty thousand dollars ($250,000) or less for each entity within the EMC Group that is participating in the proceeding. If the damages in dispute or other monetary value at stake in a combined proceeding is alleged to be two hundred fifty thousand dollars ($250,000) or less for EMC and at least one (1) other of the entities within the EMC Group participating in a joint or combined proceeding, the Streamlined Arbitration Process shall be used upon the request of either Party (or any of the other entities within the EMC Group participating in the proceeding) made within thirty (30) Days following the receipt of the Impasse Notices.

14.5 Initiation of Arbitration. Unless otherwise agreed by the Parties and except as provided for in Section 14.3, arbitration shall be deemed to be initiated when the arbitration process is agreed upon or otherwise determined pursuant to Section 14.4 (“Selection Date”).

14.6 Arbitration Processes.

14.6.1 Standard Arbitration Process. The following shall be the process that is used, in accordance with this Article 14, as the Standard Arbitration Process under this Agreement. By mutual agreement, the Parties may in any given arbitration and for the purposes of that arbitration alone modify or forego any procedural requirement or rule specified hereunder as part of the Standard Arbitration Process:

(1) Selection of Arbitrators. The Party initiating arbitration shall nominate one (1) arbitrator no later than fifteen (15) Days following the Selection Date. The other Party shall nominate one (1) arbitrator no later than thirty (30) Days after the Selection Date. Each of the two Party-nominated arbitrators shall be unaffiliated with any of the Parties or their predecessors or Affiliates; shall not be current or former employees of the nominating Party or its predecessors or Affiliates and shall be without material financial alliance with the nominating Party or its predecessors or Affiliates such that said arbitrator is able to participate in the arbitration without evident partiality or actual bias in favor of the nominating Party; unless such pecuniary interest or affiliation is expressly acknowledged and waived by all Parties. The two (2) arbitrators shall jointly appoint a third (3rd), neutral arbitrator within thirty (30) Days after the nomination of the second (2nd) arbitrator. The neutral arbitrator shall be the chairperson of the tribunal. This thirty (30) Day period may be extended to sixty (60) Days by agreement of both Parties. If the two (2) arbitrators are unable to agree on a third (3rd) arbitrator within the specified time period, then a third (3rd) arbitrator shall be selected by the CPR with due regard given to the selection criteria herein and in the subsequent subsections of Article 14 and input from the Parties and other arbitrators. The Parties shall request CPR to complete selection of the third (3rd) arbitrator no later than thirty (30) Days following their request for selection of the arbitrator. Costs charged by CPR for this service shall be borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be

70

borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration. In the event CPR should fail to select the third (3rd) arbitrator within thirty (30) Days following the Parties’ request for selection of the arbitrator, then any Party may petition a court of competent jurisdiction in the State of North Carolina to select the third (3rd) arbitrator. Due regard shall be given to the selection criteria and input from the Parties and other arbitrators. Each of the arbitrators shall take an oath of neutrality.

(2) Additional Qualifications of Arbitrators. Unless otherwise agreed to by the Parties, each of the arbitrators shall be competent and experienced in matters involving the electricity business in the United States. Such experience shall be conclusively demonstrated by ten (10) years or more of electric industry experience as a practicing attorney or other experience or expertise as agreed to by the Parties.

(3) Replacement of Arbitrators. If prior to the conclusion of the arbitration any arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator with the qualifications specified herein shall be appointed in the manner and timeframe (such timeframe starting anew following the unavailability of the arbitrator to be replaced) described in Section 14.6.1(1) above.

(4) Discovery. Discovery and other pre-hearing procedures shall be conducted as set forth herein, as otherwise agreed by the Parties, or if they cannot agree, as determined by a majority of the arbitrators. Each Party shall have the right to propound up to ten (10) interrogatories, the right to request relevant documents and records, conduct depositions (including depositions of experts), designate experts, and obtain the opinion of opposing experts.

(5) Hearing. Within fifteen (15) Days after completion of discovery, each Party shall contemporaneously submit by overnight delivery and electronic mail to the arbitrators a precise statement of the dispute, a proposed resolution of the dispute, including a monetary amount and the supporting calculations if applicable, and the factual and/or legal support therefor (the “Submission”). The next Business Day the Parties shall exchange complete Submissions by overnight delivery and electronic mail. Within fifteen (15) Days after receiving the other Party’s Submission, each Party may submit by overnight delivery and electronic mail to the other Party and the arbitrators a reply statement to the other Party’s Submission. The Parties shall conduct a hearing in Charlotte, North Carolina no later than the later of (i) sixty (60) Days following selection of the third (3rd) arbitrator, (ii) forty-five (45) Days after all pre-hearing discovery has been completed, or (iii) forty-five (45) Days after the issuance of the arbitrators’ decision denying a motion to consolidate pursuant to Section 14.3, at which the Parties shall present such evidence, argument, and witnesses as they may choose. Prior to the beginning of the hearing, the Parties may submit a joint statement of undisputed facts and/or issues to be resolved, if the Parties so agree to submit such statement or if the arbitrators order submission of the statement. If the Parties agree, or if allowed by a majority of the arbitrators, the Parties each may submit a post-hearing brief to the arbitrators within ten (10) Business Days of completion of the hearing. No reply briefs shall be allowed unless otherwise permitted by a majority of the arbitrators.

71

14.6.2 Streamlined Arbitration Process. The following shall be the process that is used, in accordance with this Article, as the Streamlined Arbitration Process under this Agreement. By mutual agreement, the Parties may in any given arbitration and for the purposes of that arbitration alone modify or forego any procedural requirement or rule specified hereunder as part of the Streamlined Arbitration Process:

(1) Selection of Arbitrator. No later than thirty (30) Days following the Selection Date, the Parties shall agree upon a single arbitrator to conduct the arbitration. If the Parties are unable to agree on an arbitrator, then the arbitrator shall be selected by the CPR with due regard given to input from the Parties and in conformity with the qualifications specified herein. The Parties shall request CPR to complete selection of the arbitrator no later than thirty (30) Days following their request for selection of an arbitrator. Costs charged by CPR for this service shall be borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration. In the event CPR should fail to select the arbitrator within seventy-five (75) Days after the Selection Date, then any Party may petition a court of competent jurisdiction in the State of North Carolina to select the arbitrator. Due regard shall be given to the selection criteria and input from the Parties. The arbitrator shall take an oath of neutrality.

(2) Qualification of the Arbitrator. The arbitrator shall be unaffiliated with any of the Parties or their predecessors or Affiliates, such that the arbitrator:

(a) Shall not be a current or former employee, advisor, attorney or consultant;

(b) Shall be without material financial alliance, such that said arbitrator is able to participate in the arbitration without evident partiality or bias, unless such pecuniary interest or affiliation is expressly acknowledged and waived by all Parties;

(c) Shall be competent in matters involving the electricity business in the United States and shall have ten (10) years or more of electric industry experience as a practicing attorney or such other experience or expertise as agreed by the Parties; and

(d) Shall take an oath of neutrality.

(3) Replacement of Arbitrator. If prior to the conclusion of the arbitration the arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator with the qualifications specified herein, shall be appointed in the manner and timeframe (such timeframe starting anew following the unavailability of the arbitrator to be replaced) described in Section 14.6.2(1) above.

(4) Discovery. Discovery and other pre-hearing procedures shall be conducted as set forth herein, as otherwise agreed by the Parties, or if they cannot agree,

72

as determined by the arbitrator. Each Party shall have the right to propound up to ten (10) interrogatories, the right to request relevant documents and records, conduct at least three (3) depositions, in addition to obtaining discovery of the opinions of any experts and the right to depose any experts (which are not included in the three (3) depositions above). Additional discovery may be conducted only as allowed by the arbitrator or agreed by the Parties.

(5) Hearing. Within fifteen (15) Days after completion of discovery, each Party shall contemporaneously submit a Submission by overnight delivery and electronic mail to the arbitrator. The next Business Day, the Parties shall exchange complete Submissions by overnight delivery and electronic mail. Within fifteen (15) Days after receiving the other Party’s Submission, each Party may submit by overnight delivery and electronic mail to the other Party and the arbitrator a reply statement to the other Party’s Submission. The Parties shall conduct a hearing in Charlotte, North Carolina no later than the later of (i) forty-five (45) Days following selection of the arbitrator, (ii) forty-five (45) Days after all pre-hearing discovery has been completed, or (iii) forty-five (45) days after the issuance of the arbitrator(s)’ decision denying a motion to consolidate pursuant to Section 14.3, at which the Parties shall present such evidence, witnesses, and argument as they may choose. Unless otherwise ordered by the arbitrator, at least two (2) Days prior to the beginning of the hearing, the Parties may submit a joint statement of undisputed facts and/or issues to be resolved if the Parties so agree to submit such statement or if the arbitrator orders submission of the statement. If the Parties agree, or if allowed by the arbitrator, the Parties may each submit a post-hearing brief to the arbitrator within ten (10) Business Days of completion of the hearing. No reply briefs shall be allowed unless otherwise permitted by the arbitrator.

14.7 Decision. The arbitrator (if the Streamlined Arbitration Process is used) or a majority of the arbitrators (if the Standard Arbitration Process is used) shall render his or their decision in favor of one Party or the other by adopting the resolution and the associated monetary amount requested by the prevailing Party in its Submission. The arbitrator(s) must determine the prevailing Party by interpreting the meaning and intent of the language of this Agreement, applying the applicable Law to the relevant facts and selecting the arbitration ruling proposed by the Parties that most closely correlated to their decision based upon this Agreement, the applicable Law and the relevant facts. In rendering the decision, the arbitrator(s) shall interpret and apply the terms and conditions of this Agreement, and consider any relevant evidence and testimony, but shall not have the power to add to or modify any provision of this Agreement or to recommend any additions or modifications or to render a decision that does not adopt the resolution and the associated monetary amount requested by the prevailing Party in its Submission. The arbitrator(s) shall render a decision within thirty (30) Days following the later of the conclusion of the hearing or the submission of post-hearing briefs. The decision shall be rendered in writing and shall be final and binding upon the Parties. The decision may be filed in a court of competent jurisdiction, confirmed and may be enforced by any Party as a final judgment in such court, but shall have no precedential effect on future arbitrations under or arising out of this Agreement except for purposes of enforcement in a court of competent jurisdiction or for the assertion of collateral estoppel/issue preclusion or res judicata/claim preclusion in another proceeding. The Parties expressly acknowledge that no appeal of the arbitrator’s (or arbitrators’) decision shall be allowed. Except as provided in Section 16.6.4 of this Agreement, the arbitrator(s) shall have no authority to award special, exemplary, punitive, or consequential damages.

73

14.8 Expenses. The compensation and expenses of the arbitrator(s) shall be chargeable to and borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided, that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration; provided, however, that each Party shall bear the compensation and expenses of its own counsel and any retained or expert witnesses. Any costs incurred by a Party in seeking judicial enforcement of any final decision rendered by arbitration conducted under this Article 14 shall be chargeable to and borne exclusively by the Party against whom such court order is obtained. It is expressly acknowledged that the failure of the entities within the EMC Group that participate in a consolidated arbitration to reach agreement on the allocation of costs among such entities shall not increase Duke’s share of the costs incurred under this Section 14.8 or Sections 14.6.1(1) or 14.6.2(1) above one-half (1/2) of the total costs at issue.

14.9 Effect of Dispute Resolution Procedures. The initiation of the dispute resolution procedures under this Article 14 shall not affect the Parties’ respective obligations and rights under this Agreement during the pendency of any such procedures.

14.10 Confidentiality. The existence, contents, or results of any arbitration proceeding under this Article 14 shall be deemed to be Confidential Information and shall be subject to the confidentiality provisions set forth in Section 16.6.

Article 15

Credit and Collateral Requirements

15.1 Posting of Collateral. To protect either Party against potential default of payment or performance, any Party that experiences a Material Adverse Change (“MAC”) shall post as collateral an amount equal to the two (2) highest Months of Duke’s billings to EMC for the previous twelve (12) Months. Such collateral shall be provided by the Party experiencing the MAC in cash, depository agreements, or letters of credit from a financial institution reasonably acceptable to the Party not experiencing the MAC within three (3) Business Days after the date on which the MAC occurs. Any such depository agreement or letter of credit shall be in a form satisfactory to the Party not experiencing the MAC in its reasonable discretion. A financing institution participating in a depository agreement or providing a letter of credit entered into for purposes of this Section 15.1 shall be deemed reasonably acceptable by the Party not experiencing the MAC if it has and maintains a minimum long term credit rating of A- or better from S&P, A3 or better from Moody’s or A- or better from Fitch Ratings, or is with or from CFC and/or CoBank.

15.2 Material Adverse Change. Duke shall be deemed to have experienced a MAC if its unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated below BBB- by S & P and below Baa3 by Moody’s. EMC shall be deemed to have experienced a MAC (a) if it fails to meet the then-current Debt Service Coverage Ratio required

74

of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) Years, and (b) the then-current Times Interest Earned Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) Years. The failure by either Party to timely fulfill a payment or reimbursement obligation, including, in the case of Duke a failure to pay Cover Costs, under this Agreement also shall constitute a MAC by that Party.

15.3 Continuing Nature of Collateral Requirement. The Party experiencing the MAC must continue to post the collateral until the MAC is cured. The Party not experiencing the MAC shall have the right to draw upon, use, and dispose of all collateral that is posted under Section 15.1, if the Party experiencing the MAC fails to fulfill any of its payment or reimbursement obligations, including, in the case of Duke a failure to pay Cover Costs, under this Agreement, and such failure constitutes an Event of Default. In the event any collateral is drawn upon by the Party not experiencing the MAC in accordance with the provisions of Section 15.5, the Party experiencing the MAC shall within three (3) Business Days fully replenish the collateral to the monetary amount required by Section 15.1.

15.4 Interest on Cash Used as Collateral. Any interest earned on collateral held under a depository agreement with a financial institution shall be paid to the Party posting the collateral in accordance with the terms of the depository agreement. If cash collateral is posted, the Party holding the cash collateral shall pay interest to the Party posting the cash collateral at the Federal Funds Effective Rate. The Federal Funds Effective Rate is the rate for that Day opposite the caption “Federal Funds (Effective)” as set forth in the weekly statistical release designated as H.15(519), or any successor publication published by the Board of Governors of the Federal Reserve System. The Party posting the cash collateral shall invoice the Party holding the cash collateral for interest accrued during the previous Month and the Party holding the cash collateral shall pay such amount within ten (10) Days of receipt of such invoice.

15.5 Grant of Security Interest/Remedies. To secure their obligations under this Agreement, any Party posting collateral under Section 15.1 hereby grants to the Party not experiencing the MAC a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral, cash equivalents collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, that Party, and the posting Party agrees to take such action as the non-posting Party reasonably requires in order to perfect the non-posting Party’s first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of the rights and remedies of a secured party with respect to all collateral, including any such rights and remedies under Law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent; (iii) draw on any outstanding letter of credit issued for its benefit; and (iv) liquidate all collateral then held by or for the benefit of the Non-Defaulting Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Party drawing upon the collateral shall apply the collateral drawn upon or otherwise realized upon the exercise of any rights or remedies granted under this Section 15.5, to reduce the obligations of

75

the Party posting the collateral under this Agreement (the posting Party remaining liable for any amounts owing after such application), and to return any surplus collateral or proceeds remaining after the posting Party’s obligations are satisfied in full.

15.6 Notice, Information. Each Party shall provide the other Party written notice within two (2) Business Days of the occurrence of an MAC affecting the notifying Party or of the occurrence of any event that may reasonably cause a MAC. Duke shall provide EMC a copy of Duke’s annual report, and any amendments thereto, within thirty (30) Days after the issuance/filing with the Securities and Exchange Commission of such report or amendment. EMC shall provide Duke with (a) a copy of EMC’s RUS Form 7 each Year, and any amendments to such Form 7, within thirty (30) Days after the filing of such report or amendment with RUS, and (b) the annual Debt Service Coverage Ratio and Times Interest Earned Ratio required of EMC by RUS for the Year in which the Effective Date occurs and for the two (2) immediately preceding Years.

15.7	Definitions.

“Accounting Requirements” means any system of accounts prescribed by a federal regulatory authority having jurisdiction over the applicable Party or, in the absence thereof, the requirements of generally accepted accounting principles applicable to businesses similar to that of the applicable Party; and provided, further, that EMC may use a uniform system of accounts prescribed from time-to-time by the RUS.

“CFC” means the National Rural Utilities Cooperative Finance Corporation.

“CoBank” means CoBank, ACB.

“Depreciation and Amortization Expense” shall mean an amount constituting the depreciation and amortization of EMC computed pursuant to Accounting Requirements. As used in the calculation of the Debt Service Coverage Ratio, Depreciation and Amortization Expense shall mean the amount reported on the RUS Form 7, Part A, Line 12(b), its successor, or the equivalent.

“Debt Service Coverage Ratio” means the ratio determined as follows: for any Year add (i) Patronage Capital or Margins (RUS Form 7, Part A, Line 28(b), or its successor), plus (ii) Interest Expense (RUS Form 7, Part A, Lines 15(b) and 16(b), or its successor), plus (iii) Depreciation and Amortization Expense for such year (RUS Form 7, Part A, Line 12(b), or its successor), plus (iv) Short Term Interest Expense; and divide such total by the sum of all payments of Principal and Interest Expense during such year (RUS Form 7, Part N, Line 12(d), or its successor) plus Short Term Interest Expense; provided however, that in the event that any long-term debt has been refinanced during such Year the payments of Principal and Interest Expense required to be made during such Year on account of such long-term debt shall be based (in lieu of actual payments required to be made on such refinanced long-term debt) upon the larger of (a) an annualization of the payments required to be made with respect to the refinanced debt during the portion of such Year such refinancing debt is outstanding or (b) the payment of Principal and Interest Expense required to be made during the following Year on account of such refinancing debt.

76

“Equity” shall mean EMC’s equities (RUS Form 7, Part C, Line 35, its successor, or the equivalent) computed pursuant to the Accounting Requirements.

“Interest Expense” as used in the calculation of the Debt Service Coverage Ratio, Interest Expense shall mean the amount reported on the RUS Form 7, Part A, Lines 15(b) and 16(b), its successor, or the equivalent.

“Material Adverse Change” or “MAC” shall have the meaning specified in Section 15.2.

“Patronage Capital or Margins” as used in the calculation of the Debt Service Coverage Ratio or TIER, shall mean the amount currently reported in the RUS Form 7, Part A, Line 28(b), its successor, or the equivalent.

“Principal and Interest Expense” shall mean that amount of principal billed on account of total long-term debt of EMC as computed pursuant to the Accounting Requirements. As used in the calculation of the Debt Service Coverage Ratio, Principal and Interest Expense shall mean the amount currently reported on RUS Form 7, Part N, Line 12(d), or its equivalent.

“Restricted Rentals” shall mean all rentals required to be paid under finance leases and charged to income, exclusive of any amounts paid under such lease (whether or not designated therein as rental or additional rental) for maintenance or repairs, insurance, taxes, assessments, water rates or similar charges. For the purpose of this definition the term “finance lease” shall mean any lease having a rental term (including the term for which such lease may be renewed or extended at the option of the lessee) in excess of three (3) years and covering property having an initial cost in excess of two hundred fifty thousand dollars ($250,000) other than automobiles, trucks, trailers, other vehicles (including aircraft and ships), office, garage and warehouse space and office equipment (including computers).

“Short Term Interest Expense” shall mean an amount constituting the interest expense with respect to the total short-term debt of EMC, computed pursuant to Accounting Requirements, provided that all short-term debt obtained from either CFC or CoBank shall be excluded.

“Times Interest Earned Ratio” or “TIER” shall mean the ratio determined as follows for each year: add (i) Patronage Capital or Margins of EMC and (ii) Interest Expense of EMC, and divide the total so obtained by Interest Expense of EMC.

77

Article 16

Additional Terms

16.1 Representations Warranties and Covenants.

16.1.1 Representations and Warranties.

16.1.1.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party on the Effective Date, the Commencement Date and the first Day of any Extension Term that:

(1) There is not pending or, to its knowledge, threatened against it or any of its Affiliates any Legal Proceeding that could materially adversely affect its ability to perform its obligations under this Agreement;

(2) No event with respect to it has occurred or is continuing that would constitute an Event of Default, and no such event would occur as a result of its entering into or performing its obligations or circumstances under this Agreement;

(3) It is acting as principal for its own account and has made its own independent decision to enter into this Agreement;

(4) It has knowledge and experience in financial matters and in the electric industry that enables it to evaluate the merits and risks of this Agreement, and it is capable of assuming such risks. It is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate and proper for it based on its own judgment, is not relying upon the advice or recommendations of the other Party in doing so, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions, and risks of this Agreement;

(5) It has entered into this Agreement in connection with the conduct of its business, and it has the capacity or ability to make or take delivery of all products or services referred to in this Agreement;

(6) The other Party is not acting as a fiduciary or an advisor with respect to this Agreement;

(7) It is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it that could result in it being or becoming Bankrupt; and

(8) It is an entity subject to the procedures and substantive provisions of the United States Bankruptcy Code applicable to U.S. corporations generally.

78

16.1.1.2 Continuing Mutual Representations. Each Party represents, and warrants that on each of the Effective Date, the Commencement Date and throughout the Term, it will cause the following to be materially true and correct:

(1) It is duly organized, validly existing and in good standing under the Laws of the state of its incorporation;

(2) It has all requisite corporate power to own, operate and lease its properties and carry on its business as contemplated by this Agreement;

(3) Subject to the conditions provided for in Article 3, it has all lender authorizations and authorizations from Governmental Authorities necessary for it to legally perform its obligations under this Agreement;

(4) The execution, delivery and performance of this Agreement and any other documentation it is required to deliver under this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents, any contract or other agreement to which it is a party or any Law applicable to it;

(5) The individual(s) executing and delivering this Agreement and any other documentation required to be delivered under this Agreement are duly empowered and authorized to do so at the time of such execution and delivery; and

(6) This Agreement has been duly and validly executed and delivered by such Party and constitutes such Party’s legally valid and binding obligation enforceable against it in accordance with the terms thereof, subject to any Equitable Defenses.

16.1.1.3 Additional Representations and Warranties of Duke. Duke further represents and warrants that:

(1) Subject to the conditions provided for in Article 3, Duke is fully authorized to sell the electric capacity and energy and Scheduling Agent Services it is obligated to provide under this Agreement at the rates and terms contemplated by this Agreement;

(2) Nothing in Duke’s contracts with other parties prevents Duke from fully performing its obligations under this Agreement; and

(3)(a) As of the Effective Date, Duke is a wholly owned direct subsidiary of Duke Energy Corporation, a Delaware corporation; and

(b) The provisions of the NCUC Order dated March 24, 2006, issued in Docket No. E-7, Sub. 795, the merger between Duke Energy Corporation, a North Carolina corporation, and Cinergy Corp., which closed on April 3, 2006, and the conversion of Duke Energy Corporation,

79

a North Carolina corporation, to Duke on April 3, 2006, did not adversely affect (1) the franchise granted to Duke by the NCUC to provide NCUC regulated electric power generation, transmission, distribution, delivery, or sales and other related services to the Duke Native Load customers located within the State of North Carolina, (2) the assets constituting Duke’s Generation System, or (3) Duke’s ability to perform its obligations under this Agreement.

16.1.1.4 Additional Representations and Warranties of EMC. EMC further represents and warrants that:

(1) Subject to the conditions provided for in Article 3, EMC is fully authorized to purchase the electric energy and capacity, and Scheduling Agent Services provided under this Agreement at the rates and terms contemplated by this Agreement; and

(2) Nothing in EMC’s contracts with other parties prevents EMC from fully performing its obligations under this Agreement.

16.1.2 Covenants.

16.1.2.1 Duke. Duke covenants that: (i) neither Duke nor any of its Affiliates or subsidiaries shall, during the Term, take any action that could reasonably be anticipated to cause Duke to lose its authority to make wholesale sales of power as contemplated under this Agreement; (ii) Duke shall not take any action during the Term that could reasonably be anticipated to cause EMC to lose its authority to purchase electric capacity and energy and Scheduling Agent Services, as contemplated by this Agreement and, as a result, EMC loses its authority to purchase electric capacity and energy and Scheduling Agent Services; and (iii) Duke shall perform its obligations under this Agreement in accordance with Prudent Utility Practice, including applicable NERC and SERC guidelines, and the Transmission Provider’s OATT.

16.1.2.2 EMC. EMC covenants that: (i) it shall not, during the Term, take any action that could reasonably be anticipated to cause it to lose its authority to purchase, or Duke to lose its authority to provide, the electric capacity and energy and Scheduling Agent Services as contemplated by this Agreement and, as a result, EMC loses its authority to purchase or Duke loses its authority to provide electric capacity and energy and Scheduling Agent Services; (ii) it shall, in the event one of the sellers under a contract pursuant to which EMC has acquired an EMC Contract Resource breaches the terms of the contract in a manner that materially affects the quality or quantity of deliveries under such contract, use Commercially Reasonable Efforts to pursue the enforcement of EMC’s contract rights; (iii) electric energy delivered by MSCG under the PPA qualifies as Firm Energy; and (iv) EMC shall perform its obligations under this Agreement in accordance with Prudent Utility Practice, including applicable NERC and SERC guidelines, and the Transmission Provider’s OATT.

80

16.2 Assignment.

16.2.1 General.

16.2.1.1 Duke shall not assign this Agreement or its rights hereunder without the prior written consent of EMC, which consent shall not be unreasonably withheld; provided, however, that Duke may, without the consent of EMC, (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (without relieving itself from liability hereunder), or (b) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of Duke’s Generation System, and whose unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the alternative, whose obligations under this Agreement are guaranteed by a guarantor that meets the foregoing credit standards, provided that the form of the guaranty shall be reasonably satisfactory to EMC). Duke shall be relieved of all liability under this Agreement arising on and after the effective date of an assignment that satisfies the requirements of subpart (b) above.

16.2.1.2 EMC shall not assign this Agreement or its rights hereunder without the prior written consent of Duke, which consent shall not be unreasonably withheld; provided, however, that EMC may, without the consent of Duke, (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (without relieving itself from liability hereunder), or (b) transfer or assign this Agreement to any person or entity (A) succeeding to substantially the same Service Area and retail load as the EMC Native Load and to EMC’s rights under the EMC Contract Resources, and (B):

(i) if the transferee or assignee is an electric membership corporation organized under Article 2 Chapter 117 of the North Carolina General Statutes, it meets both the then-current Debt Service Coverage Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) years, and the then-current Times Interest Earned Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) years, or

(ii) if the transferee or assignee is not an electric membership corporation organized under Article 2 Chapter 117 of the North Carolina General Statutes, then its unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the alternative, whose obligations under this Agreement are guaranteed by a guarantor that meets the foregoing credit standards, provided that the form of the guaranty shall be reasonably satisfactory to Duke). EMC shall be relieved of all liability under this Agreement arising on and after the effective date of an assignment that satisfies the requirements of this subpart (B)(ii).

16.2.1.3 This Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties. Any assignment made without a consent required hereunder shall be void and of no force or effect as against the non-consenting Party. No sale, assignment, transfer, or other disposition permitted by this Agreement shall affect, release, or discharge any Party from its rights or obligations under this Agreement, except as may be expressly provided by this Agreement or by written agreement of the Parties.

81

16.2.2 Assignment For Security. Notwithstanding any other provision of this Agreement, a Party, without the other Party’s consent but, if such assigning Party is then a borrower of the RUS, only with the consent of the Administrator, may assign, transfer, mortgage or pledge its interest in this Agreement as security (an “Assignment for Security”) for any obligation secured by any indenture, mortgage, or similar lien on its system assets without limitation on the right of the secured party to further assign this Agreement, including the assignment to create a security interest for the benefit of the Government, acting through the Administrator, or for the benefit of any third party.

16.2.3 Assignment By Administrator. After any Assignment for Security to the Administrator or other secured party (including any indenture trustee under any indenture securing the obligations of the Party), the Administrator or other secured party, without the approval of the other Party, may (i) cause the interest in this Agreement of the Party who made the Assignment for Security to be sold, assigned, transferred or otherwise disposed of to a third party pursuant to the terms governing such Assignment for Security, or (ii) if the Administrator or other secured party first acquires this Agreement, sell, assign, transfer or otherwise dispose of this Agreement to a third party; provided, however, that in either case the Party who made the Assignment for Security is in default of its obligations to the Administrator or other secured party that are secured by such security interest.

16.3 Liability and Indemnification.

16.3.1 Indemnity. Each Party shall indemnify, defend, and hold harmless the other Party from and against:

(1) Any Claims arising from or out of any event, circumstance, act, or incident first occurring or existing during the period when control and title to any electric energy is vested in such Party as provided in Section 4.5, and

(2) Any Governmental Charges for which such Party is responsible under Section 16.7.2.

Notwithstanding the foregoing, no Party will be required to indemnify, defend, or hold harmless any other Party from any losses or Claims under this Section 16.3.1 to the extent that such loss or Claim was caused by the other Party’s gross negligence or willful misconduct.

16.3.2 Liability Limitations.

16.3.2.1 Limitation of Remedies. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE RESPONSIBLE PARTY’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR

82

DAMAGES AT LAW OR IN EQUITY ARE WAIVED REGARDLESS OF THE FAULT, NEGLIGENCE, OR STRICT LIABILITY OF THE PARTY WHOSE LIABILITY IS RELEASED OR LIMITED THEREBY.

IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, AND EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN SECTION 16.6.4, THE RESPONSIBLE PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES (INCLUDING INTEREST AS PERMITTED BY APPLICABLE LAW) ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED (EXCEPT AS PROVIDED IN SECTION 16.29).

UNLESS EXPRESSLY HEREIN PROVIDED, (INCLUDING AS PROVIDED IN SECTION 16.6.4) NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, MULTIPLE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR IN CONTRACT UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE.

16.3.2.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY, WITH RESPECT TO THE SUPPLY OF ELECTRIC ENERGY AND CAPACITY TO THE OTHER, EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

16.3.2.3 Duty to Mitigate. Each Party agrees that is has a duty to mitigate damages, and each covenants that it shall use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party’s performance or nonperformance of this Agreement.

16.4 Force Majeure. Unless otherwise provided by this Agreement, the term “Force Majeure” means an event or circumstance that: (i) prevents the Party claiming to be affected by it (the “Claiming Party”) from performing its obligations in whole or in part under this Agreement; (ii) is not within the reasonable control of the Claiming Party, or the result of the negligence of the Claiming Party, and (iii) by the exercise of due diligence, the Claiming Party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or Governmental Authority or arbitration award (so long as the Claiming Party has not sought or has opposed, to the extent reasonable, such actions or restraints). To the extent that the Claiming Party is prevented by Force Majeure from carrying

83

out, in whole or part, its obligations hereunder and such Party gives notice and details of the Force Majeure to the other Party (the “Non-Claiming Party”) as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations other than the obligation to make payments then due or becoming due in respect to performance prior to the Force Majeure, except as otherwise explicitly provided in this Agreement. The Claiming Party shall remedy the Force Majeure event with all reasonable dispatch. The Non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure during the period that such Force Majeure remains in effect. Duke shall not adversely distinguish between EMC’s Native Load and Duke’s Native Load in claiming an event of Force Majeure.

16.5 Events of Default and Remedies.

16.5.1 Events of Default. For the purposes of this Agreement, an “Event of Default” means, with respect to a Party (a “Defaulting Party”), the occurrence of any of the following:

(1) The failure to make, when due, any payment or reimbursement required by this Agreement (including any amounts to be credited by one Party to the other Party) or to post or maintain collateral required by this Agreement, if such failure is not remedied within three (3) Business Days after receipt of written notice of such failure is given to the Defaulting Party by the other Party (“Non-Defaulting Party”). For the purposes of this Section 16.5.1(1), withholding one half (1/2) of a Disputed Amount in accordance with Section 13.5 shall not constitute failure to make, when due, a payment;

(2) Any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

(3) The failure to perform any material covenant or material obligation set forth in this Agreement (except to the extent constituting a separate Event of Default under this Section 16.5), if such failure is not remedied within three (3) Business Days after receipt of written notice thereof to the Defaulting Party, provided, that a Party’s failure to perform its obligations under Section 16.1.2.1(iii) or Section 16.1.2.2(iv) shall not in and of itself constitute a material failure to perform a material covenant or material obligation unless such failure, in the case of Duke, results in a substantial and continuing degradation in reliability of service hereunder or, in the case of EMC, results in a substantial and continuing degradation in performance hereunder;

(4) Such Party becomes Bankrupt;

(5) The loss of any authorization from Governmental Authorities necessary to perform its obligations hereunder in accordance with the terms of this Agreement;

(6) Such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the

84

time of such consolidation, amalgamation, merger, or transfer, the resulting, surviving, or transferee entity fails to assume all of the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

(7) The occurrence and continuation of a default, event of default, or other similar condition or event that under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than twelve million dollars ($12,000,000) in the case of EMC or one hundred fifty million dollars ($150,000,000) in the case of Duke, that results in the Party’s indebtedness under such agreements or instruments to become immediately due and payable; and

(8) With respect to such Party’s guarantor, if any:

(a)	if any representation or warranty made by a guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

(b)	the failure of a guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after written notice;

(c)	a guarantor becomes Bankrupt;

(d)	the failure of a guarantor’s guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms); or

(e)	a guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

16.5.2 Notice of Event of Default. In the event a Party becomes aware of any event or circumstance that constitutes an Event of Default, such Party shall promptly notify the other Party in writing and by telephone.

16.5.3 Effect of Event of Default. If at any time an Event of Default with respect to a Defaulting Party has occurred and is continuing, the other Party (the “Non-Defaulting Party”) may do one or more of the following:

(1) If an Event of Default under Section 16.5.1(1) persists for ten (10) Days or longer, terminate this Agreement in accordance with the notification required pursuant to Sections 2.3.2.1 and 2.3.3 of this Agreement; or

85

(2) If an Event of Default (other than an Event of Default under Section 16.5.1(1)) persists for sixty (60) Days or longer, terminate this Agreement in accordance with Sections 2.3.2.1 and 2.3.3 of this Agreement, provided, however, that if the Defaulting Party is diligently pursuing cure, but such Event of Default is not capable of being cured within sixty (60) Days, then the period for the Defaulting Party to cure such Event of Default shall be extended from sixty (60) Days to one hundred eighty (180) Days before the Non-Defaulting Party may exercise its right to terminate this Agreement pursuant to this Section 16.5.3(2).

16.5.4 Enforcement of Remedies. The Non-Defaulting Party may exercise any rights or remedies available at law or equity, subject to the provisions of Article 14 and Sections 15.5 and 16.3 of this Agreement. No delay or failure on the part of a Non-Defaulting Party to exercise any right or remedy to which it may become entitled on account of an Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default notwithstanding any delay in enforcing such right. No waiver of any Event of Default shall constitute a waiver of any later Event of Default; all such waivers shall be in writing and shall in no circumstance be deemed effective unless such waiver is made in writing. All of the remedies and other provisions of this Section 16.5 shall be without prejudice and in addition to any right of setoff, recoupment, combination of accounts, lien, or other right to which any Party or any of its Affiliates is at any time otherwise entitled, whether by operation of law or in equity, under contract, or otherwise.

16.6 Confidential Information.

16.6.1 Prior Confidentiality Agreements Unaffected. Any preexisting confidentiality agreements entered into by the Parties pertaining to the negotiation and development of this Agreement shall survive by their terms and shall not be considered modified by this Agreement.

16.6.2 Authorized Disclosure. Each Party agrees to preserve, to the maximum extent permitted by Law, the confidentiality of Confidential Information supplied to it by the other Party either during the negotiations leading to this Agreement or during the course of implementing, performing or winding up this Agreement. A Party may disclose Confidential Information received from the other Party to the receiving Party’s Affiliates, auditors, attorneys, consultants, advisors, persons providing financing to the receiving Party, other entities in the EMC Group that have entered into substantially similar agreements, and to other third parties as may be necessary for the receiving Party to perform its obligations under this Agreement, provided that any such persons agree in writing to be bound by the confidentiality provisions of this Agreement. Notwithstanding anything contained in this Section 16.6, Confidential Information may be disclosed to any Governmental Authority requiring such Confidential Information, provided that: (i) such Confidential Information is submitted under applicable provisions, if any, for confidential treatment by such Governmental Authority; (ii) prior to such disclosure, the Party who supplied the information is given notice of the disclosure requirement (if time permits and the other Party’s counsel determines that such notice is permitted by Law) so that it may take at its own risk and expense whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; and (iii) the Party subject to the Governmental Authority endeavors to protect the confidentiality of

86

any Confidential Information to the extent reasonable under the circumstances and to use its good faith efforts to prevent the further disclosure of any Confidential Information provided to any Governmental Authority. The Parties recognize that Duke is required to file periodic reports with FERC that disclose certain price, quantity, and related data, and such filings shall not be deemed a violation of this section.

16.6.3 Survival of Confidentiality Obligations. Confidential Information received from the other Party shall be kept confidential in accordance with the terms of this Agreement for at least five (5) Years after the termination of this Agreement.

16.6.4 Right to Remedies. In the event of an unauthorized disclosure to a third party, the limitations on remedies contained in Section 16.3.2.1 shall not apply, and, in the event of a breach, Parties shall not have an adequate remedy at law and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach without any requirement to post a bond as a condition of such relief.

16.7 Governmental Liabilities.

16.7.1 Minimization of Tax Liability. Each Party shall use reasonable efforts to implement the provisions of and to administer this Agreement in accordance with the intent of the Parties to minimize all taxes, so long as neither Party is materially adversely affected by such efforts.

16.7.2 Governmental Charges.

16.7.2.1 With respect to sales of electric energy made by Duke to EMC, Duke shall pay or cause to be paid all Governmental Charges imposed by any Government Authority on or with respect to such sales of electric energy to the extent such Governmental Charges arise prior to the Delivery Point. EMC shall pay or cause to be paid all Governmental Charges on or with respect to such sale of electric energy to the extent such Governmental Charges arise after the Delivery Point (other than ad valorem, franchise, or income taxes that are related to the sale of such product and are, therefore, the responsibility of Duke).

16.7.2.2 With respect to sales of electric energy by EMC to Duke, EMC shall pay or cause to be paid all Governmental Charges on or with respect to the sale of the electric energy to Duke.

16.7.2.3 In the event a Party is required by Law to remit or pay Governmental Charges that are the other Party’s responsibility hereunder, the Party ultimately liable for the Governmental Charge shall promptly reimburse the remitting Party for such Governmental Charges; provided further that tax liabilities may be netted pursuant to Section 13.4 of this Agreement. Nothing will obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the Law.

16.7.3 Records. If with respect to either Party, any purchase or sale of electric energy is exempt from Governmental Charges it shall, upon written request of the other Party, provide a certificate of exemption or other reasonably satisfactory evidence of exemption, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any Governmental Charges.

87

16.7.4 Cost of Obtaining FERC Approval. The Parties agree that all fees assessed by FERC, or expenses incurred in obtaining the approval of FERC for this Agreement, shall be the sole responsibility of Duke.

16.7.5 Cost of Obtaining RUS Approval. The Parties agree that all fees assessed by the RUS, or expenses incurred in obtaining the approval of RUS for this Agreement, shall be the sole responsibility of EMC.

16.8 Choice of Law. The validity, interpretation and performance of this Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the Laws of the State of North Carolina. No principle, doctrine, or rule of conflicts of law shall modify or alter the applicability of the Laws of the State of North Carolina to this Agreement.

16.9 Survival of Obligations. Upon the termination of the Parties’ delivery, sale, purchase, and related service obligations under this Agreement, any monies, penalties or other charges due and owing under this Agreement shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due shall be made, as soon as practicable but no later than sixty (60) Days after such termination. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement in accordance with their respective terms. Upon the effective date of any termination of this Agreement, each Party’s obligations provided for in this Agreement will survive termination and remain in effect solely for the purpose of complying with the provisions of this Section 16.9; OTHERWISE, AS PROVIDED IN ARTICLE 2, TERMINATION OF THIS AGREEMENT IS ABSOLUTE, AND NO OTHER OBLIGATIONS, DUTIES, OR RIGHTS WHATSOEVER ARISING UNDER THIS AGREEMENT SHALL REMAIN IN EFFECT FOLLOWING THE TERMINATION OF THIS AGREEMENT.

16.10 Entire Agreement. This Agreement, and the Schedules and Attachments attached hereto, constitute the entire and integrated agreement between the Parties relating to the rates, terms, and conditions set out in this Agreement as of the Effective Date. This Agreement supersedes all prior agreements (other than the Confidentiality Agreement which became fully executed on November 22, 2004) whether oral or written, related to the subject matter of this Agreement. The terms of this Agreement, including any Schedules and Attachments attached hereto, are controlling, and no parol or extrinsic evidence, including but not limited prior drafts or projections of future costs or rates, shall be used to vary, contradict, or interpret the express rates, terms, and conditions of this Agreement or as a basis for challenging the justness and reasonableness of any rate, term, or condition of this Agreement.

16.11 Cost Projections.

16.11.1 Duke Cost Projections. Duke makes no warranties or representations whatsoever concerning any cost or rate projections that it provided in connection with the negotiations leading up to the execution of this Agreement and any such projections provided by

88

Duke under Section 16.26 of this Agreement. EMC assumes the risk of reliance on any projected costs or rates provided by Duke in connection with the negotiations leading up to the execution of this Agreement or any projections provided by Duke under Section 16.26. Any differences between projected costs or rates provided by Duke and actual costs or rates will not limit or in any way affect the rates, terms, or conditions of this Agreement or any of the Parties’ rights and obligations hereunder.

16.11.2 EMC Cost Projections. EMC makes no warranties or representations whatsoever concerning any cost or rate projections that it provided in connection with the negotiations leading up to the execution of this Agreement and any such projections provided by EMC during the Term. Duke assumes the risk of reliance on any projected costs or rates provided by EMC in connection with the negotiations leading up to the execution of this Agreement or any projections provided by EMC during the Term. Any differences between projected costs or rates provided by EMC and actual costs or rates will not limit or in any way affect the rates, terms, or conditions of this Agreement or any of the Parties’ rights and obligations hereunder.

16.12 Unique Agreement. This Agreement shall not establish any precedent for any other services, or be relied upon by either Party for any purpose other than for the services and payments provided herein.

16.13 No Transfer of Rights. Except as explicitly provided herein, nothing in this Agreement shall be construed to transfer any rights or obligations that either Party has under any other agreement to the other Party.

16.14 No Partnership. The Parties are independent contractors. Nothing in this Agreement shall ever be deemed to create or constitute a partnership, joint venture, or association between the Parties, or to impose a trust or partnership duty, obligation, or liability on or with regard to either of the Parties.

16.15 Third Parties. The provisions of this Agreement shall not impart rights enforceable by any person or entity not a Party or not a permitted successor or assignee of a Party bound by this Agreement. This Agreement shall not be construed to create any third party beneficiary rights of any sort.

16.16 Waiver. No waiver of all or any part of this Agreement shall be valid unless it (a) is reduced to writing, (b) expressly states that the Parties agree to such waiver, and (c) is signed by the Parties. Except as specifically set forth herein, neither Duke’s nor EMC’s failure to enforce any provision or provisions of this Agreement shall in any way be construed as a waiver of any such provision or provisions as to any future violation thereof, nor prevent it from enforcing each and every provision of this Agreement at such time or at any time thereafter. The waiver by either Duke or EMC of any right or remedy shall not constitute a waiver of its right to assert said right or remedy, at any time thereafter, or any other rights or remedies available to it at the time of or any time after such waiver.

16.17 Time of Essence. Time is of the essence for, in, and throughout this Agreement.

89

16.18 Headings. The descriptive headings of the various Articles and Sections of this Agreement (or any Schedules and Attachments attached hereto) have been inserted for convenience of reference only and in no way shall be deemed to modify or restrict any of the terms or provisions hereof.

16.19 Severability. Wherever possible, each provision of this Agreement (including any Schedules or Attachments attached hereto) shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision contained herein shall be found or ruled to be invalid, illegal, or unenforceable in any respect and for any reason, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceable without invalidating the remainder of the provision or any provision of this Agreement, and in such event, the Parties shall attempt to negotiate amendments to this Agreement that would permit each Party to realize the equivalent value of the economic bargain contemplated by this Agreement absent such finding or ruling.

16.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

16.21 No Public Announcement. The Parties agree that no press release or public announcement concerning the transaction contemplated by this Agreement will be made unless mutually agreed to by the Parties in writing; provided, however, such mutual agreement will not be required if:

(a) The disclosing Party determines that disclosure is reasonably necessary to (i) comply with applicable Laws of a Governmental Authority having jurisdiction; or (ii) obtain financing for the transaction contemplated by this Agreement; or

(b) the disclosure is limited to the following information: (i) the names of the Parties; (ii) the type of service being provided; (iii) the Term; and (iv) the total load being served.

The disclosing Party shall provide the other Party with written notice of such disclosure at least five (5) Business Days prior to such disclosure.

16.22 Notices. Unless otherwise provided in this Agreement, any notice, consent, or other communication required to be made under this Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below. Any Party may from time to time change its address, designee or contact information for the purposes of notices, consents, or other communications to that Party by a similar notice specifying a new address, but no such change shall become effective until it is actually received by the Party to be charged with its contents. All notices, consents, or other communications required or permitted under this Agreement that are addressed as provided in this Section 16.22 shall be deemed to have been given upon delivery if delivered in person, or upon deposit if delivered by overnight courier or certified mail.

90

Duke:

Duke Power Company LLC

526 South Church Street

Charlotte, N.C. 28202

Attn: VP – Business Development and Origination

Phone: (704) 382-3114

Fax: (704) 382-4014

With a copy to:

Duke Power Company LLC

526 South Church Street

Charlotte, N.C. 28202

Attn: General Counsel

EMC:

Rutherford Electric Membership Corporation

Post Office Box 1569

186 Hudlow Road

Forest City, NC 28043

Attn: Joseph Joplin, General Manager

Phone: (828) 245-1621

Fax: (828) 248-2319

The Parties may agree on alternative methods of giving operational and scheduling notices, consistent with the requirements of the applicable Transmission Providers and/or generation scheduling providers.

16.23 No Dedication of the System. No undertaking by either Party to the other Party under any provision of this Agreement shall constitute the dedication of the system, or any portion thereof, of either Party to the public or to the other Party, and it is understood and agreed that any such undertaking by either of the Parties shall cease after the termination date of this Agreement. The sale by Duke to EMC of electric capacity and energy under this Agreement does not constitute a sale, lease, transfer, or conveyance of any kind of ownership interest in or to any of Duke’s facilities of any kind.

16.24 Stranded Costs.

16.24.1 If a Party or any of its Affiliates becomes entitled to receive compensation associated with stranded generation, transmission, distribution or other assets or costs, the other Party shall have no claim or entitlement to any such compensation.

16.24.2 Neither EMC nor Duke shall have the obligation or liability to the other Party for the payment of any amounts authorized by statute or ordered or approved by a Governmental Authority and that are attributable to or in any way arising from stranded

91

generation, transmission, distribution, or other assets or costs or any liability associated therewith, whether such amounts are characterized as competitive transition charges, wire charges, or other costs or charges, provided that nothing herein shall limit the damages that may otherwise be recovered for an Event of Default. An order on stranded costs shall not be deemed a Material Adverse Ruling.

16.25 Electric Peak Load and Energy Information to be provided by EMC. Prior to October 1, 2006, and each October 1 thereafter during the Term, EMC shall provide Duke with forecast projections of (a) EMC’s Monthly electric peak load and electric energy requirements for the following Year and (b) EMC’s annual electric peak load and electric energy requirements for the following ten (10) years, to the extent EMC has such information available, except that, after a Notice of Termination has been given, EMC shall not be obligated to provide such information for the period after the termination date. To the extent such information is provided in a report to the RUS that is publicly available, EMC may satisfy this requirement by providing a copy of such report to Duke.

16.26 Demand and Energy Charge and Rate Information to be Provided by Duke. Prior to December 1, 2006, and each December 1 thereafter during the Term, Duke shall provide EMC with forecast projections of (a) the annual electric capacity and energy rates under Sections 7.2 or Section 7.3 (as applicable) for the following year, (b) Monthly demand and electric energy charges under Section 7.2 or Section 7.3 (as applicable) for the following year, and (c) annual demand and electric energy charges under Sections 7.2 or Section 7.3 (as applicable) for the lesser of the remainder of the Term or the following ten (10) Years, except that, after a Notice of Termination has been given, Duke shall not be obligated to provide such information for the period after the termination date.

16.27 Further Assurances. If either Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

16.28 Applicable Laws and Regulations. This Agreement is made subject to all existing and future applicable Laws and to all existing and future promulgated orders or other duly authorized actions of Governmental Authorities having jurisdiction over the matters set forth in this Agreement.

16.29 Equitable Relief. Nothing in this Agreement shall be construed to limit the injunctive or equitable powers of a court of competent jurisdiction.

16.30 PURPA Assistance. Duke shall provide assistance to EMC, as EMC reasonably requests, to support EMC’s compliance with the generation efficiency and fuel diversity standards under PURPA.

16.31 SERC and NERC Data Reporting and Compliance Assistance. Duke shall report EMC’s actual load, forecasted load (as provided by EMC to Duke), and resource information to SERC and NERC and their successors, in a manner similar to the manner in which Duke reports such information for other wholesale full or partial requirements customers with service as firm as Duke’s Native Load. In addition, Duke shall provide assistance and consultation to EMC, to the extent agreed to by the Parties, to support EMC’s compliance with such organizations’ data reporting requirements.

92

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and copies delivered to each Party.

RUTHERFORD ELECTRIC MEMBERSHIP CORPORATION

By:
Name:	Joseph Joplin
Title:	General Manager

DUKE POWER COMPANY LLC d/b/a Duke Energy Carolinas, LLC

By:
Name:	Ellen T. Ruff
Title:	President

Schedule 1

Annual Production Capacity and Energy Rates

Schedule 1 Methodology:

This formula sets forth the method that Duke will use to determine its annual Demand Rates, Fuel Rates, and Variable O&M Rates (collectively, “Rates”). The Rates will be annual formula rate calculations. The Rates shall initially be estimated for the period January 1, 2007 - December 31, 2007, and shall be estimated continuing thereafter for successive twelve month periods (e.g., January 1, 2008 - December 31, 2008, etc.). Beginning July 1, 2008, and each July 1 thereafter, the Rates will be trued-up based on actual costs and loads for the most recent calendar year, using the formula rates set forth below. The calculations will be based on Duke’s FERC Form 1 data and Duke’s company records. The true-up will include interest on any refunds or surcharges calculated in accordance with the methodology set forth in 18 C.F.R. § 35.19a or its successor. The formulas for the Rates were designed to include all costs incurred by Duke to own, operate and maintain Duke’s Generation System. The formulas for the Rates may only be amended by the mutual agreement of the Parties or pursuant to Section 12.3 of the Agreement. Disallowance or any other treatment of any such costs by the NCUC or any other Governmental Authority other than FERC will not have any effect on the inclusion of such costs in the formulas for the Rates as set forth below.

I.	Definitions

Capitalized terms not otherwise defined in the Agreement and as used in this formula have the following definitions:

A.	Allocation Factors

1.	Production Wages and Salaries Allocation Factor shall equal the ratio of Duke’s production-related direct wages and salaries to Duke’s total direct wages and salaries excluding administrative and general wages and salaries.

2.	Production Plant Allocation Factor shall equal the ratio of the sum of Duke’s investments in Production Plant plus Production Related General Plant plus Production Related Intangible Plant to investment in Total Plant in Service.

B.	Terms

Accumulated Deferred Income Taxes shall equal the net of Duke’s electric deferred tax balances as recorded in FERC Account Nos. 281-283 and Duke’s electric deferred tax balance as recorded in FERC Account No. 190.

Administrative and General Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 920-935 excluding FERC Account Nos. 924, 928 and 930.1, and less EPRI dues as recorded in FERC Account No. 930.2.

Contra AFUDC shall equal the reduction in amount of AFUDC recorded in FERC Account No. 107 due to recovery of construction period financing costs from customers resulting from inclusion of construction work in progress in rate base in any of Duke Power’s retail or wholesale rate jurisdictions.

Demand Rate means the Demand Rate calculated in Part II below.

Depreciation Expense for Production Plant shall equal Duke’s production expense as recorded in FERC Account No. 403 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to production plant construction work in progress included in rate base.

Duke’s Average Peak Hour Load for a year, with respect to the period January 1, 2007, through December 31, 2010, shall equal the average of the twenty highest hourly (integrated sixty minute) Duke Schedule 1 Demands during July and August of the year; and with respect to the period beginning January 1, 2011, and continuing through the termination of the Agreement, shall equal the average of the twenty highest hourly (integrated sixty minute) Duke Schedule 1 Demands during the Annual Planning Period of the year.

Duke Schedule 1 Demands means Duke’s Native Load demands: (i) compensated for losses to the point at which power is available for transmission, (ii) excluding (a) non-requirements wholesale sales, as listed in Duke’s FERC Form 1, and (b) wholesale sales with a duration of one year or less, (iii) served by Duke’s Generation System the cost of which is included in Schedule 1.

FAS 109 Regulatory Assets and Liabilities shall equal the net of Duke’s FAS 109 balance as recorded in FERC Account No. 182.3 and any Duke FAS 109 balance as recorded in FERC Account No. 254.

FAS 106 Regulatory Assets and Liabilities shall equal the net of Duke’s FAS 106 balance as recorded in FERC Account No. 182.3 and any Duke FAS 106 balance as recorded in FERC Account No. 254.

2

General Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No. 101, FERC Electric Plant Account Nos. 389-399, and amounts in FERC Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 389-399, plus an adjustment to add Contra AFUDC related to general plant construction work in progress included in rate base.

General Plant Depreciation Expense shall equal Duke’s general plant expenses as recorded in FERC Account No. 403 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to general plant construction work in progress included in rate base.

General Plant Depreciation Reserve shall equal Duke’s general plant reserve balance as recorded in FERC Account No. 108 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to production plant construction work in progress included in rate base.

General Tax Expense shall equal Duke’s expenses as recorded in FERC Account No. 408.1.

Intangible Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No.101, FERC Electric Plant Account Nos. 301-303, and amounts in FERC Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 301-303, plus an adjustment to add Contra AFUDC related to intangible plant construction work in progress included in rate base.

Intangible Plant Amortization Expense shall equal Duke’s intangible plant expenses as recorded in FERC Account No. 404 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to intangible plant construction work in progress included in rate base.

Intangible Plant Amortization Reserve shall equal Duke’s intangible plant reserve balance as recorded in FERC Account No. 111 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to intangible plant construction work in progress in rate base.

3

Net Asset Retirement Cost shall equal Duke’s asset retirement costs recorded in FERC Account No. 101, less the associated accumulated depreciation included in FERC Account No. 108.

Other Amortization shall equal Duke’s amortization expense recorded in FERC Account Nos. 406 and 407 that is related to production plant.

Other Regulatory Assets/Liabilities shall equal the net of Duke’s regulatory assets and liabilities in FERC Account Nos. 182, 228 and 254, excluding FAS 109 Regulatory Assets and FAS 106 Regulatory Assets, that are production related.

Payroll Taxes shall equal those payroll tax expenses as recorded in Duke Power’s FERC Account No. 408.1.

Plant Held for Future Use shall equal Duke’s balance in FERC Account No. 105.

Prepayments shall equal Duke’s prepayment balance as recorded in FERC Account No. 165.

Property Insurance shall equal Duke’s expenses as recorded in FERC Account No. 924.

Production Related Amortization of Investment Tax Credits shall equal Duke’s credits as recorded in FERC Account No. 411.4 multiplied by the Production Plant Allocation Factor.

Production Depreciation Reserve shall equal Duke’s production reserve balance as recorded in FERC Account No. 108 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to production plant construction work in progress included in rate base.

Production Operation and Maintenance (O&M) Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 500-557.

Production Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No. 101, FERC Electric Plant Account Nos. 310-347 and Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 310-347, plus an adjustment to add Contra AFUDC related to production plant construction work in progress in included in rate base.

4

Production Plant Materials and Supplies shall equal Duke’s balance as assigned to production as recorded in FERC Account No. 154.

Revenue Tax Rate shall equal 1.0 minus the applicable revenue or gross receipts tax rate(s) to which Duke is subject for the revenues or gross receipts that Duke receives under this Agreement

Tax Deduction for Manufacturing Activities shall equal Duke’s annual amount of tax deduction under Section 102 of the American Jobs Creation Act of 2004.

Total Plant in Service shall equal Duke’s total gross plant balance as recorded in FERC Balance Sheet Account No. 101, Electric Plant Account Nos. 301-399, and amounts in FERC Balance Sheet Account Nos. 102 and 106, plus an adjustment to add Contra AFUDC related to construction work in progress included in rate base.

Unamortized Loss on Reacquired Debt shall equal Duke’s expenses as recorded in FERC Account No. 189.

Unamortized Gain on Reacquired Debt shall equal Duke’s amounts included in FERC Account No. 257.

Variable Non-Fuel Production Operation and Maintenance Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 510, 512, 513, 528, 530, 531, and 544.

II.	Demand Rate

The Demand Rate shall be the Production Capacity Revenue Requirement as determined in Part III below, divided by Duke’s Average Peak Hour Load, and further divided by the Revenue Tax Rate. The Monthly Demand Rate shall be equal to the Demand Rate divided by twelve (12).

III.	Production Capacity Revenue Requirement

The Production Capacity Revenue Requirement shall equal the sum of Duke’s (A) Return and Associated Income Taxes, (B) Production Depreciation Expense, (C) Decommissioning Expense, (D) Production Related General Taxes, (E) Fixed Production Operation and Maintenance Expense, (F) Purchased Power Capacity Expenses, (G) Production Related Administrative and General Expense, (H) Production Related Other Amortization Expense and (I) Capacity Credit for Revenue from Non-Associated Utility Sales.

5

A.	Return and Associated Income Taxes shall equal the product of the Production Investment Base and the Cost of Capital Rate.

1.	Production Investment Base

The Production Investment Base shall equal the average of the beginning and end-of-year balances of (a) Production Plant, plus (b) Production Related General and Intangible Plant, plus (c) Production Plant Held for Future Use, less (d) Production Related Depreciation Reserve, less (e) Production Related Net Asset Retirement Costs, plus (f) Nuclear Fuel Inventory, plus (g) Fossil Fuel Inventory, less (h) Production Related Accumulated Deferred Income Taxes, plus (i) Production Related Loss on Reacquired Debt, (j) less Production Related Gain on Reacquired Debt, plus (k) FAS 106 and FAS 109 Regulatory Assets/Liabilities, plus (l) Other Regulatory Assets/Liabilities, plus (m) Production Prepayments, plus (n) Production Materials and Supplies, plus (o) Production Related Cash Working Capital.

(a)	Production Plant shall equal Production Plant as defined above.

(b)	Production Related General and Intangible Plant shall equal the sum of General Plant plus Intangible Plant multiplied by the Production Wages and Salaries Allocation Factor.

(c)	Production Plant Held for Future Use shall equal Plant Held for Future Use multiplied by the Production Plant Allocation Factor.

(d)	Production Related Depreciation Reserve shall equal Production Depreciation Reserve plus Production Related General and Intangible Plant Depreciation Reserve; where Production Related General and Intangible Plant Depreciation Reserve shall equal the sum of General Plant Depreciation Reserve plus Intangible Plant Amortization Reserve, multiplied by the Production Wages and Salaries Allocation Factor.

(e)	Production Related Net Asset Retirement Costs shall equal Duke’s asset retirement cost balance as recorded in FERC Account No. 101 for Production Plant less the associated accumulated depreciation balance as recorded in FERC Account No. 108.

6

(f)	Nuclear Fuel Inventory shall equal Duke’s balance of investment in nuclear fuel as recorded in FERC Account Nos. 120.1 – 120.6.

(g)	Fossil Fuel Inventory shall equal Duke’s balance of investment in fossil fuel as recorded in FERC Account No. 151.

(h)	Production Related Accumulated Deferred Income Taxes shall equal Total Accumulated Deferred Income Taxes multiplied by the Production Plant Allocation Factor.

(i)	Production Related Loss on Reacquired Debt shall equal Unamortized Loss on Reacquired Debt multiplied by the Production Plant Allocation Factor.

(j)	Production Related Gain on Reacquired Debt shall equal Unamortized Gain on Reacquired Debt multiplied by the Production Plant Allocation Factor.

(k)	FAS 106 and FAS 109 Regulatory Assets/Liabilities shall equal Duke’s balance of FAS 106 related costs as recorded in FERC Account Nos. 182.3 and 254 multiplied by the Production Wages and Salaries Allocation Factor, plus Duke’s balance of FAS 109 related costs as recorded in FERC Account Nos. 182.3 and 254 multiplied by the Production Plant Allocation Factor.

(l)	Other Regulatory Assets/Liabilities shall equal Duke’s balance of Other Regulatory Assets/Liabilities as appropriate; provided, that in order to include any amounts in this item, Duke shall make a filing with FERC under Section 205 of the Federal Power Act.

(m)	Production Prepayments shall equal Duke’s Prepayments in FERC Account 165 multiplied by the Production Wages and Salaries Allocation Factor.

(n)	Production Materials and Supplies shall equal Production Plant Materials and Supplies as defined above.

(o)	Production Related Cash Working Capital shall be a 12.5% allowance (45 days/360 days) of Fixed Production Operation and Maintenance Expense, Variable Production Non-Fuel Operation and Maintenance Expenses and Production Related Administrative and General Expense.

7

2.	Cost of Capital Rate

The Cost of Capital Rate will equal (a) Duke’s Weighted Cost of Capital, plus (b) Federal Income Tax plus (c) State Income Tax.

(a) The Weighted Cost of Capital shall be calculated based upon a proxy capital structure of 45% long term debt and 55% common equity and shall equal the sum of:

(i)	the long term debt component, which shall equal the product of 45% and Duke’s long term debt expenses recorded in FERC Account Nos. 427, 428, 428.1, 429, 429.1, and 430 divided by Duke’s long-term debt balance as recorded in FERC Account Nos. 221 through 227, and

(ii)	the return on equity component, which shall equal the product of 55% and Duke’s return on equity (ROE) of 11.0%.

(b)	Federal Income Tax shall equal

[A+(B+C+D)/E] x (FT) / (1-FT)

where FT is the Federal Income Tax Rate and A is the return on equity component, as determined in Sections III.A.2.(a)(ii) above, B is Production Related Amortization of Investment Tax Credits, , C is Duke’s annual amount of Tax Deduction for Manufacturing Activities, D is the Equity AFUDC component of Production Depreciation Expense as defined in Section III.B below, and E is Production Investment Base as Determined in III.A.1 above.

(c)	State Income Tax shall equal

[A+(B+C+ D)/E + Federal Income Tax]x(ST)/ (l -ST)

where ST is the State Income Tax Rate. A is the return on equity component determined in Sections lll.A.2.(a)(ii) above, B is the Amortization of Investment Tax Credits, C is Duke’s

8

annual amount of Tax Deduction for Manufacturing Activities, D is the equity AFUDC component of Production Depreciation Expense as defined in Section III.B. below, E is the Production Investment Base as determined in III.A.l above and Federal Income Tax is the rate determined in Section III.A.2.(b) above.

B.	Production Depreciation Expense shall equal the sum of Depreciation Expense for Production Plant, plus an allocation of General and Intangible Plant Deprecation Expense calculated by multiplying the sum of General Plant Depreciation Expense and Intangible Plant Amortization Expense by the Production Wages and Salaries Allocation Factor, less Decommissioning Expense as defined in III.C. below.

C.	Decommissioning Expense shall equal $48,304,000 per year.

D.	Production Related General Taxes shall equal the sum of General Tax Expense less revenue related taxes and Payroll Taxes, multiplied by the Production Plant Allocation Factor, and Payroll Taxes multiplied by the Production Wages and Salaries Allocation Factor.

E.	Fixed Production Operation and Maintenance Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 500, 502, 505-507, 511, 514, 517, 519, 520, 523-525, 529, 532, 535-543, 545, 546, 548-554, 556, and 557.

F.	Purchased Power Expenses shall equal Duke’s expenses for purchased power recorded in FERC Account No. 555 less purchased power fuel costs included in the Fuel Rate determined in Section IV below.

G.	Production Related Administrative and General Expenses shall equal the sum of (1) Administrative and General Expense multiplied by the Production Wages and Salaries Allocation Factor, (2) Property Insurance multiplied by the Production Plant Allocation Factor, (3) Expenses included in FERC Account 928 related to FERC Assessments multiplied by the Production Plant Allocation Factor, and (4) any other Production related expenses or assessments in FERC Account Nos. 928 or 930.1.

H.	Production Related Other Amortization Expense shall equal Duke’s amortization expense recorded in FERC Account Nos. 406 and 407 either directly assigned to production or allocated to production using the Production Plant Allocation Factor or the Production Wages and Salaries Allocation Factor.

9

I.	Credit for Revenue from Non-Associated Utility Sales shall equal Duke’s revenues from inter-system sales from Duke’s Generation System recorded in FERC Account 447 to the extent such sales are not included in the determination of Duke’s Average Peak Hour Load, less fuel recovered from such sales as determined in the Fuel Rate below, multiplied by 2/3.

IV.	Fuel Rate

The Fuel Rate shall equal F/S, and further divided by the Revenue Tax Rate, where:

F is the expense of fossil and nuclear fuel and purchased economic power, as defined in 18 C.F.R. § 35.14(a)(2) (2005), for the calendar year period; provided that for purposes of this calculation described in 18 C.F.R. § 35.14(a)(2) (2005) the cost of fossil fuel shall include, in addition to those items set forth in 18 C.F.R. § 35.14(a)(6), expenses recorded in Account No. 509 for the calendar year period.

S is all kWh sold (compensated for losses to the point at which power is available for transmission ), excluding inter-system sales, for the calendar year period.

V.	Variable O&M Rate

The Variable O&M rate shall equal Variable Non-Fuel Production Operation and Maintenance Expense divided by S as determined in Section IV above, and further divided by the Revenue Tax Rate.

10

Attachment 3-1

Example showing the calculation of the Excess Annual Capacity Charges in the

Duke-Blue Ridge Agreement, Duke-Piedmont Agreement

and Duke-Rutherford Agreement

The purpose of this attachment is to provide an example showing the calculation of the Excess Annual Capacity Charges provided in Section 3.5.2.3.5 of the above-identified agreements. Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

Assumptions:

Hour of maximum integrated sixty minute Duke Schedule 1 Demands during July and August 2007: 4:00-5:00 pm, July 14, 2007.

	BR (kW)	P (kW)	R (kW)
EMC Coincident Peak Demand (7-14-07 4-5 pm)	225,000	150,000	425,000
EMC Base Obligation (7-14-07 4-5pm)	125,000	175,000	300,000

EMC Group Coincident Peak Demand (7-14-07, 4-5 pm): 800,000 kW

EMC Group Base Obligation (7-14-07, 4-5 pm): 600,000 kW

Annual Capacity Quantity = 148,000 kW

Step 1

Calculate EMC Group Excess Annual Capacity Quantity per Section 3.5.2.3.5.

EMC Group Coincident Peak Demand (7-14-07 4-5 pm)	800,000 kW
minus EMC Group Base Obligation (7-14-07 4-5 pm)	- 600,000 kW
minus Annual Capacity Quantity	- 148,000 kW
EMC Group Excess Annual Capacity Quantity	52,000 kW

Step 2

Calculate EMC Excess Annual Capacity Quantity per Section 3.5.2.3.5.1

	A EMC Coincident Peak Demand (7-14-07 4-5pm) (kW)	B minus EMC Base Obligation (7-14-07 4-5 pm) (kW)	C minus EMC Annual Capacity Quantity (kW)	D EMC Excess Annual Capacity Quantity[1] (kW)
BR	225,000	125,000	42,000	58,000
P	150,000	175,000	23,000	0
R	425,000	300,000	83,000	42,000

Step 3

Calculate EMC Group Combined Excess Annual Capacity Quantity per Section 3.5.2.3.5.2.

BR Excess Annual Capacity Quantity	58,000 kW
P Excess Annual Capacity Quantity	0 kW
R Excess Annual Capacity Quantity	42,000 kW
EMC Group Combined Excess Annual Capacity Quantity	100,000 kW

[1]	Cannot be less than zero.

2

Step 4

Calculate Excess Annual Amount per Section 3.5.2.3.5.

	A EMC Excess Annual Capacity Quantity (kW)	B EMC Group Combined Excess Annual Capacity Quantity (kW)	C EMC Group Excess Capacity Quantity (kW)	D EMC Excess Annual Amount ( ( A / B) * C) (kW)
BR	58,000	100,000	52,000	30,160
P	0	100,000	52,000	0
R	42,000	100,000	52,000	21,840

Step 5

Calculate Excess Annual Capacity Charge per Section 3.5.2.3.5.

	A EMC Excess Annual Amount (kW)	B Annual Capacity Price ($/kW-year)	C Excess Annual Capacity Charge
BR	30,160	45.60	$1,375,296
P	0	45.60	$0
R	21,840	45.60	$995,904

3

Attachment 4-1

Rutherford

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekday
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Sep-06	87	77	70	68	72	93	126	124	114	116	124	135	144	154	160	168	182	191	189	184	190	172	140	108
Oct-06	72	65	63	65	78	116	166	162	137	124	115	111	107	108	108	113	127	142	153	171	171	154	124	92
Nov-06	106	103	103	108	122	157	197	187	165	148	131	119	107	102	97	101	119	154	178	179	177	166	144	122
Dec-06	131	127	128	133	146	177	213	212	196	178	158	142	128	120	114	117	136	176	199	201	202	194	174	151
Jan-07	143	137	137	140	147	160	175	197	222	217	191	165	140	120	109	110	131	170	191	189	186	179	166	148
Feb-07	128	127	129	133	146	175	206	199	177	155	137	123	112	105	98	101	117	143	174	183	182	172	151	131
Mar-07	85	83	85	89	101	132	166	154	129	115	105	97	90	86	82	83	94	108	126	144	144	136	116	96
Apr-07	62	57	56	58	67	93	124	121	104	96	91	88	85	84	82	84	94	103	108	111	126	124	102	77
May-07	58	48	43	42	48	71	101	103	90	89	94	100	104	110	113	121	133	144	144	138	142	144	115	83
Jun-07	80	69	62	59	61	73	86	93	96	105	117	130	139	146	150	155	163	168	168	160	152	154	133	104
Jul-07	94	82	75	70	71	81	91	99	106	120	138	157	170	175	181	189	197	207	214	206	191	188	161	130
Aug-07	96	84	77	73	74	87	108	106	103	112	129	146	161	175	182	189	202	211	213	199	194	183	151	119
Sep-07	69	61	56	54	57	74	100	98	90	93	99	108	115	122	127	134	144	151	151	147	151	137	111	86
Oct-07	57	51	50	51	62	92	132	129	109	98	91	88	85	87	86	90	101	113	122	136	137	122	98	73
Nov-07	84	82	83	86	97	125	157	148	131	117	104	94	85	81	77	80	94	122	141	142	140	133	115	97
Dec-07	104	101	102	106	116	140	169	168	155	141	126	113	102	95	90	93	108	140	158	160	161	154	138	120
Jan-08	146	140	140	143	150	163	179	201	225	222	195	168	144	122	112	112	133	173	195	193	190	183	170	151
Feb-08	130	129	131	136	148	179	210	204	181	158	140	126	114	108	101	104	119	146	178	186	186	176	154	134
Mar-08	87	85	87	90	103	135	169	157	132	118	107	99	91	87	83	85	96	111	129	147	147	138	118	98
Apr-08	63	58	57	59	69	94	126	123	106	98	93	90	87	86	83	86	95	105	110	113	128	126	105	79
May-08	59	48	44	43	48	72	104	105	92	91	95	101	106	112	115	123	136	147	147	141	144	147	118	84
Jun-08	82	70	63	60	62	75	87	94	98	107	119	133	141	148	153	158	166	172	172	163	155	157	135	106
Jul-08	95	83	76	72	73	83	94	101	108	122	141	160	173	179	184	193	201	211	218	211	195	192	165	133
Aug-08	98	86	79	74	75	88	110	108	105	115	131	149	165	178	186	193	206	215	218	203	198	186	154	122
Sep-08	71	62	57	55	59	76	102	101	93	94	101	110	116	125	129	137	147	154	154	150	154	140	113	87
Oct-08	59	52	51	53	63	94	134	132	112	101	93	90	87	88	87	91	103	115	125	139	139	126	101	75
Nov-08	86	83	84	87	99	127	160	151	134	119	106	96	87	83	79	82	96	125	144	145	144	135	117	99
Dec-08	106	103	104	108	119	144	172	172	158	144	128	115	104	98	93	95	111	143	161	163	164	157	141	122

Note: Hour 1 refers to 12:00 a.m. - 12:59:59 a.m. Eastern Time, Hour 2 refers to 1:00 a.m. - 1:59:59 a.m. Eastern Time, etc.

Attachment 4-1 to Duke-Rutherford Agreement

Rutherford

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekday
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Jan-09	148	143	143	145	153	166	182	206	230	225	199	171	147	125	114	114	137	176	199	197	193	186	173	154
Feb-09	133	132	133	139	151	182	214	207	184	161	142	128	116	110	102	106	122	149	181	190	190	179	158	137
Mar-09	88	87	88	93	105	137	172	160	135	120	108	101	93	90	85	87	98	113	131	149	151	141	120	100
Apr-09	65	59	58	60	69	97	129	126	108	100	95	92	88	87	86	88	98	108	112	115	130	129	106	80
May-09	60	49	44	44	49	73	105	107	94	93	98	104	108	115	118	126	139	149	150	144	147	150	120	86
Jun-09	83	72	65	62	63	76	89	97	100	109	122	135	144	151	156	161	169	176	176	166	158	160	138	108
Jul-09	97	85	78	73	74	85	95	103	111	125	144	164	177	182	188	197	205	215	222	215	199	196	168	135
Aug-09	100	87	80	76	76	90	112	110	107	117	133	152	168	182	190	197	210	218	222	207	202	190	156	124
Sep-09	73	63	59	56	59	77	104	102	94	96	103	112	119	127	132	140	151	158	157	153	158	142	115	89
Oct-09	59	53	51	54	64	96	137	134	113	102	95	91	88	90	89	94	105	118	127	141	142	128	102	76
Nov-09	87	85	86	90	101	129	163	154	137	122	108	98	89	84	80	83	98	127	147	148	146	138	119	101
Dec-09	108	105	106	110	121	147	176	176	161	147	131	118	106	99	94	97	112	146	165	166	167	160	144	125
Jan-10	151	146	146	148	156	170	186	210	235	230	203	174	149	128	116	116	139	180	203	200	197	190	176	158
Feb-10	136	135	137	142	154	186	218	211	188	165	145	131	119	112	105	108	125	151	185	193	193	183	161	140
Mar-10	90	88	90	94	108	140	176	163	137	122	111	103	95	91	87	89	100	115	134	152	153	144	123	102
Apr-10	66	60	59	62	71	98	132	129	111	102	97	94	90	89	87	90	99	109	114	118	133	132	108	82
May-10	61	51	45	44	51	75	108	109	96	94	99	105	110	117	120	128	141	152	153	147	151	153	123	87
Jun-10	85	73	66	62	65	78	90	98	102	111	125	138	147	154	159	165	172	179	179	170	161	163	140	110
Jul-10	99	87	80	75	76	87	97	105	113	127	147	167	180	186	192	200	209	219	227	219	203	200	172	138
Aug-10	102	90	82	77	78	92	114	112	109	119	137	155	171	186	193	200	215	223	226	211	206	194	159	126
Sep-10	74	65	59	58	61	78	106	105	96	98	105	114	121	129	135	142	154	161	160	156	161	145	118	91
Oct-10	61	55	53	55	66	98	140	137	115	105	97	94	90	91	90	95	107	120	129	144	144	130	105	78
Nov-10	89	87	87	91	103	133	166	158	140	125	110	100	90	86	82	85	100	129	151	151	149	140	122	103
Dec-10	111	107	108	112	123	149	179	179	165	150	133	120	108	101	96	99	115	149	168	169	170	163	147	127

Attachment 4-1 to Duke-Rutherford Agreement

2

Rutherford

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekend
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Sep-06	81	68	61	57	57	61	68	81	108	123	129	137	149	158	163	168	174	177	171	165	169	153	127	101
Oct-06	69	58	54	54	58	69	86	111	143	146	130	120	117	113	109	109	116	123	128	147	148	134	111	87
Nov-06	96	92	91	92	98	109	126	152	171	161	138	124	117	109	101	100	109	134	151	151	149	141	124	107
Dec-06	138	132	131	133	139	150	166	190	214	204	176	153	140	127	117	116	128	159	178	181	184	180	166	148
Jan-07	133	126	124	126	130	139	152	175	205	197	162	139	128	111	98	94	108	145	163	160	154	144	135	127
Feb-07	122	120	122	127	134	144	159	183	200	182	150	129	119	106	91	84	89	103	134	154	161	155	140	126
Mar-07	78	74	74	77	83	93	106	125	137	130	114	102	96	88	80	77	82	89	103	119	121	114	100	85
Apr-07	58	50	47	47	50	58	68	83	101	105	97	91	90	87	83	83	87	91	92	95	110	108	91	71
May-07	59	46	39	37	37	43	50	68	90	101	103	107	112	115	117	121	126	129	126	119	121	124	102	76
Jun-07	79	66	58	53	51	53	55	69	91	109	119	130	141	147	151	154	159	160	155	145	138	139	122	97
Jul-07	98	84	75	69	66	67	69	77	96	116	135	151	162	169	176	181	186	189	184	172	161	158	140	117
Aug-07	94	81	73	68	66	67	71	78	98	119	139	156	170	180	186	191	194	193	183	165	161	155	136	113
Sep-07	65	55	48	45	45	48	55	65	86	98	102	109	119	126	129	133	139	140	136	132	135	122	101	81
Oct-07	55	46	43	43	46	55	68	88	114	116	104	96	94	90	87	87	92	98	102	117	118	107	88	69
Nov-07	76	73	73	73	78	87	101	121	137	128	110	98	93	87	80	80	87	106	120	121	119	112	99	85
Dec-07	110	105	104	106	111	119	133	151	170	162	140	122	112	101	93	92	101	127	141	144	147	144	132	118
Jan-08	136	128	126	128	133	142	155	179	209	200	165	141	130	113	100	97	111	148	166	163	157	147	137	130
Feb-08	125	122	125	130	137	147	162	186	204	186	153	132	122	108	94	86	90	105	137	157	165	158	143	128
Mar-08	80	76	76	79	84	94	108	127	140	133	116	105	98	90	82	79	83	90	105	122	123	116	102	87
Apr-08	59	51	48	48	51	59	69	85	104	107	98	93	93	89	85	85	88	93	94	98	112	111	93	73
May-08	59	47	40	37	38	44	51	69	92	104	105	109	115	118	119	123	129	131	129	121	123	126	105	77
Jun-08	80	67	59	55	52	55	56	70	94	112	122	133	144	151	154	158	162	163	158	148	141	142	124	99
Jul-08	101	86	76	70	68	69	70	79	98	119	137	154	165	173	179	185	190	193	188	176	164	161	144	119
Aug-08	96	83	74	69	67	69	72	80	99	121	142	159	173	183	190	195	198	197	186	168	165	158	138	115
Sep-08	66	55	49	46	46	49	55	66	87	100	105	112	121	128	132	137	141	144	138	134	137	124	103	83
Oct-08	56	47	44	44	48	56	69	90	116	119	106	98	95	92	88	88	94	100	104	119	120	109	90	70
Nov-08	78	74	74	74	79	89	103	123	139	130	112	101	94	88	82	81	88	108	122	123	121	114	101	87
Dec-08	112	107	106	108	113	122	135	154	174	165	143	124	114	103	95	94	104	129	144	147	150	146	135	120

Attachment 4-1 to Duke-Rutherford Agreement

3

Rutherford

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekend
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Jan-09	138	131	129	130	136	144	158	182	214	204	168	144	133	115	101	98	113	151	170	166	160	150	140	133
Feb-09	127	125	127	133	140	150	165	190	208	190	155	134	124	110	95	87	92	107	140	160	168	161	146	130
Mar-09	81	77	77	80	86	97	110	130	143	136	119	107	100	91	83	80	85	93	107	124	126	119	104	89
Apr-09	60	51	49	48	51	60	70	87	106	109	101	95	94	90	87	87	90	94	96	99	114	113	95	73
May-09	61	48	41	38	39	44	52	71	94	105	108	111	117	120	122	126	131	134	131	123	126	129	106	79
Jun-09	82	69	60	55	54	55	58	72	95	113	124	135	147	154	157	161	165	167	161	151	144	145	126	101
Jul-09	102	87	78	72	69	70	72	80	100	121	140	157	168	176	183	188	194	197	192	179	167	165	146	122
Aug-09	98	84	76	70	69	69	73	81	101	123	144	162	176	187	194	199	202	200	190	172	168	161	141	118
Sep-09	67	56	51	48	47	50	56	67	90	102	107	114	123	130	135	139	144	147	141	137	140	126	105	84
Oct-09	57	48	44	44	48	57	71	92	119	121	108	100	97	94	90	90	96	102	106	122	122	111	92	72
Nov-09	80	76	75	76	81	90	105	126	142	133	115	102	97	90	83	83	90	111	126	126	123	116	103	88
Dec-09	114	109	108	110	115	124	137	158	177	168	145	126	116	105	97	96	105	132	147	150	152	149	137	122
Jan-10	141	133	132	133	138	147	161	186	218	208	172	147	136	117	104	100	115	154	173	170	163	153	143	135
Feb-10	130	127	129	135	143	153	168	194	213	193	158	137	126	112	97	89	94	109	143	163	171	165	149	133
Mar-10	83	79	79	82	88	98	112	133	146	138	121	108	102	94	85	83	87	94	109	127	128	121	106	90
Apr-10	61	53	50	49	52	61	72	88	108	111	102	97	96	93	89	88	92	97	98	101	116	115	97	75
May-10	62	48	41	39	40	45	53	72	96	108	109	113	119	122	124	128	134	137	133	126	128	131	108	80
Jun-10	83	69	62	56	55	56	59	73	97	115	126	138	150	157	160	165	169	170	165	154	147	147	129	103
Jul-10	105	89	80	73	70	71	73	82	102	123	144	160	172	180	186	192	198	200	196	183	170	168	149	124
Aug-10	100	86	77	72	69	71	75	83	103	126	147	165	180	191	198	203	206	204	193	175	172	165	144	120
Sep-10	69	58	51	48	48	51	58	69	91	105	108	116	126	133	137	142	147	149	144	140	143	129	108	86
Oct-10	58	49	45	45	49	59	73	94	121	123	110	101	99	95	91	92	98	104	108	124	125	113	94	73
Nov-10	81	77	76	77	83	92	107	128	144	136	117	105	98	91	86	84	92	112	128	128	126	119	105	90
Dec-10	116	111	110	112	118	126	140	161	181	172	148	129	119	108	99	98	108	134	151	153	155	152	140	125

Attachment 4-1 to Duke-Rutherford Agreement

4

Attachment 4-2

Calculation of Reduction to EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods

I. Definitions

1. The “Carolina Power & Light Service Obligation Resources” or “SORs” means those generation and purchased capacity resources provided to NCEMC by CP&L and used by NCEMC to serve NCEMC load pursuant to the Power Supply Agreement.

2. The “Power Supply Agreement” means the Power Supply Agreement Dated November 2, 1998 Between North Carolina Electric Membership Corporation and Carolina Power & Light Company, d/b/a Progress Energy Carolinas, Inc., as amended, filed at FERC in Docket No. ER05-722-000 on June 30, 2005.

3. The “1996 SO” means the Service Obligation assumed by NCEMC on January 1, 1996 in the amount of 204.3 MW including losses.

4. “SOR A” means the 225 MW of electric capacity and energy that CP&L provides to NCEMC pursuant through December 31, 2015 pursuant to Section 2.1(a)(1) of the Power Supply Agreement.

5. “SOR E” means the 225 MW of electric capacity and energy that CP&L provides to NCEMC pursuant through December 31, 2013 pursuant to Section 2.1(a)(4) of the Power Supply Agreement.

6. “NCEMC Catawba Resource Entitlement” or “CRE” means NCEMC’s 623.5 MW ownership interest in the Catawba Nuclear Station.

7. “NCEMC’s CP&L Native Load” or “NCNL” means the electric capacity and energy demands (kW) imposed on NCEMC by its member cooperatives in CP&L’s existing Control Areas, and which are served by CP&L under the Power Supply Agreement (excluding the 1996 SO).

8. “NCEMC’s Duke Native Load” or “NDNL” means the electric capacity and energy demands (kW) imposed on NCEMC by its member cooperatives in Duke’s Control Area.

2

II. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods (through December 31, 2008)

EMC’s Base Obligation and EMC Group’s Base Obligation during an Hour shall be subject to reduction during the period commencing on the Commencement Date and continuing through December 31, 2008 in accordance with the following:

A. NCEMC’s contractual right to SO 1996, SOR A and SOR E (654.3 MW rounded to 655 MW) is subject to reduction based on a comparison between 655 MW and NCEMC’s CP&L Native Load (NCNL).

B. In the event that NCEMC’s CP&L Native Load during the Hour is less than 655 MW, EMC’s Base Obligation and EMC Group’s Base Obligation for the Hour shall be reduced as follows:

C. If 655 MW minus NCNL is equal to or less than 225 MW, the reduction in EMC’s Base Obligation shall be equal to the amount set forth in Equation 1 below:

Equation 1: ( ( 655 MW - NCNL ) / 225 ) * 17

D. If 655 MW minus NCNL is greater than 225 MW, the reduction in EMC’s Base Obligation shall be equal to 17 MW plus the amount set forth in Equation 2 below:

Equation 2: ( ( 430 MW - NCNL ) / 225 ) * 17

3

E. If 655 MW minus NCNL is equal to or less than 225 MW, the reduction in EMC Group’s Base Obligation shall be equal to the amount set forth in Equation 3 below:

Equation 3: ( ( 655 MW - NCNL ) / 225 ) * 33

F. If 655 MW minus NCNL is greater than 225 MW, the reduction in EMC Group’s Base Obligation shall be equal to 33 MW plus the amount set forth in Equation 4 below:

Equation 4: ( ( 430 MW - NCNL ) / 225 ) * 33

G. Example: If NCNL is equal to 565 MW during an Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( ( 655 MW – 565 MW ) / 225 ) * 17 or 6.8 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( (655 MW - 565 MW) / 225 ) * 33, or 13.2 MW.

III. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods (January 1, 2009 through December 31, 2010)

EMC’s Base Obligation and EMC Group’s Base Obligation during an Hour shall be subject to reduction during the period commencing on January 1, 2009 and continuing through December 31, 2010 in accordance with the following:

4

A. NCEMC’s contractual right to SO 1996 and SOR A (429.3 MW rounded to 430 MW) is subject to reduction based on a comparison between 430 MW and NCEMC’s CP&L Native Load (NCNL).

B. In the event that NCEMC’s CP&L Native Load during the Hour is less than 430 MW, EMC’s Base Obligation for the Hour shall be reduced as follows:

Equation 5: ( (430 MW - NCNL ) / 225 ) * 17

C. In the event that NCEMC’s CP&L Native Load during the Hour is less than 430 MW, EMC Group’s Base Obligation for the Hour shall be reduced as follows:

Equation 6: ( ( 430 MW - NCNL ) / 225 ) * 33

D. Example: If NCNL is equal to 340 MW during an Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( ( 430 MW – 340 MW ) / 225 ) * 17 MW, or 6.8 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( ( 430 MW – 340 MW ) / 225 ) * 33, or 13.2 MW.

IV. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods for the Catawba Resource Entitlement

In addition to the reductions to EMC’s Base Obligation and EMC Group’s Base Obligation set forth under Sections II and III above, EMC’s Base Obligation and EMC Group’s Base Obligation shall be subject to reduction as set forth in this Section IV.

5

A. In the event that NCEMC’s Duke Native Load during an Hour is less than 623.5 MW and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, EMC’s Base Obligation for the Hour shall be reduced as follows:

Equation 7: (1 - ( NDNL / 623.5 MW) ) * 47 MW

B. In the event that NCEMC’s Duke Native Load during an Hour is less than 623.5 MW and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, EMC Group’s Base Obligation for the Hour shall be reduced as follows:

Equation 8: (1 - ( NDNL / 623.5 MW ) ) * 95 MW

C. Example: If NDNL is equal to 561.15 MW during an Hour, and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( 1 - ( 561.15 MW / 623.5 MW) ) * 47 MW, which equals ( .1 ) * ( 47 MW ), or 4.7 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( 1 - ( 561.15 MW / 623.5 MW ) ) * 95 MW, which equals ( .1 ) * ( 95 MW ), or 9.5 MW.

6

Attachment 4-3

Partial Requirements Resources

Resource Name: AEP Baseload

Type of Resources: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2012

Resource Capacity MW: 10

Must take resource: Yes, in the amount of MWs that NCEMC indicates is available in each hour.

Scheduling: A schedule must be submitted for each hour by Duke in the amount of MWs that NCEMC indicates is available.

Energy Pricing: NA

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss of failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff, provided however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Rutherford Agreement

Attachment 4-3

Partial Requirements Resources

(Page 2 of 7)

Resource Name: Catawba

Type of Resource: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2021

Resource Capacity MW: 47

Must take resource: Yes, in the amount of MWs that NCEMC indicates is available in each hour.

Scheduling: A schedule must be submitted for each hour by Duke in the amount of MWs that NCEMC indicates is available.

Energy Pricing: NA

Force Majeure: The term “Force Majeure” as used herein shall mean any cause beyond the control of the party affected and which by reasonable efforts the party affected is unable to overcome, including without limitation the following: Acts of God: fire, flood, landslide, lightning, earthquake, hurricane, tornado, storm, freeze, or drought; blight, famine, epidemic, or quarantine; strike, lockout or other labor difficulty; act or failure to act of any party (and such party so acting or failing to act shall not used such act or failure to act to excuse any other obligation which it has under this Agreement); act or failure to act of any regulatory agency or other governmental authority; changes in the work or delays caused by public bidding requirements; theft; casualty; accident; equipment breakdown, failure or shortage of, or inability to obtain from usual sources, goods, labor, equipment, information or drawings, machinery, supplies, energy, fuel or materials; embargo; injunction; litigation or arbitration with suppliers or vendors; shortage of rolling stock; arrest; war; civil disturbance; explosion; acts of public enemies; sabotage; or breach of contract by any supplier, contractor, sub-contractor, laborer or materialman. Any party rendered unable to fulfill any obligation under this Agreement by reason of Force Majeure shall make reasonable efforts to remove such inability within a reasonable time.

Attachment 4-3 to Duke-Rutherford Agreement

2

Attachment 4-3

Partial Requirements Resources

(Page 3 of 7)

Resource Name: Dominion PPA

Type of Resource: Combined Cycle Resource

Delivery period: January 1, 2011 through December 31, 2014

Resource Capacity MW: 10

Must take resource: No

Resource Availability: Duke has the right but not the obligation to schedule the amount of MWs that NCEMC has indicated is available from this resource.

Min run time (Hours): 8

Scheduling:

•	Day ahead schedule to be submitted, with intraday changes allowed

•	Nominations must be made in whole MWs

•	Day ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intraday Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intraday Schedule changes require 2 hours advance notice.

•	Day ahead scheduling: Unlimited changes up to the allocation MWs

•	Intraday scheduling: Limit of two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Energy Pricing: For each month of the Delivery Period, the price for energy will equal the sum of Day-Ahead Energy Charge, the Intra-day Energy Charge, the Incremental Variable Charge and the Variable O&M Charge:

•	Day-ahead Energy Charge = the sum of each day in the month’s Day-Ahead Energy Price x energy scheduled Day-Ahead

•	Day-Ahead Energy Price = (Day-Ahead Fuel Index + Fuel Adder) x Heat Rate

•	Day-Ahead Fuel Index: Gas Daily: Daily Price Survey, Midpoint of the Daily Ranges, Appalachia, Dominion South Point. Gas Index for each Sat. and Sun. shall be the price specified for the Mon. immediately following such Sat. and Sun. In the event that Gas Daily no longer publishes this index, NCEMC and Dominion will agree upon a replacement index which will be passed through to the IM.

•	Intra-Day Energy Charge = the sum of each day in the month’s Intra-Day Energy Price x energy scheduled Intra-Day

•	Intra-Day Energy Price = (Intra-Day Fuel Index + Fuel Adder) x Heat Rate

Attachment 4-3 to Duke-Rutherford Agreement

3

Attachment 4-3

Partial Requirements Resources

(Page 4 of 7)

•	Intra-Day Fuel Index: The higher of the price in $/MMBtu for such calendar day or the next calendar day of Gas Daily: Daily Price Survey, Absolute of the Daily Ranges, Appalachia, Dominion South Point. Gas Index for each Sat and Sun shall be the price specified for the higher of the Monday or Tuesday immediately following such Saturday and Sunday.

•	Fuel Adder: $0.25/MMBtu

•	Heat Rate:

•	2006 heat rate: 7.730 MMBtu/MWh

•	Heat Rate Adjustment: The heat rate will be recalculated annually to reflect the actual energy costs from the previous year. The new heat rate will go into effect on February 1 of each year.

•	Incremental Variable Charge: There may be additional charges due to making Intra-day schedule changes.

•	Variable O&M Charge:

2011 = $3.81/MWh
2012 = $3.91/MWh
2013 = $4.01/MWh
2014 = $4.11/MWh

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff; provided, however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Rutherford Agreement

4

Attachment 4-3

Partial Requirements Resources

(Page 5 of 7)

Resource Name: SCEG

Type of Resource: Combined Cycle Resource

Delivery period: January 1, 2011 through December 31, 2012

Resource Capacity MW: 17

Must take resource: No

Resource Availability: Duke has the right but not the obligation to schedule the amount of MWs that NCEMC has indicated is available from this resource.

Min run time (Hours): 4

Firm Gas Transportation: Firm gas transportation has been procured for up to 16 hours a day. Therefore, operation of this resource is limited to no more than 16 hours a day.

Scheduling:

•	Day ahead schedule to be submitted, with intraday changes allowed

•	Nominations must be made in whole MWs

•	Day ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intraday Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intraday Schedule changes require 2 hours advance notice.

•	Day ahead scheduling: Unlimited changes up to the allocation MWs

•	Intraday scheduling: Limit of two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Energy Pricing: For each month of the Delivery Period, the price for energy will equal the sum of Day-Ahead Energy Charge, the Intra-day Energy Charge and the Variable O&M Charge:

•	Day-ahead Energy Charge = the sum of each day in the month’s Day-Ahead Energy Price x energy scheduled Day-Ahead:

•	Day-Ahead Energy Price = (Day-Ahead Fuel Index + Fuel Adder) x Heat Rate

•	Day-Ahead Fuel Index: 102.6% of SONAT Mid-Point price as published in Gas Daily for Louisiana-OnShore South for gas to flow on such day

•	Intra-Day Energy Charge = the sum of each day in the month’s Intra-Day Energy Price x energy scheduled Intra-Day

•	Intra-Day Energy Price = (Intra-Day Fuel Index + Fuel Adder) x Heat Rate

Attachment 4-3 to Duke-Rutherford Agreement

5

Attachment 4-3

Partial Requirements Resources

(Page 6 of 7)

•	Intra-Day Fuel Index: 102.6% of the higher of the Gas Daily daily Mid-Point price for SONAT under the table for Louisiana-OnShore South for gas to flow such day or the Gas Daily daily Mid-Point price for SONAT under the table for Louisiana-OnShore South for gas to flow on the next trading day

•	Fuel Adder: $0.1/MMBtu

•	Heat Rate: 7.350 MMBtu/MWh

•	Variable O&M Charge:

2011 = $2.70/MWh
2012 = $2.76/MWh

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss of failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff; provided, however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Rutherford Agreement

6

Attachment 4-3

Partial Requirements Resources

(Page 7 of 7)

Resource Name: SEPA

Type of Resource: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2021

Resource Capacity MW: 24

Must take resource: Duke must schedule the amount of energy that SEPA indicates is available.

Resource Availability: SEPA will send the “Energy for Scheduling” declaration to Duke on Thursday of each week. The declaration shows the minimum energy and excess energy available for scheduling.

Scheduling:

•	Duke to schedule with SEPA.

•	All scheduling nominations must be made in whole megawatts (MW) only.

•	If the SEPA declaration shows excess energy is available, that energy must be scheduled – it is not optional.

•	After receiving the energy declaration from SEPA, Duke is to fax or email back their proposed schedule for the coming week (7 days). The seven day week shall commence at the beginning of Saturday and extend to the end of Friday.

•	Schedules may be revised on a day-ahead basis only if received by 8 AM.

Energy Pricing: NA

Force Majeure: Neither the Government nor Purchaser shall be considered to be in default in respect of any obligation hereunder, if prevented from fulfilling such obligation by reason of uncontrollable forces, including but not limited to failure of facilities, flood, earthquake, storm, lightning, fire, epidemic, war, riot, civil disturbance, labor disturbance, materials or equipment shortages, or restraint by court or public authority, which by exercise of reasonable diligence and foresight could not have been avoided, but excluding drought. Either party rendered unable to fulfill any obligation by reason of an uncontrollable force shall remove such inability with all reasonable dispatch.

Attachment 4-3 to Duke-Rutherford Agreement

7

Attachment 7-2

Example showing the calculation of the Monthly Demand Charges in the

Duke-Blue Ridge Agreement, Duke-Piedmont Agreement

and Duke-Rutherford Agreement

The purpose of this attachment is to provide an example showing the calculation of the Monthly Demand Charge provided in Section 7.1.4 of the above-identified agreements. Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

Assumptions:

Hour in October in which the positive difference between the EMC Group Native Load and EMC Group’s Base Obligation is the greatest: 4:00-5:00 pm, October 14, 2006.

	BR (kW)	P (kW)	R (kW)
EMC Hourly Demand (10-14-06 4-5 pm)	75,000	275,000	375,000
EMC Base Obligation (10-14-06 4-5pm)	100,000	200,000	250,000

EMC Group Hourly Demand (10-14-06, 4-5 pm): 725,000 kW
EMC Group Base Obligation (10-14-06, 4-5 pm): 550,000 kW

Step 1

Calculate EMC Group Monthly Demand Quantity per Section 7.1.4.3.

EMC Group Hourly Demand	725,000 kW
minus EMC Group Base Obligation	- 550,000 kW

EMC Group Monthly Demand Quantity	175,000 kW

Step 2

Calculate EMC Monthly Demand Quantity per Section 7.1.4.1.

	A EMC Hourly Demand (10-14-06 4-5pm) (kW)	B minus EMC Base Obligation (10-14-06 4-5 pm) (kW)	C EMC Monthly Demand Quantity[2] (kW)
BR	75,000	100,000	0
P	275,000	200,000	75,000
R	375,000	250,000	125,000

Step 3

Calculate EMC Group Combined Monthly Demand Quantity per Section 7.1.4.2.

BR Monthly Demand Quantity	0 kW
P Monthly Demand Quantity	75,000 kW
R Monthly Demand Quantity	125,000 kW
EMC Group Combined Monthly Demand Quantity	200,000 kW

Step 4

Calculate Monthly Demand Amount per Section 7.1.4.

	A EMC Monthly Demand Quantity (kW)	B EMC Group Combined Monthly Demand Quantity (kW)	C EMC Group Monthly Demand Quantity (kW)	D EMC Monthly Demand Amount ( ( A /B) * C) (kW)
BR	0	200,000	175,000	0
P	75,000	200,000	175,000	65,625
R	125,000	200,000	175,000	109,375

[2]	Cannot be less than zero.

2

Step 5

Calculate Monthly Demand Charge per Section 7.1.4.

	A EMC Monthly Demand Amount (kW)	B Monthly Demand Rate ($/kW-year)	C Monthly Demand Charge
BR	0	0.75	0
P	65,625	0.75	$49,218.75
R	109,375	0.75	$82,031.25

3

Attachment 7-3

Calculation of Rutherford Allocated Share of

Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit,

Inter-EMC Energy Charge and Inter-EMC Energy Credit

I. Definitions

1. The Inter-EMC Transfer Price for an Hour shall be equal to the simple average of the Duke Territorial Incremental Cost for the Hour and the Duke Territorial Decremental Cost for the Hour; provided, that for any Hour for which the EMC Group Energy Credit Amount is zero, the Inter-EMC Transfer Price for the Hour shall be equal to 101.5% of the Duke Territorial Incremental Cost for the Hour, and that for any Hour for which the EMC Group Energy Purchase Amount is zero, the EMC Transfer Price for the Hour shall be equal to 101.5% of the Duke Territorial Decremental Cost for the Hour.

2. All other capitalized terms shall have the meaning set forth in Section 1.1 of this Agreement.

II. Rutherford Allocated Share of the Duke Total Hourly Energy Charge

The Rutherford Allocated Share of the Duke Total Hourly Energy Charge for an Hour shall be equal to:

( C2 / A ) * D

Where:

A = EMC Group Combined Energy Purchase Amount

C2 = Rutherford Energy Purchase Amount

D = Duke Total Hourly Energy Charge

III.	Rutherford Allocated Share of the Inter-EMC Energy Charge

The Rutherford Allocated Share of the Inter-EMC Energy Charge for an Hour shall be equal to:

( C2 / A ) * ( A—B ) * P

Where:

A = EMC Group Combined Energy Purchase Amount

B = EMC Group Energy Purchase Amount

C2 = Rutherford Energy Purchase Amount

P = Inter-EMC Transfer Price

IV. Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit

The Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour shall be equal to:

( G2 / E ) * H

Where:

E = EMC Group Combined Energy Credit Amount

G2 = Rutherford Energy Credit Amount

H = EMC Group Total Hourly Energy Credit

V.	Rutherford Allocated Share of the Inter-EMC Energy Credit

The Rutherford Allocated Share of the Inter-EMC Energy Credit for an Hour shall be equal to:

( G2 / E ) * ( E – F ) * P

Where:

E = EMC Group Combined Energy Credit Amount

F = EMC Group Energy Credit Amount

G2 = Rutherford Energy Credit Amount

P = Inter-EMC Transfer Price

Attachment 7-4

Example 1

Showing the Calculation of Blue Ridge, Piedmont and

Rutherford Allocated Shares of the Duke Total Hourly Energy Charge,

EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

The purpose of this attachment is to provide an example showing the calculation of the charges and credits identified above for one Hour. For purposes of this example, Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

I. ASSUMPTIONS:

A. Call and Put Signals during the Hour

	BR	P	R	EMC Group
Intervals 1-225[3] - Call Signal during each Interval (kW):	6,000	0	10,000	6,000
Intervals 1-225 - Put Signal during each Interval (kW)	0	10,000	0	0
Intervals 226-450 - Call Signal during each Interval (kW)	6,000	0	10,000	6,000
Intervals 226-450 - Put Signal during each Interval (kW)	0	10,000	0	0
Intervals 451-675 - Call Signal during each Interval (kW)	0	4,000	0	0
Intervals 451-675 - Put Signal during each Interval (kW)	9,000	0	9,000	14,000
Intervals 676-900 - Call Signal during each Interval (kW)	0	4,000	0	0
Intervals 676-900 - Put Signal during each Interval (kW)	9,000	0	9,000	14,000

[3]	Interval numbers refer to the Intervals during the Hour (e.g., Interval 1 is the first four seconds of the Hour, Interval 2 is the next four seconds, etc.). The Call and Put Signals are shown as the same in each of the first 225 Intervals of the Hour, and then again as the same in the next 225 Intervals and so on. This is a simplifying assumption, to make this example less cumbersome. In actual operation, the Parties anticipate that these positions would change frequently within the Hour.

B. Energy deliveries during the Hour4

	BR	P	R	EMC Group
Hourly Energy Amount delivered from Duke - Intervals 1-225	1,500	0	2,500	1,500
Hourly Energy Amount delivered to Duke - Intervals 1-225	0	2,500	0	0
Hourly Energy Amount delivered from Duke - Intervals 226-450	1,500	0	2,500	1,500
Hourly Energy Amount delivered to Duke - Intervals 226-450	0	2,500	0	0
Hourly Energy Amount delivered from Duke - Intervals 451-675	0	1,000	0	0
Hourly Energy Amount delivered to Duke - Intervals 451-675	2,250	0	2,250	3,500
Hourly Energy Amount delivered from Duke - Intervals 676-900	0	1,000	0	0
Hourly Energy Amount delivered to Duke - Intervals 676-900	2,250	0	2,250	3,500

C. Incremental/Decremental Costs

Duke Territorial Incremental Cost: $0.10/kWh
Duke Territorial Decremental Cost: $0.10/kWh

[4]	These numbers sum the four-second Call and Put Signals from Part I.A. For example, 6,000 kW delivered by Duke in each of the 225 four-second Intervals (15 minutes) equal 1,500 kWh (6,000 KW * 225 Intervals / 900 Intervals / Hour = 1500 kWh).

II. CALCULATIONS

A. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge

Step 1

Sum the energy deliveries by Duke to BR for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by Duke to the EMC Group for all Intervals over the entire Hour (column 5).

Column number	1	2	3	4	5
	BR5	P6	R7	Sum[8]	Aggregate EMC Group[9]
Energy delivered by Duke (kW)	3,000	2,000	5,000	10,000	3,000

Step 2

Calculate the percentage that each Customer contributed to the energy deliveries by Duke (Customer Buy / Sum of Customer Buys)

	BR10	P11	R12	Sum
Energy delivered by Duke	30.00%	20.00%	50.00%	100.00%

[5]	Blue Ridge Energy Purchase Amount
[6]	Piedmont Energy Purchase Amount
[7]	Rutherford Energy Purchase Amount
[8]	EMC Group Combined Energy Purchase Amount
[9]	EMC Group Energy Purchase Amount
[10]	Blue Ridge Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[11]	Piedmont Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[12]	Rutherford Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.

Step 3

Calculate Duke Total Hourly Energy Charge = 113% of Duke Territorial Incremental Cost for electric energy delivered by Duke to the EMC Group for the Hour (3,000 kW * $0.10/kWh * 113% = $339.00)

Step 4

Calculate the individual EMC’s Allocated Share of the Duke Total Hourly Energy Charge.

Apply the percentages derived in Step 2 to the Duke Total Hourly Energy Charge.

	BR13	P14	R15	Sum[16]
$ for energy delivered by Duke	$101.70	$67.80	$169.50	$339.00

These amounts are included in the Duke Hourly Energy Charge.

[13]	Blue Ridge Allocated Share of Duke Total Hourly Energy Charge.
[14]	Piedmont Allocated Share of Duke Total Hourly Energy Charge
[15]	Rutherford Allocated Share of Duke Total Hourly Energy Charge
[16]	Duke Total Hourly Energy Charge

B. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the EMC Group Total Hourly Energy Credit

Step 5

Sum the energy deliveries by BR to Duke for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by EMC Group to Duke for all Intervals over the entire Hour (column 5).

Column number	1	2	3	4	5
	BR17	P18	R19	Sum[20]	EMC Group[21]
Energy delivered by Customer (kW)	4,500	5,000	4,500	14,000	7,000

Step 6

Calculate the percentage that each Customer contributed to the energy deliveries by Customers (Customer delivery / Sum of Customer deliveries)

	BR22	P23	R24	Sum
Energy delivered by Customer	32.14%	35.71%	32.14%	100.00%

[17]	Blue Ridge Energy Credit Amount
[18]	Piedmont Energy Credit Amount
[19]	Rutherford Energy Credit Amount
[20]	EMC Group Combined Energy Credit Amount
[21]	EMC Group Energy Credit Amount
[22]	Blue Ridge Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[23]	Piedmont Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[24]	Rutherford Energy Credit Amount / EMC Group Combined Energy Credit Amount.

Step 7

Calculate the EMC Group Total Hourly Energy Credit = 90% of Duke Territorial Decremental Cost for electric energy delivered by the EMC Group to Duke for the Hour (7,000 kW * $0.10/kWh * 90% = $630)

Step 8

Calculate the EMC Allocated Share of the EMC Group Total Hourly Energy Credit

Apply the percentages derived in Step 6 to the EMC Group Total Hourly Energy Credit.

	BR25	P26	R27	Sum[28]
$ for energy delivered by Customers	$202.50	$225.00	$202.50	$630.00

[25]	Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit.
[26]	Piedmont Allocated Share of EMC Group Total Hourly Energy Credit
[27]	Rutherford Allocated Share of EMC Group Total Hourly Energy Credit
[28]	EMC Group Total Hourly Energy Credit

C. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Charge

Step 9

Calculate the difference between the EMC Group Combined Energy Purchase Amount (sum determined in Step 1, column 4) and the EMC Group Energy Purchase Amount (aggregate calculated in Step 1, column 5).

Step 5, column 4[29]	10,000
Step 5, column 5[30]	-3,000
Difference	7,000

Step 10

Apply the percentages derived in Step 2 to the difference derived in Step 9.

	BR	P	R	Sum
Energy delivered by Duke	2,100	1,400	3,500	7,000

Step 11

Calculate Inter-EMC Transfer Price: Average of 113% of Duke Territorial Incremental Cost and 90% of Duke Territorial Decremental Cost, unless EMC Group Energy Purchase Amount or EMC Group Energy Credit Amount is zero. If EMC Group Energy Purchase Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Decremental Cost. If EMC Group Energy Credit Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Incremental Cost. In this example, Inter-EMC Transfer Price is average of $0.113/kWh and $0.09/kWh, or $0.1015/kWh.

[29]	EMC Group Combined Energy Purchase Amount
[30]	EMC Group Energy Purchase Amount

Step 12

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 10.

	BR31	P32	R33	Sum
$ for Inter-EMC Charge	$213.15	$142.10	$355.25	$710.50

These amounts are included in the Duke Hourly Energy Charge

D. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Credit

Step 13

Calculate the EMC Group Combined Energy Credit Amount (difference between the sum determined in Step 5, column 4) and the EMC Group Credit Amount (aggregate calculated in Step 5, column 5).

Step 5, column 4[34]	14,000
Step 5, column 5[35]	-7,000

Difference	7,000

[31]	Blue Ridge Allocated Share of Inter-EMC Energy Charge
[32]	Piedmont Allocated Share of Inter-EMC Energy Charge
[33]	Rutherford Allocated Share of Inter-EMC Energy Charge
[34]	EMC Group Combined Energy Credit Amount
[35]	EMC Group Energy Credit Amount

Step 14

Apply the percentages derived in Step 6 to the difference derived in Step 13.

	BR	P	R	Sum
Energy delivered by Customer	2,250	2,500	2,250	7,000

Step 15

Muliply the Inter-EMC Transfer Price times the amounts derived in Step 14

	BR36	P37	R38	Sum
$ for Inter-EMC Credit	$228.38	$253.75	$228.38	$710.50

III. CHARGE/CREDIT SUMMATION FOR THE HOUR

		BR	P	R	Total
1.	Allocated Share of Duke Total Hourly Energy Ch. (Step 4)	$101.70	$67.80	$169.50	$339.00
2.	Allocated Share of Inter-EMC Energy Charge (Step 12)	$213.15	$142.10	$355.25	$710.50

3.	Subtotal (row 1 + row 2)	$314.85	$209.90	$524.75	$1,049.50

4.	Allocated Share of EMC Group Ttl Hourly En. Cr. (Step 8)	$202.50	$225.00	$202.50	$630.00
5.	Allocated Share of Inter-EMC Energy Credit (Step 15)	$228.38	$253.75	$228.38	$710.50

6.	Subtotal (row 4 + row 5)	$430.88	$478.75	$430.88	$1,340.50

7.	Total charge (credit) (row 3 – row 6)	$(116.03)	$(268.85)	$93.88	$(291.00)

[36]	Blue Ridge Allocated Share of Inter-EMC Energy Credit
[37]	Piedmont Allocated Share of Inter-EMC Energy Credit
[38]	Rutherford Allocated Share of Inter-EMC Energy Credit

Attachment 7-4

Example 2

Showing the Calculation of Blue Ridge, Piedmont and

Rutherford Allocated Shares of the Duke Total Hourly Energy Charge,

EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

The purpose of this attachment is to provide an example showing the calculation of the charges and credits identified above for one Hour. For purposes of this example, Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

I. ASSUMPTIONS:

A. Call and Put Signals during the Hour

	BR	P	R	EMC Group
Intervals 1-225[39] - Call Signal during each Interval (kW):	0	3,000	3,000	2,000
Intervals 1-225 - Put Signal during each Interval (kW)	4,000	0	0	0
Intervals 226-450 - Call Signal during each Interval (kW)	0	5,000	3,000	4,000
Intervals 226-450 - Put Signal during each Interval (kW)	4,000	0	0	0
Intervals 451-675 - Call Signal during each Interval (kW)	0	2,000	0	0
Intervals 451-675 - Put Signal during each Interval (kW)	2,000	0	0	0
Intervals 676-900 - Call Signal during each Interval (kW)	0	1,000	1,000	0
Intervals 676-900 - Put Signal during each Interval (kW)	4,000	0	0	2,000

[39]	Interval numbers refer to the Intervals during the Hour (e.g., Interval 1 is the first four seconds of the Hour, Interval 2 is the next four seconds, etc.). The Call and Put Signals are shown as the same in each of the first 225 Intervals of the Hour, and then again as the same in the next 225 Intervals and so on. This is a simplifying assumption, to make this example less cumbersome. In actual operation, the Parties anticipate that these positions would change frequently within the Hour.

B. Energy deliveries during the Hour40

	BR	P	R	EMC Group
Hourly Energy Amount delivered from Duke - Intervals 1-225	0	750	750	500
Hourly Energy Amount delivered to Duke - Intervals 1-225	1,000	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 226-450	0	1,250	750	1,000
Hourly Energy Amount delivered to Duke - Intervals 226-450	1,000	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 451-675	0	500	0	0
Hourly Energy Amount delivered to Duke - Intervals 451-675	500	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 676-900	0	250	250	0
Hourly Energy Amount delivered to Duke - Intervals 676-900	1,000	0	0	500

C. Incremental/Decremental Costs

Duke Territorial Incremental Cost: $0.10/kWh

Duke Territorial Decremental Cost: $0.10/kWh

II. CALCULATIONS

A. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge

Step 1

Sum the energy deliveries by Duke to BR for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by Duke to the EMC Group for all Intervals over the entire Hour (column 5).

[40]	These numbers sum the four-second Call and Put Signals from Part I.A. For example, 3,000 kW delivered by Duke in each of the 225 four-second Intervals (15 minutes) equal 750 kWh (2,000 KW * 225 Intervals / 900 Intervals / Hour = 750 kWh).

Column number	1	2	3	4	5
	BR41	P42	R43	Sum[44]	Aggregate EMC Group[45]
Energy delivered by Duke (kW)	0	2,750	1,750	4,500	1,500

Step 2

Calculate the percentage that each Customer contributed to the energy deliveries by Duke (Customer Buy / Sum of Customer Buys)

	BR46	P47	R48	Sum
Energy delivered by Duke	0.00%	61.11%	38.89%	100.00%

[41]	Blue Ridge Energy Purchase Amount
[42]	Piedmont Energy Purchase Amount
[43]	Rutherford Energy Purchase Amount
[44]	EMC Group Combined Energy Purchase Amount
[45]	EMC Group Energy Purchase Amount
[46]	Blue Ridge Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[47]	Piedmont Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[48]	Rutherford Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.

Step 3

Calculate Duke Total Hourly Energy Charge = 113% of Duke Territorial Incremental Cost for electric energy delivered by Duke to the EMC Group for the Hour (1,500 kW * $0.10/kWh * 113% = $169.50)

Step 4

Calculate the individual EMC’s Allocated Share of the Duke Total Hourly Energy Charge.

Apply the percentages derived in Step 2 to the Duke Total Hourly Energy Charge.

	BR49	P50	R51	Sum[52]
$ for energy delivered by Duke	$0.00	$103.58	$65.92	$169.50

These amounts are included in the Duke Hourly Energy Charge.

B. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the EMC Group Total Hourly Energy Credit

[49]	Blue Ridge Allocated Share of Duke Total Hourly Energy Charge.
[50]	Piedmont Allocated Share of Duke Total Hourly Energy Charge
[51]	Rutherford Allocated Share of Duke Total Hourly Energy Charge
[52]	Duke Total Hourly Energy Charge

Step 5

Sum the energy deliveries by BR to Duke for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by EMC Group to Duke for all Intervals over the entire Hour (column 5).

Column number	1	3	4	5	6
	BR53	P54	R55	Sum[56]	EMC Group[57]
Energy delivered by Customer (kW)	3,500	0	0	3,500	500

Step 6

Calculate the percentage that each Customer contributed to the energy deliveries by Customers (Customer delivery / Sum of Customer deliveries)

	BR58	P59	R60	Sum
Energy delivered by Customer	100.00%	0.00%	0.00%	100.00%

[53]	Blue Ridge Energy Credit Amount
[54]	Piedmont Energy Credit Amount
[55]	Rutherford Energy Credit Amount
[56]	EMC Group Combined Energy Credit Amount
[57]	EMC Group Energy Credit Amount
[58]	Blue Ridge Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[59]	Piedmont Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[60]	Rutherford Energy Credit Amount / EMC Group Combined Energy Credit Amount.

Step 7

Calculate the EMC Group Total Hourly Energy Credit = 90% of Duke Territorial Decremental Cost for electric energy delivered by the EMC Group to Duke for the Hour (500 kW * $0.10/kWh * 90% = $45)

Step 8

Calculate the EMC Allocated Share of the EMC Group Total Hourly Energy Credit

Apply the percentages derived in Step 6 to the EMC Group Total Hourly Energy Credit.

	BR61	P62	R63	Sum[64]
$ for energy delivered by Customers	$45.00	$–	$–	$45.00

[61]	Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit.
[62]	Piedmont Allocated Share of EMC Group Total Hourly Energy Credit
[63]	Rutherford Allocated Share of EMC Group Total Hourly Energy Credit
[64]	EMC Group Total Hourly Energy Credit

C. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Charge

Step 9

Calculate the difference between the EMC Group Combined Energy Purchase Amount (sum determined in Step 1, column 4) and the EMC Group Energy Purchase Amount (aggregate calculated in Step 1, column 5).

Step 1, column 4[65]	4,500
Step 1, column 5[66]	-1,500

Difference	3,000

Step 10

Apply the percentages derived in Step 2 to the difference derived in Step 9.

	BR	P	R	Sum
Energy delivered by Duke	0	1,833	1,167	3,000

Step 11

Calculate Inter-EMC Transfer Price: Average of 113% of Duke Territorial Incremental Cost and 90% of Duke Territorial Decremental Cost, unless EMC Group Energy Purchase Amount or EMC Group Energy Credit Amount is zero. If EMC Group Energy Purchase Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Decremental Cost. If EMC Group Energy

[65]	EMC Group Combined Energy Purchase Amount
[66]	EMC Group Energy Purchase Amount

Credit Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Incremental Cost. In this example, Inter-EMC Transfer Price is average of $0.113/kWh and $0.09/kWh, or $0.1015/kWh.

Step 12

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 10.

	BR67	P68	R69	Sum
$ for Inter-EMC Charge	$0.00	$186.08	$118.42	$304.50

D. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Credit

Step 13

Calculate the EMC Group Combined Energy Credit Amount (difference between the sum determined in Step 5, column 4) and the EMC Group Credit Amount (aggregate calculated in Step 5, column 5).

Step 5, column 4[70]	3,500
Step 5, column 5[71]	- 500
Difference	3,000

[67]	Blue Ridge Allocated Share of Inter-EMC Energy Charge
[68]	Piedmont Allocated Share of Inter-EMC Energy Charge
[69]	Rutherford Allocated Share of Inter-EMC Energy Charge
[70]	EMC Group Combined Credit Amount
[71]	EMC Group Energy credit Amount

Step 14

Apply the percentages derived in Step 6 to the difference derived in Step 13.

	BR	P	R	Sum
Energy delivered by Customer	3,000	0	0	3,000

Step 15

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 14

	BR72	P73	R74	Sum
$ for Inter-EMC Credit	$304.50	$0.00	$0.00	$304.50

[72]	Blue Ridge Allocated Share of Inter-EMC Energy Credit
[73]	Piedmont Allocated Share of Inter-EMC Energy Credit
[74]	Rutherford Allocated Share of Inter-EMC Energy Credit

III. CHARGE/CREDIT SUMMATION FOR THE HOUR

		BR	P	R	Total
1.	Allocated Share of Duke Total Hourly Energy Ch. (Step 4)	$0.00	$103.58	$65.92	$169.50
2.	Allocated Share of Inter-EMC Energy Charge (Step 12)	$0.00	$186.08	$118.42	$304.50
3.	Subtotal (row 1 + row 2)	$0.00	$289.67	$184.33	$474.00
4.	Allocated Share of EMC Group Ttl Hourly En. Cr. (Step 8)	$45.00	$0.00	$0.00	$45.00
5.	Allocated Share of Inter-EMC Energy Credit (Step 15)	$304.50	$0.00	$0.00	$304.50
6.	Subtotal (row 4 + row 5)	$349.50	$0.00	$0.00	$349.50
7.	Total charge (credit) (row 3 – row 6)	$(349.50)	$289.67	$184.33	$124.50

Attachment 7-5

Example showing Calculations of

Rutherford Energy Purchase Amounts

and Rutherford Energy Credit Amount

This attachment provides an example showing the calculation of the Rutherford Energy Purchase Amount and Rutherford Energy Credit Amount for one Hour.

Four- second Interval Number*	A EMC’s Base Obligation (kW)	B EMC’s Native Load (kW)	C Call Signal (B-A where B>A) (kW)	D Call energy (C/900) (kWhs)	E Put Signal (A-B where A>B) (kW)	F Put energy (E/900) (kWhs)
1	100,000	102,000	2,000	2.2	—	—
2	100,000	101,000	1,000	1.1	—	—
3	100,000	100,000	—	—	—	—
4	100,000	99,000	—	—	1,000	1.1
5	100,000	98,000	—	—	2,000	2.2
6	100,000	97,000	—	—	3,000	3.3
7-895[75]	100,000	100,000	—	—	—	—
896	100,000	98,000	—	—	2,000	2.2
897	100,000	99,000	—	—	1,000	1.1
898	100,000	100,000	—	—	—	—
899	100,000	101,000	1,000	1.1	—	—
900	100,000	102,000	2,000	2.2	—	—

Total				6.6[76]		9.9[77]

*	Interval numbers refer to the Intervals during the hour (e.g., Interval 1 is the first four seconds of the hour, Interval 2 is the next four seconds, etc.)
[75]	To simplify this example, EMC’s Base Obligation and EMC’s Native Load are assumed to be equal during Intervals 6-895. In actual operation, the parties anticipate that these amounts will differ throughout the Hour.
[76]	Rutherford Energy Purchase Amount
[77]	Rutherford Energy Credit Amount

Attachment 7-6

Example showing Calculations of EMC Group Energy Purchase Amounts and EMC Group Energy Credit Amount

This attachment provides an example showing the calculation of the EMC Group Energy Purchase Amount and EMC Group Energy Credit Amount for one Hour.

Four- second Interval Number*	A EMC Group Base Obligation (kW)	B EMC Group Native Load (kW)	C Call Signal (B-A where B>A) (kW)	D Call energy (C/900) (kWhs)	E Put Signal (A-B where A>B) (kW)	F Put energy (E/900) (kWhs)
1	400,000	408,000	8,000	8.8	—	—
2	400,000	404,000	4,000	4.4	—	—
3	400,000	400,000	—	—	—	—
4	400,000	396,000	—	—	4,000	4.4
5	400,000	392,000	—	—	8,000	8.8
6	400,000	388,000	—	—	12,000	13.2
7-895[78]	400,000	400,000	—	—	—	—
896	400,000	392,000	—	—	8,000	8.8
897	400,000	396,000	—	—	4,000	4.4
898	400,000	400,000	—	—	—	—
899	400,000	404,000	4,000	4.4	—	—
900	400,000	408,000	8,000	8.8	—	—

Total				26.4[79]		39.6[80]

*	Interval numbers refer to the Intervals during the hour (e.g., Interval 1 is the first four seconds of the hour, Interval 2 is the next four seconds, etc.)
[78]	To simplify this example, the EMC Group’s Base Obligation and the EMC Group’s Native Load are assumed to be equal during Intervals 6-895. In actual operation, the Parties anticipate that these amounts will differ throughout the Hour.
[79]	EMC Group Energy Purchase Amount
[80]	EMC Group Energy Credit Amount

Attachment 7-7

Example showing the calculation of

Monthly Billing Demand under Section 7.2.2.2

The purpose of this attachment is to provide an example showing the calculation of the Monthly Billing Demand under Section 7.2.2.2 of the Agreement.

I.	Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	5:00-6:00 p.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	6:00-7:00 p.m.	16,975
3.	3rd highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	4:00-5:00 p.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	3:00-4:00 p.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	5:00-6:00 p.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	6:00-7:00 p.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	4:00-5:00 p.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	3:00-4:00 p.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	5:00-6:00 p.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	6:00-7:00 p.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	4:00-5:00 p.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	3:00-4:00 p.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	5:00-6:00 p.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	6:00-7:00 p.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2007	6-26-07	4:00-5:00 p.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2007	1-18-07	9:00-10:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2007	1-18-07	10:00-11:00 a.m.	16,550
20.	20th highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	4:00-5:00 p.m.	16,525

		Day	Hour	Load (MW)
21.	21st highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	3:00-4:00 p.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	5:00-6:00 p.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	6:00-7:00 p.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	3:00-4:00 p.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	4:00-5:00 p.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	2:00-3:00 p.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	1:00-2:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	5:00-6:00 p.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	6:00-7:00 p.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	4:00-5:00 p.m.	16,325

II.	Calculation of Monthly Billing Demand for 2007:

The twenty (20) highest load hours during July-August are hours 1-14, 16-17 and 20-23.

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Base Obligation (kW)	EMC Native Load minus EMC Base Obligation (kW)
1.	7-25-07	5:00-6:00 p.m.	100,000	80,000	20,000
2.	7-25-07	6:00-7:00 p.m.	102,000	80,000	22,000
3.	7-25-07	4:00-5:00 p.m.	104,000	80,000	24,000
4.	7-25-07	3:00-4:00 p.m.	106,000	80,000	26,000
5.	7-24-07	5:00-6:00 p.m.	104,000	80,000	24,000
6.	7-24-07	6:00-7:00 p.m.	102,000	79,000	23,000
7.	7-24-07	4:00-5:00 p.m.	100,000	79,000	21,000
8.	7-24-07	3:00-4:00 p.m.	100,000	79,000	21,000
9.	8-1-07	5:00-6:00 p.m.	100,000	79,000	21,000
10.	8-1-07	6:00-7:00 p.m.	100,000	78,000	22,000
11.	8-1-07	4:00-5:00 p.m.	99,000	78,000	21,000

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Base Obligation (kW)	EMC Native Load minus EMC Base Obligation (kW)
12.	8-1-07	3:00-4:00 p.m.	99,000	78,000	21,000
13.	7-26-07	5:00-6:00 p.m.	99,000	100,000	0
14.	7-26-07	6:00-7:00 p.m.	99,000	100,000	0
16.	7-26-07	4:00-5:00 p.m.	98,000	100,000	0
17.	7-24-07	3:00-4:00 p.m.	98,000	100,000	0
20.	8-2-07	4:00-5:00 p.m.	98,000	100,000	0
21.	8-2-07	3:00-4:00 p.m.	98,000	100,000	0
22.	8-2-07	5:00-6:00 p.m.	98,000	100,000	0
23.	8-2-07	6:00-7:00 p.m.	98,000	100,000	0

	TOTAL				266,000

	AVERAGE				13,300[81]

[81]	Monthly Billing Demand for each Month during 2007.

Attachment 7-8

Examples showing the calculation of

Monthly Billing Demand under Section 7.3.2.2

The purpose of this attachment is to provide examples showing the calculation of the Monthly Billing Demand under Section 7.3.2.2 of the Agreement.

Example A

I.	Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	5:00-6:00 p.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	6:00-7:00 p.m.	16,975
3.	3rd highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	4:00-5:00 p.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	3:00-4:00 p.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	5:00-6:00 p.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	6:00-7:00 p.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	4:00-5:00 p.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	5:00-6:00 p.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	6:00-7:00 p.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	4:00-5:00 p.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	3:00-4:00 p.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	5:00-6:00 p.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	6:00-7:00 p.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2012	6-26-12	4:00-5:00 p.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	9:00-10:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	10:00-11:00 a.m.	16,550

		Day	Hour	Load (MW)
20.	20th highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	4:00-5:00 p.m.	16,525
21.	21st highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	3:00-4:00 p.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	5:00-6:00 p.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	6:00-7:00 p.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	3:00-4:00 p.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	4:00-5:00 p.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	2:00-3:00 p.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	1:00-2:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	5:00-6:00 p.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	6:00-7:00 p.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	4:00-5:00 p.m.	16,325

Annual Planning Period is May through September

II.	Calculation of Monthly Billing Demand for 2012:

The twenty (20) highest load hours during the Summer Period are hours 1-17 and 20-22

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
1.	7-25-12	5:00-6:00 p.m.	120,000	100,000	20,000
2.	7-25-12	6:00-7:00 p.m.	120,000	100,000	20,000
3.	7-25-12	4:00-5:00 p.m.	120,000	100,000	20,000
4.	7-25-12	3:00-4:00 p.m.	120,000	100,000	20,000
5.	7-24-12	5:00-6:00 p.m.	115,000	100,000	15,000
6.	7-24-12	6:00-7:00 p.m.	115,000	100,000	15,000
7.	7-24-12	4:00-5:00 p.m.	115,000	100,000	15,000

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
8.	7-24-12	3:00-4:00 p.m.	115,000	100,000	15,000
9.	8-1-12	5:00-6:00 p.m.	110,000	100,000	10,000
10.	8-1-12	6:00-7:00 p.m.	110,000	100,000	10,000
11.	8-1-12	4:00-5:00 p.m.	110,000	100,000	10,000
12.	8-1-12	3:00-4:00 p.m.	110,000	100,000	10,000
13.	7-26-12	5:00-6:00 p.m.	105,000	100,000	5,000
14.	7-26-12	6:00-7:00 p.m.	105,000	100,000	5,000
15.	6-26-12	4:00-5:00 p.m.	105,000	100,000	5,000
16.	7-26-12	4:00-5:00 p.m.	105,000	100,000	5,000
17.	7-24-12	3:00-4:00 p.m.	100,000	100,000	0
20.	8-2-12	4:00-5:00 p.m.	100,000	100,000	0
21.	8-2-12	3:00-4:00 p.m.	95,000	100,000	0
22.	8-2-12	5:00-6:00 p.m.	95,000	100,000	0

	TOTAL				200,000

	AVERAGE				10,000[82]

Example B

I.	Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	7:00-8:00 a.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	8:00-9:00 a.m.	16,975

[82]	Monthly Billing Demand for each Month during 2012.

		Day	Hour	Load (MW)
3.	3rd highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	9:00-10:00 a.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	10:00-11:00 a.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	7:00-8:00 a.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	8:00-9:00 a.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	9:00-10:00 a.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	10:00-11:00 a.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	7:00-8:00 a.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	8:00-9:00 a.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	9:00-10:00 a.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	10:00-11:00 a.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	8:00-9:00 a.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	9:00-10:00 a.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	10:00-11:00 a.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	7:00-8:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	8:00-9:00 a.m.	16,550
20.	20th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	9:00-10:00 a.m.	16,525
21.	21st highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	10:00-11:00 a.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	9:00-10:00 a.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	10:00-11:00 a.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	7:00-8:00 a.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	8:00-9:00 a.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	6:00-7:00 a.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	11:00 a.m.-12:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	8:00-9:00 a.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	9:00-10:00 a.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	10:00-11:00 a.m.	16,325
31.	Highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	7:00-8:00 a.m.	17,000

		Day	Hour	Load (MW)
32.	2nd highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	8:00-9:00 a.m.	16,975
33.	3rd highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	9:00-10:00 a.m.	16,950
34.	4th highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	10:00-11:00 a.m.	16,925
35.	5th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	7:00-8:00 a.m.	16,900
36.	6th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	8:00-9:00 a.m.	16,875
37.	7th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	9:00-10:00 a.m.	16,850
38.	8th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	10:00-11:00 a.m.	16,825
39.	9th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	7:00-8:00 a.m.	16,800
40.	10th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	8:00-9:00 a.m.	16,775
41.	11th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	9:00-10:00 a.m.	16,750
42.	12th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	10:00-11:00 a.m.	16,725
43.	13th highest Hourly Duke Schedule 1 Demand during 2011	1-28-11	8:00-9:00 a.m.	16,700
44.	14th highest Hourly Duke Schedule 1 Demand during 2011	1-28-11	9:00-10:00 a.m.	16,675
45.	15th highest Hourly Duke Schedule 1 Demand during 2011	12-15-11	9:00-10:00 a.m.	16,650
46.	16th highest Hourly Duke Schedule 1 Demand during 2011	12-16-11	9:00-10:00 a.m.	16,625
47.	17th highest Hourly Duke Schedule 1 Demand during 2011	12-15-11	10:00-11:00 a.m.	16,600
48.	18th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	5:00-6:00 p.m.	16,575
49.	19th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	6:00-7:00 p.m.	16,550
50.	20th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	4:00-5:00 p.m.	16,525
51.	21st highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	3:00-4:00 p.m.	16,500
52.	22nd highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	11:00 a.m.-12:00 p.m.	16,475
53.	23rd highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	6:00-7:00 a.m.	16,450
54.	24th highest Hourly Duke Schedule 1 Demand during 2011	2-5-11	8:00-9:00 a.m.	16,425
55.	25th highest Hourly Duke Schedule 1 Demand during 2011	2-5-11	9:00-10:00 a.m.	16,400
56.	26th highest Hourly Duke Schedule 1 Demand during 2011	1-20-11	8:00-9:00 a.m.	16,375
57.	27th highest Hourly Duke Schedule 1 Demand during 2011	1-20-11	9:00-10:00 a.m.	16,350
58.	28th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	7:00-8:00 a.m.	16,325
59.	29th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	8:00-9:00 a.m.	16,300
60.	30th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	9:00-10:00 a.m.	16,325

Annual Planning Period is October through April

The twenty (20) highest load hours during the Winter Period are hours 1-12 and 18-22 in 2012 and hours 45-47 in 2011.

II.	Calculation of Monthly Billing Demand for 2012:

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
1.	1-25-12	7:00-8:00 a.m.	120,000	100,000	20,000
2.	1-25-12	8:00-9:00 a.m.	120,000	100,000	20,000
3.	1-25-12	9:00-10:00 a.m.	120,000	100,000	20,000
4.	1-25-12	10:00-11:00 a.m.	120,000	100,000	20,000
5.	1-24-12	7:00-8:00 a.m.	115,000	100,000	15,000
6.	1-24-12	8:00-9:00 a.m.	115,000	100,000	15,000
7.	1-24-12	9:00-10:00 a.m.	115,000	100,000	15,000
8.	1-24-12	10:00-11:00 a.m.	115,000	100,000	15,000
9.	2-1-12	7:00-8:00 a.m.	110,000	100,000	10,000
10.	2-1-12	8:00-9:00 a.m.	110,000	100,000	10,000
11.	2-1-12	9:00-10:00 a.m.	110,000	100,000	10,000
12.	2-1-12	10:00-11:00 a.m.	110,000	100,000	10,000
45.	12-15-11	9:00-10:00 a.m.	105,000	100,000	5,000
46.	12-16-11	9:00-10:00 a.m.	105,000	100,000	5,000
47.	12-15-11	9:00-10:00 a.m.	105,000	100,000	5,000
18.	2-2-12	7:00-8:00 a.m.	105,000	100,000	5,000
19.	2-2-12	8:00-9:00 a.m.	100,000	100,000	0
20.	2-2-12	9:00-10:00 a.m.	100,000	100,000	0
21.	2-2-12	10:00-11:00 a.m.	95,000	100,000	0
22.	1-18-12	9:00-10:00 a.m.	95,000	100,000	0

	TOTAL				200,000

	AVERAGE				10,000[83]

[83]	Monthly Billing Demand for each Month during 2012.

ATTACHMENT 7-9

Demand Rate Adjustment Percentage and Annual Percentage

This attachment provides the formulas to be used for calculating the Demand Rate Adjustment Percentage and Annual Percentage for each calendar year beginning January 1, 2011.

The Demand Rate Adjustment Percentage shall equal the Production Capacity Revenue Requirement Adjustment divided by the Original Production Capacity Revenue Requirement, but not less than zero.

Where

Production Capacity Revenue Requirement Adjustment = (Annual Percentage – 4%) * (Original Production Capacity Revenue Requirement + Original Energy Revenue Requirement)

And

Annual Percentage shall equal the product of the System Gross Plant Difference and the Fixed Charge Rate, divided by the sum of Original Production Capacity Revenue Requirement and Original Energy Revenue Requirement. For purposes of calculating the Production Capacity Revenue Requirement Adjustment, the Annual Percentage shall be a maximum of 10%.

System Gross Plant Difference shall equal EMC Plant in Service less NC Retail Plant in Service. (May be positive or negative.) System Gross Plant Difference shall be decreased as necessary to eliminate differences between EMC Plant in Service and NC Retail Plant in Service related to timing or method of recovery of plant costs (e.g., plant differences due to recovery of construction period financing costs through inclusion of construction work in progress in rate base).

Fixed Charge Rate shall equal 10%.

EMC Plant in Service shall equal the average of the total ending balance of Production Plant, General Plant and Intangible Plant according to Schedule 1 of this Agreement, for the calendar year for which the Production Capacity Revenue Requirement calculation is prepared and total ending balance of Production Plant, General Plant and Intangible Plant according to Schedule 1 of this Agreement for the previous calendar year calculation of the Production Capacity Revenue Requirement.

NC Retail Plant in Service shall equal the sum of Duke Power Retail Plant in Service and Nantahala Retail Plant in Service, which shall be determined from Company records supporting the total Electric Plant in Service amount on Schedule 3 of NCUC Form E.S.-1 for the 12 month calendar period corresponding to the Production Capacity Revenue Requirement calculation used for calculating the EMC Plant in Service.

Duke Power Retail Plant in Service shall equal the average of the two December balances for the total of Production, General and Intangible plant amounts included in the total Electric Plant in Service monthly amounts shown on Schedule 3 of NCUC Form E.S.-1 for Duke Power.

Nantahala Retail Plant in Service shall equal the average of the two December balances for the total of Production, General and Intangible plant amounts included in the total Electric Plant in Service monthly amounts shown on Schedule 3 of NCUC Form E.S.-1 for Nantahala Power & Light.

Original Production Capacity Revenue Requirement shall equal the Production Capacity Revenue Requirement before consideration of any adjustments pursuant to Section 7.3.2.3 of the Agreement.

Original Energy Revenue Requirement shall equal the sum of F for purposes of calculating the Fuel Rate in Schedule 1 and Variable Non-Fuel Production Operation and Maintenance Expense for purposes of calculating the Variable O&M Rate in Schedule 1.

Attachment 7-10

Example of Demand Rate Adjustment Percentage and Annual Percentage

Note: EMC and NC Retail Plant in Service values are actuals for 2004.

CASE WITH NO ADJUSTMENT WARRANTED––

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant (“timing” adjusted)	$11,509,514	$11,509,514	NC Retail = Attachment 7-10, Page 4, Line 10
5	System Gross Plant Difference		$—	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$—	(Line 6 x Line 5)
8	Annual Percentage		0.00%	(Line 7 / Line 3) No adjustment occurs since below 4% impact

Note: EMC Plant in Service values are actuals for 2004, but NC Retail Plant in Service values have been reduced for purpose of demonstration.

CASE WITH NO ADJUSTMENT WARRANTED—

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant (“timing” adjusted)	$10,618,079	$11,509,514	NC Retail = Attachment 7-10, Page 4, Line 10
5	System Gross Plant Difference		$891,435	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$89,143	(Line 6 x Line 5)
8	Annual Percentage		2.96%	(Line 7 / Line 3) No adjustment occurs since below 4% impact

ADJUSTMENT WARRANTED

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant	$9,729,655	$11,509,514
5	System Gross Plant Difference		$1,779,859	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$177,986	(Line 6 x Line 5)
8	Annual Percentage		5.91%	(Line 7 / Line 3) Since Annual Percentage is in excess of 4%, adjustment to Demand Rate is needed.
9	Demand Rate Adjustment Percentage		3.24%	[(Line 8 - 4%) x Line 3] / Line 1
10	Demand Rate per Section 7.3.2.1		$117.53
11	Demand Rate as adjusted per Section 7.3.2.3		$113.72	Line 10 x (100% - Line 9)

ADJUSTMENT WARRANTED (but limited)

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant	$8,368,409	$11,509,514
5	System Gross Plant Difference		$3,141,105	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$314,110	(Line 6 x Line 5)
8	Annual Percentage		10.44%	(Line 7 / Line 3) Since Annual Percentage is in excess of 4%, adjustment to Demand Rate is needed, but is limited to maximum of 6% of total unadjusted revenue requirements.
9	Demand Rate Adjustment Percentage		10.18%	[(Line 8* - 4%) x Line 3] / Line 1
10	Demand Rate per Section 7.3.2.1		$117.53
11	Demand Rate as adjusted per Section 7.3.2.3		$105.57	Line 10 x (100% - Line 9)

*	maximum of 10%

(Amounts from Quarterly NCUC Form E.S.-1, Schedule 3, for 12ME 2004)

	(Dollars in thousands)	System Gross Electric Plant in Service for Determination of NC Retail Plant in Service
		Duke Power		Nantahala		Total NC Retail
		Beginning	Ending	Beginning	Ending	Beginning	Ending	Average
1	Plant in Service	18,980,402	19,683,592	324,710	334,880	19,305,112	20,018,472	19,661,792
	Components (data from Company records):
2	Production Plant	9,257,448	9,666,832	39,399	39,263	9,296,847	9,706,095	9,501,471
3	Nuclear Fuel (gross)	816,874	769,178			816,874	769,178	793,026
4	Total Production Plant	10,074,322	10,436,010	39,399	39,263	10,113,721	10,475,273	10,294,497
5	Transmission Plant	1,745,408	1,819,243	92,489	91,335	1,837,897	1,910,578	1,874,238
6	Distribution Plant	5,978,416	6,312,889	168,040	181,129	6,146,456	6,494,018	6,320,237
7	General Plant	973,070	902,246	20,232	18,603	993,302	920,849	957,076
8	Intangible Plant	209,186	213,204	4,550	4,550	213,736	217,754	215,745
9	Total (ties to Line 1)	18,980,402	19,683,592	324,710	334,880	19,305,112	20,018,472	19,661,792
10	Total of Production/General/Intangible Plant for use in Annual Percentage calculation					11,320,759	11,613,876	11,467,318

	(Dollars in thousands)	NC Retail Plant in Service	EMC Plant in Service - Amounts from Schedule 1 for 2004			EMC Plant in Service	System Gross Plant Difference	Adjustment for Timing Difference	Adjusted System Gross Plant Difference
			Beginning	Ending	Average
1	Plant in Service
	Components (data from Company records):
2	Production Plant	9,501,471	9,339,044	9,748,291	9,543,668	9,543,668	42,197	42,197	—
3	Nuclear Fuel (gross)	793,026	816,874	769,178	793,026	793,026	—		—
4	Total Production Plant	10,294,497	10,155,918	10,517,469	10,336,694	10,336,694	42,197	42,197	—
5	Transmission Plant
6	Distribution Plant
7	General Plant	957,076	993,303	920,849	957,076	957,076	—		—
8	Intangible Plant	215,745	213,736	217,753	215,745	215,745	—		—
9	Total (ties to Line 1)

10	Total of Production/General/Intangible Plant for use in Annual Percentage calculation	11,467,318	11,362,957	11,656,071	11,509,517	11,509,515	42,197	42,197

Attachment 8-1

(Part I of II)

TERMS AND CONDITIONS

FOR THE SCHEDULING OF POWER

SUPPLIED BY NORTH CAROLINA

ELECTRIC MEMBERSHIP CORPORATION

TO ITS INDEPENDENT MEMBERS

All NCEMC Committed Resources associated with the Wholesale Power Supply Agreement between the Seller and the Buyer are governed by and subject to all of the terms and conditions in this Exhibit, unless a specific Resource Summary Attachment explicitly provides otherwise. Unless defined in this Exhibit, all capitalized terms used herein shall have the respective meanings set forth as Article One of the Wholesale Power Supply Agreement.

General Principles

1.	Buyer is responsible for planning the way it chooses to use any Capacity or Energy delivered pursuant to one of the Resource Summary Attachments governed by this Exhibit. As a part of the Wholesale Power Supply Agreement, the Parties have agreed to a set of Resource Summary Attachments that collectively are intended to represent a financial approximation of an allocation of the NCEMC Committed Resources on the Effective Date.

2.	For any hour of delivery, Seller will optimize resources around final dispatch for the combined load of all of Seller’s Participating Members, plus the schedules of the Buyer and other Independent Members.

3.	Buyer will pay Seller charges for Energy and the delivery of Energy to the Interface Point under terms specified in Resource Summary Attachments and terms specified elsewhere in this Agreement including but not limited to Sections 2.4, 2.12 and Article Five.

Delivery of Allocated Resources

4.	Energy Scheduled from Buyer’s Independent Member Allocation is delivered to the Interface Point. The cost and expense of all transmission services, including ancillary services and losses, from the Interface Point are the sole responsibility of Buyer.

5.	Seller will be deemed the provider of the resources needed for the purposes of tagging and for the designation of resources under the applicable tariffs of the Transmission Provider(s) selected by Buyer.

Scheduling by Buyer

6.	All Schedules from Buyer for each Independent Member Allocation will be in whole MWs and may not exceed the IM Allocation MW detailed on the Resource Summary Attachment.

7.	Buyer will submit a separate Schedule in conformance with this Exhibit S by System by resource up to the Maximum Scheduling Limit by System, as further described in Paragraph 23 of this Exhibit S.

8.	Buyer will be responsible for scheduling and arranging for the delivery of its SEPA allocation.

9.	For any Independent Member Allocation that is designated as producing Must-Take Energy, Buyer is required to Schedule for every hour of every day of the Delivery Period its full Must-Take Energy obligation from such a resource, and may not amend or reduce its Schedule for that Energy: provided, however, that to the extent that Seller’s obligation to purchase Must-Take Energy from a resource designated as producing Must-Take Energy is reduced in any hour, Buyer’s hourly Must-Take Energy obligation shall be adjusted by the ratio of Seller’s hourly Must-Take Energy obligation to the Resource Capacity, rounded to whole MWs. The Buyer shall not be entitled to Schedule Must-Take Energy in an hour in amounts, which exceed the Buyer’s adjusted Must-Take Energy obligation for that hour.

10.	Buyer is obligated to Schedule resources in accordance with the terms and conditions provided in the Resource Summary Attachments consistent with the minimum run times in the contracts pertaining to Seller’s purchased and/or owned resources, and Seller will use its good faith efforts to accommodate Buyer’s Schedules that do not meet the minimum run time requirements, but only so long as meeting such non-conforming Schedules would not likely result in additional costs to Seller or any of its Participating Members.

11.	Except with respect to Buyer’s Independent Member Allocations that supply Must-Take Energy, Buyer is not obligated to Schedule its Independent Member Allocations consistent with the minimum volumes in the power supply contracts of Seller that are in force on the Independent Member Effective Date.

12.	By 7:00 a.m. EPT each day Buyer must provide Seller with an hourly forecast of its load by System for the following day.

13.	The Buyer may Schedule its resources consistent with the table below. Day-ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intra-day Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intra-day Schedule changes require two (2) hours advance notice.

Scheduling Changes
Day Ahead	Intra-Day

Unlimited changes up to the IM Allocation MW identified in the Resource Summary Attachment for each resource in whole MWs.	Up to two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Scheduling by Seller

14.	Seller is not obligated to meet Buyer’s final Schedule using the NCEMC Committed Resources associated with the Independent Member Allocations Scheduled by Buyer.

15.	Seller will accept the risk and/or benefit resulting from differences in the cost of resources used to provide Buyer Energy in accordance with its Schedule(s), and the costs Seller would have incurred had it used NCEMC Committed Resources to meet Buyer’s Schedule of the Scheduled resource(s).

16.	Should Seller acquire an alternate resource, rather than use an NCEMC Committed Resource to serve Buyer’s Schedule, and that alternate resource is curtailed, Buyer’s Schedule will be maintained and any penalty, benefit or curtailment will be borne by Seller.

17.	Should all or any portion of NCEMC Committed Resources that have been Scheduled by Seller and Buyer to meet Buyer’s Schedule in any given hour be interrupted, then Seller shall try to identify available alternate resources which Seller, in its sole discretion, determines are reasonably priced and suitable to meet Seller’s needs. If Seller determines that such alternate resources are available, Seller may maintain the Scheduled deliveries to Buyer but at a price to be determined by Seller and communicated to Buyer. If no alternate resources are available to Seller, Buyer’s Schedule will be curtailed. All damages recovered by Seller from the Person responsible for the interruption in service will be shared with Buyer and every other Member similarly affected by such interruption in service.

Operations and Planning

18.	Buyer will provide Seller with a real time telemetered signal of Buyer’s load for Seller’s use, for purposes of determining when to start and stop the dynamic schedule, and to Schedule certain Must-Take Energy requirements of NCEMC Committed Resources.

19.	Seller shall provide and inform the Buyer on each Thursday by 1:00 p.m. EPT of the projected amount of Energy available hourly by Independent Member Allocation by System for Scheduling by Buyer for the following Saturday through Friday period, including the amount of Must-Take Energy that will be delivered and must be taken hourly.

20.	By 8:00 a.m. EPT each day, Buyer shall provide an hourly forecast of its Native Load by System for the next seven (7) days. For purposes of this Exhibit S, “Native Load” shall mean only the load of Buyer’s members. This load forecast will be used by Seller to calculate the hourly Energy available from the Independent Member Allocations that are available to be Scheduled for a given interval of time.

21.	Buyer shall provide Seller on each Thursday by 4:00 p.m. EPT, a projected hourly Schedule of all the Independent Member Allocations governed by this Agreement for the following Saturday through Friday period.

22.	Seller and Buyer agree on the following checkout and verification process:

As soon as practical after midnight, confirm hourly Schedules, energy flows and energy charges by resource and daily totals;

Provide a contact person each Business Day for the following:

Resolve issues that remain unresolved;

Perform month-to-date confirmations of hourly Schedules, energy flows and energy charges by resource and daily totals;

Finalize monthly checkouts by the second Business Day of the following month; and Coordinate any true-ups that may be required.

23.	For Buyers having loads in more than one System, Buyer will provide at the Independent Member Election Date and on July 1 of each subsequent year, a forecast of the percentage of its retail load in each System. (The sum of the percentages must equal 100%). The Maximum Scheduling Limit by System for the following calendar year will be calculated by multiplying the percentage of Buyer’s retail load in each System times the total of Buyer’s Independent Member Allocations for the following calendar year.

Attachment 8-1

(Part II of II)

TERMS AND CONDITIONS

FOR OBTAINING TRANSMISSION

SERVICES ADEQUATE TO DELIVER

FROM THE INTERFACE POINTS

ESTABLISHED UNDER THE

WHOLESALE POWER SUPPLY AGREEMENT

OF NCEMC FOR SALES TO

ITS INDEPENDENT MEMBERS

General Principles and Responsibilities for Transmission: All Resource Summary Attachments associated with the Wholesale Power Supply Agreement between Seller and Buyer are governed by and subject to the terms and conditions in this Exhibit unless a specific Resource Summary Attachment explicitly provides otherwise. For purposes of this Exhibit, the Wholesale Power Supply Agreement and each Resource Summary Attachment governed by this Exhibit, the term “Acceptable Transmission Service” means the level of service available at any point in time that is equal to or better than that level of service currently defined as “Network Integration Transmission Service” under the Open Access Transmission Tariff of the System to which Buyer’s distribution system is physically interconnected, and if connected to more than one System, then Buyer must have Acceptable Transmission Service for each Interface Point.

The following terms for transmission service apply to each Resource Summary Attachment included as a part of this Agreement. All of these terms assume that the current Open Access Transmission Tariff environment in force on the Effective Date remains in force, without modification or amendment. The Parties hereto agree that any amendment, modification or change to that tariff or the regulatory environment for the wholesale electric industry, whether by regulation, regulatory action, statute, judicial action, executive decision or order, or otherwise, may require modification of this Exhibit to restore to Buyer and Seller the benefits that each intended. Such amendments, modifications or changes would include, without limitation, any changes or modifications of the wholesale electric industry environment based on the Standard Market Design, or the restructuring of the transmission systems or the regulatory oversight of same. If the Parties fail to reach agreement on modifications of this Exhibit, the dispute shall be subject to arbitration under the Wholesale Power Supply Agreement.

Buyer is responsible for planning for and scheduling the receipt of capacity and energy to be delivered to Buyer. Buyer will be responsible for negotiating, making and keeping in force one or more transmission agreements with the Transmission Provider(s) necessary to perform its obligations under the Wholesale Power Supply Agreement. At a minimum, Buyer will negotiate, make and keep in force its own Network Integration Service Agreement (“NITSA”) and its own Network Operating Agreement (“NOA”).

Subject to and contingent upon the concurrence and agreement of each affected Transmission Provider, the RUS, and the Federal Energy Regulatory Commission (“FERC”), the Parties further agree:

1.	Buyer is responsible for serving its own load. It will do so through contracts with Seller, along with other resources Buyer will acquire.

2.	Buyer will have its own transmission agreement(s) with each and any Transmission Provider(s) whose services are needed to move capacity or energy from any Interface Point of the System(s) to which Buyer’s distribution system is physically interconnected.

3.	Buyer will negotiate its own NITSA and NOA. Seller will provide assistance with these negotiations as requested. The cost for this assistance will be charged to Buyer separately from charges for Capacity and Energy billed under Article 5.1 of this Agreement.

4.	Seller will transfer the direct-assigned facilities used for that Buyer, if any, to Buyer’s NITSA once the same has become effective.

5.	Seller will provide Buyer with contractual rights that financially approximate the hypothetical assignment of a total amount of Seller’s owned and/or purchased resources, calculated in accordance with the NCEMC Member Power Supply Resource Policy, for purposes of Buyer’s NITSA and NOA designations for energy delivered to the System served by the Transmission Provider with which Buyer has entered its NITSA and NOA.

6.	If any need exists or arises to designate, in addition to the contracts with Seller, any other network resources in order to meet Buyer’s load in accordance with the tariffs or other requirements of the Transmission Provider(s), Buyer has the responsibility to locate, identify and designate such other network resources.

7.	Buyer will have the obligation to satisfy the requirements of the applicable OATT, and purchase or self-supply, as applicable, any ancillary or other services needed or required to serve its load.

8.	Buyer will coordinate with Seller or its scheduling agent under Exhibit S to this Wholesale Power Supply Agreement to assure that the proper schedule is in place each day for Buyer’s scheduled amount of Energy related to each of Buyer’s Resource Summary Attachments that are governed by this Exhibit.

9.	In addition to the other responsibilities arising under this Exhibit, Buyer shall be solely liable for any energy imbalance settlement and any other settlements or liabilities to which a Transmission Customer is exposed at and from the Interface Point(s). If Buyer causes Seller to incur energy imbalance charges, Buyer will reimburse Seller for any charges that Seller incurs.

Attachment 8-2

SEPA Policies

Duke Control Area

•	SEPA will send the “Energy for Scheduling” declaration to Duke on Thursday of each week. The declaration shows the minimum energy and excess energy available for scheduling.

•	A single declaration will be sent for the Duke Control Area allocation for all EMCs under a Partial Requirements Service Agreement with Duke.

Commencement Date through December 31, 2010

•	After receiving the energy declaration from SEPA, Duke will fax or e-mail the declaration directly to Morgan Stanley Capital Group (MSCG).

•	MSCG will then fax or e-mail their proposed schedule for the coming week (7 days) to Duke. The seven day week shall commence at the beginning of Saturday and extend to the end of Friday.

•	All scheduling nominations must be made in whole megawatts (MW) only.

•	Schedules may be revised on a day-ahead basis only if received by 8 AM.

•	If the SEPA declaration shows Excess Energy is available, that energy must be scheduled also – it is not optional. SEPA will notify Duke (as Scheduling Agent) and Duke will in turn notify MSCG of such available energy.

•	After receiving the nominations from MSCG via Duke, SEPA will tag the energy. Both MSCG and Duke should be on the tag. MSCG will appear as the owner of the power and Duke will be identified as the PSE for the load (sink).

•	Duke shall receive any information or notices from SEPA relating to any changes in the schedules to serve EMC’s Native Load. Duke shall ensure that MSCG is aware of such notices.

•	If Duke is notified by the Transmission Provider that a SEPA schedule has been rejected, Duke shall work with SEPA to have a substitute schedule generated for the Day in question taking into account the information provided by the Transmission Provider in connection with such rejection.

•	Duke will provide daily and Monthly reconciliation and checkout services to EMC with respect to SEPA in connection with services and schedules of energy provided by SEPA and MSCG to serve EMC’s Native Load.

January 1, 2011 through December 31, 2021

•	Duke is to schedule directly with SEPA on the portion of EMC’s SEPA allocation that lies within the Duke Control Area.

•	Duke will receive the energy declaration from SEPA.

•	Duke will then fax or e-mail their proposed schedule for the coming week (7 days) to SEPA. The seven day week shall commence at the beginning of Saturday and extend to the end of Friday.

•	All scheduling nominations must be made in whole megawatts (MW) only.

•	Schedules may be revised on a day-ahead basis only if received by 8 AM.

•	If the SEPA declaration shows Excess Energy is available, that energy must be scheduled also – it is not optional. SEPA will notify Duke (as Scheduling Agent) of such available energy.

•	After receiving the nominations from Duke, SEPA will tag the energy. Duke will be on the tag and will be identified as the PSE for the load (sink).

•	Duke shall receive any information or notices from SEPA relating to any changes in the schedules to serve EMC’s Native Load.

•	If Duke is notified by the Transmission Provider that a SEPA schedule has been rejected, Duke shall work with SEPA to have a substitute schedule generated for the Day in question taking into account the information provided by the Transmission Provider in connection with such rejection.

Duke will provide daily and Monthly reconciliation and checkout services to EMC with respect to SEPA in connection with services and schedules of energy provided by SEPA to serve EMC’s Native Load.

PARTIAL REQUIREMENTS SERVICE AGREEMENT

BETWEEN

DUKE POWER COMPANY LLC

d/b/a DUKE ENERGY CAROLINAS, LLC

AND

BLUE RIDGE ELECTRIC MEMBERSHIP CORPORATION

DATED AS OF MAY 12, 2006

6.2	Curtailments of Load	44

6.3	Emergency Load Curtailment Program	45

6.4	Substitute Energy	45

6.5	Substitute Energy Costs	45

Article 7 Capacity and Energy Charges		45

7.1	Charges During Commencement Date - December 31, 2006.	45

7.2	Charges During January 1, 2007 – December 31, 2010.	50

7.3	Charges Commencing January 1, 2011.	51

7.4	Monthly Reserve Capacity Charges	53

7.5	Payment	54

7.6	Determination of EMC Capacity and Energy Demands	54

Article 8 Scheduling Agent Services		55

8.1	Appointment of Duke as Scheduling Agent	55

8.2	Scheduling Policies	55

8.3	Protocols	55

8.4	Scheduling Agent Services (Commencement Date through December 31, 2010)	55

8.5	Scheduling Agent Services (January 1, 2011 through Termination)	56

8.6	New EMC Resources	57

8.7	Errors in Schedules	57

8.8	EMC Responsibilities	57

8.9	Duke’s Liability.	58

8.10	Termination Assistance Service	58

Article 9 Transmission and Ancillary Services		58

9.1	Delivery Obligations	58

9.2	Transmission Arrangements	58

9.3	Ancillary Services	58

9.4	Regional Transmission Organization	59

Article 10 Operating Committee		60

10.1	Operating Committee	60

10.2	Duties of the Operating Committee	60

Article 11 Demand Side Management		60

11.1	Availability of Demand Side Management Resource Programs	60

11.2	Changes to Demand Side Management Resource Programs	60

11.3	Credits	61

11.4	Necessary Arrangements	61

11.5	Start-Up Conditions	61

11.6	Periodic Testing	61

11.7	EMC Demand Side Management	62

Article 12 Modification of This Agreement		63

12.1	Unilateral Modification	63

12.2	Mobile-Sierra Public Interest Standard	63

12.3	Changes To Certain Charge Components	63

12.4	Standard of Review for Permitted Changes	64

12.5	Scope of Waiver	64

Article 13 Billing and Payment		64

13.1	Billing Period	64

13.2	Billing Statements.	64

13.3	Timeliness of Payment	65

13.4	Netting of Payments	65

13.5	Disputes and Adjustments of Statements	65

13.6	Records and Audits	66

Article 14 Dispute Resolution		68

14.1	Arbitration	68

14.2	Negotiation and Notice of Arbitration	68

14.3	Individual, Joint or Consolidated Arbitration	68

14.4	Selection of Arbitration Process	69

14.5	Initiation of Arbitration	70

14.6	Arbitration Processes.	70

14.7	Decision	73

14.8	Expenses	74

14.9	Effect of Dispute Resolution Procedures	74

14.10	Confidentiality	74

Article 15 Credit and Collateral Requirements		74

15.1	Posting of Collateral	74

15.2	Material Adverse Changes	74

15.3	Continuing Nature of Collateral Requirement	75

15.4	Interest on Cash Used as Collateral	75

15.5	Grant of Security Interest/Remedies	75

15.6	Notice, Information	76

15.7	Definitions.	76

Article 16 Additional Terms		78

16.1	Representations Warranties and Covenants.	78

16.2	Assignment.	81

16.3	Liability and Indemnification.	82

16.4	Force Majeure	83

16.5	Events of Default and Remedies.	84

16.6	Confidential Information.	86

16.7	Governmental Liabilities.	87

16.8	Choice of Law	88

16.9	Survival of Obligations	88

16.10	Entire Agreement	88

16.11	Cost Projections	88

16.12	Unique Agreement	89

16.13	No Transfer of Rights	89

16.14	No Partnership	89

16.15	Third Parties	89

16.16	Waiver	89

16.17	Time of Essence	89

16.18	Headings	90

16.19	Severability	90

16.20	Counterparts	90

16.21	No Public Announcement	90

16.22	Notices	90

16.23	No Dedication of the System	91

16.24	Stranded Costs.	91

16.25	Electric Peak Load and Energy Information to be provided by EMC	92

16.26	Demand and Energy Charge and Rate Information to be Provided by Duke	92

16.27	Further Assurances	92

16.28	Applicable Laws and Regulations	92

16.29	Equitable Relief	92

16.30	PURPA Assistance	92

16.31	SERC and NERC Data Reporting and Compliance Assistance	92

SCHEDULES

1	Annual Production Capacity and Energy Rates

ATTACHMENTS

3-1	Calculation of the Excess Annual Capacity Charges in the Duke-Blue Ridge Agreement, Duke-Piedmont Agreement and Duke-Rutherford Agreement

4-1	EMC’s Base Obligation and Fixed Forward Resource

4-2	Calculation of Reduction to EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods

4-3	Partial Requirements Resources

7-2	Calculation of the Monthly Demand Charges in the Duke-Blue Ridge Agreement, Duke-Piedmont Agreement and Duke-Rutherford Agreement

7-3	Calculation of Blue Ridge Allocated Share of Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

7-4	Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

7-5	Example showing Calculations of Blue Ridge Energy Purchase Amounts and Blue Ridge Energy Credit Amount

7-6	Example showing Calculations of EMC Group Energy Purchase Amounts and EMC Group Energy Credit Amount

7-7	Example showing the calculation of Monthly Billing Demand under Section 7.2.2.2

7-8	Examples showing the calculation of Monthly Billing Demand under Section 7.3.2.2

7-9	Demand Rate Adjustment Percentage and Annual Percentage

7-10	Example of Demand Rate Adjustment Percentage and Annual Percentage

8-1 I	Terms and Conditions for the Scheduling of Power Supplied by North Carolina Electric Membership Corporation to its Independent Members

8-1 II	Terms and Conditions for Obtaining Transmission Services Adequate to Deliver from the Interface Points Established under the Wholesale Power Supply Agreement of NCEMC for Sales to its Independent Members

8-2	SEPA Policies

PARTIAL REQUIREMENTS SERVICE AGREEMENT

BETWEEN

DUKE POWER COMPANY LLC

d/b/a DUKE ENERGY CAROLINAS, LLC

AND

BLUE RIDGE ELECTRIC MEMBERSHIP CORPORATION

THIS PARTIAL REQUIREMENTS SERVICE AGREEMENT, dated as of May 12, 2006, is entered into by and between Blue Ridge Electric Membership Corporation, a corporation organized and existing under Article 2 of Chapter 117 of the General Statutes of North Carolina, together with any permitted successor or assignee (“EMC” or “Blue Ridge”), and Duke Power Company LLC, d/b/a Duke Energy Carolinas, LLC, a limited liability company organized and existing under the laws of North Carolina, together with any permitted successor or assignee (“Duke”). Hereinafter, Duke and EMC are sometimes also referred to individually as a “Party” or collectively as the “Parties.”

W  I  T  N  E  S  S  E  T  H

WHEREAS, Duke is engaged in the business of generating, transmitting, and distributing electric capacity and energy in portions of the States of North Carolina and South Carolina, and provides electric service to retail and wholesale customers; and

WHEREAS, EMC is an electric membership corporation that provides retail electric service to its members in the State of North Carolina, and is authorized to purchase electric energy at wholesale for resale; and

WHEREAS, EMC is a member of North Carolina Electric Membership Corporation (“NCEMC”) and is a party to the WPSA; and

WHEREAS, EMC is a party to the SEPA Contract; and

WHEREAS, EMC is a party to the PPA; and

WHEREAS, EMC has elected to arrange independently from NCEMC for its future requirements for electric capacity and energy in addition to those to which EMC has entitlements under existing contractual arrangements; and

WHEREAS, EMC has reviewed its future needs for electric capacity and energy and Scheduling Agent Services and has determined that in order for EMC to provide for a portion of EMC’s Native Load, EMC is willing to purchase electric capacity and energy from Duke and is also willing to purchase Scheduling Agent Services from Duke for the duration of, and subject to the terms of, this Agreement; and

WHEREAS, Duke is willing to plan and provide for the electric capacity and energy requirements needed to meet a portion of EMC’s Native Load and to provide Scheduling Agent Services for the duration of, and subject to the terms of, this Agreement; and

WHEREAS, Duke and EMC have agreed to the terms and conditions upon which the sale of electric capacity and energy and provision of Scheduling Agent Services may be conducted between the Parties.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1

Definitions

1.1 Definitions.

Defined terms in this Agreement are capitalized. The defined terms used in this Agreement have the following meanings:

“Accounting Requirements” shall have the meaning specified in Section 15.7.

“Administrator” shall mean the RUS Administrator.

“Adverse Ruling” shall have the meaning specified in Section 3.1(c).

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Partial Requirements Service Agreement, together with each Schedule and Attachment, each as amended from time to time.

“Ancillary Services” means any and all ancillary services provided by the Transmission Provider in connection with any Transmission Service arranged by EMC for the delivery of electric energy provided under this Agreement from the Delivery Point.

“Annual Capacity Factor” shall have the meaning specified in Section 4.3.3.1.

“Annual Capacity Price” shall have the meaning specified in Section 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

2

“Annual Capacity Quantity” shall have the meaning specified in Sections 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

“Annual Percentage” shall be calculated as shown on Attachment 7-9.

“Annual Planning Period” means, the period (as of the Commencement Date either May through September or October through April) designated in the then most recent Duke Annual Plan (or the successor thereto) that Duke files with the NCUC as the period during which Duke’s annual peak load is projected to occur; provided, that in the event that NCUC ceases to require Duke to file or filing becomes voluntary and Duke ceases to file the Duke Annual Plan (or a successor thereto) with the NCUC, “Annual Planning Period” shall mean the period (either May through September or October through April) in which Duke’s annual peak load is projected to occur under the generation planning criteria for Duke’s Generation System used by Duke to meet Duke’s Native Load.

“Assignment for Security” shall have the meaning specified in Section 16.2.2.

“Bankrupt” means that the Defaulting Party or any guarantor of such Party:

(i) is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation;

(v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or substantially all of its assets;

(vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets;

(viii) causes or is subject to any event with respect to it which, under the applicable Laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) inclusive; or

3

(ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Bankruptcy Code” means Title 11 of the United States Code or any successor thereto.

“Base Annual Capacity Charge” means the charge set forth in Section 3.5.2.3.4.

“Baseload Resources” means the Partial Requirements Resources identified as Baseload Resources in Attachment 4-3.

“Billing Dispute Notice” shall have the meaning specified in Section 13.5.

“Billing Period” means the period beginning on the Commencement Date and ending on the last Day of the Month in which the Commencement Date occurred, and each succeeding Month thereafter.

“Blue Ridge” shall have the meaning specified in the first paragraph of this Agreement.

“Blue Ridge Allocated Share of Duke Total Hourly Energy Charge” shall be as calculated in Attachment 7-3.

“Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit” shall be as calculated in Attachment 7-3.

“Blue Ridge Allocated Share of Inter-EMC Energy Charge” shall be as calculated in Attachment 7-3.

“Blue Ridge Allocated Share of Inter-EMC Energy Credit” shall be as calculated in Attachment 7-3.

“Blue Ridge Energy Credit Amount” means the Blue Ridge Energy Credit Amount as determined in Section 7.1.5.9.

“Blue Ridge Energy Purchase Amount” means the Blue Ridge Energy Purchase Amount as determined in Section 7.1.5.9.

“Blue Ridge Hourly Reconciliation Credit” shall have the meaning specified in Section 7.1.5.12.

“Blue Ridge Monthly Reconciliation Credit” shall have the meaning specified in Section 7.1.5.12.

“Business Day” means any Day other than Saturday, Sunday, or any Day on which the Federal Reserve member banks are not open for business.

“Catawba Nuclear Station” means that certain nuclear power plant located near Rock Hill in York County, South Carolina.

“CFC” shall have the meaning specified in Section 15.7.

4

“Claiming Party” shall have the meaning specified in Section 16.4.

“Claims” means all third party claims or actions, threatened or filed, and whether groundless, false, or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys’ fees, and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

“CoBank” shall have the meaning specified in Section 15.7.

“Combined Cycle Resources” means the Partial Requirements Resources identified as Combined Cycle Resources in Attachment 4-3.

“Commencement Date” shall have the meaning specified in Section 2.1.1.

“Commercially Reasonable Efforts” means efforts which are reasonably within the contemplation of the Parties at the Effective Date; which require the performing Party that is acting in good faith to take action or expend funds reasonably in relation to the benefit to be obtained by the other Party; and that require a level of effort which would be devoted by an independent entity reasonably in the electric utility industry in light of all of the relevant circumstances.

“Confidential Information” means any documents, analyses, compilations, studies, or other materials prepared by a Party or its Representatives that contain or reflect either (a) any costs of Duke’s Generation System, including system average costs, System Incremental Costs, Territorial Incremental Costs, and Territorial Decremental Costs, or (b) written or oral data or information that is privileged, confidential, or proprietary and is marked as “Confidential.” “Confidential Information” shall also mean all subsequently prepared documents, analyses, compilations, studies, or other materials by a Party or its Representative that are derived from previously marked “Confidential” data or information. Notwithstanding the foregoing, information shall not be deemed Confidential Information if it:

(i) is a matter of public knowledge at the time of its disclosure or is thereafter published in or otherwise ascertainable from any source available to the public without breach of this Agreement,

(ii) constitutes information which is obtained from a third party (who or which is not an Affiliate of one of the Parties) other than by or as a result of unauthorized disclosure, or

(iii) prior to the time of disclosure had been independently developed by the receiving Party or its Affiliates not utilizing improper means.

“Control Area” means an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to match the power output of the generators within the electric power system and electric energy imported into the electric power system, with the load located within the electric power system.

5

“Cover Costs” shall have the meaning specified in Section 6.4.

“CP&L” means Carolina Power & Light Company (d/b/a Progress Energy Carolinas, Inc.).

“CPR” shall have the meaning specified in Section 14.1.

“Day” means a day, commencing at 00:00:00 Eastern Time of such calendar day and ending 23:59:59 Eastern Time of the same calendar day.

“Debt Service Coverage Ratio” shall have the meaning specified in Section 15.7.

“Defaulting Party” shall have the meaning specified in Section 16.5.1.

“Delivery Points” means any available points on the Transmission System where electric energy is delivered for Transmission Service.

“Demand Rate Adjustment Percentage” shall be calculated as shown on Attachment 7-9.

“Demand Side Management Resource Programs” means the demand side management resource programs that Duke makes available to Duke’s Native Load retail customers within the State of North Carolina under riders approved and on file with the NCUC, as such riders may be amended from time to time.

“Depreciation and Amortization Expense” shall have the meaning specified in Section 15.7.

“Dispatched Baseload Resources” means the Baseload Resources that Duke dispatches pursuant to Section 4.3.4.

“Dispatched Combined Cycle Resources” means the Combined Cycle Resources that Duke dispatches pursuant to Section 4.3.3.

“Disputed Amount” shall have the meaning specified in Section 13.5.

“Duke” shall have the meaning specified in the first paragraph hereof, provided that for purposes of this Agreement “Duke” shall not include Duke Transmission and provided further, Duke intends to effectuate a name change to Duke Energy Carolinas, LLC and upon the effectiveness of such name change, references to “Duke” shall mean Duke Energy Carolinas, LLC.

“Duke Annual Plan” means the Annual Report Duke is required to file with the NCUC in accordance with NCUC Rule R8-60 or successor thereto. In the event Duke is no longer required to file the Annual Report with the NCUC or filing becomes voluntary, “Duke Annual Plan” shall mean the generation planning criteria for Duke’s Generation System used by Duke to meet Duke’s Native Load.

“Duke-Blue Ridge Agreement” means this Agreement.

6

“Duke Hourly Energy Charge” shall have the meaning specified in Section 7.1.5.1.

“Duke Hourly Reconciliation Charge” shall have the meaning specified in Section 7.1.5.11.

“Duke Monthly Energy Charge” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the charge set forth in Section 7.1.5.1; with respect to the period January 1, 2007, through December 31, 2010, the charge set forth in Section 7.2.3; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, the charge set forth in Section 7.3.3.

“Duke Monthly Reconciliation Charge” shall have the meaning specified in Section 7.1.5.11.

“Duke Native Load” or “Duke’s Native Load” means the electric capacity and energy demands imposed on Duke by its retail customers located within Duke’s Service Area, as such Service Area may be amended from time to time in accordance with Laws or pursuant to the requisite approvals of the Governmental Authorities that have jurisdiction to regulate retail electric service within such Service Area, including by merger or acquisition, plus the demands of Duke’s wholesale power sales customers served under contracts with a firmness of supply equal to such retail customers.

“Duke-Piedmont Agreement” means the Partial Requirements Service Agreement between Duke and Piedmont Electric Membership Corporation dated as of May 12, 2006.

“Duke-Rutherford Agreement” means the Partial Requirements Service Agreement between Duke and Rutherford Electric Membership Corporation, dated as of May 12, 2006.

“Duke Reconciliation Amount” shall have the meaning specified in Section 7.1.5.11.

“Duke’s Generation Planning Practices” means the then-current generation planning practices of Duke that are reflected in the Duke Annual Plan.

“Duke’s Generation System” means Duke’s owned or leased electric generating facilities and purchased power resources the output of which are used to serve Duke’s Native Load located within the State of North Carolina, as such system may be amended from time to time by any means including by merger or acquisition.

“Duke Schedule 1 Demands” shall have the meaning specified in Schedule 1, Section I.B.

“Duke Total Hourly Energy Charge” shall have the meaning specified in Section 7.1.5.2.

“Duke Transmission” means Duke Electric Transmission, a division of Duke, or any successor thereto.

“Eastern Time” means the time in effect in Charlotte, North Carolina, whether Eastern Standard Time or Eastern Daylight Saving Time.

7

“Effective Date” shall have the meaning specified in Section 2.1.1.

“EMC” or “Blue Ridge” shall have the meaning specified in the first paragraph of this Agreement.

“EMC Call Signal” shall have the meaning specified in Section 7.1.5.9.

“EMC Coincident Peak Demand” shall have the meaning specified in Section 3.5.2.3.5.1.

“EMC Contract Resources”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2010, shall have the meaning specified in Section 5.1.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 5.2.1.

“EMC Demand Side Management Resource Programs” means the demand side management resource programs that EMC makes available to EMC’s Native Load customers.

“EMC Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.1.

“EMC Group” means collectively Piedmont, Blue Ridge, and Rutherford.

“EMC Group Annual Capacity Quantity” means the sum of: (i) the Annual Capacity Quantity set forth in Section 3.5.2.3 of this Agreement; (ii) the Annual Capacity Quantity set forth in Section 3.5.2.3 of the Duke-Piedmont Agreement; and (iii) the Annual Capacity Quantity set forth in Section 3.5.2.3 of the Duke-Rutherford Agreement.

“EMC Group Call Signal” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Coincident Peak Demand” shall have the meaning specified in Section 3.5.2.3.5.3.

“EMC Group Combined Energy Credit Amount” means the sum of (i) the Blue Ridge Energy Credit Amount, (ii) the Piedmont Energy Credit Amount, and (iii) the Rutherford Energy Credit Amount.

“EMC Group Combined Energy Purchase Amount” means the sum of (i) the Blue Ridge Energy Purchase Amount, (ii) the Piedmont Energy Purchase Amount, and (iii) the Rutherford Energy Purchase Amount.

“EMC Group Combined Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.2.

“EMC Group Combined Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.2.

“EMC Group Energy Credit Amount” shall have the meaning specified in Section 7.1.5.10.

8

“EMC Group Energy Purchase Amount” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Excess Annual Capacity Quantity” shall have the meaning specified in Section 3.5.2.3.5.3.

“EMC Group Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.3.

“EMC Group Native Load” means the sum of (i) the EMC Native Load under this Agreement, (ii) the EMC Native Load under the Duke-Piedmont Agreement, and (iii) the EMC Native Load under the Duke-Rutherford Agreement.

“EMC Group Put Signal” shall have the meaning specified in Section 7.1.5.10.

“EMC Group Reconciliation Amount” shall have the meaning specified in Section 7.1.5.12.

“EMC Group Total Hourly Energy Credit” shall have the meaning specified in Section 7.1.5.6.

“EMC Group’s Base Obligation” means the sum of (i) EMC’s Base Obligation under Section 4.2.2 of this Agreement, (ii) EMC’s Base Obligation under Section 4.2.2 of the Duke-Piedmont Agreement, and (iii) EMC’s Base Obligation under Section 4.2.2 of the Duke-Rutherford Agreement.

“EMC Hourly Demand” shall have the meaning specified in Section 3.5.2.3.5.1.

“EMC Hourly Energy Credit” shall have the meaning specified in Section 7.1.5.5.

“EMC Monthly Demand Quantity” shall have the meaning specified in Section 7.1.4.1

“EMC Monthly Energy Credit” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the credit set forth in Section 7.1.5.5.

“EMC Native Load” or “EMC’s Native Load” means the electric capacity and energy demands imposed on EMC by its retail customers located within EMC’s Service Area, excluding any such demands that constitute Non-Duke Control Area Load or Excepted Load, plus the electric capacity and energy demands, if any, included as EMC Native Load in accordance with Section 4.4.1.

“EMC Peak Hour Billing Demand”, with respect to the period January 1, 2007 through December 31, 2010, shall have the meaning specified in Section 7.2.2.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.2.

“EMC Put Signal” shall have the meaning specified in Section 7.1.5.9.

9

“EMC Scheduled Amount” shall have the meaning specified in Section 4.2.3.

“EMC’s Base Obligation” shall have the meaning specified in Section 4.2.2.

“Energy Cost” shall have the meaning specified in Section 4.3.3.3.

“Energy Imbalance Service” means the service provided under Schedule 4 of the Transmission Provider’s OATT.

“Equitable Defenses” means, with respect to a proceeding involving this Agreement, the discretion of a Governmental Authority to make or enter an order of bankruptcy, insolvency, reorganization, or other ruling affecting creditors’ rights generally, or exercising other discretion committed to the court’s or agency’s equitable powers.

“Equity” shall have the meaning specified in Section 15.7.

“Event of Default” shall have the meaning specified in Section 16.5.1.

“Excepted Load” shall have the meaning specified in Section 4.4.

“Excess Annual Amount” means the quantity specified in Section 3.5.2.3.5.

“Excess Annual Capacity Charge” means the charge specified in Section 3.5.2.3.5.

“Excess Annual Capacity Price” shall have the meaning specified in Section 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

“Extension Term” shall have the meaning specified in Section 2.2.2.

“Federal Power Act” means the Federal Power Act, 16 U.S.C. §§791a-828c, as amended from time to time.

“FERC” means the Federal Energy Regulatory Commission or any successor agency that administers the Federal Power Act.

“FFR Supplemental Service” shall have the meaning specified in Sections 4.1 and 4.2.

“Firm Energy” means: electric energy which meets the Transmission Provider’s (or successor Transmission Provider’s) standards related to character of service and firmness of supply, including standards that may require the designation of specific capacity sources, as such standards exist on the Effective Date or as they may be amended from time-to-time, such that EMC may: (i) designate the PPA as a Network Resource or successor service designation under its Network Integration Transmission Service Agreement with Transmission Provider, or successor Transmission Provider; and (ii) satisfy applicable requirements such that the Network Integration Transmission Service or successor service designation can be used to accept and deliver the electric energy pursuant to the highest firm transmission priority of such Transmission Provider; or (iii) satisfy the standards of any successor Transmission Provider that might have the right to determine the standards for character of service and firmness of supply,

10

including standards that may require the designation of specific capacity sources, under which EMC may designate the PPA, such that the requirements of the highest firm transmission priority are met under its Network Integration Transmission Service Agreement (or as the nearest equivalent thereto remains available to EMC under the successor Transmission Provider’s requirements).

“Firm Sales” means wholesale electric sales other than Non-Firm Sales.

“Fitch Rating” means Fitch, Inc., a unit of Fimalac, S.A.

“Fixed Forward Resource” or “FFR Resource” means EMC’s contractual entitlements to electric capacity and energy under the PPA.

“Force Majeure” shall have the meaning specified in Section 16.4.

“Fuel Rate”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Government” means the United States government.

“Governmental Authority” means any federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body, government-owned corporation or other governmental authority or department thereof.

“Governmental Charges” means all taxes, fees, assessments and other charges imposed by any Governmental Authority.

“Hour” means one of the twenty-four (24) clock hours in a Day.

“Hourly Fuel Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.1, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

“Hourly Inter-EMC Transfer Reconciliation Charge” shall have the meaning specified in Section 7.1.5.13.

“Hourly Variable O&M Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.2, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Initial Term” shall have the meaning specified in Section 2.2.1.

“Impasse Notice” shall have the meaning specified in Section 14.2.

11

“Interest Expense” shall have the meaning specified in Section 15.7.

“Interest Rate” means either (i) the Prime Rate plus two (2%) percent, or (ii) the maximum lawful rate permitted by applicable Law, whichever is less.

“Interval” shall have the meaning specified in Sections 7.1.5.9 and 7.1.5.10, as applicable.

“ITC” means an independent transmission company.

“ISO” means an independent system operator.

“kWh” means kilowatt-hour, a unit of electric energy.

“kW” means kilowatt.

“Law” means any law, rule, regulation, order, writ, judgment, decree, or other legal or regulatory determination by a court, regulatory agency, or other Governmental Authority of competent jurisdiction.

“Legal Proceeding” means any suit, hearing, or proceeding by or before any court or any Governmental Authority.

“Light Load Periods” means any Hour during which EMC’s Base Obligation is reduced because certain of its entitlements to electric capacity and energy under the WPSA are reduced as a result of NCEMC’s Native Load in either of the CP&L east or west Control Areas or Duke Control Area being insufficient to permit NCEMC to have access to its full contractual entitlement to electric capacity and energy from certain generation or purchased power resources.

(i) For each Hour beginning with the Commencement Date and continuing through December 31, 2010, or any portion thereof in which this Agreement is in effect, Light Load Periods in the CP&L east and west Control Areas, only occur when NCEMC’s Native Load in such CP&L east and west Control Area is less than the contractual amount specified in the Service Obligation Resources (“SORs”). The amount of any reduction in NCEMC’s entitlement to electric capacity and energy under the SORs is allocated to EMC in accordance with the WPSA. In the Duke Control Area, Light Load Periods only occur when a generating unit at either the Catawba Nuclear Station or the McGuire Nuclear Station is off-line or de-rated and NCEMC’s Native Load in the Duke Control Area is less than 623.5 MWs. The amount of any reduction in NCEMC’s entitlement to electric capacity and energy is allocated to EMC in accordance with the WPSA.

(ii) For each Hour beginning January 1, 2011, and continuing through the termination of this Agreement, Light Load Periods only occur when a generating unit at either the Catawba Nuclear Station or the McGuire Nuclear Station is off-line or de-rated and NCEMC’s Native Load in the Duke Control Area is less than 623.5 MWs. The amount of any reduction in NCEMC’s entitlement to electric capacity and energy is allocated to EMC in accordance with the WPSA.

12

“Material Adverse Change” or “MAC” shall have the meaning specified in Section 15.2.

“Material Adverse Ruling” shall have the meaning specified in Section 2.3.2.2(c).

“Material Adverse Ruling Termination Date” shall have the meaning specified in Section 2.3.2.2.

“Maximum Demand Hour” shall have the meaning specified in Section 7.1.4.3.

“McGuire Nuclear Station” means that certain nuclear plant located in Huntersville, North Carolina.

“Month” means a calendar month, commencing at one (1) minute prior to 12:01 a.m. Eastern Time on one of January 1, February 1, March 1, April 1, May 1, June 1, July 1, August 1, September 1, October 1, November 1 or December 1 and ending at one (1) minute after 11:59 Eastern Time of the succeeding January 31, February 28 or 29 (during a leap year), March 31, April 30, May 31, June 30, July 31, August 31, September 30, October 31, November 30 or December 31.

“Monthly” shall have a meaning correlative to that of Month.

“Monthly Billing Demand”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.2.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.2.

“Monthly Demand Amount” means the quantity specified in Section 7.1.4.

“Monthly Demand Charge” means, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, the charge set forth in Section 7.1.4; with respect to the period January 1, 2007, through December 31, 2010, the charge set forth in Section 7.2.2; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, the charge set forth in Section 7.3.2.

“Monthly Demand Rate”, with respect to the period beginning on the Commencement Date and continuing through December 31, 2006, shall have the meaning specified in Section 7.1.4; with respect to the period January 1, 2007 through August 31, 2008, shall have the meaning specified in Section 7.2.2.1, except as provided in Sections 3.5.2.3.1, 3.5.2.3.2 and 3.5.2.3.3; with respect to the period September 1, 2008, through December 31, 2010, shall have the meaning specified in Section 7.2.2.1; and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.2.1.

“Monthly Fuel Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.1, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.1.

13

“Monthly Inter-EMC Energy Transfer Reconciliation Charge” shall have the meaning specified in Section 7.1.5.13.

“Monthly Replacement Energy Charge” shall have the meaning specified in Section 4.2.4.

“Monthly Reserve Capacity Charge” shall have the meaning specified in Section 7.4.

“Monthly Scheduling Agent Service Charge” shall have the meaning specified in Section 7.1.6.

“Monthly Variable O&M Charge”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.2, and with respect to the period beginning January 1, 2011, and ending on the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Moody’s” means Moody’s Investors Services, Inc.

“MSCG” means Morgan Stanley Capital Group Inc.

“MWh” means megawatt-hour, a unit of electric energy.

“MW” means megawatt.

“NCEMC” shall have the meaning specified in the Recitals of this Agreement.

“NCEMC Native Load” means the electric and energy demands imposed on NCEMC by its members for resale to such members’ retail customers, and shall include wholesale sales of electric capacity and energy by Blue Ridge to New River except wholesale sales of electric capacity and energy made in accordance with Section 4.4.1 of this Agreement.

“NCEMC Policies” shall have the meaning specified in Section 8.2.

“NCUC” means the North Carolina Utilities Commission or any successor agency with jurisdiction to regulate retail electric service in the State of North Carolina.

“Negotiation Period” shall have the meaning specified in Section 14.2.

“NERC” means the North American Electric Reliability Council.

“Network Integration Transmission Service” means Network Integration Transmission Service provided under the OATT.

“Network Integration Transmission Service Agreement” or “NITSA” means that certain agreement for Network Integration Transmission Service, as amended from time to time, executed by EMC and Transmission Provider.

14

“Network Operating Agreement” or “NOA” means that certain agreement, as amended from time to time, executed by EMC and Transmission Provider in conjunction with the Network Integration Transmission Service Agreement.

“Network Resource” shall have the meaning specified in the OATT.

“Neutral Auditors” shall have the meaning specified in Section 2.3.2.2.2.

“New River” means Appalachian State University d/b/a New River Light & Power Company or any successor thereto.

“Nomination” means the notification provided by MSCG to the Scheduling Agent of the sources and specific amounts of electric energy under the WPSA and SEPA Contract that MSCG desires EMC to make available in accordance with the terms and conditions of the PPA.

“Non-Claiming Party” shall have the meaning specified in Section 16.4.

“Non-Conforming Load” shall have the meaning specified in Section 4.4.

“Non-Defaulting Party” shall have the meaning specified in Section 16.5.1.

“Non-Duke Control Area Load” means load that is located in a Control Area other than the Duke Control Area, including load that is physically located in the Duke Control Area but telemetered for Control Area purposes to another Control Area.

“Non-Firm Sales” means wholesale electric sales for which the delivery of electric energy may be interrupted, curtailed or terminated for any reason without any liability to Duke (other than charges imposed for changes to schedules for the sale of electric energy).

“Notice of Termination” means a written notice to terminate this Agreement under Sections 2.2 or 2.3 that conforms to the requirements set forth in Section 2.3.3.

“OATT” means the Open Access Transmission Tariff of the Transmission Provider on file with FERC, or the successor transmission tariff (including the Open Access Transmission Tariff of an RTO, ITC or ISO that is applicable to the Transmission System), as either may be amended from time to time.

“Operating Committee” shall have the meaning specified in Section 10.1.

“Option Notice” shall have the meaning specified in Section 3.5.2.3.

“Option Period” shall have the meaning specified in Section 3.5.2.3.

“Original Notice” shall have the meaning specified in Section 14.2.

“Partial Requirements Agreements” means the Duke-Rutherford Agreement, the Duke-Blue Ridge Agreement, and the Duke-Piedmont Agreement.

15

“Partial Requirements Resources” means EMC’s contractual entitlements to electric capacity and energy used to serve EMC’s Native Load during the period commencing January 1, 2011, and continuing through the termination of this Agreement, as specified in Section 5.2.

“Partial Requirements Service” shall have the meaning specified in Section 4.3.

“Party” and “Parties” shall have the meanings specified in the preamble of this Agreement.

“Patronage Capital or Margins” shall have the meaning specified in Section 15.7.

“Piedmont” means Piedmont Electric Membership Corporation.

“Piedmont Energy Credit Amount” means the Piedmont Energy Credit Amount as determined in Section 7.1.5.9 of the Duke-Piedmont Agreement.

“Piedmont Energy Purchase Amount” means the Piedmont Energy Purchase Amount as determined in Section 7.1.5.9 of the Duke-Piedmont Agreement.

“Point of Interconnection” means the point of interconnection between the Transmission Provider’s transmission and distribution facilities and EMC’s system.

“PPA” means that certain Power Purchase Agreement by and between EMC and Morgan Stanley Capital Group Inc. dated as of December 11, 2003, as amended from time to time.

“Prime Rate” means, for any date, the per annum rate of interest announced from time to time by Citibank, N.A. (or a suitable replacement agreed upon by the Parties) as its “prime” rate for commercial loans, effective on the date payment is due as established from time to time by such bank.

“Principal and Interest Expense” shall have the meaning specified in Section 15.7.

“Prudent Utility Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the electric utility industry.

“PSCSC” means the Public Service Commission of South Carolina, or any successor agency with jurisdiction to regulate retail electric service within the State of South Carolina.

“Purchasing - Selling Entity” means that entity designated to the Transmission Provider by EMC who, upon the effectiveness of such designation, is eligible to purchase and sell energy and/or capacity and reserve transmission services on behalf of EMC.

16

“PURPA” means the Public Utilities Regulatory Policies Act, 16 U.S.C. §2601 et seq. (2005), as amended, including amendments included in the Energy Policy Act of 2005.

“PURPA Resource” shall have the meaning specified in Section 5.4.1.

“Qualifying Facility” means a facility that meets the standards under 18 C.F.R. Part 292, Subpart B, as amended from time to time.

“Reconciliation Allocation Factor” shall be equal to the Reconciliation Allocation Number divided by the sum of the Reconciliation Allocation Numbers as set forth in this Agreement and in the Duke-Piedmont Agreement, and Duke-Rutherford Agreement.

“Reconciliation Allocation Number” shall be equal to 39.85.

“Replacement Energy” shall have the meaning specified in Section 4.2.4.

“Representatives” means, with respect to a Party, such Party’s officers, directors, employees, advisors, and representatives and such Party’s Affiliates and their respective officers, directors, employees, advisors, and representatives.

“Resolution Period” shall have the meaning specified in Section 2.3.2.2.2.

“Restricted Rentals” shall have the meaning specified in Section 15.7.

“RTO” means a regional transmission organization as that term is defined by FERC.

“RUS” means the Rural Utilities Service of the United States Department of Agriculture or any agency succeeding to the functions of RUS.

“Rutherford” means Rutherford Electric Membership Corporation.

“Rutherford Energy Credit Amount” means the Rutherford Energy Credit Amount as determined in Section 7.1.5.9 of the Duke-Rutherford Agreement.

“Rutherford Energy Purchase Amount” means the Rutherford Energy Purchase Amount as determined in Section 7.1.5.9 of the Duke-Rutherford Agreement.

“Scheduling Agent” means Duke acting as agent on behalf of EMC to perform Scheduling Agent Services.

“Scheduling Agent Services” shall have the meaning specified in Article 8.

“Scheduling Services Agreement” means that certain Scheduling Services Agreement by and between EMC and MSCG dated as of December 11, 2003, as amended.

“Scheduling Shortfall” shall have the meaning specified in Section 4.2.4.

“Scheduling Shortfall Amount” shall have the meaning specified in Section 4.2.4.

17

“Selection Date” shall have the meaning specified in Section 14.5.

“SEPA” means the Southeastern Power Administration.

“SEPA Contract” means the Contract Executed by Blue Ridge and the United States of America acting by and through the Southeastern Power Administration dated as of May 2, 1997, as amended from time to time. The Parties agree that, for the purposes of this Agreement, the SEPA Contract as in effect on the date hereof is attached to a letter from EMC to Duke dated May 12, 2006.

“SEPA Entitlement” shall mean EMC’s entitlement to electric capacity and energy under the SEPA Contract.

“SEPA Policies” shall have the meaning specified in Section 8.2.

“SERC” means the Southeastern Reliability Council.

“Service Area” means the area within a state or states within which an electric utility provides retail electric service as determined under the applicable Laws of such state or states.

“Service Obligation Resources” or “SORs” means those generation and purchased capacity resources used by NCEMC to serve NCEMC’s members for resale to such members’ retail customers, as such resources are specified in the Power Sales Agreement Between Carolina Power & Light Company and North Carolina Electric Membership Corporation dated as of November 2, 1998, as amended.

“Short Term Interest Expense” shall have the meaning specified in Section 15.7.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Rating Group, a division of McGraw Hill, Inc.

“Standard Arbitration Process” shall mean the arbitration process described in Section 14.6.1.

“Streamlined Arbitration Process” shall mean the arbitration process described in Section 14.6.2.

“Submission” or “Submissions” shall have the meaning specified in Section 14.6.1(5).

“Substitute Energy” shall have the meaning specified in Section 6.4.

“Substitute Energy Costs” shall have the meaning specified in Section 6.5.

“Summer Period” means the period (as of the Commencement Date May 1 – September 30) designated as the summer period in the then most recent Duke Annual Plan.

“System Incremental Cost” means the incremental expense, measured in dollars per megawatt hour ($/MWh), incurred by Duke to supply the next megawatt-hour (MWh) of electric energy, after serving Duke’s Native Load customers’ requirements, and all other opportunity

18

sales, during any Hour in which electric energy is purchased by EMC. System Incremental Cost shall include the replacement cost of fuel, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate electric energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Term” means the term of this Agreement determined in accordance with Section 2.2.3.

“Termination Assistance Service” shall have the meaning specified in Section 8.10.

“Territorial Decremental Cost” means the decrease in Duke’s expenses, measured in dollars per megawatt hour ($/MWh), in supplying Duke’s Native Load customers’ requirements due to Duke’s purchase of electric energy supplied by EMC. Territorial Decremental Cost shall include the reduction in fuel expense, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Territorial Incremental Cost” means the incremental expense, measured in dollars per megawatt hour ($/MWh), incurred by Duke to supply the next megawatt-hour (MWh) of electric energy after serving Duke’s Native Load customers’ requirements, during any Hour in which electric energy is purchased by EMC. Territorial Incremental Cost shall include the replacement cost of fuel, fuel handling expense, variable operating and maintenance expense, emissions allowance replacement costs and other environmental compliance costs, the cost of starting and operating any generating units (including costs incurred due to minimum runtimes or loading levels), and other appropriate electric energy-related costs, including electric energy purchases from others, interchange power costs, and allocations of unit commitment costs, if any, all as determined prior to the Hour.

“Times Interest Earned Ratio” or “TIER” shall have the meaning specified in Section 15.7.

“Transmission Provider” means any entity transmitting electric energy provided by Duke under this Agreement to the EMC distribution system, and shall include any ISO, RTO, ITC, or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider.

“Transmission Service” means the service provided by a Transmission Provider to EMC pursuant to which electric energy provided under this Agreement is delivered from the Delivery Point to EMC’s distribution system.

“Transmission System” means the electric transmission system owned or leased and operated by Duke Transmission.

19

“Variable O&M Rate”, with respect to the period January 1, 2007, through December 31, 2010, shall have the meaning specified in Section 7.2.3.2, and with respect to the period beginning January 1, 2011, and continuing through the termination of this Agreement, shall have the meaning specified in Section 7.3.3.2.

“Weekday” means Monday, Tuesday, Wednesday, Thursday or Friday, excluding days recognized as holidays by NERC.

“Weekend Day” means Saturday or Sunday, and all days recognized as holidays by NERC.

“Winter Period” means the period (as of the Commencement Date October 1 – April 30) designated as the winter period in the then most recent Duke Power Annual Plan.

“WPSA” means the Wholesale Power Supply Agreement by and between North Carolina Electric Membership Corporation and EMC dated as of January 1, 2004, as amended from time to time. The Parties agree that, for the purposes of this Agreement, the WPSA as in effect on the date hereof is attached to a letter from EMC to Duke dated May 12, 2006.

“Year” means a calendar year.

1.2 Interpretation. In this Agreement, unless the context otherwise requires, the singular shall include the plural and any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the terms “include,” “includes,” or “including” are used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference. Any reference in this Agreement to “Section,” “Article,” “Schedule,” or “Attachment” shall be references to this Agreement unless otherwise stated, and all such Sections, Articles, Schedules, and Attachments shall be incorporated in this Agreement by reference. In the event that any index or publication referenced in this Agreement ceases to be published, each such reference shall be deemed a reference to a successor or alternate index or publication reasonably agreed to by the Parties. Unless specified otherwise, a reference to a given agreement or instrument, and all schedules and attachments thereto, shall be a reference to that agreement or instrument as modified, amended, supplemented and restated, and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any entity shall include its permitted successors and assignees, and in the case of any Governmental Authority, any person succeeding to its functions and capacities. All dollar amounts referred to in this Agreement shall be in U.S. currency.

1.3 Construction. The Parties acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no Law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor of or against either Party because one is deemed to be the author thereof.

20

Article 2

Term

2.1	Effectiveness.

2.1.1 Effectiveness of this Agreement. This Agreement shall become effective upon execution and delivery by the Parties (“Effective Date”) provided that obligations of the Parties to purchase and sell electric capacity and energy and to provide Scheduling Agent Services shall commence, on the later to occur of (a) September 1, 2006 or (b) the date upon which service commences in accordance with Section 3.5.1.2 or Section 3.5.2.1 (the “Commencement Date”), provided that the Commencement Date shall be the first Day of the Month.

2.1.2 Governmental Approval.

2.1.2.1 Duke shall take appropriate steps within five (5) Business Days from the Effective Date to file this Agreement, together with supporting documents, with FERC pursuant to the requirements of the Federal Power Act. Thereafter, Duke shall diligently pursue acceptance of this Agreement as a rate schedule by FERC and shall keep EMC informed of the progress in such regard. If requested by Duke, EMC shall undertake Commercially Reasonable Efforts to cooperate with and assist Duke in Duke’s efforts to make this Agreement effective and, upon Duke’s request, shall make a timely submittal at FERC affirmatively supporting the acceptance or approval of this Agreement by FERC without modification, suspension, investigation, or other condition.

2.1.2.2 EMC shall take appropriate steps within five (5) Business Days from the Effective Date to submit this Agreement, together with supporting documents, to the RUS. Thereafter, EMC shall diligently pursue approval of this Agreement by the RUS and shall keep Duke informed of the progress in such regard. If requested by EMC, Duke shall undertake Commercially Reasonable Efforts to cooperate with and assist EMC in EMC’s efforts to obtain RUS approval of this Agreement and, upon EMC’s request, shall make a timely submittal at RUS affirmatively supporting the approval of this Agreement without modification or condition.

2.2	Term.

2.2.1 Initial Term. The initial term of this Agreement shall commence on the Effective Date and shall continue through 23:59:59, Eastern Time, on December 31, 2021 (“Initial Term”) unless this Agreement is terminated prior to December 31, 2021, in accordance with Sections 2.3.2, 3.5.2.2 or 3.5.3.

2.2.2 Extension. Unless terminated in accordance with Sections 2.3, 3.5.2.2 or 3.5.3, the Term of this Agreement shall automatically renew and extend for an additional term of ten (10) Years (each such extension being an “Extension Term”), so that unless either Party gives Notice of Termination in accordance with Section 2.3, the Term of this Agreement shall extend through 23:59:59, Eastern Time, on December 31, 2031. Likewise, unless either Party gives Notice of Termination in accordance with Section 2.3, the Term of this Agreement shall extend through 23:59:59 Eastern Time on December 31, 2041; and so forth thereafter in ten (10) Year increments.

21

2.2.3 Term. The Initial Term of this Agreement together with each Extension Term, if any, shall constitute the “Term” of this Agreement during which Duke shall provide either FFR Supplemental Service or Partial Requirements Service, as applicable, and Scheduling Agent Services to EMC.

2.3	Termination.

2.3.1 Termination of the Initial or an Extension Term. Either Party may terminate this Agreement at the end of the Initial Term by giving Notice of Termination to the other Party as specified in Section 2.3.3 at least three (3) Years prior to the end of the Initial Term, so that such notice is given no later than December 31, 2018. If the Term is extended beyond the Initial Term pursuant to Section 2.2.2, either Party may terminate this Agreement at the end of the then-current Extension Term by providing Notice of Termination to the other Party as specified in Section 2.3.3 at least three (3) Years prior to the end of such Extension Term, so that such notice is given no later than December 31, 2028, for the Extension Term ending December 31, 2031, and so forth thereafter.

2.3.2 Early Termination. Notwithstanding the provisions of Section 2.3.1, early termination of this Agreement, including any Extension Term, shall only be permitted in the six (6) circumstances set out in Sections 2.3.2.1, 2.3.2.2, 2.3.2.3, 2.3.2.4, 2.3.2.5 and 2.3.2.6.

2.3.2.1 Early Termination for an Event of Default. In the event that an Event of Default occurs, and the Defaulting Party fails to cure such Event of Default within the time period(s) specified in Section 16.5.3, the Non-Defaulting Party may terminate this Agreement upon giving thirty (30) Days’ Notice of Termination, provided that the termination date shall be the last Day of a Month.

2.3.2.2 Early Termination for a Material Adverse Ruling. In the event that a Material Adverse Ruling occurs, the Party affected by such Material Adverse Ruling may, within twenty (20) Days after such Material Adverse Ruling occurs, give the other Party Notice of Termination, in accordance with Section 2.3.3, of its intent to terminate this Agreement effective on 23:59:59 of the last Day of the Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. Such termination date shall be referred to herein as the “Material Adverse Ruling Termination Date.” If a Party fails to give Notice of Termination within twenty (20) Days after a Material Adverse Ruling occurs, it shall have permanently waived its right to terminate this Agreement due to such Material Adverse Ruling pursuant to this Section 2.3.2.2. Termination pursuant to this Section 2.3.2.2 shall be subject to the following procedures:

(a) During the ninety (90) Days immediately following the giving of the Notice of Termination, the Parties shall attempt to negotiate amendments to this Agreement that would permit the Parties to restore the equivalent value of the economic bargain contemplated by this Agreement absent the Material Adverse Ruling. If the Parties reach agreement, such amendments will not become effective unless, within one

22

hundred eighty (180) Days of the date that the Notice of Termination is given, the Parties have obtained the necessary approvals of Governmental Authorities to enable the amendments to become effective without change, condition or modification. In the event that the Parties fail (i) to reach agreement on such amendments, or (ii) to obtain the necessary approvals of Governmental Authorities, this Agreement shall terminate on the Material Adverse Ruling Termination Date, subject to the provisions of Section 2.3.2.2(b) and 2.3.2.2.2.

(b) In the event that the Parties are unable to reach agreement on the amendments provided in Section 2.3.2.2(a), either Party may, no later than ninety (90) Days after the date that the Notice of Termination is given (or, if earlier, the date that the Parties mutually agree that they are unable to reach agreement on such amendments), give notice to the other Party of its desire to extend this Agreement for a period of up to twelve (12) Months beyond the Material Adverse Ruling Termination Date. Such extension will be subject to the Parties (i) having first reached agreement upon the rates, terms and conditions of service for such twelve (12) Month period within one hundred twenty (120) Days of the date that the Notice of Termination is given and executing such agreement within such one hundred twenty (120) Day period, and (ii) having received from Governmental Authorities the necessary approvals for such rates, terms and conditions without change, condition or modification within one hundred eighty (180) Days of the date that the Notice of Termination is given.

(c) A “Material Adverse Ruling” is an order or action by a Governmental Authority or a change in Law that (i) either (A) modifies the rates, terms, or conditions of this Agreement, (B) disallows the recovery from EMC of costs that are included in this Agreement, (C) for retail ratemaking or regulatory accounting and reporting purposes, disallows costs related to this Agreement, including any disallowance of Duke’s costs related to investments in generating facilities or binding contracts to purchase electric capacity and energy to provide service to EMC under this Agreement, or (D) for retail ratemaking or regulatory accounting and reporting purposes, assigns, allocates or makes pro forma adjustments with respect to the revenues or costs related to this Agreement, and (ii) adversely affects the relative economic position of either Party in a material way. For purposes of this definition only,

(1) “material” for Duke means that the effect of the order or action by the Governmental Authority or change in Law is reasonably projected to decrease Duke’s net revenues under this Agreement, or, in the case of a disallowance, assignment, allocation, or pro forma adjustment of revenues or costs for retail ratemaking or regulatory accounting or reporting purposes, either (i) decrease Duke’s net costs or increase Duke’s net revenues assigned or allocated to Duke’s retail customer classes, or (ii) increase Duke’s net costs or decrease Duke’s net revenues assigned or allocated to Duke’s wholesale customer class, by an aggregate amount equal to five percent (5%) or more of the total revenues to be paid by EMC to Duke under this Agreement over the then-remaining Term;

(2) “material” for EMC means that the effect of the order or action by the Governmental Authority or change in Law is reasonably projected to increase

23

EMC’s net costs under this Agreement by an amount equal to five percent (5%) or more of the total revenues to be paid by EMC to Duke under this Agreement over the then-remaining Term;

(3) an increase in a Party’s net costs is the increase in the Party’s costs as a result of the order or action by the Governmental Authority or change in Law, less the increase (if any) in the Party’s revenues as a result of the Material Adverse Ruling; and

(4) a decrease in a Party’s net revenues is the decrease in the Party’s revenues as a result of the order or action by the Governmental Authority or change in Law, less the decrease (if any) in the Party’s costs as a result of the Material Adverse Ruling.

(d) The foregoing amounts shall be calculated on a nominal rather than an inflation adjusted or present value basis. Without limitation of the foregoing, EMC acknowledges that, for retail ratemaking and regulatory accounting and reporting purposes, Duke shall calculate the costs of the electric capacity and energy used to serve EMC under this Agreement on a system average cost basis beginning January 1, 2007. EMC agrees that if the amount of costs that the NCUC or the PSCSC in effect assigns or allocates to, or requires Duke to assign or allocate to, this Agreement for ratemaking or regulatory accounting and reporting purposes exceeds Duke’s system average costs, such action shall constitute a Material Adverse Ruling if the five percent (5%) materiality standard set forth above is met.

2.3.2.2.1 A change in Duke’s net revenues or EMC’s net costs that results from a change in this Agreement that is permitted under Section 12.3, shall not constitute a Material Adverse Ruling regardless of the impact of such change on either Party’s net costs or net revenues.

2.3.2.2.2 In the event that either Party believes that a Material Adverse Ruling has occurred, the Party affected by such Material Adverse Ruling shall provide the other Party a good faith calculation together with information supporting the calculation of the projected effect of the Material Adverse Ruling and include such calculation and the cost information supporting the calculation with the Notice of Termination. If the non-terminating Party notifies the other Party, within twenty (20) Days following the date that such Notice of Termination is given, of its good faith objection to the calculation or the cost information supporting the calculation of the projected effect of the Material Adverse Ruling, then the Parties shall, within thirty (30) Days following the date that such Notice of Termination is given (the “Resolution Period”), attempt to resolve their differences with respect to the calculation or the cost information supporting such calculation. If, at the conclusion of the Resolution Period, the Parties are not in agreement with respect to the calculation or cost information supporting the calculation, then PriceWaterhouseCoopers, or such other nationally recognized accounting firm that is not then the independent auditor for either Party or any of its Affiliates or predecessors and is selected by mutual agreement of the Parties (the “Neutral Auditors”), shall be engaged within ten (10) Days after the expiration of the Resolution Period to review the calculation and the cost information supporting the calculation and to make an independent determination as to

24

whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable. If the Neutral Auditors require any additional information, records, or internal analysis to make a determination as to whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, the Party in possession of such information, records or internal analysis will provide it to the Neutral Auditors. Each Party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. All fees and expenses relating to the work to be performed by the Neutral Auditors shall be borne one-half (1/2) by the terminating Party and one-half (1/2) by the non-terminating Party. The Neutral Auditors shall act as an arbitrator to determine, based upon its independent review, whether the Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable. The Neutral Auditors’ determination shall be made within thirty (30) Days of their selection, shall be set forth in a written statement delivered to both Parties and shall be final, binding and conclusive. If the Neutral Auditors’ determine the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is not met, the Notice of Termination shall be null and void. If the Neutral Auditors’ determine the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is met, the Notice of Termination shall be effective in accordance with its terms. The initiation of the dispute resolution process described in this Section 2.3.2.2.2, shall not toll or otherwise delay running of the twenty-four (24) Month time period set forth in the Notice of Termination, unless the Neutral Auditors’ find that the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, is not met. The procedure set forth in this Section 2.3.2.2.2 shall be the exclusive means for the Parties to resolve any dispute as to whether a Material Adverse Ruling meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2). If a Party gives a Notice of Termination based on its good faith contention of the occurrence of a Material Adverse Ruling that meets the materiality standard set forth in Section 2.3.2.2(c)(1) or (c)(2), as applicable, and the Neutral Auditors subsequently determine that such materiality standard has not been met, such Party shall not be in default under this Agreement solely because it gave such Notice of Termination.

2.3.2.3 Early Termination for Failure of Condition Precedent. This Agreement may be terminated for failure of a condition precedent in accordance with Section 3.5.2.2 or Section 3.5.3.

2.3.2.4 Early Termination Due to Implementation of Retail Competition. Upon the date of enactment of a Law providing for implementation of retail electric service competition on a comprehensive basis in the State of North Carolina, the Parties shall enter into negotiations with the goal of reaching agreement on amendments to this Agreement to provide for the continuation of the purchase and sale of electric capacity and energy and the provision of Scheduling Agent Services provided for in this Agreement after the commencement of such retail electric service competition. If the Parties are not able to reach agreement by the latter to occur of (i) the date that is ninety (90) Days after the date of enactment of such Law or (ii) the date that is twenty-four (24) Months prior to the commencement of such retail electric service competition in the State of North Carolina, then this Agreement shall terminate automatically on the date such retail electric service competition commences in the State of North Carolina without the need for either Party to give notice.

25

2.3.2.5 Early Termination Due to Plant Calculation. In the event that the Annual Percentage calculated in Attachment 7-9 is positive for two (2) consecutive Years, and the absolute value of such percentage is greater than ten percent (10%) then EMC may, within twenty (20) Days after the date in such second (2nd) consecutive Year that Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4, give Duke Notice of Termination to terminate this Agreement effective on 23:59:59 of the last Day of Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. In the event that the Annual Percentage calculated in Attachment 7-9 is negative for two (2) consecutive Years, and the absolute value of such percentage is greater than ten percent (10%) for any two (2) consecutive Years, then Duke may, within twenty (20) Days after the date in such second (2nd) consecutive Year that Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4, give EMC Notice of Termination to terminate this Agreement effective on 23:59:59 of the last Day of Month that is twenty-four (24) Months after the Month in which the Notice of Termination is given. If a Party fails to give Notice of Termination within twenty (20) Days after Duke provides the calculation of the Annual Percentage pursuant to Section 7.3.2.4 for such second (2nd) consecutive Year, it shall have permanently waived its right to terminate this Agreement under this Section based on the Annual Percentage for such two (2) consecutive Years; provided, that nothing in this Section 2.3.2.5 shall affect any Party’s termination rights under Sections 2.3.2.1, 2.3.2.2, 2.3.2.3, 2.3.2.4 or 2.3.2.6.

2.3.2.6 Early Termination Due to Extended Force Majeure. If, as a result of an event of Force Majeure, a Party is unable to meet a material obligation hereunder for a period greater than ninety (90) Days, then the Non-Claiming Party shall have the right to terminate this Agreement upon giving a Notice of Termination within thirty (30) Days of the expiration of such ninety (90) Day period; provided, however, if the Claiming Party has used and continues to use all Commercially Reasonable Efforts to remedy, cure or mitigate the event of Force Majeure, then the Non-Claiming Party’s right to give Notice of Termination shall be suspended for so long as the Claiming Party continues to use Commercially Reasonable Efforts to remedy, cure or mitigate the event of Force Majeure.

2.3.3 Form of Notice of Termination. Notice of Termination made pursuant to Sections 2.2 or 2.3 shall be given in accordance with Section 16.22 and shall state (i) the date of termination being effectuated, and (ii) the provision of this Agreement under which termination is being effectuated and the basis for the termination. Except as otherwise provided in this Section 2.3.3, the Notice of Termination is effective when it is deemed given in accordance with Section 16.22. Once the Notice of Termination is given to a Party, it shall not be deemed amended, modified, or otherwise revoked for any reason (other than a determination by the Neutral Auditors pursuant to Section 2.3.2.2.2 that the materiality standard is not met) unless such amendment, modification, or revocation is mutually agreed to by both Parties in writing or unless the Parties reach agreement in accordance with Section 2.3.2.2(a). Upon receipt of the Notice of Termination, the non-terminating Party shall acknowledge receipt in writing sent in accordance with Section 16.22 within five (5) Business Days of the receipt of the Notice of Termination. Acknowledgment of a Notice of Termination is a courtesy and shall not influence the effectiveness of the termination. Failure to utilize a method specified in Section 16.22 shall not influence the effectiveness of the termination if the Notice of Termination is actually received by the Chief Executive Officer of the non-terminating Party within thirty (30) Days of

26

the date of the Notice of Termination, in which case the Notice of Termination shall be effective on the date that the Notice of Termination is actually received by the Chief Executive Officer of the non-terminating Party.

2.4 Absolute Nature of Termination. Both Parties hereby acknowledge, warrant, and agree that TERMINATION OF THIS AGREEMENT FOR ANY REASON PROVIDED FOR AND PERMITTED UNDER THIS AGREEMENT IS ABSOLUTE AND FOREVER EXTINGUISHES ANY AND ALL OBLIGATIONS EXISTING UNDER THIS AGREEMENT FOR (A) DUKE TO PLAN OR PROCURE RESOURCES TO SERVE EMC, OR TO PROVIDE ANY SERVICE OR PRODUCT TO EMC, (B) EMC TO PURCHASE FROM AND PAY DUKE FOR ANY SERVICES OR PRODUCTS, (C) EMC TO PLAN OR PROCURE RESOURCES TO SERVE DUKE, OR TO PROVIDE ANY SERVICE OR PRODUCT TO DUKE, AND (D) DUKE TO PURCHASE FROM AND PAY EMC FOR ANY SERVICES OR PRODUCTS. Upon termination of this Agreement in accordance with Section 2.2, 2.3, 3.5.2.2, or 3.5.3, each and every obligation of Duke to provide electric energy and capacity and Scheduling Agent Services to EMC, and each and every right of EMC to purchase electric energy and capacity and Scheduling Agent Services from Duke shall cease as a matter of contract and neither Party shall claim or assert any continuing right to continued performance, whether by “rollover,” as an “evergreen” service, or in any other fashion based on this Agreement. By entering into this Agreement, Duke does not commit, and shall not be deemed to have committed, to plan its system to be able to provide any service to EMC beyond the Term, and EMC agrees that it has no claim to any service beyond the Term. EMC shall not at any time oppose any filing by Duke to cancel this Agreement as a rate schedule under the Federal Power Act concurrently with, or subsequently to, the termination of this Agreement as a contract in accordance with Section 2.2, 2.3, 3.5.2.2, or 3.5.3. The Parties acknowledge, warrant, and agree that it is the express intention of the Parties that no action by any Governmental Authority may override the terms of this Section 2.4 of this Agreement, and that should any Governmental Authority take any action purporting to, or that might be claimed to, override the terms of this Section 2.4, either directly or indirectly, EMC shall not make any claim or assert any right based on or relying on such Governmental Authority action in any manner that conflicts with or frustrates the terms of Section 2.4 of this Agreement.

Article 3

Conditions Precedent to the Commencement Date

3.1 Conditions Precedent to Duke’s Obligations. The obligation of Duke to commence sales of electric energy and capacity and purchases of electric energy and to provide Scheduling Agent Services under this Agreement is subject to the satisfaction or waiver at least thirty (30) Days prior to the Commencement Date (except that Duke may undertake certain preliminary activities in advance of the Commencement Date) of the following conditions:

(a) The representations and warranties of EMC set forth in Sections 16.1.1 and the covenants of EMC set forth in Section 16.1.2 shall be true and correct.

(b) FERC shall have issued an order accepting or approving this Agreement for filing and permitting it to become effective as filed without modification, suspension, investigation or other condition (including setting this Agreement, or part thereof, for hearing) unacceptable to Duke.

27

(c) Neither the NCUC nor the PSCSC shall have issued an Adverse Ruling. For purposes of this Section 3.1(c) only, “Adverse Ruling” means an order or ruling issued by the NCUC or PSCSC (i) which disapproves or rejects this Agreement, or (ii) generally applicable to electric utilities subject to the jurisdiction of the NCUC or PSCSC, as applicable, in which the NCUC or PSCSC disapproves or rejects the use of system average cost accounting for wholesale contracts.

(d) SEPA shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(e) NCEMC shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(f) EMC shall have given notice to MSCG terminating the Scheduling Services Agreement.

(g) The systems and operational equipment required for Duke to provide and receive service under this Agreement have been installed or otherwise put in place, tested satisfactorily, and are fully functional.

(h) Transmission Provider shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(i) MSCG shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(j) The Parties shall have agreed upon procedures so that Duke may test whether the EMC Demand Side Management Resource Programs meet the standards and requirements specified for such programs under the rate schedule provisions or riders for Duke’s Demand Side Resource Management Programs then-currently approved and on file with the NCUC.

3.2 Conditions Precedent to EMC’s Obligations. The obligation of EMC to commence purchases of electric energy and capacity and Scheduling Agent Services and sales of electric energy under this Agreement is subject to the satisfaction or waiver at least thirty (30) Days prior to the Commencement Date (except that EMC may undertake certain preliminary activities in advance of the Commencement Date) of the following conditions:

(a) The representations and warranties of Duke set forth in Section 16.1.1 and the covenants of Duke set forth in Section 16.1.2 shall be true and correct.

(b) The RUS shall have approved this Agreement without modification, suspension, investigation or other condition unacceptable to EMC.

28

(c) SEPA shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(d) NCEMC shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent.

(e) The Transmission Provider shall have qualified this Agreement as a Network Resource.

(f) The systems and operational equipment required for EMC to provide and receive service under this Agreement have been installed or otherwise put in place, tested satisfactorily, and are fully functional.

(g) Transmission Provider shall have received and acknowledged EMC’s designation of Duke as Scheduling Agent and Purchasing - Selling Entity.

(h) MSCG shall have received notice and acknowledged EMC’s designation of Duke as EMC’s Scheduling Agent and Purchasing - Selling Entity.

(i) The Parties shall have agreed upon procedures so that Duke may test whether the EMC Demand Side Management Resource Programs meet the standards and requirements specified for such programs under the rate schedule provisions or riders for Duke’s Demand Side Resource Management Programs then-currently approved and on file with the NCUC.

3.3 Notice of Satisfaction of Conditions Precedent. Each Party shall use Commercially Reasonable Efforts to satisfy its conditions precedent (as described in Section 3.1 for Duke and Section 3.2 for EMC) on or before July 31, 2006, or as soon as reasonably practicable thereafter. EMC shall provide Duke with written notice promptly following the satisfaction or waiver of all of the conditions precedent to EMC’s obligations as described in Section 3.2. Duke shall provide EMC with written notice promptly following the satisfaction or waiver of all of the conditions precedent to Duke’s obligations as described in Section 3.1, other than the condition precedent specified in Section 3.1(f). In order for the condition precedent specified in Section 3.1(f) to be satisfied, subsequent to the later of the date of EMC’s receipt of Duke’s notice or the date of Duke’s receipt of EMC’s notice, EMC shall, no later than thirty (30) Days prior to the Commencement Date, give notice to MSCG that the Scheduling Services Agreement shall be terminated on the Commencement Date. A condition precedent shall not be deemed to have been satisfied or waived prior to the date that the notice provided for in this Section 3.3 is received by the other Party.

3.4	Waiver of Condition Precedent.

3.4.1 Waiver by Duke. In the event that any of the foregoing conditions to the obligations of Duke contained in Section 3.1 shall fail to be satisfied, Duke may elect, in its sole discretion, to consummate this Agreement despite such failure, in which event Duke shall be deemed to have waived any claim for damages, losses or other relief arising from or in connection with such failure, unless otherwise agreed in writing and executed by the Parties. Duke may not waive the condition of approvals set forth in Section 3.1(b).

29

3.4.2 Waiver by EMC. In the event that any of the foregoing conditions to the obligations of EMC contained in Section 3.2 shall fail to be satisfied, EMC may elect, in its sole discretion, to consummate this Agreement despite such failure, in which event EMC shall be deemed to have waived any claim for damages, losses or other relief arising from or in connection with such failure, unless otherwise agreed in writing and executed by the Parties. EMC may not waive the condition of approvals set forth in Section 3.2(b).

3.4.3 Waiver by other Party. Any waiver by a Party of the other Party’s conditions precedent shall be in writing, and shall identify the condition precedent that such Party is waiving.

3.5 Commencement of Service; Failure of Condition Precedent.

3.5.1 Commencement of Service.

3.5.1.1 If all of the conditions precedent specified in Sections 3.1 and 3.2 have been satisfied or waived on or before July 31, 2006, then the Commencement Date shall occur on September 1, 2006, without the need for either Party to provide notice.

3.5.1.2 If all of the conditions precedent specified in Sections 3.1 and 3.2 are satisfied or waived during the period between August 1, 2006, and November 30, 2006, and service under this Agreement has not commenced pursuant to Section 3.5.2.1, then service under this Agreement shall commence upon the next first Day of a Month which is at least thirty (30) Days after all such conditions have been satisfied.

3.5.2 EMC Options.

3.5.2.1 If all of the conditions precedent specified in Sections 3.1 and 3.2, with the exception of the conditions precedent specified in Section 3.1(b) and/or Section 3.2(b), have been satisfied or waived, then EMC may designate September 1, 2006, October 1, 2006, or November 1, 2006 as the Commencement Date by giving at least thirty (30) Days’ prior written notice to Duke.

3.5.2.2 If service has commenced pursuant to Section 3.5.2.1 prior to November 30, 2006, and the condition precedent specified in Section 3.1(b) and/or Section 3.2(b) has not been satisfied on or before November 30, 2006, then except as provided in Section 3.5.2.3 this Agreement will terminate automatically on December 31, 2006, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever.

3.5.2.3 If service has commenced pursuant to Section 3.5.2.1 prior to November 30, 2006, and the condition precedent specified in Section 3.1(b) and/or Section 3.2(b) has not been satisfied on or before November 30, 2006, then EMC shall have the option of continuing to receive service hereunder beyond December 31, 2006 until either August 31, 2007, February 28, 2008, or August 31, 2008. EMC may exercise such option by giving notice to Duke of its exercise of such option no later than December 1, 2006. Such notice shall be referred to herein as the “Option Notice”. EMC’s Option Notice shall specify

30

whether EMC elects to receive service hereunder until August 31, 2007, February 28, 2008, or August 31, 2008. The period of such service that EMC elects pursuant to such option (whether January 1, 2007—August 31, 2007; January 1, 2007 – February 28, 2008; or January 1, 2007—August 31, 2008) shall be referred to herein as the “Option Period”. In the event that EMC exercises its option under this Section 3.5.2.3, then during the Option Period EMC shall be subject to the charges and credits set forth in Sections 3.5.2.3.1, 3.5.2.3.2, 3.5.2.3.3, 3.5.2.3.4, and 3.5.2.3.5, as applicable, and in Section 7.1 in lieu of the charges set forth in Section 7.2; provided, that during the Option Period the demand charges set forth in Section 7.1.4 shall be modified as set forth in Sections 3.5.2.3.1, 3.5.2.3.2, or 3.5.2.3.3, as applicable, depending upon the Option Period selected by EMC. In the event that EMC exercises its option under this Section 3.5.2.3, then notwithstanding the provisions of Section 3.5.2.2, this Agreement will terminate automatically on the last day of the Option Period, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever for service beyond such date. EMC’s exercise of such option shall not serve to modify any other provision of the Agreement.

3.5.2.3.1 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – August 31, 2007, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under Section 3.5.2.3.5 during the Option Period shall be as follows:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	42,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Section 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

3.5.2.3.2 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – February 28, 2008, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under Section 3.5.2.3.5 during the Option Period shall be as follows:

January 1, 2007 - December 31, 2007:

Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	42,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

January 1, 2008 – February 28, 2008:

Annual Capacity Price	0
Annual Capacity Quantity	0
Excess Annual Capacity Price	0

31

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month during 2007 and $5.75/kW-Month during 2008, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Section 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

3.5.2.3.3 In the event that EMC exercises its option pursuant to Section 3.5.2.3, and the Option Period is January 1, 2007 – August 31, 2008, EMC shall pay to Duke, in addition to the other charges set forth in this Agreement, the Base Annual Capacity Charge set forth in Section 3.5.2.3.4 and the Excess Annual Capacity Charge set forth in Section 3.5.2.3.5. In such event, the Annual Capacity Price under Section 3.5.2.3.4, Annual Capacity Quantity under Section 3.5.2.3.4, and Excess Annual Capacity Price under 3.5.2.3.5 during the Option Period shall be as follows:

January 1, 2007 - December 31, 2007:
Annual Capacity Price	$38.00/kW-Year
Annual Capacity Quantity	42,000 kW
Excess Annual Capacity Price	$45.60/kW-Year

January 1, 2008 – August 31, 2008:

Annual Capacity Price	$40.00/kW-Year
Annual Capacity Quantity	43,000 kW
Excess Annual Capacity Price	$48.00/kW-Year

In addition, the Monthly Demand Rate under Section 7.1.4 during the Option Period shall be $5.45/kW-Month during 2007 and $5.75/kW-Month during 2008, rather than the rate specified in Section 7.1.4, and the Duke Monthly Energy Charge and the EMC Monthly Energy Credit (and other charges and credits under Section 7.1.5.11, 7.1.5.12, and 7.1.5.13) during the Option Period shall be as set forth in Section 7.1.5.

32

3.5.2.3.4 Base Annual Capacity Charge. The Base Annual Capacity Charge for a Year shall be equal to the product of (i) the Annual Capacity Price for the Year ($/kW-Year) and (ii) the Annual Capacity Quantity for the Year (kW). The Base Annual Capacity Charge for the Option Period shall be billed in accordance with Article 13 in the July 2007 statement and the July 2008 statement, if applicable.

3.5.2.3.5 Excess Annual Capacity Charge. The Excess Annual Capacity Charge for a Year shall be equal to the product of (i) the Excess Annual Capacity Price for the Year ($/kW-Year) and (ii) the Excess Annual Amount for the Year (kW). The Excess Annual Amount for a Year shall be equal to the product of (i) the EMC Excess Annual Capacity Quantity for the Year divided by the EMC Group Combined Excess Annual Capacity Quantity for the Year and (ii) the EMC Group Excess Annual Capacity Quantity for the Year. The Excess Annual Capacity Charge for the Option Period shall be billed in accordance with Article 13 in the September 2007 and the September 2008 statement, if applicable, based on the actual Duke billing data during July and August 2007 and July and August 2008, respectively. A sample calculation is provided in Attachment 3-1.

3.5.2.3.5.1 EMC Excess Annual Capacity Quantity. The EMC Excess Annual Capacity Quantity for a Year shall be equal to the EMC Coincident Peak Demand for the Year minus EMC’s Base Obligation for the Hour in such Year in which the EMC Coincident Peak Demand occurs, minus the Annual Capacity Quantity for the Year. In no event shall the EMC Excess Annual Capacity Quantity be less than zero. The EMC Coincident Peak Demand for a Year shall be equal to the EMC Hourly Demand that is coincident with the maximum integrated sixty (60) minute Duke Schedule 1 Demands during July and August of the Year. The EMC Hourly Demand for an Hour shall be equal to the integrated sixty (60) minute demand of EMC’s Native Load during the Hour.

3.5.2.3.5.2. EMC Group Combined Excess Annual Capacity Quantity. The EMC Group Combined Excess Annual Capacity Quantity for a Year shall be equal to the sum of (i) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of this Agreement, (ii) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Piedmont Agreement, and (iii) the EMC Excess Annual Capacity Quantity for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Rutherford Agreement.

3.5.2.3.5.3 EMC Group Excess Annual Capacity Quantity. The EMC Group Excess Annual Capacity Quantity for a Year shall be equal to the EMC Group Coincident Peak Demand for the Year, minus the EMC Group’s Base Obligation for the Hour in such Year in which the EMC Group Coincident Peak Demand occurs, minus the EMC Group Annual Capacity Quantity; but in no event shall the EMC Group Excess Annual Capacity Quantity be less than zero. The EMC Group Coincident Peak Demand shall for a Year be equal to the sum of (i) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of this Agreement, (ii) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Piedmont Agreement, and (iii) the EMC Coincident Peak Demand for the Year as determined in Section 3.5.2.3.5.1 of the Duke-Rutherford Agreement.

33

3.5.2.4 Any Option Notice given by EMC pursuant to Section 3.5.2.3 shall be given in accordance with Section 16.22 and shall state the Option Period elected. The Option Notice is effective when it is deemed given in accordance with Section 16.22. Once the Option Notice is given to Duke, it shall not be deemed amended, modified, or otherwise revoked for any reason unless such amendment, modification, or revocation is mutually agreed to by both Parties in writing.

3.5.3 Termination for Failure of Condition Precedent.

3.5.3.1 Subject to the options granted to EMC under Section 3.5.2.1 and 3.5.2.3, in the event that any of the conditions precedent set out in Sections 3.1(a) through (j) and Sections 3.2(a) through (i) are not satisfied or waived on or before November 30, 2006, then this Agreement will terminate automatically on December 31, 2006, without the need for either Party to give Notice of Termination and neither Duke nor EMC shall have any obligation, duty or liability to the other arising hereunder under any claim or theory whatsoever.

Article 4

Sale of Electric Capacity and Energy

4.1 Classification of Services Provided. During the period beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, Duke shall provide to EMC “FFR Supplemental Service”, as described in Section 4.2. Beginning January 1, 2011, throughout the remainder of the Term of this Agreement, Duke shall provide to EMC “Partial Requirements Service”, as described in Section 4.3.

4.2	FFR Supplemental Service.

4.2.1 Character of FFR Supplemental Service. For each Hour during the period beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, Duke shall sell and deliver, and EMC shall purchase and receive, all of the electric capacity and energy that EMC requires to serve EMC’s Native Load in excess of EMC’s Base Obligation for such Hour. For example, if EMC’s Native Load during an Hour is 800 MWs, and EMC’s Base Obligation for such Hour is 600 MWs, Duke shall supply and deliver, and EMC shall purchase and receive, 200 MWs of FFR Supplemental Service for such Hour. Duke shall supply and deliver FFR Supplemental Service in a manner that is as firm as, and otherwise comparable with, the manner in which Duke supplies Duke’s Native Load. Duke shall be responsible for maintaining the generation reserves needed to meet its FFR Supplemental Service obligation. Notwithstanding anything in this Agreement to the contrary, Duke shall have no obligation to sell and deliver any electric capacity or energy to EMC that is not required to serve EMC’s Native Load.

4.2.2 Amount of EMC’s Base Obligation. EMC’s Base Obligation for each Hour beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall be as set forth in Attachment 4-1.

34

Notwithstanding the preceding sentence, EMC’s Base Obligation shall be subject to modification (a) during Light Load Periods in accordance with the provisions of Attachment 4-2 or (b) in accordance with the provisions of Section 5.1.4 and 5.1.5. The amounts set forth on Attachment 4-1 reflect MWs delivered at a Delivery Point.

4.2.3 Scheduling To Meet EMC’s Base Obligation. In order to meet EMC’s Base Obligation, (a) MSCG shall be responsible for scheduling to the Transmission Provider electric energy under the PPA to serve EMC’s Native Load and (b) Duke, acting as Scheduling Agent, shall be responsible for scheduling to the Transmission Provider, in accordance with the provisions of Article 8, electric energy to serve EMC’s Native Load from EMC’s entitlements to the resources described in Section 5.1.3, 5.1.4 or 5.1.5. The total amount of electric energy so scheduled to the Transmission Provider in any Hour to serve EMC’s Native Load beginning on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall be the EMC Scheduled Amount; provided that the EMC Scheduled Amount shall not exceed EMC’s Base Obligation for any such Hour.

4.2.4 Scheduling Shortfall. For each Hour beginning on the Commencement Date, and continuing through December 31, 2010, or any portion thereof in which this Agreement is in effect, if, for any reason, including a Force Majeure as that term is defined herein or a “force majeure”, “uncontrollable force” or a similar term defined in a third-party agreement, but not including Duke’s unexcused failure to comply with the provisions of Article 8, the EMC Scheduled Amount is less than EMC’s Base Obligation for any Hour, there shall be a “Scheduling Shortfall” in the amount equal to the difference between EMC’s Base Obligation and the EMC Scheduled Amount in such Hour (“Scheduling Shortfall Amount”). For any Hour that Duke receives information or a notice pursuant to Section 8.4.8 that there will be or has been a Scheduling Shortfall, Duke shall use Commercially Reasonable Efforts to procure and supply electric energy in a quantity sufficient to supply the Scheduling Shortfall Amount for such Hour (“Replacement Energy”). In the event that, through the exercise of Commercially Reasonable Efforts, Duke procures Replacement Energy from a third party for resale to EMC, EMC shall pay Duke for the total cost incurred by Duke to purchase and deliver the Replacement Energy. Duke’s curtailment of a Non-Firm Sale shall constitute a procurement of Replacement Energy from a third party and the total cost incurred by Duke shall be (i) the foregone sales price for the Non-Firm Sale curtailed and (ii) if applicable, any charges imposed for changes to schedules for the sale of electric energy. In the event that Duke supplies Replacement Energy from its own resources, EMC shall pay Duke for such Replacement Energy an amount equal to one hundred ten percent (110%) of Duke’s System Incremental Cost in supplying such Replacement Energy. The total charges for Replacement Energy for a Month, as determined by this Section 4.2.4, shall constitute the Monthly Replacement Energy Charge.

4.2.4.1 It is expressly understood that Section 4.2.4 shall not be construed or interpreted to (i) require Duke to curtail any Firm Sales in order to supply Replacement Energy to EMC, (ii) to curtail any Non-Firm Sales except as set forth in Section 4.2.6 in order to supply such Replacement Energy to EMC, (iii) impose upon Duke any responsibility for providing Replacement Energy for a Scheduling Shortfall that occurs after the Transmission Provider’s deadline for scheduling transmission service required for the delivery of such Replacement Energy, or (iv) affect in any way EMC’s rights and obligations under its Network Integration Transmission Service Agreement.

35

4.2.4.2 In the event that there is or is expected to be a Scheduling Shortfall in connection with (a) EMC or its Scheduling Agent having received notice (and in the event EMC receives notice providing Duke with evidence of such notice) of, or (b) pursuant to Section 8.4.8 Scheduling Agent having received notice of either (i) the occurrence of a “force majeure” event under the PPA, as defined in Section 4.2.4.3, or (ii) the temporary impairment of generating resources underlying the WPSA, the SEPA Contract, or other resources to which EMC may have an entitlement pursuant to Section 5.1.3, 5.1.4 or 5.1.5, such that all or a portion of EMC’s entitlements to electric energy under such agreements are or will be temporarily unavailable to EMC, then EMC may request Duke to sell electric capacity and energy to EMC for the expected duration of such Scheduling Shortfall. In the event that EMC makes such a request, Duke shall exercise Commercially Reasonable Efforts to offer to supply electric capacity and energy to EMC under rates, terms, and conditions that Duke determines to be commercially reasonable. If the Parties reach agreement on such a sale, then Duke shall sell and deliver and EMC shall purchase and receive the electric energy and such electric energy shall be included in EMC Scheduled Amount.

4.2.4.3 For purposes of Section 4.2.4.2, the term “force majeure” means an event or circumstance that: (i) prevents the party claiming to be affected by it from performing its obligations in whole or in part; (ii) is not within the reasonable control of the claiming party, or the result of the negligence of the claiming party, and (iii) by the exercise of due diligence, the claiming party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or governmental authority or arbitration award (so long as the claiming party has not sought or has opposed, to the extent reasonable, such actions or restraints). It is expressly acknowledged that transmission service interruptions or curtailments imposed by a transmission provider in response to transmission capacity or availability shortages shall not be “force majeure” events or circumstances for purposes of this Section 4.2.4.3.

4.2.5 EMC PPA Obligation. EMC shall retain all of its rights and obligations under the PPA, including the obligation to pay all costs incurred under the PPA.

4.2.6 EMC Obligation to Curtail Load. During any Hour in which there is a Scheduling Shortfall, and either (i) Duke does not replace such electric energy in accordance with Section 4.2.4 or (ii) EMC has not made, or does not have in place, arrangements to replace such electric energy, EMC shall curtail an amount of EMC’s Native Load equal to the Scheduling Shortfall Amount; provided, however, Duke shall exercise Commercially Reasonable Efforts within the time constraints that exist to first call upon any available EMC Demand Side Management Resource Program that would not otherwise be called upon absent the Scheduling Shortfall and then if necessary curtail Non-Firm Sales to the extent of the Scheduling Shortfall before requiring EMC to curtail EMC’s Native Load pursuant to this Section 4.2.6. Any such EMC Native Load that has been curtailed shall be restored when the Scheduling Shortfall is no longer occurring or when the Scheduling Shortfall has been replaced either by electric energy supplied (a) by Duke in accordance with Section 4.2.4 or this Section 4.2.6 or (b) under arrangements made by EMC with third parties.

36

4.3	Partial Requirements Service.

4.3.1 Character of Partial Requirements Service. For each Hour during the period beginning on January 1, 2011, and continuing through the termination of this Agreement, Duke shall sell and deliver, and EMC shall purchase and receive, all of the electric capacity and energy that EMC requires to serve EMC’s Native Load in excess of the EMC Contract Resources. Duke shall be responsible for maintaining the generation reserves necessary to meet this obligation. Duke shall supply Partial Requirements Service in a manner that is as firm as, and otherwise comparable with, the manner in which Duke supplies Duke’s Native Load. Notwithstanding anything in this Agreement to the contrary, Duke shall have no obligation to sell and deliver any electric capacity or energy to EMC that is not required to serve EMC’s Native Load.

4.3.2 Scheduling of EMC Contract Resources To Serve EMC Native Load. For each Hour beginning on January 1, 2011, and continuing through the Term of this Agreement, EMC’s contractual entitlement to electric energy from the Dispatched Combined Cycle Resources and from the Baseload Resources shall be scheduled in accordance with the provisions of Sections 4.3.3 and 4.3.4, respectively.

4.3.3 Scheduling of the Combined Cycle Resources. Duke may schedule, in accordance with Attachment 4-3 and Article 8, each of the Combined Cycle Resources pursuant to Duke’s economic dispatch as necessary to serve Duke’s total electric energy obligations. Duke shall make no adverse distinction against the Combined Cycle Resources in determining the dispatch order of Duke’s Generation System and the Combined Cycle Resources. The Combined Cycle Resources that Duke schedules pursuant to economic dispatch shall be referred to as the “Dispatched Combined Cycle Resources”. Except as provided in Section 4.3.3.1 and Section 4.3.3.2, EMC shall be solely responsible for all costs associated with the Combined Cycle Resources.

4.3.3.1 Duke shall not be obligated to pay for any costs that EMC incurs as a result of Duke’s dispatch of the Combined Cycle Resources to the extent that Duke’s dispatch of such Combined Cycle Resources is for the purpose of serving Duke’s Native Load and, during any Year, Duke’s dispatch of a Combined Cycle Resource for that purpose does not exceed an Annual Capacity Factor of twenty percent (20%). In the event and at such time during a Year that Duke’s dispatch of a Combined Cycle Resource to serve Duke’s Native Load exceeds an Annual Capacity Factor of twenty percent (20%), Duke shall pay EMC, in the manner and time provided for in Article 13, the additional Energy Cost that EMC incurs as a result of Duke’s dispatch of such Combined Cycle Resource for the remainder of the Year. For example, if a Dispatched Combined Cycle Resource has a generating capacity of one hundred (100) MWs during a Year and, as of 11:59:59 on November 30 of such Year, Duke has dispatched such resource for 175,200 MWhs for the purpose of serving Duke’s Native Load, Duke shall reimburse EMC for the Energy Costs that EMC incurs in December of such Year as a result of Duke’s dispatch of such Dispatched Combined Cycle Resource. For the purpose of this Section 4.3.3.1, “Annual Capacity Factor” means the total amount of electric energy generated by a Dispatched Combined Cycle Resource for the purpose of serving Duke’s Native Load during a Year divided by the product of (a) the total generating capacity of such Dispatched Combined Cycle Resource and (b) 8,784 (during a leap year) or 8,760 (during a Year other than a leap year), multiplied by one hundred percent (100%).

37

4.3.3.2 In the event that Duke’s dispatch of one or more of the Combined Cycle Resources is for any purpose other than to serve Duke’s Native Load, Duke shall pay EMC, in the manner and time provided for in Article 13, the additional Energy Cost that EMC incurs as a result of Duke’s dispatch of such Combined Cycle Resource(s).

4.3.3.3 For purposes of Sections 4.3.3.1 and 4.3.3.2, “Energy Cost” means, with respect to any Dispatched Combined Cycle Resource, all variable costs incurred by EMC that are associated with the production of electric energy under the WPSA, including the cost of fuel, start charges, and any other variable charges incurred by EMC under the WPSA in connection with the electric energy dispatched by Duke from such Combined Cycle Resource regardless of NCEMC’s actual generating cost or NCEMC’s contractual source of the electric energy.

4.3.4 Scheduling of Baseload Resources. Duke shall schedule, in accordance with Article 8, all of the Baseload Resources to the full extent that EMC’s entitlement to such resources are available to EMC and such electric energy shall be used to serve EMC’s Native Load. EMC shall be solely responsible for all costs associated with the Baseload Resources. The Baseload Resources that Duke schedules pursuant to this Section 4.3.4 shall be referred to as “Dispatched Baseload Resources”.

4.4 Excepted Load. Notwithstanding anything to the contrary herein, Duke shall have no obligation to supply electric capacity or energy required by EMC to serve Excepted Load. Excepted Load shall consist of EMC load that is either (a) Non-Conforming Load or (b) Non-Duke Control Area Load. Non-Conforming Load shall consist of (i) EMC load resulting from the merger of EMC with another electric membership corporation or other entity (except to the extent such load was, at the time of the merger, already being served by Duke under an agreement substantially similar to this Agreement), and (ii) EMC wholesale load (except as provided in Section 4.4.1). Non-Conforming Load shall also consist of discrete EMC load (a) to which electric service from EMC shall have commenced after the Effective Date, (b) that has a projected peak demand in excess of twenty-five (25) MW for the Year in which electric service from the EMC commences, and (c) which is projected to change within a one-minute period by a significant quantity on a recurring basis due to the nature of the retail customer’s operations (e.g., without limitation, an arc furnace).

4.4.1 New River Load. If, on or before December 31, 2010, EMC notifies Duke that it desires to include New River as a part of EMC’s Native Load under this Agreement, the New River load shall not be a Non-Conforming Load and shall be EMC’s Native Load for purposes of this Agreement; provided that New River’s load shall be included as EMC’s Native Load for a period of not less than five (5) Years. It is expressly understood that New River shall not be included as a part of EMC’s Native Load beyond the Term. It is further expressly understood that nothing contained in this Section 4.4.1 shall restrict Duke’s right or ability to make an offer to meet New River’s electric energy requirements under separate arrangements that may be agreed to by Duke and New River.

4.5 Good Title. Electric energy that is delivered by Duke to EMC shall be free and clear of all liens, Claims, and encumbrances at the Delivery Points, where title to electric energy provided by Duke hereunder shall transfer to EMC. Electric energy that is delivered by EMC to Duke shall be free and clear of all liens, Claims, and encumbrances at the point where title to the electric energy is transferred to Duke.

38

4.6 Power Quality. All electric energy provided hereunder at the point of delivery shall be three (3) phase, sixty (60) hertz, and at system nominal voltages.

Article 5

EMC Resources

5.1 EMC Contract Resources (Commencement Date—December 31, 2010).

5.1.1 Identification of Resources. Except as provided in Section 5.4.1, EMC’s Contract Resources during the period commencing on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, shall consist of EMC’s entitlement to electric capacity and energy under the PPA and such additional generation or purchased power resources or entitlements as EMC may acquire pursuant to Sections 5.1.3, 5.1.4 and 5.1.5. The FFR Resource is listed in Attachment 4-1. Except as provided in this Section 5.1.1, EMC shall not, without first obtaining Duke’s prior written consent, enter into any other contracts for, or acquire any ownership interest in or contractual entitlement to, any additional electric generating resources or electric capacity or energy under which electric capacity and energy would be used to serve EMC’s Native Load during the Term.

5.1.2 Changes to FFR Resources. During the period commencing on the Commencement Date, and continuing through December 31, 2010, or any part thereof in which this Agreement is in effect, EMC shall not: (a) take any action that would materially affect the quantity or quality of MSCG’s service obligations under the PPA without first obtaining Duke’s prior written consent, or (b) agree to any modification to provisions of the PPA, the WPSA, or the SEPA Contract that would increase or decrease EMC’s entitlement to electric capacity or energy under such agreements and for which EMC’s consent is required (except as provided in Section 5.1.4) without first obtaining Duke’s consent to such modification.

5.1.3 Resource Impairment. In the event that all or a portion of the FFR Resource, or any other EMC Contract Resource, is terminated or becomes permanently impaired, EMC shall acquire, at EMC’s expense, a substitute resource (backed by reserves in an amount equal to that required under Duke’s Generation Planning Practices) that is of substantially equivalent size and comparable reliability to the EMC Contract Resource, or portion thereof, that such substitute is replacing.

5.1.4 New Catawba Resource. In the event that NCEMC acquires all or part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station, and sells, allocates or transfers a percentage of that entitlement with such entitlement being made available throughout the Year to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Base Obligation shall be increased by an amount equal to the amount of the entitlement so acquired by EMC. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that such entitlement in the Catawba Nuclear Station is backed by sufficient and reliable electric system generating reserves. Duke shall limit

39

such requests to one (1) request per Year; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system generating reserves backing EMC’s entitlement in the Catawba Nuclear Station may have changed since Duke’s last such request, this limitation shall not apply. In the event that EMC fails to demonstrate that its entitlement in the Catawba Nuclear Station is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC at the then-applicable Monthly Demand Charge. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of EMC’s Base Obligation. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13.

5.1.4.1 In the event that NCEMC purchases electric capacity and energy from Duke in lieu of NCEMC’s acquisition of all or a part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station as provided in Section 5.1.4, and NCEMC sells, allocates or transfers a portion of such electric capacity and energy to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Base Obligation shall be increased by an amount equal to the amount of the electric capacity and energy so acquired by EMC.

5.1.5 Non-Consent Modification of EMC’s Contract Resources. In the event that EMC’s entitlements to electric capacity and energy are reduced in accordance with Section 2.9(b) or Section 2.9(c) of the WPSA or Sections 2.2, 2.3, and 2.4 of the SEPA Contract, the amount of the EMC’s Base Obligation shall not be affected and the provisions of Section 4.2.4.2 shall apply, except that if the Parties are unable to reach agreement as to the rates, terms and conditions under which Duke would sell electric capacity and energy to EMC, the provisions of Section 5.1.3 shall apply. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of any modification to EMC’s entitlement to electric capacity and energy under the WPSA or SEPA Contract pursuant to this Section 5.1.5. In the event that EMC’s entitlements to electric capacity and energy are increased in accordance with Section 2.9(b) or Section 2.9(c) of the WPSA or Sections 2.2, 2.3, 2.4 and 2.8 of the SEPA Contract, then, prior to the effective date of such increase, EMC may elect either to (a) increase EMC’s Base Obligation by the same amount and to the same extent as EMC’s entitlements to electric capacity and energy are increased, or (b) make arrangements for the sale of EMC’s entitlements to such electric capacity and energy to a third party or to Duke. If EMC fails to complete the arrangements described in (b) of the preceding sentence by the effective date of the increase in entitlements, then, as of the effective date of the increase in entitlements, the EMC’s Base Obligation automatically will be increased as described in (a) of the preceding sentence.

5.2 EMC Contract Resources (January 1, 2011 - Termination of Agreement).

5.2.1 Identification of Contract Resources. Except as provided in Section 5.4.1, EMC’s Contract Resources during the period January 1, 2011, through the termination of this Agreement shall consist of EMC’s entitlements to electric capacity and energy under the contracts listed in Attachment 4-3 and such additional generation or purchased power resources or entitlements as EMC may acquire pursuant to Sections 5.2.3, 5.2.4, and 5.2.5. EMC’s entitlements under the contracts that are listed in Attachment 4-3 shall be referred to as the Partial Requirements

40

Resources. Partial Requirements Resources consist of two (2) categories of entitlements: Baseload Resources and Combined Cycle Resources. The amount and the material cost and operational terms and conditions of the Baseload Resources and Combined Cycle Resources shall be as set forth in Attachment 4-3, subject to modification in accordance with Sections 5.2.3 and 5.2.4. Except as provided in this Section 5.2.1, EMC shall not, without first obtaining Duke’s prior written consent, enter into any other contracts for, or acquire any ownership interest in or contractual entitlement to, any additional electric generating resources or electric capacity or energy under which electric capacity and energy would be used to serve EMC’s Native Load during the Term.

5.2.1.1 Extension of WPSA and SEPA Contract. Consistent with the provisions of Section 5.2.2, EMC shall have the right, without the prior consent of Duke, to extend the term of the WPSA or the SEPA Contract under substantially the same terms and conditions as exist at the time that EMC seeks to extend the term of the WPSA or the SEPA Contract. If EMC extends the term of the WPSA or the SEPA Contract in accordance with this Section 5.2.1.1, the EMC Contract Resources listed in Attachment 4-3 shall be deemed to be changed accordingly.

5.2.2 Changes To Partial Requirements Resources. Commencing January 1, 2011, through the termination of this Agreement, EMC shall not (a) take any action that would materially affect the quantity or quality of EMC’s entitlement to electric capacity and energy from the Partial Requirements Resources without first obtaining Duke’s prior written consent, or (b) agree to any modification to provisions of the WPSA or the SEPA Contract that would increase or decrease EMC’s entitlement to electric capacity or energy under such agreements and for which EMC’s consent is required (except as provided in Section 5.2.4) without first obtaining Duke’s consent to such modification.

5.2.2.1 Modifications Effective After Termination. Notwithstanding the provisions of Section 5.2.2, EMC shall be permitted to agree to any resource modification under the WPSA or the SEPA Contract without obtaining Duke’s consent to the extent that such resource modification will become effective after the Term; provided, that if such resource modification will become effective prior to the end of the Term, EMC’s Partial Requirements Resources and Duke’s obligation to provide Partial Requirements Service shall not be modified prior to the date that this Agreement is terminated unless Duke consents to such modification.

5.2.2.2 Sufficiency of Reserves. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that each of EMC’s Partial Requirements Resources is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per Year with respect to any Partial Requirements Resource; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system reserves backing any Partial Requirements Resource may have changed since Duke’s last such request, this limitation shall not apply with respect to that Partial Requirements Resource. In the event that EMC fails to demonstrate that its entitlement in a Partial Requirements Resource is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by

41

Duke to EMC and the then applicable Monthly Demand Charge. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of a material change to the seller’s service obligations under the contracts listed in Attachment 4-3; provided, that such notice shall be for information purposes only, and shall not affect any other obligations of either Party under this Agreement.

5.2.3 Non-Consent Partial Requirements Resource Modifications. In the event that EMC’s entitlements are modified pursuant to Section 2.9(b) or Section 2.9(c) of the WPSA or Sections 2.2, 2.3, 2.4 and 2.8 of the SEPA Contract, EMC’s Partial Requirements Resources shall be modified in the same amount and to the same extent. To the extent that a Partial Requirements Resource is modified pursuant to this Section 5.2.3, and the modification changes EMC’s entitlement in a resource listed as a Baseload Resource in Attachment 4-3, the amount of such Baseload Resource, as listed in Attachment 4-3, shall be deemed to be changed accordingly. EMC shall provide written notice to Duke as soon as reasonably practicable after EMC becomes aware of any modification to EMC’s entitlement to electric capacity and energy under the WPSA or SEPA Contract pursuant to this Section 5.2.3. To the extent that a Partial Requirements Resource is modified pursuant to this Section 5.2.3, and the modification changes EMC’s entitlement in a resource listed as a Combined Cycle Resource in Attachment 4-3, the amount of such Combined Cycle Resource, as listed in Attachment 4-3, shall be deemed to be changed accordingly.

5.2.4 New Catawba Resource. In the event that NCEMC acquires all or part of Saluda River Electric Cooperative’s existing ownership interest in the Catawba Nuclear Station, and sells, allocates or transfers a percentage of that entitlement with such entitlement being made available throughout the Year to EMC (through modification of the WPSA or pursuant to a new contract), the entitlement or resource so acquired by EMC shall constitute an additional Partial Requirements Resource, and shall be deemed to be an additional Baseload Resource. Upon Duke’s request, EMC shall provide evidence reasonably satisfactory to Duke demonstrating that such entitlement in the Catawba Nuclear Station is backed by sufficient and reliable electric system generating reserves. Duke shall limit such requests to one (1) request per year; provided, that if Duke reasonably believes that the sufficiency or reliability of the electric system generating reserves backing EMC’s entitlement in the Catawba Nuclear Station may have changed since Duke’s last such request, this limitation shall not apply. In the event that EMC fails to demonstrate that its entitlement in the Catawba Nuclear Station is backed by sufficient and reliable generating reserves, Duke shall supply, and EMC shall purchase, such reserves in an amount equal to that required under Duke’s Generation Planning Practices. The Monthly charge for such reserves shall be equal to the product of the amount of reserves (as determined under the prior sentence) supplied by Duke to EMC and the then-applicable Monthly Demand Charge. This Monthly charge shall be billed by Duke in accordance with the provisions of Article 13. Duke’s provision and EMC’s purchase of such reserves shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources.

5.2.4.1 In the event that NCEMC purchases electric capacity and energy from Duke in lieu of NCEMC’s acquisition of all or a part of Saluda River Electric Cooperative’s

42

existing ownership interest in the Catawba Nuclear Station as provided in Section 5.2.4, and NCEMC sells, allocates or transfers a portion of such capacity and energy to EMC (through a modification of the WPSA or pursuant to a new contract), EMC’s Baseload Resources shall be increased by an amount equal to the amount of the electric capacity and energy so acquired by EMC.

5.2.5 Resource Impairment. In the event that all or a portion of an EMC Contract Resource is terminated or becomes permanently impaired, EMC shall acquire, at EMC’s cost, a substitute resource (backed by reserves in an amount equal to that required under Duke’s Generation Planning Practices) that is of substantially equivalent size and comparable reliability to the EMC Contract Resource, or portion thereof, that such substitute resource is replacing, and that Duke reasonably agrees is sufficiently reliable. EMC’s acquisition of such substitute resource shall not affect the determination of the amount of Partial Requirements Resources, Baseload Resources or Combined Cycle Resources.

5.3 No Duke Obligation for Customer Resources. Unless otherwise explicitly provided in this Agreement, nothing herein shall be interpreted or construed as imposing upon Duke any obligations or liabilities, or for transferring to Duke any EMC obligations or liabilities, under or otherwise pertaining to any EMC Contract Resource, nor shall anything in this Agreement be interpreted or construed as creating or implying any contractual or other relationship between Duke and any other party as to a EMC Contract Resource.

5.4 New Customer Resources. Except as provided in Section 5.4.1, Duke shall have no obligation to amend this Agreement and EMC shall not make an application to FERC requesting that FERC require that any amendment be made to this Agreement, to accommodate any contractual entitlement to and/or ownership interest in or pertaining to any new electric capacity and/or energy resource that EMC may obtain after the Effective Date.

5.4.1 PURPA Resources. Nothing herein shall limit EMC’s right to purchase electric capacity and energy from a Qualifying Facility or other renewable resources pursuant to PURPA (“PURPA Resource”). If, during the Term, EMC purchases electric capacity and energy from a PURPA Resource with a nameplate capacity equal to or greater than one (1) MW, then, for each Month during the period of such purchase: (i) the average hourly integrated electric energy delivered to EMC by such PURPA Resource during the Hours used for determination of the EMC Monthly Demand Quantity determined in accordance with Section 7.1.4.1 or used for determination of the Monthly Billing Demand determined in accordance with Section 7.2.2.2 or Section 7.3.2.2, increased for losses between the point of measurement of EMC’s Native Load and the Duke generation level, shall be added to the EMC Monthly Demand Quantity determined in accordance with Section 7.1.4.1 or to the Monthly Billing Demand determined in accordance with Section 7.2.2.2 or Section 7.3.2.2 for such Month, as applicable; (ii) for purposes of calculating the electric energy charges under Sections 7.1.5, 7.2.3 and 7.3.3, as applicable, the amount of electric energy provided to EMC by such PURPA Resource during an Hour, increased for losses between the point of measurement of EMC’s Native Load and the Duke generation level, shall be added to EMC’s Native Load and to the EMC Group Native Load for such Hour; and (iii) Duke shall credit EMC, on a Monthly basis, an amount equal to the electric capacity and energy credits to which EMC would be entitled as set forth in Duke’s NCUC retail electric tariff Schedule PP-H or Schedule PP-N (as applicable), Interconnected to Distribution System or

43

Transmission System (as applicable), or its successor tariff, if the electric capacity and electric energy provided to EMC by such PURPA Resource were provided to Duke pursuant to and in accordance with such schedules. The interconnection to Duke’s (rather than the EMC’s) Distribution System or Transmission System, as those terms are defined in the schedules, will determine whether the Distribution System or Transmission System rates apply. EMC will coordinate with Duke to determine the proper application of these schedules. If Schedule PP-H or Schedule PP-N do not apply to the PURPA Resource, then Duke shall credit EMC, on a Monthly basis, an amount equal to the electric capacity and energy credits to which EMC would be entitled under PURPA if the electric capacity and electric energy provided to EMC by such PURPA Resource were provided to Duke pursuant to PURPA. EMC’s purchase of the electric capacity and energy from a PURPA Resource shall not affect the determination of the Annual Capacity Quantity determined in accordance with Sections 3.5.2.3.1, 3.5.2.3.2 or 3.5.2.3.3, as applicable.

Article 6

Priority of Service

6.1 Interruption of FFR Supplemental Service and Partial Requirements Service. FFR Supplemental Service and Partial Requirements Service shall have an interruption priority equivalent to Duke’s Native Load. It is expressly understood and agreed that, except for Duke’s failure to comply with Section 6.2 or as provided in Section 6.4, Duke shall not be liable to EMC for damages resulting from any such interruptions or impairment of FFR Supplemental Service or Partial Requirements Service. Duke shall use Commercially Reasonable Efforts to notify EMC by telephone of any scheduled interruption or scheduled impairment of service hereunder and shall use Commercially Reasonable Efforts to confirm such notice by facsimile, electronic mail, or letter on the same date such notice was given. Duke shall notify EMC by telephone of any unscheduled interruption or impairment of service hereunder as soon as reasonably practicable under the circumstances resulting in such unscheduled interruption or impairment of service. Duke shall use Commercially Reasonable Efforts to remove all causes of such interrupted or impaired service hereunder.

6.2 Curtailments of Load. Except as provided in Section 4.2.6, EMC’s Native Load shall be subject to curtailment only in accordance with this Section 6.2. In the event that Duke curtails Duke Native Load for any reason, including Force Majeure, EMC shall curtail its load as directed by Duke. Except as provided in Section 4.2.6, Duke shall not adversely distinguish against EMC’s Native Load in curtailing Duke’s Native Load and directing EMC to curtail EMC’s Native Load; provided, however, that Duke has sole responsibility to design all curtailments, and may order any manner of curtailment that Duke believes is appropriate so long as EMC’s Native Load and Duke’s Native Load present in the electrical area being curtailed are curtailed on a non-discriminatory basis. In permitting EMC to restore EMC’s Native Load and restoring Duke’s Native Load that was curtailed, Duke shall not adversely distinguish against EMC’s Native Load, except as provided in Section 4.2.6. The load curtailment and restoration provisions set forth in this Section 6.2 are in addition to, and without limitation of, the load curtailment and restoration provisions set forth in Section 4.2.6.

44

6.3 Emergency Load Curtailment Program. EMC agrees to implement an emergency load curtailment program for the curtailment of EMC’s Native Load in the event a load curtailment order is made by Duke. EMC shall comply with its obligation to implement and maintain an emergency load curtailment program and to curtail EMC’s Native Load in the manner specified by Section 6.2.

6.4 Substitute Energy. In the event that Duke fails to deliver a sufficient quantity of electric energy to meet its obligations to provide FFR Supplemental Service or Partial Requirements Service, as the case may be, and Duke’s failure to deliver such electric energy is not pursuant to a curtailment permitted under Section 4.2.6 or 6.2 of this Agreement, or is otherwise excused under this Agreement, Duke shall pay to EMC an amount equal to EMC’s Cover Costs, if any, incurred for the electric energy that EMC obtained to replace such electric energy (“Substitute Energy”) Duke failed to supply. EMC’s Cover Costs shall be equal to Substitute Energy Costs incurred by EMC for the Substitute Energy minus the costs that EMC would have incurred had Duke supplied the electric energy to EMC. EMC shall bill its Cover Costs to Duke in accordance with the provisions of Article 13. In the event that EMC incurs Cover Costs for Substitute Energy over a period that extends past the Month in which Duke’s failure to deliver electric energy occurs, then Duke shall pay the Cover Costs incurred in the following Month(s) in accordance with the billing and payment provisions of Article 13.

6.5 Substitute Energy Costs. Substitute Energy Costs shall be equal to (i) in the case in which EMC contracts with an energy supplier to provide Substitute Energy to EMC, the cost that EMC, acting in a commercially reasonable manner, incurs to purchase such Substitute Energy, or (ii) in the case in which Substitute Energy is provided to EMC by the Control Area operator, system operator, or similar entity providing such service on behalf of load (or load serving entities), the cost to EMC imposed on EMC by such Control Area operator, system operator, or other entity providing such Substitute Energy. In either case, Substitute Energy Costs shall include ancillary services charges, if any, reasonably incurred by EMC to the point where electric energy is delivered to the Transmission System or imposed to the point where electric energy is delivered to the Transmission System by the Control Area operator, system operator, or other entity providing Substitute Energy, including congestion charges, energy imbalance charges, backup capacity charges, replacement capacity charges, deficient capacity charges, commitment fees, ratcheted demand and similar charges incurred by EMC in obtaining such Substitute Energy.

Article 7

Capacity and Energy Charges

7.1 Charges During Commencement Date - December 31, 2006.

7.1.1 General. For FFR Supplemental Service provided during the period beginning on the Commencement Date, and continuing through December 31, 2006, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.1.4, the Duke Monthly Energy Charge set forth in Section 7.1.5.1, if applicable, the Monthly Scheduling Agent Service Charge set forth in Section 7.1.6 and, if applicable, the Monthly Reserve Capacity Charge set forth in Section 7.4, minus the EMC Monthly Energy Credit set forth in Section 7.1.5.5. In addition, the Duke

45

Monthly Reconciliation Charge, Blue Ridge Monthly Reconciliation Credit, and the Monthly Inter-EMC Energy Transfer Reconciliation Charge shall be billed or credited as provided in Sections 7.1.5.11, 7.1.5.12, and 7.1.5.13. The charges set forth in this Section 7.1 are in addition to the other charges set forth in other sections of this Agreement.

7.1.2 [intentionally omitted].

7.1.3 [intentionally omitted].

7.1.4 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Demand Rate for the Year ($/kW-Month) and (ii) the Monthly Demand Amount for the Month (kW). The Monthly Demand Rate for 2006 shall be $0.75/kW-Month. The Monthly Demand Amount for a Month shall be equal to the product of (i) the EMC Monthly Demand Quantity for the Month divided by the EMC Group Combined Monthly Demand Quantity for the Month and (ii) the EMC Group Monthly Demand Quantity for the Month. In no event shall the Monthly Demand Quantity be less than zero. A sample calculation is provided in Attachment 7-2.

7.1.4.1 EMC Monthly Demand Quantity. The EMC Monthly Demand Quantity for a Month shall be equal to the EMC Hourly Demand at the time of the Maximum Demand Hour for the Month minus EMC’s Base Obligation at the time of the Maximum Demand Hour. In no event shall the EMC Monthly Demand Quantity be less than zero.

7.1.4.2 EMC Group Combined Monthly Demand Quantity. The EMC Group Combined Monthly Demand Quantity for a Month shall be equal to the sum of (i) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of this Agreement, (ii) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of the Duke-Piedmont Agreement, and (iii) the EMC Monthly Demand Quantity for the Month as determined in Section 7.1.4.1 of the Duke-Rutherford Agreement.

7.1.4.3 EMC Group Monthly Demand Quantity. The EMC Group Monthly Demand Quantity for a Month shall be equal to the difference between the EMC Group Hourly Demand and the EMC Group’s Base Obligation during the Maximum Demand Hour of the Month, but in no event shall the EMC Group Monthly Demand Quantity for a Month be less than zero. The EMC Group Hourly Demand for an Hour shall be equal to the integrated sixty (60) minute demand of the EMC Group Native Load during the Hour. The Maximum Demand Hour of a Month shall be the Hour in which the positive difference between the EMC Group Native Load and the EMC Group’s Base Obligation is the greatest (as determined by subtracting the EMC Group’s Base Obligation from the EMC Group Native Load in every Hour of the Month, to determine the Hour in which such maximum difference for the Month occurs).

7.1.5 Monthly Energy Charges.

7.1.5.1 Duke Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Duke Hourly Energy Charges for the Month. The Duke Hourly Energy Charge for an Hour shall be equal to the sum of the Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge for the Hour plus the Blue Ridge Allocated Share of the Inter-EMC Energy Charge for the Hour.

46

7.1.5.2 Duke Total Hourly Energy Charge. The Duke Total Hourly Energy Charge for an Hour shall be equal to the product of (i) one hundred thirteen percent (113%) of Duke’s Territorial Incremental Cost for the Hour and (ii) the EMC Group Energy Purchase Amount for the Hour. The amount of electric energy delivered by Duke to the EMC Group during any Hour shall be calculated as set forth in Section 7.1.5.10.

7.1.5.3 Blue Ridge Allocated Share of Duke Total Hourly Energy Charge. The Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge for an Hour is shown in Attachment 7-4.

7.1.5.4 Blue Ridge Allocated Share of Inter-EMC Energy Charge. The Blue Ridge Allocated Share of the Inter-EMC Energy Charge for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Blue Ridge Allocated Share of the Inter-EMC Energy Charge for an Hour is shown in Attachment 7-4.

7.1.5.5 EMC Monthly Energy Credit. The EMC Monthly Energy Credit for a Month shall be equal to the sum of the EMC Hourly Energy Credits for the Month. The EMC Hourly Energy Credit for an Hour shall be equal to the sum of the Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour plus the Blue Ridge Allocated Share of the Inter-EMC Energy Credit for the Hour.

7.1.5.6 EMC Group Total Hourly Energy Credit. The EMC Group Total Hourly Energy Credit for an Hour shall be equal to the product of (i) ninety percent (90%) of Duke’s Territorial Decremental Cost for the Hour and (ii) the EMC Group Energy Credit Amount for the Hour. The amount of electric energy delivered by the EMC Group to Duke during any Hour shall be calculated as set forth in Section 7.1.5.10.

7.1.5.7 Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit. The Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour is shown in Attachment 7-4.

7.1.5.8 Blue Ridge Allocated Share of Inter-EMC Energy Credit. The Blue Ridge Allocated Share of the Inter-EMC Energy Credit for an Hour shall be calculated as set forth in Attachment 7-3. An example showing the calculation of the Blue Ridge Allocated Share of the Inter-EMC Energy Credit for an Hour is shown in Attachment 7-4.

7.1.5.9 Calculation of Blue Ridge Hourly Energy Amounts. The amount of electric energy delivered by Duke to Blue Ridge, and by Blue Ridge to Duke for an Hour, shall be calculated as follows: electric energy scheduled under this Agreement shall be scheduled using two (2) dynamic (instantaneous) signals representing the difference between EMC’s Native Load and EMC’s Base Obligation. At the time of this Agreement, these signals are sampled once every four (4) seconds; the time period between each sample as defined herein shall be referred to as an “Interval”. The time duration of the Intervals shall be subject to

47

change based on Duke’s standard operating practices. A signal during an Interval in which EMC’s Native Load exceeds EMC’s Base Obligation shall be referred to herein as an EMC Call Signal, indicating electric energy supplied by Duke to Blue Ridge. A signal during an Interval in which EMC’s Base Obligation exceeds EMC’s Native Load shall be referred to herein as an EMC Put Signal, indicating electric energy being supplied by Blue Ridge to Duke. The integrated value of the EMC Call Signals (separate from and not combined with the EMC Put Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Duke to Blue Ridge for the Hour, and the integrated value of the EMC Put Signals (separate from and not combined with the EMC Call Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Blue Ridge to Duke for the Hour. The amount of electric energy supplied by Duke to Blue Ridge for the Hour, as calculated in this Section 7.1.5.9, shall be referred to herein as the Blue Ridge Energy Purchase Amount for the Hour. The amount of electric energy supplied by Blue Ridge to Duke for the Hour, as determined in this Section 7.1.5.9, shall be referred to herein as the Blue Ridge Energy Credit Amount for the Hour. An example showing the calculation of such amounts is shown in Attachment 7-5.

7.1.5.10 Calculation of EMC Group Energy Amounts. The amount of electric energy delivered by Duke to the EMC Group, and by the EMC Group to Duke, for the Hour shall be calculated as follows: Electric energy scheduled under the Partial Requirements Agreements shall be scheduled using two (2) dynamic (instantaneous) signals representing the differences between the EMC Group Native Load and the EMC Group’s Base Obligation. At the time of this Agreement, these signals are sampled once every four (4) seconds; the time period between each sample as defined herein shall be referred to as an “Interval”. The time duration of the Intervals shall be subject to change based on Duke’s standard operating practices. A signal during an Interval in which EMC Group’s Native Load exceeds EMC Group’s Base Obligation shall be referred to herein as an EMC Group Call Signal, indicating electric energy supplied by Duke to the EMC Group. A signal during an Interval in which EMC Group’s Base Obligation exceeds EMC Group’s Native Load shall be referred to herein as an EMC Group Put Signal, indicating electric energy being supplied by EMC Group to Duke. The integrated value of the EMC Group Call Signals (separate from and not combined with the EMC Group Put Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by Duke to the EMC Group for the Hour, and the integrated value of the EMC Group Put Signals (separate from and not combined with the EMC Group Call Signals) summed across all Intervals during the Hour shall be used as the amount of electric energy supplied by the EMC Group to Duke for the Hour. The amount of electric energy supplied by Duke to EMC Group for the Hour, as calculated in this Section 7.1.5.10, shall be referred to herein as EMC Group Energy Purchase Amount for the Hour. The amount of electric energy supplied by the EMC Group to Duke for the Hour, as determined in this Section 7.1.5.10, shall be referred to herein as the EMC Group Energy Credit Amount for the Hour. An example showing the calculation of such amounts is shown in Attachment 7-6.

7.1.5.11 Duke Monthly Reconciliation Charge. The Duke Monthly Reconciliation Charge for a Month shall be equal to the sum of the Duke Hourly Reconciliation Charges for the Month. The Duke Hourly Reconciliation Charge for an Hour shall be equal to the product of (a) the Duke Total Hourly Energy Charge for the Hour minus the Duke Reconciliation Amount for the Hour and (b) the Reconciliation Allocation Factor. The Duke

48

Reconciliation Amount for an Hour shall be equal to the sum of (i) the Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of this Agreement, (ii) the Rutherford Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of the Duke-Rutherford Agreement, and (iii) the Piedmont Allocated Share of the Duke Total Hourly Energy Charge for the Hour as set forth in Section 7.1.5.3 of the Duke-Piedmont Agreement. If the Duke Monthly Reconciliation Charge is positive, EMC shall pay such amount to Duke. If the Duke Monthly Reconciliation Charge is negative, such amount shall be credited to EMC.

7.1.5.12 Blue Ridge Monthly Reconciliation Credit. The Blue Ridge Monthly Reconciliation Credit for a Month shall be equal to the sum of the Blue Ridge Hourly Reconciliation Credits for the Month. The Blue Ridge Hourly Reconciliation Credit for an Hour shall be equal to the product of (a) the EMC Group Total Hourly Energy Credit for the Hour minus the EMC Group Reconciliation Amount for the Hour and (b) the Reconciliation Allocation Factor. The EMC Group Reconciliation Amount for an Hour shall be equal to the sum of (i) the Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of this Agreement, (ii) the Rutherford Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of the Duke-Rutherford Agreement, and (iii) the Piedmont Allocated Share of the EMC Group Total Hourly Energy Credit for the Hour as set forth in Section 7.1.5.7 of the Duke-Piedmont Agreement. If the Blue Ridge Monthly Reconciliation Credit is negative, EMC shall pay such amount to Duke; if the Blue Ridge Monthly Reconciliation Credit is positive, such amount shall be credited to EMC.

7.1.5.13 Inter-EMC Energy Transfer Reconciliation Charge. The Monthly Inter-EMC Energy Transfer Reconciliation Charge for a Month shall be equal to the sum of the Hourly Inter-EMC Transfer Reconciliation Charges for the Month. The Hourly Inter-EMC Transfer Reconciliation Charge for an Hour shall be equal to the product of (a) the Reconciliation Allocation Factor and (b) (i) the sum of the Blue Ridge Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of this Agreement, the Rutherford Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of the Duke-Rutherford Agreement, and the Piedmont Allocated Share of the Inter-EMC Energy Charge for the Hour as set forth in Section 7.1.5.4 of the Duke-Piedmont Agreement, minus (ii) the sum of the Blue Ridge Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of this Agreement, the Rutherford Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of the Duke-Rutherford Agreement, and the Piedmont Allocated Share of the Inter-EMC Energy Credit for the Hour as set forth in Section 7.1.5.8 of the Duke-Piedmont Agreement. If the Monthly Inter-EMC Energy Transfer Reconciliation Charge is negative, EMC shall pay such amount to Duke. If the Monthly Inter-EMC Energy Transfer Reconciliation Charge is positive, such amount shall be credited to EMC.

7.1.6 Scheduling Agent Service Charge. In the event that this Agreement is terminated in accordance with the provisions of Section 3.5.2.2, EMC shall pay to Duke the Monthly Scheduling Agent Service Charge commencing on the date that Scheduling Agent Services commence. The Monthly Scheduling Agent Service Charge for a Month shall be equal to two thousand five hundred dollars ($2,500) per Month.

49

7.1.7 References to Other Agreements. For purposes of calculating the charges and credits under Sections 3.5.2.3 and 7.1 (including charges and credits calculated pursuant to Section 7.1 in the event that EMC exercises its option pursuant to Section 3.5.2.3), (i) all references in this Agreement to quantities under or as determined or set forth in the Duke-Piedmont Agreement shall be deemed to refer to such quantities during the period in which the Duke-Piedmont Agreement is in effect, before which time and after which time such quantities shall be deemed to be equal to zero; and (ii) all references in this Agreement to quantities under or as determined or set forth in the Duke-Rutherford Agreement shall be deemed to refer to such quantities during the period in which the Duke-Rutherford Agreement is in effect, before which time and after which time such quantities shall be deemed to be equal to zero. For example, if this Agreement and the Duke-Piedmont Agreement terminate August 31, 2008, and the Duke-Rutherford Agreement terminates August 31, 2007, then during the period through August 31, 2007, EMC Group Native Load shall mean the sum of (i) the EMC Native Load under this Agreement, (ii) the EMC Native Load under the Duke-Piedmont Agreement, and (iii) the EMC Native Load under the Duke-Rutherford Agreement, and during the period September 1, 2007 through August 31, 2008, EMC Group Native Load shall mean the sum of (i) the EMC Native Load under this Agreement and (ii) the EMC Native Load under the Duke-Piedmont Agreement. In addition, for purposes of calculating the charges under Sections 3.5.2.3 and 7.1 (including charges and credits calculated pursuant to Section 7.1 in the event that EMC exercises its option pursuant to Section 3.5.2.3), all references to “EMC Group” shall refer collectively to the members of such group that are served under those of the above-referenced Agreements that are then in effect (e.g., in the above example, “EMC Group” would no longer include Rutherford effective September 1, 2007).

7.2	Charges During January 1, 2007 – December 31, 2010.

7.2.1 General. For service provided during the period January 1, 2007 – December 31, 2010, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.2.2, the Duke Monthly Energy Charge set forth in Section 7.2.3 and, if applicable, the Monthly Reserve Capacity Charge set forth in Section 7.4. The charges set forth in this Section 7.2 are in addition to the other charges set forth in other sections of this Agreement.

7.2.2 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Billing Demand for the Month (kW) and (ii) the Monthly Demand Rate for the Year ($/kW-Month).

7.2.2.1 Monthly Demand Rate. The Monthly Demand Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Monthly Demand Rate initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.2.2.2 Monthly Billing Demand. The Monthly Billing Demand for each Month of the Year shall be equal to the average of the twenty (20) EMC Peak Hour Billing Demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during July and August of such Year. The EMC Peak Hour Billing

50

Demand for an Hour shall be equal to the integrated sixty (60) minute EMC Native Load demand (kW) for the Hour minus EMC’s Base Obligation (kW) for such Hour, but in no event shall the EMC Peak Hour billing Demand for an Hour (or the Monthly Billing Demand) be less than zero. The Monthly Billing Demand initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. An example showing the calculation of this billing demand is shown in Attachment 7-7.

7.2.3 Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Monthly Fuel Charge and Monthly Variable O&M Charge for the Month. If the Duke Monthly Energy Charge is positive, EMC shall pay such amount to Duke. If the Duke Monthly Energy Charge is negative, Duke shall credit such amount to EMC.

7.2.3.1 Monthly Fuel Charge. The Monthly Fuel Charge for a Month shall be equal to the sum of the Hourly Fuel Charges for the Month. The Hourly Fuel Charge for an Hour shall be equal to the product (i) EMC’s Native Load demands during the Hour (kW) minus EMC’s Base Obligation for the Hour (kW) and (ii) the Fuel Rate for the Year ($/kWh). The Fuel Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Fuel Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Duke will keep EMC informed of the true-up subtotal on a semi-annual basis during a Year.

7.2.3.2 Monthly Variable O&M Charge. The Monthly Variable O&M Charge for a Month shall be equal to the sum of the Hourly Variable O&M Charges for the Month. The Hourly Variable O&M Charges for an Hour shall be equal to the product of (i) EMC’s Native Load demands during the Hour (kW) minus EMC’s Base Obligation for the Hour (kW), and (ii) the Variable O&M Rate for the Year ($/kWh). The Variable O&M Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Variable O&M Rate initially shall be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.3	Charges Commencing January 1, 2011.

7.3.1 General. For service provided commencing January 1, 2011 through the termination of this Agreement, EMC shall pay to Duke the Monthly Demand Charge set forth in Section 7.3.2 and the Duke Monthly Energy Charge set forth in Section 7.3.3. The charges set forth in this Section 7.3 are in addition to the other charges set forth in other sections of this Agreement.

51

7.3.2 Monthly Demand Charge. The Monthly Demand Charge for a Month shall be equal to the product of (i) the Monthly Billing Demand for the Month (kW) and (ii) the Monthly Demand Rate for the Year ($/kW-Month).

7.3.2.1 Monthly Demand Rate. The Monthly Demand Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Monthly Demand Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.3.2.2 Monthly Billing Demand. The Monthly Billing Demand for each month of a Year shall be equal to the average of the twenty (20) EMC Peak Hour Billing Demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the Annual Planning Period for such Year (as determined in Section 7.3.2.3). The EMC Peak Hour Billing Demand for an Hour shall be equal to the integrated sixty (60) minute EMC Native Load demand (kW) for the Hour minus the Partial Requirements Resources (kW) for such Hour, but in no event shall the EMC Peak Hour Billing Demand (or the Monthly Billing Demand) be less than zero. The Monthly Billing Demand shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Examples showing the calculation of the Monthly Billing Demand are shown in Attachment 7-8.

7.3.2.3 Determination of Annual Planning Period. If the then-effective Annual Planning Period is the Summer Period, the Annual Planning Period for purposes of determining the Monthly Billing Demand for the Year under Section 7.3.2.2 shall be the Summer Period that occurs within such Year (for example, if the Annual Planning Period in 2012 is the Summer Period, and the Summer Period is May - September, the Annual Planning Period for purposes of determining the Monthly Billing Demand for 2012 under Section 7.3.2.2 is May 2012 - September 2012). If the then-effective Annual Planning Period is the Winter Period, the Annual Planning Period for purposes of determining the Monthly Billing Demand for the Year under Section 7.3.2.2 shall be the Winter Period that ends in such Year (for example, if the Annual Planning Period in 2012 is the Winter Period, and the Winter Period is October - April, the Annual Planning Period for purposes of determining the Monthly Billing Demand for 2012 under Section 7.3.2.2 is October 2011 - April 2012).

7.3.2.4 Annual Percentage. No later than June 30, 2012, and each June 30 thereafter during the Term, Duke shall calculate the Annual Percentage for the immediately preceding Year using the formula set forth in Attachment 7-9, and shall provide such calculation to EMC, together with supporting information. The Annual Percentage may be a positive or negative value. In the event that the Annual Percentage for such Year is greater than positive four percent (4%), the Monthly Demand Rate for such Year calculated pursuant to Section 7.3.2.1 shall be reduced by the percentage equal to the Demand Rate Adjustment Percentage. This reduction shall only apply to the Year for which it is calculated. This reduction shall be reflected in the true-up provided to EMC pursuant to Section 7.3.2.1. In the

52

event that the Annual Percentage for such Year is a positive four percent (4%) or less, or is negative, there shall be no adjustments to the Monthly Demand Rate under this Section 7.3.2.4 for such Year. Illustrative examples showing the calculation of the Annual Percentage and Demand Rate Adjustment Percentage and the resulting reduction, if any, to the Monthly Demand Rate are set forth in Attachment 7-10.

7.3.3 Monthly Energy Charge. The Duke Monthly Energy Charge for a Month shall be equal to the sum of the Monthly Fuel Charge and Monthly Variable O&M Charge for the Month.

7.3.3.1 Monthly Fuel Charge. The Monthly Fuel Charge for a Month shall be equal to the sum of the Hourly Fuel Charges for the Month. The Hourly Fuel Charge for an Hour shall be equal to the product (i) EMC’s Native Load demand during the Hour (kW) minus the sum of (a) EMC’s Dispatched Baseload Resources for the Hour (kW) and (b) EMC’s Dispatched Combined Cycle Resources for the Hour for which EMC bears the Energy Cost pursuant to Section 4.3.3.1 (kW), and (ii) the Fuel Rate for the Year ($/kWh). The Fuel Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Fuel Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations. Duke will keep EMC informed of the true-up subtotal on a semi-annual basis during a Year.

7.3.3.2 Monthly Variable O&M Charge. The Monthly Variable O&M Charge for a Month shall be equal to the sum of the Hourly Variable O&M Charges for the Month. The Hourly Variable O&M Charge for an Hour shall be equal to the product of (i) EMC’s Native Load demands during the Hour (kW) minus the sum of (a) EMC’s Dispatched Baseload Resources for the Hour (kW) and (b) EMC’s Dispatched Combined Cycle Resources for the Hour for which EMC bears the Energy Cost pursuant to Section 4.3.3.1 (kW) and (ii) the Variable O&M Rate for the Year ($/kWh). The Variable O&M Rate for each Year shall be calculated in accordance with the formula rate set forth in Schedule 1. The Variable O&M Rate shall initially be calculated based on estimated data, and shall be subject to true-up after actual data become available. The true-up shall be provided to EMC no later than June 30 following the Year in which service was provided, and shall include interest on any refunds or surcharges calculated in accordance with Section 35.19a of FERC’s regulations.

7.4 Monthly Reserve Capacity Charges. In the event that Duke provides Replacement Energy to EMC pursuant to Section 4.2.4 in an amount of five thousand (5,000) kW or greater during any Hour of a Year, EMC shall pay a Monthly Reserve Capacity Charge equal to the product of (i) the Monthly Demand Rate as calculated in Section 7.3.2.1 and (ii) the amount (in kW) of reserves that would be required under Duke’s Generation Planning Practices for a generating resource of a size equivalent to the amount of Replacement Energy provided to EMC (the “Reserve Capacity Amount”). This charge shall commence on the Day following the Day on which Duke provided Replacement Energy to EMC, and shall terminate on December 31 of that Year. For example, if Duke provides a maximum amount of 100,000 kWh of Replacement Energy to EMC in any given Hour on July 15, 2007, and the reserves that would be required for a 100,000 kW generating resource under Duke’s Generation Planning Practices is 17,000 kW, EMC shall be responsible for a Monthly Reserve Capacity Charge for 17,000 kW from July 16,

53

2007, through December 31, 2007, subject to increase as provided in the next sentence. In the event that Duke provides Replacement Energy to EMC for any additional Hours during such Year, and the amount of Replacement Energy provided during any such Hours is greater than that previously provided during the Year, then the Reserve Capacity Amount shall be increased to reflect such greater amount of Replacement Energy, effective the Day after the Replacement Energy is provided. In the event that Duke provides Replacement Energy to EMC in a subsequent Year, the foregoing provisions shall apply, and EMC shall pay Monthly Reserve Capacity Charges with respect to such Replacement Energy as provided above. Notwithstanding anything in this Section 7.4 to the contrary, the Monthly Reserve Capacity Charges shall terminate no later than December 31, 2010. Any Monthly Reserve Capacity Charge, or increase in such charge, that begins on a Day other than the first Day of the Month shall be adjusted pro rata for that Month to reflect the number of Days during the Month in which the charge or charge increase was in effect.

7.4.1 Force Majeure Events. Notwithstanding the provisions of Section 7.4, in the event that Duke provides Replacement Energy to EMC due to the occurrence of a force majeure event, EMC shall not incur a Monthly Reserve Capacity Charge due to Duke’s provision of Replacement Energy for the first twenty-four (24) Hours following such occurrence. For purposes of this Section 7.4.1, the term “force majeure” means an event or circumstance that: (i) prevents the party claiming to be affected by it from performing its obligations in whole or in part; (ii) is not within the reasonable control of the claiming party, or the result of the negligence of the claiming party, and (iii) by the exercise of due diligence, the claiming party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or governmental authority or arbitration award (so long as the claiming party has not sought or has opposed, to the extent reasonable, such actions or restraints). It is expressly acknowledged that transmission service interruptions or curtailments imposed by a transmission provider in response to transmission capacity or availability shortages shall not be “force majeure” events or circumstances for purposes of this Section 7.4.1.

7.5 Payment. All charges or payments contemplated by this Article 7 shall be made in accordance with provisions of Article 13.

7.6 Determination of EMC Capacity and Energy Demands. For purposes of determining the electric capacity and energy charges under this Agreement, EMC’s Native Load demands shall be as determined under the NOA (which demands shall include the adjustments under the NOA for losses between the point of delivery under the NITSA and the point of measurement, and the corrections under the NOA for any metering failures or inaccuracies), and shall be increased by ( 1 / (1 - TLF ), in order to reflect such demands at the generation level (i.e., at the point at which power is available for transmission). Metered receipts used in billings and accounting hereunder will in all cases include adjustments for such losses. TLF shall be equal to the transmission loss factor set forth in the Transmission Provider’s OATT, and shall be expressed as a decimal. For example, if the transmission loss factor in the Transmission Provider’s OATT is three percent (3%), then ( 1 / (1 - TLF )) shall be equal to ( 1 / (1 -.03)), or ( 1 / .97 ). In the event that the NOA is terminated, or the electric capacity and energy demands measured under the NOA no longer include an adjustment for losses between the point of delivery under the NITSA and the

54

point of measurement or provisions for correcting such demands for metering failures or inaccuracies, then, for purposes of determining the capacity and energy charges under this Agreement, EMC’s metered electric capacity and energy demands shall be adjusted for losses between the point of delivery under the NITSA and point of measurement and further increased by ( 1 / (1-TLF)), in order to reflect such demands at the generation level (i.e., at the point at which power is available for transmission), and suitable arrangements shall be made by the Parties for correcting such demands due to metering failures or inaccuracies.

Article 8

Scheduling Agent Services

8.1 Appointment of Duke as Scheduling Agent. EMC hereby appoints Duke as Scheduling Agent, effective on the Effective Date (or such earlier date as is required so that Scheduling Agent may begin rendering Scheduling Agent Services by the Commencement Date), as agent for EMC for the Term, for the limited purposes set forth in this Agreement, with full power and authority to render the Scheduling Agent Services, and Duke accepts such appointment.

8.1.1 Costs. The Parties acknowledge and agree that all costs and expenses incurred by Duke to provide Scheduling Agent Services are included in the charges set forth in Article 7 and, except as provided for in Section 7.1.6, EMC shall not be charged any additional rates, charges or fees in connection with Duke’s provision of Scheduling Agent Services.

8.2 Scheduling Policies. In providing Scheduling Agent Services hereunder, Duke shall comply with (i) the NCEMC policies set forth in Attachment 8-1 (“NCEMC Policies”), (ii) the SEPA policies set forth in Attachment 8-2 (“SEPA Policies”) and (iii) the Transmission Provider’s OATT.

8.3 Protocols. In advance of the Commencement Date, and from time to time thereafter as the Operating Committee may determine appropriate, the Operating Committee shall meet and make reasonable efforts to establish written protocols and procedures to implement the Scheduling Agent Services provided for hereunder, which shall be reviewed and agreed to by the Parties; provided however, that the Operating Committee’s failure to agree upon such protocols and procedures shall not affect in any way the Parties’ respective rights and obligations under this Article 8.

8.4 Scheduling Agent Services (Commencement Date through December 31, 2010). Beginning on the Commencement Date and continuing through December 31, 2010, Duke shall provide the following Scheduling Agent Services:

8.4.1 Duke shall develop next-Day and multi-Day forecasts of EMC’s Native Load.

8.4.2 Duke shall provide NCEMC with seven-Day and next-Day forecasts of EMC’s Native Load.

8.4.3 Duke shall receive each Day the Nominations from MSCG, and confirm such Nominations with MSCG in writing, facsimile, e-mail, or any other agreed-upon form of communication.

55

8.4.4 Duke shall provide to NCEMC the Nominations that Duke receives pursuant to Section 8.4.3.

8.4.5 Duke shall provide operational forecasts of EMC Native Load as may be requested by the Transmission Provider from time to time.

8.4.6 Duke shall receive weekly availability schedules from SEPA.

8.4.7 Duke shall provide to SEPA week-ahead schedules and real-time adjustments to the week-ahead schedules of EMC’s SEPA Entitlement.

8.4.8 Duke shall receive any information or notices from NCEMC, MSCG, or SEPA relating to any changes in the schedules of electric energy to be delivered to serve EMC’s Native Load.

8.4.9 Duke shall provide daily and Monthly reconciliation and checkout services to EMC with respect to each of NCEMC, SEPA, the Transmission Provider, and MSCG in connection with services provided by such entities to serve EMC’s Native Load.

8.4.10 Duke shall reasonably cooperate with EMC to enable EMC to address issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider in connection with the delivery of electric energy under the PPA, the WPSA, or EMC Contract Resources described in Sections 5.1.3, 5.1.4 and 5.1.5, the SEPA Contract to serve EMC’s Native Load. Such cooperation shall include providing EMC with data, records, and other information available to Duke and related to the invoices or bills at issue.

8.4.11 If Duke has information that MSCG was not informed of any transmission constraints or other impediments to deliveries under the PPA to the delivery points designated by MSCG, Duke shall, as promptly as reasonably practical, inform MSCG of any transmission constraints or other impediments to deliveries under the PPA to the delivery points designated by MSCG.

8.4.12 Duke shall serve as EMC’s Purchasing – Selling Entity.

8.4.13 Duke shall schedule to the Transmission Provider electric energy to be delivered from the EMC Contract Resources described in Sections 5.1.3, 5.1.4 and 5.1.5.

8.5 Scheduling Agent Services (January 1, 2011 through Termination). Beginning on January 1, 2011, and continuing through the date of termination of this Agreement, Duke shall provide the following Scheduling Agent Services:

8.5.1 Duke shall develop next-Day and multi-Day forecasts of EMC’s Native Load.

8.5.2 Duke shall provide NCEMC with seven-Day and next-Day forecasts of EMC’s Native Load.

8.5.3 Duke shall provide to NCEMC with the daily schedule of electric energy to be made available each Hour to serve EMC’s Native Load under the WPSA.

56

8.5.4 Duke shall receive weekly availability schedules from SEPA.

8.5.5 Duke shall provide to SEPA week-ahead schedules and real-time adjustments to the week-ahead schedules of EMC’s SEPA Entitlement.

8.5.6 Duke shall provide operational forecasts of EMC Native Load as may be requested by the Transmission Provider from time to time.

8.5.7 Duke shall receive any information or notices from NCEMC or SEPA relating to any changes in the schedules of electric energy to be delivered to serve EMC’s Native Load.

8.5.8 Duke shall provide daily and Monthly reconciliation and checkout services to EMC with respect to NCEMC, SEPA, and the Transmission Provider in connection with services provided by those entities to serve EMC’s Native Load.

8.5.9 Duke shall reasonably cooperate with EMC to enable EMC to address issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider in connection with the delivery of electric energy under the WPSA, EMC Contract Resources described in Section 5.2, or the SEPA Contract to serve EMC’s Native Load. Such cooperation shall include, but is not limited to, providing EMC with data, records and other information available to Duke and related to the invoices or bills at issue.

8.5.10 Duke shall serve as EMC’s Purchasing – Selling Entity.

8.5.11 Duke shall schedule to the Transmission Provider electric energy to be delivered from the EMC Contract Resources described in Section 5.2.

8.6 New EMC Resources. If EMC obtains one or more new EMC Contract Resources in accordance with the provisions of Article 5 of this Agreement, the Parties shall negotiate appropriate revisions to this Agreement or the protocols and procedures developed under Section 8.3 as necessary for Duke to provide Scheduling Agent Services hereunder in connection with such new EMC Contract Resources; provided however, the failure of the Parties to agree on revisions to this Agreement or the protocols and procedures developed under Section 8.3 shall not relieve Duke of its obligation to schedule such new EMC Contract Resources.

8.7 Errors in Schedules. If Duke is notified by the Transmission Provider, NCEMC, SEPA or a third party with respect to EMC Contract Resources described in Sections 5.1.3, 5.1.4, 5.1.5 or 5.2, that any schedule provided by Duke as Scheduling Agent has been rejected, Duke shall provide to the Transmission Provider, NCEMC, SEPA or third party, as applicable, a substitute schedule for the Day in question taking into account the information provided by the Transmission Provider, NCEMC, SEPA or third party, as applicable, in connection with such rejection.

8.8 EMC Responsibilities. In connection with Duke’s undertaking Scheduling Agent Services, EMC shall have the following obligations:

8.8.1 EMC shall provide Duke, as Scheduling Agent, with: (a) meter data such that Duke may calculate aggregate load in discrete locations or in aggregate load areas as determined

57

by Transmission Provider; (b) five (5) years of the most recent historical load data; and (c) the Power Requirements Study (or such successor document) that EMC submits annually to the RUS.

8.8.2 EMC shall make arrangements with NCEMC, SEPA, the Transmission Provider, and any third party responsible for providing for deliveries of new EMC Resources as provided for in Section 8.6, as are necessary for those parties to communicate with, and accept or receive schedules or other information submitted by or to Duke as Scheduling Agent.

8.8.3 During the period from the Commencement Date through December 31, 2010, EMC shall direct MSCG to communicate with, and provide Nominations to Duke as Scheduling Agent.

8.8.4 EMC shall reasonably cooperate with Duke as necessary for Duke to assist EMC in addressing issues that may arise in connection with invoices or bills rendered to EMC by the Transmission Provider, as provided for in Sections 8.4.10 and 8.5.9.

8.9 Duke’s Liability. Duke shall be liable for any damages arising from Duke’s unexcused failure to comply with the provisions of this Article 8.

8.10 Termination Assistance Service. Commencing six (6) Months prior to the scheduled termination of this Agreement and continuing through the termination date of this Agreement (the “Termination Assistance Period”), Duke shall provide to EMC, or at EMC’s request to EMC’s designee, such reasonable cooperation, assistance and service to cause the orderly and timely transition and migration of Scheduling Agent Services provided under this Agreement to EMC’s new energy supplier and/or scheduling agent without interruption or adverse effect (“Termination Assistance Service”). EMC may shorten or terminate the Termination Assistance Period by providing written notice to Duke.

Article 9

Transmission and Ancillary Services

9.1 Delivery Obligations. Duke shall be responsible for making all arrangements necessary and paying for all costs incurred under contractual arrangements necessary to deliver the electric energy provided hereunder to the Delivery Points. EMC shall be responsible for making and paying for all contractual arrangements necessary for the delivery of the electric energy provided hereunder from the Delivery Points.

9.2 Transmission Arrangements. This Agreement does not obligate Duke to provide any Transmission Service or Ancillary Services, and does not confer upon EMC any rights to service over the Transmission System. EMC shall be responsible for making separate contractual arrangements with the Transmission Provider for all Transmission Service and Ancillary Services to be provided to EMC.

9.3 Ancillary Services. Duke shall make Commercially Reasonable Efforts to assist in any effort by EMC to have the Transmission Provider recognize that the electric capacity and energy provided hereunder satisfies one or more of such Transmission Provider’s Ancillary Services

58

requirements; provided, however, that nothing in this Section 9.3 shall in any way obligate Duke to provide, make arrangements for, or pay for any Ancillary Services except as expressly provided for in Section 9.3.1.

9.3.1 Energy Imbalance Responsibility. Duke shall reimburse EMC in accordance with the provisions of Article 13 for any Hour in which, as a result of Duke’s unexcused failure to comply with the provisions of Article 8, Energy Imbalance Service charges are incurred by EMC in accordance with the Transmission Provider’s OATT. EMC shall reimburse Duke in accordance with the provisions of Article 13 for any Hour in which, as a result of Duke’s unexcused failure to comply with the provisions of Article 8, Energy Imbalance Service compensation is provided to EMC in accordance with the Transmission Provider’s OATT.

9.4 Regional Transmission Organization. If an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider, then Duke and EMC will reasonably cooperate to make or enter into arrangements with such entity to assist such entity with the implementation of this Agreement. It is expressly understood that neither the implementation of an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider nor the failure of the Parties to enter into the arrangements contemplated under this Section 9.4 shall relieve either Party of any obligations under this Agreement.

9.4.1 Cost Responsibility. Except as provided in Section 9.3.1, it is expressly understood that nothing herein shall be construed to in any way relieve EMC of, or impose upon Duke, the responsibility for any fees, costs, or charges (including but not limited to congestion costs, transmission losses, or the costs or charges to secure financial transmission rights or the equivalent thereof) that may be imposed on EMC by an ISO, RTO, ITC or other future organization, agency or authority that has been approved by FERC to serve as the Transmission Provider in connection with the provision of Transmission Service or Ancillary Services. It is further expressly understood that Duke shall have no right or interest in any financial transmission rights or the equivalent thereof that are allocated, assigned, transferred or acquired by EMC.

9.4.2 Congestion Costs. In the event that the Transmission Provider implements a pricing methodology that allocates congestion costs on a locational basis, in determining the dispatch order of Duke’s Generation System, Duke shall make no adverse distinction between Duke’s Native Load and Duke’s obligations to supply FFR Supplemental Service or Partial Requirements Service, as applicable under this Agreement. Duke further agrees that, in the event it designates Delivery Points for Duke’s Generation System, Duke shall make no adverse distinction between Duke’s Native Load and Duke’s obligations to supply FFR Supplemental Service or Partial Requirements Service, as applicable under this Agreement. The Parties shall reasonably cooperate with each other in an effort to develop and implement congestion management strategies designed to minimize the incurrence of congestions costs associated with the delivery of electric energy under this Agreement. Duke will provide EMC with recommended strategies to manage such congestion costs, under terms that would not subject Duke’s Native Load to any costs that Duke would not otherwise incur, and if EMC agrees with such recommendation, Duke will use Commercially Reasonable Efforts to implement the recommended congestion management strategies. Duke shall also use Commercially Reasonable Efforts to comply with the congestion management rules that may be adopted by the Transmission Provider.

59

Article 10

Operating Committee

10.1 Operating Committee. The Parties shall establish an Operating Committee consisting of one (1) Representative each. The Operating Committee shall act only by unanimous agreement or consent. Duke and EMC shall designate their respective Representatives to the Operating Committee, plus any alternate, by written notice delivered in accordance with Section 16.22 within thirty (30) Days after the Effective Date. Each Party’s Representative on the Operating Committee is authorized to act on behalf of such Party with respect to any matter arising under this Agreement.

10.2 Duties of the Operating Committee. The Operating Committee shall facilitate the coordination and interaction between the Parties with respect to the performance of the duties and obligations imposed on the Parties hereunder, including development or revision of appropriate protocols and procedures therefor. The Operating Committee shall not, however, have any authority to modify or otherwise alter the Parties’ rights and obligations under this Agreement.

Article 11

Demand Side Management

11.1 Availability of Demand Side Management Resource Programs. EMC may make available to EMC’s Native Load customers EMC Demand Side Management Resource Programs to the same extent and under comparable terms and conditions as Duke’s Demand Side Management Resource Programs; provided, however, that EMC may not make available to EMC’s Native Load customers any demand side management resource programs or similar programs other than such EMC Demand Side Management Resource Programs unless EMC is otherwise required by RUS or by applicable Law to make other demand management side resource programs available to EMC’s Native Load customers or is otherwise permitted under Section 11.7. Except as set forth in Section 4.2.6, the terms and conditions of EMC Demand Side Management Resource Programs shall be applied to EMC’s Native Load customers and enforced by Duke in the same or comparable manner as they are applied to Duke’s Native Load retail customers and enforced by Duke. Except as set forth in Section 4.2.6, in implementing and operating such EMC Demand Side Management Resource Programs, Duke shall make no adverse distinction with respect to EMC’s Native Load.

11.2 Changes to Demand Side Management Resource Programs. Upon ninety (90) Days prior written notice, Duke shall advise EMC of any modifications, additions, or deletions that have been or will be made to the Demand Side Management Resource Programs, and the EMC Demand Side Management Resource Programs available hereunder to EMC’s Native Load customers shall be deemed to have been revised to reflect such modifications, additions, or deletions without any further action required by either Party.

60

11.3 Credits. Except for any EMC Demand Side Management Resource Program implemented pursuant to Section 11.7 of this Agreement, for each EMC Native Load customer that implements an EMC Demand Side Management Resource Program, EMC shall be entitled to a billing credit. Such billing credit shall be calculated in accordance with the credit applicable for the Demand Side Management Resource Program, as specified in the rider approved and on file with NCUC for such Demand Side Management Resource Program. Each Month, Duke shall aggregate the total billing credits to which EMC is entitled pursuant to this Section 11.3, and provide EMC a credit on the Monthly statement delivered in accordance with Section 13.2 equal to the total billing credits for such Month.

11.4 Necessary Arrangements. To the extent that an EMC Native Load customer agrees to implement an EMC Demand Side Management Resource Program, the Parties shall cooperate in preparing any detailed implementation procedures and arrangements required to implement such program, provided that, except for any EMC Demand Side Management Resource Program implemented pursuant to Section 11.7 of this Agreement, Duke shall retain sole operational control over such EMC Demand Side Management Resource Program implemented. The failure of the Parties to agree on detailed implementation procedures and obligations shall not affect Duke’s obligation to provide EMC with credits as determined by Section 11.3.

11.4.1 Audits. For each EMC Demand Side Management Resource Program whose credit depends upon the number of EMC Native Load customers, EMC shall be required to provide Duke written notice, by no later than January 31 of each Year, of the number of EMC Native Load customers with whom EMC has entered into arrangements pursuant to this Section 11.4 for such EMC Demand Side Management Resource Program. Duke shall have the right periodically to perform audits, in accordance with the terms of Section 13.6 to verify the accuracy of the notices concerning the number of EMC Native Load customers with whom EMC has entered into arrangements for each EMC Demand Side Management Resource Program. Based on the results of such audits, Duke shall be entitled, in accordance with the terms of Section 13.2.2 to revise or adjust the level of credits that Duke previously had provided EMC.

11.5 Start-Up Conditions. No later than sixty (60) Days after the Effective Date, Duke shall conduct a system-wide test of each EMC Demand Side Management Resource Program to determine its capability. Duke shall provide EMC with the results of such test no later than five (5) Business Days after the completion of the system-wide test. Duke shall not be required to provide credits for EMC Demand Side Management Resource Programs unless the applicable standards and requirements specified for Duke’s Demand Side Resource Management Programs under the riders approved and on file with the NCUC shall have been met, and the testing provided for in this Section 11.5 shall have been accomplished.

11.6 Periodic Testing. Duke shall have the right periodically, but no less than once per Year, to conduct a system-wide test of each EMC Demand Side Management Resource Program to determine whether the tested EMC Demand Side Management Resource Program is capable of providing a level of demand reduction equal to the level of the credit that EMC is, at the time of such system-wide test, receiving for such EMC Demand Side Management Resource Program. Subject to Section 11.6.1, if, at the time of such system-wide test, one or more EMC Demand Side Management Resource Program(s) do not provide the level of demand reduction equal to the level of the credit that EMC is receiving for such EMC Demand Side Management Resource

61

Program(s), Duke shall have the right to (i) reduce the credit provided to EMC to the actual level of demand reduction provided at the time of the system-wide test and, in accordance with the terms of Section 13.2.2, to revise or adjust the level of credits that Duke previously had provided EMC, and (ii) provide written notice within ninety (90) Days of the system-wide test, to cancel such EMC Demand Side Management Resource Program(s).

11.6.1 Retesting. Within sixty (60) Days of any failure of a system-wide test for an EMC Demand Side Management Resource Program, EMC shall have the right to have Duke conduct a retest in order to demonstrate that such EMC Demand Side Management Resource Program is capable of providing the level of demand reduction equal to the level of the credit that EMC previously was receiving for such EMC Demand Side Management Resource Program. To the extent that any such system-wide retest demonstrates that the EMC Demand Side Management Resource Program is capable of providing demand reduction, the credit provided to EMC shall be restored to the prior level or such lesser level as demonstrated by the result of such rescheduled test and, to the extent applicable, Duke shall, in accordance with the terms of Section 13.2.2, revise or adjust the level of credits that Duke previously had provided EMC and any notice to terminate rendered by Duke pursuant to 11.6 shall be null and void.

11.7 EMC Demand Side Management. If Duke’s Annual Planning Period shifts from the Summer Period to the Winter Period, then EMC shall have the authority to implement and call upon EMC Demand Side Management Resource Programs to control EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the Winter Period to the level equal to but not below the average of (i) the average of EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the immediately preceding Summer Period and (ii) the average of EMC’s Native Load demands coincident with the twenty (20) highest Hourly (integrated sixty-minute) Duke Schedule 1 Demands during the second preceding Summer Period. For example, if (i) the Annual Planning Period during May 2012 - April 2013 is the Summer Period (May 2012 - September 2012), and the average of EMC’s integrated sixty (60) minute EMC Native Load demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during such period is 100 MWs; and (ii) the Annual Planning Period during May 2013 - April 2014 is the Winter Period (October 2013 - April 2014), and the average of EMC’s integrated sixty (60) minute EMC Native Load demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during the Summer Period immediately preceding such Winter Period (i.e., May 2013 - September 2013) is 102 MWs; then EMC may call upon EMC Demand Side Management Resource Programs to control EMC’s integrated sixty (60) minute EMC Native Loads demands coincident with the twenty (20) highest Hourly Duke Schedule 1 Demands during October 2013 - April 2014 to the level equal to but not below 101 MWs. It is expressly acknowledged that (a) Duke shall also have the right to call upon any available EMC Demand Side Management Resource Program implemented pursuant to this Section 11.7, and (b) EMC shall not be entitled to a billing credit under Section 11.3 (or any other provision of this Agreement) in connection with any EMC Demand Side Management Resource Program implemented pursuant to this Section 11.7.

62

Article 12

Modification of This Agreement

12.1 Unilateral Modification. Except as provided in Section 12.3:

No unilateral modification, amendment or other change to the terms of this Agreement shall be permitted or deemed effective for any reason, and the rates, terms and conditions specified herein shall not be subject to change through application to FERC pursuant to the provisions of Sections 205 or 206 of the Federal Power Act absent the written agreement of both Parties. Any amendment or modification to this Agreement shall be deemed enforceable if and only if such amendment or modification (a) has been reduced to writing, (b) has been agreed to and duly executed by both Parties in writing, and (c) has received all requisite approvals of Governmental Authorities necessary for the effectiveness thereof. Each Party hereby irrevocably waives its rights, including any rights under Sections 205 and/or 206 of the Federal Power Act, to file a complaint, request an investigation, or make any unilateral rate-change request seeking: (a) an order from FERC finding that any rate or provision in this Agreement is unjust or unreasonable; (b) any refund with respect to this Agreement’s rates; or (c) any other unilateral modification to this Agreement. Each Party agrees not to make any such unilateral filing or request, and agrees and warrants that these covenants and waivers shall be binding notwithstanding any regulatory, market, or other change that may occur at any time during the Term.

12.2 Mobile-Sierra Public Interest Standard. Except as provided in Section 12.3, to the extent this Agreement is challenged by any person or its terms are subjected to review under the Federal Power Act or other Laws, the “just and reasonable” standard shall not apply. Instead, absent the agreement of both Parties to the proposed change, and except as provided in Section 12.3, the standard of review for changes to this Agreement proposed by a Party, a non-party, or FERC acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956); Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956).

12.3 Changes To Certain Charge Components. Notwithstanding anything else herein to the contrary, nothing contained herein shall be construed as affecting in any way the right of either Party to unilaterally make application to FERC under Sections 205 or 206 of the Federal Power Act (i) to change the depreciation rates and nuclear decommissioning accrual used in Schedule 1, (ii) to include additional cost items that are incurred in providing FFR Supplemental Service or Partial Requirements Service, as applicable, to EMC that are not included in Schedule 1, (iii) to exclude from Schedule 1 cost items that are no longer incurred in providing FFR Supplemental Service or Partial Requirements Service, as applicable to EMC, or (iv) to change Schedule 1 to reflect changes in Duke’s accounting consistent with the Accounting Requirements (including the addition of new accounts and the removal of obsolete accounts). In addition, in the event that (a) EMC implements new time-of-use rates or materially modifies its existing time-of-use rates, for some or all of EMC’s Native Load customers, (b) such rates result in a reduction of EMC’s Monthly Billing Demand under Sections 7.2.2.2 or 7.3.2.2, and (c) such Monthly Billing Demand reduction does not result in a commensurate reduction in the EMC demands that Duke utilizes in Duke’s Generation Planning Practices, Duke may make unilateral application to FERC

63

under Section 205 of the Federal Power Act to change the calculation of the Monthly Billing Demand set forth in Sections 7.2.2.2 or 7.3.2.2 to more appropriately reflect the costs that Duke incurs in providing service under this Agreement. In the event that Duke makes such a filing with FERC, EMC may oppose such filing, and, in addition, shall be free to propose any other method for calculating the Monthly Billing Demands set forth in Sections 7.2.2.2 or 7.3.2.2 to more appropriately reflect the costs that Duke incurs in providing service under this Agreement.

12.4 Standard of Review for Permitted Changes. The Parties acknowledge that, as of the Effective Date, FERC has issued a proposed rule that, if adopted, would specify the language for parties to include in future agreements where the parties intend that the “just and reasonable” standard of review apply to amendments to the agreements. Notwithstanding the language that ultimately may be adopted by FERC, it is the intent of the Parties that the standard of review that FERC shall apply when acting on proposed modifications to this Agreement that are permitted under Section 12.3, either on FERC’s own motion or on behalf of a signatory or non-signatory, shall be the “just and reasonable” standard of review rather than the “public interest” standard of review.

12.5 Scope of Waiver. Nothing in this Article 12 shall be construed to modify or limit any Party’s right to enforce the express terms of this Agreement as they are written in this Agreement.

Article 13

Billing and Payment

13.1 Billing Period. Unless otherwise specifically agreed upon by the Parties in the terms of this Agreement or otherwise in writing, the Month shall be the standard period for determining all billings and payments under this Agreement.

13.2	Billing Statements.

13.2.1 Initial Statements. After the end of each Billing Period, Duke shall deliver to EMC a statement setting forth for the Billing Period (i) the sum of the electric energy delivered and/or received for all Hours during that Billing Period, and (ii) Duke’s calculation of any amounts due from EMC under this Agreement for the Billing Period. In addition, in the event that there are amounts due from Duke to EMC under this Agreement for a Billing Period, EMC shall deliver to Duke, after the end of such Billing Period, a statement setting forth for the Billing Period EMC’s calculation of any amounts due from Duke under this Agreement for the Billing Period. Notwithstanding the foregoing, a Party’s failure to render a statement as set forth above shall not relieve the other Party from its obligation to make payment to the billing Party when such statement is rendered, provided such statement is rendered within one (1) year after the end of the Billing Period.

13.2.2 Subsequent Payment Adjustments. The Parties understand that in certain cases Monthly billings will need to be made on an estimated basis. In addition, the Parties understand that after-the-fact adjustments to amounts owed or revenues received may be made in order to reflect correctly the amounts payable by one Party to the other under this Agreement. Each Party

64

shall cooperate in good faith with the other Party to obtain the requisite information and perform the necessary computations so as to true-up or otherwise adjust any estimated or adjusted billings promptly.

13.3 Timeliness of Payment. Unless otherwise agreed by the Parties, all statements rendered under this Agreement, whether by Duke or EMC, shall be due and payable in accordance with each Party’s statement instructions on or before the later of the twentieth (20th) Day of each Month, or the tenth (10th) Day after receipt of the statement or; if such Day is not a Business Day, then on the next Business Day. Each Party shall make payments in immediately available funds by electronic funds transfer, or by other mutually agreeable method, to the account designated in writing by the other Party. Any non-disputed amounts (other than amounts for which payment may be withheld pursuant to Section 13.5) not paid by the due date shall be deemed delinquent and shall accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

13.4 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date through netting, in which case all amounts owed by each Party to the other Party under this Agreement during the Billing Period, including any related interest, payments, and credits, shall be netted so that only the excess amount remaining shall be paid by the Party who owes it. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other Party during the Monthly Billing Period, including but not limited to any interest, payments, or credits, that Party shall pay such sum in full when due.

13.5 Disputes and Adjustments of Statements. A Party may, in good faith, dispute the correctness of any statement or any adjustment to a statement, rendered under this Agreement or adjust any statement for any arithmetic or computational error within twenty-four (24) Months of the date the statement, or adjustment to a statement, was rendered. If a statement or portion thereof, or any other claim or adjustment arising under this Agreement is disputed, the disputing Party shall provide written notice to the other Party (the “Billing Dispute Notice”) which (a) states the good faith basis for the dispute, (b) specifies the amount in dispute (the “Disputed Amount”), if any, and (c) provides documentation reasonably supporting the determination of the Disputed Amount. The disputing Party shall, at its option, (a) make payment to the other Party of the Disputed Amount under protest and thereafter shall be reimbursed by the other Party for any amount determined to be refundable after the resolution of such dispute or (b) withhold one half (1/2) of the Disputed Amount and make payment to the other Party of the other one half (1/2) of the Disputed Amount. Payment to the other Party of one half (1/2) of the Disputed Amount shall not relieve the disputing Party of the obligation to pay interest accrued at the Interest Rate from and including the date such payment was due to but excluding the date of such payment of any portion of such Disputed Amount withheld and determined to be due and payable after the resolution of such dispute. Likewise, the other Party shall not be relieved of the obligation to pay interest accrued at the Interest Rate from and including the date such payment was made to but excluding the date of reimbursement of any portion of such Disputed Amount paid and determined to be refundable after the resolution of such dispute.

In the event that a Party, by timely notice to the other Party, disputes the correctness of a statement or portion thereof or any other claim or adjustment arising under this Agreement, the

65

other Party shall promptly review the disputed statement or adjustment and shall notify the disputing Party, within forty-five (45) Days following receipt of the Billing Dispute Notice, of the amount of any error or the amount of any payment or reimbursement that the disputing Party is required to make or is entitled to receive. Payments determined to be due by the disputing Party shall be included on the next Monthly statement, and shall include interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Reimbursements determined to be due from the other Party shall be included on the next Monthly statement, and shall include interest accrued at the Interest Rate from and including the due date to but excluding the date reimbursed. If the disputing Party disagrees with the other Party’s resolution of any dispute, then the Parties shall submit the dispute for resolution in accordance with Article 14.

Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to a statement is waived unless the other Party is notified in accordance with this Section 13.5 within twenty-four (24) Months after the statement is rendered or any adjustment to the statement is made. Neither Party shall have the right to challenge any statement, to invoke arbitration of the same or to bring any court or administrative action of any kind questioning the propriety or any other aspect of such statement after a period of twenty-four (24) Months from the date the statement was rendered; provided, however, that in the case of a statement containing estimates, such twenty-four (24) Month period shall run from the date the statement is adjusted to reflect the actual amounts due.

13.6 Records and Audits. Each Party shall keep such records and documents as may be needed to afford a clear and complete history of all transactions under this Agreement, and the cost information used to calculate the charges for such transactions, for twenty-four (24) Months following the Month in which such transaction occurs. In addition, during such twenty-four (24) Month period, EMC shall have the right to audit all records, including phone and computer records, related to Duke’s performance of its obligation not to adversely distinguish against EMC’s Native Load under Section 4.3.3, Section 6.2, and Section 9.4.2 of this Agreement. If a Party initiates an audit through a notice to the other Party within the time period provided herein, the records and documents related to such audit are required to be maintained under this Section 13.6, then the other Party will retain such records and documents until such audit is complete. If a Party issues an Original Notice pursuant to Article 14, then the Parties will retain the records and documents relating to such dispute until the resolution of such dispute. In maintaining such records and documents, EMC and Duke may rely upon the logs and other meter information routinely recorded by Transmission Providers or utilities responsible for coordination of the purchases and sales. During such twenty-four (24) Month period, either Party, or any third party Representatives of such Party, shall have the right, at its sole expense and during normal working Hours, to examine the records of the other Party, including documents and records held by third parties, to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to this Agreement. The Party requesting the audit shall pay the costs associated with any independent auditor. Upon the request of the auditing Party, the document custodian of the other Party shall certify to the auditing Party that, to the best of such person’s knowledge after reasonable investigation, the documents and records supplied are true and complete and, in the case of copies, are true, complete and correct copies of the original documents requested by the auditing Party.

66

13.6.1 Procedures. EMC may make a written request for Duke to provide access to documents and records to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. Within ten (10) Business Days of the receipt of a written request from EMC, Duke shall either provide EMC, or its Representative, with access to the documents and records which are the subject of the written request or provide EMC with copies of the original documents and records. If Duke elects to provide EMC, or its Representative, with access to the documents and records requested by EMC, EMC or its Representative shall be permitted to make, at its own expense, copies of the documents and records to which it or its’ Representative has been provided access. Any copies made by EMC or its Representative shall be subject to the confidentiality provisions set forth in Section 16.6. If Duke is unable to provide EMC with access or copies within ten (10) Business Days of the receipt of EMC’s written request because it is unable to locate or gain access to such documents and records after reasonable investigation, Duke shall, within ten (10) Business Days of the receipt of such written request, provide EMC with notice describing the reasons for its failure to provide access to or copies of the documents and records, its efforts to obtain such documents and records, and its best estimate of the time in which EMC will be permitted access to or provided copies of such documents and records. The twenty-four (24) Month period provided for in Section 13.5 shall be tolled from the date Duke gives notice describing the reasons for its failure to provide access to or copies of the documents and records until Duke shall have (i) provided EMC with copies or access to all documents and records specified in EMC’s written request or (ii) Duke’s document custodian shall have certified, that to the best of his knowledge after reasonable investigation that such document does not exist or Duke cannot locate or produce such document or records.

13.6.2 Adjustments Resulting from Audits. If any audit or examination under this Section 13.6 reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof shall be made promptly and shall accrue interest at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment shall be made unless objection to the accuracy thereof was made prior to the lapse of twenty-four (24) Months from the rendition thereof, and thereafter any objection shall be deemed waived.

13.6.3 Confidentiality. The auditing Party shall keep confidential any information obtained in the audit. If requested, a Party shall provide to the other Party statements evidencing the quantity of electric energy provided under this Agreement for up to the prior twenty-four (24) Months. If an audit is requested with respect to any records held by the a Party or a third party and those records cannot be disclosed to the requesting Party as a result of a confidentiality obligation, then to the extent legally permissible, the auditing Party shall select an independent auditor to perform the audit consistent with the Parties’ rights under this Agreement and with such confidentiality arrangements as may be required by the confidentiality obligation in question.

67

Article 14

Dispute Resolution

14.1 Arbitration. Except as otherwise provided below, any dispute arising out of or in connection with this Agreement or its performance that cannot be resolved after good faith discussions and negotiations between the Parties as set forth in Section 14.2 shall be submitted to binding arbitration. A dispute with respect to whether a Material Adverse Ruling meets the materiality standard specified in Section 2.3.2.2(c)(1) or (c)(2) shall be subject to dispute resolution pursuant to Section 2.3.2.2.2. A dispute with respect to an invoice shall first be subject to the procedures set forth in Section 13.5, and if such dispute is not resolved in accordance with such procedures, then such dispute shall be submitted to binding arbitration in accordance with this Article 14. Any arbitration commenced under this Article 14 shall be conducted in accordance with the North Carolina Arbitration Act, N.C.G.S. Section 1-567 et seq., and the non-administered arbitration rules and procedures of the CPR Institute for Dispute Resolution (“CPR”) in effect at the time arbitration is commenced, except where specifically modified by this Agreement.

14.2 Negotiation and Notice of Arbitration. Prior to initiating arbitration hereunder, a Party shall provide the other Party with written notice of the dispute, a proposed means for resolving the same, and support for the Party’s position (“Original Notice”). Thereafter, Representatives of the Parties shall meet in person to discuss the matter and attempt in good faith to reach a negotiated resolution of the dispute. The Parties agree to provide and exchange supporting facts, records and information regarding the dispute (including calculation and bases) as part of the good faith negotiations. If the Parties have not agreed upon a resolution of the dispute within thirty (30) Days after the provision of the Original Notice or such other time period as the Parties may agree in writing to allow for discussions and negotiation (“Negotiation Period”), then at any time after the end of the Negotiation Period, a Party may provide written notice to the other declaring an impasse (“Impasse Notice”) and initiating binding arbitration in accordance with the further provisions of this Article 14. A Party providing an Impasse Notice shall also contemporaneously notify all entities within the EMC Group of the provision of its Impasse Notice.

14.3 Individual, Joint or Consolidated Arbitration. If, within thirty (30) Business Days of EMC’s provision of an Impasse Notice, Piedmont and/or Rutherford also provides an Impasse Notice relating to substantially the same issue as raised by EMC’s Impasse Notice, or if Duke contemporaneously provides each of EMC, Piedmont and/or Rutherford an Impasse Notice relating to substantially the same issue, then each entity within the EMC Group shall have ten (10) Business Days following the expiration of such thirty (30) Business Day period to provide written notification to Duke stating whether or not such entity will voluntarily proceed in a joint or combined arbitration.

If EMC and one or more of the entities within the EMC Group that have provided or received Impasse Notices within the specified time period relating to substantially the same issue elect to proceed individually or in more than one arbitration proceeding, Duke shall have the right to file a motion to consolidate such Impasse Notices with EMC’s Impasse Notice in a single proceeding. The motion to consolidate such Impasse Notices shall be served within ten (10)

68

Business Days of the date when each entity within the EMC Group has provided notice as to whether or not it will voluntarily proceed in a consolidated arbitration. Duke’s motion to consolidate shall be decided in the first commenced arbitration by one arbitrator (if the Streamlined Arbitration Process is used) or one (1) arbitration panel (if the Standard Arbitration Process is used), provided that the arbitrator(s) shall satisfy the qualifications required pursuant to the third sentence of Section 14.6.1(1) or Section 14.6.2(2), as applicable, with respect to all entities in the arbitration proceedings that are the subject of the motion to consolidate. If Impasse Notices are simultaneously given by EMC and one or more other entities within the EMC Group, then Duke shall have sole discretion to designate which of the Impasse Notices shall be treated as the first given for purposes of determining which arbitrator(s) shall decide the motion to consolidate, and shall provide written notice of such designation in the motion to consolidate arbitrations. The procedures set forth in Sections 14.6.1 and 14.6.2 for each arbitration proceeding in which the motion to consolidate was not filed shall be held in abeyance pending the decision on the motion to consolidate by the arbitrator(s) in the arbitration proceeding in which the motion to consolidate was filed.

In determining whether consolidation of one or all is appropriate, the arbitrator(s) shall consider whether the same or substantially similar issue or issues will be subject to the arbitration(s); EMC’s reasons for opposing consolidation and Duke’s reasons for seeking consolidation; and the fundamental fairness and efficiency in proceeding individually, jointly or consolidated. The arbitrator(s) decision on the motion to consolidate shall be binding on the Parties and not subject to appeal.

In the event the motion to consolidate is denied (unless otherwise agreed by the Parties and the other entities of the EMC Group that have provided or received such Impasse Notices), the arbitrations shall each proceed, subject to resolution of scheduling issues, with no arbitration being stayed as a result of the denial of the motion. In the event the motion to consolidate is granted, each entity within the EMC Group, other than the entity which is a party to the proceeding in which the motion to consolidate was filed, shall move for dismissal of the respective arbitration actions in which it is a party.

14.3.1 Individual Treatment of EMC in Joint or Consolidated Arbitration. For purposes of joint or combined arbitration, all of the entities within the EMC Group participating in the proceeding shall be treated as one (1) Party for purposes of Article 14, with the following exceptions. First, EMC shall be treated as a separate Party for purposes of Selection of Arbitration Process set forth in Section 14.4. Second, EMC may reach its own independent, voluntary resolution with Duke and may pursue its own strategy and prosecute its case with its own legal counsel in the joint or combined arbitration. Third, EMC will be treated as a separate Party for purposes of discovery in Section 14.6.1(4) or 14.6.2(4). Fourth, EMC will be treated as a separate Party for purposes of a Submission and for the adoption of the resolution and the associated monetary amount with respect to the ultimate decision of the arbitrator(s). Fifth, EMC will be treated as a separate Party for purposes of the third sentence of Section 14.6.1(1) and Section 14.6.2(2).

14.4 Selection of Arbitration Process. No later than thirty (30) Days following receipt of the Impasse Notice, or any longer time period as agreed to by the Parties, the Parties shall agree on which arbitration process specified herein to use: either the Standard Arbitration Process or the

69

Streamlined Arbitration Process. Should the Parties fail to agree on the arbitration process within thirty (30) Days following receipt of the Impasse Notice, then the Standard Arbitration Process shall be used; provided however, that the Streamlined Arbitration Process shall be used for any dispute where the damages in dispute or other monetary value at stake is alleged to be two hundred fifty thousand dollars ($250,000) or less for EMC or Duke, or in a joint or combined proceeding two hundred and fifty thousand dollars ($250,000) or less for each entity within the EMC Group that is participating in the proceeding. If the damages in dispute or other monetary value at stake in a combined proceeding is alleged to be two hundred fifty thousand dollars ($250,000) or less for EMC and at least one (1) other of the entities within the EMC Group participating in a joint or combined proceeding, the Streamlined Arbitration Process shall be used upon the request of either Party (or any of the other entities within the EMC Group participating in the proceeding) made within thirty (30) Days following the receipt of the Impasse Notices.

14.5 Initiation of Arbitration. Unless otherwise agreed by the Parties and except as provided for in Section 14.3, arbitration shall be deemed to be initiated when the arbitration process is agreed upon or otherwise determined pursuant to Section 14.4 (“Selection Date”).

14.6	Arbitration Processes.

14.6.1 Standard Arbitration Process. The following shall be the process that is used, in accordance with this Article 14, as the Standard Arbitration Process under this Agreement. By mutual agreement, the Parties may in any given arbitration and for the purposes of that arbitration alone modify or forego any procedural requirement or rule specified hereunder as part of the Standard Arbitration Process:

(1) Selection of Arbitrators. The Party initiating arbitration shall nominate one (1) arbitrator no later than fifteen (15) Days following the Selection Date. The other Party shall nominate one (1) arbitrator no later than thirty (30) Days after the Selection Date. Each of the two Party-nominated arbitrators shall be unaffiliated with any of the Parties or their predecessors or Affiliates; shall not be current or former employees of the nominating Party or its predecessors or Affiliates and shall be without material financial alliance with the nominating Party or its predecessors or Affiliates such that said arbitrator is able to participate in the arbitration without evident partiality or actual bias in favor of the nominating Party; unless such pecuniary interest or affiliation is expressly acknowledged and waived by all Parties. The two (2) arbitrators shall jointly appoint a third (3rd), neutral arbitrator within thirty (30) Days after the nomination of the second (2nd) arbitrator. The neutral arbitrator shall be the chairperson of the tribunal. This thirty (30) Day period may be extended to sixty (60) Days by agreement of both Parties. If the two (2) arbitrators are unable to agree on a third (3rd) arbitrator within the specified time period, then a third (3rd) arbitrator shall be selected by the CPR with due regard given to the selection criteria herein and in the subsequent subsections of Article 14 and input from the Parties and other arbitrators. The Parties shall request CPR to complete selection of the third (3rd) arbitrator no later than thirty (30) Days following their request for selection of the arbitrator. Costs charged by CPR for this service shall be borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be

70

borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration. In the event CPR should fail to select the third (3rd) arbitrator within thirty (30) Days following the Parties’ request for selection of the arbitrator, then any Party may petition a court of competent jurisdiction in the State of North Carolina to select the third (3rd) arbitrator. Due regard shall be given to the selection criteria and input from the Parties and other arbitrators. Each of the arbitrators shall take an oath of neutrality.

(2) Additional Qualifications of Arbitrators. Unless otherwise agreed to by the Parties, each of the arbitrators shall be competent and experienced in matters involving the electricity business in the United States. Such experience shall be conclusively demonstrated by ten (10) years or more of electric industry experience as a practicing attorney or other experience or expertise as agreed to by the Parties.

(3) Replacement of Arbitrators. If prior to the conclusion of the arbitration any arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator with the qualifications specified herein shall be appointed in the manner and timeframe (such timeframe starting anew following the unavailability of the arbitrator to be replaced) described in Section 14.6.1(1) above.

(4) Discovery. Discovery and other pre-hearing procedures shall be conducted as set forth herein, as otherwise agreed by the Parties, or if they cannot agree, as determined by a majority of the arbitrators. Each Party shall have the right to propound up to ten (10) interrogatories, the right to request relevant documents and records, conduct depositions (including depositions of experts), designate experts, and obtain the opinion of opposing experts.

(5) Hearing. Within fifteen (15) Days after completion of discovery, each Party shall contemporaneously submit by overnight delivery and electronic mail to the arbitrators a precise statement of the dispute, a proposed resolution of the dispute, including a monetary amount and the supporting calculations if applicable, and the factual and/or legal support therefor (the “Submission”). The next Business Day the Parties shall exchange complete Submissions by overnight delivery and electronic mail. Within fifteen (15) Days after receiving the other Party’s Submission, each Party may submit by overnight delivery and electronic mail to the other Party and the arbitrators a reply statement to the other Party’s Submission. The Parties shall conduct a hearing in Charlotte, North Carolina no later than the later of (i) sixty (60) Days following selection of the third (3rd) arbitrator, (ii) forty-five (45) Days after all pre hearing discovery has been completed, or (iii) forty-five (45) Days after the issuance of the arbitrators’ decision denying a motion to consolidate pursuant to Section 14.3, at which the Parties shall present such evidence, argument, and witnesses as they may choose. Prior to the beginning of the hearing, the Parties may submit a joint statement of undisputed facts and/or issues to be resolved, if the Parties so agree to submit such statement or if the arbitrators order submission of the statement. If the Parties agree, or if allowed by a majority of the arbitrators, the Parties each may submit a post-hearing brief to the arbitrators within ten (10) Business Days of completion of the hearing. No reply briefs shall be allowed unless otherwise permitted by a majority of the arbitrators.

71

14.6.2 Streamlined Arbitration Process. The following shall be the process that is used, in accordance with this Article, as the Streamlined Arbitration Process under this Agreement. By mutual agreement, the Parties may in any given arbitration and for the purposes of that arbitration alone modify or forego any procedural requirement or rule specified hereunder as part of the Streamlined Arbitration Process:

(1) Selection of Arbitrator. No later than thirty (30) Days following the Selection Date, the Parties shall agree upon a single arbitrator to conduct the arbitration. If the Parties are unable to agree on an arbitrator, then the arbitrator shall be selected by the CPR with due regard given to input from the Parties and in conformity with the qualifications specified herein. The Parties shall request CPR to complete selection of the arbitrator no later than thirty (30) Days following their request for selection of an arbitrator. Costs charged by CPR for this service shall be borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration. In the event CPR should fail to select the arbitrator within seventy-five (75) Days after the Selection Date, then any Party may petition a court of competent jurisdiction in the State of North Carolina to select the arbitrator. Due regard shall be given to the selection criteria and input from the Parties. The arbitrator shall take an oath of neutrality.

(2) Qualification of the Arbitrator. The arbitrator shall be unaffiliated with any of the Parties or their predecessors or Affiliates, such that the arbitrator:

(a) Shall not be a current or former employee, advisor, attorney or consultant;

(b) Shall be without material financial alliance, such that said arbitrator is able to participate in the arbitration without evident partiality or bias, unless such pecuniary interest or affiliation is expressly acknowledged and waived by all Parties;

(c) Shall be competent in matters involving the electricity business in the United States and shall have ten (10) years or more of electric industry experience as a practicing attorney or such other experience or expertise as agreed by the Parties; and

(d) Shall take an oath of neutrality.

(3) Replacement of Arbitrator. If prior to the conclusion of the arbitration the arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator with the qualifications specified herein, shall be appointed in the manner and timeframe (such timeframe starting anew following the unavailability of the arbitrator to be replaced) described in Section 14.6.2(1) above.

(4) Discovery. Discovery and other pre-hearing procedures shall be conducted as set forth herein, as otherwise agreed by the Parties, or if they cannot agree,

72

as determined by the arbitrator. Each Party shall have the right to propound up to ten (10) interrogatories, the right to request relevant documents and records, conduct at least three (3) depositions, in addition to obtaining discovery of the opinions of any experts and the right to depose any experts (which are not included in the three (3) depositions above). Additional discovery may be conducted only as allowed by the arbitrator or agreed by the Parties.

(5) Hearing. Within fifteen (15) Days after completion of discovery, each Party shall contemporaneously submit a Submission by overnight delivery and electronic mail to the arbitrator. The next Business Day, the Parties shall exchange complete Submissions by overnight delivery and electronic mail. Within fifteen (15) Days after receiving the other Party’s Submission, each Party may submit by overnight delivery and electronic mail to the other Party and the arbitrator a reply statement to the other Party’s Submission. The Parties shall conduct a hearing in Charlotte, North Carolina no later than the later of (i) forty-five (45) Days following selection of the arbitrator, (ii) forty-five (45) Days after all pre-hearing discovery has been completed, or (iii) forty-five (45) days after the issuance of the arbitrator(s)’ decision denying a motion to consolidate pursuant to Section 14.3, at which the Parties shall present such evidence, witnesses, and argument as they may choose. Unless otherwise ordered by the arbitrator, at least two (2) Days prior to the beginning of the hearing, the Parties may submit a joint statement of undisputed facts and/or issues to be resolved if the Parties so agree to submit such statement or if the arbitrator orders submission of the statement. If the Parties agree, or if allowed by the arbitrator, the Parties may each submit a post-hearing brief to the arbitrator within ten (10) Business Days of completion of the hearing. No reply briefs shall be allowed unless otherwise permitted by the arbitrator.

14.7 Decision. The arbitrator (if the Streamlined Arbitration Process is used) or a majority of the arbitrators (if the Standard Arbitration Process is used) shall render his or their decision in favor of one Party or the other by adopting the resolution and the associated monetary amount requested by the prevailing Party in its Submission. The arbitrator(s) must determine the prevailing Party by interpreting the meaning and intent of the language of this Agreement, applying the applicable Law to the relevant facts and selecting the arbitration ruling proposed by the Parties that most closely correlated to their decision based upon this Agreement, the applicable Law and the relevant facts. In rendering the decision, the arbitrator(s) shall interpret and apply the terms and conditions of this Agreement, and consider any relevant evidence and testimony, but shall not have the power to add to or modify any provision of this Agreement or to recommend any additions or modifications or to render a decision that does not adopt the resolution and the associated monetary amount requested by the prevailing Party in its Submission. The arbitrator(s) shall render a decision within thirty (30) Days following the later of the conclusion of the hearing or the submission of post-hearing briefs. The decision shall be rendered in writing and shall be final and binding upon the Parties. The decision may be filed in a court of competent jurisdiction, confirmed and may be enforced by any Party as a final judgment in such court, but shall have no precedential effect on future arbitrations under or arising out of this Agreement except for purposes of enforcement in a court of competent jurisdiction or for the assertion of collateral estoppel/issue preclusion or res judicata/claim preclusion in another proceeding. The Parties expressly acknowledge that no appeal of the arbitrator’s (or arbitrators’) decision shall be allowed. Except as provided in Section 16.6.4 of this Agreement, the arbitrator(s) shall have no authority to award special, exemplary, punitive, or consequential damages.

73

14.8 Expenses. The compensation and expenses of the arbitrator(s) shall be chargeable to and borne one-half (1/2) by Duke and one-half (1/2) by EMC; provided, that if the arbitration proceeds as a consolidated proceeding pursuant to Section 14.3, the costs charged by CPR shall be borne one-half (1/2) by Duke and one-half (1/2) by the entities within the EMC Group that participate in such consolidated arbitration; provided, however, that each Party shall bear the compensation and expenses of its own counsel and any retained or expert witnesses. Any costs incurred by a Party in seeking judicial enforcement of any final decision rendered by arbitration conducted under this Article 14 shall be chargeable to and borne exclusively by the Party against whom such court order is obtained. It is expressly acknowledged that the failure of the entities within the EMC Group that participate in a consolidated arbitration to reach agreement on the allocation of costs among such entities shall not increase Duke’s share of the costs incurred under this Section 14.8 or Sections 14.6.1(1) or 14.6.2(1) above one-half (1/2) of the total costs at issue.

14.9 Effect of Dispute Resolution Procedures. The initiation of the dispute resolution procedures under this Article 14 shall not affect the Parties’ respective obligations and rights under this Agreement during the pendency of any such procedures.

14.10 Confidentiality. The existence, contents, or results of any arbitration proceeding under this Article 14 shall be deemed to be Confidential Information and shall be subject to the confidentiality provisions set forth in Section 16.6.

Article 15

Credit and Collateral Requirements

15.1 Posting of Collateral. To protect either Party against potential default of payment or performance, any Party that experiences a Material Adverse Change (“MAC”) shall post as collateral an amount equal to the two (2) highest Months of Duke’s billings to EMC for the previous twelve (12) Months. Such collateral shall be provided by the Party experiencing the MAC in cash, depository agreements, or letters of credit from a financial institution reasonably acceptable to the Party not experiencing the MAC within three (3) Business Days after the date on which the MAC occurs. Any such depository agreement or letter of credit shall be in a form satisfactory to the Party not experiencing the MAC in its reasonable discretion. A financing institution participating in a depository agreement or providing a letter of credit entered into for purposes of this Section 15.1 shall be deemed reasonably acceptable by the Party not experiencing the MAC if it has and maintains a minimum long term credit rating of A- or better from S&P, A3 or better from Moody’s or A- or better from Fitch Ratings, or is with or from CFC and/or CoBank.

15.2 Material Adverse Change. Duke shall be deemed to have experienced a MAC if its unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated below BBB- by S & P and below Baa3 by Moody’s. EMC shall be deemed to have experienced a MAC (a) if it fails to meet the then-current Debt Service Coverage Ratio required

74

of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) Years, and (b) the then-current Times Interest Earned Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) Years. The failure by either Party to timely fulfill a payment or reimbursement obligation, including, in the case of Duke a failure to pay Cover Costs, under this Agreement also shall constitute a MAC by that Party.

15.3 Continuing Nature of Collateral Requirement. The Party experiencing the MAC must continue to post the collateral until the MAC is cured. The Party not experiencing the MAC shall have the right to draw upon, use, and dispose of all collateral that is posted under Section 15.1, if the Party experiencing the MAC fails to fulfill any of its payment or reimbursement obligations, including, in the case of Duke a failure to pay Cover Costs, under this Agreement, and such failure constitutes an Event of Default. In the event any collateral is drawn upon by the Party not experiencing the MAC in accordance with the provisions of Section 15.5, the Party experiencing the MAC shall within three (3) Business Days fully replenish the collateral to the monetary amount required by Section 15.1.

15.4 Interest on Cash Used as Collateral. Any interest earned on collateral held under a depository agreement with a financial institution shall be paid to the Party posting the collateral in accordance with the terms of the depository agreement. If cash collateral is posted, the Party holding the cash collateral shall pay interest to the Party posting the cash collateral at the Federal Funds Effective Rate. The Federal Funds Effective Rate is the rate for that Day opposite the caption “Federal Funds (Effective)” as set forth in the weekly statistical release designated as H.15(519), or any successor publication published by the Board of Governors of the Federal Reserve System. The Party posting the cash collateral shall invoice the Party holding the cash collateral for interest accrued during the previous Month and the Party holding the cash collateral shall pay such amount within ten (10) Days of receipt of such invoice.

15.5 Grant of Security Interest/Remedies. To secure their obligations under this Agreement, any Party posting collateral under Section 15.1 hereby grants to the Party not experiencing the MAC a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral, cash equivalents collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, that Party, and the posting Party agrees to take such action as the non-posting Party reasonably requires in order to perfect the non-posting Party’s first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of the rights and remedies of a secured party with respect to all collateral, including any such rights and remedies under Law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent; (iii) draw on any outstanding letter of credit issued for its benefit; and (iv) liquidate all collateral then held by or for the benefit of the Non-Defaulting Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Party drawing upon the collateral shall apply the collateral drawn upon or otherwise realized upon the exercise of any rights or remedies granted under this Section 15.5, to reduce the obligations of

75

the Party posting the collateral under this Agreement (the posting Party remaining liable for any amounts owing after such application), and to return any surplus collateral or proceeds remaining after the posting Party’s obligations are satisfied in full.

15.6 Notice, Information. Each Party shall provide the other Party written notice within two (2) Business Days of the occurrence of an MAC affecting the notifying Party or of the occurrence of any event that may reasonably cause a MAC. Duke shall provide EMC a copy of Duke’s annual report, and any amendments thereto, within thirty (30) Days after the issuance/filing with the Securities and Exchange Commission of such report or amendment. EMC shall provide Duke with (a) a copy of EMC’s RUS Form 7 each Year, and any amendments to such Form 7, within thirty (30) Days after the filing of such report or amendment with RUS, and (b) the annual Debt Service Coverage Ratio and Times Interest Earned Ratio required of EMC by RUS for the Year in which the Effective Date occurs and for the two (2) immediately preceding Years.

15.7	Definitions.

“Accounting Requirements” means any system of accounts prescribed by a federal regulatory authority having jurisdiction over the applicable Party or, in the absence thereof, the requirements of generally accepted accounting principles applicable to businesses similar to that of the applicable Party; and provided, further, that EMC may use a uniform system of accounts prescribed from time-to-time by the RUS.

“CFC” means the National Rural Utilities Cooperative Finance Corporation.

“CoBank” means CoBank, ACB.

“Depreciation and Amortization Expense” shall mean an amount constituting the depreciation and amortization of EMC computed pursuant to Accounting Requirements. As used in the calculation of the Debt Service Coverage Ratio, Depreciation and Amortization Expense shall mean the amount reported on the RUS Form 7, Part A, Line 12(b), its successor, or the equivalent.

“Debt Service Coverage Ratio” means the ratio determined as follows: for any Year add (i) Patronage Capital or Margins (RUS Form 7, Part A, Line 28(b), or its successor), plus (ii) Interest Expense (RUS Form 7, Part A, Lines 15(b) and 16(b), or its successor), plus (iii) Depreciation and Amortization Expense for such year (RUS Form 7, Part A, Line 12(b), or its successor), plus (iv) Short Term Interest Expense; and divide such total by the sum of all payments of Principal and Interest Expense during such year (RUS Form 7, Part N, Line 12(d), or its successor) plus Short Term Interest Expense; provided however, that in the event that any long-term debt has been refinanced during such Year the payments of Principal and Interest Expense required to be made during such Year on account of such long-term debt shall be based (in lieu of actual payments required to be made on such refinanced long-term debt) upon the larger of (a) an annualization of the payments required to be made with respect to the refinanced debt during the portion of such Year such refinancing debt is outstanding or (b) the payment of Principal and Interest Expense required to be made during the following Year on account of such refinancing debt.

76

“Equity” shall mean EMC’s equities (RUS Form 7, Part C, Line 35, its successor, or the equivalent) computed pursuant to the Accounting Requirements.

“Interest Expense” as used in the calculation of the Debt Service Coverage Ratio, Interest Expense shall mean the amount reported on the RUS Form 7, Part A, Lines 15(b) and 16(b), its successor, or the equivalent.

“Material Adverse Change” or “MAC” shall have the meaning specified in Section 15.2.

“Patronage Capital or Margins” as used in the calculation of the Debt Service Coverage Ratio or TIER, shall mean the amount currently reported in the RUS Form 7, Part A, Line 28(b), its successor, or the equivalent.

“Principal and Interest Expense” shall mean that amount of principal billed on account of total long-term debt of EMC as computed pursuant to the Accounting Requirements. As used in the calculation of the Debt Service Coverage Ratio, Principal and Interest Expense shall mean the amount currently reported on RUS Form 7, Part N, Line 12(d), or its equivalent.

“Restricted Rentals” shall mean all rentals required to be paid under finance leases and charged to income, exclusive of any amounts paid under such lease (whether or not designated therein as rental or additional rental) for maintenance or repairs, insurance, taxes, assessments, water rates or similar charges. For the purpose of this definition the term “finance lease” shall mean any lease having a rental term (including the term for which such lease may be renewed or extended at the option of the lessee) in excess of three (3) years and covering property having an initial cost in excess of two hundred fifty thousand dollars ($250,000) other than automobiles, trucks, trailers, other vehicles (including aircraft and ships), office, garage and warehouse space and office equipment (including computers).

“Short Term Interest Expense” shall mean an amount constituting the interest expense with respect to the total short-term debt of EMC, computed pursuant to Accounting Requirements, provided that all short-term debt obtained from either CFC or CoBank shall be excluded.

“Times Interest Earned Ratio” or “TIER” shall mean the ratio determined as follows for each year: add (i) Patronage Capital or Margins of EMC and (ii) Interest Expense of EMC, and divide the total so obtained by Interest Expense of EMC.

77

Article 16

Additional Terms

16.1 Representations Warranties and Covenants.

16.1.1 Representations and Warranties.

16.1.1.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party on the Effective Date, the Commencement Date and the first Day of any Extension Term that:

(1) There is not pending or, to its knowledge, threatened against it or any of its Affiliates any Legal Proceeding that could materially adversely affect its ability to perform its obligations under this Agreement;

(2) No event with respect to it has occurred or is continuing that would constitute an Event of Default, and no such event would occur as a result of its entering into or performing its obligations or circumstances under this Agreement;

(3) It is acting as principal for its own account and has made its own independent decision to enter into this Agreement;

(4) It has knowledge and experience in financial matters and in the electric industry that enables it to evaluate the merits and risks of this Agreement, and it is capable of assuming such risks. It is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate and proper for it based on its own judgment, is not relying upon the advice or recommendations of the other Party in doing so, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions, and risks of this Agreement;

(5) It has entered into this Agreement in connection with the conduct of its business, and it has the capacity or ability to make or take delivery of all products or services referred to in this Agreement;

(6) The other Party is not acting as a fiduciary or an advisor with respect to this Agreement;

(7) It is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it that could result in it being or becoming Bankrupt; and

(8) It is an entity subject to the procedures and substantive provisions of the United States Bankruptcy Code applicable to U.S. corporations generally.

78

16.1.1.2 Continuing Mutual Representations. Each Party represents, and warrants that on each of the Effective Date, the Commencement Date and throughout the Term, it will cause the following to be materially true and correct:

(1) It is duly organized, validly existing and in good standing under the Laws of the state of its incorporation;

(2) It has all requisite corporate power to own, operate and lease its properties and carry on its business as contemplated by this Agreement;

(3) Subject to the conditions provided for in Article 3, it has all lender authorizations and authorizations from Governmental Authorities necessary for it to legally perform its obligations under this Agreement;

(4) The execution, delivery and performance of this Agreement and any other documentation it is required to deliver under this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents, any contract or other agreement to which it is a party or any Law applicable to it;

(5) The individual(s) executing and delivering this Agreement and any other documentation required to be delivered under this Agreement are duly empowered and authorized to do so at the time of such execution and delivery; and

(6) This Agreement has been duly and validly executed and delivered by such Party and constitutes such Party’s legally valid and binding obligation enforceable against it in accordance with the terms thereof, subject to any Equitable Defenses.

16.1.1.3 Additional Representations and Warranties of Duke. Duke further represents and warrants that:

(1) Subject to the conditions provided for in Article 3, Duke is fully authorized to sell the electric capacity and energy and Scheduling Agent Services it is obligated to provide under this Agreement at the rates and terms contemplated by this Agreement;

(2) Nothing in Duke’s contracts with other parties prevents Duke from fully performing its obligations under this Agreement; and

(3)(a) As of the Effective Date, Duke is a wholly owned direct subsidiary of Duke Energy Corporation, a Delaware corporation; and

(b) The provisions of the NCUC Order dated March 24, 2006, issued in Docket No. E-7, Sub. 795, the merger between Duke Energy Corporation, a North Carolina corporation, and Cinergy Corp., which closed on April 3, 2006, and the conversion of Duke Energy Corporation,

79

a North Carolina corporation, to Duke on April 3, 2006, did not adversely affect (1) the franchise granted to Duke by the NCUC to provide NCUC regulated electric power generation, transmission, distribution, delivery, or sales and other related services to the Duke Native Load customers located within the State of North Carolina, (2) the assets constituting Duke’s Generation System, or (3) Duke’s ability to perform its obligations under this Agreement.

16.1.1.4 Additional Representations and Warranties of EMC. EMC further represents and warrants that:

(1) Subject to the conditions provided for in Article 3, EMC is fully authorized to purchase the electric energy and capacity, and Scheduling Agent Services provided under this Agreement at the rates and terms contemplated by this Agreement; and

(2) Nothing in EMC’s contracts with other parties prevents EMC from fully performing its obligations under this Agreement.

16.1.2 Covenants.

16.1.2.1 Duke. Duke covenants that: (i) neither Duke nor any of its Affiliates or subsidiaries shall, during the Term, take any action that could reasonably be anticipated to cause Duke to lose its authority to make wholesale sales of power as contemplated under this Agreement; (ii) Duke shall not take any action during the Term that could reasonably be anticipated to cause EMC to lose its authority to purchase electric capacity and energy and Scheduling Agent Services, as contemplated by this Agreement and, as a result, EMC loses its authority to purchase electric capacity and energy and Scheduling Agent Services; and (iii) Duke shall perform its obligations under this Agreement in accordance with Prudent Utility Practice, including applicable NERC and SERC guidelines, and the Transmission Provider’s OATT.

16.1.2.2 EMC. EMC covenants that: (i) it shall not, during the Term, take any action that could reasonably be anticipated to cause it to lose its authority to purchase, or Duke to lose its authority to provide, the electric capacity and energy and Scheduling Agent Services as contemplated by this Agreement and, as a result, EMC loses its authority to purchase or Duke loses its authority to provide electric capacity and energy and Scheduling Agent Services; (ii) it shall, in the event one of the sellers under a contract pursuant to which EMC has acquired an EMC Contract Resource breaches the terms of the contract in a manner that materially affects the quality or quantity of deliveries under such contract, use Commercially Reasonable Efforts to pursue the enforcement of EMC’s contract rights; (iii) electric energy delivered by MSCG under the PPA qualifies as Firm Energy; and (iv) EMC shall perform its obligations under this Agreement in accordance with Prudent Utility Practice, including applicable NERC and SERC guidelines, and the Transmission Provider’s OATT.

80

16.2 Assignment.

16.2.1 General.

16.2.1.1 Duke shall not assign this Agreement or its rights hereunder without the prior written consent of EMC, which consent shall not be unreasonably withheld; provided, however, that Duke may, without the consent of EMC, (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (without relieving itself from liability hereunder), or (b) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of Duke’s Generation System, and whose unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the alternative, whose obligations under this Agreement are guaranteed by a guarantor that meets the foregoing credit standards, provided that the form of the guaranty shall be reasonably satisfactory to EMC). Duke shall be relieved of all liability under this Agreement arising on and after the effective date of an assignment that satisfies the requirements of subpart (b) above.

16.2.1.2 EMC shall not assign this Agreement or its rights hereunder without the prior written consent of Duke, which consent shall not be unreasonably withheld; provided, however, that EMC may, without the consent of Duke, (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements (without relieving itself from liability hereunder), or (b) transfer or assign this Agreement to any person or entity (A) succeeding to substantially the same Service Area and retail load as the EMC Native Load and to EMC’s rights under the EMC Contract Resources, and (B):

(i) if the transferee or assignee is an electric membership corporation organized under Article 2 Chapter 117 of the North Carolina General Statutes, it meets both the then-current Debt Service Coverage Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) years, and the then-current Times Interest Earned Ratio required of EMC by RUS, as determined by averaging the two (2) highest annual ratios during the most recent three (3) years, or

(ii) if the transferee or assignee is not an electric membership corporation organized under Article 2 Chapter 117 of the North Carolina General Statutes, then its unsecured, senior long-term debt obligations not supported by third party credit enhancements are rated BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the alternative, whose obligations under this Agreement are guaranteed by a guarantor that meets the foregoing credit standards, provided that the form of the guaranty shall be reasonably satisfactory to Duke). EMC shall be relieved of all liability under this Agreement arising on and after the effective date of an assignment that satisfies the requirements of this subpart (B)(ii).

16.2.1.3 This Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties. Any assignment made without a consent required hereunder shall be void and of no force or effect as against the non-consenting Party. No sale, assignment, transfer, or other disposition permitted by this Agreement shall affect, release, or discharge any Party from its rights or obligations under this Agreement, except as may be expressly provided by this Agreement or by written agreement of the Parties.

81

16.2.2 Assignment For Security. Notwithstanding any other provision of this Agreement, a Party, without the other Party’s consent but, if such assigning Party is then a borrower of the RUS, only with the consent of the Administrator, may assign, transfer, mortgage or pledge its interest in this Agreement as security (an “Assignment for Security”) for any obligation secured by any indenture, mortgage, or similar lien on its system assets without limitation on the right of the secured party to further assign this Agreement, including the assignment to create a security interest for the benefit of the Government, acting through the Administrator, or for the benefit of any third party.

16.2.3 Assignment By Administrator. After any Assignment for Security to the Administrator or other secured party (including any indenture trustee under any indenture securing the obligations of the Party), the Administrator or other secured party, without the approval of the other Party, may (i) cause the interest in this Agreement of the Party who made the Assignment for Security to be sold, assigned, transferred or otherwise disposed of to a third party pursuant to the terms governing such Assignment for Security, or (ii) if the Administrator or other secured party first acquires this Agreement, sell, assign, transfer or otherwise dispose of this Agreement to a third party; provided, however, that in either case the Party who made the Assignment for Security is in default of its obligations to the Administrator or other secured party that are secured by such security interest.

16.3 Liability and Indemnification.

16.3.1 Indemnity. Each Party shall indemnify, defend, and hold harmless the other Party from and against:

(1) Any Claims arising from or out of any event, circumstance, act, or incident first occurring or existing during the period when control and title to any electric energy is vested in such Party as provided in Section 4.5, and

(2) Any Governmental Charges for which such Party is responsible under Section 16.7.2.

Notwithstanding the foregoing, no Party will be required to indemnify, defend, or hold harmless any other Party from any losses or Claims under this Section 16.3.1 to the extent that such loss or Claim was caused by the other Party’s gross negligence or willful misconduct.

16.3.2 Liability Limitations.

16.3.2.1 Limitation of Remedies. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE RESPONSIBLE PARTY’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR

82

DAMAGES AT LAW OR IN EQUITY ARE WAIVED REGARDLESS OF THE FAULT, NEGLIGENCE, OR STRICT LIABILITY OF THE PARTY WHOSE LIABILITY IS RELEASED OR LIMITED THEREBY.

IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, AND EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN SECTION 16.6.4, THE RESPONSIBLE PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES (INCLUDING INTEREST AS PERMITTED BY APPLICABLE LAW) ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED (EXCEPT AS PROVIDED IN SECTION 16.29).

UNLESS EXPRESSLY HEREIN PROVIDED, (INCLUDING AS PROVIDED IN SECTION 16.6.4) NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, MULTIPLE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR IN CONTRACT UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE.

16.3.2.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY, WITH RESPECT TO THE SUPPLY OF ELECTRIC ENERGY AND CAPACITY TO THE OTHER, EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

16.3.2.3 Duty to Mitigate. Each Party agrees that is has a duty to mitigate damages, and each covenants that it shall use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party’s performance or nonperformance of this Agreement.

16.4 Force Majeure. Unless otherwise provided by this Agreement, the term “Force Majeure” means an event or circumstance that: (i) prevents the Party claiming to be affected by it (the “Claiming Party”) from performing its obligations in whole or in part under this Agreement; (ii) is not within the reasonable control of the Claiming Party, or the result of the negligence of the Claiming Party, and (iii) by the exercise of due diligence, the Claiming Party is unable to overcome in a commercially reasonable manner, and, without limiting the scope of the definition, includes acts of God, or the public enemy, or insurrection, riot, acts of terrorism, civil disturbance or disorder, strikes, fire, earthquakes, floods, storms or other natural disasters, or actions or restraints by court order or Governmental Authority or arbitration award (so long as the Claiming Party has not sought or has opposed, to the extent reasonable, such actions or restraints). To the extent that the Claiming Party is prevented by Force Majeure from carrying

83

out, in whole or part, its obligations hereunder and such Party gives notice and details of the Force Majeure to the other Party (the “Non-Claiming Party”) as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations other than the obligation to make payments then due or becoming due in respect to performance prior to the Force Majeure, except as otherwise explicitly provided in this Agreement. The Claiming Party shall remedy the Force Majeure event with all reasonable dispatch. The Non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure during the period that such Force Majeure remains in effect. Duke shall not adversely distinguish between EMC’s Native Load and Duke’s Native Load in claiming an event of Force Majeure.

16.5 Events of Default and Remedies.

16.5.1 Events of Default. For the purposes of this Agreement, an “Event of Default” means, with respect to a Party (a “Defaulting Party”), the occurrence of any of the following:

(1) The failure to make, when due, any payment or reimbursement required by this Agreement (including any amounts to be credited by one Party to the other Party) or to post or maintain collateral required by this Agreement, if such failure is not remedied within three (3) Business Days after receipt of written notice of such failure is given to the Defaulting Party by the other Party (“Non-Defaulting Party”). For the purposes of this Section 16.5.1(1), withholding one half (1/2) of a Disputed Amount in accordance with Section 13.5 shall not constitute failure to make, when due, a payment;

(2) Any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

(3) The failure to perform any material covenant or material obligation set forth in this Agreement (except to the extent constituting a separate Event of Default under this Section 16.5), if such failure is not remedied within three (3) Business Days after receipt of written notice thereof to the Defaulting Party, provided, that a Party’s failure to perform its obligations under Section 16.1.2.1(iii) or Section 16.1.2.2(iv) shall not in and of itself constitute a material failure to perform a material covenant or material obligation unless such failure, in the case of Duke, results in a substantial and continuing degradation in reliability of service hereunder or, in the case of EMC, results in a substantial and continuing degradation in performance hereunder;

(4) Such Party becomes Bankrupt;

(5) The loss of any authorization from Governmental Authorities necessary to perform its obligations hereunder in accordance with the terms of this Agreement;

(6) Such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the

84

time of such consolidation, amalgamation, merger, or transfer, the resulting, surviving, or transferee entity fails to assume all of the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

(7) The occurrence and continuation of a default, event of default, or other similar condition or event that under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than twelve million dollars ($12,000,000) in the case of EMC or one hundred fifty million dollars ($150,000,000) in the case of Duke, that results in the Party’s indebtedness under such agreements or instruments to become immediately due and payable; and

(8) With respect to such Party’s guarantor, if any:

(a)	if any representation or warranty made by a guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

(b)	the failure of a guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after written notice;

(c)	a guarantor becomes Bankrupt;

(d)	the failure of a guarantor’s guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms); or

(e)	a guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

16.5.2 Notice of Event of Default. In the event a Party becomes aware of any event or circumstance that constitutes an Event of Default, such Party shall promptly notify the other Party in writing and by telephone.

16.5.3 Effect of Event of Default. If at any time an Event of Default with respect to a Defaulting Party has occurred and is continuing, the other Party (the “Non-Defaulting Party”) may do one or more of the following:

(1) If an Event of Default under Section 16.5.1(1) persists for ten (10) Days or longer, terminate this Agreement in accordance with the notification required pursuant to Sections 2.3.2.1 and 2.3.3 of this Agreement; or

85

(2) If an Event of Default (other than an Event of Default under Section 16.5.1(1)) persists for sixty (60) Days or longer, terminate this Agreement in accordance with Sections 2.3.2.1 and 2.3.3 of this Agreement, provided, however, that if the Defaulting Party is diligently pursuing cure, but such Event of Default is not capable of being cured within sixty (60) Days, then the period for the Defaulting Party to cure such Event of Default shall be extended from sixty (60) Days to one hundred eighty (180) Days before the Non-Defaulting Party may exercise its right to terminate this Agreement pursuant to this Section 16.5.3(2).

16.5.4 Enforcement of Remedies. The Non-Defaulting Party may exercise any rights or remedies available at law or equity, subject to the provisions of Article 14 and Sections 15.5 and 16.3 of this Agreement. No delay or failure on the part of a Non-Defaulting Party to exercise any right or remedy to which it may become entitled on account of an Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default notwithstanding any delay in enforcing such right. No waiver of any Event of Default shall constitute a waiver of any later Event of Default; all such waivers shall be in writing and shall in no circumstance be deemed effective unless such waiver is made in writing. All of the remedies and other provisions of this Section 16.5 shall be without prejudice and in addition to any right of setoff, recoupment, combination of accounts, lien, or other right to which any Party or any of its Affiliates is at any time otherwise entitled, whether by operation of law or in equity, under contract, or otherwise.

16.6 Confidential Information.

16.6.1 Prior Confidentiality Agreements Unaffected. Any preexisting confidentiality agreements entered into by the Parties pertaining to the negotiation and development of this Agreement shall survive by their terms and shall not be considered modified by this Agreement.

16.6.2 Authorized Disclosure. Each Party agrees to preserve, to the maximum extent permitted by Law, the confidentiality of Confidential Information supplied to it by the other Party either during the negotiations leading to this Agreement or during the course of implementing, performing or winding up this Agreement. A Party may disclose Confidential Information received from the other Party to the receiving Party’s Affiliates, auditors, attorneys, consultants, advisors, persons providing financing to the receiving Party, other entities in the EMC Group that have entered into substantially similar agreements, and to other third parties as may be necessary for the receiving Party to perform its obligations under this Agreement, provided that any such persons agree in writing to be bound by the confidentiality provisions of this Agreement. Notwithstanding anything contained in this Section 16.6, Confidential Information may be disclosed to any Governmental Authority requiring such Confidential Information, provided that: (i) such Confidential Information is submitted under applicable provisions, if any, for confidential treatment by such Governmental Authority; (ii) prior to such disclosure, the Party who supplied the information is given notice of the disclosure requirement (if time permits and the other Party’s counsel determines that such notice is permitted by Law) so that it may take at its own risk and expense whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; and (iii) the Party subject to the Governmental Authority endeavors to protect the confidentiality of

86

any Confidential Information to the extent reasonable under the circumstances and to use its good faith efforts to prevent the further disclosure of any Confidential Information provided to any Governmental Authority. The Parties recognize that Duke is required to file periodic reports with FERC that disclose certain price, quantity, and related data, and such filings shall not be deemed a violation of this section.

16.6.3 Survival of Confidentiality Obligations. Confidential Information received from the other Party shall be kept confidential in accordance with the terms of this Agreement for at least five (5) Years after the termination of this Agreement.

16.6.4 Right to Remedies. In the event of an unauthorized disclosure to a third party, the limitations on remedies contained in Section 16.3.2.1 shall not apply, and, in the event of a breach, Parties shall not have an adequate remedy at law and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach without any requirement to post a bond as a condition of such relief.

16.7 Governmental Liabilities.

16.7.1 Minimization of Tax Liability. Each Party shall use reasonable efforts to implement the provisions of and to administer this Agreement in accordance with the intent of the Parties to minimize all taxes, so long as neither Party is materially adversely affected by such efforts.

16.7.2 Governmental Charges.

16.7.2.1 With respect to sales of electric energy made by Duke to EMC, Duke shall pay or cause to be paid all Governmental Charges imposed by any Government Authority on or with respect to such sales of electric energy to the extent such Governmental Charges arise prior to the Delivery Point. EMC shall pay or cause to be paid all Governmental Charges on or with respect to such sale of electric energy to the extent such Governmental Charges arise after the Delivery Point (other than ad valorem, franchise, or income taxes that are related to the sale of such product and are, therefore, the responsibility of Duke).

16.7.2.2 With respect to sales of electric energy by EMC to Duke, EMC shall pay or cause to be paid all Governmental Charges on or with respect to the sale of the electric energy to Duke.

16.7.2.3 In the event a Party is required by Law to remit or pay Governmental Charges that are the other Party’s responsibility hereunder, the Party ultimately liable for the Governmental Charge shall promptly reimburse the remitting Party for such Governmental Charges; provided further that tax liabilities may be netted pursuant to Section 13.4 of this Agreement. Nothing will obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the Law.

16.7.3 Records. If with respect to either Party, any purchase or sale of electric energy is exempt from Governmental Charges it shall, upon written request of the other Party, provide a certificate of exemption or other reasonably satisfactory evidence of exemption, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any Governmental Charges.

87

16.7.4 Cost of Obtaining FERC Approval. The Parties agree that all fees assessed by FERC, or expenses incurred in obtaining the approval of FERC for this Agreement, shall be the sole responsibility of Duke.

16.7.5 Cost of Obtaining RUS Approval. The Parties agree that all fees assessed by the RUS, or expenses incurred in obtaining the approval of RUS for this Agreement, shall be the sole responsibility of EMC.

16.8 Choice of Law. The validity, interpretation and performance of this Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the Laws of the State of North Carolina. No principle, doctrine, or rule of conflicts of law shall modify or alter the applicability of the Laws of the State of North Carolina to this Agreement.

16.9 Survival of Obligations. Upon the termination of the Parties’ delivery, sale, purchase, and related service obligations under this Agreement, any monies, penalties or other charges due and owing under this Agreement shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due shall be made, as soon as practicable but no later than sixty (60) Days after such termination. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement in accordance with their respective terms. Upon the effective date of any termination of this Agreement, each Party’s obligations provided for in this Agreement will survive termination and remain in effect solely for the purpose of complying with the provisions of this Section 16.9; OTHERWISE, AS PROVIDED IN ARTICLE 2, TERMINATION OF THIS AGREEMENT IS ABSOLUTE, AND NO OTHER OBLIGATIONS, DUTIES, OR RIGHTS WHATSOEVER ARISING UNDER THIS AGREEMENT SHALL REMAIN IN EFFECT FOLLOWING THE TERMINATION OF THIS AGREEMENT.

16.10 Entire Agreement. This Agreement, and the Schedules and Attachments attached hereto, constitute the entire and integrated agreement between the Parties relating to the rates, terms, and conditions set out in this Agreement as of the Effective Date. This Agreement supersedes all prior agreements (other than the Confidentiality Agreement which became fully executed on November 22, 2004) whether oral or written, related to the subject matter of this Agreement. The terms of this Agreement, including any Schedules and Attachments attached hereto, are controlling, and no parol or extrinsic evidence, including but not limited prior drafts or projections of future costs or rates, shall be used to vary, contradict, or interpret the express rates, terms, and conditions of this Agreement or as a basis for challenging the justness and reasonableness of any rate, term, or condition of this Agreement.

16.11	Cost Projections.

16.11.1 Duke Cost Projections. Duke makes no warranties or representations whatsoever concerning any cost or rate projections that it provided in connection with the negotiations leading up to the execution of this Agreement and any such projections provided by

88

Duke under Section 16.26 of this Agreement. EMC assumes the risk of reliance on any projected costs or rates provided by Duke in connection with the negotiations leading up to the execution of this Agreement or any projections provided by Duke under Section 16.26. Any differences between projected costs or rates provided by Duke and actual costs or rates will not limit or in any way affect the rates, terms, or conditions of this Agreement or any of the Parties’ rights and obligations hereunder.

16.11.2 EMC Cost Projections. EMC makes no warranties or representations whatsoever concerning any cost or rate projections that it provided in connection with the negotiations leading up to the execution of this Agreement and any such projections provided by EMC during the Term. Duke assumes the risk of reliance on any projected costs or rates provided by EMC in connection with the negotiations leading up to the execution of this Agreement or any projections provided by EMC during the Term. Any differences between projected costs or rates provided by EMC and actual costs or rates will not limit or in any way affect the rates, terms, or conditions of this Agreement or any of the Parties’ rights and obligations hereunder.

16.12 Unique Agreement. This Agreement shall not establish any precedent for any other services, or be relied upon by either Party for any purpose other than for the services and payments provided herein.

16.13 No Transfer of Rights. Except as explicitly provided herein, nothing in this Agreement shall be construed to transfer any rights or obligations that either Party has under any other agreement to the other Party.

16.14 No Partnership. The Parties are independent contractors. Nothing in this Agreement shall ever be deemed to create or constitute a partnership, joint venture, or association between the Parties, or to impose a trust or partnership duty, obligation, or liability on or with regard to either of the Parties.

16.15 Third Parties. The provisions of this Agreement shall not impart rights enforceable by any person or entity not a Party or not a permitted successor or assignee of a Party bound by this Agreement. This Agreement shall not be construed to create any third party beneficiary rights of any sort.

16.16 Waiver. No waiver of all or any part of this Agreement shall be valid unless it (a) is reduced to writing, (b) expressly states that the Parties agree to such waiver, and (c) is signed by the Parties. Except as specifically set forth herein, neither Duke’s nor EMC’s failure to enforce any provision or provisions of this Agreement shall in any way be construed as a waiver of any such provision or provisions as to any future violation thereof, nor prevent it from enforcing each and every provision of this Agreement at such time or at any time thereafter. The waiver by either Duke or EMC of any right or remedy shall not constitute a waiver of its right to assert said right or remedy, at any time thereafter, or any other rights or remedies available to it at the time of or any time after such waiver.

16.17	Time of Essence. Time is of the essence for, in, and throughout this Agreement.

89

16.18 Headings. The descriptive headings of the various Articles and Sections of this Agreement (or any Schedules and Attachments attached hereto) have been inserted for convenience of reference only and in no way shall be deemed to modify or restrict any of the terms or provisions hereof.

16.19 Severability. Wherever possible, each provision of this Agreement (including any Schedules or Attachments attached hereto) shall be interpreted in a manner as to be effective and valid under applicable Law, but if any provision contained herein shall be found or ruled to be invalid, illegal, or unenforceable in any respect and for any reason, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceable without invalidating the remainder of the provision or any provision of this Agreement, and in such event, the Parties shall attempt to negotiate amendments to this Agreement that would permit each Party to realize the equivalent value of the economic bargain contemplated by this Agreement absent such finding or ruling.

16.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

16.21 No Public Announcement. The Parties agree that no press release or public announcement concerning the transaction contemplated by this Agreement will be made unless mutually agreed to by the Parties in writing; provided, however, such mutual agreement will not be required if:

(a) The disclosing Party determines that disclosure is reasonably necessary to (i) comply with applicable Laws of a Governmental Authority having jurisdiction; or (ii) obtain financing for the transaction contemplated by this Agreement; or

(b) the disclosure is limited to the following information: (i) the names of the Parties; (ii) the type of service being provided; (iii) the Term; and (iv) the total load being served.

The disclosing Party shall provide the other Party with written notice of such disclosure at least five (5) Business Days prior to such disclosure.

16.22 Notices. Unless otherwise provided in this Agreement, any notice, consent, or other communication required to be made under this Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below. Any Party may from time to time change its address, designee or contact information for the purposes of notices, consents, or other communications to that Party by a similar notice specifying a new address, but no such change shall become effective until it is actually received by the Party to be charged with its contents. All notices, consents, or other communications required or permitted under this Agreement that are addressed as provided in this Section 16.22 shall be deemed to have been given upon delivery if delivered in person, or upon deposit if delivered by overnight courier or certified mail.

90

Duke:

Duke Power Company LLC

526 South Church Street

Charlotte, N.C. 28202

Attn: VP – Business Development and Origination

Phone: (704) 382-3114

Fax: (704) 382-4014

With a copy to:

Duke Power Company LLC

526 South Church Street

Charlotte, N.C. 28202

Attn: General Counsel

EMC:

Blue Ridge Electric Membership Corporation

1216 Blowing Rock Blvd., NE

P.O. Box 112

Lenoir, NC 28645-0112

Attn: Douglas W. Johnson, Executive Vice President and Chief Executive Officer

Phone: (828) 758-2383

Fax: (828) 754-9671

The Parties may agree on alternative methods of giving operational and scheduling notices, consistent with the requirements of the applicable Transmission Providers and/or generation scheduling providers.

16.23 No Dedication of the System. No undertaking by either Party to the other Party under any provision of this Agreement shall constitute the dedication of the system, or any portion thereof, of either Party to the public or to the other Party, and it is understood and agreed that any such undertaking by either of the Parties shall cease after the termination date of this Agreement. The sale by Duke to EMC of electric capacity and energy under this Agreement does not constitute a sale, lease, transfer, or conveyance of any kind of ownership interest in or to any of Duke’s facilities of any kind.

16.24 Stranded Costs.

16.24.1 If a Party or any of its Affiliates becomes entitled to receive compensation associated with stranded generation, transmission, distribution or other assets or costs, the other Party shall have no claim or entitlement to any such compensation.

16.24.2 Neither EMC nor Duke shall have the obligation or liability to the other Party for the payment of any amounts authorized by statute or ordered or approved by a Governmental Authority and that are attributable to or in any way arising from stranded

91

generation, transmission, distribution, or other assets or costs or any liability associated therewith, whether such amounts are characterized as competitive transition charges, wire charges, or other costs or charges, provided that nothing herein shall limit the damages that may otherwise be recovered for an Event of Default. An order on stranded costs shall not be deemed a Material Adverse Ruling.

16.25 Electric Peak Load and Energy Information to be provided by EMC. Prior to October 1, 2006, and each October 1 thereafter during the Term, EMC shall provide Duke with forecast projections of (a) EMC’s Monthly electric peak load and electric energy requirements for the following Year and (b) EMC’s annual electric peak load and electric energy requirements for the following ten (10) years, to the extent EMC has such information available, except that, after a Notice of Termination has been given, EMC shall not be obligated to provide such information for the period after the termination date. To the extent such information is provided in a report to the RUS that is publicly available, EMC may satisfy this requirement by providing a copy of such report to Duke.

16.26 Demand and Energy Charge and Rate Information to be Provided by Duke. Prior to December 1, 2006, and each December 1 thereafter during the Term, Duke shall provide EMC with forecast projections of (a) the annual electric capacity and energy rates under Sections 7.2 or Section 7.3 (as applicable) for the following year, (b) Monthly demand and electric energy charges under Section 7.2 or Section 7.3 (as applicable) for the following year, and (c) annual demand and electric energy charges under Sections 7.2 or Section 7.3 (as applicable) for the lesser of the remainder of the Term or the following ten (10) Years, except that, after a Notice of Termination has been given, Duke shall not be obligated to provide such information for the period after the termination date.

16.27 Further Assurances. If either Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

16.28 Applicable Laws and Regulations. This Agreement is made subject to all existing and future applicable Laws and to all existing and future promulgated orders or other duly authorized actions of Governmental Authorities having jurisdiction over the matters set forth in this Agreement.

16.29 Equitable Relief. Nothing in this Agreement shall be construed to limit the injunctive or equitable powers of a court of competent jurisdiction.

16.30 PURPA Assistance. Duke shall provide assistance to EMC, as EMC reasonably requests, to support EMC’s compliance with the generation efficiency and fuel diversity standards under PURPA.

16.31 SERC and NERC Data Reporting and Compliance Assistance. Duke shall report EMC’s actual load, forecasted load (as provided by EMC to Duke), and resource information to SERC and NERC and their successors, in a manner similar to the manner in which Duke reports such information for other wholesale full or partial requirements customers with service as firm as Duke’s Native Load. In addition, Duke shall provide assistance and consultation to EMC, to the extent agreed to by the Parties, to support EMC’s compliance with such organizations’ data reporting requirements.

92

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and copies delivered to each Party.

BLUE RIDGE ELECTRIC MEMBERSHIP CORPORATION

By:
Name:	Douglas W. Johnson
Title:	Executive Vice President and Chief Executive Officer

DUKE POWER COMPANY LL Cd/b/a Duke Energy Carolinas, LLC

By:
Name:	Ellen T. Ruff
Title:	President

93

Schedule 1

Annual Production Capacity and Energy Rates

Schedule 1 Methodology:

This formula sets forth the method that Duke will use to determine its annual Demand Rates, Fuel Rates, and Variable O&M Rates (collectively, “Rates”). The Rates will be annual formula rate calculations. The Rates shall initially be estimated for the period January 1, 2007 - December 31, 2007, and shall be estimated continuing thereafter for successive twelve month periods (e.g., January 1, 2008 - December 31, 2008, etc.). Beginning July 1, 2008, and each July 1 thereafter, the Rates will be trued-up based on actual costs and loads for the most recent calendar year, using the formula rates set forth below. The calculations will be based on Duke’s FERC Form 1 data and Duke’s company records. The true-up will include interest on any refunds or surcharges calculated in accordance with the methodology set forth in 18 C.F.R. § 35.19a or its successor. The formulas for the Rates were designed to include all costs incurred by Duke to own, operate and maintain Duke’s Generation System. The formulas for the Rates may only be amended by the mutual agreement of the Parties or pursuant to Section 12.3 of the Agreement. Disallowance or any other treatment of any such costs by the NCUC or any other Governmental Authority other than FERC will not have any effect on the inclusion of such costs in the formulas for the Rates as set forth below.

I.	Definitions

Capitalized terms not otherwise defined in the Agreement and as used in this formula have the following definitions:

A.	Allocation Factors

1.	Production Wages and Salaries Allocation Factor shall equal the ratio of Duke’s production-related direct wages and salaries to Duke’s total direct wages and salaries excluding administrative and general wages and salaries.

2.	Production Plant Allocation Factor shall equal the ratio of the sum of Duke’s investments in Production Plant plus Production Related General Plant plus Production Related Intangible Plant to investment in Total Plant in Service.

B.	Terms

Accumulated Deferred Income Taxes shall equal the net of Duke’s electric deferred tax balances as recorded in FERC Account Nos. 281-283 and Duke’s electric deferred tax balance as recorded in FERC Account No. 190.

Administrative and General Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 920-935 excluding FERC Account Nos. 924, 928 and 930.1, and less EPRI dues as recorded in FERC Account No. 930.2.

Contra AFUDC shall equal the reduction in amount of AFUDC recorded in FERC Account No. 107 due to recovery of construction period financing costs from customers resulting from inclusion of construction work in progress in rate base in any of Duke Power’s retail or wholesale rate jurisdictions.

Demand Rate means the Demand Rate calculated in Part II below.

Depreciation Expense for Production Plant shall equal Duke’s production expense as recorded in FERC Account No. 403 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to production plant construction work in progress included in rate base.

Duke’s Average Peak Hour Load for a year, with respect to the period January 1, 2007, through December 31, 2010, shall equal the average of the twenty highest hourly (integrated sixty minute) Duke Schedule 1 Demands during July and August of the year; and with respect to the period beginning January 1, 2011, and continuing through the termination of the Agreement, shall equal the average of the twenty highest hourly (integrated sixty minute) Duke Schedule 1 Demands during the Annual Planning Period of the year.

Duke Schedule 1 Demands means Duke’s Native Load demands: (i) compensated for losses to the point at which power is available for transmission, (ii) excluding (a) non-requirements wholesale sales, as listed in Duke’s FERC Form 1, and (b) wholesale sales with a duration of one year or less, (iii) served by Duke’s Generation System the cost of which is included in Schedule 1.

FAS 109 Regulatory Assets and Liabilities shall equal the net of Duke’s FAS 109 balance as recorded in FERC Account No. 182.3 and any Duke FAS 109 balance as recorded in FERC Account No. 254.

FAS 106 Regulatory Assets and Liabilities shall equal the net of Duke’s FAS 106 balance as recorded in FERC Account No. 182.3 and any Duke FAS 106 balance as recorded in FERC Account No. 254.

2

General Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No. 101, FERC Electric Plant Account Nos. 389-399, and amounts in FERC Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 389-399, plus an adjustment to add Contra AFUDC related to general plant construction work in progress included in rate base.

General Plant Depreciation Expense shall equal Duke’s general plant expenses as recorded in FERC Account No. 403 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to general plant construction work in progress included in rate base.

General Plant Depreciation Reserve shall equal Duke’s general plant reserve balance as recorded in FERC Account No. 108 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to production plant construction work in progress included in rate base.

General Tax Expense shall equal Duke’s expenses as recorded in FERC Account No. 408.1.

Intangible Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No.101, FERC Electric Plant Account Nos. 301-303, and amounts in FERC Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 301-303, plus an adjustment to add Contra AFUDC related to intangible plant construction work in progress included in rate base.

Intangible Plant Amortization Expense shall equal Duke’s intangible plant expenses as recorded in FERC Account No. 404 plus an adjustment to increase depreciation expense to eliminate any reduction in depreciable base for Contra AFUDC related to intangible plant construction work in progress included in rate base.

Intangible Plant Amortization Reserve shall equal Duke’s intangible plant reserve balance as recorded in FERC Account No. 111 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to intangible plant construction work in progress in rate base.

3

Net Asset Retirement Cost shall equal Duke’s asset retirement costs recorded in FERC Account No. 101, less the associated accumulated depreciation included in FERC Account No. 108.

Other Amortization shall equal Duke’s amortization expense recorded in FERC Account Nos. 406 and 407 that is related to production plant.

Other Regulatory Assets/Liabilities shall equal the net of Duke’s regulatory assets and liabilities in FERC Account Nos. 182, 228 and 254, excluding FAS 109 Regulatory Assets and FAS 106 Regulatory Assets, that are production related.

Payroll Taxes shall equal those payroll tax expenses as recorded in Duke Power’s FERC Account No. 408.1.

Plant Held for Future Use shall equal Duke’s balance in FERC Account No. 105.

Prepayments shall equal Duke’s prepayment balance as recorded in FERC Account No. 165.

Property Insurance shall equal Duke’s expenses as recorded in FERC Account No. 924.

Production Related Amortization of Investment Tax Credits shall equal Duke’s credits as recorded in FERC Account No. 411.4 multiplied by the Production Plant Allocation Factor.

Production Depreciation Reserve shall equal Duke’s production reserve balance as recorded in FERC Account No. 108 plus an adjustment to increase the reserve to equal accumulated depreciation for depreciable base without reduction for Contra AFUDC related to production plant construction work in progress included in rate base.

Production Operation and Maintenance (O&M) Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 500-557.

Production Plant shall equal Duke’s gross plant balance as recorded in FERC Balance Sheet Account No. 101, FERC Electric Plant Account Nos. 310-347 and Balance Sheet Account Nos. 102 and 106 tentatively classified to FERC Electric Plant Account Nos. 310-347, plus an adjustment to add Contra AFUDC related to production plant construction work in progress in included in rate base.

4

Production Plant Materials and Supplies shall equal Duke’s balance as assigned to production as recorded in FERC Account No. 154.

Revenue Tax Rate shall equal 1.0 minus the applicable revenue or gross receipts tax rate(s) to which Duke is subject for the revenues or gross receipts that Duke receives under this Agreement

Tax Deduction for Manufacturing Activities shall equal Duke’s annual amount of tax deduction under Section 102 of the American Jobs Creation Act of 2004.

Total Plant in Service shall equal Duke’s total gross plant balance as recorded in FERC Balance Sheet Account No. 101, Electric Plant Account Nos. 301-399, and amounts in FERC Balance Sheet Account Nos. 102 and 106, plus an adjustment to add Contra AFUDC related to construction work in progress included in rate base.

Unamortized Loss on Reacquired Debt shall equal Duke’s expenses as recorded in FERC Account No. 189.

Unamortized Gain on Reacquired Debt shall equal Duke’s amounts included in FERC Account No. 257.

Variable Non-Fuel Production Operation and Maintenance Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 510, 512, 513, 528, 530, 531, and 544.

II.	Demand Rate

The Demand Rate shall be the Production Capacity Revenue Requirement as determined in Part III below, divided by Duke’s Average Peak Hour Load, and further divided by the Revenue Tax Rate. The Monthly Demand Rate shall be equal to the Demand Rate divided by twelve (12).

III.	Production Capacity Revenue Requirement

The Production Capacity Revenue Requirement shall equal the sum of Duke’s (A) Return and Associated Income Taxes, (B) Production Depreciation Expense, (C) Decommissioning Expense, (D) Production Related General Taxes, (E) Fixed Production Operation and Maintenance Expense, (F) Purchased Power Capacity Expenses, (G) Production Related Administrative and General Expense, (H) Production Related Other Amortization Expense and (I) Capacity Credit for Revenue from Non-Associated Utility Sales.

5

A.	Return and Associated Income Taxes shall equal the product of the Production Investment Base and the Cost of Capital Rate.

1.	Production Investment Base

The Production Investment Base shall equal the average of the beginning and end-of-year balances of (a) Production Plant, plus (b) Production Related General and Intangible Plant, plus (c) Production Plant Held for Future Use, less (d) Production Related Depreciation Reserve, less (e) Production Related Net Asset Retirement Costs, plus (f) Nuclear Fuel Inventory, plus (g) Fossil Fuel Inventory, less (h) Production Related Accumulated Deferred Income Taxes, plus (i) Production Related Loss on Reacquired Debt, (j) less Production Related Gain on Reacquired Debt, plus (k) FAS 106 and FAS 109 Regulatory Assets/Liabilities, plus (l) Other Regulatory Assets/Liabilities, plus (m) Production Prepayments, plus (n) Production Materials and Supplies, plus (o) Production Related Cash Working Capital.

(a)	Production Plant shall equal Production Plant as defined above.

(b)	Production Related General and Intangible Plant shall equal the sum of General Plant plus Intangible Plant multiplied by the Production Wages and Salaries Allocation Factor.

(c)	Production Plant Held for Future Use shall equal Plant Held for Future Use multiplied by the Production Plant Allocation Factor.

(d)	Production Related Depreciation Reserve shall equal Production Depreciation Reserve plus Production Related General and Intangible Plant Depreciation Reserve; where Production Related General and Intangible Plant Depreciation Reserve shall equal the sum of General Plant Depreciation Reserve plus Intangible Plant Amortization Reserve, multiplied by the Production Wages and Salaries Allocation Factor.

(e)	Production Related Net Asset Retirement Costs shall equal Duke’s asset retirement cost balance as recorded in FERC Account No. 101 for Production Plant less the associated accumulated depreciation balance as recorded in FERC Account No. 108.

6

(f)	Nuclear Fuel Inventory shall equal Duke’s balance of investment in nuclear fuel as recorded in FERC Account Nos. 120.1 – 120.6.

(g)	Fossil Fuel Inventory shall equal Duke’s balance of investment in fossil fuel as recorded in FERC Account No. 151.

(h)	Production Related Accumulated Deferred Income Taxes shall equal Total Accumulated Deferred Income Taxes multiplied by the Production Plant Allocation Factor.

(i)	Production Related Loss on Reacquired Debt shall equal Unamortized Loss on Reacquired Debt multiplied by the Production Plant Allocation Factor.

(j)	Production Related Gain on Reacquired Debt shall equal Unamortized Gain on Reacquired Debt multiplied by the Production Plant Allocation Factor.

(k)	FAS 106 and FAS 109 Regulatory Assets/Liabilities shall equal Duke’s balance of FAS 106 related costs as recorded in FERC Account Nos. 182.3 and 254 multiplied by the Production Wages and Salaries Allocation Factor, plus Duke’s balance of FAS 109 related costs as recorded in FERC Account Nos. 182.3 and 254 multiplied by the Production Plant Allocation Factor.

(l)	Other Regulatory Assets/Liabilities shall equal Duke’s balance of Other Regulatory Assets/Liabilities as appropriate; provided, that in order to include any amounts in this item, Duke shall make a filing with FERC under Section 205 of the Federal Power Act.

(m)	Production Prepayments shall equal Duke’s Prepayments in FERC Account 165 multiplied by the Production Wages and Salaries Allocation Factor.

(n)	Production Materials and Supplies shall equal Production Plant Materials and Supplies as defined above.

(o)	Production Related Cash Working Capital shall be a 12.5% allowance (45 days/360 days) of Fixed Production Operation and Maintenance Expense,

7

Variable Production Non-Fuel Operation and Maintenance Expenses and Production Related Administrative and General Expense.

2.	Cost of Capital Rate

The Cost of Capital Rate will equal (a) Duke’s Weighted Cost of Capital, plus (b) Federal Income Tax plus (c) State Income Tax.

(a) The Weighted Cost of Capital shall be calculated based upon a proxy capital structure of 45% long term debt and 55% common equity and shall equal the sum of:

(i)	the long term debt component, which shall equal the product of 45% and Duke’s long term debt expenses recorded in FERC Account Nos. 427, 428, 428.1, 429, 429.1, and 430 divided by Duke’s long-term debt balance as recorded in FERC Account Nos. 221 through 227, and

(ii)	the return on equity component, which shall equal the product of 55% and Duke’s return on equity (ROE) of 11.0%.

(b)	Federal Income Tax shall equal

[A+(B+C+D)/E] x (FT) / (1-FT)

where FT is the Federal Income Tax Rate and A is the return on equity component, as determined in Sections III.A.2.(a)(ii) above, B is Production Related Amortization of Investment Tax Credits, , C is Duke’s annual amount of Tax Deduction for Manufacturing Activities, D is the Equity AFUDC component of Production Depreciation Expense as defined in Section III.B below, and E is Production Investment Base as Determined in III.A.1 above.

(c)	State Income Tax shall equal

[A+(B+C+ D)/E + Federal Income Tax]x(ST)/ (l -ST)

where ST is the State Income Tax Rate. A is the return on equity component determined in Sections lll.A.2.(a)(ii) above, B is the Amortization of Investment Tax Credits, C is Duke’s

8

annual amount of Tax Deduction for Manufacturing Activities, D is the equity AFUDC component of Production Depreciation Expense as defined in Section III.B. below, E is the Production Investment Base as determined in III.A.l above and Federal Income Tax is the rate determined in Section III.A.2.(b) above.

B.	Production Depreciation Expense shall equal the sum of Depreciation Expense for Production Plant, plus an allocation of General and Intangible Plant Deprecation Expense calculated by multiplying the sum of General Plant Depreciation Expense and Intangible Plant Amortization Expense by the Production Wages and Salaries Allocation Factor, less Decommissioning Expense as defined in III.C. below.

C.	Decommissioning Expense shall equal $48,304,000 per year.

D.	Production Related General Taxes shall equal the sum of General Tax Expense less revenue related taxes and Payroll Taxes, multiplied by the Production Plant Allocation Factor, and Payroll Taxes multiplied by the Production Wages and Salaries Allocation Factor.

E.	Fixed Production Operation and Maintenance Expense shall equal Duke’s expenses as recorded in FERC Account Nos. 500, 502, 505-507, 511, 514, 517, 519, 520, 523-525, 529, 532, 535-543, 545, 546, 548-554, 556, and 557.

F.	Purchased Power Expenses shall equal Duke’s expenses for purchased power recorded in FERC Account No. 555 less purchased power fuel costs included in the Fuel Rate determined in Section IV below.

G.	Production Related Administrative and General Expenses shall equal the sum of (1) Administrative and General Expense multiplied by the Production Wages and Salaries Allocation Factor, (2) Property Insurance multiplied by the Production Plant Allocation Factor, (3) Expenses included in FERC Account 928 related to FERC Assessments multiplied by the Production Plant Allocation Factor, and (4) any other Production related expenses or assessments in FERC Account Nos. 928 or 930.1.

H.	Production Related Other Amortization Expense shall equal Duke’s amortization expense recorded in FERC Account Nos. 406 and 407 either directly assigned to production or allocated to production using the Production Plant Allocation Factor or the Production Wages and Salaries Allocation Factor.

9

I.	Credit for Revenue from Non-Associated Utility Sales shall equal Duke’s revenues from inter-system sales from Duke’s Generation System recorded in FERC Account 447 to the extent such sales are not included in the determination of Duke’s Average Peak Hour Load, less fuel recovered from such sales as determined in the Fuel Rate below, multiplied by 2/3.

IV.	Fuel Rate

The Fuel Rate shall equal F/S, and further divided by the Revenue Tax Rate, where:

F is the expense of fossil and nuclear fuel and purchased economic power, as defined in 18 C.F.R. § 35.14(a)(2) (2005), for the calendar year period; provided that for purposes of this calculation described in 18 C.F.R. § 35.14(a)(2) (2005) the cost of fossil fuel shall include, in addition to those items set forth in 18 C.F.R. § 35.14(a)(6), expenses recorded in Account No. 509 for the calendar year period.

S is all kWh sold (compensated for losses to the point at which power is available for transmission ), excluding inter-system sales, for the calendar year period.

V.	Variable O&M Rate

The Variable O&M rate shall equal Variable Non-Fuel Production Operation and Maintenance Expense divided by S as determined in Section IV above, and further divided by the Revenue Tax Rate.

10

Attachment 3-1

Example showing the calculation of the Excess Annual Capacity Charges in the

Duke-Blue Ridge Agreement, Duke-Piedmont Agreement

and Duke-Rutherford Agreement

The purpose of this attachment is to provide an example showing the calculation of the Excess Annual Capacity Charges provided in Section 3.5.2.3.5 of the above-identified agreements. Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

Assumptions:

Hour of maximum integrated sixty minute Duke Schedule 1 Demands during July and August 2007: 4:00-5:00 pm, July 14, 2007.

	BR (kW)	P (kW)	R (kW)
EMC Coincident Peak Demand (7-14-07 4-5 pm)	225,000	150,000	425,000
EMC Base Obligation (7-14-07 4-5pm)	125,000	175,000	300,000

EMC Group Coincident Peak Demand (7-14-07, 4-5 pm): 800,000 kW

EMC Group Base Obligation (7-14-07, 4-5 pm): 600,000 kW

Annual Capacity Quantity = 148,000 kW

Step 1

Calculate EMC Group Excess Annual Capacity Quantity per Section 3.5.2.3.5.

EMC Group Coincident Peak Demand (7-14-07 4-5 pm)	800,000 kW
minus EMC Group Base Obligation (7-14-07 4-5 pm)	-600,000 kW
minus Annual Capacity Quantity	-148,000 kW

EMC Group Excess Annual Capacity Quantity	52,000 kW

Step 2

Calculate EMC Excess Annual Capacity Quantity per Section 3.5.2.3.5.1

	A EMC Coincident Peak Demand (7-14-07 4-5pm) (kW)	B minus EMC Base Obligation (7-14-07 4-5 pm) (kW)	C minus EMC Annual Capacity Quantity (kW)	D EMC Excess Annual Capacity Quantity[1] (kW)
BR	225,000	125,000	42,000	58,000
P	150,000	175,000	23,000	0
R	425,000	300,000	83,000	42,000

Step 3

Calculate EMC Group Combined Excess Annual Capacity Quantity per Section 3.5.2.3.5.2.

BR Excess Annual Capacity Quantity	58,000 kW
P Excess Annual Capacity Quantity	0 kW
R Excess Annual Capacity Quantity	42,000 kW

EMC Group Combined Excess Annual Capacity Quantity	100,000kW

[1]	Cannot be less than zero.

2

Step 4

Calculate Excess Annual Amount per Section 3.5.2.3.5.

	A EMC Excess Annual Capacity Quantity (kW)	B EMC Group Combined Excess Annual Capacity Quantity (kW)	C EMC Group Excess Capacity Quantity (kW)	D EMC Excess Annual Amount ( ( A / B) * C) (kW)
BR	58,000	100,000	52,000	30,160
P	0	100,000	52,000	0
R	42,000	100,000	52,000	21,840

Step 5

Calculate Excess Annual Capacity Charge per Section 3.5.2.3.5.

	A EMC Excess Annual Amount (kW)	B Annual Capacity Price ($/kW-year)	C Excess Annual Capacity Charge
BR	30,160	45.60	$1,375,296
P	0	45.60	$0
R	21,840	45.60	$995,904

3

Attachment 4-1

Blue Ridge

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekday
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Sep-06	96	89	85	84	86	95	115	130	132	133	134	134	134	134	133	133	134	137	139	140	145	140	126	109
Oct-06	87	79	77	77	83	99	131	155	156	151	145	138	130	126	122	120	121	125	135	147	151	142	124	103
Nov-06	100	93	92	93	101	120	154	171	173	167	157	148	139	132	128	126	131	149	169	173	168	157	139	119
Dec-06	128	120	119	120	126	143	172	190	192	182	173	163	152	144	139	139	148	170	188	191	189	183	166	146
Jan-07	117	114	113	113	115	122	129	141	156	165	166	161	153	151	148	149	157	172	180	179	177	171	164	153
Feb-07	102	97	96	98	101	115	129	146	151	148	143	151	147	138	133	131	137	98	159	163	158	149	136	122
Mar-07	79	74	73	75	81	96	122	134	131	125	119	112	106	101	97	94	95	101	112	122	125	118	105	89
Apr-07	64	57	55	54	57	68	90	105	107	104	101	99	96	93	90	89	90	93	97	99	105	107	96	79
May-07	64	57	55	54	56	65	82	95	96	94	94	94	94	93	92	92	94	96	96	95	98	100	91	76
Jun-07	73	66	62	61	62	68	80	92	98	102	105	108	108	108	109	109	111	112	113	111	109	111	103	88
Jul-07	73	66	63	62	62	68	78	103	112	119	124	128	129	128	129	129	133	135	121	124	118	119	111	94
Aug-07	80	73	69	66	67	72	81	91	101	130	137	141	140	144	147	138	117	116	117	114	112	113	109	94
Sep-07	69	64	62	60	62	69	84	97	98	98	100	100	99	99	99	98	100	102	104	104	108	105	93	80
Oct-07	64	58	56	56	60	73	99	118	118	114	109	104	98	95	92	90	90	94	101	111	115	107	93	76
Nov-07	74	69	68	69	75	90	117	130	133	127	119	112	105	100	96	94	99	113	129	132	129	120	105	89
Dec-07	97	91	90	90	96	109	132	146	147	140	133	124	116	110	106	105	112	129	144	147	145	140	126	111
Jan-08	119	116	115	115	118	124	133	144	160	168	169	164	157	154	151	152	160	176	184	183	181	174	167	156
Feb-08	104	99	98	99	104	117	132	149	155	151	146	154	150	141	137	133	140	99	162	166	162	152	138	124
Mar-08	80	76	75	76	83	98	124	137	133	128	122	115	108	104	99	96	98	104	114	126	128	121	107	90
Apr-08	66	59	55	55	58	69	92	108	109	106	104	101	98	95	93	90	92	95	99	101	108	109	98	80
May-08	65	59	55	55	57	66	83	97	98	97	97	96	95	95	94	94	95	98	98	98	100	102	93	78
Jun-08	75	68	64	62	63	69	82	94	101	104	108	110	111	111	111	112	113	115	115	113	112	113	105	90
Jul-08	76	68	64	62	63	69	80	105	115	121	127	130	131	131	132	133	136	138	123	126	120	121	113	97
Aug-08	81	74	70	68	68	73	83	94	102	133	140	144	142	147	150	141	119	119	119	116	115	115	112	96
Sep-08	71	66	62	62	63	70	87	98	101	101	101	102	101	101	101	101	102	105	105	106	110	107	95	82
Oct-08	65	59	57	57	62	75	101	120	120	116	112	106	101	97	94	91	93	96	104	113	117	109	95	78
Nov-08	76	70	69	70	76	92	119	133	135	129	122	115	107	102	98	97	101	115	132	135	131	122	108	91
Dec-08	99	93	92	93	98	112	134	149	151	143	135	127	119	112	108	108	115	133	147	150	148	143	129	113
Note: Hour 1 refers to 12:00 a.m. - 12:59:59 a.m. Eastern Time, Hour 2 refers to 1:00 a.m. - 1:59:59 a.m. Eastern Time, etc.

Attachment 4-1 to Duke-Blue Ridge Agreement

Blue Ridge

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekday
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Jan-09	122	119	118	118	120	126	136	147	163	172	173	168	160	158	155	155	163	179	188	187	184	178	171	159
Feb-09	106	101	100	101	106	119	134	152	158	154	149	158	153	144	139	137	143	101	166	170	165	156	141	127
Mar-09	82	77	76	78	84	101	127	140	137	130	124	117	111	106	101	98	99	105	116	128	130	123	108	93
Apr-09	67	59	57	56	59	71	94	110	112	108	105	104	100	98	94	93	94	98	101	104	110	112	100	82
May-09	66	60	57	56	59	67	86	99	100	98	98	98	98	97	96	96	98	100	100	99	102	105	95	80
Jun-09	77	69	65	63	64	71	83	96	103	106	110	112	113	113	114	114	115	117	118	115	114	115	107	92
Jul-09	77	69	66	64	65	71	81	108	117	124	129	133	134	133	134	136	139	141	126	129	122	124	115	98
Aug-09	83	76	72	69	69	75	85	95	105	136	143	147	145	150	153	144	122	121	122	119	118	118	114	98
Sep-09	73	67	64	63	65	72	88	101	102	103	104	105	104	104	103	103	105	107	108	108	112	109	97	83
Oct-09	66	60	59	59	62	76	103	122	122	119	114	108	102	99	96	94	94	98	106	115	119	112	97	80
Nov-09	77	72	70	72	78	94	122	136	138	133	125	117	109	104	101	99	103	118	134	137	134	125	110	93
Dec-09	101	95	94	94	100	114	137	152	154	146	138	129	121	115	111	110	117	135	151	153	151	146	132	115
Jan-10	125	121	120	120	122	129	138	151	167	176	177	171	163	161	158	158	167	183	192	191	189	182	174	162
Feb-10	108	104	102	104	108	122	137	156	161	158	152	161	156	147	142	140	146	104	169	174	169	159	144	129
Mar-10	83	79	79	80	87	103	129	144	140	133	126	120	113	108	103	100	101	108	119	131	133	126	111	94
Apr-10	69	61	58	57	61	73	96	112	114	111	108	105	102	99	97	94	96	99	103	106	112	114	102	83
May-10	68	61	58	58	60	69	87	101	102	101	101	101	99	99	98	98	99	102	102	101	105	107	97	82
Jun-10	79	70	66	65	66	73	85	98	105	108	112	115	115	116	116	116	119	120	120	118	116	118	109	94
Jul-10	79	71	67	66	66	73	83	110	120	126	133	136	137	137	137	138	142	144	129	132	126	126	118	101
Aug-10	84	77	73	71	71	76	87	98	107	138	146	151	148	154	156	147	125	124	125	122	120	120	116	101
Sep-10	74	68	66	65	66	73	90	103	105	105	106	107	106	106	105	105	106	109	110	111	115	112	99	85
Oct-10	68	62	59	60	64	78	105	125	126	122	116	110	105	101	98	95	97	100	108	119	122	114	99	82
Nov-10	80	73	72	73	80	96	125	139	141	136	127	119	112	106	102	101	105	120	137	140	137	128	112	95
Dec-10	103	97	96	97	101	116	140	155	158	149	141	133	123	117	113	112	119	138	154	157	154	149	135	118

Attachment 4-1 to Duke-Blue Ridge Agreement

2

Blue Ridge

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekend
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Sep-06	97	90	85	83	83	85	92	103	119	129	130	128	127	126	124	124	126	129	129	131	136	133	121	108
Oct-06	93	83	79	78	80	85	95	114	140	153	149	139	130	123	118	115	117	122	128	141	146	138	123	106
Nov-06	97	93	90	84	87	94	107	129	152	160	152	140	131	125	118	115	121	136	151	153	149	139	124	107
Dec-06	128	119	115	115	117	123	134	153	175	182	174	159	148	138	131	129	136	156	172	175	175	169	157	140
Jan-07	101	97	96	96	97	98	103	113	128	134	127	118	112	107	99	96	98	104	112	115	115	110	103	93
Feb-07	119	113	112	112	114	119	126	139	157	162	151	135	125	117	108	103	104	108	122	132	135	131	122	110
Mar-07	73	66	65	66	68	73	82	98	114	119	114	105	99	94	87	84	86	91	100	108	111	105	95	83
Apr-07	64	55	51	51	51	55	62	74	88	98	97	91	88	84	80	79	80	83	85	87	95	98	89	74
May-07	66	59	55	54	55	57	62	72	84	91	91	89	87	86	85	84	86	87	89	87	90	94	87	75
Jun-07	75	66	62	59	59	60	64	73	86	96	99	99	100	101	100	100	101	104	104	102	101	104	98	85
Jul-07	81	73	69	66	66	67	72	80	91	102	110	112	112	108	106	105	105	105	105	101	100	101	96	85
Aug-07	81	73	69	66	66	67	70	77	87	98	105	109	111	112	112	111	113	115	114	108	107	107	100	90
Sep-07	70	64	61	60	59	62	66	75	87	96	97	94	94	93	92	92	94	95	96	97	101	98	90	79
Oct-07	69	61	58	57	58	62	70	85	105	115	112	104	98	93	89	86	87	92	97	106	110	104	93	80
Nov-07	72	69	66	62	63	69	80	98	115	122	115	106	99	94	89	87	90	102	115	116	113	105	94	80
Dec-07	98	90	87	87	89	94	102	117	134	140	133	121	112	105	100	98	104	119	131	134	133	129	119	107
Jan-08	104	99	98	98	99	101	105	115	130	137	130	120	115	109	101	98	100	106	114	117	117	112	105	9 5
Feb-08	121	115	114	115	116	121	128	142	160	165	154	138	127	119	111	105	106	111	125	135	138	134	125	112
Mar-08	74	68	66	67	69	74	83	99	116	122	116	108	101	95	89	86	87	93	101	111	113	108	98	86
Apr-08	65	57	53	51	52	56	64	76	90	99	98	93	90	87	83	80	82	85	87	88	97	100	90	76
May-08	68	60	57	55	55	58	63	73	86	93	93	91	90	88	87	87	87	90	90	90	93	95	88	76
Jun-08	76	68	63	61	60	62	65	74	87	98	101	101	102	102	102	102	104	106	106	105	104	106	100	87
Jul-08	83	75	70	68	67	69	73	81	94	104	112	115	114	111	108	107	108	108	107	103	102	104	98	87
Aug-08	83	74	70	68	66	68	72	79	90	100	107	112	113	114	115	114	116	118	116	111	109	109	102	91
Sep-08	72	66	62	61	61	63	68	76	89	98	98	97	96	95	94	94	95	98	98	99	103	101	91	80
Oct-08	70	62	59	58	59	63	72	87	108	118	115	106	100	95	90	88	90	94	99	108	112	106	94	81
Nov-08	73	69	67	62	65	71	82	100	118	125	118	108	101	96	90	88	93	105	117	119	115	108	95	81
Dec-08	99	92	89	89	90	96	105	119	137	143	136	124	115	108	102	100	106	122	134	137	137	132	122	109

Attachment 4-1 to Duke-Blue Ridge Agreement

3

Blue Ridge

EMC’s Base Obligation (MW) (as defined in Section 4.2.2)

Fixed Forward Resource (MW) (as defined in Section 5.1.1)

	Weekend
Hour	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Jan-09	105	101	101	101	101	103	108	118	133	140	133	122	117	112	104	100	101	108	116	119	119	115	107	98
Feb-09	123	118	116	117	119	123	131	145	163	169	157	141	130	122	113	107	108	113	127	137	141	137	128	115
Mar-09	76	69	68	69	71	76	85	101	119	125	119	110	103	98	91	88	90	95	104	113	115	110	100	87
Apr-09	66	58	54	53	54	58	65	77	92	101	101	95	92	88	84	82	83	87	88	90	99	102	93	77
May-09	69	62	58	56	57	59	65	75	88	95	95	93	91	90	88	88	90	91	93	91	94	98	90	78
Jun-09	78	69	65	62	61	62	66	76	90	100	103	104	105	105	105	105	106	108	108	106	106	108	102	89
Jul-09	85	76	72	69	69	70	75	83	95	106	115	117	117	113	111	109	110	110	109	105	105	106	100	89
Aug-09	84	76	72	69	68	69	73	80	91	102	109	114	115	116	117	116	119	120	119	113	112	112	105	94
Sep-09	73	67	64	62	62	64	69	78	91	100	101	98	98	97	96	96	98	100	100	101	105	103	94	82
Oct-09	72	63	60	59	60	65	73	89	110	121	117	108	102	97	92	90	91	96	101	111	115	108	97	83
Nov-09	75	71	69	64	66	73	83	101	121	127	120	110	104	98	93	90	94	107	119	122	118	110	98	83
Dec-09	101	94	91	90	93	98	106	122	140	146	139	126	117	110	105	102	108	124	137	140	139	135	125	112
Jan-10	108	103	102	102	103	105	110	120	136	143	136	126	119	114	106	102	104	111	119	122	122	117	109	99
Feb-10	126	121	119	119	122	126	134	148	167	172	160	144	133	125	115	109	111	116	130	140	144	140	130	117
Mar-10	77	71	69	69	73	78	87	104	121	127	121	112	105	100	93	90	91	97	106	115	118	112	101	89
Apr-10	68	59	55	54	55	59	66	79	94	104	103	98	94	90	86	83	85	88	90	92	101	104	94	80
May-10	71	63	59	58	58	61	66	76	90	97	98	95	94	92	90	90	91	93	94	94	97	100	92	80
Jun-10	80	71	66	63	62	64	68	77	91	102	105	106	106	107	106	106	108	111	111	108	108	111	105	90
Jul-10	87	78	73	71	70	72	76	85	98	108	117	119	119	115	113	112	112	112	112	108	107	108	102	90
Aug-10	86	77	73	70	69	71	75	82	94	105	112	116	118	119	119	119	121	123	121	115	114	114	107	95
Sep-10	75	69	65	64	63	66	70	80	93	101	103	101	100	99	98	98	99	101	102	103	108	105	95	83
Oct-10	73	65	61	60	62	66	75	90	112	123	119	111	105	99	94	92	94	98	103	113	117	111	99	84
Nov-10	76	73	70	66	68	74	85	104	123	130	123	112	105	100	94	92	97	109	122	124	120	112	100	85
Dec-10	104	96	93	93	94	100	108	124	143	149	142	129	119	112	106	105	111	127	140	143	142	137	127	114

Attachment 4-1 to Duke-Blue Ridge Agreement

4

Attachment 4-2

Calculation of Reduction to EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods

I.	Definitions

1. The “Carolina Power & Light Service Obligation Resources” or “SORs” means those generation and purchased capacity resources provided to NCEMC by CP&L and used by NCEMC to serve NCEMC load pursuant to the Power Supply Agreement.

2. The “Power Supply Agreement” means the Power Supply Agreement Dated November 2, 1998 Between North Carolina Electric Membership Corporation and Carolina Power & Light Company, d/b/a Progress Energy Carolinas, Inc., as amended, filed at FERC in Docket No. ER05-722-000 on June 30, 2005.

3. The “1996 SO” means the Service Obligation assumed by NCEMC on January 1, 1996 in the amount of 204.3 MW including losses.

4. “SOR A” means the 225 MW of electric capacity and energy that CP&L provides to NCEMC pursuant through December 31, 2015 pursuant to Section 2.1(a)(1) of the Power Supply Agreement.

5. “SOR E” means the 225 MW of electric capacity and energy that CP&L provides to NCEMC pursuant through December 31, 2013 pursuant to Section 2.1(a)(4) of the Power Supply Agreement.

6. “NCEMC Catawba Resource Entitlement” or “CRE” means NCEMC’s 623.5 MW ownership interest in the Catawba Nuclear Station.

7. “NCEMC’s CP&L Native Load” or “NCNL” means the electric capacity and energy demands (kW) imposed on NCEMC by its member cooperatives in CP&L’s existing Control Areas, and which are served by CP&L under the Power Supply Agreement (excluding the 1996 SO).

8. “NCEMC’s Duke Native Load” or “NDNL” means the electric capacity and energy demands (kW) imposed on NCEMC by its member cooperatives in Duke’s Control Area.

2

II. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods (through December 31, 2008)

EMC’s Base Obligation and EMC Group’s Base Obligation during an Hour shall be subject to reduction during the period commencing on the Commencement Date and continuing through December 31, 2008 in accordance with the following:

A. NCEMC’s contractual right to SO 1996, SOR A and SOR E (654.3 MW rounded to 655 MW) is subject to reduction based on a comparison between 655 MW and NCEMC’s CP&L Native Load (NCNL).

B. In the event that NCEMC’s CP&L Native Load during the Hour is less than 655 MW, EMC’s Base Obligation and EMC Group’s Base Obligation for the Hour shall be reduced as follows:

C. If 655 MW minus NCNL is equal to or less than 225 MW, the reduction in EMC’s Base Obligation shall be equal to the amount set forth in Equation 1 below:

Equation 1: ( ( 655 MW - NCNL ) / 225 ) * 11

D. If 655 MW minus NCNL is greater than 225 MW, the reduction in EMC’s Base Obligation shall be equal to 11 MW plus the amount set forth in Equation 2 below:

Equation 2: ( ( 430 MW - NCNL ) / 225 ) * 11

3

E. If 655 MW minus NCNL is equal to or less than 225 MW, the reduction in EMC Group’s Base Obligation shall be equal to the amount set forth in Equation 3 below:

Equation 3: ( ( 655 MW - NCNL ) / 225 ) * 33

F. If 655 MW minus NCNL is greater than 225 MW, the reduction in EMC Group’s Base Obligation shall be equal to 33 MW plus the amount set forth in Equation 4 below:

Equation 4: ( ( 430 MW - NCNL ) / 225 ) * 33

G. Example: If NCNL is equal to 565 MW during an Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( ( 655 MW – 565 MW ) / 225 ) * 11 or 4.4 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( (655 MW - 565 MW) / 225 ) * 33, or 13.2 MW.

III. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods (January 1, 2009 through December 31, 2010)

EMC’s Base Obligation and EMC Group’s Base Obligation during an Hour shall be subject to reduction during the period commencing on January 1, 2009 and continuing through December 31, 2010 in accordance with the following:

4

A. NCEMC’s contractual right to SO 1996 and SOR A (429.3 MW rounded to 430 MW) is subject to reduction based on a comparison between 430 MW and NCEMC’s CP&L Native Load (NCNL).

B. In the event that NCEMC’s CP&L Native Load during the Hour is less than 430 MW, EMC’s Base Obligation for the Hour shall be reduced as follows:

Equation 5: ( (430 MW - NCNL ) / 225 ) * 11

C. In the event that NCEMC’s CP&L Native Load during the Hour is less than 430 MW, EMC Group’s Base Obligation for the Hour shall be reduced as follows:

Equation 6: ( ( 430 MW - NCNL ) / 225 ) * 33

D. Example: If NCNL is equal to 340 MW during an Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( ( 430 MW – 340 MW ) / 225 ) * 11 MW, or 4.4 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( ( 430 MW – 340 MW ) / 225 ) * 33, or 13.2 MW.

IV. Calculation of Reduction in EMC’s Base Obligation and EMC Group’s Base Obligation During Light Load Periods for the Catawba Resource Entitlement

In addition to the reductions to EMC’s Base Obligation and EMC Group’s Base Obligation set forth under Sections II and III above, EMC’s Base Obligation and EMC Group’s Base Obligation shall be subject to reduction as set forth in this Section IV.

5

A. In the event that NCEMC’s Duke Native Load during an Hour is less than 623.5 MW and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, EMC’s Base Obligation for the Hour shall be reduced as follows:

Equation 7: (1 - ( NDNL / 623.5 MW) ) * 32 MW

B. In the event that NCEMC’s Duke Native Load during an Hour is less than 623.5 MW and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, EMC Group’s Base Obligation for the Hour shall be reduced as follows:

Equation 8: (1 - ( NDNL / 623.5 MW ) ) * 95 MW

C. Example: If NDNL is equal to 561.15 MW during an Hour, and a nuclear unit at Catawba Nuclear Station or McGuire Nuclear Station is off-line or derated during the Hour, the reduction in EMC’s Base Obligation for the Hour shall be equal to ( 1 - (561.15 MW / 623.5 MW) ) * 32 MW, which equals ( .1 ) * ( 32 MW ), or 3.2 MW, and the reduction in EMC Group’s Base Obligation for the Hour shall be equal to ( 1 - (561.15 MW / 623.5 MW ) ) * 95 MW, which equals ( .1 ) * ( 95 MW ), or 9.5 MW.

6

Attachment 4-3

EMC Partial Requirements Resources

(Page 1 of 7)

Resource Name: AEP Baseload

Type of Resource: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2012

Resource Capacity MW: 7

Must take resource: Yes, in the amount of MWs that NCEMC indicates is available in each hour.

Scheduling: A schedule must be submitted for each hour by Duke in the amount of MWs that NCEMC indicates is available.

Energy Pricing: NA

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss of failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff, provided however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Blue Ridge Agreement

Attachment 4-3

EMC Partial Requirements Resources

(Page 2 of 7)

Resource Name: Catawba

Type of Resource: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2021

Resource Capacity MW: 32

Must take resource: Yes, in the amount of MWs that NCEMC indicates is available in each hour.

Scheduling: A schedule must be submitted for each hour by Duke in the amount of MWs that NCEMC indicates is available.

Energy Pricing: NA

Force Majeure: The term “Force Majeure” as used herein shall mean any cause beyond the control of the party affected and which by reasonable efforts the party affected is unable to overcome, including without limitation the following: Acts of God: fire, flood, landslide, lightning, earthquake, hurricane, tornado, storm, freeze, or drought; blight, famine, epidemic, or quarantine; strike, lockout or other labor difficulty; act or failure to act of any party (and such party so acting or failing to act shall not used such act or failure to act to excuse any other obligation which it has under this Agreement); act or failure to act of any regulatory agency or other governmental authority; changes in the work or delays caused by public bidding requirements; theft; casualty; accident; equipment breakdown, failure or shortage of, or inability to obtain from usual sources, goods, labor, equipment, information or drawings, machinery, supplies, energy, fuel or materials; embargo; injunction; litigation or arbitration with suppliers or vendors; shortage of rolling stock; arrest; war; civil disturbance; explosion; acts of public enemies; sabotage; or breach of contract by any supplier, contractor, sub-contractor, laborer or materialman. Any party rendered unable to fulfill any obligation under this Agreement by reason of Force Majeure shall make reasonable efforts to remove such inability within a reasonable time.

Attachment 4-3 to Duke-Blue Ridge Agreement

2

Attachment 4-3

EMC Partial Requirements Resources

(Page 3 of 7)

Resource Name: Dominion PPA

Type of Resource: Combined Cycle Resource

Delivery period: January 1, 2011 through December 31, 2014

Resource Capacity MW: 7

Must take resource: No

Resource Availability: Duke has the right but not the obligation to schedule the amount of MWs that NCEMC has indicated is available from this resource.

Min run time (Hours): 8

Scheduling:

•	Day ahead schedule to be submitted, with intraday changes allowed

•	Nominations must be made in whole MWs

•	Day ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intraday Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intraday Schedule changes require 2 hours advance notice.

•	Day ahead scheduling: Unlimited changes up to the allocation MWs

•	Intraday scheduling: Limit of two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Energy Pricing: For each month of the Delivery Period, the price for energy will equal the sum of Day-Ahead Energy Charge, the Intra-day Energy Charge, the Incremental Variable Charge and the Variable O&M Charge:

•	Day-ahead Energy Charge = the sum of each day in the month’s Day-Ahead Energy Price x energy scheduled Day-Ahead

•	Day-Ahead Energy Price = (Day-Ahead Fuel Index + Fuel Adder) x Heat Rate

•	Day-Ahead Fuel Index: Gas Daily: Daily Price Survey, Midpoint of the Daily Ranges, Appalachia, Dominion South Point. Gas Index for each Sat. and Sun. shall be the price specified for the Mon. immediately following such Sat. and Sun. In the event that Gas Daily no longer publishes this index, NCEMC and Dominion will agree upon a replacement index which will be passed through to the IM.

•	Intra-Day Energy Charge = the sum of each day in the month’s Intra-Day Energy Price x energy scheduled Intra-Day

•	Intra-Day Energy Price = (Intra-Day Fuel Index + Fuel Adder) x Heat Rate

Attachment 4-3 to Duke-Blue Ridge Agreement

3

Attachment 4-3

EMC Partial Requirements Resources

(Page 4 of 7)

•	Intra-Day Fuel Index: The higher of the price in $/MMBtu for such calendar day or the next calendar day of Gas Daily: Daily Price Survey, Absolute of the Daily Ranges, Appalachia, Dominion South Point. Gas Index for each Sat and Sun shall be the price specified for the higher of the Monday or Tuesday immediately following such Saturday and Sunday.

•	Fuel Adder: $0.25/MMBtu

•	Heat Rate:

•	2006 heat rate: 7.730 MMBtu/MWh

•	Heat Rate Adjustment: The heat rate will be recalculated annually to reflect the actual energy costs from the previous year. The new heat rate will go into effect on February 1 of each year.

•	Incremental Variable Charge: There may be additional charges due to making Intra-day schedule changes.

•	Variable O&M Charge:

2011 = $3.81/MWh

2012 = $3.91/MWh

2013 = $4.01/MWh

2014 = $4.11/MWh

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff; provided, however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Blue Ridge Agreement

4

Attachment 4-3

EMC Partial Requirements Resources

(Page 5 of 7)

Resource Name: SCEG

Type of Resource: Combined Cycle Resource

Delivery period: January 1, 2011 through December 31, 2012

Resource Capacity MW: 12

Must take resource: No

Resource Availability: Duke has the right but not the obligation to schedule the amount of MWs that NCEMC has indicated is available from this resource.

Min run time (Hours): 4

Firm Gas Transportation: Firm gas transportation has been procured for up to 16 hours a day. Therefore, operation of this resource is limited to no more than 16 hours a day.

Scheduling:

•	Day ahead schedule to be submitted, with intraday changes allowed

•	Nominations must be made in whole MWs

•	Day ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intraday Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intraday Schedule changes require 2 hours advance notice.

•	Day ahead scheduling: Unlimited changes up to the allocation MWs

•	Intraday scheduling: Limit of two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Energy Pricing: For each month of the Delivery Period, the price for energy will equal the sum of Day-Ahead Energy Charge, the Intra-day Energy Charge and the Variable O&M Charge:

•	Day-ahead Energy Charge = the sum of each day in the month’s Day-Ahead Energy Price x energy scheduled Day-Ahead:

•	Day-Ahead Energy Price = (Day-Ahead Fuel Index + Fuel Adder) x Heat Rate

•	Day-Ahead Fuel Index: 102.6% of SONAT Mid-Point price as published in Gas Daily for Louisiana-OnShore South for gas to flow on such day

•	Intra-Day Energy Charge = the sum of each day in the month’s Intra-Day Energy Price x energy scheduled Intra-Day

•	Intra-Day Energy Price = (Intra-Day Fuel Index + Fuel Adder) x Heat Rate

Attachment 4-3 to Duke-Blue Ridge Agreement

5

Attachment 4-3

EMC Partial Requirements Resources

(Page 6 of 7)

•	Intra-Day Fuel Index: 102.6% of the higher of the Gas Daily daily Mid-Point price for SONAT under the table for Louisiana-OnShore South for gas to flow such day or the Gas Daily daily Mid-Point price for SONAT under the table for Louisiana-OnShore South for gas to flow on the next trading day

•	Fuel Adder: $0.1/MMBtu

•	Heat Rate: 7.350 MMBtu/MWh

•	Variable O&M Charge:

2011 = $2.70/MWh

2012 = $2.76/MWh

Force Majeure: “Force Majeure” means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer’s markets; (ii) Buyer’s inability economically to use or resell the Product purchased hereunder; (iii) the loss of failure of Seller’s supply; or (iv) Seller’s ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to “force majeure” or “uncontrollable force” or a similar term as defined under the Transmission Provider’s tariff; provided, however, that existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

Attachment 4-3 to Duke-Blue Ridge Agreement

6

Attachment 4-3

EMC Partial Requirements Resources

(Page 7 of 7)

Resource Name: SEPA

Type of Resource: Baseload Resource

Delivery period: January 1, 2011 through December 31, 2021

Resource Capacity MW: 7

Must take resource: Duke must schedule the amount of energy that SEPA indicates is available.

Resource Availability: SEPA will send the “Energy for Scheduling” declaration to Duke on Thursday of each week. The declaration shows the minimum energy and excess energy available for scheduling.

Scheduling:

•	Duke to schedule with SEPA.

•	All scheduling nominations must be made in whole megawatts (MW) only.

•	If the SEPA declaration shows excess energy is available, that energy must be scheduled – it is not optional.

•	After receiving the energy declaration from SEPA, Duke is to fax or email back their proposed schedule for the coming week (7 days). The seven day week shall commence at the beginning of Saturday and extend to the end of Friday.

•	Schedules may be revised on a day-ahead basis only if received by 8 AM.

Energy Pricing: NA

Force Majeure: Neither the Government nor Purchaser shall be considered to be in default in respect of any obligation hereunder, if prevented from fulfilling such obligation by reason of uncontrollable forces, including but not limited to failure of facilities, flood, earthquake, storm, lightning, fire, epidemic, war, riot, civil disturbance, labor disturbance, materials or equipment shortages, or restraint by court or public authority, which by exercise of reasonable diligence and foresight could not have been avoided, but excluding drought. Either party rendered unable to fulfill any obligation by reason of an uncontrollable force shall remove such inability with all reasonable dispatch.

Attachment 4-3 to Duke-Blue Ridge Agreement

7

Attachment 7-2

Example showing the calculation of the Monthly Demand Charges in the

Duke-Blue Ridge Agreement, Duke-Piedmont Agreement

and Duke-Rutherford Agreement

The purpose of this attachment is to provide an example showing the calculation of the Monthly Demand Charge provided in Section 7.1.4 of the above-identified agreements. Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

Assumptions:

Hour in October in which the positive difference between the EMC Group Native Load and EMC Group’s Base Obligation is the greatest: 4:00-5:00 pm, October 14, 2006.

	BR (kW)	P (kW)	R (kW)
EMC Hourly Demand (10-14-06 4-5 pm)	75,000	275,000	375,000
EMC Base Obligation (10-14-06 4-5pm)	100,000	200,000	250,000

EMC Group Hourly Demand (10-14-06, 4-5 pm): 725,000 kW

EMC Group Base Obligation (10-14-06, 4-5 pm): 550,000 kW

Step 1

Calculate EMC Group Monthly Demand Quantity per Section 7.1.4.3.

EMC Group Hourly Demand	725,000 kW
minus EMC Group Base Obligation	-550,000 kW

EMC Group Monthly Demand Quantity	175,000 kW

Step 2

Calculate EMC Monthly Demand Quantity per Section 7.1.4.1.

	A EMC Hourly Demand (10-14-06 4-5pm) (kW)	B minus EMC Base Obligation (10-14-06 4-5 pm) (kW)	C EMC Monthly Demand Quantity[2] (kW)
BR	75,000	100,000	0
P	275,000	200,000	75,000
R	375,000	250,000	125,000

Step 3

Calculate EMC Group Combined Monthly Demand Quantity per Section 7.1.4.2.

BR Monthly Demand Quantity	0 kW
P Monthly Demand Quantity	75,000 kW
R Monthly Demand Quantity	125,000 kW

EMC Group Combined Monthly Demand Quantity	200,000 kW

[2]	Cannot be less than zero.

2

Step 4

Calculate Monthly Demand Amount per Section 7.1.4.

	A EMC Monthly Demand Quantity (kW)	B EMC Group Combined Monthly Demand Quantity (kW)	C EMC Group Monthly Demand Quantity (kW)	D EMC Monthly Demand Amount ( ( A / B) * C) (kW)
BR	0	200,000	175,000	0
P	75,000	200,000	175,000	65,625
R	125,000	200,000	175,000	109,375

Step 5

Calculate Monthly Demand Charge per Section 7.1.4.

	A EMC Monthly Demand Amount (kW)	B Monthly Demand Rate ($/kW-year)	C Monthly Demand Charge
BR	0	0.75	0
P	65,625	0.75	$49,218.75
R	109,375	0.75	$82,031.25

3

Attachment 7-3

Calculation of Blue Ridge Allocated Share of

Duke Total Hourly Energy Charge, EMC Group Total Hourly Energy Credit,

Inter-EMC Energy Charge and Inter-EMC Energy Credit

I. Definitions

1. The Inter-EMC Transfer Price for an Hour shall be equal to the simple average of the Duke Territorial Incremental Cost for the Hour and the Duke Territorial Decremental Cost for the Hour; provided, that for any Hour for which the EMC Group Energy Credit Amount is zero, the Inter-EMC Transfer Price for the Hour shall be equal to 101.5% of the Duke Territorial Incremental Cost for the Hour, and that for any Hour for which the EMC Group Energy Purchase Amount is zero, the EMC Transfer Price for the Hour shall be equal to 101.5% of the Duke Territorial Decremental Cost for the Hour.

2. All other capitalized terms shall have the meaning set forth in Section 1.1 of this Agreement.

II. Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge

The Blue Ridge Allocated Share of the Duke Total Hourly Energy Charge for an Hour shall be equal to:

( C3 / A ) * D

Where:

A = EMC Group Combined Energy Purchase Amount

C3 = Blue Ridge Energy Purchase Amount

D = Duke Total Hourly Energy Charge

III. Blue Ridge Allocated Share of the Inter-EMC Energy Charge

The Blue Ridge Allocated Share of the Inter-EMC Energy Charge for an Hour shall be equal to:

( C3 / A ) * ( A - B ) * P

Where:

A = EMC Group Combined Energy Purchase Amount

B = EMC Group Energy Purchase Amount

C3 = Blue Ridge Energy Purchase Amount

P = Inter-EMC Transfer Price

IV.	Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit

The Blue Ridge Allocated Share of the EMC Group Total Hourly Energy Credit for an Hour shall be equal to:

( G3 / E ) * H

Where:

E = EMC Group Combined Energy Credit Amount

G3 = Blue Ridge Energy Credit Amount

H = EMC Group Total Hourly Energy Credit

V.	Blue Ridge Allocated Share of the Inter-EMC Energy Credit

The Blue Ridge Allocated Share of the Inter-EMC Energy Credit for an Hour shall be equal to:

( G3 / E ) * ( E – F ) * P

Where:

E = EMC Group Combined Energy Credit Amount

F = EMC Group Energy Credit Amount

G3 = Blue Ridge Energy Credit Amount

P = Inter-EMC Transfer Price

Attachment 7-4

Example 1

Showing the Calculation of Blue Ridge, Piedmont and

Rutherford Allocated Shares of the Duke Total Hourly Energy Charge,

EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

The purpose of this attachment is to provide an example showing the calculation of the charges and credits identified above for one Hour. For purposes of this example, Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

I. ASSUMPTIONS:

A. Call and Put Signals during the Hour

	BR	P	R	EMC Group
Intervals 1-225[3] - Call Signal during each Interval (kW):	6,000	0	10,000	6,000
Intervals 1-225 - Put Signal during each Interval (kW)	0	10,000	0	0
Intervals 226-450 - Call Signal during each Interval (kW)	6,000	0	10,000	6,000
Intervals 226-450 - Put Signal during each Interval (kW)	0	10,000	0	0
Intervals 451-675 - Call Signal during each Interval (kW)	0	4,000	0	0
Intervals 451-675 - Put Signal during each Interval (kW)	9,000	0	9,000	14,000
Intervals 676-900 - Call Signal during each Interval (kW)	0	4,000	0	0
Intervals 676-900 - Put Signal during each Interval (kW)	9,000	0	9,000	14,000

[3]	Interval numbers refer to the Intervals during the Hour (e.g., Interval 1 is the first four seconds of the Hour, Interval 2 is the next four seconds, etc.). The Call and Put Signals are shown as the same in each of the first 225 Intervals of the Hour, and then again as the same in the next 225 Intervals and so on. This is a simplifying assumption, to make this example less cumbersome. In actual operation, the Parties anticipate that these positions would change frequently within the Hour.

B. Energy deliveries during the Hour4

	BR	P	R	EMC Group
Hourly Energy Amount delivered from Duke - Intervals 1-225	1,500	0	2,500	1,500
Hourly Energy Amount delivered to Duke - Intervals 1-225	0	2,500	0	0
Hourly Energy Amount delivered from Duke - Intervals 226-450	1,500	0	2,500	1,500
Hourly Energy Amount delivered to Duke - Intervals 226-450	0	2,500	0	0
Hourly Energy Amount delivered from Duke - Intervals 451-675	0	1,000	0	0
Hourly Energy Amount delivered to Duke - Intervals 451-675	2,250	0	2,250	3,500
Hourly Energy Amount delivered from Duke - Intervals 676-900	0	1,000	0	0
Hourly Energy Amount delivered to Duke - Intervals 676-900	2,250	0	2,250	3,500

[4]	These numbers sum the four-second Call and Put Signals from Part I.A. For example, 6,000 kW delivered by Duke in each of the 225 four-second Intervals (15 minutes) equal 1,500 kWh (6,000 KW * 225 Intervals / 900 Intervals / Hour = 1500 kWh).

C. Incremental/Decremental Costs

Duke Territorial Incremental Cost: $0.10/kWh

Duke Territorial Decremental Cost: $0.10/kWh

II. CALCULATIONS

A. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge

Step 1

Sum the energy deliveries by Duke to BR for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by Duke to the EMC Group for all Intervals over the entire Hour (column 5).

Column number	1	2	3	4	5
	BR5	P6	R7	Sum[8]	Aggregate EMC Group[9]
Energy delivered by Duke (kW)	3,000	2,000	5,000	10,000	3,000

Step 2

Calculate the percentage that each Customer contributed to the energy deliveries by Duke (Customer Buy / Sum of Customer Buys)

	BR10	P11	R12	Sum
Energy delivered by Duke	30.00%	20.00%	50.00%	100.00%

[5]	Blue Ridge Energy Purchase Amount
[6]	Piedmont Energy Purchase Amount
[7]	Rutherford Energy Purchase Amount
[8]	EMC Group Combined Energy Purchase Amount
[9]	EMC Group Energy Purchase Amount
[10]	Blue Ridge Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[11]	Piedmont Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[12]	Rutherford Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.

Step 3

Calculate Duke Total Hourly Energy Charge = 113% of Duke Territorial Incremental Cost for electric energy delivered by Duke to the EMC Group for the Hour (3,000 kW * $0.10/kWh * 113% = $339.00)

Step 4

Calculate the individual EMC’s Allocated Share of the Duke Total Hourly Energy Charge.

Apply the percentages derived in Step 2 to the Duke Total Hourly Energy Charge.

	BR13	P14	R15	Sum[16]
$ for energy delivered by Duke	$101.70	$67.80	$169.50	$339.00

These amounts are included in the Duke Hourly Energy Charge.

[13]	Blue Ridge Allocated Share of Duke Total Hourly Energy Charge.
[14]	Piedmont Allocated Share of Duke Total Hourly Energy Charge
[15]	Rutherford Allocated Share of Duke Total Hourly Energy Charge
[16]	Duke Total Hourly Energy Charge

B. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the EMC Group Total Hourly Energy Credit

Step 5

Sum the energy deliveries by BR to Duke for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by EMC Group to Duke for all Intervals over the entire Hour (column 5).

Column number	1	2	3	4	5
	BR17	P18	R19	Sum[20]	EMC Group[21]
Energy delivered by Customer (kW)	4,500	5,000	4,500	14,000	7,000

Step 6

Calculate the percentage that each Customer contributed to the energy deliveries by Customers (Customer delivery / Sum of Customer deliveries)

	BR22	P23	R24	Sum
Energy delivered by Customer	32.14%	35.71%	32.14%	100.00%

[17]	Blue Ridge Energy Credit Amount
[18]	Piedmont Energy Credit Amount
[19]	Rutherford Energy Credit Amount
[20]	EMC Group Combined Energy Credit Amount
[21]	EMC Group Energy Credit Amount
[22]	Blue Ridge Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[23]	Piedmont Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[24]	Rutherford Energy Credit Amount / EMC Group Combined Energy Credit Amount.

Step 7

Calculate the EMC Group Total Hourly Energy Credit = 90% of Duke Territorial Decremental Cost for electric energy delivered by the EMC Group to Duke for the Hour (7,000 kW * $0.10/kWh * 90% = $630)

Step 8

Calculate the EMC Allocated Share of the EMC Group Total Hourly Energy Credit

Apply the percentages derived in Step 6 to the EMC Group Total Hourly Energy Credit.

	BR25	P26	R27	Sum[28]
$ for energy delivered by Customers	$202.50	$225.00	$202.50	$630.00

[25]	Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit.
[26]	Piedmont Allocated Share of EMC Group Total Hourly Energy Credit
[27]	Rutherford Allocated Share of EMC Group Total Hourly Energy Credit
[28]	EMC Group Total Hourly Energy Credit

C. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Charge

Step 9

Calculate the difference between the EMC Group Combined Energy Purchase Amount (sum determined in Step 1, column 4) and the EMC Group Energy Purchase Amount (aggregate calculated in Step 1, column 5).

Step 5, column 4[29]	10,000
Step 5, column 5[30]	-3,000

Difference	7,000

Step 10

Apply the percentages derived in Step 2 to the difference derived in Step 9.

	BR	P	R	Sum
Energy delivered by Duke	2,100	1,400	3,500	7,000

Step 11

Calculate Inter-EMC Transfer Price: Average of 113% of Duke Territorial Incremental Cost and 90% of Duke Territorial Decremental Cost, unless EMC Group Energy Purchase Amount or EMC Group Energy Credit Amount is zero. If EMC Group Energy Purchase Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Decremental Cost. If EMC Group Energy Credit Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Incremental Cost. In this example, Inter-EMC Transfer Price is average of $0.113/kWh and $0.09/kWh, or $0.1015/kWh.

[29]	EMC Group Combined Energy Purchase Amount
[30]	EMS Group Energy Purchase Amount

Step 12

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 10.

	BR31	P32	R33	Sum
$ for Inter-EMC Charge	$213.15	$142.10	$355.25	$710.50

These amounts are included in the Duke Hourly Energy Charge

D. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Credit

Step 13

Calculate the EMC Group Combined Energy Credit Amount (difference between the sum determined in Step 5, column 4) and the EMC Group Credit Amount (aggregate calculated in Step 5, column 5).

Step 5, column 4[34]	14,000
Step 5, column 5[35]	-7,000

Difference	7,000

[31]	Blue Ridge Allocated Share of Inter-EMC Energy Charge
[32]	Piedmont Allocated Share of Inter-EMC Energy Charge
[33]	Rutherford Allocated Share of Inter-EMC Energy Charge
[34]	EMC Group Combined Energy Credit Amount
[35]	EMC Group Energy Credit Amount

Step 14

Apply the percentages derived in Step 6 to the difference derived in Step 13.

	BR	P	R	Sum
Energy delivered by Customer	2,250	2,500	2,250	7,000

Step 15

Muliply the Inter-EMC Transfer Price times the amounts derived in Step 14

	BR36	P37	R38	Sum
$ for Inter-EMC Credit	$228.38	$253.75	$228.38	$710.50

III. CHARGE/CREDIT SUMMATION FOR THE HOUR

		BR	P	R	Total
1.	Allocated Share of Duke Total Hourly Energy Ch. (Step 4)	$101.70	$67.80	$169.50	$339.00
2.	Allocated Share of Inter-EMC Energy Charge (Step 12)	$213.15	$142.10	$355.25	$710.50
3.	Subtotal (row 1 + row 2)	$314.85	$209.90	$524.75	$1,049.50
4.	Allocated Share of EMC Group Ttl Hourly En. Cr. (Step 8)	$202.50	$225.00	$202.50	$630.00
5.	Allocated Share of Inter-EMC Energy Credit (Step 15)	$228.38	$253.75	$228.38	$710.50
6.	Subtotal (row 4 + row 5)	$430.88	$478.75	$430.88	$1,340.50
7.	Total charge (credit) (row 3 – row 6)	$(116.03)	$(268.85)	$93.88	$(291.00)

[36]	Blue Ridge Allocated Share of Inter-EMC Energy Credit
[37]	Piedmont Allocated Share of Inter-EMC Energy Credit
[38]	Rutherford Allocated Share of Inter-EMC Energy Credit

Attachment 7-4

Example 2

Showing the Calculation of Blue Ridge, Piedmont and

Rutherford Allocated Shares of the Duke Total Hourly Energy Charge,

EMC Group Total Hourly Energy Credit, Inter-EMC Energy Charge and Inter-EMC Energy Credit

The purpose of this attachment is to provide an example showing the calculation of the charges and credits identified above for one Hour. For purposes of this example, Blue Ridge, Piedmont and Rutherford are referred to individually as BR, P and R, respectively, and collectively as the EMC Group.

I. ASSUMPTIONS:

A. Call and Put Signals during the Hour

	BR	P	R	EMC Group
Intervals 1-225[39] - Call Signal during each Interval (kW):	0	3,000	3,000	2,000
Intervals 1-225 - Put Signal during each Interval (kW)	4,000	0	0	0
Intervals 226-450 - Call Signal during each Interval (kW)	0	5,000	3,000	4,000
Intervals 226-450 - Put Signal during each Interval (kW)	4,000	0	0	0
Intervals 451-675 - Call Signal during each Interval (kW)	0	2,000	0	0
Intervals 451-675 - Put Signal during each Interval (kW)	2,000	0	0	0
Intervals 676-900 - Call Signal during each Interval (kW)	0	1,000	1,000	0
Intervals 676-900 - Put Signal during each Interval (kW)	4,000	0	0	2,000

[39]	Interval numbers refer to the Intervals during the Hour (e.g., Interval 1 is the first four seconds of the Hour, Interval 2 is the next four seconds, etc.). The Call and Put Signals are shown as the same in each of the first 225 Intervals of the Hour, and then again as the same in the next 225 Intervals and so on. This is a simplifying assumption, to make this example less cumbersome. In actual operation, the Parties anticipate that these positions would change frequently within the Hour.

B. Energy deliveries during the Hour40

	BR	P	R	EMC Group
Hourly Energy Amount delivered from Duke - Intervals 1-225	0	750	750	500
Hourly Energy Amount delivered to Duke - Intervals 1-225	1,000	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 226-450	0	1,250	750	1,000
Hourly Energy Amount delivered to Duke - Intervals 226-450	1,000	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 451-675	0	500	0	0
Hourly Energy Amount delivered to Duke - Intervals 451-675	500	0	0	0
Hourly Energy Amount delivered from Duke - Intervals 676-900	0	250	250	0
Hourly Energy Amount delivered to Duke - Intervals 676-900	1,000	0	0	500

C. Incremental/Decremental Costs

Duke Territorial Incremental Cost: $0.10/kWh
Duke Territorial Decremental Cost: $0.10/kWh

II. CALCULATIONS

A. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Duke Total Hourly Energy Charge

Step 1

Sum the energy deliveries by Duke to BR for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by Duke to the EMC Group for all Intervals over the entire Hour (column 5).

[40]	These numbers sum the four-second Call and Put Signals from Part I.A. For example, 3,000 kW delivered by Duke in each of the 225 four-second Intervals (15 minutes) equal 750 kWh (2,000 KW * 225 Intervals / 900 Intervals / Hour = 750 kWh).

Column number	1	2	3	4	5
	BR41	P42	R43	Sum[44]	Aggregate EMC Group[45]
Energy delivered by Duke (kW)	0	2,750	1,750	4,500	1,500

Step 2

Calculate the percentage that each Customer contributed to the energy deliveries by Duke (Customer Buy / Sum of Customer Buys)

	BR46	P47	R48	Sum
Energy delivered by Duke	0.00%	61.11%	38.89%	100.00%

[41]	Blue Ridge Energy Purchase Amount
[42]	Piedmont Energy Purchase Amount
[43]	Rutherford Energy Purchase Amount
[44]	EMC Group Combined Energy Purchase Amount
[45]	EMC Group Energy Purchase Amount
[46]	Blue Ridge Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[47]	Piedmont Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.
[48]	Rutherford Energy Purchase Amount / EMC Group Combined Energy Purchase Amount.

Step 3

Calculate Duke Total Hourly Energy Charge = 113% of Duke Territorial Incremental Cost for electric energy delivered by Duke to the EMC Group for the Hour (1,500 kW * $0.10/kWh * 113% = $169.50)

Step 4

Calculate the individual EMC’s Allocated Share of the Duke Total Hourly Energy Charge.

Apply the percentages derived in Step 2 to the Duke Total Hourly Energy Charge.

	BR49	P50	R51	Sum[52]
$ for energy delivered by Duke	$0.00	$103.58	$65.92	$169.50

These amounts are included in the Duke Hourly Energy Charge.

[49]	Blue Ridge Allocated Share of Duke Total Hourly Energy Charge.
[50]	Piedmont Allocated Share of Duke Total Hourly Energy Charge
[51]	Rutherford Allocated Share of Duke Total Hourly Energy Charge
[52]	Duke Total Hourly Energy Charge

B. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the EMC Group Total Hourly Energy Credit

Step 5

Sum the energy deliveries by BR to Duke for all Intervals over the entire Hour (column 1). Repeat calculation for P and R (columns 2-3). Sum columns 1-3 (column 4). Sum the energy deliveries by EMC Group to Duke for all Intervals over the entire Hour (column 5).

Column number	1	3	4	5	6
	BR53	P54	R55	Sum[56]	EMC Group[57]
Energy delivered by Customer (kW)	3,500	0	0	3,500	500

[53]	Blue Ridge Energy Credit Amount
[54]	Piedmont Energy Credit Amount
[55]	Rutherford Energy Credit Amount
[56]	EMC Group Combined Energy Credit Amount
[57]	EMC Group Energy Credit Amount

Step 6

Calculate the percentage that each Customer contributed to the energy deliveries by Customers (Customer delivery / Sum of Customer deliveries)

	BR58	P59	R60	Sum
Energy delivered by Customer	100.00%	0.00%	0.00%	100.00%

Step 7

Calculate the EMC Group Total Hourly Energy Credit = 90% of Duke Territorial Decremental Cost for electric energy delivered by the EMC Group to Duke for the Hour (500 kW * $0.10/kWh * 90% = $45)

Step 8

Calculate the EMC Allocated Share of the EMC Group Total Hourly Energy Credit

Apply the percentages derived in Step 6 to the EMC Group Total Hourly Energy Credit.

[58]	Blue Ridge Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[59]	Piedmont Energy Credit Amount / EMC Group Combined Energy Credit Amount.
[60]	Rutherford Energy Credit Amount / EMC Group Combined Energy Credit Amount.

	BR61	P62	R63	Sum[64]
$ for energy delivered by Customers	$45.00	$—	$—	$45.00

C. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Charge

Step 9

Calculate the difference between the EMC Group Combined Energy Purchase Amount (sum determined in Step 1, column 4) and the EMC Group Energy Purchase Amount (aggregate calculated in Step 1, column 5).

Step 1, column 4[65]	4,500
Step 1, column 5[66]	-1,500

Difference	3,000

[61]	Blue Ridge Allocated Share of EMC Group Total Hourly Energy Credit.
[62]	Piedmont Allocated Share of EMC Group Total Hourly Energy Credit
[63]	Rutherford Allocated Share of EMC Group Total Hourly Energy Credit
[64]	EMC Group Total Hourly Energy Credit
[65]	EMC Group Combined Energy Purchase Amount
[66]	EMC Group Energy Purchase Amount

Step 10

Apply the percentages derived in Step 2 to the difference derived in Step 9.

	BR	P	R	Sum
Energy delivered by Duke	0	1,833	1,167	3,000

Step 11

Calculate Inter-EMC Transfer Price: Average of 113% of Duke Territorial Incremental Cost and 90% of Duke Territorial Decremental Cost, unless EMC Group Energy Purchase Amount or EMC Group Energy Credit Amount is zero. If EMC Group Energy Purchase Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Decremental Cost. If EMC Group Energy Credit Amount is zero, Inter-EMC Transfer Price is 101.50% of Duke Territorial Incremental Cost. In this example, Inter-EMC Transfer Price is average of $0.113/kWh and $0.09/kWh, or $0.1015/kWh.

Step 12

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 10.

	BR67	P68	R69	Sum
$ for Inter-EMC Charge	$0.00	$186.08	$118.42	$304.50

D. Calculation of Blue Ridge, Piedmont and Rutherford Allocated Shares of the Inter-EMC Energy Credit

[67]	Blue Ridge Allocated Share of Inter-EMC Energy Charge
[68]	Piedmont Allocated Share of Inter-EMC Energy Charge
[69]	Rutherford Allocated Share of Inter-EMC Energy Charge

Step 13

Calculate the EMC Group Combined Energy Credit Amount (difference between the sum determined in Step 5, column 4) and the EMC Group Credit Amount (aggregate calculated in Step 5, column 5).

Step 5, column 4[70]	3,500
Step 5, column 5[71]	- 500

Difference	3,000

Step 14

Apply the percentages derived in Step 6 to the difference derived in Step 13.

	BR	P	R	Sum
Energy delivered by Customer	3,000	0	0	3,000

Step 15

Multiply the Inter-EMC Transfer Price times the amounts derived in Step 14

	BR72	P73	R74	Sum
$ for Inter-EMC Credit	$304.50	$0.00	$0.00	$304.50

[70]	EMC Group Combined Energy Credit Amount
[71]	EMC Group Energy Credit Amount
[72]	Blue Ridge Allocated Share of Inter-EMC Energy Credit
[73]	Piedmont Allocated Share of Inter-EMC Energy Credit
[74]	Rutherford Allocated Share of Inter-EMC Energy Credit

III. CHARGE/CREDIT SUMMATION FOR THE HOUR

		BR	P	R	Total
1.	Allocated Share of Duke Total Hourly Energy Ch. (Step 4)	$0.00	$103.58	$65.92	$169.50
2.	Allocated Share of Inter-EMC Energy Charge (Step 12)	$0.00	$186.08	$118.42	$304.50
3.	Subtotal (row 1 + row 2)	$0.00	$289.67	$184.33	$474.00
4.	Allocated Share of EMC Group Ttl Hourly En. Cr. (Step 8)	$45.00	$0.00	$0.00	$45.00
5.	Allocated Share of Inter-EMC Energy Credit (Step 15)	$304.50	$0.00	$0.00	$304.50
6.	Subtotal (row 4 + row 5)	$349.50	$0.00	$0.00	$349.50
7.	Total charge (credit) (row 3 – row 6)	$(349.50)	$289.67	$184.33	$124.50

Attachment 7-5

Example showing Calculations of

Blue Ridge Energy Purchase Amounts

and Blue Ridge Energy Credit Amount

This attachment provides an example showing the calculation of the Blue Ridge Energy Purchase Amount and Blue Ridge Energy Credit Amount for one Hour.

Four- second Interval Number*	A EMC’s Base Obligation (kW)	B EMC’s Native Load (kW)	C Call Signal (B-A where B>A) (kW)	D Call energy (C/900) (kWhs)	E Put Signal (A-B where A>B) (kW)	F Put energy (E/900) (kWhs)
1	100,000	102,000	2,000	2.2	—	—
2	100,000	101,000	1,000	1.1	—	—
3	100,000	100,000	—	—	—	—
4	100,000	99,000	—	—	1,000	1.1
5	100,000	98,000	—	—	2,000	2.2
6	100,000	97,000	—	—	3,000	3.3
7-895[75]	100,000	100,000	—	—	—	—
896	100,000	98,000	—	—	2,000	2.2
897	100,000	99,000	—	—	1,000	1.1
898	100,000	100,000	—	—	—	—
899	100,000	101,000	1,000	1.1	—	—
900	100,000	102,000	2,000	2.2	—	—

Total				6.6[76]		9.9[77]

*	Interval numbers refer to the Intervals during the hour (e.g., Interval 1 is the first four seconds of the hour, Interval 2 is the next four seconds, etc.)
[75]	To simplify this example, EMC’s Base Obligation and EMC’s Native Load are assumed to be equal during Intervals 6-895. In actual operation, the parties anticipate that these amounts will differ throughout the Hour.
[76]	Blue Ridge Energy Purchase Amount
[77]	Blue Ridge Energy Credit Amount

Attachment 7-6

Example showing Calculations of EMC Group Energy Purchase Amounts and EMC Group Energy Credit Amount

This attachment provides an example showing the calculation of the EMC Group Energy Purchase Amount and EMC Group Energy Credit Amount for one Hour.

Four-second Interval Number*	A EMC Group Base Obligation (kW)	B EMC Group Native Load (kW)	C Call Signal (B-A where B>A) (kW)	D Call energy (C/900) (kWhs)	E Put Signal (A-B where A>B) (kW)	F Put energy (E/900) (kWhs)
1	400,000	408,000	8,000	8.8	—	—
2	400,000	404,000	4,000	4.4	—	—
3	400,000	400,000	—	—	—	—
4	400,000	396,000	—	—	4,000	4.4
5	400,000	392,000	—	—	8,000	8.8
6	400,000	388,000	—	—	12,000	13.2
7-895[78]	400,000	400,000	—	—	—	—
896	400,000	392,000	—	—	8,000	8.8
897	400,000	396,000	—	—	4,000	4.4
898	400,000	400,000	—	—	—	—
899	400,000	404,000	4,000	4.4	—	—
900	400,000	408,000	8,000	8.8	—	—

Total				26.4[79]		39.6[80]

*	Interval numbers refer to the Intervals during the hour (e.g., Interval 1 is the first four seconds of the hour, Interval 2 is the next four seconds, etc.)
[78]	To simplify this example, the EMC Group’s Base Obligation and the EMC Group’s Native Load are assumed to be equal during Intervals 6-895. In actual operation, the Parties anticipate that these amounts will differ throughout the Hour.
[79]	EMC Group Energy Purchase Amount
[80]	EMC Group Energy Credit Amount

Attachment 7-7

Example showing the calculation of

Monthly Billing Demand under Section 7.2.2.2

The purpose of this attachment is to provide an example showing the calculation of the Monthly Billing Demand under Section 7.2.2.2 of the Agreement.

I.	Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	5:00-6:00 p.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	6:00-7:00 p.m.	16,975
3.	3rd highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	4:00-5:00 p.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2007	7-25-07	3:00-4:00 p.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	5:00-6:00 p.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	6:00-7:00 p.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	4:00-5:00 p.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	3:00-4:00 p.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	5:00-6:00 p.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	6:00-7:00 p.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	4:00-5:00 p.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2007	8-1-07	3:00-4:00 p.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	5:00-6:00 p.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	6:00-7:00 p.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2007	6-26-07	4:00-5:00 p.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2007	7-26-07	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2007	7-24-07	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2007	1-18-07	9:00-10:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2007	1-18-07	10:00-11:00 a.m.	16,550
20.	20th highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	4:00-5:00 p.m.	16,525

		Day	Hour	Load (MW)
21.	21st highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	3:00-4:00 p.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	5:00-6:00 p.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2007	8-2-07	6:00-7:00 p.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	3:00-4:00 p.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	4:00-5:00 p.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	2:00-3:00 p.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2007	7-18-07	1:00-2:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	5:00-6:00 p.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	6:00-7:00 p.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2007	7-17-07	4:00-5:00 p.m.	16,325

II.	Calculation of Monthly Billing Demand for 2007:

The twenty (20) highest load hours during July-August are hours 1-14, 16-17 and 20-23.

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Base Obligation (kW)	EMC Native Load minus EMC Base Obligation (kW)
1.	7-25-07	5:00-6:00 p.m.	100,000	80,000	20,000
2.	7-25-07	6:00-7:00 p.m.	102,000	80,000	22,000
3.	7-25-07	4:00-5:00 p.m.	104,000	80,000	24,000
4.	7-25-07	3:00-4:00 p.m.	106,000	80,000	26,000
5.	7-24-07	5:00-6:00 p.m.	104,000	80,000	24,000
6.	7-24-07	6:00-7:00 p.m.	102,000	79,000	23,000
7.	7-24-07	4:00-5:00 p.m.	100,000	79,000	21,000
8.	7-24-07	3:00-4:00 p.m.	100,000	79,000	21,000
9.	8-1-07	5:00-6:00 p.m.	100,000	79,000	21,000
10.	8-1-07	6:00-7:00 p.m.	100,000	78,000	22,000
11.	8-1-07	4:00-5:00 p.m.	99,000	78,000	21,000

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Base Obligation (kW)	EMC Native Load minus EMC Base Obligation (kW)
12.	8-1-07	3:00-4:00 p.m.	99,000	78,000	21,000
13.	7-26-07	5:00-6:00 p.m.	99,000	100,000	0
14.	7-26-07	6:00-7:00 p.m.	99,000	100,000	0
16.	7-26-07	4:00-5:00 p.m.	98,000	100,000	0
17.	7-24-07	3:00-4:00 p.m.	98,000	100,000	0
20.	8-2-07	4:00-5:00 p.m.	98,000	100,000	0
21.	8-2-07	3:00-4:00 p.m.	98,000	100,000	0
22.	8-2-07	5:00-6:00 p.m.	98,000	100,000	0
23.	8-2-07	6:00-7:00 p.m.	98,000	100,000	0

	TOTAL				266,000

	AVERAGE				13,300[81]

[81]	Monthly Billing Demand for each Month during 2007.

Attachment 7-8

Examples showing the calculation of

Monthly Billing Demand under Section 7.3.2.2

The purpose of this attachment is to provide examples showing the calculation of the Monthly Billing Demand under Section 7.3.2.2 of the Agreement.

Example A

I.	Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	5:00-6:00 p.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	6:00-7:00 p.m.	16,975
3.	3rd highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	4:00-5:00 p.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2012	7-25-12	3:00-4:00 p.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	5:00-6:00 p.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	6:00-7:00 p.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	4:00-5:00 p.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	5:00-6:00 p.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	6:00-7:00 p.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	4:00-5:00 p.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2012	8-1-12	3:00-4:00 p.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	5:00-6:00 p.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	6:00-7:00 p.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2012	6-26-12	4:00-5:00 p.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	9:00-10:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	10:00-11:00 a.m.	16,550

		Day	Hour	Load (MW)
20.	20th highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	4:00-5:00 p.m.	16,525
21.	21st highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	3:00-4:00 p.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	5:00-6:00 p.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2012	8-2-12	6:00-7:00 p.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	3:00-4:00 p.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	4:00-5:00 p.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	2:00-3:00 p.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2012	7-18-12	1:00-2:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	5:00-6:00 p.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	6:00-7:00 p.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2012	7-17-12	4:00-5:00 p.m.	16,325

Annual Planning Period is May through September

II.	Calculation of Monthly Billing Demand for 2012:

The twenty (20) highest load hours during the Summer Period are hours 1-17 and 20-22

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
1.	7-25-12	5:00-6:00 p.m.	120,000	100,000	20,000
2.	7-25-12	6:00-7:00 p.m.	120,000	100,000	20,000
3.	7-25-12	4:00-5:00 p.m.	120,000	100,000	20,000
4.	7-25-12	3:00-4:00 p.m.	120,000	100,000	20,000
5.	7-24-12	5:00-6:00 p.m.	115,000	100,000	15,000
6.	7-24-12	6:00-7:00 p.m.	115,000	100,000	15,000
7.	7-24-12	4:00-5:00 p.m.	115,000	100,000	15,000

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
8.	7-24-12	3:00-4:00 p.m.	115,000	100,000	15,000
9.	8-1-12	5:00-6:00 p.m.	110,000	100,000	10,000
10.	8-1-12	6:00-7:00 p.m.	110,000	100,000	10,000
11.	8-1-12	4:00-5:00 p.m.	110,000	100,000	10,000
12.	8-1-12	3:00-4:00 p.m.	110,000	100,000	10,000
13.	7-26-12	5:00-6:00 p.m.	105,000	100,000	5,000
14.	7-26-12	6:00-7:00 p.m.	105,000	100,000	5,000
15.	6-26-12	4:00-5:00 p.m.	105,000	100,000	5,000
16.	7-26-12	4:00-5:00 p.m.	105,000	100,000	5,000
17.	7-24-12	3:00-4:00 p.m.	100,000	100,000	0
20.	8-2-12	4:00-5:00 p.m.	100,000	100,000	0
21.	8-2-12	3:00-4:00 p.m.	95,000	100,000	0
22.	8-2-12	5:00-6:00 p.m.	95,000	100,000	0
	TOTAL				200,000

	AVERAGE				10,000[82]

Example B

I.	Assumptions:

		Day	Hour	Load (MW)
1.	Highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	7:00-8:00 a.m.	17,000
2.	2nd highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	8:00-9:00 a.m.	16,975

[82]	Monthly Billing Demand for each Month during 2012.

		Day	Hour	Load (MW)
3.	3rd highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	9:00-10:00 a.m.	16,950
4.	4th highest Hourly Duke Schedule 1 Demand during 2012	1-25-12	10:00-11:00 a.m.	16,925
5.	5th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	7:00-8:00 a.m.	16,900
6.	6th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	8:00-9:00 a.m.	16,875
7.	7th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	9:00-10:00 a.m.	16,850
8.	8th highest Hourly Duke Schedule 1 Demand during 2012	1-24-12	10:00-11:00 a.m.	16,825
9.	9th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	7:00-8:00 a.m.	16,800
10.	10th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	8:00-9:00 a.m.	16,775
11.	11th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	9:00-10:00 a.m.	16,750
12.	12th highest Hourly Duke Schedule 1 Demand during 2012	2-1-12	10:00-11:00 a.m.	16,725
13.	13th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	8:00-9:00 a.m.	16,700
14.	14th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	9:00-10:00 a.m.	16,675
15.	15th highest Hourly Duke Schedule 1 Demand during 2012	12-21-12	10:00-11:00 a.m.	16,650
16.	16th highest Hourly Duke Schedule 1 Demand during 2012	7-26-12	4:00-5:00 p.m.	16,625
17.	17th highest Hourly Duke Schedule 1 Demand during 2012	7-24-12	3:00-4:00 p.m.	16,600
18.	18th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	7:00-8:00 a.m.	16,575
19.	19th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	8:00-9:00 a.m.	16,550
20.	20th highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	9:00-10:00 a.m.	16,525
21.	21st highest Hourly Duke Schedule 1 Demand during 2012	2-2-12	10:00-11:00 a.m.	16,500
22.	22nd highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	9:00-10:00 a.m.	16,475
23.	23rd highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	10:00-11:00 a.m.	16,450
24.	24th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	7:00-8:00 a.m.	16,425
25.	25th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	8:00-9:00 a.m.	16,400
26.	26th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	6:00-7:00 a.m.	16,375
27.	27th highest Hourly Duke Schedule 1 Demand during 2012	1-18-12	11:00 a.m.-12:00 p.m.	16,350
28.	28th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	8:00-9:00 a.m.	16,325
29.	29th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	9:00-10:00 a.m.	16,300
30.	30th highest Hourly Duke Schedule 1 Demand during 2012	1-17-12	10:00-11:00 a.m.	16,325
31.	Highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	7:00-8:00 a.m.	17,000

		Day	Hour	Load (MW)
32.	2nd highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	8:00-9:00 a.m.	16,975
33.	3rd highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	9:00-10:00 a.m.	16,950
34.	4th highest Hourly Duke Schedule 1 Demand during 2011	1-23-11	10:00-11:00 a.m.	16,925
35.	5th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	7:00-8:00 a.m.	16,900
36.	6th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	8:00-9:00 a.m.	16,875
37.	7th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	9:00-10:00 a.m.	16,850
38.	8th highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	10:00-11:00 a.m.	16,825
39.	9th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	7:00-8:00 a.m.	16,800
40.	10th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	8:00-9:00 a.m.	16,775
41.	11th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	9:00-10:00 a.m.	16,750
42.	12th highest Hourly Duke Schedule 1 Demand during 2011	2-4-11	10:00-11:00 a.m.	16,725
43.	13th highest Hourly Duke Schedule 1 Demand during 2011	1-28-11	8:00-9:00 a.m.	16,700
44.	14th highest Hourly Duke Schedule 1 Demand during 2011	1-28-11	9:00-10:00 a.m.	16,675
45.	15th highest Hourly Duke Schedule 1 Demand during 2011	12-15-11	9:00-10:00 a.m.	16,650
46.	16th highest Hourly Duke Schedule 1 Demand during 2011	12-16-11	9:00-10:00 a.m.	16,625
47.	17th highest Hourly Duke Schedule 1 Demand during 2011	12-15-11	10:00-11:00 a.m.	16,600
48.	18th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	5:00-6:00 p.m.	16,575
49.	19th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	6:00-7:00 p.m.	16,550
50.	20th highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	4:00-5:00 p.m.	16,525
51.	21st highest Hourly Duke Schedule 1 Demand during 2011	7-18-11	3:00-4:00 p.m.	16,500
52.	22nd highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	11:00 a.m.-12:00 p.m.	16,475
53.	23rd highest Hourly Duke Schedule 1 Demand during 2011	1-18-11	6:00-7:00 a.m.	16,450
54.	24th highest Hourly Duke Schedule 1 Demand during 2011	2-5-11	8:00-9:00 a.m.	16,425
55.	25th highest Hourly Duke Schedule 1 Demand during 2011	2-5-11	9:00-10:00 a.m.	16,400
56.	26th highest Hourly Duke Schedule 1 Demand during 2011	1-20-11	8:00-9:00 a.m.	16,375
57.	27th highest Hourly Duke Schedule 1 Demand during 2011	1-20-11	9:00-10:00 a.m.	16,350
58.	28th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	7:00-8:00 a.m.	16,325
59.	29th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	8:00-9:00 a.m.	16,300
60.	30th highest Hourly Duke Schedule 1 Demand during 2011	1-21-11	9:00-10:00 a.m.	16,325

Annual Planning Period is October through April

The twenty (20) highest load hours during the Winter Period are hours 1-12 and 18-22 in 2012 and hours 45-47 in 2011.

II.	Calculation of Monthly Billing Demand for 2012:

No. from Part I	Day	Hour	EMC Native Load (kW)	EMC Partial Requirements Resources (kW)	EMC Native Load minus EMC Partial Requirements Resources (kW)
1.	1-25-12	7:00-8:00 a.m.	120,000	100,000	20,000
2.	1-25-12	8:00-9:00 a.m.	120,000	100,000	20,000
3.	1-25-12	9:00-10:00 a.m.	120,000	100,000	20,000
4.	1-25-12	10:00-11:00 a.m.	120,000	100,000	20,000
5.	1-24-12	7:00-8:00 a.m.	115,000	100,000	15,000
6.	1-24-12	8:00-9:00 a.m.	115,000	100,000	15,000
7.	1-24-12	9:00-10:00 a.m.	115,000	100,000	15,000
8.	1-24-12	10:00-11:00 a.m.	115,000	100,000	15,000
9.	2-1-12	7:00-8:00 a.m.	110,000	100,000	10,000
10.	2-1-12	8:00-9:00 a.m.	110,000	100,000	10,000
11.	2-1-12	9:00-10:00 a.m.	110,000	100,000	10,000
12.	2-1-12	10:00-11:00 a.m.	110,000	100,000	10,000
45.	12-15-11	9:00-10:00 a.m.	105,000	100,000	5,000
46.	12-16-11	9:00-10:00 a.m.	105,000	100,000	5,000
47.	12-15-11	9:00-10:00 a.m.	105,000	100,000	5,000
18.	2-2-12	7:00-8:00 a.m.	105,000	100,000	5,000
19.	2-2-12	8:00-9:00 a.m.	100,000	100,000	0
20.	2-2-12	9:00-10:00 a.m.	100,000	100,000	0
21.	2-2-12	10:00-11:00 a.m.	95,000	100,000	0
22.	1-18-12	9:00-10:00 a.m.	95,000	100,000	0

	TOTAL				200,000

	AVERAGE				10,000[83]

[83]	Monthly Billing Demand for each Month during 2012.

ATTACHMENT 7-9

Demand Rate Adjustment Percentage and Annual Percentage

This attachment provides the formulas to be used for calculating the Demand Rate Adjustment Percentage and Annual Percentage for each calendar year beginning January 1, 2011.

The Demand Rate Adjustment Percentage shall equal the Production Capacity Revenue Requirement Adjustment divided by the Original Production Capacity Revenue Requirement, but not less than zero.

Where

Production Capacity Revenue Requirement Adjustment = (Annual Percentage – 4%) * (Original Production Capacity Revenue Requirement + Original Energy Revenue Requirement)

And

Annual Percentage shall equal the product of the System Gross Plant Difference and the Fixed Charge Rate, divided by the sum of Original Production Capacity Revenue Requirement and Original Energy Revenue Requirement. For purposes of calculating the Production Capacity Revenue Requirement Adjustment, the Annual Percentage shall be a maximum of 10%.

System Gross Plant Difference shall equal EMC Plant in Service less NC Retail Plant in Service. (May be positive or negative.) System Gross Plant Difference shall be decreased as necessary to eliminate differences between EMC Plant in Service and NC Retail Plant in Service related to timing or method of recovery of plant costs (e.g., plant differences due to recovery of construction period financing costs through inclusion of construction work in progress in rate base).

Fixed Charge Rate shall equal 10%.

EMC Plant in Service shall equal the average of the total ending balance of Production Plant, General Plant and Intangible Plant according to Schedule 1 of this Agreement, for the calendar year for which the Production Capacity Revenue Requirement calculation is prepared and total ending balance of Production Plant, General Plant and Intangible Plant according to Schedule 1 of this Agreement for the previous calendar year calculation of the Production Capacity Revenue Requirement.

NC Retail Plant in Service shall equal the sum of Duke Power Retail Plant in Service and Nantahala Retail Plant in Service, which shall be determined from Company records supporting the total Electric Plant in Service amount on Schedule 3 of NCUC Form E.S.-1 for the 12 month calendar period corresponding to the Production Capacity Revenue Requirement calculation used for calculating the EMC Plant in Service.

Duke Power Retail Plant in Service shall equal the average of the two December balances for the total of Production, General and Intangible plant amounts included in the total Electric Plant in Service monthly amounts shown on Schedule 3 of NCUC Form E.S.-1 for Duke Power.

Nantahala Retail Plant in Service shall equal the average of the two December balances for the total of Production, General and Intangible plant amounts included in the total Electric Plant in Service monthly amounts shown on Schedule 3 of NCUC Form E.S.-1 for Nantahala Power & Light.

Original Production Capacity Revenue Requirement shall equal the Production Capacity Revenue Requirement before consideration of any adjustments pursuant to Section 7.3.2.3 of the Agreement.

Original Energy Revenue Requirement shall equal the sum of F for purposes of calculating the Fuel Rate in Schedule 1 and Variable Non-Fuel Production Operation and Maintenance Expense for purposes of calculating the Variable O&M Rate in Schedule 1.

Attachment 7-10

Example of Demand Rate Adjustment Percentage and Annual Percentage

Note: EMC and NC Retail Plant in Service values are actuals for 2004.

CASE WITH NO ADJUSTMENT WARRANTED––

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant (“timing” adjusted)	$11,509,514	$11,509,514	NC Retail = Attachment 7-10, Page 4, Line 10
5	System Gross Plant Difference		$—	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$—	(Line 6 x Line 5)
8	Annual Percentage		0.00%	(Line 7 / Line 3) No adjustment occurs since below 4% impact

Note: EMC Plant in Service values are actuals for 2004, but NC Retail Plant in Service values have been reduced for purpose of demonstration.

CASE WITH NO ADJUSTMENT WARRANTED––

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant (“timing” adjusted)	$10,618,079	$11,509,514	NC Retail = Attachment 7-10, Page 4, Line 10
5	System Gross Plant Difference		$891,435	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$89,143	(Line 6 x Line 5)
8	Annual Percentage		2.96%	(Line 7 /Line 3) No adjustment occurs since below 4% impact

ADJUSTMENT WARRANTED

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)
4	Actual Gross Plant	$9,729,655	$11,509,514
5	System Gross Plant Difference		$1,779,859	(EMC Line 4 - NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$177,986	(Line 6 x Line 5)
8	Annual Percentage		5.91%	(Line 7 / Line 3) Since Annual Percentage is in excess of 4%, adjustment to Demand Rate is needed.
9	Demand Rate Adjustment Percentage		3.24%	[(Line 8 - 4%) x Line 3] / Line 1
10	Demand Rate per Section 7.3.2.1		$117.53
11	Demand Rate as adjusted per Section 7.3.2.3		$113.72	Line 10 x (100% - Line 9)

ADJUSTMENT WARRANTED (but limited)

		NC Retail	EMC
1	Demand Rev Req Unadjusted		$1,774,603
2	Energy Rev Req		$1,235,341
3	Total Unadjusted Rev Req for EMC Rate Calcs		$3,009,944	(Line 1 + Line 2)

4	Actual Gross Plant	$8,368,409	$11,509,514
5	System Gross Plant Difference		$3,141,105	(EMC Line 4 -NC Line 4)
6	Levelized FCR		0.100
7	Estimated Impact on Demand Rev Req		$314,110	(Line 6 x Line 5)
8	Annual Percentage		10.44%	(Line 7 /Line 3) Since Annual Percentage is in excess of 4%, adjustment to Demand Rate is needed, but is limited to maximum of 6% of total unadjusted revenue requirements.
9	Demand Rate Adjustment Percentage		10.18%	[(Line 8* - 4%) x Line 3] / Line 1
10	Demand Rate per Section 7.3.2.1		$117.53
11	Demand Rate as adjusted per Section 7.3.2.3		$105.57	Line 10 x (100% - Line 9)

*	maximum of 10%

(Amounts from Quarterly NCUC Form E.S.-1, Schedule 3, for 12ME 2004)

	(Dollars in thousands)	System Gross Electric Plant in Service for Determination of NC Retail Plant in Service
		Duke Power		Nantahala		Total NC Retail
		Beginning	Ending	Beginning	Ending	Beginning	Ending	Average
1	Plant in Service	18,980,402	19,683,592	324,710	334,880	19,305,112	20,018,472	19,661,792

	Components (data from Company records):
2	Production Plant	9,257,448	9,666,832	39,399	39,263	9,296,847	9,706,095	9,501,471
3	Nuclear Fuel (gross)	816,874	769,178			816,874	769,178	793,026
4	Total Production Plant	10,074,322	10,436,010	39,399	39,263	10,113,721	10,475,273	10,294,497
5	Transmission Plant	1,745,408	1,819,243	92,489	91,335	1,837,897	1,910,578	1,874,238
6	Distribution Plant	5,978,416	6,312,889	168,040	181,129	6,146,456	6,494,018	6,320,237
7	General Plant	973,070	902,246	20,232	18,603	993,302	920,849	957,076
8	Intangible Plant	209,186	213,204	4,550	4,550	213,736	217,754	215,745
9	Total (ties to Line 1)	18,980,402	19,683,592	324,710	334,880	19,305,112	20,018,472	19,661,792

10	Total of Production/General/Intangible Plant for use in Annual Percentage calculation					11,320,759	11,613,876	11,467,318

	(Dollars in thousands)	NC Retail Plant in Service	EMC Plant in Service - Amounts from Schedule 1 for 2004			EMC Plant in Service	System Gross Plant Difference	Adjustment for Timing Difference	Adjusted System Gross Plant Difference

			Beginning	Ending	Average
1	Plant in Service

	Components (data from Company records):
2	Production Plant	9,501,471	9,339,044	9,748,291	9,543,668	9,543,668	42,197	42,197	—
3	Nuclear Fuel (gross)	793,026	816,874	769,178	793,026	793,026	—		—
4	Total Production Plant	10,294,497	10,155,918	10,517,469	10,336,694	10,336,694	42,197	42,197	—
5	Transmission Plant
6	Distribution Plant
7	General Plant	957,076	993,303	920,849	957,076	957,076	—		—
8	Intangible Plant	215,745	213,736	217,753	215,745	215,745	—		—
9	Total (ties to Line 1)

10	Total of Production/General/Intangible Plant for use in Annual Percentage calculation	11,467,318	11,362,957	11,656,071	11,509,517	11,509,515	42,197	42,197

Attachment 8-1

(Part I of II)

TERMS AND CONDITIONS

FOR THE SCHEDULING OF POWER

SUPPLIED BY NORTH CAROLINA

ELECTRIC MEMBERSHIP CORPORATION

TO ITS INDEPENDENT MEMBERS

All NCEMC Committed Resources associated with the Wholesale Power Supply Agreement between the Seller and the Buyer are governed by and subject to all of the terms and conditions in this Exhibit, unless a specific Resource Summary Attachment explicitly provides otherwise. Unless defined in this Exhibit, all capitalized terms used herein shall have the respective meanings set forth as Article One of the Wholesale Power Supply Agreement.

General Principles

1.	Buyer is responsible for planning the way it chooses to use any Capacity or Energy delivered pursuant to one of the Resource Summary Attachments governed by this Exhibit. As a part of the Wholesale Power Supply Agreement, the Parties have agreed to a set of Resource Summary Attachments that collectively are intended to represent a financial approximation of an allocation of the NCEMC Committed Resources on the Effective Date.

2.	For any hour of delivery, Seller will optimize resources around final dispatch for the combined load of all of Seller’s Participating Members, plus the schedules of the Buyer and other Independent Members.

3.	Buyer will pay Seller charges for Energy and the delivery of Energy to the Interface Point under terms specified in Resource Summary Attachments and terms specified elsewhere in this Agreement including but not limited to Sections 2.4, 2.12 and Article Five.

Delivery of Allocated Resources

4.	Energy Scheduled from Buyer’s Independent Member Allocation is delivered to the Interface Point. The cost and expense of all transmission services, including ancillary services and losses, from the Interface Point are the sole responsibility of Buyer.

5.	Seller will be deemed the provider of the resources needed for the purposes of tagging and for the designation of resources under the applicable tariffs of the Transmission Provider(s) selected by Buyer.

Scheduling by Buyer

6.	All Schedules from Buyer for each Independent Member Allocation will be in whole MWs and may not exceed the IM Allocation MW detailed on the Resource Summary Attachment.

7.	Buyer will submit a separate Schedule in conformance with this Exhibit S by System by resource up to the Maximum Scheduling Limit by System, as further described in Paragraph 23 of this Exhibit S.

8.	Buyer will be responsible for scheduling and arranging for the delivery of its SEPA allocation.

9.	For any Independent Member Allocation that is designated as producing Must-Take Energy, Buyer is required to Schedule for every hour of every day of the Delivery Period its full Must-Take Energy obligation from such a resource, and may not amend or reduce its Schedule for that Energy: provided, however, that to the extent that Seller’s obligation to purchase Must-Take Energy from a resource designated as producing Must-Take Energy is reduced in any hour, Buyer’s hourly Must-Take Energy obligation shall be adjusted by the ratio of Seller’s hourly Must-Take Energy obligation to the Resource Capacity, rounded to whole MWs. The Buyer shall not be entitled to Schedule Must-Take Energy in an hour in amounts, which exceed the Buyer’s adjusted Must-Take Energy obligation for that hour.

10.	Buyer is obligated to Schedule resources in accordance with the terms and conditions provided in the Resource Summary Attachments consistent with the minimum run times in the contracts pertaining to Seller’s purchased and/or owned resources, and Seller will use its good faith efforts to accommodate Buyer’s Schedules that do not meet the minimum run time requirements, but only so long as meeting such non-conforming Schedules would not likely result in additional costs to Seller or any of its Participating Members.

11.	Except with respect to Buyer’s Independent Member Allocations that supply Must-Take Energy, Buyer is not obligated to Schedule its Independent Member Allocations consistent with the minimum volumes in the power supply contracts of Seller that are in force on the Independent Member Effective Date.

12.	By 7:00 a.m. EPT each day Buyer must provide Seller with an hourly forecast of its load by System for the following day.

13.	The Buyer may Schedule its resources consistent with the table below. Day-ahead Schedules are those submitted before 8:00 a.m. EPT the day prior to flow. Intra-day Schedules are those that are requested after the 8:00 a.m. EPT deadline above. All Schedule changes must occur at the top of the hour. Intra-day Schedule changes require two (2) hours advance notice.

Scheduling Changes
Day Ahead	Intra-Day
Unlimited changes up to the IM Allocation MW identified in the Resource Summary Attachment for each resource in whole MWs.	Up to two changes to the hourly Schedule for the remainder of the day. Each change to the hourly Schedule shall be no greater than 5%, for a cumulative maximum of 10% each hour. Additional changes will be accommodated on a best efforts basis.

Scheduling by Seller

14.	Seller is not obligated to meet Buyer’s final Schedule using the NCEMC Committed Resources associated with the Independent Member Allocations Scheduled by Buyer.

15.	Seller will accept the risk and/or benefit resulting from differences in the cost of resources used to provide Buyer Energy in accordance with its Schedule(s), and the costs Seller would have incurred had it used NCEMC Committed Resources to meet Buyer’s Schedule of the Scheduled resource(s).

16.	Should Seller acquire an alternate resource, rather than use an NCEMC Committed Resource to serve Buyer’s Schedule, and that alternate resource is curtailed, Buyer’s Schedule will be maintained and any penalty, benefit or curtailment will be borne by Seller.

17.	Should all or any portion of NCEMC Committed Resources that have been Scheduled by Seller and Buyer to meet Buyer’s Schedule in any given hour be interrupted, then Seller shall try to identify available alternate resources which Seller, in its sole discretion, determines are reasonably priced and suitable to meet Seller’s needs. If Seller determines that such alternate resources are available, Seller may maintain the Scheduled deliveries to Buyer but at a price to be determined by Seller and communicated to Buyer. If no alternate resources are available to Seller, Buyer’s Schedule will be curtailed. All damages recovered by Seller from the Person responsible for the interruption in service will be shared with Buyer and every other Member similarly affected by such interruption in service.

Operations and Planning

18.	Buyer will provide Seller with a real time telemetered signal of Buyer’s load for Seller’s use, for purposes of determining when to start and stop the dynamic schedule, and to Schedule certain Must-Take Energy requirements of NCEMC Committed Resources.

19.	Seller shall provide and inform the Buyer on each Thursday by 1:00 p.m. EPT of the projected amount of Energy available hourly by Independent Member Allocation by System for Scheduling by Buyer for the following Saturday through Friday period, including the amount of Must-Take Energy that will be delivered and must be taken hourly.

20.	By 8:00 a.m. EPT each day, Buyer shall provide an hourly forecast of its Native Load by System for the next seven (7) days. For purposes of this Exhibit S, “Native Load” shall mean only the load of Buyer’s members. This load forecast will be used by Seller to calculate the hourly Energy available from the Independent Member Allocations that are available to be Scheduled for a given interval of time.

21.	Buyer shall provide Seller on each Thursday by 4:00 p.m. EPT, a projected hourly Schedule of all the Independent Member Allocations governed by this Agreement for the following Saturday through Friday period.

22.	Seller and Buyer agree on the following checkout and verification process:

As soon as practical after midnight, confirm hourly Schedules, energy flows and energy charges by resource and daily totals;

Provide a contact person each Business Day for the following:

Resolve issues that remain unresolved;

Perform month-to-date confirmations of hourly Schedules, energy flows and energy charges by resource and daily totals;

Finalize monthly checkouts by the second Business Day of the following month; and

Coordinate any true-ups that may be required.

23.	For Buyers having loads in more than one System, Buyer will provide at the Independent Member Election Date and on July 1of each subsequent year, a forecast of the percentage of its retail load in each System. (The sum of the percentages must equal 100%). The Maximum Scheduling Limit by System for the following calendar year will be calculated by multiplying the percentage of Buyer’s retail load in each System times the total of Buyer’s Independent Member Allocations for the following calendar year.

Attachment 8-1

(Part II of II)

TERMS AND CONDITIONS

FOR OBTAINING TRANSMISSION

SERVICES ADEQUATE TO DELIVER

FROM THE INTERFACE POINTS

ESTABLISHED UNDER THE

WHOLESALE POWER SUPPLY AGREEMENT

OF NCEMC FOR SALES TO

ITS INDEPENDENT MEMBERS

General Principles and Responsibilities for Transmission: All Resource Summary Attachments associated with the Wholesale Power Supply Agreement between Seller and Buyer are governed by and subject to the terms and conditions in this Exhibit unless a specific Resource Summary Attachment explicitly provides otherwise. For purposes of this Exhibit, the Wholesale Power Supply Agreement and each Resource Summary Attachment governed by this Exhibit, the term “Acceptable Transmission Service” means the level of service available at any point in time that is equal to or better than that level of service currently defined as “Network Integration Transmission Service” under the Open Access Transmission Tariff of the System to which Buyer’s distribution system is physically interconnected, and if connected to more than one System, then Buyer must have Acceptable Transmission Service for each Interface Point.

The following terms for transmission service apply to each Resource Summary Attachment included as a part of this Agreement. All of these terms assume that the current Open Access Transmission Tariff environment in force on the Effective Date remains in force, without modification or amendment. The Parties hereto agree that any amendment, modification or change to that tariff or the regulatory environment for the wholesale electric industry, whether by regulation, regulatory action, statute, judicial action, executive decision or order, or otherwise, may require modification of this Exhibit to restore to Buyer and Seller the benefits that each intended. Such amendments, modifications or changes would include, without limitation, any changes or modifications of the wholesale electric industry environment based on the Standard Market Design, or the restructuring of the transmission systems or the regulatory oversight of same. If the Parties fail to reach agreement on modifications of this Exhibit, the dispute shall be subject to arbitration under the Wholesale Power Supply Agreement.

Buyer is responsible for planning for and scheduling the receipt of capacity and energy to be delivered to Buyer. Buyer will be responsible for negotiating, making and keeping in force one or more transmission agreements with the Transmission Provider(s) necessary to perform its obligations under the Wholesale Power Supply Agreement. At a minimum, Buyer will negotiate, make and keep in force its own Network Integration Service Agreement (“NITSA”) and its own Network Operating Agreement (“NOA”).

Subject to and contingent upon the concurrence and agreement of each affected Transmission Provider, the RUS, and the Federal Energy Regulatory Commission (“FERC”), the Parties further agree:

1.	Buyer is responsible for serving its own load. It will do so through contracts with Seller, along with other resources Buyer will acquire.

2.	Buyer will have its own transmission agreement(s) with each and any Transmission Provider(s) whose services are needed to move capacity or energy from any Interface Point of the System(s) to which Buyer’s distribution system is physically interconnected.

3.	Buyer will negotiate its own NITSA and NOA. Seller will provide assistance with these negotiations as requested. The cost for this assistance will be charged to Buyer separately from charges for Capacity and Energy billed under Article 5.1 of this Agreement.

4.	Seller will transfer the direct-assigned facilities used for that Buyer, if any, to Buyer’s NITSA once the same has become effective.

5.	Seller will provide Buyer with contractual rights that financially approximate the hypothetical assignment of a total amount of Seller’s owned and/or purchased resources, calculated in accordance with the NCEMC Member Power Supply Resource Policy, for purposes of Buyer’s NITSA and NOA designations for energy delivered to the System served by the Transmission Provider with which Buyer has entered its NITSA and NOA.

6.	If any need exists or arises to designate, in addition to the contracts with Seller, any other network resources in order to meet Buyer’s load in accordance with the tariffs or other requirements of the Transmission Provider(s), Buyer has the responsibility to locate, identify and designate such other network resources.

7.	Buyer will have the obligation to satisfy the requirements of the applicable OATT, and purchase or self-supply, as applicable, any ancillary or other services needed or required to serve its load.

8.	Buyer will coordinate with Seller or its scheduling agent under Exhibit S to this Wholesale Power Supply Agreement to assure that the proper schedule is in place each day for Buyer’s scheduled amount of Energy related to each of Buyer’s Resource Summary Attachments that are governed by this Exhibit.

9.	In addition to the other responsibilities arising under this Exhibit, Buyer shall be solely liable for any energy imbalance settlement and any other settlements or liabilities to which a Transmission Customer is exposed at and from the Interface Point(s). If Buyer causes Seller to incur energy imbalance charges, Buyer will reimburse Seller for any charges that Seller incurs.

Attachment 8-2

SEPA Policies

Duke Control Area

•	SEPA will send the “Energy for Scheduling” declaration to Duke on Thursday of each week. The declaration shows the minimum energy and excess energy available for scheduling.

•	A single declaration will be sent for the Duke Control Area allocation for all EMCs under a Partial Requirements Service Agreement with Duke.

Commencement Date through December 31, 2010

•	After receiving the energy declaration from SEPA, Duke will fax or e-mail the declaration directly to Morgan Stanley Capital Group (MSCG).

•	MSCG will then fax or e-mail their proposed schedule for the coming week (7 days) to Duke. The seven day week shall commence at the beginning of Saturday and extend to the end of Friday.

•	All scheduling nominations must be made in whole megawatts (MW) only.

•	Schedules may be revised on a day-ahead basis only if received by 8 AM.

•	If the SEPA declaration shows Excess Energy is available, that energy must be scheduled also – it is not optional. SEPA will notify Duke (as Scheduling Agent) and Duke will in turn notify MSCG of such available energy.

•	After receiving the nominations from MSCG via Duke, SEPA will tag the energy. Both MSCG and Duke should be on the tag. MSCG will appear as the owner of the power and Duke will be identified as the PSE for the load (sink).

•	Duke shall receive any information or notices from SEPA relating to any changes in the schedules to serve EMC’s Native Load. Duke shall ensure that MSCG is aware of such notices.

•	If Duke is notified by the Transmission Provider that a SEPA schedule has been rejected, Duke shall work with SEPA to have a substitute schedule generated for the Day in question taking into account the information provided by the Transmission Provider in connection with such rejection.

•	Duke will provide daily and Monthly reconciliation and checkout services to EMC with respect to SEPA in connection with services and schedules of energy provided by SEPA and MSCG to serve EMC’s Native Load.

January 1, 2011 through December 31, 2021

•	Duke is to schedule directly with SEPA on the portion of EMC’s SEPA allocation that lies within the Duke Control Area.

•	Duke will receive the energy declaration from SEPA.

•	Duke will then fax or e-mail their proposed schedule for the coming week (7 days) to SEPA. The seven day week shall commence at the beginning of Saturday and extend to the end of Friday.

•	All scheduling nominations must be made in whole megawatts (MW) only.

•	Schedules may be revised on a day-ahead basis only if received by 8 AM.

•	If the SEPA declaration shows Excess Energy is available, that energy must be scheduled also – it is not optional. SEPA will notify Duke (as Scheduling Agent) of such available energy.

•	After receiving the nominations from Duke, SEPA will tag the energy. Duke will be on the tag and will be identified as the PSE for the load (sink).

•	Duke shall receive any information or notices from SEPA relating to any changes in the schedules to serve EMC’s Native Load.

•	If Duke is notified by the Transmission Provider that a SEPA schedule has been rejected, Duke shall work with SEPA to have a substitute schedule generated for the Day in question taking into account the information provided by the Transmission Provider in connection with such rejection.

Duke will provide daily and Monthly reconciliation and checkout services to EMC with respect to SEPA in connection with services and schedules of energy provided by SEPA to serve EMC’s Native Load.